    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1999


                                                      REGISTRATION NO. 333-60355
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 6

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)

                     MARYLAND                                           84-1275621
                     DELAWARE                                           84-1259577
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)
      1873 SOUTH BELLAIRE STREET, 17TH FLOOR                          PETER KOMPANIEZ
              DENVER, COLORADO 80222                                     PRESIDENT
                  (303) 757-8101                          1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                                  DENVER, COLORADO 80222
                                                                      (303) 757-8101
                                                                    FAX: (303) 753-9538
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
 including area code, of co-registrants' principal                        number,
                executive offices)                      including area code, of agent for service)

                             ---------------------
                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600
                             ---------------------
    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and if there is compliance with General Instruction G, check the following box. [ ]
    If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
         TO BE REGISTERED              REGISTERED      OFFERING PRICE PER UNIT(1) AGGREGATE OFFERING PRICE REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01
  per share(3)....................
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share(3)...............
------------------------------------------------------------------------------------------------------------------------------
Partnership Preferred Units(4)....    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
Partnership Common Units(4).......    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
         Total....................   $1,000,000,000               (1)                  $1,000,000,000           $295,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) To be determined, from time to time, by the Registrants in connection with the issuance of the securities registered hereunder.
(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(3) To be issued by Apartment Investment and Management Company ("AIMCO"). The amount of such securities registered hereby includes (i) shares of Preferred Stock and Class A Common Stock of AIMCO issuable in exchange for Partnership Preferred Units or Partnership Common Units of AIMCO Properties, L.P. tendered for redemption pursuant to the agreement of limited partnership of AIMCO Properties, L.P., plus such additional number of shares of Preferred Stock and Class A Common Stock as may be issuable pursuant to the antidilution adjustment provisions of such agreement and (ii) shares of Class A Common Stock of AIMCO issuable upon conversion of shares of Preferred Stock of AIMCO. In no event will the aggregate maximum offering price of all securities registered under this Registration Statement by AIMCO exceed $600,000,000.
(4) To be issued by AIMCO Properties, L.P.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This filing includes (i) a base prospectus to be used for the offering and issuance of securities in connection with acquisitions of businesses, properties, securities or other assets, (ii) two prospectus supplements relating to exchange offers for units of limited partnership interest in Shannon Manor Apartments, a Limited Partnership, and Shelter Properties IV, (iii) a form of Letter of Transmittal and (iv) a form of Cover Letter to the holders of the units of limited partnership interest.



     In accordance with Rule 472(b) the Registrants have not refiled the 89 prospectus supplements for the partnerships listed below filed with Amendment Numbers 2, 3 and 4 since no changes have yet been made to such documents. The 89 other prospectus supplements filed with Amendment Numbers 2, 3 and 4 continue to remain part of this Registration Statement and will be refiled with future Amendments when changes are made to a particular document.


Angeles Income Properties, Ltd. II
Angeles Income Properties, Ltd. III
Angeles Income Properties, Ltd. IV
Angeles Income Properties, Ltd. 6
Angeles Opportunity Properties, Ltd.
Angeles Partners VII
Angeles Partners VIII
Angeles Partners IX
Angeles Partners X
Angeles Partners XI
Angeles Partners XII
Angeles Partners XIV
Baywood Partners, Ltd.
Brampton Associates Partnership
Buccaneer Trace Limited Partnership
Burgundy Court Associates, L.P.
Calmark/Fort Collins, Ltd.
Calmark Heritage Park II Ltd.
Casa Del Mar Associates Limited Partnership
Catawba Club Associates, L.P.
Cedar Tree Investors Limited Partnership
Century Properties Fund XVI
Century Properties Fund XVIII
Century Properties Fund XIX
Century Properties Growth Fund XXII
Chapel Hill, Limited
Chestnut Hill Associates Limited Partnership
Coastal Commons Limited Partnership
Consolidated Capital Institutional Properties/2
Consolidated Capital Institutional Properties/3
Consolidated Capital Properties III
Consolidated Capital Properties IV
Consolidated Capital Properties V
Consolidated Capital Properties VI
DFW Apartment Investors Limited Partnership
DFW Residential Investors Limited Partnership
Davidson Diversified Real Estate I, L.P.
Davidson Diversified Real Estate II, L.P.
Davidson Diversified Real Estate III, L.P.
Davidson Growth Plus, L.P.
Davidson Income Real Estate, L.P.
Drexel Burnham Lambert Real Estate Associates II
Four Quarters Habitat Apartment Associates, Ltd.
Fox Strategic Housing Income Partners
Georgetown of Columbus Associates, L.P.
HCW Pension Real Estate Fund Limited
  Partnership
Investors First-Staged Equity
Johnstown/Consolidated Income Partners
La Colina Partners, Ltd.
Lake Eden Associates, L.P.
Landmark Associates, L.P.
Minneapolis Associates II Limited Partnership
Multi-Benefit Realty Fund '87-1-Class A
Multi-Benefit Realty Fund '87-1-Class B
National Property Investors 8
Northbrook Apartments, Ltd.
Olde Mill Investors Limited Partnership
Orchard Park Apartments Limited Partnership
Park Town Place Associates Limited Partnership
Quail Run Associates, L.P.
Ravensworth Associates Limited Partnership
Rivercreek Apartments Limited Partnership
Rivercrest Apartments, Limited
Riverside Park Associates L.P.
Salem Arms of Augusta Limited Partnership
Shaker Square, L.P.

Sharon Woods, L.P.

Shelter Properties III

Shelter Properties VI

Shelter Properties VII Limited Partnership
Snowden Village Associates, L.P.
Springhill Lake Investors Limited Partnership
Sturbrook Investors, Ltd.
Sycamore Creek Associates, L.P.
Texas Residential Investors Limited Partnership
Thurber Manor Associates, Limited Partnership
U.S. Realty Partners Limited Partnership
United Investors Growth Properties
United Investors Growth Properties II
United Investors Income Properties
Villa Nova, Limited Partnership
Walker Springs, Limited
Wingfield Investors Limited Partnership
Winrock-Houston Limited Partnership
Winthrop Apartment Investors Limited Partnership
Winthrop Growth Investors 1 Limited Partnership
Winthrop Texas Investors Limited Partnership
Woodmere Associates, L.P.
Yorktown Towers Associates

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, dated January 18, 1999


PROSPECTUS SUPPLEMENT

(To Prospectus dated                , 1999)


                             AIMCO Properties, L.P.
        is offering to acquire units of limited partnership interest of

                Shannon Manor Apartments, a Limited Partnership
                        in exchange for your choice of:
                 18.09 of our 8.0% Partnership Preferred Units;
                         of our Partnership Common Units; or
                                $452.35 in cash.

     Generally, you will not recognize any            We will only accept a maximum of 25% of
immediate taxable gain or loss if you           the outstanding units in response to our offer.
exchange your units solely for our              If more units are tendered to us, we will
securities. However, you will recognize         generally accept units on a pro rata basis
taxable gain or loss if you exchange your       according to the number of units tendered by
units for cash.                                 each person. Our offer is not subject to any
                                                minimum number of units being tendered.
     We have retained Robert A. Stanger &
Co., Inc. to conduct an analysis of our               You will not pay any fees or commissions
offer and to render an opinion as to the        if you tender your units.
fairness to you of the offer consideration
from a financial point of view.                       Our offer, your withdrawal rights and
                                                the proration period will expire at 5:00 p.m.,
     Our offer consideration will be reduced    Denver, Colorado time, on             ,
for any distributions subsequently made by      1998, unless we extend the deadline.
your partnership prior to the expiration of
our offer.


     SEE "RISK FACTORS" BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:



     - We determined the offer consideration of $452.35 without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.



     - Your general partner is a subsidiary of ours and, therefore, has substantial conflicts of interest with respect to our offer.



     - We are making this offer with a view to making a profit, and therefore, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.


     - If we acquire units in your partnership, we will increase our ability to influence voting decisions of your partnership.


     - Unlike your partnership, our policy is to reinvest proceeds from the sale or refinancing of our properties.


     - We may change our investment, acquisition and financing policies without a vote of our securityholders.


     - It is possible that we may conduct a subsequent offer at a higher price more than one year after this offer.



     - If you acquire our securities, your investment will change from holding an interest in a single apartment property to holding an interest in our large portfolio of properties.



     Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.


     The Attorney General of the State of New York has not passed on or endorsed the merits of this Offer. Any representation to the contrary is unlawful.


                                January  , 1999

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-2
  The AIMCO Operating Partnership..............    S-2
  Affiliation with your General Partner........    S-2
  The Offer....................................    S-2
  Risk Factors.................................    S-2
  Background and Reasons for the Offer.........    S-6
  Your Partnership.............................    S-8
  Terms of the Offer...........................    S-9
  Certain Federal Income Tax Consequences......   S-11
  Valuation of Units...........................   S-11
  Fairness of the Offer........................   S-12
  Stanger Analysis.............................   S-13
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-13
  Comparison of Your Units and AIMCO OP
    Units......................................   S-14
  Conflicts of Interest........................   S-14
  Source and Amount of Funds and Transactional
    Expenses...................................   S-15
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-16
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-18
  Summary Financial Information of Shannon
    Manor Apartments, a Limited Partnership....   S-20
  Comparative Per Unit Data....................   S-21
THE AIMCO OPERATING PARTNERSHIP................   S-22
RISK FACTORS...................................   S-22
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-23
    No Third Party Valuation or Appraisal; No
      Arms-Length Negotiation and No General
      Partner Recommendation...................   S-23
    Fairness Opinion of Third Party............   S-23
    Risk of Offer Considerations as Only the
      Same as Liquidation Proceeds.............   S-23
    Offer Consideration May Not Represent
      Future Liquidation Value.................   S-23
    Offer Consideration May Not Necessarily
      Represent Fair Market Value..............   S-23
    Conflicts of Interest with Respect to the
      Offer....................................   S-23
    Effect of the Offer on Us..................   S-23
    Loss of Future Distributions from your
      Partnership..............................   S-24
    Risk of Recognizing Taxable Gain on a Sale
      of Your Units............................   S-24
    Possible Subsequent Offer..................   S-24
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-24
    Fundamental Change in Number of Properties
      Owned....................................   S-24
    Fundamental Change in Nature of
      Investment...............................   S-25
    Risk of Recognizing Taxable Gain on OP
      Units....................................   S-25
    Uncertainty of Public Trading Market.......   S-25
    Limited Voting Rights of Holders of OP
      Units....................................   S-25



                                                  PAGE
                                                  ----
    Litigation Associated with Partnership
      Acquisitions.............................   S-25
    Risks Associated With an Investment in
      AIMCO....................................   S-26
    Limitation on Transfer of OP Units.........   S-26
    Possible Reduction in Required
      Distributions on Preferred OP Units......   S-26
    Possible Redemption of Preferred OP
      Units....................................   S-26
    Uncertain Future Distributions.............   S-26
    Limitations on Change of Control...........   S-26
    Lack of Trading Market for OP Units........   S-26
    Dilution of Interests of Holders of OP
      Units....................................   S-26
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-26
    Lack of Trading Market for Units...........   S-26
    Different Distributions....................   S-26
    Possible Increase in Control by AIMCO......   S-27
    Recognition of Gain Resulting from Possible
      Future Reduction in Your Partnership
      Liabilities..............................   S-27
    Possible Termination of Your Partnership
      for Federal Income Tax Purposes..........   S-27
BACKGROUND AND REASONS FOR THE OFFER...........   S-27
  Background of the Offer......................   S-27
  Alternatives Considered......................   S-29
  Expected Benefits of the Offer...............   S-30
  Disadvantages of the Offer...................   S-31
YOUR PARTNERSHIP...............................   S-32
  General......................................   S-32
  Your Partnership and its Property............   S-32
  Capital Replacement..........................   S-32
  Borrowing Policies...........................   S-32
  Competition..................................   S-33
  Legal Proceedings............................   S-33
  History of the Partnership...................   S-33
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-33
  Property Management..........................   S-33
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-33
  Distribution and Transfers of Units..........   S-34
  Beneficial Ownership of Interests in Your
    Partnership................................   S-34
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-35
THE OFFER......................................   S-36
  Terms of the Offer; Expiration Date..........   S-36
  Acceptance for Payment and Payment for
    Units......................................   S-36
  Procedure for Tendering Units................   S-37
  Withdrawal Rights............................   S-40
  Extension of Tender Period; Termination;
    Amendment..................................   S-40
  Proration....................................   S-41
  Fractional OP Units..........................   S-42
  Future Plans of the AIMCO Operating
    Partnership................................   S-42
  Voting by the AIMCO Operating Partnership....   S-42
  Dissenters' Rights...........................   S-42

                                                  PAGE
                                                  ----
  Conditions of the Offer......................   S-43
  Effects of the Offer.........................   S-45
  Certain Legal Matters........................   S-45
  Fees and Expenses............................   S-47
  Accounting Treatment.........................   S-47
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........   S-48
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-48
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-48
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-49
  Adjusted Tax Basis...........................   S-49
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-50
  Passive Activity Losses......................   S-50
  Foreign Offerees.............................   S-51
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-51
VALUATION OF UNITS.............................   S-52
FAIRNESS OF THE OFFER..........................   S-54
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-54
  Fairness to Unitholders who Tender their
    Units......................................   S-55
  Fairness to Unitholders who do not Tender
    their Units................................   S-55
  Comparison of Consideration to Alternative
    Consideration..............................   S-55
  Allocation of Consideration..................   S-58
STANGER ANALYSIS...............................   S-58
  Experience of Stanger........................   S-58
  Summary of Materials Considered..............   S-59
  Summary of Reviews...........................   S-60
  Conclusions..................................   S-61
  Assumptions, Limitations and
    Qualifications.............................   S-61
  Compensation and Material Relationships......   S-63
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-64
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-71
DESCRIPTION OF PREFERRED OP UNITS..............   S-77
  General......................................   S-77
  Ranking......................................   S-77



                                                  PAGE
                                                  ----
  Distributions................................   S-77
  Allocation...................................   S-78
  Liquidation Preference.......................   S-78
  Redemption...................................   S-79
  Voting Rights................................   S-79
  Restrictions on Transfer.....................   S-79
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-80
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-82
CONFLICTS OF INTEREST..........................   S-86
  Conflicts of Interest with Respect to the
    Offer......................................   S-86
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-86
  Competition Among Properties.................   S-86
  Features Discouraging Potential Takeovers....   S-86
  Future Exchange Offers.......................   S-86
SELECTED FINANCIAL INFORMATION.................   S-87
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF YOUR PARTNERSHIP..........................   S-88
  Overview.....................................   S-88
  Results of Operations........................   S-88
  Liquidity and Capital Resources..............   S-89
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-90
LEGAL MATTERS..................................   S-91
EXPERTS........................................   S-91
FINANCIAL STATEMENTS...........................    F-1
PRO FORMA FINANCIAL STATEMENTS.................    P-1
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER


Q:   WHAT DO I NEED TO DO NOW?



A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if so, whether you prefer to receive Partnership Preferred Units, Partnership Common Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.


Q:   ARE THERE ANY RESTRICTIONS ON THE NUMBER OF UNITS I MAY TENDER?

A:   No.


Q: WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE PARTNERSHIP PREFERRED UNITS, PARTNERSHIP COMMON UNITS OR CASH?



A:   You have until                  , 1999 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1999 deadline, we will deliver to you the Partnership Preferred Units, Partnership Common Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.


Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A: You should feel free to contact the Information Agent listed on the back cover of this Prospectus Supplement.

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP


     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of the AIMCO Operating Partnership. As of December 31, 1998, AIMCO owned approximately an 83% interest in the AIMCO Operating Partnership. As of December 31, 1998, our portfolio of owned or managed properties included 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, we believe that we are one of the largest owners and managers of multifamily apartment properties in the United States. As of December 31, 1998, we:



     - owned or controlled 63,268 units in 243 apartment properties;



     - held an equity interest in 170,061 units in 901 apartment properties; and



     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.


     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER


     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a 51% ownership interest in Insignia Properties Trust ("IPT"), which has a 100% ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.


THE OFFER

     In exchange for each of your units, we are offering you a choice of:


     - 18.09 of our Partnership Preferred Units ("Preferred OP Units");



     -        of our Partnership Common Units ("Common OP Units"); or


     - $452.35 in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of 25% of the outstanding units in response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.


     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1999, unless we extend the deadline.


RISK FACTORS


     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-22 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer and the disadvantages of the offer to you and should be considered when you review "Summary -- Background and Reasons for the Offer -- Expected Benefits of the Offer":



     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations.



     FAIRNESS OPINION OF THIRD PARTY. Robert A. Stanger & Co.'s analysis of our offer and opinion as to the fairness to you of our offer consideration from a financial point of view relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.



     RISK OF OFFER CONSIDERATION AS ONLY THE SAME AS LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. While the actual proceeds obtained from a liquidation are highly uncertain and could be more or less than our estimate, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated.



     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.



     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. The conflict results from the fact that we determined the offer consideration without negotiating with any other party.



     EFFECT OF THE OFFER ON US. Concurrently with this offer, we are making similar offers to investors in 90 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been less. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. See "Pro Forma Financial Statements."



     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. For any units that we acquire from you, you will not receive any future distributions from operating cash flow or upon a sale or refinancing of property owned by your partnership. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us from our operating cash flow and upon a dissolution, liquidation or wind-up of the AIMCO Operating Partnership.



     RISK OF RECOGNIZING TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."


     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.



     POSSIBLE SUBSEQUENT OFFER. It is possible that beginning one year after the close of the offer we may conduct a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.



     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you tender your units for our OP Units, you will have changed your investment from an interest in a partnership that owns and manages one property to an interest in a partnership that invests in and manages a large portfolio of properties.



     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties, to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2017 to a much larger partnership with a partnership termination date of 2093.



     RISK OF RECOGNIZING TAXABLE GAIN ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our subsidiary) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.



     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Unlike your partnership, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners.



     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these types of transactions, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgment if we lose.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many REIT equity securities, including ours.



     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to certain exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.



     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             ,   20  , we may reduce the rate of distributions required to
be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.



     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).


     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.


     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.



     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.



     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.



     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $36.19 per year on the number of Preferred OP Units, or distributions of
$          per year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended September 30, 1998 were $2.50 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be substantially greater, immediately following our offer, than the distributions with respect to your units.



     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner (which is our subsidiary) or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.



     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.



     In determining the amount of units to tender for, we took into account the number of units transferred in the past twelve months so as to allow for other transfers without crossing the 50% threshold. It is possible that beginning twelve months after the closing of this offer, or possibly earlier, we may make another offer for your units and such offer may or may not be at a higher price.


BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.


     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a 51% ownership interest in Insignia Properties Trust, which has a 100% ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 2.1% general partnership interest and no limited partnership interests in your partnership.


     One of the consequences of the merger with Insignia is to allow us to make the exchange offer and, if successful, to increase our ownership in your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On August 28, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered


     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary):



        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners.


        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. Your partnership's only mortgage note is due in 2014 and we believe your partnership currently has adequate sources of cash to finance its operation on both a short term and long term basis. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner (which is our subsidiary) expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.



     To the best of our knowledge, we are unaware of any previous tender offers for units of your partnership.


  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for Preferred OP Units:


     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Your partnership paid distributions of $2.50 per unit for the nine months ended September 30, 1998. Holders of Preferred OP Units will be entitled to receive quarterly distributions of $.50 per unit (equivalent to $2.00 on an annualized basis) on the Preferred OP Units before any distributions are paid to holders of Common OP Units. Assuming no change in the level of our distributions, this is equivalent to a distribution of $36.19 per year on the number of Preferred OP Units you will receive in exchange for each of your partnership units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Common OP
Units:


     - Enhanced Liquidity After One Year. While the holders of the Common Units OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.



     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.



     - Quarterly Distributions. Your partnership paid distributions of $2.50 per unit for the nine months ended September 30, 1998. We pay quarterly distributions on the Common OP Units. For the quarter ended September 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Assuming no change in the level of our distributions, this is
       equivalent to a distribution of $        per year on the number of Common
       OP Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."


     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.


  Disadvantages of the Offer



     The principal disadvantages of the offer are:



     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations.



     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.



     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. The sale of the property and the liquidation of the partnership might result in greater cash proceeds to you than our offer.



     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder.



     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate it in the near future. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property.


     For a description of certain risks of the offer, see "Risk Factors."


YOUR PARTNERSHIP



     Your Partnership and its Property. Shannon Manor Apartments, a Limited Partnership is a South Carolina limited partnership which was formed on December 22, 1972 for the purpose of owning and operating a single apartment property located in Durham, North Carolina, known as "Shannon Manor". Shannon Manor consists of 230 apartment units and was built in 1970. Your partnership has no employees. As of September 30, 1998, there were 9,649 units of limited partnership interest issued and outstanding, which were held of record by 17 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.



     Your partnership sold 9,649 limited partnership units in 1972. Between January 1, 1993 and September 30, 1998 your partnership made a total of $33.85 of distributions per unit. Your partnership currently owns a single apartment property.

     Property Management. Since December 1990, your partnership's property has been managed by a subsidiary of ours. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors. The property manager is an affiliate of your general partner and us.



     Investment Objectives and Policies; Sale or Financing of Investments. Under your partnership agreement, your partnership is not permitted to raise new capital or reinvest cash in new properties. Your partnership will terminate on October 1, 2017, unless earlier dissolved. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership property within any specified time period. An investment in your partnership is a finite life investment in which partners receive regular cash distributions out of your partnership's distributable cash flow, if any, and upon liquidation.



     Borrowing Policies. Your partnership's agreement of limited partnership allows your partnership to incur debt. As of September 30, 1998, your partnership had an unsubordinated current note payable outstanding of $2,245,668, payable to USGI, Inc., which bears interest at the rate of 7.00%. The note payable is due on August 2014. Your partnership's agreement of limited partnership also allows your general partner to lend funds to your partnership. As of September 30, 1998, your general partner had no loans outstanding to your partnership.



     Transfers. Your units are not listed on any national securities exchange or quoted on NASDAQ, and there is no established public trading market for the units. Secondary sales activity for the units has been limited and sporadic. Your general partner monitors transfers of the units (i) because the admission of the transferee as a substitute limited partner in your partnership requires the consent of your general partner under your partnership agreement, and (ii) in order to track compliance with applicable safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. However, your general partner does not monitor or regularly receive or maintain information regarding the prices at which secondary sale transactions in the units have been effectuated.


TERMS OF THE OFFER


     General. We are offering to acquire up to 25% of the outstanding 9,649 units of your partnership for consideration per unit of 18.09 Preferred OP
Units,         Common OP Units, or $452.35 in cash. If you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Preferred OP Units, Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered pursuant to the offer
will be deemed to take effect as of             , 1999.



     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1999, unless extended.


     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior to the Expiration Date exceeds 25% of the outstanding units, upon the terms and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.


     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 1999.


     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Common OP Units or Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.


     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:


     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.


     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner (which is our subsidiary) and the property manager of your partnership's property will remain unchanged.


     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner (which is our affiliate), aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units payable to you and your partners) will be approximately $50,000.

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

     No Dissenters' Rights. You are not entitled to dissenters' (appraisal) rights in connection with the offer.


     Other Offers. The AIMCO Operating Partnership is also making similar
exchange offers to approximately      other limited partnerships in which it
owns a majority interest and controls the general partner, substantially all of which were acquired in the merger on October 1, 1998 with Insignia Financial Group, Inc. Each of such exchange offers is being made by a separate prospectus supplement which is similar to this Prospectus Supplement. Copies of such prospectus supplements may be obtained upon written request from the Information Agent at the address set forth on the back cover page of this Prospectus Supplement. The exchange offers may be different for limited partners in each partnership in terms of pricing and percentage of units sought, but the effects of the offers will essentially be the same. In general, we believe that the risk factors (except for certain tax-related risk factors) described herein for this offer will also be applicable to the other offers.



     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone numbers are (888) 349-2005 and (201) 896-1900. Its fax number is (201) 460-2881.



CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Preferred OP Units or Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.


     THE FOREGOING SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.


VALUATION OF UNITS


     We determined the offer consideration by estimating the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. In estimating the capitalization rate, we considered the property's physical condition, including the property improvements, age and location. In addition, we considered recent trends in the real estate market in which the property is located and fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:



Net operating income (January 1, 1997 to December 31,
  1997)(1)..................................................  $  712,000
Capitalization rate.........................................       10.25%
Estimated gross valuation of your partnership's property....   6,945,000
Plus: Cash and cash equivalents.............................     125,254
Plus: Other partnership assets, net of security deposits....     433,487
Less: Mortgage debt, including accrued interest.............           0
Less: Notes Payable, including accrued interest.............   2,315,539
Less: Accounts payable and accrued expenses.................       8,793
Less: Other liabilities.....................................      21,457
Partnership valuation before taxes and certain costs........   5,157,952
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................     460,824
Less: Closing costs.........................................     173,625
Estimated net valuation of your partnership.................   4,523,503
Percentage of estimated net valuation allocated to holders
  of units..................................................       96.49%
Estimated net valuation of units............................   4,364,728
          Total number of units.............................       9,649
Estimated valuation per unit................................      452.35
                                                              ----------
Cash consideration per unit.................................  $   452.35
                                                              ==========


---------------


(1) See "Valuation of Units" for the determination of the estimated gross valuation for the property and a more detailed explanation of the calculation of the offer price.



     In order to determine the number of Preferred OP Units we are offering for each of your units, we divided the cash offer consideration of $452.35 by the $25 liquidation preference of each Preferred OP Unit to get 18.09 Preferred OP Units per unit.



     In order to determine the number of Common OP Units we are offering for each of your units, we divided the cash offer consideration of $452.35 by a
price of $  to get           Common OP Units per unit. The average closing price
of AIMCO's Class A Common Stock on the NYSE for the 20 trading days prior to
            , 1999 was $          .


FAIRNESS OF THE OFFER


     Fairness to Unitholders. We have a majority ownership interest in your general partner (which is our subsidiary). As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. Your general partner did not participate in the structuring of the offer. We and your general partner believe that the offer is fair to you and the other limited partners of your partnership. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.


     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner (which is our subsidiary) has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.



     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner (which is our subsidiary) has compared our offer consideration to:



     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner;



     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated;



     - your general partner's estimate of the going concern value of your partnership if it continued operating as an independent stand-alone entity; and



     - the net book value of your partnership.


     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE


                                                                 PER UNIT
                                                                 --------
Cash offer consideration....................................   $452.35
Partnership Preferred Units.................................   $452.35
Partnership Common Units....................................   $452.35
Alternatives:
  Prices on secondary market................................   Not Available
  Estimated liquidation proceeds............................   $452.35
  Estimated Going Concern Value.............................   $430.00
  Net Book Value............................................   $ 27.00


STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view. Stanger has rendered similar fairness opinions with regard to the other tender offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP


     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, your general partner (which is our subsidiary) may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units, Preferred OP Units and Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.


     As of December 31, 1998,, the AIMCO Operating Partnership had approximately 9,763,488 Common OP Units outstanding (excluding interests held by AIMCO) and no Preferred OP Units outstanding. The number of OP Units you may acquire from us in exchange for your units will represent a lower percentage of the outstanding limited partnership interests in the AIMCO Operating Partnership than that of your current ownership interest in your partnership. In response to our offer you could elect to receive $452.35 in cash, 18.09 Preferred OP Units or
          Common OP Units. Both your units and the AIMCO OP Units are subject to transfer restrictions and it is unlikely that a real trading market will ever develop for any of such securities. If you subsequently redeem OP Units for AIMCO Class A Common Stock or Class I Preferred Stock, we can make no assurance as to the value of such shares of AIMCO stock, at that time, which may be less than the cash offer price of $452.35.


CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner but may receive reimbursements for expenses incurred in that capacity. The general partner of your partnership received total fees and reimbursements of $6,364 for the first nine months of 1998. The property manager received management fees of $88,821 for the first nine months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's property and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.


SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES


     We expect that approximately $1,141,000 will be required to purchase all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the nine months ended September 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                            ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............  $  265,700   $  127,083   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses...........    (101,600)     (50,737)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management expenses....      (7,746)      (4,344)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation..........................     (59,792)     (23,848)     (37,741)   (19,556)   (15,038)      (4,727)
                                          ----------   ----------   ----------   --------   --------    ---------
                                              96,562       48,154       72,477     39,814     27,483        9,126
                                          ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      13,968        9,173       13,937      8,367      8,132        3,217
  Management and other expenses.........      (8,101)      (5,029)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation.........        (196)        (441)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization........................          (3)        (236)        (453)      (218)      (168)        (150)
  Owner and seller bonuses..............          --           --           --         --         --           --
  Amortization of management company
    goodwill............................          --           --         (948)      (500)      (428)          --
                                          ----------   ----------   ----------   --------   --------    ---------
                                               5,668        3,467        2,038      1,707      2,002        1,020
  Minority interests in service company
    business............................          --           48          (10)        10        (29)         (14)
                                          ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business............       5,668        3,515        2,028      1,717      1,973        1,006
                                          ----------   ----------   ----------   --------   --------    ---------
  General and administrative expenses...      (7,444)      (1,408)      (5,396)    (1,512)    (1,804)        (977)
  Interest income.......................      18,244        4,458        8,676        523        658          123
  Interest expense......................     (56,756)     (33,359)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships........................      (1,052)        (777)       1,008       (111)        --           --
  Equity in losses of unconsolidated
    partnerships(c).....................      (5,078)        (463)      (1,798)        --         --           --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................       8,413          456        4,636         --         --           --
  Amortization of goodwill..............      (5,071)        (711)          --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income from operations................      53,486       19,865       30,246     15,629     14,988        7,702
  Gain on disposition of properties.....       2,783         (169)       2,720         44         --           --
  Provision for income taxes............          --           --           --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before extraordinary
    item................................      56,269       19,696       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt..............          --         (269)        (269)        --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Net income (loss).....................  $   56,269   $   19,427   $   32,697   $ 15,673   $ 14,988    $   7,702
                                          ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................         241          109          147         94         56           48
  Total owned apartment units (end of
    period).............................      62,955       28,773       40,039     23,764     14,453       12,513
  Units under management (end of
    period).............................     154,729       71,038       69,587     19,045     19,594       20,758
  Basic earnings per Common OP Unit.....  $     0.80   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP Unit...  $     0.79   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit................................  $   1.6875   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities..........................      50,825       53,435       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities............................    (185,453)    (314,814)    (717,663)   (88,144)   (60,821)    (186,481)
Cash flows provided by (used in)
  financing activities..................     141,221      293,984      668,549     60,129     30,145      176,800

                                           AIMCO PROPERTIES, L.P.'S
                                               PREDECESSORS(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............    $ 5,805       $  8,056
  Property operating expenses...........     (2,263)        (3,200)
  Owned property management expenses....         --             --
  Depreciation..........................     (1,151)        (1,702)
                                            -------       --------
                                              2,391          3,154
                                            -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      6,533          8,069
  Management and other expenses.........     (5,823)        (6,414)
  Corporate overhead allocation.........         --             --
  Other assets, depreciation and
    amortization........................       (146)          (204)
  Owner and seller bonuses..............       (204)          (468)
  Amortization of management company
    goodwill............................         --             --
                                            -------       --------
                                                360            983
  Minority interests in service company
    business............................         --             --
                                            -------       --------
  Company's shares of income from
    service company business............        360            983
                                            -------       --------
  General and administrative expenses...         --             --
  Interest income.......................         --             --
  Interest expense......................     (4,214)        (3,510)
  Minority interest in other
    partnerships........................         --             --
  Equity in losses of unconsolidated
    partnerships(c).....................         --             --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................         --             --
  Amortization of goodwill..............         --             --
                                            -------       --------
  Income from operations................     (1,463)           627
  Gain on disposition of properties.....         --             --
  Provision for income taxes............        (36)          (336)
                                            -------       --------
  Income (loss) before extraordinary
    item................................     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt..............         --             --
                                            -------       --------
  Net income (loss).....................    $(1,499)      $    291
                                            =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................          4              4
  Total owned apartment units (end of
    period).............................      1,711          1,711
  Units under management (end of
    period).............................     29,343         28,422
  Basic earnings per Common OP Unit.....        N/A            N/A
  Diluted earnings per Common OP Unit...        N/A            N/A
  Distributions paid per Common OP
    Unit................................        N/A            N/A
  Cash flows provided by operating
    activities..........................      2,678          2,203
Cash flows used in investing
  activities............................       (924)       (16,352)
Cash flows provided by (used in)
  financing activities..................     (1,032)        14,114


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                       ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)...........  $  132,881   $   49,692   $   81,155   $ 35,185   $ 25,285    $   9,391
Weighted average number of Common
  OP Units outstanding.............      53,007       24,347       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,685,487   $1,250,239   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,355,122    1,107,545    1,503,922    745,145    448,425      392,368
Total assets.......................   3,121,949    1,608,195    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,275,401      661,715      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     232,405      111,632      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,427,088      627,426      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                 FOR THE NINE                                       FOR THE
                                                                    MONTHS                                          PERIOD
                                                                    ENDED              FOR THE YEAR ENDED         JANUARY 10,
                                                                SEPTEMBER 30,             DECEMBER 31,               1994
                                                              ------------------   ---------------------------      THROUGH
                                                                1998      1997      1997      1996      1995     JULY 28, 1994
                                                              --------   -------   -------   -------   -------   -------------
                                                                                       (IN THOUSANDS)
Net income..................................................  $ 56,269   $19,427   $32,697   $15,673   $14,988      $ 7,702
(Gain) loss on disposition of property......................    (2,783)      169    (2,720)      (44)       --           --
Extraordinary item..........................................        --       269       269        --        --           --
Real estate depreciation, net of minority interests.........    56,900    21,052    33,751    19,056    15,038        4,727
Amortization of goodwill....................................     7,077       711       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................        --     2,689     3,584        --        --           --
  Amortization of management contracts......................     4,201       430     1,587        --        --           --
  Deferred taxes............................................     6,134     2,164     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    17,379     2,781     6,280        --        --           --
  Preferred stock dividends.................................   (12,296)       --      (135)       --    (5,169)      (3,114)
                                                              --------   -------   -------   -------   -------      -------
Funds from operations.......................................  $132,881   $49,692   $81,155   $35,185   $25,285      $ 9,391
                                                              ========   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.



     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. (the AIMCO Operating Partnership) for the nine months ended September 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.



                                                                 AIMCO PROPERTIES, L.P.
                                                              ----------------------------
                                                              FOR THE NINE
                                                                 MONTHS         FOR THE
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                     PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................    $ 344,421      $ 440,660
  Property operating expenses...............................     (135,347)      (188,571)
  Owned property management expenses........................       (8,875)       (11,760)
  Depreciation..............................................      (78,169)       (95,842)
                                                                ---------      ---------
                                                                  122,030        144,487
                                                                ---------      ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       28,912         41,676
  Management and other expenses.............................      (14,386)       (23,683)
  Corporate overhead allocation.............................         (196)          (588)
  Depreciation and amortization.............................      (18,584)       (32,177)
                                                                ---------      ---------
                                                                   (4,254)       (14,772)
  Minority interests in service company business............           --            (10)
                                                                ---------      ---------
  Partnership's shares of income from service company
     business...............................................       (4,254)       (14,782)
                                                                ---------      ---------
  General and administrative expenses.......................       (9,207)       (21,228)
  Interest income...........................................      (97,374)      (104,858)
  Interest expense..........................................       40,887         21,734
  Minority interest.........................................       (8,052)        (9,481)
  Equity in losses of unconsolidated partnerships...........      (14,461)       (31,479)
  Equity in earnings of unconsolidated subsidiaries.........        1,538          6,245
  Amortization of Goodwill..................................       (5,071)            --
                                                                ---------      ---------
          Net income........................................    $  26,036      $  (9,362)
                                                                =========      =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................    $   (0.06)     $   (0.76)
Diluted earnings (loss) per Common OP Unit..................    $   (0.06)     $   (0.76)
Distributions paid per Common OP Unit.......................    $    1.69      $    1.85
Book value per Common OP Unit...............................    $   24.52      $   26.96
CASH FLOW DATA:
Cash provided by operating activities.......................    $  83,789      $ 141,666
Cash used in investing activities...........................      (81,259)      (959,686)
Cash provided by (used in) financing activities.............       (2,799)       775,969
OTHER DATA:
Funds from operations(a)....................................    $ 184,393      $ 190,185
Weighted average number of Common OP Units outstanding......       73,942         73,090

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE NINE
                                                                   MONTHS ENDED
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, net of accumulated depreciation................        $2,595,471
Total assets................................................         4,504,676
Total mortgages and notes payable...........................         1,710,293
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           282,473
Partners' capital...........................................         1,979,869



---------------



(a) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.



     The following is a reconciliation of pro forma net income to pro forma funds from operations:



                                                                FOR THE NINE
                                                                MONTHS ENDED      FOR THE YEAR ENDED
                                                             SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                                             ------------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss).................................        $ 27,037             $ (9,362)
        HUD release fee and legal reserve.................              --               10,202
        Real estate depreciation, net of minority
          interests.......................................          73,621               89,177
        Amortization of management contracts..............           8,660               11,546
        Amortization of management company goodwill.......          15,479               18,528
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation........................              --                1,715
          Amortization of management company goodwill.....             959                1,918
          Amortization of management contracts............          21,704               28,775
          Deferred taxes..................................             268                 (231)
        Equity in earnings of other partnerships:
          Real estate depreciation........................          66,368               77,474
        Interest on convertible debentures................          (7,537)             (10,003)
        Preferred unit distributions......................         (22,166)             (29,554)
                                                                  --------             --------
        Funds from operations.............................        $184,493             $190,185
                                                                  ========             ========

SUMMARY FINANCIAL INFORMATION OF SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP

     The summary financial information of Shannon Manor Apartments, a Limited Partnership for the nine months ended September 30, 1998 and 1997 is unaudited. The summary financial information for Shannon Manor Apartments, a Limited Partnership for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP


                                         FOR THE NINE MONTHS
                                         ENDED SEPTEMBER 30,                     FOR THE YEAR ENDED DECEMBER 31,
                                       -----------------------   ---------------------------------------------------------------
                                          1998         1997         1997         1996         1995         1994         1993
                                       ----------   ----------   ----------   ----------   ----------   ----------   -----------
                                                                 (IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
  Total Revenues.....................  $1,253,100   $1,186,069   $1,598,809   $1,522,984   $1,452,350   $1,368,036   $ 1,321,619
  Net Income (Loss)..................  $  432,198   $  256,475   $  416,494   $  411,286   $  403,382   $  340,074   $   209,639
  Net Income per limited partnership
    unit.............................       43.22        25.65        41.65        41.13        40.34        34.01         20.96
  Distributions per limited
    partnership unit.................        2.44         3.63         3.63         2.27        16.84         8.61         10.94
  Distributions per limited
    partnership unit (which represent
    a return of capital).............          --           --           --           --           --           --            --



                                            SEPTEMBER 30,                                 DECEMBER 31,
                                       -----------------------   ---------------------------------------------------------------
                                          1998         1997         1997         1996         1995         1994         1993
                                       ----------   ----------   ----------   ----------   ----------   ----------   -----------
                                                                 (IN THOUSANDS, EXCEPT PER UNIT DATA)
BALANCE SHEET DATA:
  Cash and Cash Equivalents..........  $  675,402   $  169,480   $   77,342   $   71,271   $  165,844   $  237,815   $   212,297
  Real Estate, Net of Accumulated
    Depreciation.....................  $1,875,848   $1,891,356   $1,980,119   $1,840,257   $1,275,415   $1,211,280   $ 1,162,025
  Total Assets.......................   2,970,403    2,572,086    2,609,555    2,377,203    1,988,113    1,803,157     1,614,673
  Notes Payable......................   2,245,668    2,333,633    2,315,539    2,386,059    2,452,209    2,513,898     2,571,431
Total Liabilities....................   2,305,221    2,438,390    2,352,173    2,499,983    2,499,431    2,549,476     2,614,997
General Partners Capital (Deficit)...       5,437      (15,108)      (9,690)     (24,085)     (38,203)     (50,106)      (57,443)
Limited Partners Capital (Deficit)...     659,745      148,804      267,072      (98,695)    (473,115)    (696,213)     (942,881)
                                       ----------   ----------   ----------   ----------   ----------   ----------   -----------
Partners' Capital (Deficit)..........  $  665,182   $  133,696   $  257,382   $ (122,780)  $ (511,318)  $ (746,319)  $(1,000,324)
Total Distributions..................  $   24,396   $   36,332   $   36,332   $   22,748   $  168,381   $   86,069   $   109,383
Book value per limited partnership
  unit...............................  $    66.53   $    13.37   $    25.74   $   (12.28)  $   (51.14)  $   (74.64)  $   (100.04)
Net increase (decrease) in cash and
  cash equivalents...................  $  598,060   $   98,209   $    6,071   $  (94,573)  $  (71,971)  $   25,518   $    (7,780)
Net cash provided by operating
  activities.........................  $  398,574   $  300,333   $  584,211   $  568,829   $  498,533   $  440,152   $   310,383
Ratio of earnings to fixed charges...      4.43/1       2.94/1       3.54/1       3.45/1       3.34/1       2.92/1        2.08/1

                           COMPARATIVE PER UNIT DATA

     Set forth below are cash distributions for OP Units and historical cash distributions per unit of your partnership.


                                                                  AIMCO OPERATING           SHANNON MANOR APARTMENTS,
                                                                    PARTNERSHIP               A LIMITED PARTNERSHIP
                                                            ----------------------------   ----------------------------
                                                             NINE MONTHS                    NINE MONTHS
                                                                ENDED        YEAR ENDED        ENDED        YEAR ENDED
                                                            SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                                1998            1997           1998            1997
                                                            -------------   ------------   -------------   ------------
Equivalent cash distributions on number of Common OP
  Units issuable in the offer for each unit of your
  partnership.........................................         $               $              $ 2.50          $3.63
Equivalent cash distributions on number of Preferred
  OP Units tendered in the offer for each unit of your
  partnership.........................................         $25.10          $33.47         $ 2.50          $3.63

                        THE AIMCO OPERATING PARTNERSHIP


     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of AIMCO. AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of December 31, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 83% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled by the National Multi Housing Council, we believe that, AIMCO is one of the largest owners and managers of multifamily apartment properties in the United States, with a total portfolio of 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. As of December 31, 1998, AIMCO:



     - owned or controlled 63,268 units in 243 apartment properties;



     - held an equity interest in 170,061 units in 901 apartment properties; and



     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.



     AIMCO's Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." On January 15, 1999, the last reported sale price of AIMCO Class A Common Stock on the NYSE was $36 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Common OP Units for the same periods.



                                                     CLASS A              PARTNERSHIP
                                                   COMMON STOCK              COMMON
                                           ----------------------------      UNITS
            CALENDAR QUARTERS              HIGH      LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----      ---       --------   ------------
1998
  Fourth Quarter.........................  $37 3/8   $30       $            $    --
  Third Quarter..........................   41        30 15/16  0.5625       0.5625
  Second Quarter.........................   38 7/8    36 1/2    0.5625       0.5625
  First Quarter..........................   38 5/8    34 1/4    0.5625       0.5625
1997
  Fourth Quarter.........................   38        32        0.5625       0.5625
  Third Quarter..........................   36 3/16   28 1/8    0.4625       0.4625
  Second Quarter.........................   29 3/4    26        0.4625       0.4625
  First Quarter..........................   30 1/2    25 1/2    0.4625       0.4625
1996
  Fourth Quarter.........................   28 3/8    21 1/8    0.4625       0.4625
  Third Quarter..........................   22        18 3/8    0.4250       0.4250
  Second Quarter.........................   21        18 3/8    0.4250       0.4250
  First Quarter..........................   21 1/8    19 3/8    0.4250       0.4250


     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS


     The following sets forth certain risks and disadvantages of the offer and should be read and considered when reviewing the potential benefits of the offer set forth in "Background and Reasons for the Offer -- Expected Benefits of the Offer." In addition, you should review the other risks of investing in us beginning on page 2 of our accompanying Prospectus.

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.


     FAIRNESS OPINION OF THIRD PARTY. Robert A. Stanger & Co.'s analysis of our offer, and opinion as to the fairness to you of our offer consideration from a financial point of view, relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.



     RISK OF OFFER CONSIDERATION AS ONLY THE SAME AS LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. While the actual proceeds obtained from a liquidation are highly uncertain, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's property by any particular date.



     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.



     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. We determined the offer consideration without negotiating with any other party. Another conflict is the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.



     EFFECT OF THE OFFER ON US. Concurrently with this offer, we are making similar offers to investors in 89 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been less. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. See "Pro Forma Financial Statements."

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all right, title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, for any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale or refinancing of property owned by your partnership. Similarly, if you tender your units in exchange for OP Units, you will be entitled to future distributions from the operating cash flow of the AIMCO Operating Partnership and upon a dissolution, liquidation or winding-up of the AIMCO Operating Partnership. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."



     RISK OF RECOGNIZING TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.



     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.



     POSSIBLE SUBSEQUENT OFFER. It is possible that beginning one year after the close of the offer we may conduct a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, alternative investment opportunities, prevailing interest rates, and our interest in acquiring additional limited partnership interests.


RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER


     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you exchange your units for OP Units, you will have changed your investment from an interest in a partnership which owns and manages one property to an interest in the AIMCO Operating Partnership which is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership.


     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties, to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2017 to a much larger partnership with a partnership termination date of 2093. Under the AIMCO Operating Partnership Agreement, the general partner has the ability, without the concurrence of the limited partners, to acquire and dispose of properties and to borrow funds. Further, while it is the intent to distribute net income from operations, sales and refinancing of your partnership, the general partner may not make such distributions. The AIMCO Operating Partnership generally makes the same distribution on the Common OP Units as AIMCO pays dividends on its Class A Common Stock. Further, AIMCO must distribute a significant percentage of its consolidated revenues each year in order to retain its status as a REIT. Your partnership is permitted not to make distributions under certain circumstances such as reinvesting in your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.



     RISK OF RECOGNIZING TAXABLE GAIN ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our affiliate) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.



     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.



     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Unlike your partnership, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners.



     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these types of transactions, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgment if we lose. As of the present time, no limited partner of your partnership has initiated a lawsuit on such grounds.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.


     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to certain exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.



     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             , 20  , we may reduce the rate of distributions required to be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.



     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).



     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.



     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $36.19 per year on the number of Preferred OP Units, or distributions of
$          per year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended September 30, 1998 were $2.50 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be substantially greater, immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."



     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.



     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.



     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.


RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.



     POSSIBLE INCREASE IN CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.


     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner (which is our affiliate) has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain. In determining the amount of units to tender for, we took into account the number of units transferred in the past 12 months so as to allow for other transfers without crossing the 50% threshold. It is possible that beginning twelve months after the closing of this offer, or possibly earlier, we may make another offer for your units and such offer may or may not be at a higher price.


                      BACKGROUND AND REASONS FOR THE OFFER


BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.


     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the property owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 2.1% general partnership interest and no limited partnership interests in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has agreed to vote all of the IPT Shares owned by it in favor of the IPT Merger and the related merger agreement and granted an irrevocable proxy to certain affiliates of IPT to vote such shares. Accordingly, IPT shareholder approval is assured.


     One of the reasons we chose to acquire Insignia is that we would be able to make the exchange offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships and would provide the AIMCO Operating Partnership with a larger asset and capital base and increased diversification. As of January ,
1999, the AIMCO Operating Partnership has made offers to           of the
Insignia Partnerships, including your partnership.



     During our negotiations with Insignia in early 1998, we decided that if the merger with Insignia were consummated, we could also benefit from making offers for limited partnership interests in the Insignia Partnerships. Insignia did not propose that we conduct such exchange offers, rather we initiated the offers on our own. We determined that if the merger with Insignia were consummated, we would offer to limited partners of the Insignia Partnerships limited partnership units of the AIMCO Operating Partnership and/or cash.



     In connection with the Insignia Merger we acquired general partnership interests and certain limited partnership interests in a number of private and public partnerships. Some of the private partnerships which own only one property do not have audited financial statements made in accordance with generally accepted accounting practices ("GAAP"). Certain of these partnerships have audited financial statements prepared on the basis of federal income taxes and others had unaudited financial statements which may or may not be prepared on the basis of GAAP or federal income taxes. For the Insignia Partnerships for which exchange offers are being made which do not have audited GAAP financial statements for at least two years, we are making the offer on the basis of either one year of audited GAAP financial statements and one year of unaudited GAAP financial statements or just unaudited GAAP financial statements. We tried to obtain two years of audited GAAP financial statements for all the partnerships for which offers are being made, but because of the inability to locate records from inception of the partnerships which would allow auditors to verify the original purchase price of the properties, no audits were possible. In these cases, the entities which controlled the general partners prior to Insignia are no longer in business or have no current knowledge or records of such partnerships. For the same reasons, we do not have all the records for past years of some of the partnerships. While no assurances can be given, we believe that the unaudited financial statements included in the prospectus supplements for such partnerships have been prepared in accordance with GAAP. It is our policy to acquire properties or partnerships with audited GAAP based financial statements. However, in connection with large acquisitions of partnerships interests, such as with the Insignia Merger, we may occasionally acquire a partnership or property without audited GAAP financial statements.


  Previous Tender Offers


     We are not aware of any prior tender offers or any tender offers that may have been made by unaffiliated third parties to acquire units in your partnership in exchange for cash. In connection with tender offers made by Insignia affiliates with respect to partnerships for which we are making offers, some limited partners filed lawsuits in March 1998. See "The Offer -- Certain Legal Matters -- Litigation."



     We are not aware of any merger, consolidation or combination involving any of the Insignia Partnerships. Furthermore, we are not aware of any acquisitions of any of such partnerships or a material amount of the assets of such partnerships.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated August 28, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED


     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary).


  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).


     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and would generally result in significant amounts of taxable income to you and your partners. In the opinion of your general partner (which is our subsidiary), the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets.


  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.


     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations. Your partnership's only mortgage note is due in 2014 and we believe your partnership currently has adequate sources of cash to finance its operation on both a short term and long term basis.


     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

  Alternative Structures Considered

     We chose to make this offer as a tender/exchange offer because other forms of reorganization such as a merger would have meant that holders of a majority of the units in your partnership would bind all limited partners. With a tender/exchange offer, each limited partner makes his own decision which does not bind the other partners. Further, we have not offered to purchase all of the units in your partnership which would occur in other types of reorganizations or combinations.

  Sale of Assets

     Your partnership could sell the property it owns and not liquidate. The general partner of your partnership considers sale of the partnership's property from time to time. However, any such sale would likely be a taxable transaction. Further, since your partnership only owns one property, it is unlikely that the property would be sold without subsequent liquidation.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:


     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Holders of Preferred OP Units will be entitled to receive quarterly distributions of $.50 per unit on the Preferred OP Units before any distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units. Distributions with respect to the Preferred OP Units are expected to be significantly greater, immediately following the offer, than the distributions with respect to your units.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:


     - Enhanced Liquidity After One Year. While the holders of the Common OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.


     - Quarterly Distributions. Your partnership paid distributions of $2.50 per unit for the nine months ended September 30, 1998. We pay quarterly distributions on the Common OP Units. For the quarter ended September 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Assuming no change in the level of our distributions, this is
       equivalent to a distribution of $        per year on the number of Common
       OP Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."



     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.


DISADVANTAGES OF THE OFFER.



     The principal disadvantages to the offer are:



     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations. We determined the offering price and asked Stanger to determine if the price was fair. We did not ask Stanger to determine a fair price.



     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.



     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. An arms-length sale of such property after offering it for sale through licensed real estate brokers may be a better way to determine the true value of the property rather than the methods we chose. The sale of the property and the liquidation of the partnership might result in greater cash proceeds to you than our offer.



     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock or Class I Preferred Stock of AIMCO, the then market price of such securities. You could ultimately receive less for your OP Units than the cash price in our offer.



     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate it in the near future. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property. At the current time we do not believe that the sale of the property would be advantageous given market conditions, the condition of the property and tax considerations.


     For a description of certain risks of our offer, see "Risk Factors."

                                YOUR PARTNERSHIP


GENERAL



     Shannon Manor Apartments, a Limited Partnership, is a South Carolina limited partnership which closed a private offering in 1972. Insignia acquired the general partner of your partnership in November, 1992. AIMCO acquired Insignia in October, 1998. There are currently a total of 17 limited partners of your partnership and a total of 9,649 units of your partnership outstanding. Your partnership is in the business of owning and managing residential housing. Currently, your partnership owns and manages the property described below. Your partnership has no employees. As of September 30, 1998, there were 9,649 units issued and outstanding, which were held of record by 17 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101



YOUR PARTNERSHIP AND ITS PROPERTY



     Your partnership was formed on December 22, 1972 for the purpose of owning an apartment property located in Durham, North Carolina, known as "Shannon Manor." Your partnership's property is owned by the partnership but is subject to a mortgage. The property was built in 1970 and consists of 230 apartment units. There are 24 one-bedroom apartments, 138 two-bedroom apartments and 68 three-bedroom apartments. Your partnership's property had an average occupancy rate of approximately 98.26% in 1997 and 98.26% in 1996.



     Your partnership's property provides residents with a number of amenities and services, such as 24-hour desk service, exercise room and/or sauna, and party or meeting rooms. Nearly all apartment units are wired for cable television, and many apartment units also offer one or more additional features, such as washer/ dryer, microwave, fireplace, and patio/balcony.



     Presently, there are no plans for any major renovations or improvements for the property. Set forth below are the average rents for the apartments for the last five years:



1997   1996   1995   1994   1993
----   ----   ----   ----   ----
$602   $559   $519   $500   $456



     The apartments are being depreciated for federal income tax purposes using the acceleration cost recovery method. Depreciation is computed principally by the straight-line and accelerated methods over estimated lives of 3 to 40 years.



     Currently, the real estate taxes on the property are $98,527 of $6,083,061 of assessed valuation with a current yearly tax rate of $1.62%. When the proposed improvements are made it is anticipated that the yearly tax rate may increase by approximately 1.62% of such improvements.



CAPITAL REPLACEMENT



     Your partnership has an ongoing program of capital improvements, replacements and renovations, including roof replacements, kitchen and bath renovations, balcony repairs (where applicable), replacement of various building systems and other replacements and renovations in the ordinary course of business. All capital improvement and renovation costs are expected to be paid from operating cash flows, cash reserves, or from short-term or long-term borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Your Partnership."



BORROWING POLICIES



     Your partnership's agreement of limited partnership allows your partnership to incur debt. As of September 30, 1998, your partnership had an unsubordinated current note payable outstanding of $2,245,668, payable to USGI, Inc., which bears interest at a rate of 7.00%. The note payable is due on August 2014. Monthly principal payments under the mortgage are $19,529. The mortgage can be prepaid, subject to a prepayment penalty. Your partnership's agreement of limited partnership also allows the general partner of your partnership to lend funds to your partnership. We will not assume the mortgage, the mortgage will continue to remain with your partnership. As of September 30, 1998, your general partner had no loans outstanding to your partnership.



COMPETITION



     There are other residential properties within the market area of your partnership's property. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at your partnership's property and the rents that may be charged for such apartments.



LEGAL PROCEEDINGS



     Your partnership is party to a variety of legal proceedings related to its ownership of the partnership's property and management and leasing business, respectively, arising in the ordinary course of the business, which are not expected to have a material adverse effect on your partnership.


HISTORY OF THE PARTNERSHIP

     Your partnership raised sufficient funds to purchase certain property and it has expended the funds so raised many years ago. Your partnership currently owns the property described herein, which is subject to a substantial mortgage. Your general partner (which is our affiliate) has not experienced any material adverse financial developments from January 1, 1997 through the present.


GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES



     In general, your general partner (which is our affiliate) regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, and, in particular, the value of the property, the operating performance of the property, and the limited construction in the market, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.


PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partners of your partnership are not liable to the limited partners for any act or omission performed or omitted in good faith, pursuant to the authority granted to them to promote the interests of your partnership, except for act or omission which constitute fraud or gross negligence. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is owned by AIMCO. See "Conflicts of Interest".

     Your partnership's agreement of limited partnership does not provide for indemnification of the general partners and their affiliates.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partners of your partnership.

DISTRIBUTIONS AND TRANSFERS OF UNITS

  Distributions


     The following table sets forth the distributions paid per unit in the periods indicated below.



                                              TO THE AIMCO OPERATING PARTNERSHIP AND SUBSIDIARIES
                                             ------------------------------------------------------
                              PER LIMITED          AS               AS A            PRO FORMA AS
YEAR ENDED DECEMBER 31        PARTNER UNIT   GENERAL PARTNER   LIMITED PARTNER   LIMITED PARTNER(1)
----------------------        ------------   ---------------   ---------------   ------------------
1994........................     $ 8.61         $1,836.46              --            $20,769.47
1995........................      16.84          3,591.87              --             40,622.29
1996........................       2.27            484.17              --              5,475.81
1997........................       3.63            774.26              --              8,756.47
1998 (through September
  30).......................       2.44            533.23              --              6,030.63
                                 ------         ---------          ------            ----------
          Total.............     $33.79         $7,219.99              --            $81,654.67
                                 ======         =========          ======            ==========


---------------


(1) Total distributions to the AIMCO Operating Partnership, as limited partner if all units sought in the offer were acquired at the beginning of each period.


  Transfers

     The units are not listed on any national securities exchange or quoted on the NASDAQ System, and there is no established public trading market for the units. Secondary sales activity for the units has been limited and sporadic. The general partner of your partnership monitors transfers of the units (a) because the admission of the transferee as a substitute limited partner in your partnership require the consent of the general partner of your partnership under your partnership's agreement of limited partnership, and (b) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. However, the general partner of your partnership does not monitor or regularly receive or maintain information regarding the prices at which secondary sale transactions in the units have been effectuated. The general partner of your partnership estimates, based solely on the transfer records of your partnership (or your partnership's transfer agent), that there have been no sale transactions (i.e., excluding transactions believed to be between related parties, family members or the same beneficial owner).

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP


     Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 2.1% general partnership interest in your partnership, and no limited partnership interests. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past two years, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     Your general partner (which is our affiliate) received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $13,250
1995........................................................     13,553
1996........................................................     18,540
1997........................................................     22,628
1998 (through September 30).................................    $ 6,364

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1995........................................................   $103,821
1996........................................................    108,745
1997........................................................    112,600
1998 (through September 30).................................   $ 88,821

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to your general partner (which is our affiliate), or the compensation paid to the property manager or AIMCO and its affiliates.

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to 25% of the outstanding 9,649 units of your partnership for consideration per unit of (i) 18.09 Preferred OP Units, (ii)
       Common OP Units, or (iii) $452.35 in cash. If you tender units pursuant to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.


     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1999 and prior to the date on which we acquire your units pursuant to our offer.



     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1999,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.


     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.


     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1999 (subject to
proration as described below).



     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1999.


ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

  , 1999, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.


     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by your general partner (which is our affiliate) (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer,
(iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Transfer Taxes

     The amount of any transfer taxes (whether imposed on the registered holder of units or any person other than the person signing the Letter of Transmittal) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS


     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 1999.


     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the expiration of the offer does not exceed 25% of the outstanding units, the AIMCO Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the expiration of the offer exceeds 25% of the outstanding units, the AIMCO Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units previously purchased in the offer) is 25% or less, the AIMCO Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously purchased in this offer) is greater than 25%, the AIMCO Operating Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.


     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. However, the AIMCO Operating Partnership and its affiliates will not acquire any additional units for a period of at least one year after completion of the offer. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.


     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. In addition, we are not extending appraisal rights in connection with the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

     No provisions have been made with regard to the offer to allow you or other limited partners to inspect the books and records of your partnership or to obtain counsel or appraisal services at our expense or at the expense of your partnership. However, as described under "Comparison of Your Partnership and the AIMCO Operating Partnership -- Review of Investor Lists," you have the right under your partnership's agreement of limited partnership to obtain a list of the limited partners.

CONDITIONS OF THE OFFER


     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after             , 1999 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:


        (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or


        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1999 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1999 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or



        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as your general partner (which is our subsidiary) or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or
     (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

        (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities,
     (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business


     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same. Consummation of the offer will not affect your partnership's agreement of limited partnership, the financial condition or results of operations of your partnership, the business and properties owned, the management compensation payable to your general partner (which is our subsidiary) or its affiliates or any other matter relating to your partnership, except it would result in the AIMCO Operating Partnership obtaining an interest in units of your partnership. Further, we will receive future distributions from your partnership for any units we purchase.


CERTAIN LEGAL MATTERS


     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by your general partner (which is our subsidiary), aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The

AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation


     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (not including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers (which are requests to dismiss the action as a matter of law) to the amended complaint. The demurrers are scheduled to be heard on February 8, 1999.



     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (but not your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the purchase price of the units) will be approximately $50,000.

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES



     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement. An opinion of tax counsel has been obtained with regard to the tax matters described in this Prospectus Supplement and the attached Prospectus. Additionally, an opinion of tax counsel has been obtained with regard to AIMCO's status as a REIT and that the OP Units will be validly issued, fully paid and non-assessable. You may obtain a copy of such opinion by sending a written request to the AIMCO Operating Partnership.


     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for Federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following Federal income tax events will be deemed to occur with respect to such Termination, the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS


     We determined our cash offer consideration by estimating the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. In estimating the capitalization rate, we considered the property's physical condition including the property improvements, age, location, the fact that the current mortgages are at 7.0% with prepayment priorities. In addition, we considered recent trends in the real estate market in which the property is located, and fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:



     - First, we estimated the value of the property owned by your partnership using the direct capitalization method. We selected a capitalization rate based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We divided the property's 1997 net operating income by its capitalization rate to derive an estimated gross property value as described in the following table:



                                                                     ESTIMATED
                                 1997 NET         CAPITALIZATION   GROSS PROPERTY
        PROPERTY            OPERATING INCOME(1)        RATE            VALUE
        --------            -------------------   --------------   --------------
Shannon Manor Apartments         $712,000             10.25%         $6,945,000


---------------


     (1) Net operating income of 1997 is equal to total revenues of $1,599,000 less total expenses of $818,000 and recurring replacement costs of $69,000.



     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of the property owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt. We deducted from this value certain other costs including required capital expenditures, deferred maintenance, and closing costs to derive a net equity value for your partnership of $4,523,503. Closing costs, which are estimated to be 2.5% of the gross property value, include legal and accounting fees, transfer taxes, title and escrow costs and broker's fees.

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.


Net operating income (January 1, 1997 to December 31,
  1997).....................................................  $  712,000
Capitalization rate.........................................       10.25%
Estimated gross valuation of your partnership's property....   6,945,000
Plus: Cash and cash equivalents.............................     125,254
Plus: Other partnership assets, net of security deposits....     433,487
Less: Mortgage debt, including accrued interest.............           0
Less: Notes payable, including accrued interest.............   2,315,539
Less: Accounts payable and accrued expenses.................       8,793
Less: Other liabilities.....................................      21,457
Partnership valuation before taxes and certain costs........   5,157,952
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................     460,824
Less: Closing costs.........................................     173,625
Estimated net valuation of your partnership.................   4,523,503
Percentage of estimated net valuation allocated to units....       96.49%
Estimated net valuation of units............................   4,364,728
          Total number of units.............................       9,649
Estimated valuation per unit................................      452.35
                                                              ----------
Cash consideration per unit.................................  $   452.35
                                                              ----------



     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $25 per Preferred OP Unit to get 18.09 Preferred OP Units per unit.



     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $  to get      Common OP Units
       per unit. The average closing price of AIMCO's Class A Common Stock on
       the NYSE for the 20 trading days prior to                     , 1999 was
       $          .


     - The total net valuation of all partnerships in which the AIMCO Operating Partnership is making similar exchange offers, and which were valued
       using the same methods as used for your partnership, is $       , of
       which, $       or      % is the net valuation of your partnership.

                             FAIRNESS OF THE OFFER


POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units since it did not participate in the structuring of the offer and has substantial conflicts of interest with regard to the offer. However, for all of the reasons discussed herein, we and your general partner believe that the offer is fair to you and the other holders of units in your partnership. We also reasonably believe that the similar offers to the limited partners of the other partnerships are fair to such limited partners. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.


     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, your general partner (which is our subsidiary) and the AIMCO Operating Partnership considered the following factors and information:


        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are substantially the financial equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes by electing to accept Preferred OP Units or Common OP Units.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.


        11. The estimated unit value of $452.35, based on an estimated value of your partnership's property of $6,945,000. Your general partner (which is our subsidiary) has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the

     Offer." See "Valuation of Units" for a detailed explanation of the methods we used to value your partnership.


        12. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $36.19
     per year on the number of Preferred OP Units, or distributions of $     per
     year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended September 30, 1998 were $2.50. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be substantially greater, immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."


     In evaluating these factors, your general partner (which is our subsidiary) and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.


     Your general partner (which is our affiliate) has not retained an unaffiliated representative to act on behalf of the limited partners in negotiating the terms of the offer since each individual limited partner can make his own decision as to whether or not to tender and what consideration to take. Unlike a merger or other form of partnership reorganization, a majority or more of the holders of limited partnership interests in your partnership cannot bind you. If an unaffiliated representative had been obtained, it is possible that such representative could have negotiated a higher price for your units than was unilaterally offered by the AIMCO Operating Partnership. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of the offer consideration from a financial point of view.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS


     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties and, although there are other ways to value real estate, is a reasonably fair method to determine the consideration offered. A liquidation in the future might generate a higher or lower price for holders of units.


     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS


     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.


COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General


     To assist holders of units in evaluating the offer, your general partner (which is our subsidiary) has attempted to compare the cash offer consideration against: (a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."


     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by your general partner (which is our subsidiary). These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.



     In addition, these estimates are based upon certain information available to your general partner (which is our subsidiary) at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.



     Under your partnership's agreement of limited partnership, the term of the partnership will continue until October 1, 2017, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.


                                COMPARISON TABLE


                                                                 PER UNIT
                                                                 --------
Cash offer price............................................   $452.35
Partnership Preferred Units.................................   452.35(1)
Partnership Common Units....................................   452.35(1)
Alternatives:
  Prices on secondary market................................   Not Available
  Estimated liquidation proceeds............................   $452.35
  Estimated Going Concern Value.............................   $430.00
  Net Book Value............................................   $27.00


---------------


(1) In our discussion of the offer price as being fair with regard to other methods of valuing the partnership, we believe the number of Common OP Units and Preferred OP Units to be issued per unit in the offer to be equal to the cash price per unit. Therefore, the fairness discussion applies equally to the cash and non-cash forms of consideration being effected.


  Prices on Secondary Market


          There is no active market for your units. Your general partner (which is our subsidiary) is unaware of any secondary market activity in the units. Therefore any comparison to prices on the secondary market is not possible at the present time.

  Prior Tender Offers



          Since we did not attempt to acquire units in your partnership in the past, we cannot provide a view as to the fairness of our offer consideration in relation to consideration in prior tender offers.


  Estimated Liquidation Proceeds


     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. Your general partner (which is our subsidiary) estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.



     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value. Since our estimated liquidation value is the same as our offer price, we believe that our offer consideration (whether cash or OP Units) is fair in relation to the estimated liquidation value.



  Estimated Going Concern Value



     Going concern value is a measure of the value of your partnership if it continued operating as an independent stand-alone entity. The estimated value of the partnership on a going concern basis is not intended to reflect the distributions payable to limited partners if its assets were to be sold at their current fair market value. The general partner of your partnership estimated the going-concern value of your partnership by analyzing projected cash flows and performing a discounted cash flow analysis. The general partner of your partnership assumed that your partnership will be operated in the same manner as currently, as an independent stand-alone entity, and its assets sold in a liquidation after a ten-year holding period. Distribution and sale proceeds per partnership unit were discounted in the projections at a rate of 15.75%.



     The general partner of your partnership assumed that real estate selling costs will be incurred which will equal 3% of the sales price. This analysis assumes that the partnership property will be sold in a liquidation, at the expiration of the ten-year holding period, to an independent third-party buyer. Upon such liquidation, other balance sheet assets (excluding amortizing assets) and liabilities of your partnership will be sold at their book value, and the net proceeds of sale will be allocated between the general partners and offerees in accordance with your partnership's agreement of limited partnership. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners of your partnership's cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.



     The going concern method relies on a number of assumptions, including among other things, (i) rental rates for new leases and lease renewals; (ii) improvements needed to prepare an apartment for a new lease or a renewal lease;
(iii) lease periods; (iv) capital expenditures; (v) broker's commissions; and
(vi) discount rates applied to future cash flows. The use of assumptions or variables that differ from those described above could produce substantially different results. Neither we nor the general partner of your partnership solicited any offers or inquiries from prospective buyers of the property owned by your partnership in connection with the preparation of the estimates of value of the properties and the actual amounts for which the partnership's properties or the partnership could be sold could be significantly higher or lower than any of the estimates contained herein. The estimated going concern value of your partnership is $430.00 per unit, which value is below our offer price per unit. Therefore, we believe the offer price is fair in relation to the going concern value.



  Net Book Value



     Net Book Value per unit is only $27.00 and is substantially below the offer price. Net book value would not be a fair price to offer since it does not reflect market values.


ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership. Accordingly, 96.49% of the estimated liquidation proceeds are assumed to be distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.


     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against any losses, claims, damages, liabilities or expenses to which Stanger may be subject, under any applicable federal or state law, including federal and state securities laws, arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.


EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major NYSE member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED


     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's operating statements ending September 30, 1998 which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's real estate assets (the "property") provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's property for 1996 and 1997 and through September 30, 1998; (v) reviewed operating budgets for your partnership's property for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's property; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's property and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; and (x) conducted other studies, analysis and inquiries as Stanger deemed appropriate.



     The operating budget for the year ended December 31, 1998, which was supplied by your partnership to Stanger, is as follows:



                         CALENDAR 1998 OPERATING BUDGET



Total Revenues..........................................    1,689,384
Operating Expenses......................................     (847,290)
Replacement Reserves -- Net.............................      (93,296)
Debt Service............................................     (245,822)
Capital Expenditures....................................     (215,973)
                                                           ----------
Net Cash Flow...........................................      287,003
                                                           ==========



     The above budget at the time it was made in late 1997 and early 1998 was forward-looking information developed by the general partner of your partnership. Therefore, the budget was dependent upon future events with respect to the ability of your partnership to meet such budget. The budget incorporated various assumptions including, but not limited to, lease revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, and working capital levels. While the general partner deemed such budget to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated or that the circumstances will actually occur. Any estimate of the future performance of a business, such as your partnership's business, is forward-looking and based on assumptions some of which inevitably will prove to be incorrect.



     The budget amounts provided above are figures that were not computed in accordance with generally accepted accounting principals ("GAAP"). Historically, budgeted operating results for a particular fiscal year have differed significantly in certain respects from the actual operating results for that year. In particular, items that are categorized as capital expenditures for purposes of preparing the operating budged are often re-categorized as expenses when the financial statements are audited and presented in accordance with GAAP. Therefore, the summary operating budget presented for fiscal 1998 should not necessarily be considered as indicative of what the audited operating results for fiscal 1998 will be.


     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the property, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's property including any deferred maintenance, and other factors influencing value of your partnership's property and your partnership. Stanger also performed site inspections of your partnership's property, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's property.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's property during October and November 1998. In the course of the site visit, the physical facilities of your partnership's property were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's property and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix or square footage; and information relating to the condition of the property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the nine month period ending September 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's property.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's property, and expectations of management regarding operating results of your partnership's property.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.


     Review of Partnership Liquidation Analysis. Stanger reviewed the liquidation value calculation prepared by the management of your partnership. Stanger observed that such liquidation value was based upon the gross property valuation estimate prepared by management, which in turn is based upon fiscal year 1997 net operating income capitalized at a capitalization rate of 10.25%. Stanger further observed that the gross property valuation was adjusted for the following additional items to achieve the liquidation value of your partnership:
(i) cash, other assets, mortgage indebtedness and other liabilities determined as of December 31, 1997; (ii) estimated closing costs equal to approximately 2.5% of gross real estate value; and (iii) extraordinary capital expenditure estimates in the amount of $460,824. Stanger observed that your partnership liquidation value of $4,364,728 was allocated 96.49% to the limited partners interest and 3.51% to the general partner interest. The liquidation value ascribed to the limited partners interest was divided by the total units outstanding of 9,649 to achieve the liquidation value per unit of $452.35.



     Review of Partnership Going Concern Analysis. Stanger reviewed the going concern value calculation prepared by management of your partnership. Stanger observed that such going concern value was based upon the discounted present value of projected cash flows from the partnership over a ten-year period of operation. Such discounted cash flows were based upon year one net operating income from the real estate asset of $712,000 escalated at 3% per annum for the ten-year projection period. Net operating income was reduced by: (i) partnership administrative expenses of $20,000 per annum; and (ii) debt service on existing debt through the end of ten years. At the end of the ten-year projection period, the property was assumed to be sold based upon; (i) net operating income for the immediately following year capitalized at a capitalization rate of 10.75%, and (ii) expenses of sale estimated at 3% of property value. Stanger observed that the proceeds of sale were reduced by the estimated debt balance at the end of the tenth year to provide net proceeds from the sale of your partnership's property.



     The resulting cash flows for the ten-year period were discounted to present value at a discount rate of 15.75%. Stanger observed that such discount rate was based upon the portfolio real estate discount rate of 12.6%, adjusted for leverage risk and illiquidity risk. Stanger observed that the resulting partnership going concern value was divided by units outstanding of 9,649 to achieve management's estimate of going concern value of $430 per unit.



     Review of Secondary Market Prices. Stanger observed that no units were reported traded in the secondary market during the first nine months of 1998.



     Comparison of Offer Price to Liquidation Value, Going Concern Value and Secondary Market Price. Stanger observed that the offer price of $452.35 per unit is equal to management's estimate of liquidation value and a 5.2% premium to management's estimate of going concern value. Stanger observed that there was no known active secondary market for units of your partnership. Stanger further observed that investors may select cash, Common OP Units or Preferred OP Units in exchange for their partnership units or they may elect to continue to hold their partnership units. Stanger further observed that the Common OP Units will
be priced at $     per unit, an amount which equals the average closing price for the common shares into which such Common OP Units are convertible, for the 20 days prior to the effective date of the Transaction. Furthermore, Stanger observed that the Preferred OP Units to be issued in the transaction will be based upon the liquidation preference of $25. Stanger noted that the Preferred OP Units are redeemable for, at AIMCO's option, either: (i) $25 in cash per Preferred OP Unit; (ii) common stock of AIMCO based upon a 20-day average price at the time of the requested redemption; or (iii) preferred stock of AIMCO with a dividend equal to the dividend payable on the Preferred OP Units redeemed. Stanger observed that the 20-day average price of the AIMCO common stock is
$          , as of           and therefore an investor receiving AIMCO common
shares in redemption of the Preferred OP Units would receive           shares
with a value approximating $          for each $25 Preferred OP Unit redeemed,
based upon AIMCO's common share price as of           . Stanger further observed
that average dividend yield on AIMCO's Class           ,           ,
and           preferred shares is   %. Stanger observed that an investor
redeeming $25 in Preferred OP Units would receive approximately           shares
of AIMCO's preferred stock with a value approximating $          , based upon
the price of AIMCO preferred shares as of                .


CONCLUSIONS


     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view. Stanger has rendered similar fairness opinions with regard to certain other exchange offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer. The Fairness Opinion does not address the fairness of all possible acquisitions of interests in your partnership. In addition, the Fairness Opinion will not be revised to reflect the actual participation in the offer.


ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between your general partner (which is our affiliate), special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's property, and the transaction costs and fees associated with a sale of the property. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's property that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's property or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's property are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's property is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.


     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units, nor did Stanger address the fairness of all possible acquisitions of interests in the partnership. The opinion will not be revised to reflect the actual results of the offer. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.


     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS


     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the subject of similar offers. Stanger will be paid a fee by AIMCO of $9,000 with respect to your partnership. The estimated aggregate fee payable to Stanger in connection with all affiliated partnerships is estimated at $1,510,000, plus out-of-pocket expenses estimated at $61,000. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger was engaged by AIMCO during 1997 to represent AIMCO in negotiations to acquire interests in a real estate limited partnership. Such transaction was never consummated and no fee was ever paid to Stanger in connection with such proposed transaction.

                     COMPARISON OF YOUR PARTNERSHIP AND THE
                          AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned

Your partnership is a limited partnership         The AIMCO Operating Partnership is organized
organized under South Carolina law.               as a Delaware limited partnership. The AIMCO
                                                  Operating Partnership owns interests (either
                                                  directly or through subsidiaries) in
                                                  numerous multifamily apartment properties.
                                                  The AIMCO Operating Partnership conducts
                                                  substantially all of the operations of
                                                  AIMCO, a corporation organized under
                                                  Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited         The term of the AIMCO Operating Partnership
partners as a finite life investment, with        continues until December 31, 2093, unless
limited partners to receive regular cash          the AIMCO Operating Partnership is dissolved
distributions out of your partnership's Net       sooner pursuant to the terms of the AIMCO
Cash Receipts (as defined in your                 Operating Partnership's agreement of limited
partnership's agreement of limited                partnership (the "AIMCO Operating
partnership). The termination date of your        Partnership Agreement") or as provided by
partnership is October 1, 2017.                   law. See "Description of OP Units --
                                                  General" and "Description of OP Units --
                                                  Dissolution and Winding Up" in the
                                                  accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to               The purpose of the AIMCO Operating
construct, own, improve, maintain, operate,       Partnership is to conduct any business that
lease and dispose of your partnership's           may be lawfully conducted by a limited
property for capital appreciation and the         partnership organized pursuant to the
production of income. Subject to                  Delaware Revised Uniform Limited Partnership
restrictions contained in your partnership's      Act (as amended from time to time, or any
agreement of limited partnership, your            successor to such statute) (the "Delaware
partnership may do all things necessary for       Limited Partnership Act"), provided that
or incidental to the protection and benefit       such business is to be conducted in a manner
of your partnership, including, borrowing         that permits AIMCO to be qualified as a
funds and creating liens.                         REIT, unless AIMCO ceases to qualify as a
                                                  REIT. The AIMCO Operating

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  Partnership is authorized to perform any and
                                                  all acts for the furtherance of the purposes
                                                  and business of the AIMCO Operating
                                                  Partnership, provided that the AIMCO
                                                  Operating Partnership may not take, or
                                                  refrain from taking, any action which, in
                                                  the judgment of its general partner could
                                                  (i) adversely affect the ability of AIMCO to
                                                  continue to qualify as a REIT, (ii) subject
                                                  AIMCO to certain income and excise taxes, or
                                                  (iii) violate any law or regulation of any
                                                  governmental body or agency (unless such
                                                  action, or inaction, is specifically
                                                  consented to by AIMCO). Subject to the
                                                  foregoing, the AIMCO Operating Partnership
                                                  may invest in or enter into partnerships,
                                                  joint ventures, or similar arrangements. The
                                                  AIMCO Operating partnership currently
                                                  invests, and intends to continue to invest,
                                                  in a real estate portfolio primarily
                                                  consisting of multifamily rental apartment
                                                  properties.

                               Additional Equity


The general partner of your partnership,          The general partner is authorized to issue
with the consent of the limited partners, is      additional partnership interests in the
authorized to admit additional limited            AIMCO Operating Partnership for any
partners and allow additional capital             partnership purpose from time to time to the
contributions by current limited partners.        limited partners and to other persons, and
The capital contribution need not be equal        to admit such other persons as additional
for all limited partners.                         limited partners, on terms and conditions
                                                  and for such capital contributions as may be
                                                  established by the general partner in its
                                                  sole discretion. The net capital
                                                  contribution need not be equal for all OP
                                                  Unitholders. No action or consent by the OP
                                                  Unitholders is required in connection with
                                                  the admission of any additional OP
                                                  Unitholder. See "Description of OP
                                                  Units -- Management by the AIMCO GP" in the
                                                  accompanying Prospectus. Subject to Delaware
                                                  law, any additional partnership interests
                                                  may be issued in one or more classes, or one
                                                  or more series of any of such classes, with
                                                  such designations, preferences and relative,
                                                  participating, optional or other special
                                                  rights, powers and duties as shall be
                                                  determined by the general partner, in its
                                                  sole and absolute discretion without the
                                                  approval of any OP Unitholder, and set forth
                                                  in a written document thereafter attached to
                                                  and made an exhibit to the AIMCO Operating
                                                  Partnership Agreement.

                  Restrictions Upon Related Party Transactions


The fact that a partner is employed by, or        The AIMCO Operating Partnership may lend or
is directly or indirectly interested in or        contribute funds or other assets to its
connected with any person, firm or                subsidiaries or other persons in which it
corporation employed by your partnership to       has an equity investment, and such persons
render or perform a service, or from              may borrow funds from the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

whom or which your partnership may buy            AIMCO Operating Partnership, on terms and
merchandise or other property, will not           conditions established in the sole and
prohibit the general partners from executing      absolute discretion of the general partner.
a lease with or employing such person, firm       To the extent consistent with the business
or corporation or from otherwise dealing          purpose of the AIMCO Operating Partnership
with him or it.                                   and the permitted activities of the general
                                                  partner, the AIMCO Operating Partnership may
                                                  transfer assets to joint ventures, limited
                                                  liability companies, partnerships,
                                                  corporations, business trusts or other
                                                  business entities in which it is or thereby
                                                  becomes a participant upon such terms and
                                                  subject to such conditions consistent with
                                                  the AIMCO Operating Partnership Agreement
                                                  and applicable law as the general partner,
                                                  in its sole and absolute discretion,
                                                  believes to be advisable. Except as
                                                  expressly permitted by the AIMCO Operating
                                                  Partnership Agreement, neither the general
                                                  partner nor any of its affiliates may sell,
                                                  transfer or convey any property to the AIMCO
                                                  Operating Partnership, directly or
                                                  indirectly, except pursuant to transactions
                                                  that are determined by the general partner
                                                  in good faith to be fair and reasonable.

                               Borrowing Policies


The general partner of your partnership may       The AIMCO Operating Partnership Agreement
borrow money for partnership purposes,            contains no restrictions on borrowings, and
mortgage, pledge or encumber any or all of        the general partner has full power and
the property of your partnership as               authority to borrow money on behalf of the
securities for such borrowings or as              AIMCO Operating Partnership. The AIMCO
security for any purchase money mortgage          Operating Partnership has credit agreements
involved in the purchase of your                  that restrict, among other things, its
partnership's property.                           ability to incur indebtedness. See "Risk
                                                  Factors -- Risks of Significant
                                                  Indebtedness" in the accompanying
                                                  Prospectus.

                            Review of Investor Lists


Your partnership's agreement of limited           Each OP Unitholder has the right, upon
partnership provides that the books of            written demand with a statement of the
account, together with a copy of your             purpose of such demand and at such OP
partnership's agreement of limited                Unitholder's own expense, to obtain a
partnership and any amendments thereto, will      current list of the name and last known
at all times be maintained at the principal       business, residence or mailing address of
office of your partnership and will be open       the general partner and each other OP
to the reasonable inspection and examination      Unitholder.
of the partners or their duly authorized
representatives.

                               Management Control


The general management, control and conduct       All management powers over the business and
of the business of your partnership is            affairs of the AIMCO Operating Partnership
vested exclusively in the general partner.        are vested in AIMCO-GP, Inc., which is the
All decisions are made by agreement of the        general partner. No OP Unitholder has any
general partner. No limited partner               right to participate in or

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

may take part in or interfere in any manner       exercise control or management power over
with the conduct or control of the business       the business and affairs of the AIMCO
of your partnership and no limited partner        Operating Partnership. The OP Unitholders
has the right or authority to act for or          have the right to vote on certain matters
bind your partnership.                            described under "Comparison of Ownership of
                                                  Your Units and AIMCO OP Units -- Voting
                                                  Rights" below. The general partner may not
                                                  be removed by the OP Unitholders with or
                                                  without cause.
                                                  In addition to the powers granted a general
                                                  partner of a limited partnership under
                                                  applicable law or that are granted to the
                                                  general partner under any other provision of
                                                  the AIMCO Operating Partnership Agreement,
                                                  the general partner, subject to the other
                                                  provisions of the AIMCO Operating
                                                  Partnership Agreement, has full power and
                                                  authority to do all things deemed necessary
                                                  or desirable by it to conduct the business
                                                  of the AIMCO Operating Partnership, to
                                                  exercise all powers of the AIMCO Operating
                                                  Partnership and to effectuate the purposes
                                                  of the AIMCO Operating Partnership. The
                                                  AIMCO Operating Partnership may incur debt
                                                  or enter into other similar credit,
                                                  guarantee, financing or refinancing
                                                  arrangements for any purpose upon such terms
                                                  as the general partner determines to be
                                                  appropriate, and may perform such other acts
                                                  and duties for and on behalf of the AIMCO
                                                  Operating Partnership as are provided in the
                                                  AIMCO Operating Partnership Agreement. The
                                                  general partner is authorized to execute,
                                                  deliver and perform certain agreements and
                                                  transactions on behalf of the AIMCO
                                                  Operating Partnership without any further
                                                  act, approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of             Notwithstanding anything to the contrary set
limited partnership, the general partner of       forth in the AIMCO Operating Partnership
your partnership is not liable to the             Agreement, the general partner is not liable
limited partners for any act or omission          to the AIMCO Operating Partnership for
performed or omitted in good faith, pursuant      losses sustained, liabilities incurred or
to the authority granted to them to promote       benefits not derived as a result of errors
the interests of your partnership, except         in judgment or mistakes of fact or law of
for any act or omission which constitutes         any act or omission if the general partner
fraud or gross negligence. However, your          acted in good faith. The AIMCO Operating
partnership's agreement of limited                Partnership Agreement provides for
partnership does not provide for                  indemnification of AIMCO, or any director or
indemnification of the general partner and        officer of AIMCO (in its capacity as the
its affiliates.                                   previous general partner of the AIMCO
                                                  Operating Partnership), the general partner,
                                                  any officer or director of general partner
                                                  or the AIMCO Operating Partnership and such
                                                  other persons as the general partner may
                                                  designate from and against all losses,

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  claims, damages, liabilities, joint or
                                                  several, expenses (including legal fees),
                                                  fines, settlements and other amounts
                                                  incurred in connection with any actions
                                                  relating to the operations of the AIMCO
                                                  Operating Partnership, as set forth in the
                                                  AIMCO Operating Partnership Agreement. The
                                                  Delaware Limited Partnership Act provides
                                                  that subject to the standards and
                                                  restrictions, if any, set forth in its
                                                  partnership agreement, a limited partnership
                                                  may, and shall have the power to, indemnify
                                                  and hold harmless any partner or other
                                                  person from and against any and all claims
                                                  and demands whatsoever. It is the position
                                                  of the Securities and Exchange Commission
                                                  that indemnification of directors and
                                                  officers for liabilities arising under the
                                                  Securities Act is against public policy and
                                                  is unenforceable pursuant to Section 14 of
                                                  the Securities Act of 1933.

                            Anti-Takeover Provisions


Your partnership's agreement of limited           Except in limited circumstances, the general
partnership does not provide for the removal      partner has exclusive management power over
of a general partner by the limited               the business and affairs of the AIMCO
partners. A general partner may not withdraw      Operating Partnership. The general partner
from your partnership without the written         may not be removed as general partner of the
consent of limited partners owning 75% of         AIMCO Operating Partnership by the OP
the units. The unanimous written consent of       Unitholders with or without cause. Under the
all partners is necessary to admit a new          AIMCO Operating Partnership Agreement, the
general partner. A limited partner may            general partner may, in its sole discretion,
transfer its interest in accordance with          prevent a transferee of an OP Unit from
applicable law but such transferee does not       becoming a substituted limited partner
become a substituted limited partner without      pursuant to the AIMCO Operating Partnership
the consent of the general partner and the        Agreement. The general partner may exercise
limited partners.                                 this right of approval to deter, delay or
                                                  hamper attempts by persons to acquire a
                                                  controlling interest in the AIMCO Operating
                                                  Partnership. Additionally, the AIMCO
                                                  Operating Partnership Agreement contains
                                                  restrictions on the ability of OP
                                                  Unitholders to transfer their OP Units. See
                                                  "Description of OP Units -- Transfers and
                                                  Withdrawals" in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited           With the exception of certain circumstances
partnership does not provide for amendments.      set forth in the AIMCO Operating Partnership
However, your partnership's agreement of          Agreement, whereby the general partner may,
limited partnership has been amended              without the consent of the OP Unitholders,
subsequent to its original filing.                amend the AIMCO Operating Partnership
                                                  Agreement, amendments to the AIMCO Operating
                                                  Partnership Agreement require the consent of
                                                  the holders of a majority of the outstanding
                                                  Common OP Units, excluding AIMCO and certain
                                                  other limited exclusions (a "Majority in
                                                  Interest"). Amendments to the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  AIMCO Operating Partnership Agreement may be
                                                  proposed by the general partner or by
                                                  holders of a Majority in Interest. Following
                                                  such proposal, the general partner will
                                                  submit any proposed amendment to the OP
                                                  Unitholders. The general partner will seek
                                                  the written consent of the OP Unitholders on
                                                  the proposed amendment or will call a
                                                  meeting to vote thereon. See "Description of
                                                  OP Units -- Amendment of the AIMCO Operating
                                                  Partnership Agreement" in the accompanying
                                                  Prospectus.

                             Compensation and Fees


In addition to the right to distributions in      The general partner does not receive
respect of its partnership interest and           compensation for its services as general
reimbursement for all fees and expenses as        partner of the AIMCO Operating Partnership.
set forth in your partnership's agreement of      However, the general partner is entitled to
limited partnership, the general partner          payments, allocations and distributions in
receives no fee for its services as general       its capacity as general partner of the AIMCO
partner. Moreover, the general partner or         Operating Partnership. In addition, the
certain affiliates may be entitled to             AIMCO Operating Partnership is responsible
compensation for additional services              for all expenses incurred relating to the
rendered.                                         AIMCO Operating Partnership's ownership of
                                                  its assets and the operation of the AIMCO
                                                  Operating Partnership and reimburses the
                                                  general partner for such expenses paid by
                                                  the general partner. The employees of the
                                                  AIMCO Operating Partnership receive
                                                  compensation for their services.

                             Liability of Investors


Under South Carolina law, the limited             Except for fraud, willful misconduct or
partners are not liable directly or               gross negligence, no OP Unitholder has
indirectly for debts, obligations and             personal liability for the AIMCO Operating
liabilities of your partnership. However, if      Partnership's debts and obligations, and
a limited partner takes actions on behalf of      liability of the OP Unitholders for the
your partnership, such limited partner will       AIMCO Operating Partnership's debts and
be responsible for any liability which may        obligations is generally limited to the
result from such actions.                         amount of their investment in the AIMCO
                                                  Operating Partnership. However, the
                                                  limitations on the liability of limited
                                                  partners for the obligations of a limited
                                                  partnership have not been clearly
                                                  established in some states. If it were
                                                  determined that the AIMCO Operating
                                                  Partnership had been conducting business in
                                                  any state without compliance with the
                                                  applicable limited partnership statute, or
                                                  that the right or the exercise of the right
                                                  by the holders of OP Units as a group to
                                                  make certain amendments to the AIMCO
                                                  Operating Partnership Agreement or to take
                                                  other action pursuant to the AIMCO Operating
                                                  Partnership Agreement constituted
                                                  participation in the "control" of the AIMCO
                                                  Operating Partnership's business, then a
                                                  holder of OP Units could be held liable
                                                  under

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  certain circumstances for the AIMCO
                                                  Operating Partnership's obligations to the
                                                  same extent as the general partner.

                                Fiduciary Duties


The general partner of your partnership may       Unless otherwise provided for in the
engage in or possess an interest in other         relevant partnership agreement, Delaware law
business ventures of every nature and             generally requires a general partner of a
description, including but not limited to         Delaware limited partnership to adhere to
the ownership, financing, leasing,                fiduciary duty standards under which it owes
operation, management, syndication,               its limited partners the highest duties of
brokerage and development of real property;       good faith, fairness and loyalty and which
and neither your partnership nor the              generally prohibit such general partner from
partners will have any rights in or to such       taking any action or engaging in any
independent ventures or to the income or          transaction as to which it has a conflict of
profits derived therefrom. See "Your              interest. The AIMCO Operating Partnership
Partnership -- Fiduciary Responsibility of        Agreement expressly authorizes the general
the General Partner of Your Partnership."         partner to enter into, on behalf of the
                                                  AIMCO Operating Partnership, a right of
In general, your partnership's agreement of       first opportunity arrangement and other
limited partnership and the AIMCO Operating       conflict avoidance agreements with various
Partnership Agreement have limitations on         affiliates of the AIMCO Operating
the liability of the general partner but          Partnership and the general partner, on such
such limitations differ in terms and provide      terms as the general partner, in its sole
more protection for the general partner of        and absolute discretion, believes are
the AIMCO Operating Partnership.                  advisable. The AIMCO Operating Partnership
                                                  Agreement expressly limits the liability of
                                                  the general partner by providing that the
                                                  general partner, and its officers and
                                                  directors will not be liable or accountable
                                                  in damages to the AIMCO Operating
                                                  Partnership, the limited partners or
                                                  assignees for errors in judgment or mistakes
                                                  of fact or law or of any act or omission if
                                                  the general partner or such director or
                                                  officer acted in good faith. See
                                                  "Description of OP Units -- Fiduciary
                                                  Responsibilities" in the accompanying
                                                  Prospectus.

                            Federal Income Taxation


In general, there are no material                 The AIMCO Operating Partnership is not
differences between the taxation of your          subject to Federal income taxes. Instead,
partnership and the AIMCO Operating               each holder of OP Units includes in income
Partnership.                                      its allocable share of the AIMCO Operating
                                                  Partnership's taxable income or loss when it
                                                  determines its individual Federal income tax
                                                  liability.
                                                  Income and loss from the AIMCO Operating
                                                  Partnership may be subject to the passive
                                                  activity limitations. If an investment in an
                                                  OP Unit is treated as a passive activity,
                                                  income and loss from the AIMCO Operating
                                                  Partnership generally can be offset against
                                                  income and loss from other investments that
                                                  constitute "passive activities" (unless the
                                                  AIMCO Operating Partnership is

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  considered a "publicity traded partnership",
                                                  in which case income and loss from the AIMCO
                                                  Operating Partnership can only be offset
                                                  against other income and loss from the AIMCO
                                                  Operating Partnership). Income of the AIMCO
                                                  Operating Partnership, however, attributable
                                                  to dividends from the Management
                                                  Subsidiaries (as defined below) or interest
                                                  paid by the Management Subsidiaries does not
                                                  qualify as passive activity income and
                                                  cannot be offset against losses from
                                                  "passive activities."
                                                  Cash distributions by the AIMCO Operating
                                                  Partnership are not taxable to a holder of
                                                  OP Units except to the extent they exceed
                                                  such Partner's basis in its interest in the
                                                  AIMCO Operating Partnership (which will
                                                  include such OP Unitholder's allocable share
                                                  of the AIMCO Operating Partnership's
                                                  nonrecourse debt).
                                                  Each year, OP Unitholders receive a Schedule
                                                  K-1 tax form containing tax information for
                                                  inclusion in preparing their Federal income
                                                  tax returns.
                                                  OP Unitholders are required, in some cases,
                                                  to file state income tax returns and/or pay
                                                  state income taxes in the states in which
                                                  the AIMCO Operating Partnership owns
                                                  property or transacts business, even if they
                                                  are not residents of those states. The AIMCO
                                                  Operating Partnership may be required to pay
                                                  state income taxes in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in      The Preferred OP Units            The Common OP Units
your partnership constitute       constitute equity interests       constitute equity interests
equity interests entitling        entitling each holder of          entitling each OP Unitholder
each partner to its pro rata      Preferred OP Units, when and      to such partner's pro rata
share of distributions to be      as declared by the board of       share of cash distributions
made to the partners of your      directors of the general          made from Available Cash (as
partnership.                      partner of the AIMCO              such term is defined in the
                                  Operating Partnership,            AIMCO Operating Partnership
                                  quarterly cash distribution       Agreement) to the partners
                                  at a rate of $.50 per             of the AIMCO Operating
                                  Preferred OP Unit, subject        Partnership. To the extent
                                  to adjustments from time to       the AIMCO Operating
                                  time on or after the fifth        Partnership sells or
                                  anniversary of the issue          refinances its assets, the
                                  date of the Preferred OP          net proceeds therefrom
                                  Units.                            generally will be

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                    retained by the AIMCO
                                                                    Operating Partnership for
                                                                    working capital and new
                                                                    investments rather than
                                                                    being distributed to the OP
                                                                    Unitholders (including
                                                                    AIMCO).

                                 Voting Rights


Under your partnership's          Except as otherwise required      Under the AIMCO Operating
agreement of limited              by applicable law or in the       Partnership Agreement, the
partnership, the approval of      AIMCO Operating Partnership       OP Unitholders have voting
holders of 75% of the units       Agreement, the holders of         rights only with respect to
is needed to approve the          the Preferred OP Units will       certain limited matters such
withdrawal of a general           have the same voting rights       as certain amendments and
partner and to send a notice      as holders of the Common OP       termination of the AIMCO
to the general partner            Units. See "Description of        Operating Partnership
stating that they have            OP Units" in the                  Agreement and certain
determined that your              accompanying Prospectus. So       transactions such as the
partnership is dissolving         long as any Preferred OP          institution of bankruptcy
due to an action by the           Units are outstanding, in         proceedings, an assignment
general partners making it        addition to any other vote        for the benefit of creditors
impossible for your               or consent of partners            and certain transfers by the
partnership to carry on its       required by law or by the         general partner of its
business in a normal              AIMCO Operating Partnership       interest in the AIMCO
fashion. Within thirty days       Agreement, the affirmative        Operating Partnership or the
of such notice, if all of         vote or consent of holders        admission of a successor
the limited partners agree        of at least 50% of the            general partner.
to continue the business of       outstanding Preferred OP
your partnership, a new           Units will be necessary for       Under the AIMCO Operating
general partner may be            effecting any amendment of        Partnership Agreement, the
elected to carry on the           any of the provisions of the      general partner has the
business of your                  Partnership Unit Designation      power to effect the
partnership. Upon the vote        of the Preferred OP Units         acquisition, sale, transfer,
of the general partner and        that materially and               exchange or other
the limited partners owning       adversely affects the rights      disposition of any assets of
at least 67% of the units,        or preferences of the             the AIMCO Operating
your partnership may              holders of the Preferred OP       Partnership (including, but
dissolve and may sell all or      Units. The creation or            not limited to, the exercise
substantially all of its          issuance of any class or          or grant of any conversion,
interest in all partnership       series of partnership units,      option, privilege or
assets. The consent of the        including, without                subscription right or any
general partner and all           limitation, any partnership       other right available in
limited partners is               units that may have rights        connection with any assets
necessary to admit a general      senior or superior to the         at any time held by the
partner or a limited              Preferred OP Units, shall         AIMCO Operating Partnership)
partner.                          not be deemed to materially       or the merger,
                                  adversely affect the rights       consolidation,
In general, you have greater      or preferences of the             reorganization or other
voting rights in your             holders of Preferred OP           combination of the AIMCO
partnership than you will         Units. With respect to the        Operating Partnership with
have as an OP Unitholder. OP      exercise of the above             or into another entity, all
Unitholders cannot remove         described voting rights,          without the consent of the
the general partner of the        each Preferred OP Units           OP Unitholders.
AIMCO Operating Partnership.      shall have one (1) vote per
                                  Preferred OP Unit.

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                    The general partner may
                                                                    cause the dissolution of the
                                                                    AIMCO Operating Partnership
                                                                    by an "event of withdrawal,"
                                                                    as defined in the Delaware
                                                                    Limited Partnership Act
                                                                    (including, without
                                                                    limitation, bankruptcy),
                                                                    unless, within 90 days after
                                                                    the withdrawal, holders of a
                                                                    "majority in interest," as
                                                                    defined in the Delaware
                                                                    Limited Partnership Act,
                                                                    agree in writing, in their
                                                                    sole and absolute
                                                                    discretion, to continue the
                                                                    business of the AIMCO
                                                                    Operating Partnership and to
                                                                    the appointment of a
                                                                    successor general partner.
                                                                    The general partner may
                                                                    elect to dissolve the AIMCO
                                                                    Operating Partnership in its
                                                                    sole and absolute
                                                                    discretion, with or without
                                                                    the consent of the OP
                                                                    Unitholders. See
                                                                    "Description of OP Units --
                                                                    Dissolution and Winding Up"
                                                                    in the accompanying
                                                                    Prospectus.
                                                                    OP Unitholders cannot remove
                                                                    the general partner of the
                                                                    AIMCO Operating Partnership
                                                                    with or without cause.

                                 Distributions


Your partnership's agreement      Holders of Preferred OP           Subject to the rights of
of limited partnership            Units will be entitled to         holders of any outstanding
specifies how the cash            receive, when and as              Preferred OP Units, the
available for distribution,       declared by the board of          AIMCO Operating Partnership
whether arising from              directors of the general          Agreement requires the
operations or sales or            partner of the AIMCO              general partner to cause the
refinancing, is to be shared      Operating Partnership,            AIMCO Operating Partnership
among the partners.               quarterly cash distributions      to distribute quarterly all,
Distributions of Net Cash         at the rate of $.50 per           or such portion as the
Receipts are disbursed at         Preferred OP Unit; provided,      general partner may in its
reasonable intervals as           however, that at any time         sole and absolute discretion
determined by the general         and from time to time on or       determine, of Available Cash
partners in their absolute        after the fifth anniversary       (as defined in the AIMCO
discretion.                       of the issue date of the          Operating Partnership
                                  Preferred OP Units, the           Agreement) generated by the
                                  AIMCO Operating Partnership       AIMCO Operating Partnership
                                  may adjust the annual             during such quarter to the
                                  distribution rate on the          general partner, the special
                                  Preferred OP Units to the         limited
                                  lower of (i)      % plus the

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  annual interest rate then         partner and the holders of
                                  applicable to U.S. Treasury       Common OP Units on the
                                  notes with a maturity of          record date established by
                                  five years, and (ii) the          the general partner with
                                  annual dividend rate on the       respect to such quarter, in
                                  most recently issued AIMCO        accordance with their
                                  non-convertible preferred         respective interests in the
                                  stock which ranks on a            AIMCO Operating Partnership
                                  parity with its Class H           on such record date. Holders
                                  Cumulative Preferred Stock.       of any other Preferred OP
                                  Such distributions will be        Units issued in the future
                                  cumulative from the date of       may have priority over the
                                  original issue. Holders of        general partner, the special
                                  Preferred OP Units will not       limited partner and holders
                                  be entitled to receive any        of Common OP Units with
                                  distributions in excess of        respect to distributions of
                                  cumulative distributions on       Available Cash,
                                  the Preferred OP Units. No        distributions upon
                                  interest, or sum of money in      liquidation or other
                                  lieu of interest, shall be        distributions. See "Per
                                  payable in respect of any         Share and Per Unit Data" in
                                  distribution payment or           the accompanying Prospectus.
                                  payments on the Preferred OP
                                  Units that may be in              The general partner in its
                                  arrears.                          sole and absolute discretion
                                                                    may distribute to the OP
                                  When distributions are not        Unitholders Available Cash
                                  paid in full upon the             on a more frequent basis and
                                  Preferred OP Units or any         provide for an appropriate
                                  Parity Units, all                 record date.
                                  distributions declared upon
                                  the Preferred OP Units and        The AIMCO Operating
                                  any Parity Units shall be         Partnership Agreement
                                  declared ratably in               requires the general partner
                                  proportion to the respective      to take such reasonable
                                  amounts of distributions          efforts, as determined by it
                                  accumulated, accrued and          in its sole and absolute
                                  unpaid on the Preferred OP        discretion and consistent
                                  Units and such Parity Units.      with AIMCO's qualification
                                  Unless full cumulative            as a REIT, to cause the
                                  distributions on the              AIMCO Operating Partnership
                                  Preferred OP Units have been      to distribute sufficient
                                  declared and paid, except in      amounts to enable the
                                  limited circumstances, no         general partner to transfer
                                  distributions may be              funds to AIMCO and enable
                                  declared or paid or set           AIMCO to pay stockholder
                                  apart for payment by the          dividends that will (i)
                                  AIMCO Operating Partnership       satisfy the requirements for
                                  and no other distribution of      qualifying as a REIT under
                                  cash or other property may        the Code and the Treasury
                                  be declared or made,              Regulations and (ii) avoid
                                  directly or indirectly, by        any Federal income or excise
                                  the AIMCO Operating               tax liability of AIMCO. See
                                  Partnership with respect to       "Description of OP Units --
                                  any Junior Units, nor shall       Distributions" in the
                                  any Junior Units be               accompanying Prospectus.
                                  redeemed, purchased or
                                  otherwise acquired for

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  consideration, nor shall any
                                  other cash or other property
                                  be paid or distributed to or
                                  for the benefit of holders
                                  of Junior Units. See
                                  "Description of Preferred OP
                                  Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not         There is no public market         There is no public market
mortgage its interest but         for the Preferred OP Units        for the OP Units. The AIMCO
may otherwise assign, sell        and the Preferred OP Units        Operating Partnership
or dispose of its interest        are not listed on any             Agreement restricts the
in accordance with                securities exchange. The          transferability of the OP
applicable law. A transferee      Preferred OP Units are            Units. Until the expiration
may become a substituted          subject to restrictions on        of one year from the date on
limited partner upon the          transfer as set forth in the      which an OP Unitholder
approval of the general           AIMCO Operating Partnership       acquired OP Units, subject
partner and the consent of        Agreement.                        to certain exceptions, such
the limited partners.                                               OP Unitholder may not
There are no redemption           Pursuant to the AIMCO             transfer all or any portion
rights associated with your       Operating Partnership             of its OP Units to any
units.                            Agreement, until the              transferee without the
                                  expiration of one year from       consent of the general
                                  the date on which a holder        partner, which consent may
                                  of Preferred OP Units             be withheld in its sole and
                                  acquired Preferred OP Units,      absolute discretion. After
                                  subject to certain                the expiration of one year,
                                  exceptions, such holder of        such OP Unitholder has the
                                  Preferred OP Units may not        right to transfer all or any
                                  transfer all or any portion       portion of its OP Units to
                                  of its Preferred OP Units to      any person, subject to the
                                  any transferee without the        satisfaction of certain
                                  consent of the general            conditions specified in the
                                  partner, which consent may        AIMCO Operating Partnership
                                  be withheld in its sole and       Agreement, including the
                                  absolute discretion. After        general partner's right of
                                  the expiration of one year,       first refusal. See
                                  such holders of Preferred OP      "Description of OP Units --
                                  Units has the right to            Transfers and Withdrawals"
                                  transfer all or any portion       in the accompanying
                                  of its Preferred OP Units to      Prospectus.
                                  any person, subject to the
                                  satisfaction of certain           After the first anniversary
                                  conditions specified in the       of becoming a holder of
                                  AIMCO Operating Partnership       Common OP Units, an OP
                                  Agreement, including the          Unitholder has the right,
                                  general partner's right of        subject to the terms and
                                  first refusal.                    conditions of the AIMCO
                                                                    Operating Partnership
                                  After a one-year holding          Agreement, to require the
                                  period, a holder may redeem       AIMCO Operating Partnership
                                  Preferred OP Units and            to redeem all or a portion
                                  receive in exchange               of the Common OP Units held
                                  therefor, at the AIMCO            by such party in exchange
                                  Operating Partnership's           for a cash amount based on
                                  option, (i) subject to the        the value of shares of Class
                                  terms of any Senior Units,        A Common
                                  cash in an amount

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  equal to the Liquidation          Stock. See "Description of
                                  Preference of the Preferred       OP Units -- Redemption
                                  OP Units tendered for             Rights" in the accompanying
                                  redemption, (ii) a number of      Prospectus. Upon receipt of
                                  shares of Class I Cumulative      a notice of redemption, the
                                  Preferred Stock of AIMCO          AIMCO Operating Partnership
                                  that pay an aggregate amount      may, in its sole and
                                  of dividends yield                absolute discretion but
                                  equivalent to the                 subject to the restrictions
                                  distributions on the              on the ownership of Class A
                                  Preferred OP Units tendered       Common Stock imposed under
                                  for redemption and are part       AIMCO's charter and the
                                  of a class or series of           transfer restrictions and
                                  preferred stock that is then      other limitations thereof,
                                  listed on the New York Stock      elect to cause AIMCO to
                                  Exchange or another national      acquire some or all of the
                                  securities exchange, or           tendered Common OP Units in
                                  (iii) a number of shares of       exchange for Class A Common
                                  Class A Common Stock of           Stock, based on an exchange
                                  AIMCO that is equal in Value      ratio of one share of Class
                                  to the Liquidation                A Common Stock for each
                                  Preference of the Preferred       Common OP Unit, subject to
                                  OP Units tendered for             adjustment as provided in
                                  redemption. The Preferred OP      the AIMCO Operating
                                  Units may not be redeemed at      Partnership Agreement.
                                  the option of the AIMCO
                                  Operating Partnership. See
                                  "Description of Preferred OP
                                  Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING


     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Class I High Performance Partnership Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, the Class J Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class One Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.


     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating Partnership, quarterly cash distributions at the rate of $0.50 per Preferred OP Unit (equivalent to 8.0% per annum of the $25 stated liquidation preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the Preferred OP Units to
the lower of (i)        % plus the annual interest rate then applicable to U.S.
Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. A reduction in the distribution rate will reduce your rate of return on the Preferred OP Units and possibly encourage you to redeem such Units. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each

Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $25 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the NYSE or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").


     Holders of Class I Preferred Stock are entitled to receive cash dividends at the rate of 8.0% per annum of the $25 liquidation preference (equivalent to $2.00 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing April 1, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.


     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of
(a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

                      COMPARISON OF PREFERRED OP UNITS AND
                            CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity          The Class I Preferred Stock constitutes an
interests entitling each holder of Preferred      equity interest entitling each holder of
OP Units to receive, when and as declared by      Class I Preferred Stock to receive, when and
the board of directors of the general             as declared by the AIMCO board of directors,
partner of the AIMCO Operating Partnership,       cash distribution at a rate of $2.00 per
quarterly cash distribution at a rate of          annum per share.
$.50 per Preferred OP Unit, subject to
adjustments from time to time on or after
the fifth anniversary of the issue date of
the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable        Holders of Class I Preferred Stock do not
law or in the AIMCO Operating Partnership's       have any voting rights, except as set forth
agreement of limited partnership, the             below and except as otherwise required by
holders of the Preferred OP Units will have       applicable law.
the same voting rights as holders of the
Common OP Units. See "Description of OP           If and whenever dividends on any shares of
Units" in the accompanying Prospectus. So         Class I Preferred Stock or any series or
long as any Preferred OP Units are                class of Class I Parity Stock are in arrears
outstanding, in addition to any other vote        for six or more quarterly periods (whether
or consent of partners required by law or by      or not consecutive), the number of directors
the AIMCO Operating Partnership's agreement       then constituting the AIMCO board of
of limited partnership, the affirmative vote      directors shall be increased by two (if not
or consent of holders of at least 50% of the      already increased by reason of similar types
outstanding Preferred OP Units will be            of provisions with respect to shares of
necessary for effecting any amendment of any      voting preferred stock), and the holders of
of the provisions of the Partnership Unit         shares of Class I Preferred Stock, together
Designation of the Preferred OP Units that        with the holders of shares of all other
materially and adversely affects the rights       voting preferred stock then entitled to
or preferences of the holders of the              exercise similar voting rights, voting as a
Preferred OP Units. The creation or issuance      single class regardless of series, will be
of any class or series of AIMCO Operating         entitled to vote for the election of two
Partnership units, including, without             additional directors of AIMCO. Whenever
limitation, any AIMCO Operating Partnership       dividends in arrears and dividends for the
units that may have rights senior or              current quarterly dividend period have been
superior to the Preferred OP Units, will not      paid or declared and set aside in respect of
be deemed to materially adversely affect the      the outstanding shares of the Class I
rights or preferences of the holders of           Preferred Stock and the voting preferred
Preferred OP Units. With respect to the           stock, then the right of the holders of
exercise of the above described voting            Class I Preferred Stock and the voting
rights, each Preferred OP Units will have         preferred stock to elect such additional two
one (1) vote per Preferred OP Unit.               directors will cease and the terms of office
                                                  of such directors will terminate.

                                                  The affirmative vote or consent of at least
                                                  66 2/3% of the votes entitled to be cast by
                                                  the holders of Class I Preferred Stock and
                                                  Class I Parity Stock entitled to vote on
                                                  such matters, voting as a single class, will
                                                  be required to (i) authorize, create,
                                                  increase the authorized amount of, or issue
                                                  any shares of any class of Class I Senior
                                                  Stock or any security convertible into
                                                  shares of any class of Class I Senior Stock,
                                                  or (ii) amend, alter or repeal any provision
                                                  of, or add any provision to, the AIMCO
                                                  charter or

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                                  by-laws, if such action would materially
                                                  adversely affect the voting powers, rights
                                                  or preferences of the holders of the Class I
                                                  Preferred Stock; provided, however, that no
                                                  such vote of the Class I Preferred
                                                  Stockholders shall be required if, at or
                                                  prior to the time such proposed change,
                                                  provisions are made for the redemption of
                                                  all outstanding shares of Class I Preferred
                                                  Stock. The amendment of the AIMCO charter to
                                                  authorize, create, increase or decrease the
                                                  authorized amount of or to issue Class I
                                                  Junior Stock, Class I Preferred Stock or any
                                                  shares of any class of Class I Parity Stock
                                                  shall not be deemed to materially adversely
                                                  affect the voting powers, rights or
                                                  preferences of the holders of Class I
                                                  Preferred Stock.
                                                  With respect to the exercise of the above
                                                  described voting rights, each share of Class
                                                  I Preferred Stock will have one vote per
                                                  share, except that when any other class or
                                                  series of preferred stock has the right to
                                                  vote with the Class I Preferred Stock as a
                                                  single class, then the Class I Preferred
                                                  Stock and such other class or series shall
                                                  have one quarter of one vote per $25 of
                                                  stated liquidation preference.

                                 Distributions


Holders of Preferred OP Units are entitled        Holders of Class I Preferred Stock are
to receive, when and as declared by the           entitled to receive, when and as declared by
board of directors of the general partner of      the AIMCO board of directors, out of funds
the AIMCO Operating Partnership, quarterly        legally available for payment, cash
cash distributions at the rate of $.50 per        dividends at the rate of $2.00 per annum per
Preferred OP Unit; provided, however, that        share. Such dividends are cumulative from
at any time and from time to time on or           the date of original issue. Holders of Class
after the fifth anniversary of the issue          I Preferred Stock are not be entitled to
date of the Preferred OP Units, the AIMCO         receive any dividends in excess of
Operating Partnership may adjust the annual       cumulative dividends on the Class I
distribution rate on the Preferred OP Units       Preferred Stock. No interest, or sum of
to the lower of (i)      % plus the annual        money in lieu of interest, shall be payable
interest rate then applicable to U.S.             in respect of any dividend payment or
Treasury notes with a maturity of five            payments on the Class I Preferred Stock that
years, and (ii) the annual dividend rate on       may be in arrears.
the most recently issued AIMCO
non-convertible preferred stock which ranks       When dividends are not paid in full upon the
on a parity with its Class H Cumulative           Class I Preferred Stock or any other class
Preferred Stock. Such distributions will be       or series of Class I Parity Stock, all
cumulative from the date of original issue.       dividends declared upon the Class I
Holders of Preferred OP Units will not be         Preferred Stock and any shares of Class I
entitled to receive any distributions in          Parity Stock will be declared ratably in
excess of cumulative distributions on the         proportion to the respective amounts of
Preferred OP Units. No interest, or sum of        dividends accumulated, accrued and unpaid on
money in lieu of interest, shall be payable       the Class I Preferred Stock and such Class I
in respect of any distribution payment or         Parity Stock. Unless dividends equal to the
payments on the Preferred OP Units that may       full amount of all accumulated, accrued and
be in arrears.                                    unpaid dividends on the Class I Preferred
                                                  Stock have been paid, or declared and set
When distributions are not paid in full upon      apart for payment, except in limited
the Preferred OP Units or any Parity Units,       circumstances, no dividends may be declared
all                                               or paid or set apart for

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

distributions declared upon the Preferred OP      payment by AIMCO and no other distribution
Units and any Parity Units will be declared       of cash or other property may be declared or
ratably in proportion to the respective           made, directly or indirectly, by AIMCO with
amounts of distributions accumulated,             respect to any shares of Class I Junior
accrued and unpaid on the Preferred OP Units      Stock, nor shall any shares of Class I
and such Parity Units. Unless full                Junior Stock be redeemed, purchased or
cumulative distributions on the Preferred OP      otherwise acquired for any consideration,
Units have been declared and paid, except in      nor shall any other cash or other property
limited circumstances, no distributions may       be paid or distributed to or for the benefit
be declared or paid or set apart for payment      of holders of shares of Class I Junior
by the AIMCO Operating Partnership and no         Stock. See "Description of Class I Preferred
other distribution of cash or other property      Stock -- Dividends."
may be declared or made, directly or
indirectly, by the AIMCO Operating
Partnership with respect to any Junior
Units, nor shall any Junior Units be
redeemed, purchased or otherwise acquired
for consideration, nor shall any other cash
or other property be paid or distributed to
or for the benefit of holders of Junior
Units. See "Description of Preferred OP
Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred       Ownership of shares of Class I Preferred
OP Units and the Preferred OP Units are not       Stock by any person will be limited such
listed on any securities exchange. The            that the sum of the aggregate value of all
Preferred OP Units are subject to certain         equity stock (including all shares of Class
restrictions on transferability set forth in      I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.        constructively by such person may not exceed
                                                  8.7% (or 15% in the case of certain parties)
Pursuant to the AIMCO Operating                   of the aggregate value of all outstanding
Partnership's agreement of limited                shares of equity stock. Further, certain
partnership, until the expiration of one          transfers which may have the effect of
year from the date on which a holder of           causing AIMCO to lose its status as a REIT
Preferred OP Units acquired Preferred OP          are void ab initio.
Units, subject to certain exceptions, such
holder of Preferred OP Units may not              If any transfer of Class I Preferred Stock
transfer all or any portion of its Preferred      occurs which, if effective, would result in
OP Units to any transferee without the            any person beneficially or constructively
consent of the general partner, which             owning Class I Preferred Stock in excess or
consent may be withheld in its sole and           in violation of the Class I Preferred
absolute discretion. After the expiration of      Ownership Limit, such shares of Class I
one year, such holders of Preferred OP Units      Preferred Stock in excess of the Class I
has the right to transfer all or any portion      Preferred Ownership Limit will be
of its Preferred OP Units to any person,          automatically transferred to a trustee in
subject to the satisfaction of certain            his capacity as trustee of a trust for the
conditions specified in the AIMCO Operating       exclusive benefit of one or more charitable
Partnership's agreement of limited                beneficiaries designated by AIMCO, and the
partnership, including the general partner's      prohibited transferee will generally have no
right of first refusal.                           rights in such shares, except upon sale of
                                                  the shares by the trustee. The trustee will
After a one-year holding period, a holder         have all voting rights and rights to
may redeem Preferred OP Units and receive in      dividends with respect to shares of Class I
exchange therefor, at the AIMCO Operating         Preferred Stock held in the trust, which
Partnership's option, (i) subject to the          rights will be exercised for the benefit of
terms of any Senior Units, cash in an amount      the charitable beneficiaries.
equal to the Liquidation Preference of the
Preferred OP Units tendered for                   The trustee may sell the Class I Preferred
                                                  Stock held

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

redemption, (ii) a number of shares of            in the trust to AIMCO or a person,
preferred stock of AIMCO that have an             designated by the trustee, whose ownership
aggregate dividend yield equivalent to the        of the Class I Preferred Stock will not
distribution yield of the Preferred OP Units      violate the Class I Preferred Ownership
tendered for redemption and are part of a         Limit. Upon such sale, the interest of the
class or series of preferred stock that is        charitable beneficiaries in the shares sold
then listed on the New York Stock Exchange        will terminate and the trustee will
or another national securities exchange, or       distribute to the prohibited transferee, the
(iii) a number of shares of Class A Common        lesser of (i) the price paid by the
Stock of AIMCO that is equal in value to the      prohibited transferee for the shares or if
Liquidation Preference of the Preferred OP        the prohibited transferee did not give value
Units tendered for redemption. The Preferred      for the shares in connection with the event
OP Units may not be redeemed at the option        causing the shares to be held in the trust,
of the AIMCO Operating Partnership. See           the market price of such shares on the day
"Description of Preferred OP Units --             of the event causing the shares to be held
Redemption."                                      in the trust and (ii) the price per share
                                                  received by the trustee from the sale or
                                                  other disposition of the shares held in the
                                                  trust. Any proceeds in excess of the amount
                                                  payable to the prohibited transferee will be
                                                  payable to the charitable beneficiaries.
                                                  On and after                  ,      AIMCO
                                                  may, at its option, redeem shares of Class I
                                                  Preferred Stock, in whole or from time to
                                                  time in part, at a cash redemption price
                                                  equal to 100% of the Class I Liquidation
                                                  Preference plus all accumulated, accrued and
                                                  unpaid dividends to the date fixed for
                                                  redemption. If full cumulative dividends on
                                                  all outstanding shares of Class I Preferred
                                                  Stock have not been paid or declared and set
                                                  apart for payment, no shares of Class I
                                                  Preferred Stock may be redeemed unless all
                                                  outstanding shares of Class I Preferred
                                                  Stock are simultaneously redeemed and
                                                  neither AIMCO nor any of its affiliates may
                                                  purchase or acquire shares of Class I
                                                  Preferred Stock otherwise than pursuant to a
                                                  purchase or exchange offer made on the same
                                                  terms to all holders of Class I Preferred
                                                  Stock. The redemption price for the Class I
                                                  Preferred Stock (other than any portion
                                                  thereof consisting of accumulated, accrued
                                                  and unpaid dividends) will be payable solely
                                                  with the proceeds from the sale by AIMCO of
                                                  capital stock of AIMCO or the sale by the
                                                  AIMCO Operating Partnership of partnership
                                                  interests in the AIMCO Operating Partnership
                                                  (whether or not such sale occurs
                                                  concurrently with such redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner but may receive reimbursements for expenses incurred in that capacity. The general partner of your partnership received total fees and reimbursements of $18,540 in 1996, $22,628 in 1997 and $6,364 for the first nine months of 1998. The property manager received management fees of $108,745 in 1996, $112,600 in 1997 and $88,821 for the first nine months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership's property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS


     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. However, we will not acquire any additional units for a period of at least one year after completion of the offer. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                         SELECTED FINANCIAL INFORMATION


                              OF YOUR PARTNERSHIP


     Set forth on page F-1 of this Prospectus Supplement is the Index to the Financial Statements of Your Partnership. You are urged to read the Financial Statements carefully before making any decision whether to tender your units in the offer.

     Below is selected financial information for Shannon Manor Apartments, a Limited Partnership taken from the financial statements described above. The amounts for 1994 and 1993 have been derived from audited financial statements which are not included in this Prospectus Supplement. See "Index to Financial Statements."


                                                       SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                               -----------------------------------------------------------------------------------------------
                                     SEPTEMBER 30,                                    DECEMBER 31,
                               -------------------------   -------------------------------------------------------------------
                                  1998          1997          1997          1996          1995          1994          1993
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA
Cash and Cash Equivalents....  $   675,402   $   169,480   $    77,342   $    71,271   $   165,844   $   237,815   $   212,297
Land & Building..............    5,480,997     5,315,334     5,449,390     5,128,357     4,430,794     4,261,377     4,109,205
Accumulated Depreciation.....   (3,605,149)   (3,423,978)   (3,469,271)   (3,288,100)   (3,155,379)   (3,050,097)   (2,947,180)
Other Assets.................      419,153       511,250       552,094       465,675       546,854       354,062       240,351
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Total Assets........  $ 2,970,403   $ 2,572,086   $ 2,609,555   $ 2,377,203   $ 1,988,113   $ 1,803,157   $ 1,614,673
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
Mortgage & Accrued
  Interest...................  $ 2,245,668   $ 2,333,633   $ 2,315,539   $ 2,386,059   $ 2,452,209   $ 2,513,898   $ 2,571,431
Other Liabilities............       59,553       104,757        36,634       113,924        47,222        35,578        43,566
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Total Liabilities...    2,305,221     2,438,390     2,352,173     2,499,983     2,499,431     2,549,476     2,614,997
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Partners Capital (Deficit)...  $   665,182   $   133,696   $   257,382   $  (122,780)  $  (511,318)  $  (746,319)  $(1,000,324)
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========


                                                       SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                               -----------------------------------------------------------------------------------------------
                               FOR THE NINE MONTHS ENDED                           FOR THE YEARS ENDED
                                     SEPTEMBER 30,                                    DECEMBER 31,
                               -------------------------   -------------------------------------------------------------------
                                  1998          1997          1997          1996          1995          1994          1993
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
STATEMENT OF OPERATION DATA
Rental Revenue...............  $ 1,194,684   $ 1,122,822   $ 1,519,975   $ 1,468,745   $ 1,381,641   $ 1,288,221   $ 1,258,844
Other Income.................       58,416        63,247        78,834        54,239        70,709        79,815        62,775
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Total Revenue.......    1,253,100     1,186,069     1,598,809     1,522,984     1,452,350     1,368,036     1,321,619
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating Expenses...........      289,071       396,321       426,044       428,044       421,696       371,603       494,988
General & Administrative.....      192,061       187,633       312,415       279,692       267,457       271,462       218,676
Depreciation.................      135,878       135,878       181,171       136,731       105,282       102,917       103,418
Interest Expense.............      126,129       131,882       163,821       168,192       172,652       176,810       193,744
Property Taxes...............       77,763        77,880        98,864        99,039        81,881       105,170       101,154
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Total Expenses......      820,902       929,594     1,182,315     1,111,698     1,048,968     1,027,962     1,111,980
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net Income...................  $   432,198   $   256,475   $   416,494   $   411,286   $   403,382   $   340,074   $   209,639
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL


                      CONDITION AND RESULTS OF OPERATIONS


                              OF YOUR PARTNERSHIP



OVERVIEW



     The following discussion and analysis of the results of operations and financial condition of your partnership should be read in conjunction with the audited financial statements of your partnership included herein.



RESULTS OF OPERATIONS



  Comparison of the Nine Months Ended September 30, 1998 to the Nine Months
Ended
  September 30, 1997



  Net Income



     Your partnership recognized net income of $432,198 for the nine months ended September 30, 1998, compared to $256,475 for the nine months ended September 30, 1997. The increase in net income of $175,723, or 68.51% was primarily the result of an increase in rental revenues and a decrease in operating expenses. These factors are discussed in more detail in the following paragraphs.



  Revenues



     Rental and other property revenues from the partnership's property totaled $1,253,100 for the nine months ended September 30, 1998, compared to $1,186,069 for the nine months ended September 30, an increase of $67,031, or 5.65%. This increase is due to a rate increase of approximately 2% that management implemented during 1998 and a 3% increase in occupancy to 96% at September 1998. Management cannot predict whether the higher occupancy rates will continue.



  Expenses



     The partnership's property operating expenses, consisting of utilities (net of reimbursements received from tenants), contract services, turnover costs, repairs and maintenance, advertising and marketing, and insurance, totaled $289,071 for the nine months ended September 30, 1998, compared to $396,321 for the nine months ended September 30, 1997, a decrease of $107,250 or 27.06%. This decrease is due to several factors. During the prior year, the property incurred major landscaping costs, with no similar projects undertaken during the current year. Trash collections, sewer costs and other maintenance costs were lower during the current year. The decrease in maintenance expenses in the current year was the result of improvements made in the prior year. In addition, marketing and advertising costs decreased as management did not have to advertise as heavily since occupancy had improved but management cannot predict whether such occupancy rates will remain at their current level. The partnership's property management expenses totaled $88,821 for the nine months ended September 30, 1998, compared to $85,133 for the nine months ended September 30, 1997, an increase of $3,688, or 4.33%. This increase is due to the increase in revenues, as this expense is a function of rental revenues.



  Interest Expense



     Interest expense on the mortgage indebtedness totaled $126,129 for the nine months ended September 30, 1998, compared to $131,882 for the nine months ended September 30, 1997, a decrease of $5,753, or 4.36%. This decrease is the result of a lower average mortgage balance due to principal payments made during the period.

  Comparison of the Year Ended December 31, 1997 to the Year Ended December 31, 1996



  Net Income



     Your partnership recognized net income of $416,494 for the year ended December 31, 1997, compared to $411,286 for the year ended December 31, 1996. The increase in net income of $5,208, or 1.27% was due to an increase in rental revenues, offset by increases in depreciation and general and administrative expenses. These factors are discussed in more detail in the following paragraphs.



  Revenues



     Rental and other property revenues from the partnership's property totaled $1,598,809 for the year ended December 31, 1997, compared to $1,522,984 for the year ended December 31, 1996, an increase of $75,825, or 4.98%. This increase is due to a rate increase of approximately 8% that your partnership's management implemented during 1997, offset by a 4% decrease in occupancy. The occupancy decreased as several tenants moved out when the rate increases were implemented.



  Expenses



     Depreciation expense increased $44,440 (32.50%) over the prior year, resulting from the major capital program the property underwent during the previous two years, in which the property capitalized additions of $321,000
(1997) and $698,000 (1996). General and administrative expenses increased $32,723 (11.70%) over the prior year. This increase is due primarily to an increase in manager rent-free unit expense, as management compensated its on-site manager by providing an apartment unit. There was also an increase in bad debt expense due to a higher amount of past due rent revenue deemed uncollectible. The decrease in interest expense is due to a lower average mortgage balance resulting from principal payments made during the year.



  Comparison of the Year Ended December 31, 1996 to the Year Ended December 31, 1995



  Net Income



     Your partnership recognized net income of $411,286 for the year ended December 31, 1996, compared to $403,382 for the year December 31, 1995. The increase in net income of $7,904, or 1.96%, was due to an increase in rental revenues, offset by increases in depreciation and general and administrative expenses. These factors are discussed in more detail in the following paragraphs.



  Revenues



     Rental and other property revenues from the partnership's property totaled $1,522,984 for the year ended December 31, 1996, compared to $1,452,350 for the year ended December 31, 1995, an increase of $70,634, or 4.86%. This increase is due to a rate increase of approximately 7% that management implemented during 1996, partially offset by a 1.5% decrease in occupancy.



  Expenses



     Depreciation expense increased $31,449 (29.87%) over the prior year, resulting from the major capital program the property was undergoing in the current year, in which the property capitalized additions of $698,000. General and administrative expenses increased $12,235 (4.57%) over the prior year. This increase is due primarily to an increase in advertising, as management increased spending in this area in efforts to increase occupancy. The decrease in interest expense is due to a lower average mortgage balance resulting from principal payments made during the year.



LIQUIDITY AND CAPITAL RESOURCES



     As of September 30, 1998, your partnership had $675,402 in cash and cash equivalents. Your partnership's principal demands for liquidity include normal operating activities, payments of principal and interest on outstanding debt, capital improvements, and distributions paid to limited partners. The mortgage indebtedness of $2,245,668 requires monthly payments of approximately $20,000 until maturity in August 2014. The note, which is collateralized by pledge of land and buildings, has a stated interest rate of 7% and is insured by the U.S. Department of Housing and Urban Development. There are no commitments for material capital expenditures as of September 1998. The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the property to adequately maintain the physical assets and meet other operating needs of your partnership. Such assets are currently thought to be sufficient for any near-term needs of your partnership. Management believes that your partnership has adequate sources of cash to finance its operations, both on a short-term and long-term basis.



             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES


     The AIMCO Operating Partnership expects that approximately $1,141,000 will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings. The AIMCO Operating Partnership will pay all of the costs of the offer and not your partnership.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on September 30, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants. The AIMCO Operating Partnership intends to repay any funds borrowed out of working capital in the ordinary course of business.

                                 LEGAL MATTERS


     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT and with regard to the tax matters described in this Prospectus Supplement and the attached Prospectus. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.


     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited Shannon Manor Apartments, a Limited Partnership's financial statements at December 31, 1997, 1996 and 1995 and for the years then ended, as set forth in their reports thereon, appearing in this Prospectus Supplement. These financial statements are included in this Prospectus Supplement in reliance upon their reports, given on their authority as experts in accounting and auditing.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Condensed Balance Sheet as of September 30, 1998
  (Unaudited)...............................................  F-2
Condensed Statements of Operations for the nine months ended
  September 30, 1998 and 1997
  (Unaudited)...............................................  F-3
Condensed Statements of Cash Flows for the nine months ended
  September 30, 1998 and 1997 (Unaudited)...................  F-4
Note A -- Basis of Presentation.............................  F-4
Independent Auditors' Report................................  F-5
Balance Sheet as of December 31, 1997.......................  F-6
Statement of Profit and Loss for the year ended December 31,
  1997......................................................  F-7
Statement of Changes in Deficit/Equity for the year ended
  December 31, 1997.........................................  F-11
Statement of Cash Flows for the year ended December 31,
  1997......................................................  F-12
Notes to Financial Statements...............................  F-13
Independent Auditors' Report................................  F-16
Balance Sheet as of December 31, 1996.......................  F-17
Statement of Profit and Loss for the year ended December 31,
  1996......................................................  F-18
Statement of Changes in Deficit/Equity for the year ended
  December 31, 1996.........................................  F-22
Statement of Cash Flows for the year ended December 31,
  1996......................................................  F-23
Notes to Financial Statements...............................  F-24
Independent Auditors' Report................................  F-27
Balance Sheet as of December 31, 1995.......................  F-28
Statement of Profit and Loss for the year ended December 31,
  1995......................................................  F-29
Statement of Changes in Deficit/Equity for the year ended
  December 31, 1995.........................................  F-33
Statement of Cash Flows for the year ended December 31,
  1995......................................................  F-34
Notes to Financial Statements...............................  F-35

                            SHANNON MANOR APARTMENTS

                            CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                     ASSETS


Cash and cash equivalents...................................                $  675,402
Receivables and Deposits....................................                    81,858
Restricted Escrows..........................................                    89,972
Other Assets................................................                   247,323
Investment Property:
  Land......................................................      211,500
  Building and related personal property....................    5,269,497
                                                              -----------
                                                                5,480,997
  Less: Accumulated depreciation............................  $(3,605,149)   1,875,848
                                                              -----------   ----------
          Total Assets:.....................................                $2,970,403
                                                                            ==========

                          LIABILITIES AND PARTNERS' CAPITAL
Accounts payable............................................                $    5,153
Other Accrued Liabilities...................................                     3,347
Property Taxes Payable......................................                    36,321
Tenant Security Deposits....................................                    14,732
Notes Payable...............................................                 2,245,668
Partners' Capital...........................................                   665,182
                                                                            ----------
          Total Liabilities and Partners' Capital...........                $2,970,403
                                                                            ==========

                             See accompanying note.

                            SHANNON MANOR APARTMENTS

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
Revenues:
  Rental Income.............................................  $1,194,684   $1,122,822
  Other Income..............................................      58,416       63,247
                                                              ----------   ----------
          Total Revenues....................................   1,253,100    1,186,069
Expenses:
  Operating Expenses........................................     289,071      396,321
  General and Administrative Expenses.......................     192,061      187,633
  Depreciation Expense......................................     135,878      135,878
  Interest Expense..........................................     126,129      131,882
  Property Tax Expense......................................      77,763       77,880
                                                              ----------   ----------
          Total Expenses....................................     820,902      929,594
                                                              ----------   ----------
          Net Income........................................  $  432,198   $  256,475
                                                              ==========   ==========

                             See accompanying note.

                            SHANNON MANOR APARTMENTS

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                1998        1997
                                                              ---------   ---------
Operating Activities:
  Net Income (loss).........................................  $ 432,198   $ 256,475
  Adjustments to reconcile net income (loss) to net cash
     provided by operating Activities:
     Depreciation and Amortization..........................    135,878     135,878
     Changes in accounts:
       Receivables and deposits and other assets............   (178,583)    (82,853)
       Accounts Payable and accrued expenses................      9,081      (9,167)
                                                              ---------   ---------
          Net cash provided by (used in) operating
            activities......................................    398,574     300,333
                                                              ---------   ---------
Investing Activities
  Property improvements and replacements....................    (31,607)   (186,977)
  Net (increase)/decrease in restricted escrows.............    311,522      37,279
                                                              ---------   ---------
          Net cash provided by (used in) investing
            activities......................................    279,915    (149,698)
                                                              ---------   ---------
Financing Activities
  Distributions to partners.................................    (24,396)         --
  Payments on mortgage......................................    (56,033)    (52,426)
                                                              ---------   ---------
          Net cash provided by (used in) financing
            activities......................................    (80,429)    (52,426)
                                                              ---------   ---------
          Net increase (decrease) in cash and cash
            equivalents.....................................    598,060      98,209
Cash and cash equivalents at beginning of year..............     77,342      71,271
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $ 675,402   $ 169,480
                                                              =========   =========

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited financial statements of Shannon Manor Apartments as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and all such adjustments are of a recurring nature.

     The financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1997. It should be understood that accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results for the entire year.

                         REPORT OF INDEPENDENT AUDITORS

The General Partners
Shannon Manor Apartments, A Limited Partnership

     We have audited the accompanying balance sheet of Shannon Manor Apartments, A Limited Partnership (FHA Project No. 053-35064-PM) as of December 31, 1997 and the related statements of profit and loss, changes in deficit/equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shannon Manor Apartments, A Limited Partnership at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

February 10, 1998
Greenville, South Carolina

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current assets
  Petty cash................................................                $      300
  Unrestricted cash.........................................                    55,585
  Tenant accounts receivable, net of allowance for doubtful
     accounts of $10,087....................................                    10,536
                                                                            ----------
          Total current assets..............................                    66,421
Deposits held in trust -- funded
  Tenant security deposits..................................                    21,457
Prepaid expenses
  Property insurance........................................                    13,246
  Mortgage insurance........................................                     8,057
                                                                            ----------
          Total prepaid expenses............................                    21,303
Restricted deposits and funded reserves
  Mortgage escrow deposits..................................                    75,475
  Reserve for replacements..................................                    79,997
  Paint reserve.............................................                   246,022
                                                                            ----------
          Total deposits....................................                   401,494
Fixed assets, at cost (Notes 1 and 2)
  Land......................................................  $   211,500
  Building..................................................    5,237,890
                                                              -----------
                                                                5,449,390
Less accumulated depreciation...............................   (3,469,271)   1,980,119
                                                              -----------
Other assets
  Partnership cash..........................................                   118,761
                                                                            ----------
                                                                            $2,609,555
                                                                            ==========

                           LIABILITIES AND PARTNERS' EQUITY

Current liabilities
  Accounts payable..........................................                $   13,943
  Accrued interest -- mortgage..............................                    13,838
  Mortgage payable, current portion (Note 2)................                    75,615
                                                                            ----------
          Total current liabilities.........................                   103,396
Deposit and prepayment liabilities
  Tenant security deposits..................................                    21,457
  Rent received in advance..................................                     1,234
                                                                            ----------
          Total deposit and prepayment liabilities..........                    22,691
Long-Term Liabilities
  Mortgage payable (Note 2).................................                 2,301,701
     Less current portion...................................                   (75,615)
                                                                            ----------
          Total long-term liabilities.......................                 2,226,086
                                                                            ----------
          Total liabilities.................................                 2,352,173
  Partners' equity..........................................                   257,382
                                                                            ----------
                                                                            $2,609,555
                                                                            ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                          STATEMENT OF PROFIT AND LOSS
                          YEAR ENDED DECEMBER 31, 1997

                   DESCRIPTION OF ACCOUNT                       AMOUNT
                   ----------------------                     ----------
Rental Income
  Apartments or Member Carrying Charges (Coops).............  $1,734,180
  Tenant Assistance Payments................................
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Flexible Subsidy Income...................................
  Miscellaneous (specify) Rent increases not implemented....     (72,130)
                                                              ----------
          Total Rent Revenue Potential at 100% Occupancy....   1,662,050
Vacancies
  Apartments................................................    (142,075)
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Miscellaneous (specify)...................................
                                                              ----------
          Total Vacancies...................................    (142,075)
                                                              ----------
          Net Rental Revenue Rent Revenue Less Vacancies....   1,519,975
Elderly and Congregate Services Income
                                                              ----------
          Total Service Income (Schedule Attached)..........          --
Financial Revenue
  Interest Income -- Project Operations.....................
  Income from Investments -- Residual Receipts..............
  Income from Investments -- Reserve for Replacement........
  Income from Investments -- Miscellaneous*.................      11,755
                                                              ----------
          Total Financial Revenue...........................      11,755
Other Revenue
  Laundry and Vending.......................................      27,178
  NSF and Late Charges......................................      14,271
  Damages and Cleaning Fees.................................      11,084
  Forfeited Tenant Security Deposits........................         712
  Other Revenues (specify)..................................      13,834
                                                              ----------
          Total Other Revenue...............................      67,079
                                                              ----------
          Total Revenue.....................................  $1,598,809
                                                              ==========

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1997

                   DESCRIPTION OF ACCOUNT                       AMOUNT
                   ----------------------                     ----------
Administrative Expenses
  Advertising...............................................  $   22,174
  Other Administrative Expense..............................      14,683
  Office Salaries...........................................      18,287
  Office Supplies...........................................      13,221
  Office or Model Apartment Rent............................       7,210
  Management Fee............................................     112,600
  Manager or Superintendent Salaries........................      24,201
  Manager or Superintendent Rent Free Unit..................      24,340
  Legal Expenses (Project)..................................          12
  Auditing Expenses (Project)...............................       6,050
  Bookkeeping Fees/Accounting Services......................      14,628
  Telephone and Answering Service...........................       4,663
  Bad Debts.................................................      30,555
  Miscellaneous Administrative Expenses (specify)**.........      11,791
                                                              ----------
          Total Administrative Expenses.....................     304,415
Utilities Expense
  Fuel Oil/Coal.............................................
  Electricity (Light and Misc. Power).......................      21,924
  Water.....................................................      32,800
  Gas.......................................................       1,588
  Sewer.....................................................      51,717
                                                              ----------
          Total Utilities Expense...........................     108,029

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1997

                   DESCRIPTION OF ACCOUNT                       AMOUNT
                   ----------------------                     ----------
Operating and Maintenance Expenses
  Janitor and Cleaning Payroll..............................
  Janitor and Cleaning Supplies.............................  $       10
  Janitor and Cleaning Contract.............................       8,215
  Exterminating Payroll/Contract............................       2,583
  Exterminating Supplies....................................
  Garbage and Trash Removal.................................      17,656
  Security Payroll/Contract.................................
  Grounds Payroll...........................................
  Grounds Supplies..........................................       3,900
  Grounds Contract..........................................      36,713
  Repairs Payroll...........................................      68,962
  Repairs Material..........................................      25,116
  Repairs Contract..........................................      33,822
  Elevator Maintenance/Contract.............................
  Heating/Cooling Repairs and Maintenance...................       7,295
  Swimming Pool Maintenance/Contract........................       1,999
  Snow Removal..............................................         172
  Decorating Payroll/Contract...............................      30,619
  Decorating Supplies.......................................       4,727
  Other.....................................................
  Miscellaneous Operating & Maintenance Exp.***.............       1,760
                                                              ----------
          Total Operating & Maintenance Expenses............     243,549
Taxes and Insurance
  Real Estate Taxes.........................................      98,864
  Payroll Taxes (FICA)......................................      10,060
  Miscellaneous Taxes, Licenses and Permits.................       1,294
  Property and Liability Insurance (Hazard).................      36,948
  Fidelity Bond Insurance...................................
  Workmen's Compensation....................................       7,672
  Health Insurance & Other Employee Benefits................       7,137
  Other Insurance (specify).................................
                                                              ----------
          Total Taxes and Insurance.........................     161,975
Financial Expenses
  Interest on Bonds Payable.................................
  Interest on Mortgage Payable..............................     163,821
  Interest on Notes Payable (Long-Term).....................
  Interest on Notes Payable (Short-Term)....................
  Mortgage Insurance Premium/Service Charge.................      11,355
  Miscellaneous Financial Expenses
                                                              ----------
          Total Financial Expenses..........................     175,176

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1997

                   DESCRIPTION OF ACCOUNT                       AMOUNT
                   ----------------------                     ----------
Elderly & Congregate Service Expenses
          Total Service Expenses -- Schedule Attached.......
                                                              ----------
          Total Cost of Operations Before Depreciation......  $  993,144
                                                              ----------
          Profit (Loss) Before Depreciation.................     605,665
  Depreciation (Total) -- 6600 (specify)....................    (181,171)
                                                              ----------
          Operating Profit or (Loss)........................     424,494
Corporate or Mortgagor Entity Expenses
  Officer Salaries..........................................
  Legal Expenses (Entity)...................................
  Taxes (Federal-State-Entity)..............................
  Other Expenses (Entity) General partners fees and
     expenses...............................................       8,000
                                                              ----------
          Total Corporate Expenses..........................       8,000
                                                              ----------
          Net Profit or (Loss)..............................  $  416,494
                                                              ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                     STATEMENT OF CHANGES IN DEFICIT/EQUITY
                          YEAR ENDED DECEMBER 31, 1997

(Deficit) at December 31, 1996..............................  $(122,780)
Net income..................................................    416,494
Distributions...............................................    (36,332)
                                                              ---------
Equity at December 31, 1997.................................  $ 257,382
                                                              =========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Source of Funds
Operations:
  Revenue:
    Rental income...........................................             $1,451,247
    Other:
      Legal and late fees...................................  $ 14,271
      Laundry income........................................    27,178
      Cleaning and damage...................................    11,084
      Deposits forfeited....................................    14,546
      Interest income.......................................    11,755       78,834
                                                              --------   ----------
                                                                          1,530,081
  Expenses:
    Administrative expenses.................................    72,594
    Management fee..........................................   112,600
    Bookkeeper fee..........................................    18,768
    Operating expenses......................................   109,526
    Payrolls................................................   111,450
    Maintenance fees........................................   174,587
    Taxes -- payroll........................................    10,060
    Taxes -- real estate....................................    98,864
    Taxes -- miscellaneous..................................     1,294
    Property insurance......................................    37,944
    Workmen's compensation..................................     7,672
    Health insurance........................................     7,137
    Interest on mortgage note...............................   163,821
    Mortgage insurance premium..............................    11,553
    Entity expenses.........................................     8,000      945,870
                                                              --------   ----------
Net cash provided by operating activities...................                584,211
Investing activities
Change in partnership cash..................................                 (4,474)
Change in restricted deposits and funded reserves...........                (73,702)
Purchase of fixed assets, including $69,679 of additions
  capitalized and in accounts payable in the prior year.....               (390,712)
                                                                         ----------
Net cash (used) for investing activities....................               (468,888)
Financing activities
Distributions...............................................             $  (36,332)
Reduction of long-term debt.................................                (70,520)
                                                                         ----------
Net cash (used) for financing activities....................               (106,852)
                                                                         ----------
Increase in unrestricted cash...............................                  8,471
Unrestricted cash at December 31, 1996......................                 47,114
                                                                         ----------
Unrestricted cash at December 31, 1997......................             $   55,585
                                                                         ==========
Operating activities
Net income..................................................             $  416,494
Adjustments to adjust net income to net cash provided by
  operating activities:
  Depreciation..............................................                181,171
  Changes in operating assets and liabilities:
    Prepaid expenses........................................                 (1,194)
    Deposits held in trust..................................                  2,400
    Tenant accounts receivable..............................                 (7,049)
    Accounts payable........................................                 (1,497)
    Bookkeeper fee payable..................................                 (4,140)
    Rent received in advance................................                    426
    Tenant security deposits................................                 (2,400)
                                                                         ----------
Net cash provided by operating activities...................             $  584,211
                                                                         ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The Partnership is organized as a limited partnership formed to acquire an interest in real property located in Durham, North Carolina and to operate thereon an apartment complex of 230 units, under Section 221(d)4 of the National Housing Act. Such projects are regulated by HUD as to rent charges and operating methods. The regulatory agreement limits annual distributions of net operating receipts to "surplus cash" available at the end of each year.

  Depreciation

     Depreciation is computed principally by the straight-line and accelerated methods over estimated useful lives of 3 to 40 years.

  Cash Equivalents

     The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents except for imprest balances of petty cash.

  Income Taxes

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners.

  Management Agreement

     The Partnership pays management fees equal to 7.5 percent of gross collections to Insignia Residential Group.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LONG-TERM DEBT

     A mortgage note is payable in monthly installments of $19,528 until August 2014, including interest at 7%, to USGI, Inc. The note is collateralized by pledge of land and buildings and, in addition, is insured by HUD. The note was confirmed in writing to our independent public accountants. Principal maturities for the next five years are as follows:

1998......................................................   $75,615
1999......................................................    81,080
2000......................................................    86,946
2001......................................................    93,232
2002......................................................    99,971

     During the year, the Partnership incurred net interest costs on the mortgage note of $163,821 and paid net interest costs of $163,821.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. RELATED PARTY TRANSACTIONS

     Transactions with affiliates of the general partners are summarized as follows:

RELATED PARTY               TYPE OF TRANSACTION              AMOUNT
-------------               -------------------             --------
Insignia Residential Group  Management fee                  $112,600
Insignia Residential Group  Bookkeeper fee                    14,628
AmReal Corporation          General partner reimbursements     8,000

4. FIXED ASSETS AND ACCUMULATED DEPRECIATION

                          INITIAL COST TO PARTNERSHIP

                                                                         BUILDINGS         COST
                                                                        AND RELATED     CAPITALIZED
                                                                         PERSONAL      SUBSEQUENT TO
               DESCRIPTION                  ENCUMBRANCES      LAND       PROPERTY       ACQUISITION
               -----------                  ------------    --------    -----------    -------------
Shannon Manor Apartments.................    $2,301,701     $211,500    $3,175,539      $2,062,351
                                             ==========     ========    ==========      ==========

                         GROSS AMOUNT AT WHICH CARRIED

                                      BUILDINGS
                                     AND RELATED
                                      PERSONAL                  ACCUMULATED      DATE       DEPRECIABLE
      DESCRIPTION           LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUIRED    LIFE -- YEARS
      -----------         --------   -----------   ----------   ------------   --------    -------------
Shannon Manor...........  $211,500   $5,237,890    $5,449,390    $3,469,271      7/74          3-40
                          ========   ==========    ==========    ==========

     Reconciliation of "Fixed Assets and Accumulated Depreciation":

FIXED ASSETS
Balance at beginning of year................................  $5,128,357
Property improvements.......................................     321,033
                                                              ----------
Balance at end of year......................................  $5,449,390
                                                              ==========
ACCUMULATED DEPRECIATION
Balance at beginning of year................................  $3,288,100
Additions charged to expense................................     181,171
                                                              ----------
Balance at end of year......................................  $3,469,271
                                                              ==========

     The aggregate cost of the investment property for Federal income tax purposes at December 31, 1997 is $5,724,465. The accumulated depreciation taken for Federal income tax purposes at December 31, 1997 is $3,927,037.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. INCOME TAXES

     Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

     The following is a reconciliation of reported net loss and Federal taxable loss:

Net income as reported......................................  $416,494
Add (deduct):
  Depreciation differences..................................   (40,682)
  Other.....................................................    (1,332)
                                                              --------
Federal taxable (loss) income...............................  $374,480
                                                              ========
Federal taxable (loss) income per limited partnership
  unit......................................................  $  37.07
                                                              ========

     The following is a reconciliation between the Partnership's reported amounts and Federal tax basis of net assets and liabilities:

Net assets as reported......................................  $ 257,382
Land and Buildings..........................................    275,076
Accumulated depreciation....................................   (457,766)
Other.......................................................    (14,915)
                                                              ---------
Net assets -- tax basis.....................................  $  59,777
                                                              =========

6. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS REPORT

     On March 17, 1998, Insignia Financial Group, Inc., an affiliate of the corporate general partner of the Partnership, entered into an agreement to merge its national residential property management operations and its controlling interest in Insignia Properties Trust, with Apartment Investment and Management Company ("AIMCO"), a publicly traded real estate investment trust. The merger was completed effective October 1, 1998, and accordingly, as of that date AIMCO acquired the corporate general partner and the company that manages the Partnership.

                         REPORT OF INDEPENDENT AUDITORS

The General Partners
Shannon Manor Apartments, A Limited Partnership

     We have audited the accompanying balance sheet of Shannon Manor Apartments, A Limited Partnership (FHA Project No. 053-35064-PM) as of December 31, 1996 and the related statements of profit and loss, changes in deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shannon Manor Apartments, A Limited Partnership at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

February 10, 1997
Greenville, South Carolina

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets
  Petty cash................................................  $       300
  Unrestricted cash.........................................       47,114
  Tenant accounts receivable................................        3,487
                                                              -----------
          Total current assets..............................       50,901
Deposits held in trust -- funded
  Tenant security deposits..................................       23,857
Prepaid expenses
  Property insurance........................................       12,250
  Mortgage insurance........................................        7,859
                                                              -----------
          Total prepaid expenses............................       20,109
Restricted deposits and funded reserves
  Mortgage escrow deposits..................................       72,495
  Reserve for replacements..................................       66,697
  Paint reserve.............................................      188,600
                                                              -----------
          Total deposits....................................      327,792
Fixed assets, at cost (Notes 1 and 2)
  Land......................................................  $   211,500
  Building..................................................    4,916,857
                                                              -----------
                                                                5,128,357
Less accumulated depreciation...............................   (3,288,100)
                                                                1,840,257
                                                              -----------
Other assets
  Partnership cash..........................................      114,287
                                                              -----------
                                                              $ 2,377,203
                                                              ===========

                    LIABILITIES AND PARTNERS' DEFICIT

Current liabilities
  Accounts payable..........................................  $    85,119
  Accrued interest -- mortgage..............................       13,838
  Bookkeeper fee payable....................................        4,140
  Mortgage payable, current portion (Note 2)................       70,520
                                                              -----------
          Total current liabilities.........................      173,617
Deposit and prepayment liabilities
  Tenant security deposits..................................       23,857
  Rent received in advance..................................          808
                                                              -----------
          Total deposit and prepayment liabilities..........       24,665
Long-term liabilities
  Mortgage payable (Note 2).................................    2,372,221
     Less current portion...................................      (70,520)
                                                              -----------
          Total long-term liabilities.......................    2,301,701
                                                              -----------
          Total liabilities.................................    2,499,983
Partners' (deficit).........................................     (122,780)
                                                              -----------
                                                              $ 2,377,203
                                                              ===========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                          STATEMENT OF PROFIT AND LOSS
                          YEAR ENDED DECEMBER 31, 1996

DESCRIPTION OF ACCOUNT                                           AMOUNT
----------------------                                         ----------
Rental Income
  Apartments or Member Carrying Charges (Coops).............   $1,637,340
  Tenant Assistance Payments................................
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Flexible Subsidy Income...................................
  Miscellaneous (specify) -- Rent increases not
     implemented............................................      (93,721)
                                                               ----------
          Total Rent Revenue Potential at 100% Occupancy....    1,543,619
Vacancies
  Apartments................................................      (74,874)
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Miscellaneous (specify)...................................
                                                               ----------
          Total Vacancies...................................      (74,874)
                                                               ----------
          Net Rental Revenue Rent Revenue Less Vacancies....    1,468,745
Elderly and Congregate Services Income
                                                               ----------
          Total Service Income (Schedule Attached)..........           --
Financial Revenue
  Interest Income -- Project Operations.....................          629
  Income from Investments -- Residual Receipts..............
  Income from Investments -- Reserve for Replacement........        1,368
  Income from Investments -- Miscellaneous*.................       15,553
                                                               ----------
          Total Financial Revenue...........................       17,550
Other Revenue
  Laundry and Vending.......................................        9,012
  NSF and Late Charges......................................       10,061
  Damages and Cleaning Fees.................................        7,219
  Forfeited Tenant Security Deposits........................          628
  Other Revenue (specify)**.................................        9,769
                                                               ----------
          Total Other Revenue...............................       36,689
                                                               ----------
          Total Revenue.....................................   $1,522,984
                                                               ==========

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1996

DESCRIPTION OF ACCOUNT                                           AMOUNT
----------------------                                         ----------
Administrative Expenses
  Advertising...............................................   $   18,879
  Other Administrative Expense..............................       11,168
  Office Salaries...........................................       21,751
  Office Supplies...........................................       15,098
  Office or Model Apartment Rent............................        6,690
  Management Fee............................................      108,745
  Manager or Superintendent Salaries........................       26,550
  Manager or Superintendent Rent Free Unit..................       14,974
  Legal Expenses (Project)..................................          190
  Auditing Expenses (Project)...............................        7,150
  Bookkeeping Fees/Accounting Services......................       11,040
  Telephone and Answering Service...........................        5,394
  Bad Debts.................................................       20,932
  Miscellaneous Administrative Expenses (specify)***........       11,131
                                                               ----------
          Total Administrative Expenses.....................      279,692
Utilities Expense
  Fuel Oil/Coal.............................................
  Electricity (Light and Misc. Power).......................       17,251
  Water.....................................................       31,161
  Gas.......................................................        2,155
  Sewer.....................................................       47,955
                                                               ----------
          Total Utilities Expense...........................       98,522

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1996

DESCRIPTION OF ACCOUNT                                           AMOUNT
----------------------                                         ----------
Operating and Maintenance Expenses
  Janitor and Cleaning Payroll..............................
  Janitor and Cleaning Supplies.............................
  Janitor and Cleaning Contract.............................   $   10,219
  Exterminating Payroll/Contract............................        2,921
  Exterminating Supplies
  Garbage and Trash Removal.................................        3,719
  Security Payroll/Contract.................................
  Grounds Payroll...........................................
  Grounds Supplies..........................................        1,716
  Grounds Contract..........................................       35,395
  Repairs Payroll...........................................       65,464
  Repairs Material..........................................       22,988
  Repairs Contract..........................................       53,305
  Elevator Maintenance/Contract.............................
  Heating/Cooling Repairs and Maintenance...................       10,888
  Swimming Pool Maintenance/Contract........................        1,742
  Snow Removal..............................................          247
  Decorating Payroll/Contract...............................       29,243
  Decorating Supplies.......................................        6,942
  Other.....................................................
  Miscellaneous Operating & Maintenance Exp.****............        1,034
                                                               ----------
          Total Operating & Maintenance Expenses............      245,823
Taxes and Insurance
  Real Estate Taxes.........................................       99,039
  Payroll Taxes (FICA)......................................        8,951
  Miscellaneous Taxes, Licenses and Permits.................
  Property and Liability Insurance (Hazard).................       35,981
  Fidelity Bond Insurance...................................          314
  Workmen's Compensation....................................        8,050
  Health Insurance & Other Employee Benefits................        4,863
  Other Insurance (specify).................................
                                                               ----------
          Total Taxes and Insurance.........................      157,198
Financial Expenses
  Interest on Bonds Payable.................................
  Interest on Mortgage Payable..............................      168,192
  Interest on Notes Payable (Long-Term).....................
  Interest on Notes Payable (Short-Term)....................
  Mortgage Insurance Premium/Service Charge.................       12,005
  Miscellaneous Financial Expenses -- Loss on disposal of
     fixed assets...........................................        6,035
                                                               ----------
          Total Financial Expenses..........................      186,232

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1996

DESCRIPTION OF ACCOUNT                                           AMOUNT
----------------------                                         ----------
Elderly & Congregate Service Expenses
          Total Service Expenses -- Schedule Attached.......
                                                               ----------
          Total Cost of Operations Before Depreciation......   $  967,467
                                                               ----------
          Profit (Loss) Before Depreciation.................      555,517
  Depreciation (Total) -- 6600 (specify)....................     (136,731)
                                                               ----------
          Operating Profit or (Loss)........................      418,786
Corporate or Mortgagor Entity Expenses
  Officer Salaries..........................................
  Legal Expenses (Entity)...................................
  Taxes (Federal-State-Entity)..............................
  Other Expenses (Entity) -- General partners fees and
     expenses...............................................        7,500
                                                               ----------
          Total Corporate Expenses..........................        7,500
                                                               ----------
          Net Profit or (Loss)..............................   $  411,286
                                                               ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                        STATEMENT OF CHANGES IN DEFICIT
                          YEAR ENDED DECEMBER 31, 1996

(Deficit) at December 31, 1995..............................   $(511,318)
Net income..................................................     411,286
Distributions...............................................     (22,748)
                                                               ---------
(Deficit) at December 31, 1996..............................   $(122,780)
                                                               =========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Source of Funds
Operations:
  Revenue:
    Rental income...........................................             $1,424,142
    Other:
      Legal and late fees...................................  $ 10,061
      Laundry income........................................     9,012
      Cleaning and damage...................................     7,219
      Deposits forfeited....................................    10,397
      Interest income.......................................    17,550       54,239
                                                              --------   ----------
                                                                          1,478,381
  Expenses:
    Administrative expenses.................................    69,010
    Management fee..........................................   108,745
    Bookkeeper fee..........................................     6,900
    Operating expenses......................................    84,165
    Payrolls................................................   113,765
    Maintenance fees........................................   180,359
    Taxes -- payroll........................................     8,951
    Taxes -- real estate....................................    99,039
    Property insurance......................................    37,526
    Fidelity bond...........................................       314
    Workmen's compensation..................................     8,050
    Health insurance........................................     4,863
    Interest on mortgage note...............................   168,576
    Mortgage insurance premium..............................    11,789
    Entity expenses.........................................     7,500      909,552
                                                              --------   ----------
Net cash provided by operating activities...................                568,829
Investing activities
Change in partnership cash..................................                (73,140)
Change in restricted deposits and funded reserves...........                137,956
Purchase of fixed assets, less $69,679 of additions in
  accounts payable at year-end..............................               (637,929)
                                                                         ----------
Net cash (used) for investing activities....................               (573,113)
Financing activities
Distributions...............................................             $  (22,748)
Reduction of long-term debt.................................                (65,766)
                                                                         ----------
Net cash (used) for financing activities....................                (88,514)
                                                                         ----------
(Decrease) in unrestricted cash.............................                (92,798)
Unrestricted cash at December 31, 1995......................                139,912
                                                                         ----------
Unrestricted cash at December 31, 1996......................             $   47,114
                                                                         ==========
Operating activities
Net income..................................................             $  411,286
Adjustments to adjust net income to net cash provided by
  operating activities:
  Depreciation..............................................                136,731
  Loss on disposal..........................................                  6,035
  Changes in operating assets and liabilities:
    Prepaid expenses........................................                 (1,329)
    Deposits held in trust..................................                  1,775
    Tenant accounts receivable..............................                  3,338
    Accounts receivable -- other............................                 14,354
    Accounts payable........................................                      3
    Bookkeeper fee payable..................................                  4,140
    Rent received in advance................................                 (5,345)
    Accrued interest -- mortgage............................                   (384)
    Tenant security deposits................................                 (1,775)
                                                                         ----------
Net cash provided by operating activities...................             $  568,829
                                                                         ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The Partnership is organized as a limited partnership formed to acquire an interest in real property located in Durham, North Carolina and to operate thereon an apartment complex of 230 units, under Section 221(d)4 of the National Housing Act. Such projects are regulated by HUD as to rent charges and operating methods. The regulatory agreement limits annual distributions of net operating receipts to "surplus cash" available at the end of each year.

  Depreciation

     Depreciation is computed principally by the straight-line and accelerated methods over estimated useful lives of 3 to 40 years.

  Cash Equivalents

     The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents except for imprest balances of petty cash.

  Income Taxes

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners.

  Management Agreement

     The Partnership pays management fees equal to 7.5 percent of gross collections to Insignia Management Group.

  Financial Accounting Standards Statement No. 107 Disclosures

     The carrying amounts reported in the balance sheet, for those financial instruments described in the schedule of funds in financial institutions included in the supporting data required by HUD listed on the contents page, approximate those assets' fair value. Payment of long-term liabilities are generally dependent upon the Partnership's ability to achieve cash flow, the partners providing additional funds, the sale of the project or refinancing of the mortgage at the end of the Regulatory Agreement. Management believes that estimating the fair value of these long-term liabilities is either not appropriate or, because of excess costs, considers estimation of fair value to otherwise be impracticable.

  Long-Lived Assets

     During 1996, the Partnership adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recognized for long-lived assets used in operations when indictors of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The adoption of FASB No. 121 did not have a material effect on the Partnership's financial statements.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LONG-TERM DEBT

     A mortgage note is payable in monthly installments of $19,528 until August 2014, including interest at 7%, to USGI, Inc. The note is collateralized by pledge of land and buildings and, in addition, is insured by HUD. The note was confirmed in writing to our independent public accountants. Principal maturities for the next five years are as follows:

1997.......................................................  $70,520
1998.......................................................   75,615
1999.......................................................   81,080
2000.......................................................   86,946
2001.......................................................   93,232

     During the year, the Partnership incurred net interest costs on the mortgage note of $168,192 and paid net interest costs of $168,576.

3. RELATED PARTY TRANSACTIONS

     Transactions with affiliates of the general partners are summarized as follows:

RELATED PARTY                         TYPE OF TRANSACTION                     AMOUNT
-------------                         -------------------                    --------
Insignia Management Group             Management fee                         $108,745
Insignia Management Group             Bookkeeper fee                           11,040
AmReal Corporation                    General partner reimbursements            7,500

4. INVESTMENT PROPERTY AND ACCUMULATED DEPRECIATION

                          INITIAL COST TO PARTNERSHIP

                                                             BUILDINGS AND     COST CAPITALIZED
                                                                RELATED           SUBSEQUENT
          DESCRIPTION            ENCUMBRANCES     LAND     PERSONAL PROPERTY    TO ACQUISITION
          -----------            ------------   --------   -----------------   ----------------
Shannon Manor..................   $2,372,221    $211,500      $3,175,589          $1,741,318
                                  ==========    ========      ==========          ==========

                         GROSS AMOUNT AT WHICH CARRIED

                                    BUILDINGS AND
                                       RELATED                     ACCUMULATED      DATE     DEPRECIABLE
     DESCRIPTION         LAND     PERSONAL PROPERTY     TOTAL      DEPRECIATION   ACQUIRED   LIFE-YEARS
     -----------       --------   -----------------   ----------   ------------   --------   -----------
Shannon Manor........  $211,500      $4,916,857       $5,128,357    $3,288,100      7-74        3-40
                       ========      ==========       ==========    ==========

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Reconciliation of "Investment Property and Accumulated Depreciation" (in thousands):

Investment Property
  Balance at beginning of year..............................  $4,430,794
  Property improvements.....................................     697,563
                                                              ----------
          Balance at end of year............................  $5,128,357
                                                              ==========
Accumulated Depreciation
  Balance at beginning of year..............................  $3,155,379
  Additions charged to expense..............................     132,721
                                                              ----------
          Balance at end of year............................  $3,288,100
                                                              ==========

     The aggregate cost of the investment property for Federal income tax purposes at December 31, 1996 is $5,403,432. The accumulated depreciation taken for Federal income tax purposes at December 31, 1996 is $3,705,184.

5. INCOME TAXES

     Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

     The following is a reconciliation of reported net loss and Federal taxable loss:

Net income as reported......................................  $411,286
Add (deduct):
  Depreciation differences..................................   (54,184)
  Unearned income...........................................    (5,345)
  Other.....................................................     3,962
                                                              --------
Federal taxable (loss) income...............................  $355,719
                                                              ========
Federal taxable (loss) income per limited partnership
  unit......................................................  $  35.22
                                                              ========

     The following is a reconciliation between the Partnership's reported amounts and Federal tax basis of net assets and liabilities:

Net liabilities as reported.................................  $(122,780)
Land and Buildings..........................................    250,076
Accumulated depreciation....................................   (413,074)
Other.......................................................      7,407
                                                              ---------
Net deficiency -- tax basis.................................  $(278,371)
                                                              =========

6. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS REPORT

     On March 17, 1998, Insignia Financial Group, Inc., an affiliate of the corporate general partner of the Partnership, entered into an agreement to merge its national residential property management operations and its controlling interest in Insignia Properties Trust, with Apartment Investment and Management Company ("AIMCO"), a publicly traded real estate investment trust. The merger was completed effective October 1, 1998, and accordingly, as of that date AIMCO acquired the corporate general partner and the company that manages the Partnership.

                         REPORT OF INDEPENDENT AUDITORS

The General Partners
Shannon Manor Apartments, A Limited Partnership

     We have audited the accompanying balance sheet of Shannon Manor Apartments, A Limited Partnership (FHA Project No. 053-35064-PM) as of December 31, 1995 and the related statements of profit and loss, changes in deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shannon Manor Apartments, A Limited Partnership at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

February 9, 1996
Greenville, South Carolina

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                     ASSETS


Current assets
  Petty cash................................................                $      300
  Unrestricted cash.........................................                   139,912
  Tenant accounts receivable................................                     6,825
  Accounts receivable -- other..............................                    14,354
                                                                            ----------
          Total current assets..............................                   161,391
Deposits held in trust-funded
  Tenant security deposits..................................                    25,632
Prepaid expenses
  Property insurance........................................                    10,705
  Mortgage insurance........................................                     8,075
                                                                            ----------
          Total prepaid expenses............................                    18,780
Restricted deposits and funded reserves
  Mortgage escrow deposits..................................                    91,463
  Reserve for replacements..................................                    52,033
  Paint reserve.............................................                   322,252
                                                                            ----------
          Total deposits....................................                   465,748
Fixed assets, at cost (Notes 1 and 2)
  Land......................................................  $   211,500
  Building..................................................    4,219,294
                                                              -----------
                                                                4,430,794
  Less accumulated depreciation.............................   (3,155,379)   1,275,415
                                                              -----------
Other assets
  Partnership cash..........................................                    41,147
                                                                            ----------
                                                                            $1,988,113
                                                                            ==========
                          LIABILITIES AND PARTNERS' DEFICIT
Current liabilities
  Accounts payable..........................................                $   15,437
  Accrued interest -- mortgage..............................                    14,222
  Mortgage payable, current portion (Note 2)................                    65,766
                                                                            ----------
          Total current liabilities.........................                    95,425
Deposit and prepayment liabilities
  Tenant security deposits..................................                    25,632
  Rent received in advance..................................                     6,153
                                                                            ----------
          Total deposit and prepayment liabilities..........                    31,785
Long-term liabilities
  Mortgage payable (Note 2).................................                 2,437,987
  Less current portion......................................                   (65,766)
                                                                            ----------
          Total long-term liabilities.......................                 2,372,221
                                                                            ----------
          Total liabilities.................................                 2,499,431
Partners' (deficit).........................................                  (511,318)
                                                                            ----------
                                                                            $1,988,113
                                                                            ==========


                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                          STATEMENT OF PROFIT AND LOSS

                          YEAR ENDED DECEMBER 31, 1995



DESCRIPTION OF ACCOUNT                                          AMOUNT
----------------------                                        ----------
Rental Income
  Apartments or Member Carrying Charges (Coops).............  $1,483,630
  Tenant Assistance Payments................................
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Flexible Subsidy Income...................................
  Miscellaneous (specify) Rent increases not implemented....     (51,729)
                                                              ----------
          Total Rent Revenue Potential at 100% Occupancy....   1,431,901
Vacancies
  Apartments................................................     (50,260)
  Furniture and Equipment...................................
  Stores and Commercial.....................................
  Garage and Parking Spaces.................................
  Miscellaneous (specify)...................................
                                                              ----------
          Total Vacancies...................................     (50,260)
                                                              ----------
          Net Rental Revenue Rent Revenue Less Vacancies....   1,381,641
Elderly and Congregate Services Income
                                                              ----------
          Total Service Income (Schedule Attached)..........
Financial Revenue
  Interest Income -- Project Operations.....................
  Income from Investments -- Residual Receipts..............
  Income from Investments -- Reserve for Replacement........
  Income from Investments -- Miscellaneous*.................      14,256
                                                              ----------
          Total Financial Revenue...........................      14,256
Other Revenue
  Laundry and Vending.......................................       8,812
  NSF and Late Charges......................................      12,043
  Damages and Cleaning Fees.................................      10,340
  Forfeited Tenant Security Deposits........................         400
  Other Revenues (specify)**................................      24,858
                                                              ----------
          Total Other Revenue...............................      56,453
                                                              ----------
          Total Revenue.....................................  $1,452,350
                                                              ==========

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1995


DESCRIPTION OF ACCOUNT                                          AMOUNT
----------------------                                        ----------
Administrative Expenses
  Advertising...............................................  $   12,931
  Other Administrative Expense..............................       7,137
  Office Salaries...........................................      21,881
  Office Supplies...........................................      13,650
  Office or Model Apartment Rent............................       5,760
  Management Fee............................................     103,821
  Manager or Superintendent Salaries........................      25,164
  Manager or Superintendent Rent Free Unit..................      22,099
  Legal Expenses (Project)..................................         357
  Auditing Expenses (Project)...............................       6,600
  Bookkeeping Fees/Accounting Services......................       6,900
  Telephone and Answering Service...........................       5,483
  Bad Debts.................................................      23,479
  Miscellaneous Administrative Expenses (specify)***........      12,195
                                                              ----------
          Total Administrative Expenses.....................     267,457
Utilities Expense
  Fuel Oil/Coal.............................................
  Electricity (Light and Misc. Power).......................      16,238
  Water.....................................................      46,057
  Gas.......................................................       1,327
  Sewer.....................................................      72,335
                                                              ----------
          Total Utilities Expense...........................     135,957

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1995


DESCRIPTION OF ACCOUNT                                          AMOUNT
----------------------                                        ----------
Operating and Maintenance Expenses
  Janitor and Cleaning Payroll..............................
  Janitor and Cleaning Supplies.............................
  Janitor and Cleaning Contract.............................  $    8,275
  Exterminating Payroll/Contract............................
  Exterminating Supplies....................................       1,833
  Garbage and Trash Removal.................................       3,257
  Security Payroll/Contract.................................
  Grounds Payroll...........................................
  Grounds Supplies..........................................         973
  Grounds Contract..........................................      58,350
  Repairs Payroll...........................................      54,601
  Repairs Material..........................................      23,239
  Repairs Contract..........................................      13,155
  Elevator Maintenance/Contract.............................
  Heating/Cooling Repairs and Maintenance...................       4,200
  Swimming Pool Maintenance/Contract........................       1,265
  Snow Removal..............................................         140
  Decorating Payroll/Contract...............................      28,407
  Decorating Supplies.......................................       7,349
  Other.....................................................
  Miscellaneous Operating & Maintenance Exp.****............       3,322
                                                              ----------
          Total Operating & Maintenance Expenses............     208,366
Taxes and Insurance
  Real Estate Taxes.........................................      81,881
  Payroll Taxes (FICA)......................................       8,207
  Miscellaneous Taxes, Licenses and Permits.................         100
  Property and Liability Insurance (Hazard).................      33,551
  Fidelity Bond Insurance...................................         186
  Workmen's Compensation....................................       8,883
  Health Insurance & Other Employee Benefits................       6,420
  Other Insurance (specify).................................
                                                              ----------
          Total Taxes and Insurance.........................     139,228
Financial Expenses
  Interest on Bonds Payable.................................
  Interest on Mortgage Payable..............................     172,652
  Interest on Notes Payable (Long-Term).....................
  Interest on Notes Payable (Short-Term)....................
  Mortgage Insurance Premium/Service Charge.................      13,373
  Miscellaneous Financial Expenses
                                                              ----------
          Total Financial Expenses..........................     186,025
                                                              ----------

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  STATEMENT OF PROFIT AND LOSS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1995


DESCRIPTION OF ACCOUNT                                          AMOUNT
----------------------                                        ----------
Elderly & Congregate Service Expenses
          Total Service Expenses -- Schedule Attached.......
                                                              ----------
          Total Cost of Operations Before Depreciation......  $  937,033
                                                              ----------
          Profit (Loss) Before Depreciation.................     515,317
  Depreciation (Total)......................................     105,282
                                                              ----------
          Operating Profit or (Loss)........................     410,035
Corporate or Mortgagor Entity Expenses
  Officer Salaries..........................................
  Legal Expenses (Entity)...................................
  Taxes (Federal-State-Entity)..............................
  Other Expenses (Entity)...................................       6,653
                                                              ----------
          Total Corporate Expenses..........................       6,653
                                                              ----------
          Net Profit or (Loss)..............................  $  403,382
                                                              ==========



                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                        STATEMENT OF CHANGES IN DEFICIT
                          YEAR ENDED DECEMBER 31, 1995

(Deficit) at December 31, 1994..............................   $(746,319)
Net income..................................................     403,382
Distributions...............................................    (168,381)
                                                               ---------
(Deficit) at December 31, 1995..............................   $(511,318)
                                                               =========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

Source of Funds
Operations:
  Revenue:
    Rental income...........................................             $1,325,966
    Other:
      Laundry income........................................  $  8,812
      Legal and late fees...................................    12,043
      Cleaning and damage charges...........................    10,340
      Interest income.......................................    14,256
      Deposits forfeited....................................       400
      Other revenue.........................................    24,367       70,218
                                                              --------   ----------
                                                                          1,396,184
  Expenses:
    Administrative expenses.................................    66,280
    Management fee..........................................   103,821
    Bookkeeper fee..........................................     6,900
    Operating expenses......................................   138,780
    Payrolls................................................    96,797
    Maintenance expenses....................................   153,763
    Taxes -- payroll........................................     8,207
    Taxes -- real estate....................................    81,881
    Taxes -- miscellaneous..................................       100
    Property insurance......................................    33,846
    Health insurance........................................     6,420
    Fidelity bond...........................................       187
    Workmen's compensation..................................     8,884
    Interest on mortgage note...............................   173,009
    Mortgage insurance premium..............................    12,123
    Entity expenses.........................................     6,653      897,651
                                                              --------   ----------
Net cash provided by operating activities...................                498,533
Investing activities
Change in partnership cash..................................                (14,864)
Change in restricted deposits and funded reserves...........               (158,504)
Purchase of fixed assets....................................               (169,417)
Tenant security deposits....................................                  1,994
Deposits held in trust......................................                 (1,879)
                                                                         ----------
Net cash (used) for investing activities....................               (342,670)
Financing activities
Distributions...............................................             $ (168,381)
Reduction of long-term debt.................................                (61,332)
                                                                         ----------
Net cash (used) for investing activities....................               (229,713)
                                                                         ----------
(Decrease) in unrestricted cash.............................                (73,850)
Unrestricted cash at December 31, 1994......................                213,762
                                                                         ----------
Unrestricted cash at December 31, 1995......................             $  139,912
                                                                         ==========
Operating activities
Net income..................................................             $  403,382
Adjustments to adjust net income to net cash provided by
  operating activities:
    Depreciation............................................                105,282
    Changes in operating assets and liabilities:
      Prepaid expenses......................................                    955
      Tenant accounts receivable............................                 (6,825)
      Accounts receivable -- other..........................                (13,554)
      Accounts payable......................................                 10,731
      Rent received in advance..............................                  1,996
      Accrued interest -- mortgage..........................                   (357)
      Accrued expenses -- other.............................                 (3,077)
                                                                         ----------
Net cash provided by operating activities...................             $  498,533
                                                                         ==========

                            See accompanying notes.

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The Partnership is organized as a limited partnership formed to acquire an interest in real property located in Durham, North Carolina and to operate thereon an apartment complex of 230 units, under Section 221(d)4 of the National Housing Act. Such projects are regulated by HUD as to rent charges and operating methods. The regulatory agreement limits annual distributions of net operating receipts to "surplus cash" available at the end of each year.

  Depreciation

     Depreciation is computed principally by the straight-line and accelerated methods over estimated useful lives of 3 to 40 years.

  Cash Equivalents

     The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents except for imprest balances of petty cash.

  Income Taxes

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners.

  Management Agreement

     The Partnership pays management fees equal to 7.5 percent of gross collections to a wholly-owned subsidiary of Insignia Financial Group, Inc.

  Financial Accounting Standards Statement No. 107 Disclosures

     The carrying amounts reported in the balance sheet, for those financial instruments described in the schedule of funds in financial institutions included in the supporting data required by HUD listed on the contents page, approximate those assets' fair value. Payment of long-term liabilities are generally dependent upon the Partnership's ability to achieve cash flow, the partners providing additional funds, the sale of the project or refinancing of the mortgage at the end of the Regulatory Agreement. Management believes that estimating the fair value of these long-term liabilities is either not appropriate or, because of excess costs, considers estimation of fair value to otherwise be impracticable.

2. LONG-TERM DEBT

     A mortgage note is payable in monthly installments of $19,528 until August 2014, including interest at 7%, to USGI, Inc. The note is collateralized by pledge of land and buildings and, in addition, is insured by HUD. The note was confirmed in writing to our independent public accountants. Principal maturities for the next five years are as follows:

1996.......................................................  $65,766
1997.......................................................   70,520
1998.......................................................   75,615
1999.......................................................   81,080
2000.......................................................   86,946

                SHANNON MANOR APARTMENTS, A LIMITED PARTNERSHIP
                          FHA PROJECT NO. 053-35064-PM

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During the year, the Partnership incurred net interest costs on the mortgage note of $172,652 paid net interest costs of $173,009.

3. RELATED PARTY TRANSACTIONS

     Transactions with affiliates of the general partners are summarized as follows:


RELATED PARTY              TYPE OF TRANSACTION              AMOUNT
-------------              -------------------             --------
Insignia Management Group  Management fee                  $103,821
Insignia Management Group  Bookkeeper fee                     6,900
AmReal Corporation         General partner reimbursements     6,653



4. INVESTMENT PROPERTY AND ACCUMULATED DEPRECIATION



                          INITIAL COST TO PARTNERSHIP



                                                            BUILDINGS AND      COST CAPITALIZED
                                                               RELATED            SUBSEQUENT
        DESCRIPTION           ENCUMBRANCES      LAND      PERSONAL PROPERTY     TO ACQUISITION
        -----------           ------------    --------    -----------------    ----------------
Shannon Manor...............   $2,437,987     $211,500       $3,175,539           $1,043,755
                               ==========     ========       ==========           ==========



                         GROSS AMOUNT AT WHICH CARRIED



                                   BUILDINGS AND
                                      RELATED
                                     PERSONAL                     ACCUMULATED       DATE      DEPRECIABLE
     DESCRIPTION         LAND        PROPERTY         TOTAL       DEPRECIATION    ACQUIRED    LIFE-YEARS
     -----------       --------    -------------    ----------    ------------    --------    -----------
Shannon Manor........  $211,500     $4,219,294      $4,430,794     $3,155,379       7-74         3-40
                       ========     ==========      ==========     ==========



     Reconciliation of "Investment Property and Accumulated Depreciation:"



                    INVESTMENT PROPERTY
                    -------------------
Balance at beginning of year................................  $4,261,377
Property improvements.......................................     169,417
                                                              ----------
Balance at end of year......................................  $4,430,794
                                                              ==========
ACCUMULATED DEPRECIATION

Balance at beginning of year................................  $3,050,097
Additions charged to expense................................     105,282
                                                              ----------
Balance at end of year......................................  $3,155,379
                                                              ==========



     The aggregate cost of the investment property for Federal income tax purposes at December 31, 1995 is $4,695,825. The accumulated depreciation taken for Federal income tax purposes at December 31, 1995 is $3,514,269.



5. INCOME TAXES



     Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

     The following is a reconciliation of reported net loss and Federal taxable loss:



Net loss as reported........................................   $403,382
Add (deduct):
  Depreciation differences..................................    (59,924)
  Other.....................................................      6,401
                                                               --------
Federal taxable (loss) income...............................   $349,859
                                                               ========
Federal taxable (loss) income per limited partnership
  unit......................................................   $  34.64
                                                               ========



     The following is a reconciliation between the Partnership's reported amounts and Federal tax basis of net assets and liabilities:



Net liabilities as reported.................................  $(511,318)
Land and Buildings..........................................    265,031
Accumulated depreciation....................................   (358,890)
Other.......................................................     (6,177)
                                                              ---------
Net deficiency -- tax basis.................................  $(611,354)
                                                              =========



6. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS REPORT


     On March 17, 1998, Insignia Financial Group, Inc., an affiliate of the corporate general partner of the Partnership, entered into an agreement to merge its national residential property management operations and its controlling interest in Insignia Properties Trust, with Apartment Investment and Management Company ("AIMCO"), a publicly traded real estate investment trust. The merger was completed effective October 1, 1998, and accordingly, as of that date AIMCO acquired the corporate general partner and the company that manages the Partnership.

           PRO FORMA FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.


                   AS OF SEPTEMBER 30, 1998 AND FOR THE YEAR


                        ENDED DECEMBER 31, 1997 AND THE


                      NINE MONTHS ENDED SEPTEMBER 30, 1998



INTRODUCTION



     On October 1, 1998, Apartment Investment and Management Company ("AIMCO") completed its merger with Insignia Financial Group ("IFG") ("the IFG Merger"). Prior to the IFG Merger, IFG completed the spin-off of Insignia/ESG Holdings, Inc. ("New Insignia") resulting in only the residential business of IFG remaining, which was merged into AIMCO. In the IFG Merger, IFG's common stock was converted into 8,423,751 shares of Class E Cumulative Convertible Preferred Stock of AIMCO ("Class E Preferred Stock") whose issue date market value approximately equaled $292 million. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred Stock will be entitled to a special dividend of approximately $50 million in the aggregate. When that special dividend is paid in full, the Class E Preferred Stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO assumed approximately $411 million in indebtedness and other liabilities of IFG and its subsidiaries, and subsidiaries of AIMCO assumed approximately $149.5 million of convertible securities and purchased approximately $5 million of IFG stock prior to the Merger. AIMCO and Insignia Properties Trust ("IPT") have entered into an agreement and plan of merger dated as of October 7, 1998, pursuant to which a subsidiary of AIMCO will be merged into IPT with IPT being the surviving corporation (the "IPT Merger"). In the IPT Merger, IPT's common stock will be converted, at AIMCO's option, into 4,457,765 shares of AIMCO Class A Common Stock whose market value approximately equaled $152 million or $152 million in cash. AIMCO assumed approximately $68 million in indebtedness. In connection with the IFG Merger and the IPT Merger, AIMCO will incur approximately $55 million in transaction costs for a combined transactional value of approximately $1,183 million. AIMCO will contribute substantially all the assets and liabilities of Insignia acquired in the Insignia Merger to AIMCO Properties, L.P. (together with its subsidiaries and other controlled entities, the "Partnership") (and together with entities in which the Partnership has a controlling financial interest, the "Company") in exchange for 8,423,751 Class E Preferred Units. The Class E Preferred Units have terms substantially the same as the Class E Preferred Stock. In addition, AIMCO will contribute substantially all the assets and liabilities of IPT acquired in the IPT Merger to the Partnership in exchange for 4,457,765 limited partnership units in the Partnership ("OP Units"). In connection with the IFG Merger, the Partnership assumed property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. Insignia Properties Trust ("IPT"), which prior to the IFG Merger was a subsidiary of IFG, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.



     Immediately following the IFG Merger, in order to satisfy certain requirements of the Internal Revenue Code of 1986 (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "IFG Reorganization") of the assets and operations of IFG whereby IFG's operations are being conducted through corporations (the "Unconsolidated Subsidiaries") in which the Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.



     In May and September of 1997, AIMCO directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). As a result of the NHP Merger, AIMCO issued 6,759,148 shares of AIMCO Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million. Substantially all assets and liabilities of NHP were contributed by AIMCO to the Partnership.

     In June 1997, the Company purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). The Company paid aggregate consideration of $54.8 million in cash and warrants that entitle the holders to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. The Company engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which resulted in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Partnership holds 99% limited partner interest and certain directors and officers of AIMCO, directly or indirectly, hold a 1% general partner interest.



     Immediately following the NHP Merger, in order to satisfy certain requirements of the Code applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through Unconsolidated Subsidiaries in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.



     On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 (the "Conversion Ratio") shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at such options' then current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997, by and between AIMCO and Ambassador, and supplemented by letter dated as of March 11, 1998 (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the Partnership.



     Also during 1997, the Partnership (i) (a) acquired 44 properties for aggregate purchase consideration of $467.4 million, of which $56 million was paid in the form of 1.9 million OP Units (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of Ambassador Common Stock (together with the 1997 Property Acquisitions, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of AIMCO Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million; of which all proceeds were contributed by AIMCO to the Partnership in exchange for 16,367,000 OP Units, 750,000 Class B Preferred Units, and 2,400,000 Class C Preferred Units (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").



     Also during 1998, AIMCO (i) (a) sold 4,200,000 shares of its Class D Cumulative Preferred Stock for net proceeds of $101.5 million (the "Class D Preferred Stock Offering"); (b) sold 4,050,000 shares of its Class G Cumulative Preferred Stock for net proceeds of $98.0 million (the "Class G Preferred Stock Offering"); (c) sold 2,000,000 shares of its Class H Cumulative Preferred Stock for net proceeds of

$48.1 million (the "Class H Preferred Stock Offering"); and (d) sold 1,000,000 shares of its Class J Cumulative Convertible Preferred Stock in a private placement for $100.0 million (the "Class J Preferred Stock Offering"); of which all proceeds were contributed by AIMCO to the Partnership in exchange for 4,050,000 Class G Preferred Units, 2,000,000 Class H Preferred Units and 1,000,000 shares of Class J Preferred Units (collectively, the "1998 Stock Offerings"); (ii) purchased 26 properties for aggregate purchase consideration of $214.3 million, of which $34.5 million was paid in the form of OP Units (the "1998 Acquisitions"); (iii) sold two real estate properties (the "1998 Dispositions"); (iv) completed the Ambassador Merger; (v) completed the IFG Merger; (vi) completed the IPT Merger; and (vii) contracted to purchase three properties for aggregate purchase consideration of $82.8 million, of which $27.4 million will be paid in the form of OP units (the "Probable Purchases").



PRO FORMA FINANCIAL INFORMATION OF THE PARTNERSHIP (INSIGNIA MERGER)



     The following Pro Forma Consolidated Balance Sheet (Insignia Merger) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) the purchase of eight properties for an aggregate purchase price of $50.0 million; (ii) the Class J Preferred Stock Offering; (iii) the Probable Purchases; (iv) the IFG Merger; (v) the IPT Merger; and (vi) the IFG Reorganization.



     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions;
(iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization;
(vi) the NHP Stock Purchase; (vii) the NHP Merger; (viii) the NHP Reorganization; (ix) the 1998 Stock Offerings; (x) the 1998 Acquisitions; (xi) the Probable Purchases; (xii) the 1998 Dispositions; (xiii) the Ambassador Merger; (xiv) the IFG Merger; (xv) the merger between IPT and Angeles Mortgage Investment Trust ("AMIT") ("the AMIT Merger"); (xvi) the IPT Merger; and (xvii) the IFG Reorganization.



     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions; (iii) the Probable Purchases; (iv) the 1998 Dispositions; (v) the Ambassador Merger; (vi) the IFG Merger; (vii) the AMIT Merger; (viii) the IPT Merger; and (ix) the IFG Reorganization.



     The following Pro Forma Financial Information (Insignia Merger) is based, in part, on the following historical financial statements: (i) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; (iii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iv) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (v) the audited Consolidated Financial Statements of IFG for the year ended December 31, 1997; (vi) the audited Consolidated Financial Statements of AMIT for the year ended December 31, 1997;
(vii) the unaudited Consolidated Financial Statements of IFG for the nine months ended September 30, 1998; (viii) the unaudited Financial Statements of AMIT for the period from January 1,1998 to September 17, 1998; (ix) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (x) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (xi) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (xii) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (xiii) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (xiv) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (xv) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997;
(xvi) the unaudited Combined Statement of Revenues and Certain Expenses of the

Thirty-Five Acquisition Properties for the six months ended June 30, 1997;
(xvii) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xviii) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xix) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership, A Limited Partnership for the nine months ended September 30, 1997; (xx) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997; (xxi) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the year ended December 31, 1997, (xxii) the audited Combined Historical Summary or Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the year ended December 31, 1997; (xxiii) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the year ended December 31, 1997;
(xxiv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the nine months ended September 30, 1998; (xxv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the three months ended March 31, 1998; and (xxvi) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the nine months ended September 30, 1998. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto incorporated by reference herein.



     The unaudited Pro Forma Financial Information (Insignia Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the 1997 Acquisitions, the 1998 Acquisitions, and the Probable Purchases are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.



     The following unaudited Pro Forma Financial Information (Insignia Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                             AIMCO PROPERTIES, L.P.



             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)


                            AS OF SEPTEMBER 30, 1998


                        IN THOUSANDS, EXCEPT SHARE DATA


                                               COMPLETED
                                              TRANSACTIONS                        IFG               AIMCO              IFG
                                              AND PROBABLE        IFG            MERGER          BEFORE IFG       REORGANIZATION
                              HISTORICAL(A)   PURCHASES(B)   HISTORICAL(C)   ADJUSTMENTS(D)   REORGANIZATION(E)   ADJUSTMENTS(F)
                              -------------   ------------   -------------   --------------   -----------------   --------------
Real estate.................   $2,355,122       $124,609       $ 44,488        $  15,363(G)      $2,539,582          $     --
Property held for sale......       42,212             --             --               --             42,212                --
Investments in securities...           --             --             --          443,513(G)                                --
                                                                                (443,513)(H)             --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............      127,082             --             --               --            127,082            73,697(I)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............      246,847             --        232,892          394,321(G)         874,060                --
Mortgage notes receivable...           --             --         20,916               --             20,916
Cash and cash equivalents...       43,681             --         73,064               --            116,745           (17,897)(J)
Restricted cash.............       83,187             --          2,691               --             85,878            (1,352)(J)
Accounts receivable.........       11,545             --         54,060          (43,082)(G)         22,523            (6,631)(J)
Deferred financing costs....       21,835             --          7,020           (7,020)(G)         21,835                --
Goodwill....................      120,503             --         19,503          243,766(G)         383,772                --
Property management
 contracts..................           --             --         86,419           21,916(G)         108,335           (73,696)(I)
Other assets................       69,935             --         20,128           (3,572)(G)         86,491           (14,167)(J)
                               ----------       --------       --------        ---------         ----------          --------
       Total Assets.........   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========
Secured notes payable.......   $  774,676       $ 69,068       $ 29,002        $      --         $  872,746          $     --
Secured tax-exempt bond
 financing..................      399,925                            --                             399,925                --
Secured short-term
 financing..................       50,000        (50,000)       332,691               --            332,691
Unsecured short-term
 financing..................       50,800        (28,380)            --               --             22,420                --
Accounts payable, accrued
 and other liabilities......      131,799             --         33,241           50,000(G)
                                                                                  55,279(G)
                                                                                   4,935(G)
                                                                                  38,791(G)         314,045            (3,394)(J)
Deferred tax liability......           --             --         18,802           17,850(G)          36,652           (36,652)(I)
Security deposits and
 prepaid rents..............       13,171             --          3,533           (3,533)            13,171                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,420,371         (9,312)       417,269          163,322          1,991,650           (40,046)
Minority interest...........       42,086          6,495        108,485         (108,485)(G)         48,581                --
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........           --             --        144,282            5,218            149,500                --
Redeemable Partnership
 Units......................      232,405         27,426             --               --            259,831                --
Partners' capital and
 shareholders' equity
 Common stock...............           --             --            320             (320)(G)             --                --
 Additional paid-in
   capital..................           --             --        (86,959)          86,959(G)              --                --
 Distributions in excess of
   earnings.................           --             --        (22,216)          22,216(G)              --                --
 General and Special Limited
   Partner..................    1,039,525             --             --          443,513(H)              --
                                                                                   9,269(G)       1,492,307                --
 Preferred Units............      387,562        100,000             --               --            487,562                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,427,087        100,000       (108,855)         561,637          1,979,869                --
                               ----------       --------       --------        ---------         ----------          --------
       Total Liabilities and
        Equity..............   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========


                                 PRO
                                FORMA
                              ----------
Real estate.................  $2,539,582
Property held for sale......      42,212
Investments in securities...          --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............     200,779(K)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............     874,060
Mortgage notes receivable...      20,916
Cash and cash equivalents...      98,848
Restricted cash.............      84,526
Accounts receivable.........      15,892
Deferred financing costs....      21,835
Goodwill....................     383,772
Property management
 contracts..................      34,639
Other assets................      72,324
                              ----------
       Total Assets.........  $4,389,385
                              ==========
Secured notes payable.......  $  872,746
Secured tax-exempt bond
 financing..................     399,925
Secured short-term
 financing..................     332,691
Unsecured short-term
 financing..................      22,420
Accounts payable, accrued
 and other liabilities......
                                 310,651
Deferred tax liability......          --
Security deposits and
 prepaid rents..............      13,171
                              ----------
                               1,951,604
Minority interest...........      48,581
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........     149,500
Redeemable Partnership
 Units......................     259,831
Partners' capital and
 shareholders' equity
 Common stock...............          --
 Additional paid-in
   capital..................          --
 Distributions in excess of
   earnings.................          --
 General and Special Limited
   Partner..................
                               1,492,307
 Preferred Units............     487,562
                              ----------
                               1,979,869
                              ----------
       Total Liabilities and
        Equity..............  $4,389,385
                              ==========

---------------


(A) Represents the unaudited historical consolidated financial position of the Partnership as of September 30, 1998.



(B) Represents adjustments to reflect the purchase of eight properties for an aggregate purchase price of $50.0 million; the Class J Preferred Stock Offering and the Probable Purchases.



(C) Represents the unaudited historical consolidated financial position of IFG (subsequent to the spin-off of New Insignia) as of September 30, 1998.



(D)  Represents the following adjustments occurring as a result of the IFG
     Merger: (i) the issuance of 8,423,751 shares of AIMCO Common Stock, based on consideration to holders of IFG common stock outstanding as of the date of the IFG Merger; (ii) the issuance of 4,457,765 shares of AIMCO Class A Common Stock to holders of IPT common stock (other than AIMCO); (iii) the payment of a special dividend of $50,000; (iv) the assumption of $149,500 of the convertible debentures of IFG; (v) the allocation of the combined purchase price of IFG (subsequent to the spin-off of New Insignia) and IPT based on the preliminary estimates of relative fair market value of the assets and liabilities of IFG and IPT; and (vi) the contribution by AIMCO of substantially all the assets and liabilities of IFG (subsequent to the spin-off of New Insignia) and IPT to the Partnership in exchange for OP Units.



(E) Represents the effects of AIMCO's acquisition of IFG immediately after the IFG Merger. These amounts do not give effect to the IFG Reorganization, which includes the transfers of certain assets and liabilities of IFG to the combined Unconsolidated Subsidiaries. The IFG Reorganization occurred immediately after the IFG Merger so that AIMCO could maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the IFG Merger and related transactions.



(F) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party property management operations. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. The Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.



(G) In connection with the IFG Merger and the IPT Merger, AIMCO became obligated to issue a total of 12,881,516 shares of AIMCO Common Stock.



     The total purchase price of IFG and IPT is $1,182,873, as follows:



Issuance of 8,423,751 shares of AIMCO Common Stock in
  connection with the IFG Merger, at $34.658 per share......  $  291,949
Issuance of 4,457,765 shares of AIMCO Common Stock in
  connection with the IPT Merger, at $34.00 per share.......     151,564
Assumption of Convertible Debentures........................     149,500
Assumption of liabilities as indicated in the Merger
  Agreement.................................................     452,527
Transaction costs...........................................      55,279
Generation of deferred tax liability........................      17,850
Special dividend............................................      50,000
Purchase of IFG Common Stock prior to merger................       4,935
Consideration for options...................................       9,269
                                                              ----------
          Total.............................................  $1,182,873
                                                              ==========

     The purchase price was allocated to the various assets of IFG and IPT acquired in the IFG Merger and the IPT Merger, as follows:



Purchase price..............................................  $1,182,873
Historical basis of IFG's assets acquired...................    (561,181)
                                                              ----------
Step-up to record the fair value of IFG's assets acquired...  $  621,692
                                                              ==========



     This step-up was applied to IFG's assets as follows:



Real estate.................................................  $ 15,363
Investment in real estate partnerships......................   394,321
Decrease in accounts receivable.............................   (43,082)
Decrease in deferred loan costs.............................    (7,020)
Management contracts........................................    21,916
Increase in goodwill........................................   243,766
Reduction in value of other assets..........................    (3,572)
                                                              --------
          Total.............................................  $621,692
                                                              ========



     The fair value of IFG's assets, primarily the real estate and management contracts, was calculated based on estimated future cash flows of the underlying assets.



     As of September 30, 1998, IFG's stockholders' equity (deficit) was $(108,855), which is detailed as follows:



Common stock................................................  $     320
Additional paid-in capital..................................    (86,959)
Distributions in excess of earnings.........................    (22,216)
                                                              ---------
          Total.............................................  $(108,855)
                                                              =========



     Upon completion of the IFG Merger, the entire amount of the stockholders' equity (deficit) was eliminated.



     In addition, the minority interest of IFG of $108,485 will be eliminated upon the IPT Merger.



(H) Represents the issuance of a total of 12,881,516 OP Units to AIMCO and the concurrent issuance of 12,881,516 shares of AIMCO Common Stock to IFG and IPT stockholders, in exchange for all the shares of IFG and IPT common stock.



     In accordance with the IFG Merger Agreement, AIMCO became obligated to issue 8,423,751 shares of Class E Preferred Stock, approximately equal to $292 million. Each share of Class E Preferred Stock will automatically convert to one share of AIMCO Common Stock upon the payment of the special dividend thereon. As such, for the purpose of preparing the pro forma financial statements, AIMCO's management believes that the Class E Preferred Stock is substantially the same as AIMCO Common Stock, and that the fair value of the Class E Preferred Stock approximates the fair value of the AIMCO Common Stock. Upon the payment of the special dividend on the Class E Preferred Stock and the conversion of the Class E Preferred Stock to AIMCO Common Stock, the former IFG stockholders will own approximately 15.0% of the AIMCO Common Stock and the IPT stockholders will own approximately 7.3% of AIMCO Common Stock. The special dividend on the Class E Preferred Stock is intended to represent a distribution in an amount at least equal to the earnings and profits of IFG at the time of the IFG Merger, to which AIMCO succeeded.



     Concurrent with the issuance of Class E Preferred Stock, the Partnership will issue comparable Class E Preferred Units to AIMCO. The Class E Preferred Units will have terms substantially the same as the Class E Preferred Stock.



(I) Represents the increase in the Partnership's investment in Unconsolidated Subsidiaries to reflect the contribution or sale of property management contracts, including the related deferred tax liability, in exchange for preferred stock and a note payable from the Unconsolidated Subsidiaries. These assets and liabilities are valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(J) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries,



(K) Represents notes receivable from the Unconsolidated Subsidiaries of $95,000, advances to the Unconsolidated Subsidiaries of $42,792, and equity in the Unconsolidated Subsidiaries of $62,987. The combined pro forma balance sheet of the Unconsolidated Subsidiaries as of September 30, 1998 is presented below, which reflects the effects of the IFG Merger, the IPT Merger, and the IFG Reorganization as if such transactions had occurred as of September 30, 1998.

                          UNCONSOLIDATED SUBSIDIARIES



             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)


                            AS OF SEPTEMBER 30, 1998


                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                     ASSETS



                                                                             IFG
                                                         HISTORICAL   REORGANIZATION(i)    PRO FORMA
                                                         ----------   -----------------    ---------
Real estate............................................   $ 22,376        $     --         $ 22,376
Cash and cash equivalents..............................     16,919          17,897(ii)       34,816
Restricted cash........................................      5,507           1,352(ii)        6,859
Management contracts...................................     47,846          73,696(iii)     121,542
Accounts receivable....................................     13,109           6,631(ii)       19,740
Deferred financing costs...............................      3,117              --            3,117
Goodwill...............................................     43,544              --           43,544
Other assets...........................................     51,498          14,167(ii)       65,665
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Secured notes payable..................................   $114,302        $ 45,000(iii)    $159,302
Accounts payable, accrued and other liabilities........     56,773           3,394(ii)       60,167
Security deposits and deferred income..................        334              --(ii)          334
Deferred tax liability.................................         --          36,652(iii)      36,652
                                                          --------        --------         --------
                                                           171,409          85,046          256,455
Common stock...........................................      2,061           1,510(iv)        3,571
Preferred stock........................................     34,290          28,697(iii)      62,987
Retained earnings......................................     (3,844)             --           (3,844)
Notes receivable on common stock purchases.............         --          (1,510)(iv)      (1,510)
                                                          --------        --------         --------
                                                            32,507          28,697           61,204
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========



---------------



(i) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. the Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.



(ii) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries, valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iii)Represents the transfer or sale of management contracts, the establishment of an intercompany note,and the establishment of the related estimated net deferred Federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of IFG, and the historical tax basis.

(iv) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE     IFG AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
Rental and other property
 revenues........................    $193,006        $114,984(I)
                                                       14,499(J)      $ 6,660         $ 93,329         $    --        $  6,912
Property operating expenses......     (76,168)        (57,050)(I)
                                                       (6,405)(J)      (2,941)         (36,088)             --          (3,307)
Owned property management
 expense.........................      (6,620)         (4,097)(I)
                                                         (761)(J)        (282)              --              --              --
Depreciation.....................     (37,741)        (23,199)(I)
                                                       (2,898)(J)      (1,414)         (18,979)         (5,997)(O)        (966)
                                     --------        --------         -------         --------         -------        --------
Income from property
 operations......................      72,477          35,073           2,023           38,262          (5,997)          2,639
                                     --------        --------         -------         --------         -------        --------
Management fees and other
 income..........................      13,937              --           7,813               --              --          94,330
Management and other expenses....      (9,910)             --          (5,394)              --              --         (57,615)
Corporate overhead allocation....        (588)             --              --               --              --              --
Amortization.....................      (1,401)             --          (5,800)              --              --         (16,768)
                                     --------        --------         -------         --------         -------        --------
Income from service company
 business........................       2,038              --          (3,381)              --              --          19,947
Minority interest in service
 company business................         (10)             --              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
AIMCO's share of income from
 service company business........       2,028              --          (3,381)              --              --          19,947
                                     --------        --------         -------         --------         -------        --------
General and administrative
 expenses........................      (5,396)             --          (1,025)          (7,392)          7,392(P)      (21,199)
Interest expense.................     (51,385)         (1,247)(K)
                                                       (4,092)(L)      (5,462)         (26,987)           (221)(Q)      (9,035)
Interest income..................       8,676              --           1,900               --              --          10,967
Minority interest................       1,008             960(M)           16             (851)            705(R)      (12,871)
Equity in losses of
 unconsolidated partnerships.....      (1,798)           (122)(N)      (8,542)             405              --          12,515
Equity in earnings of
 unconsolidated subsidiaries.....       4,636              --           5,790               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income (loss) from operations....      30,246          30,572          (8,681)           3,437           1,879           2,963
Income tax provision.............          --              --              --               --              --           1,701
Gain on dispositions of
 property........................       2,720          (2,720)             --               --              --              80
                                     --------        --------         -------         --------         -------        --------
Income (loss) before
 extraordinary item..............      32,966          27,852          (8,681)           3,437           1,879           4,744
Extraordinary item -- early
 extinguishment of debt..........        (269)            269              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Net income.......................      32,697          28,121          (8,681)           3,437           1,879           4,744
Income attributable to preferred
 unitholders.....................       2,315          38,859              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income attributable to common
 unitholders.....................    $ 30,382        $(10,738)        $(8,681)        $  3,437         $ 1,879        $  4,744
                                     ========        ========         =======         ========         =======        ========
Basic earnings per OP unit.......    $   1.09
                                     ========
Diluted earnings per OP unit.....    $   1.08
                                     ========
Weighted average OP units
 outstanding.....................      27,732
                                     ========
Weighted average OP units and
 equivalents outstanding.........      28,113
                                     ========


                                        IFG              IFG
                                       MERGER       REORGANIZATION
                                   ADJUSTMENTS(G)   ADJUSTMENTS(H)    PRO FORMA
                                   --------------   --------------    ---------
Rental and other property
 revenues........................
                                      $     --         $     --       $ 429,390
Property operating expenses......
                                            --               --        (181,959)
Owned property management
 expense.........................
                                            --               --         (11,760)
Depreciation.....................
                                        (1,937)(S)           --         (93,131)
                                      --------         --------       ---------
Income from property
 operations......................       (1,937)              --         142,540
                                      --------         --------       ---------
Management fees and other
 income..........................           --          (74,404)(X)      41,676
Management and other expenses....           --           49,236(X)      (23,683)
Corporate overhead allocation....           --               --            (588)
Amortization.....................      (36,563)(T)       28,355(Y)      (32,177)
                                      --------         --------       ---------
Income from service company
 business........................      (36,563)           3,187         (14,772)
Minority interest in service
 company business................           --               --             (10)
                                      --------         --------       ---------
AIMCO's share of income from
 service company business........      (36,563)           3,187         (14,782)
                                      --------         --------       ---------
General and administrative
 expenses........................           --            6,392(X)      (21,228)
Interest expense.................
                                            --               --         (98,429)
Interest income..................           --              191(Z)       21,734(BB)
Minority interest................        1,552(U)            --          (9,481)
Equity in losses of
 unconsolidated partnerships.....      (24,281)(V)           --         (21,823)
Equity in earnings of
 unconsolidated subsidiaries.....           --           (4,181)(AA)      6,245(DD)
                                      --------         --------       ---------
Income (loss) from operations....      (61,229)           5,589           4,776
Income tax provision.............       (1,701)(W)           --              --
Gain on dispositions of
 property........................          (80)              --              --
                                      --------         --------       ---------
Income (loss) before
 extraordinary item..............      (63,010)           5,589           4,776
Extraordinary item -- early
 extinguishment of debt..........           --               --              --
                                      --------         --------       ---------
Net income.......................      (63,010)           5,589           4,776
Income attributable to preferred
 unitholders.....................           --               --          41,174(CC)
                                      --------         --------       ---------
Income attributable to common
 unitholders.....................     $(63,010)        $  5,589       $ (36,398)(BB)
                                      ========         ========       =========
Basic earnings per OP unit.......                                     $   (0.55)(BB)
                                                                      =========
Diluted earnings per OP unit.....                                     $   (0.55)(BB)
                                                                      =========
Weighted average OP units
 outstanding.....................                                        66,646
                                                                      =========
Weighted average OP units and
 equivalents outstanding.........                                        67,490
                                                                      =========

---------------


(A) Represents the Partnership's audited consolidated results of operations for the year ended December 31, 1997.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
      (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probable Purchases; and (vii) the 1998 Dispositions.



(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed, as follows:



                                    NHP
                                REAL ESTATE           NHP               NHP                 NHP                 NHP
                                PURCHASE(i)      HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)     TRANSACTIONS
                                -----------      --------------   ----------------   ------------------     ------------
Rental and other property
  revenues....................    $ 6,660(v)        $16,842           $    --             $(16,842)(xvii)     $ 6,660
Property operating expenses...     (2,941)(v)        (8,411)               --                8,411(xvii)       (2,941)
Owned property management
  expense.....................       (282)(v)          (862)               --                  862(xvii)         (282)
Depreciation..................     (1,414)(vi)       (2,527)             (693)(xi)           3,220(xvii)       (1,414)
                                  -------           -------           -------             --------            -------
Income from property
  operations..................      2,023             5,042              (693)              (4,349)             2,023
                                  -------           -------           -------             --------            -------
Management fees and other
  income......................      1,405(vii)       72,176                --              (65,768)(xviii)      7,813
Management and other
  expenses....................     (2,263)(viii)    (35,267)               --               32,136 (xviii)     (5,394)
Amortization..................         --            (9,111)           (4,432)(xii)          7,743(xix)        (5,800)
                                  -------           -------           -------             --------            -------
Income from service company
  business....................       (858)           27,798            (4,432)             (25,889)            (3,381)
                                  -------           -------           -------             --------            -------
General and administrative
  expenses....................         --           (16,266)            8,668 (xiii)         6,573 (xviii)     (1,025)
Interest expense..............     (5,082)(ix)      (10,685)               --               10,305(xx)         (5,462)
Interest income...............        540(v)          1,963                --                 (603)(xxi)        1,900
Minority interest.............         16(v)             --                --                   --                 16
Equity in losses of
  unconsolidated
  partnerships................     (3,905)(x)            --            (4,631)(xiv)             (6)            (8,542)
Equity in earnings of
  unconsolidated
  subsidiaries................         --                --            (4,636)(xv)          10,426(xxii)        5,790
                                  -------           -------           -------             --------            -------
Income (loss) from
  operations..................     (7,266)            7,852            (5,724)              (3,543)            (8,681)
Income tax provision..........         --            (3,502)            3,502 (xvi)             --                 --
                                  -------           -------           -------             --------            -------
Net income (loss).............    $(7,266)          $ 4,350           $(2,222)            $ (3,543)           $(8,681)
                                  =======           =======           =======             ========            =======



---------------



       (i) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by the Partnership as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.



       (ii)Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).



       (iii)
           Represents the following adjustments occurring as a result of the NHP
           Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
           (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to real estate and an estimated average life of 20 years.



       (iv)Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.



       (v) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.



       (vi)Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



       (vii)
           Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.



       (viii)
           Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by the Company's senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.



       (ix)Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on the Partnership's credit facilities of $55,807 to finance the NHP Real Estate Acquisition.



       (x) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.



       (xi)Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



       (xii)
           Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on the Partnership's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.



       (xiii)
           Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by the Company's senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the NHP Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997.



       (xiv)
           Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.



       (xv)Represents the reversal of equity in earnings in NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP, as a result of the Partnership's acquisition of 100% of the NHP Common Stock.



       (xvi)
           Represents the reversal of NHP's income tax provision due to the contribution of the management business to the Unconsolidated Subsidiaries.



       (xvii)
           Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.



       (xviii)
           Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.



       (xix)
           Represents the amortization and depreciation of certain management contracts and other assets of NHP, based on the Partnership's new basis resulting from the allocation of the purchase price of NHP, that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.



       (xx)Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.



       (xxi)
           Represents the interest income of $5,000 earned on notes payable of $50,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.



       (xxii)
           Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.



(D) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of operations to conform to the Partnership's Statement of Operations presentation. The Ambassador historical statement of operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.



(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:



                                                                         NEW
                                            IFG           AMIT        INSIGNIA          IFG
                                       HISTORICAL(I)   MERGER(II)   SPIN-OFF(III)   AS ADJUSTED
                                       -------------   ----------   -------------   -----------
  Rental and other property
     revenues........................    $   6,646      $   266       $      --      $  6,912
  Property operating expenses........       (3,251)         (56)             --        (3,307)
  Depreciation.......................         (966)          --              --          (966)
                                         ---------      -------       ---------      --------
  Income from property operations....        2,429          210              --         2,639
                                         ---------      -------       ---------      --------
  Management fees and other income...      389,626           --        (295,296)       94,330
  Management and other expenses......     (315,653)          --         258,038       (57,615)
  Amortization.......................      (31,709)        (303)         15,244       (16,768)
                                         ---------      -------       ---------      --------
  Income from service company
     business........................       42,264         (303)        (22,014)       19,947
                                         ---------      -------       ---------      --------
  General and administrative
     expenses........................      (20,435)      (1,351)            587       (21,199)
  Interest expense...................       (9,353)          --             318        (9,035)
  Interest income....................        4,571        6,853            (457)       10,967
  Minority interest..................      (12,448)        (382)            (41)      (12,871)
  Equity in income (losses) of
     unconsolidated partnership......       10,027        2,639            (151)       12,515
                                         ---------      -------       ---------      --------
  Income (loss) from operations......       17,055        7,666         (21,758)        2,963
  Income tax provision...............       (6,822)        (180)          8,703         1,701
  Gain on sale of property...........           --           80              --            80
                                         ---------      -------       ---------      --------
  Net income (loss)..................    $  10,233      $ 7,566       $ (13,055)     $  4,744
                                         =========      =======       =========      ========



---------------



       (i) Represents the audited consolidated results of operations of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.



       (ii)Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.



       (iii)
           Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and
      (iv) the elimination of the income tax provision.



(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(I) Represents adjustments to reflect the 1997 Property Acquisitions and the 1998 Acquisitions, less the 1997 Dispositions and the 1998 Dispositions as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

      These adjustments are as follows:



                                   1997
                                 PROPERTY         1997           1998           1998
                               ACQUISITIONS   DISPOSITIONS   ACQUISITIONS   DISPOSITIONS    TOTAL
                               ------------   ------------   ------------   ------------   --------
Rental and other property
  revenues...................  $     88,589     $(4,081)       $ 33,779       $(3,303)     $114,984
Property operating expense...       (44,109)      1,944         (16,239)        1,354       (57,050)
Owned property management
  expense....................        (3,233)        133          (1,119)          122        (4,097)
Depreciation.................       (16,839)        452          (7,500)          688       (23,199)



(J) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



(K)   Represents adjustments to interest expense for the following:



Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1997
  Property Acquisitions.....................................  $(29,490)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1997 Dispositions and
  the 1997 Stock Offerings..................................    20,033
Repayments on the Partnership's credit facilities with
  proceeds from a dividend received from one of the
  Unconsolidated Subsidiaries...............................     1,889
Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   (13,327)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    22,142
                                                              --------
                                                              $  1,247
                                                              ========



(L) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the Probable Purchases.



(M) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property Acquisitions and the 1998 Property Acquisitions.



(N) Represents the reduction in the Partnership's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.



(O) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(P) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:



Duplication of public company expenses......................  $  724
Reduction in salaries and benefits..........................   4,197
Merger related costs........................................     524
Other.......................................................   1,947
                                                              ------
                                                              $7,392
                                                              ======



      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.



(Q) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $3,833 related to borrowings under the Partnership's credit facilities.



(R) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.



(S) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(T) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $36,112, amortization of goodwill of $13,163, and depreciation of furniture, fixtures, and equipment of $3,753, less IFG's historical depreciation and amortization of $16,465. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.



(U) Represents elimination of minority interest of IPT resulting from the IPT merger.



(V) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.



(W)   Represents the reversal of IFG's income tax provision.



(X) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(Y) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(Z) Represents interest income of $3,825 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $3,634 reflected on the equity in earnings of the Unconsolidated Subsidiaries.



(AA) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.



(BB) The following table presents the net impact to pro forma net loss applicable to holders of OP Units and net loss per OP Units assuming the interest rate per annum increases by 0.25%:



Increase in interest expense................................   $    902
                                                               ========
Net income..................................................   $  3,874
                                                               ========
Net loss attributable to OP unitholders.....................   $(37,300)
                                                               ========
Basic loss per OP unit......................................   $  (0.56)
                                                               ========
Diluted loss per OP unit....................................   $  (0.56)
                                                               ========

(CC) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these Preferred Units had been issued as of January 1, 1997.



(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(2,139), plus the elimination of intercompany interest expense of $8,384. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger, the NHP Reorganization, the IFG Merger, and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)



                                                         REORGANIZATION            IFG
                                         HISTORICAL(i)   ADJUSTMENTS(ii)   REORGANIZATION(iii)   PRO FORMA
                                         -------------   ---------------   -------------------   ---------
Rental and other property revenues.....    $  6,194         $  6,371(iv)        $     --          $12,565
Property operating expenses............      (3,355)          (3,531)(iv)             --           (6,886)
Owned property management expense......        (147)            (478)(iv)             --             (625)
Depreciation expense...................      (1,038)            (767)(iv)             --           (1,805)
                                           --------         --------            --------          -------
Income from property operations........       1,654            1,595                  --            3,249
                                           --------         --------            --------          -------
Management fees and other income.......      23,776           41,992(v)           74,404(x)       140,172
Management and other expenses..........     (11,733)         (20,403)(v)         (49,236)(x)      (81,372)
Amortization...........................      (3,726)          (4,017)(v)         (28,355)(xi)     (36,098)
                                           --------         --------            --------          -------
Income from service company............       8,317           17,572              (3,187)          22,702
General and administrative expense.....          --           (6,573)(v)          (6,392)(x)      (12,965)
Interest expense.......................      (6,058)          (5,849)(vi)         (3,825)(xii)    (15,732)
Interest income........................       1,001             (148)(v)              --              853
Minority interest......................      (2,819)           2,198 (viii)           --             (621)
Equity in losses of unconsolidated
  partnerships.........................      (1,028)           1,028(iv)              --               --
Equity in earnings of Unconsolidated
  Subsidiaries.........................       2,943           (2,943)(vii)            --               --
                                           --------         --------            --------          -------
Income (loss) from operations..........       4,010            6,880             (13,404)          (2,514)
Income tax provision...................      (1,902)          (3,013)(ix)          5,177 (xiii)       262
                                           --------         --------            --------          -------
Net income (loss)......................    $  2,108         $  3,867            $ (8,227)         $(2,252)
                                           ========         ========            ========          =======
Income attributable to preferred
  stockholders.........................    $  2,003         $  3,673            $ (7,815)         $(2,139)
                                           ========         ========            ========          =======
Income (loss) attributable to common
  stockholders.........................    $    105         $    194            $   (412)         $  (113)
                                           ========         ========            ========          =======



---------------



(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.



(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the Unconsolidated Partnership.



(iii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iv) Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to the Partnership's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.



(vi) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from the Partnership to the Unconsolidated Subsidiaries and $5,000 related to a note payable to the Partnership.



(vii) Represents the reversal of the historical equity in earnings of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.



(viii)Represents the minority interest in the operations of the 14 real estate properties.



(ix) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.



(x) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(xi) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(xii) Represents adjustment for interest expense related to a note payable to the Partnership.



(xiii)Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               COMPLETED
                                              TRANSACTIONS                      AMBASSADOR                         IFG
                                              AND PROBABLE     AMBASSADOR     PURCHASE PRICE      IFG AS          MERGER
                              HISTORICAL(A)   PURCHASES(B)    HISTORICAL(C)   ADJUSTMENTS(D)    ADJUSTED(E)   ADJUSTMENTS(F)
                              -------------   ------------    -------------   --------------    -----------   --------------
Rental and other property
  revenues..................    $ 265,700       $15,396(H)       $35,480         $     --        $  8,126       $      --
                                                 11,065(I)
Property operating
  expenses..................     (101,600)       (6,995)(H)      (14,912)              --          (2,585)             --
                                                 (4,866)(I)
Owned property management
  expense...................       (7,746)         (548)(H)           --               --              --              --
                                                   (581)(I)
Depreciation................      (59,792)       (3,309)(H)       (7,270)          (1,420)(M)        (904)         (1,273)(Q)
                                                 (2,168)(I)
                                ---------       -------          -------         --------        --------       ---------
Income from property
  operations................       96,562         7,994           13,298           (1,420)          4,637          (1,273)
                                ---------       -------          -------         --------        --------       ---------
Management fees and other
  income....................       13,968            --               --               --          71,155              --
Management and other
  expenses..................       (8,101)           --               --               --         (41,477)             --
Corporate overhead
  allocation................         (196)           --               --               --              --              --
Amortization................           (3)           --               --               --         (13,986)        (25,861)(R)
                                ---------       -------          -------         --------        --------       ---------
Income from service company
  business..................        5,668            --               --               --          15,692         (25,861)
                                ---------       -------          -------         --------        --------       ---------
General and administrative
  expenses..................       (7,444)           --           (5,278)           5,278(N)      (61,386)       45,823(S)
Interest expense............      (56,756)        3,625(J)
                                                 (3,662)(K)      (10,079)             145(O)      (24,871)             --
Interest income.............       18,244            (1)              --               --          22,501              --
Minority interest in other
  partnerships..............       (1,052)          537(L)          (252)             252(P)      (14,159)          6,622(T)
Equity in losses of
  unconsolidated
  partnerships..............       (5,078)           --              (71)              --          13,492         (14,304)(U)
Equity in earnings of
  unconsolidated
  subsidiaries..............        8,413            --               --               --              --              --
Amortization of goodwill....       (5,071)           --               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) from
  operations................       53,486         8,493           (2,382)           4,255         (44,094)         11,007
Income tax provision........           --            --               --               --           1,180          (1,180)(V)
Gain on dispositions of
  property..................        2,783        (2,783)              --               --           6,576          (6,576)
                                ---------       -------          -------         --------        --------       ---------
Net income..................       56,269         5,710           (2,382)           4,255         (36,338)          3,251
Income attributable to
  preferred unitholders.....       16,320        14,594               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) attributable
  to common unitholders.....    $  39,949       $(8,884)         $(2,382)        $  4,255        $(36,338)      $   3,251
                                =========       =======          =======         ========        ========       =========
Basic earnings (loss) per
  OP Unit...................    $    0.80
                                =========
Diluted earnings (loss) per
  OP Unit...................    $    0.79
                                =========
Weighted average OP Units
  outstanding...............       50,420
                                =========
Weighted average OP Unit and
  equivalents outstanding...       50,544
                                =========


                                   IFG
                              REORGANIZATION
                              ADJUSTMENTS(G)    PRO FORMA
                              --------------    ---------
Rental and other property
  revenues..................     $     --       $ 335,767
Property operating
  expenses..................           --        (130,958)
Owned property management
  expense...................           --          (8,875)
Depreciation................           --         (76,136)
                                 --------       ---------
Income from property
  operations................           --         119,798
                                 --------       ---------
Management fees and other
  income....................      (56,211)(W)      28,912
Management and other
  expenses..................       35,192(W)      (14,386)
Corporate overhead
  allocation................           --            (196)
Amortization................       21,266(X)      (18,584)
                                 --------       ---------
Income from service company
  business..................          247          (4,254)
                                 --------       ---------
General and administrative
  expenses..................       13,800(W)       (9,207)
Interest expense............
                                       --         (91,598)(AA)
Interest income.............          143(Y)       40,887
Minority interest in other
  partnerships..............           --          (8,052)
Equity in losses of
  unconsolidated
  partnerships..............           --          (5,961)
Equity in earnings of
  unconsolidated
  subsidiaries..............       (6,875)(Z)       1,538(CC)
Amortization of goodwill....           --          (5,071)
                                 --------       ---------
Income (loss) from
  operations................        7,315          38,080
Income tax provision........           --              --
Gain on dispositions of
  property..................           --              --
                                 --------       ---------
Net income..................        7,315          38,080
Income attributable to
  preferred unitholders.....           --          30,914(BB)
                                 --------       ---------
Income (loss) attributable
  to common unitholders.....     $  7,315       $   7,166(AA)
                                 ========       =========
Basic earnings (loss) per
  OP Unit...................                    $    0.11(AA)
                                                =========
Diluted earnings (loss) per
  OP Unit...................                    $    0.10(AA)
                                                =========
Weighted average OP Units
  outstanding...............                       67,678
                                                =========
Weighted average OP Unit and
  equivalents outstanding...                       68,342
                                                =========

---------------


(A) Represents the Partnership's unaudited consolidated results of operations for the nine months ended September 30, 1998.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1998: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
      (iii) the Probable Purchases; and (iv) the 1998 Dispositions.



(C) Represents the unaudited historical statement of operations of Ambassador for the four months ended April 30, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to the Partnership's Statement of Operations presentation.



(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger and the spin-off of the common stock of New Insignia as if these transactions had occurred on January 1, 1998. These adjustments are detailed, as follows:



                                                                       NEW
                                          IFG           AMIT        INSIGNIA          IFG
                                     HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                     -------------   ----------   -------------   -----------
Rental and other property
  revenues.........................    $  7,566        $  560       $      --      $  8,126
Property operating expenses........      (2,585)           --              --        (2,585)
Depreciation.......................        (904)           --              --          (904)
                                       --------        ------       ---------      --------
Income from property operations....       4,077           560              --         4,637
                                       --------        ------       ---------      --------
Management fees and other income...     311,475            --        (240,320)       71,155
Management and other expenses......    (252,295)           --         210,818       (41,477)
Amortization.......................     (26,781)          (48)         12,843       (13,986)
                                       --------        ------       ---------      --------
Income from service company
  business.........................      32,399           (48)        (16,659)       15,692
                                       --------        ------       ---------      --------
General and administrative
  expenses.........................     (66,272)         (675)          5,561       (61,386)
Interest expense...................     (24,164)           --            (707)      (24,871)
Interest income....................      18,817         4,193            (509)       22,501
Minority interest..................     (14,159)           --              --       (14,159)
Equity in losses of unconsolidated
  partnerships.....................      12,169                         1,323        13,492
                                       --------        ------       ---------      --------
Income (loss) from operations......     (37,133)        4,030         (10,991)      (44,094)
Income tax provision...............      (4,772)           --           5,952         1,180
Gain on disposition of property....       5,888           688              --         6,576
                                       --------        ------       ---------      --------
Item income (loss).................    $(36,017)       $4,718       $  (5,039)     $(36,338)
                                       ========        ======       =========      ========



---------------



       (i)Represents the unaudited consolidated results of operations of IFG for the nine months ended September 30, 1998.



          Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.



       (ii)
          Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.



       (iii)
          Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(F)   Represents the following adjustments occurring as a result of the IFG
      Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(H) Represents adjustments to reflect the 1998 Acquisitions, less the 1998 Dispositions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



      These adjustments are as follows:



                                                      1998           1998
                                                  ACQUISITIONS   DISPOSITIONS    TOTAL
                                                  ------------   ------------   -------
Rental and other property revenues..............    $16,347         $(951)      $15,396
Property operating expense......................     (7,371)          376        (6,995)
Owned property management expense...............       (585)           37          (548)
Depreciation....................................     (3,402)           93        (3,309)



(I) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



(J)   Represents adjustments to interest expense for the following:



Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   $(6,701)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    10,326
                                                               -------
                                                               $ 3,625
                                                               =======



(K) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the probable purchases.



(L) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1998 Acquisitions.



(M) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(N) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:



Duplication of public company expenses......................   $  355
Reduction in salaries and benefits..........................    2,482
Merger related costs........................................    1,212
Other.......................................................    1,229
                                                               ------
                                                               $5,278
                                                               ======

      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1998 and that the restructuring plan was completed on January 1, 1998. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.



(O) Represents the decrease in interest expense of $1,480 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,335 related to borrowings under the Partnership's line of credit.



(P) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.



(Q) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(R) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $27,084, amortization of goodwill of $9,873, and depreciation of furniture, fixtures, and equipment of $2,842, less IFG's historical depreciation and amortization of $13,938. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.



(S) Represents the elimination of merger related expenses recorded by IFG during the nine months ended September 30, 1998. In connection with the IFG Merger, certain IFG executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $50,000.



(T) Represents elimination of minority interest in IPT resulting from the IPT merger.



(U) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.



(V)   Represents the reversal of IFG's income tax provision.



(W) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(X) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(Y) Represents interest income of $2,861 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries of the Partnership, net of the elimination of the Partnership's share of the related interest expense of $2,718 reflected in the equity in earnings of the Unconsolidated Subsidiaries.



(Z) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.

(AA) The following table presents the net impact to pro forma net income applicable to holders of shares of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:



Increase in interest........................................   $   674
                                                               =======
Net income..................................................   $37,406
                                                               =======
Net income attributable to OP Unitholders...................   $ 6,492
                                                               =======
Basic loss per OP Unit......................................   $  0.10
                                                               =======
Diluted loss per OP Unit....................................   $  0.10
                                                               =======



(BB) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these stock offerings had occurred as of January 1, 1997.



(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(1,180) plus the elimination of intercompany interest of $2,718. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the nine months ended September 30, 1998 is presented below, which represents the effects of the Ambassador Merger, the IFG Merger and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)



                                                                             IFG
                                                      HISTORICAL(i)   REORGANIZATION(ii)     PRO FORMA
                                                      -------------   ------------------     ---------
Rental and other property revenues..................    $  9,910          $      --          $  9,910
Property operating expense..........................      (5,139)                --            (5,139)
Owned property management expense...................        (345)                --              (345)
Depreciation expense................................      (1,026)                --            (1,026)
                                                        --------          ---------          --------
Income from property operations.....................       3,400                 --             3,400
                                                        --------          ---------          --------
Management fees and other income....................      57,665             56,211(iii)      113,876
Management and other expenses.......................     (36,221)           (35,192)(iii)     (71,413)
Amortization........................................      (2,111)           (21,266)(iv)      (23,377)
                                                        --------          ---------          --------
Income from service company.........................      19,333               (247)           19,086
General and administrative expense..................          --            (13,800)(iii)     (13,800)
Interest expense....................................      (6,931)            (2,861)(v)        (9,792)
Interest income.....................................         617                 --               617
Minority interest...................................        (526)                --              (526)
                                                        --------          ---------          --------
Income (loss) from operations.......................      15,893            (16,908)           (1,015)
Income tax provision................................      (7,037)             6,810(vi)          (227)
                                                        --------          ---------          --------
Net income (loss)...................................    $  8,856          $ (10,098)         $ (1,242)
                                                        ========          =========          ========
Income (loss) attributable to preferred
  stockholders......................................    $  8,413          $  (9,593)         $ (1,180)
                                                        ========          =========          ========
Income (loss) attributable to common stockholders...    $    443          $    (505)         $    (62)
                                                        ========          =========          ========



---------------



(i) Represents the Unconsolidated Subsidiaries historical consolidated results of operations.



(ii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iii)Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(v) Represents adjustment for interest expense related to a note payable to the Partnership.



(vi) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)


                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR         IFG
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE       AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................   $  32,697      $  28,121        $  (8,681)       $   3,437        $  1,879       $  4,744
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................      43,520         26,097            7,354           20,372           5,997         17,248
   Gain on investments............          --             --              (12)              --              --             --
   (Gain) loss on disposition of
    properties....................      (2,720)         2,720           (3,882)              --              --            (80)
   Minority interests.............      (1,008)          (960)             (16)             851            (705)        12,871
   Equity in earnings of
    unconsolidated partnerships...       1,798            122            8,542             (405)             --        (12,515)
   Equity in earnings of
    unconsolidated subsidiaries...      (4,636)            --           (5,790)              --              --             --
   Extraordinary (gain) loss on
    early extinguishment of debt..         269             --               --               --              --         (5,366)
   Changes in operating assets and
    operating liabilities.........       3,112             --            5,314           (3,523)             --         (4,384)
                                     ---------      ---------        ---------        ---------        --------       --------
      Total adjustments...........      40,335         27,979           11,510           17,295           5,292          7,774
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) operating activities...      73,032         56,100            2,829           20,732           7,171         12,518
      Net cash used in
       discontinued operations....          --             --           (7,999)              --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) continuing operations..      73,032         56,100           (5,170)          20,732           7,171         12,518
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................      21,792         19,627(I)            --               --              --             --
 Purchase of real estate..........    (376,315)       (63,839)(J)       (4,114)         (24,179)             --             --
 Additions to real estate,
   investments and property held
   for sale.......................     (26,966)        (4,849)(K)         (522)         (19,033)             --         (4,154)
 Proceeds from sale of property
   held for sale..................         303             --               --               --              --             --
 Purchase of general and limited
   partnership interests..........    (199,146)            --           (1,208)              --              --        (76,104)
 Purchase of management
   contracts......................          --             --          (11,686)              --              --        (36,868)
 Purchase of/additions to notes
   receivable.....................     (59,787)            --           (4,236)              --              --        (17,647)
 Proceeds from repayments of notes
   receivable.....................          --             --              214            1,000              --          8,838
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....      45,791             --            3,097            3,183              --         42,615
 Contribution to unconsolidated
   subsidiaries...................     (42,879)            --               --               --              --             --
 Proceeds from sale of
   securities.....................          --             --              642               --              --             --
 Purchase of investments held for
   sale...........................          --             --              (73)              --              --             --
 Purchase of NHP mortgage loans...     (60,575)            --               --               --              --             --
 Purchase of Ambassador common
   stock..........................     (19,881)            --               --               --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash used in investing
       activities.................    (717,663)       (49,061)         (17,886)         (39,029)             --        (83,320)
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............     225,436             --          145,519          156,746              --        111,001
 Principal repayments on secured
   notes payable..................     (12,512)      (204,027)(L)     (141,032)        (141,676)             --        (12,697)
 Proceeds from secured short-term
   financing......................      19,050             --               --               --              --             --
 Repayments on secured short-term
   financing......................          --             --             (434)              --              --             --
 Principal repayments on unsecured
   short-term notes payable.......         (79)            --               --               --              --             --
 Proceeds (payoff) from unsecured
   short-term financing...........     (12,500)            --               --               --              --             --
 Principal repayments on secured
   tax-exempt bond financing......      (1,487)            --               --               --              --             --
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................    (162,008)            --               --               --              --             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................      (6,387)            --             (245)          (8,095)             --         (2,305)
 Proceeds from issuance of common
   and preferred stock, net.......     643,224        253,239(M)         6,286           28,946              --         62,420
 Proceeds from exercises of
   employee stock options and
   warrants.......................         871             --               --            3,195              --          7,487
 Repurchase of common stock.......          --             --               --               --              --         (3,283)
 Principal repayments received on
   notes due from Officers........      25,957             --               --            1,323              --             --
 Investments made by minority
   interests......................          --             --               --               --              --            249
 Payment of distributions.........     (44,660)       (19,396)(N)      (11,503)(Q)      (15,717)        (12,173)(R)     (2,695)
 Payment of distributions to
   limited partners...............          --         (5,678)(O)           --               --             (15)(R)         --
 Payment of preferred unit
   distributions..................        (846)       (39,255)(P)           --           (2,279)             --             --
 Payment of distributions to
   minority interests.............      (5,510)            --               --           (3,700)             --        (12,578)
 Net transactions with
   Insignia/ESG...................          --             --               --               --              --        (57,612)
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) financing activities...     668,549        (20,117)          (1,409)          18,743         (12,188)        89,987
                                     ---------      ---------        ---------        ---------        --------       --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      23,918        (13,078)         (24,465)             446          (5,017)        19,185
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............      13,170             --           36,277            4,002              --         64,447
                                     ---------      ---------        ---------        ---------        --------       --------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................   $  37,088      $ (13,078)       $  11,812        $   4,448        $ (5,017)      $ 83,632
                                     =========      =========        =========        =========        ========       ========


                                         IFG              IFG
                                        MERGER       REORGANIZATION      PRO
                                    ADJUSTMENTS(G)   ADJUSTMENTS(H)     FORMA
                                    --------------   --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................     $(63,010)        $  5,589      $   4,776
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................       38,500          (28,355)       130,733
   Gain on investments............           --               --            (12)
   (Gain) loss on disposition of
    properties....................           80               --         (3,882)
   Minority interests.............       (1,552)              --          9,481
   Equity in earnings of
    unconsolidated partnerships...       24,281               --         21,823
   Equity in earnings of
    unconsolidated subsidiaries...           --            4,181         (6,245)
   Extraordinary (gain) loss on
    early extinguishment of debt..           --               --         (5,097)
   Changes in operating assets and
    operating liabilities.........           --               --            519
                                       --------         --------      ---------
      Total adjustments...........       61,309          (24,174)       147,320
                                       --------         --------      ---------
      Net cash provided by (used
       in) operating activities...       (1,701)         (18,585)       152,096
      Net cash used in
       discontinued operations....           --               --         (7,999)
                                       --------         --------      ---------
      Net cash provided by (used
       in) continuing operations..       (1,701)         (18,585)       144,097
                                       --------         --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................           --               --         41,419
 Purchase of real estate..........           --               --       (468,447)
 Additions to real estate,
   investments and property held
   for sale.......................           --               --        (55,524)
 Proceeds from sale of property
   held for sale..................           --               --            303
 Purchase of general and limited
   partnership interests..........           --               --       (276,458)
 Purchase of management
   contracts......................           --               --        (48,554)
 Purchase of/additions to notes
   receivable.....................           --               --        (81,670)
 Proceeds from repayments of notes
   receivable.....................           --               --         10,052
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....           --               --         94,686
 Contribution to unconsolidated
   subsidiaries...................           --               --        (42,879)
 Proceeds from sale of
   securities.....................           --               --            642
 Purchase of investments held for
   sale...........................           --               --            (73)
 Purchase of NHP mortgage loans...           --               --        (60,575)
 Purchase of Ambassador common
   stock..........................           --               --        (19,881)
                                       --------         --------      ---------
      Net cash used in investing
       activities.................           --               --       (906,959)
                                       --------         --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............           --               --        638,702
 Principal repayments on secured
   notes payable..................           --               --       (516,944)
 Proceeds from secured short-term
   financing......................           --               --         19,050
 Repayments on secured short-term
   financing......................           --               --           (434)
 Principal repayments on unsecured
   short-term notes payable.......           --               --            (79)
 Proceeds (payoff) from unsecured
   short-term financing...........           --               --        (12,500)
 Principal repayments on secured
   tax-exempt bond financing......           --               --         (1,487)
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................           --               --       (162,008)
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................           --               --        (17,032)
 Proceeds from issuance of common
   and preferred stock, net.......           --               --        994,115
 Proceeds from exercises of
   employee stock options and
   warrants.......................           --               --         11,553
 Repurchase of common stock.......           --               --         (3,283)
 Principal repayments received on
   notes due from Officers........           --               --         27,280
 Investments made by minority
   interests......................           --               --            249
 Payment of distributions.........      (23,831)(S)           --       (129,975)
 Payment of distributions to
   limited partners...............           --               --         (5,693)
 Payment of preferred unit
   distributions..................           --               --        (42,380)
 Payment of distributions to
   minority interests.............           --               --        (21,788)
 Net transactions with
   Insignia/ESG...................           --               --        (57,612)
                                       --------         --------      ---------
      Net cash provided by (used
       in) financing activities...      (23,831)              --        719,734
                                       --------         --------      ---------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      (25,532)         (18,585)       (43,128)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............           --               --        117,896
                                       --------         --------      ---------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................     $(25,532)        $(18,585)     $  74,768
                                       ========         ========      =========

---------------


(A) Represents the Partnership's audited consolidated statement of cash flows for the year ended December 31, 1997.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
     (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probably Purchases; and (vii) the 1998 Dispositions.



(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed as follows:



                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (loss).................   $ (7,266)       $  4,350          $(2,222)            $ (3,543)        $  (8,681)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in) operating
       activities:
       Depreciation and amortization...      4,058           9,134            5,125              (10,963)            7,354
       Gain on investments.............        (12)             --               --                   --               (12)
       (Gain) loss on disposition of
         properties....................     (3,882)             --               --                   --            (3,882)
       Minority interests..............        (16)             --               --                   --               (16)
       Equity in earnings of
         unconsolidated partnerships...      3,905              --            4,631                    6             8,542
       Equity in earnings of
         unconsolidated subsidiaries...         --              --            4,636              (10,426)           (5,790)
       Changes in operating assets and
         operating liabilities.........     (1,036)          6,350               --                   --             5,314
                                          --------        --------          -------             --------         ---------
           Total adjustments...........      3,017          15,484           14,392              (21,383)           11,510
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) operating
             activities................     (4,249)         19,834           12,170              (24,926)            2,829
           Net cash used in
             discontinued operations...         --          (7,999)              --                   --            (7,999)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) continuing
             operations................     (4,249)         11,835           12,170              (24,926)           (5,170)
                                          --------        --------          -------             --------         ---------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...........         --          (4,114)              --                   --            (4,114)
     Additions to real estate,
       investments and property held
       for sale........................       (522)             --               --                   --              (522)
     Purchase of general and limited
       partnership interests...........     (1,208)             --               --                   --            (1,208)
     Purchase of management
       contracts.......................         --         (11,686)              --                   --           (11,686)
     Purchase of/additions to notes
       receivable......................         --          (4,236)              --                   --            (4,236)
     Proceeds from repayments of notes
       receivable......................        214              --               --                   --               214
     Distributions from investments in
       real estate partnerships and
       unconsolidated subsidiaries.....      3,097              --               --                   --             3,097
     Proceeds from sale of
       securities......................        642              --               --                   --               642
     Purchase of investments held for
       sale............................        (73)             --               --                   --               (73)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) investing
             activities................      2,150         (20,036)              --                   --           (17,886)
                                          --------        --------          -------             --------         ---------

                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes
       payable borrowings..............   $ 74,019        $ 71,500          $    --             $     --         $ 145,519
     Principal repayments on secured
       notes payable...................    (71,256)        (69,776)              --                   --          (141,032)
     Repayments on secured short-term
       financing.......................       (434)             --               --                   --              (434)
     Payment of loan costs, net of
       proceeds from interest rate
       hedge...........................         --            (245)              --                   --              (245)
     Proceeds from issuances of common
       and preferred stock, net........         --           6,286               --                   --             6,286
     Payment of distributions..........     (2,000)             --           (9,503)                  --           (11,503)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) financing
             activities................        329           7,765           (9,503)                  --            (1,409)
                                          --------        --------          -------             --------         ---------
   NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS..................     (1,770)           (436)           2,667              (24,926)          (24,465)
   CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD...............     25,795          10,482               --                   --            36,277
                                          --------        --------          -------             --------         ---------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD............................   $ 24,025        $ 10,046          $ 2,667             $(24,926)        $  11,812
                                          ========        ========          =======             ========         =========



---------------



      (i)Represents the adjustment to record cash flow activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. In addition, represents adjustments to record additional deprecation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.



      (ii)
         Represents the unaudited consolidated statement of cash flows of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).



      (iii)
         Represents the following adjustments occurring as a result of the NHP
         Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
         (iii) the incremental amortization of the purchase price adjustment related to management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships, based on the purchase price adjustment related to real estate and an estimated average life of 20 years.



      (iv)
         Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership; (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related cash flow activity primarily related to the management operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.



(D) Represents the audited historical statement of cash flows of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. The Ambassador historical statement of cash flows excludes an extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.



(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:



                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).....................    $  10,233       $  7,566       $(13,055)       $  4,744
     Adjustments to reconcile net income to
        net cash provided by (used in)
        operating activities:
        Depreciation and amortization......       32,675             63        (15,490)         17,248
        Gain on disposition of property....           --            (80)            --             (80)
        Minority interests.................       12,448            382             41          12,871
        Equity in earnings of
          unconsolidated partnerships......      (10,027)        (2,639)           151         (12,515)
        Extraordinary gain on early
          extinguishment of debt...........       (5,366)            --             --          (5,366)
        Changes in operating assets and
          liabilities......................           --         (2,405)        (1,979)         (4,384)
                                               ---------       --------       --------        --------
             Total adjustments.............       29,730         (4,679)       (17,277)          7,774
                                               ---------       --------       --------        --------
   Net cash provided by (used in) operating
     activities............................       39,963          2,887        (30,332)         12,518
                                               ---------       --------       --------        --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to real estate, investments
        and property held for sale.........       (7,695)           665          2,876          (4,154)
     Purchase of general and limited
        partnership interests..............      (93,118)            --         17,014         (76,104)
     Purchase of management contracts......      (99,540)            --         62,672         (36,868)
     Purchase of/additions to notes
        receivable.........................       (9,172)       (14,251)         5,776         (17,647)
     Proceeds from repayments of notes
        receivable.........................        4,523          7,552         (3,237)          8,838
     Distributions from investments in real
        estate partnerships and
        unconsolidated subsidiaries........       44,823             --         (2,208)         42,615
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               investing activities........     (160,179)        (6,034)        82,893         (83,320)
                                               ---------       --------       --------        --------

                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable
        borrowings.........................    $ 118,141       $     --       $ (7,140)       $111,001
     Principal repayments on secured notes
        payable............................      (15,682)            --          2,985         (12,697)
     Payment of loan costs, net of proceeds
        from interest rate hedge...........       (2,305)            --             --          (2,305)
     Proceeds from issuance of common and
        preferred stock, net...............       62,420             --             --          62,420
     Proceeds from exercises of employee
        stock options and warrants.........        7,487             --             --           7,487
     Repurchase of common stock............       (3,283)            --             --          (3,283)
     Investment made by minority
        interests..........................          249             --             --             249
     Payment of distributions..............           --         (2,695)            --          (2,695)
     Payment of distributions to minority
        interests..........................      (12,578)            --             --         (12,578)
     Net transactions with Insignia/ESG....           --             --        (57,612)        (57,612)
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               financing activities........      154,449         (2,695)       (61,767)        (89,987)
                                               ---------       --------       --------        --------
   NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS...........................       34,233         (5,842)        (9,206)        (19,185)
   CASH AND CASH EQUIVALENTS AT BEGINNING
     OF PERIOD.............................       54,614          9,789             44          64,447
                                               ---------       --------       --------        --------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD................................    $  88,847       $  3,947       $ (9,162)       $ 83,632
                                               =========       ========       ========        ========



---------------



      (i)Represents the audited consolidated statement of cash flows of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.



      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.



      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(I) Represents proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997.

(J) Represents the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997.



(K) Represents cash payments for capital improvements of $300 per unit on the 1997 Acquisitions and the 1998 Acquisitions.



(L) Represents net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997.



(M) Represents cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997.



(N) Represents distributions paid on the 1997 Stock Offerings as if these occurred on January 1, 1997.



(O) Represents distributions paid to limited partners on OP Units issued in connection with the 1997 Acquisitions and the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.



(P) Represents preferred unit distributions paid on the Class B Preferred Stock, the Class C Preferred Stock and the 1998 Stock Offerings as if these occurred on January 1, 1997.



(Q) Represents historical distributions of $2,000 and pro forma distributions on the shares issued in the NHP Merger as if these shares had been issued on January 1, 1997.



(R) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.



(S) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)


                                                      COMPLETED
                                                     TRANSACTIONS
                                                         AND                          AMBASSADOR
                                                       PROBABLE      AMBASSADOR     PURCHASE PRICE     IFG AS        IFG MERGER
                                     HISTORICAL(A)   PURCHASE(B)    HISTORICAL(C)   ADJUSTMENTS(D)   ADJUSTED(E)   ADJUSTMENTS(F)
                                     -------------   ------------   -------------   --------------   -----------   --------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................    $  56,269       $  5,710       $ (2,382)        $ 4,255        $ (36,338)      $  3,251
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...       67,344          5,477          7,520           1,420           14,890         27,134
   (Gain) loss on disposition of
    properties.....................       (2,783)         2,783             --              --           (6,576)         6,576
   Minority interests..............        1,052           (537)           252            (252)          14,159         (6,622)
   Equity in earnings of
    unconsolidated partnerships....        5,078             --             71              --          (13,492)        14,304
   Equity in earnings of
    unconsolidated subsidiaries....       (8,413)            --             --              --               --             --
   Non-cash compensation...........           --             --             --              --              796             --
   Changes in operating assets and
    operating liabilities..........      (67,722)            --          5,948              --           (7,775)            --
                                       ---------       --------       --------         -------        ---------       --------
      Total adjustments............       (5,444)         7,723         13,791           1,168            2,002         41,392
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) operating activities...       50,825         13,433         11,409           5,423          (34,336)        44,643
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........      (63,839)        63,839(H)          --              --           27,122             --
 Additions to real estate..........      (47,878)        (1,120)(I)    (17,759)             --            9,309             --
 Proceeds from sale of property and
   investments held for sale.......       19,627        (19,627)(J)         --              --              (35)            --
 Additions to property held for
   sale............................       (1,986)            --             --              --               --             --
 Purchase of general and limited
   partnership interests...........      (27,016)            --             --              --           17,420             --
 Purchase of/additions to notes
   receivable......................      (72,445)            --             --              --          (27,589)            --
 Proceeds from repayments/sale of
   notes receivable................       21,562             --             --              --           21,185             --
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....          513             --          1,063              --           22,053             --
 Payment of trust based preferred
   dividends.......................           --             --             --              --           (7,415)            --
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................        4,492             --             --              --           13,423             --
 Contribution to unconsolidated
   subsidiaries....................      (13,032)            --             --              --               --             --
 Purchase of investments held for
   sale............................       (4,935)            --             --              --               --             --
 Redemption of OP Units............         (516)            --             --              --               --             --
 Merger costs......................           --             --             --              --           (1,402)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) investing activities...     (185,453)        43,092        (16,696)             --           74,071             --
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............       77,489             --         37,162              --          177,234             --
 Principal repayments on secured
   notes payable...................      (56,262)            --             --              --            4,239             --
 Principal advances on secured
   tax-exempt bond financing.......           --             --         21,784              --               --             --
 Principal repayments on secured
   tax-exempt bond financing.......       (1,436)            --             --              --               --             --
 Net borrowings/repayments on
   secured short-term financing....      (30,693)       209,027(K)     (43,002)             --               --             --
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --             --          2,513              --               --             --
 Principal repayments on unsecured
   short-term notes payable........           --             --             --              --            2,644             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................       (5,727)            --             --              --              (83)            --
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................      253,239       (253,239)(L)         --              --               --             --
 Repurchase of common stock........      (10,972)            --             --              --               --             --
 Proceeds from exercises of
   employee stock options and
   warrants........................           --             --          9,761              --            6,533             --
 Principal repayments received on
   notes due from Officers.........        8,084             --             --              --               --             --
 Payment of distributions..........      (73,322)            --             --          (3,701)(O)       (8,606)       (21,738)(P)
 Payment of distributions to
   limited partners................      (10,251)        (7,530)(M)         --              (5)(O)         (494)            --
 Payment of preferred unit
   distributions...................      (10,916)       (27,471)(N)         --              --               --             --
 Proceeds from issuance of High
   Performance Units...............        1,988             --             --              --               --             --
 Net transactions with
   Insignia/ESG....................           --             --             --              --         (241,003)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) financing activities...      141,221        (79,213)        28,218          (3,706)         (59,536)       (21,738)
                                       ---------       --------       --------         -------        ---------       --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................        6,593        (22,688)        22,931           1,717          (19,801)        22,905
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............       37,088        (13,078)         4,448          (5,017)          83,632        (25,532)
                                       ---------       --------       --------         -------        ---------       --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................    $  43,681       $(35,766)      $ 27,379         $(3,300)       $  63,831       $ (2,627)
                                       =========       ========       ========         =======        =========       ========


                                          IFG
                                     REORGANIZATION      PRO
                                     ADJUSTMENTS(G)     FORMA
                                     --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................     $  7,315      $  38,080
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...      (21,266)       102,519
   (Gain) loss on disposition of
    properties.....................           --             --
   Minority interests..............           --          8,052
   Equity in earnings of
    unconsolidated partnerships....           --          5,961
   Equity in earnings of
    unconsolidated subsidiaries....        6,875         (1,538)
   Non-cash compensation...........           --            796
   Changes in operating assets and
    operating liabilities..........           --        (69,549)
                                        --------      ---------
      Total adjustments............      (14,391)        46,241
                                        --------      ---------
      Net cash provided by (used
        in) operating activities...       (7,076)        84,321
                                        --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........           --         27,122
 Additions to real estate..........           --        (57,448)
 Proceeds from sale of property and
   investments held for sale.......           --            (35)
 Additions to property held for
   sale............................           --         (1,986)
 Purchase of general and limited
   partnership interests...........           --         (9,596)
 Purchase of/additions to notes
   receivable......................           --       (100,034)
 Proceeds from repayments/sale of
   notes receivable................           --         42,747
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....           --         23,629
 Payment of trust based preferred
   dividends.......................           --         (7,415)
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................           --         17,915
 Contribution to unconsolidated
   subsidiaries....................           --        (13,032)
 Purchase of investments held for
   sale............................           --         (4,935)
 Redemption of OP Units............           --           (516)
 Merger costs......................           --         (1,402)
                                        --------      ---------
      Net cash provided by (used
        in) investing activities...           --        (84,986)
                                        --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............           --        291,885
 Principal repayments on secured
   notes payable...................           --        (52,023)
 Principal advances on secured
   tax-exempt bond financing.......           --         21,784
 Principal repayments on secured
   tax-exempt bond financing.......           --         (1,436)
 Net borrowings/repayments on
   secured short-term financing....           --        135,332
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --          2,513
 Principal repayments on unsecured
   short-term notes payable........           --          2,644
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................           --         (5,810)
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................           --             --
 Repurchase of common stock........           --        (10,972)
 Proceeds from exercises of
   employee stock options and
   warrants........................           --         16,294
 Principal repayments received on
   notes due from Officers.........           --          8,084
 Payment of distributions..........           --       (107,367)
 Payment of distributions to
   limited partners................           --        (18,280)
 Payment of preferred unit
   distributions...................           --        (38,387)
 Proceeds from issuance of High
   Performance Units...............           --          1,988
 Net transactions with
   Insignia/ESG....................           --       (241,003)
                                        --------      ---------
      Net cash provided by (used
        in) financing activities...           --          5,246
                                        --------      ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................       (7,076)         4,581
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............      (18,585)        62,956
                                        --------      ---------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................     $(25,661)     $  67,537
                                        ========      =========

---------------


(A) Represents the Partnership's unaudited consolidated statement of cash flows for the nine months ended September 30, 1998.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
     (iii) the Probably Purchases; and (iv) the 1998 Dispositions.



(C) Represents the unaudited historical statement of cash flows of Ambassador for the four months ended April 20, 1998. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.



(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:



                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(I)   MERGER(II)   SPIN-OFF(III)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).........................................    $ (36,017)     $  4,718      $  (5,039)     $(36,338)
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
       Depreciation and amortization...........................       27,685            48        (12,843)       14,890
       Gain on disposition of property.........................       (5,888)         (688)            --        (6,576)
       Minority interests......................................       14,159            --             --        14,159
       Equity in earnings of unconsolidated partnerships.......      (12,169)           --         (1,323)      (13,492)
       Non-cash compensation...................................          796            --             --           796
       Changes in operating assets and liabilities.............      (18,853)       (1,499)        12,577        (7,775)
                                                                   ---------      --------      ---------      --------
           Total adjustments...................................        5,730        (2,139)        (1,589)        2,002
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) operating
             activities........................................      (30,287)        2,579         (6,628)      (34,336)
                                                                   ---------      --------      ---------      --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...................................       (3,804)           --         30,926        27,122
     Additions to real estate..................................       (2,252)          (25)        11,586         9,309
     Proceeds from sales of property and investments held for
       sale....................................................           --           161           (196)          (35)
     Purchase of general and limited partnership interests.....      (44,270)           --         61,690        17,420
     Purchases of / additions to notes receivable..............      (17,107)      (15,407)         4,925       (27,589)
     Proceeds from repayments/sale of notes receivable.........          151        23,672         (2,638)       21,185
     Distributions from investments in real estate partnerships
       and unconsolidated subsidiaries.........................       21,360            --            693        22,053
     Payment of trust based preferred dividends................       (7,415)           --             --        (7,415)
     Cash received in connection with AMIT Merger..............       13,423            --             --        13,423
     Merger costs..............................................       (1,402)           --             --        (1,402)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) investing
             activities........................................      (41,316)        8,401        106,986        74,071
                                                                   ---------      --------      ---------      --------

                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(I)   MERGER(II)   SPIN-OFF(III)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable borrowings............      186,000            --         (8,766)      177,234
     Principal repayments on secured notes payable.............       (1,874)           --          6,113         4,239
     Principal repayments on unsecured short-term notes
       payable.................................................        2,644            --             --         2,644
     Payment of loan costs, net of proceeds from interest rate
       hedge...................................................          (83)           --             --           (83)
     Proceeds from exercises of employee stock options and
       warrants................................................        6,533            --             --         6,533
     Payment of distributions..................................       (6,541)       (2,065)            --        (8,606)
     Payment of distributions minority interests...............         (494)           --             --          (494)
     Net transactions with Insignia/ESG........................     (118,424)           --       (122,579)     (241,003)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) financing
             activities........................................       67,761        (2,065)      (125,232)      (59,536)
                                                                   ---------      --------      ---------      --------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (3,842)        8,915        (24,874)      (19,801)
   CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       88,847         3,947         (9,162)       83,632
   CASH AND CASH EQUIVALENTS AT END OF PERIOD..................    $  85,005      $ 12,862      $ (34,036)     $ 63,831
                                                                   =========      ========      =========      ========



---------------



      (i)Represents the unaudited consolidated statement of cash flows of IFG for the nine months ended September 30, 1998. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.



      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.



      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.



(F) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(H) Represents adjustment to remove the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997; therefore, the purchases are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(I) Represents cash payments for capital improvements of $300 per unit on the 1998 Acquisitions.



(J) Represents adjustment to remove the proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997; therefore, the proceeds are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(K) Represents adjustment to remove net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(L) Represents adjustment to remove cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(M) Represents distributions paid to limited partners on OP Units issued in connection with the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.



(N) Represents preferred unit distributions paid on the 1998 Stock Offerings as if these occurred on January 1, 1997.



(O) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.



(P) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                       PRO FORMA FINANCIAL INFORMATION OF


                             AIMCO PROPERTIES, L.P.


                               (EXCHANGE OFFERS)



INTRODUCTION



     AIMCO Properties L.P. (the "Partnership") intends to offer to purchase limited partnership interests in syndicated real estate limited partnerships in which AIMCO holds partnership interests. The Partnership, is subject to applicable law, plans to offer to purchase certain of such limited partnership interests in exchange for (i) equity securities of the Partnership; (ii) cash or
(iii) a combination of such equity securities and cash. Such offers are expected to include terms that will allow limited partners to continue to hold their limited partnership interests.



     The following Pro Forma Consolidated Balance Sheet (Exchange Offers) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The Pro Forma Financial Information (Exchange Offers) is based, in part, on the historical financial statements of the partnerships in which the Exchange Offers are made. The Pro Forma Financial Information (Exchange Offers) is also based, in part, on the Pro Forma Financial Information (Insignia Merger) of the Partnership included elsewhere herein. Such pro forma information is based in part upon: (i) the audited Consolidated Financial Statements of Insignia for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of Angeles Mortgage Investment Trust ("AMIT") for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Insignia for the nine months ended September 30, 1998; and (iv) the unaudited Consolidated Financial Statements of AMIT for the period from January 1, 1998 to September 17, 1998. The Pro Forma Financial Information (Insignia Merger) is also based, in part, upon: (i) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (iv) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; and (v) the historical financial statements of certain properties and companies acquired by AIMCO filed in AIMCO's Current Reports on Form 8-K, dated April 16, 1997, May 5, 1997, June 3, 1997, September 19, 1997, October 15, 1997, December 1, 1997 and
November 2, 1998. The following Pro Forma Financial Information (Exchange Offers) should be read in conjunction with such financial statements and notes thereto.



     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying ownership percentages of each partnership, and that the limited partners will choose to elect to receive 35% of the consideration in the form of equity securities of AIMCO Properties, L.P. and 65% of the consideration in the form of cash. The interest to be acquired in each of the partnerships, the estimated purchase price for each partnership, including cash, common units, or preferred units is summarized below:



                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
Angeles Income Properties, Ltd. II.....................     17.87         $ 2,942    $1,912    1,030
Angeles Income Properties, Ltd. III....................     24.50           1,141       742      399
Angeles Income Properties, Ltd. IV.....................     20.50             701       456      245
Angeles Income Properties, Ltd. 6......................     21.96           1,917     1,246      671
Angeles Opportunity Properties, Ltd....................     22.39             977       635      342
Angeles Partners VII...................................     24.50             447       291      156
Angeles Partners VIII..................................     24.50               7         5        2
Angeles Partners IX....................................     15.39             797       518      279
Angeles Partners X.....................................     24.50             634       412      222
Angeles Partners XI....................................     24.50               6         4        2
Angeles Partners XII...................................     13.38           3,321     2,159    1,162
Angeles Partners XIV...................................     24.50               7         5        2
Baywood Partners, Ltd..................................     24.50             242       157       85
Brampton Associates Partnership........................     24.50              72        47       25
Buccaneer Trace Limited Partnership....................     24.50               7         5        2
Burgundy Court Associates, L.P.........................     24.50             964       627      337
Calmark/Fort Collins, Ltd..............................     24.50             163       106       57
Calmark Heritage Park II Ltd...........................     24.50              39        25       14
Casa Del Mar Associates Limited Partnership............     21.16             503       327      176
Catawba Club Associates, L.P...........................     24.50               7         5        2
Cedar Tree Investors Limited Partnership...............     24.50             742       482      260
Century Properties Fund XVI............................      5.12             150        98       52
Century Properties Fund XVIII..........................      5.14             201       131       70
Century Properties Fund XIX............................     24.50             218       142       76
Century Properties Growth Fund XXII....................      8.66           2,010     1,307      703
Chapel Hill, Limited...................................     24.50             536       348      188
Chestnut Hill Associates Limited Partnership...........     13.38             799       519      280
Coastal Commons Limited Partnership....................     24.50             544       354      190
Consolidated Capital Institutional Properties/2........     13.82           3,940     2,561    1,379
Consolidated Capital Institutional Properties/3........     12.15           4,972     3,232    1,740
Consolidated Capital Properties III....................      8.94             778       506      272
Consolidated Capital Properties IV.....................      7.68           4,004     2,603    1,401
Consolidated Capital Properties V......................      8.56             269       175       94
Consolidated Capital Properties VI.....................      9.89             221       144       77
DFW Apartment Investors Limited Partnership............     17.83           1,373       892      481
DFW Residential Investors Limited Partnership..........     17.83             523       340      183
Davidson Diversified Real Estate I, L.P................     24.50             410       267      143
Davidson Diversified Real Estate II, L.P...............     22.16             526       342      184
Davidson Diversified Real Estate III, L.P..............     24.50               7         5        2
Davidson Growth Plus, L.P..............................     18.74           1,668     1,084      584
Davidson Income Real Estate, L.P.......................     22.14           1,559     1,013      546
Drexel Burnham Lambert Real Estate Associates II.......     24.50           1,263       821      442
Four Quarters Habitat Apartment Associates, Ltd........     10.21              61        40       21
Fox Strategic Housing Income Partners..................     24.50           1,700     1,105      595
Georgetown of Columbus Associates, L.P.................     24.50             173       112       61
HCW Pension Real Estate Fund Limited Partnership.......     23.28           1,546     1,005      541
Investors First-Staged Equity..........................     24.50               7         5        2
Johnstown/Consolidated Income Partners.................     14.03           1,033       671      362

                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
La Colina Partners, Ltd................................     24.50         $   530    $  345      185
Lake Eden Associates, L.P..............................     24.50             463       301      162
Landmark Associates, L.P...............................     24.50              95        62       33
Minneapolis Associates II Limited Partnership..........     24.50               3         2        1
Multi-Benefit Realty Fund "87-1-Class A & Class B......      9.68             734       477      257
National Property Investors 8..........................      5.27             467       304      163
Northbrook Apartments, Ltd.............................     24.00             252       164       88
Olde Mill Investors Limited Partnership................     16.38             318       207      111
Orchard Park Apartments Limited Partnership............     24.50              55        36       19
Park Town Place Associates Limited Partnership.........     24.50             212       138       74
Quail Run Associates, L.P..............................     24.50             381       248      133
Ravensworth Associates Limited Partnership.............     24.50               7         5        2
Rivercreek Apartments Limited Partnership..............     24.50              75        49       26
Rivercrest Apartments, Limited.........................     24.50           1,348       876      472
Riverside Park Associates L.P..........................     24.50           1,067       694      373
Salem Arms of Augusta Limited Partnership..............     24.50             336       218      118
Shaker Square, L.P.....................................     24.50             528       343      185
Shannon Mannor Apartments, Limited Partnership.........     11.45             518       337      181
Sharon Woods, L.P......................................     24.50             331       215      116
Shelter Properties III.................................      7.49             966       628      338
Shelter Properties IV..................................     60.52          15,280     9,932    5,348
Shelter Properties VI..................................     10.64           1,256       816      440
Shelter Properties VII Limited Partnership.............     17.10           1,268       824      444
Snowden Village Associates, L.P........................     24.50             224       146       78
Springhill Lake Investors Limited Partnership..........     24.50           7,881     5,123    2,758
Sturbrook Investors, Ltd...............................     24.50             397       258      139
Sycamore Creek Associates, L.P.........................     24.50               8         5        3
Texas Residential Investors Limited Partnership........     21.23             805       523      282
Thurber Manor Associates, Limited Partnership..........     24.50             133        86       47
U.S. Realty Partners Limited Partnership...............     24.50           1,380       897      483
United Investors Growth Properties.....................     24.50           1,035       673      362
United Investors Growth Properties II..................     24.50             271       176       95
United Investors Income Properties.....................     24.50           2,032     1,321      711
Villa Nova, Limited Partnership........................     24.50             218       142       76
Walker Springs, Limited................................     24.50              55        36       19
Wingfield Investors Limited Partnership................     24.50             125        81       44
Winrock-Houston Limited Partnership....................      6.80             521       339      182
Winthrop Apartment Investors Limited Partnership.......     15.80             665       432      233
Winthrop Growth Investors 1 Limited Partnership........     24.50           1,201       781      420
Winthrop Texas Investors Limited Partnership...........     14.64             368       239      129
Woodmere Associates, L.P...............................     12.50             129        84       45
Yorktown Towers Associates.............................     24.50             502       326      176



     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the Exchange Offers, the 1997 Acquisitions, the 1998 Acquisitions and the Probable Purchases are adjusted to estimated fair market value, based on preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Exchange Offers) may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Financial Information (Exchange Offers) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions, results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.



                             AIMCO PROPERTIES, L.P.



             PRO FORMA CONSOLIDATED BALANCE SHEET (EXCHANGE OFFERS)


                            AS OF SEPTEMBER 30, 1998



                                     ASSETS



                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                             (IN THOUSANDS, EXCEPT UNIT DATA)
Real estate.......................................    $2,539,582         $ 15,280(C)
                                                                           26,954(D)
                                                                           13,655(E)     $2,595,471
Property held for sale............................        42,212               --            42,212
Investments in and notes receivable from
  unconsolidated subsidiaries.....................       200,779               --           200,779
Investments in and notes receivable from
  unconsolidated partnerships.....................       874,060           75,288(C)
                                                                          (13,655)(E)
                                                                           (8,161)(F)       927,532
Mortgage notes receivable.........................        20,916               --            20,916
Cash and cash equivalents.........................        98,848            2,620(D)        101,468
Restricted cash...................................        84,526            1,807(D)         86,333
Accounts receivable...............................        15,892            1,081(D)         16,973
Deferred financing costs..........................        21,835               --            21,835
Goodwill..........................................       383,772               --           383,772
Property management contracts.....................        34,639               --            34,639
Other assets......................................        72,324              422(D)         72,746
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

Secured notes payable.............................    $  872,746         $ 23,642(D)     $  896,388
Secured tax-exempt bond financing.................       399,925               --           399,925
Secured short-term financing......................       332,691               --           332,691
Unsecured short-term financing....................        22,420           58,869(C)         81,289
Accounts payable, accrued and other liabilities...       310,651              826(D)        311,477
Security deposits and deferred income.............        13,171              255(D)         13,426
                                                      ----------         --------        ----------
                                                       1,951,604           83,592         2,035,196
Minority interests................................        48,581               --            48,581
Company obligated mandatorily redeemable
  convertible securities of a subsidiary trust....       149,500               --           149,500
Redeemable common partnership units...............       259,831            8,161(D)
                                                                           (8,161)(F)
                                                                           22,642(C)        282,473
Redeemable preferred partnership units............            --            9,057(C)          9,057
Partner's capital
  General and Special Limited Partner.............     1,492,307               --         1,492,307
  Preferred Units.................................       487,562               --           487,562
                                                      ----------         --------        ----------
                                                       1,979,869               --         1,979,869
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

---------------


(A) Represents the Partnership's pro forma consolidated financial position as of September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the purchase of eight properties for an aggregate purchase price of $50.0 million; (iv) the Class J Preferred Stock Offering; and (v) the Probable Purchases. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical balance sheet data as of September 30, 1998 (unaudited) related to the 91 real estate partnerships is as follows (dollars in thousands):



Real estate.................................................   $1,082,652
Cash........................................................      151,024
Total assets................................................    1,493,409
Mortgages payable...........................................    1,585,196
Partners' capital (deficit).................................     (171,740)



(C) Represents the purchase price paid by the Partnership to the limited partners in order to obtain additional ownership by AIMCO in 91 real estate partnerships. For the purposes of the pro-forma presentation, it is assumed: (i) 65% of the purchase price is funded with cash by drawing down on the Partnership's unsecured short term credit facility; (ii) 25% of the purchase price is funded by the issuance of 646,914 OP Units at $35 per OP Unit; and (iii) 10% of the purchase price is funded by the issuance of 8% Preferred OP Units.



(D) Represents historical balance sheet data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.



(E) Represent the adjustment to real estate recorded in the IFG Merger related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.



(F) Represents the elimination of the partners' capital in the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)


                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations..............     $ 429,390         $ 11,270(C)      $ 440,660
Property operating expenses.......................      (181,959)          (6,612)(C)      (188,571)
Owned property management expense.................       (11,760)              --           (11,760)
Depreciation......................................       (93,131)          (2,711)(C)       (95,842)
                                                       ---------         --------         ---------
Income from property operations...................       142,540            1,947           144,487
                                                       ---------         --------         ---------
Management fees and other income..................        41,676               --            41,676
Management and other expenses.....................       (23,683)              --           (23,683)
Corporate overhead allocation.....................          (588)              --              (588)
Amortization......................................       (32,177)              --           (32,177)
                                                       ---------         --------         ---------
Income from service company business..............       (14,772)              --           (14,772)
Minority interest in service company business.....           (10)              --               (10)
                                                       ---------         --------         ---------
Partnership's share of income from service company
  business........................................       (14,782)              --           (14,782)
                                                       ---------         --------         ---------
General and administrative expenses...............       (21,228)              --           (21,228)
Interest expense..................................       (98,429)          (4,209)(D)
                                                                           (2,220)(C)      (104,858)(G)
Interest income...................................        21,734                             21,734
Minority interests................................        (9,481)              --            (9,481)
Equity in losses of unconsolidated partnerships...       (21,823)         (10,139)(E)
                                                                              483(F)        (31,479)(H)
Equity in earnings of Unconsolidated
  Subsidiaries....................................         6,245               --             6,245
                                                       ---------         --------         ---------
Net income (loss).................................         4,776          (14,138)           (9,362)(G)
Income attributable to Preferred Unitholders......        41,174              724            41,898(I)
                                                       ---------         --------         ---------
Income (loss) attributable to OP Unitholders......       (36,398)        $(14,862)        $ (51,260)(G)
                                                       =========         ========         =========
Basic earnings (loss) per OP Unit.................         (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Diluted earnings (loss) per OP Unit...............     $   (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Weighted average OP Units outstanding.............        66,646                             67,293
                                                       =========                          =========
Weighted average OP Units and equivalents
  outstanding.....................................        67,490                             68,137
                                                       =========                          =========



---------------



(A) Represents the Partnership's pro forma consolidated statement of operations for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchase, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):



Revenue.....................................................   $456,968
Operating expense...........................................    249,097
Depreciation................................................     87,344
Interest....................................................    138,778
Net income..................................................     15,005



(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.



(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,612 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $4,527 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.



(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net loss, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:



                                                                     8% PREFERRED
                           PRO FORMA     CASH      COMMON OP UNITS     OP UNITS
                           ---------   ---------   ---------------   ------------
Interest expense.........  $(104,858)  $(107,124)     $(100,649)      $(100,649)
Net loss.................     (9,362)    (11,628)        (5,153)         (5,153)
Preferred unit
  distributions..........     41,887      41,174         41,174          48,419
Net loss attributable to
  OP Unitholders.........    (51,260)    (52,802)       (46,327)        (53,572)
Net loss per OP Unit.....       (.76)       (.77)          (.68)           (.79)



     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:



                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Increase in interest
  expense..................  $  1,049    $  1,128      $    902         $    902
Net loss...................   (10,411)    (12,756)       (6,055)          (6,055)
Net loss attributable to OP
  Unitholders..............   (52,309)    (53,930)      (47,229)         (54,474)
Net loss per OP Unit.......      (.78)       (.79)         (.69)            (.80)



(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, the Partnership will own varying percentages of each partnership. The amount included in the pro forma financial statements assume an acceptance rate of 50%. The following table shows the effect on equity in earnings of unconsolidated partnerships, net loss, net loss attributable to OP Unitholders, and net loss per OP Unit in the event that the Partnership will have an acceptance rate of 100% of the interests tendered and will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:



Equity in earnings of unconsolidated partnerships...........  $(39,814)
Net loss....................................................   (21,727)
Net loss attributable to OP Unitholders.....................   (64,217)
Net loss per OP Unit........................................      (.95)



(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1997.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                     INSIGNIA MERGER                       PRO FORMA
                                                      PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                     ---------------   --------------   ---------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations...............     $ 335,767         $  8,654(C)      $ 344,421
Property operating expenses........................      (130,958)          (4,389)(C)      (135,347)
Owned property management expense..................        (8,875)              --            (8,875)
Depreciation.......................................       (76,136)          (2,033)(C)       (78,169)
                                                        ---------         --------         ---------
Income from property operations....................       119,798            2,232           122,030
                                                        ---------         --------         ---------
Management fees and other income...................        28,912               --            28,912
Management and other expenses......................       (14,386)              --           (14,386)
Corporate overhead allocation......................          (196)              --              (196)
Amortization.......................................       (18,584)              --           (18,584)
                                                        ---------         --------         ---------
Income from service company business...............        (4,254)              --            (4,254)
Minority interest in service company business......            --               --                --
                                                        ---------         --------         ---------
Partnership's share of income from service company
  business.........................................        (4,254)              --            (4,254)
                                                        ---------         --------         ---------
General and administrative expenses................        (9,207)              --            (9,207)
Interest expense...................................       (91,598)          (3,146)(D)
                                                                            (1,630)(C)       (96,374)(G)
Interest income....................................        40,887                             40,887
Minority interests.................................        (8,052)              --            (8,052)
Equity in losses of unconsolidated partnerships....        (5,961)          (8,541)(E)
                                                                                41(F)        (14,461)(H)
Equity in earnings of Unconsolidated
  Subsidiaries.....................................         1,538               --             1,538
Amortization of goodwill...........................        (5,071)              --            (5,071)
                                                        ---------         --------         ---------
Net income (loss)..................................        38,080          (11,044)           27,036(G)
Income attributable to Preferred Unitholders.......        30,914              544            31,458(I)
                                                        ---------         --------         ---------
Income (loss) attributable to OP Unitholders.......     $   7,166         $(11,588)        $  (4,422)(G)
                                                        =========         ========         =========
Basic earnings (loss) per OP Unit..................     $     .11                          $    (.06)(G)
                                                        =========                          =========
Diluted earnings (loss) per OP Unit................     $     .10                          $    (.06)(G)
                                                        =========                          =========
Weighted average OP Units outstanding..............        67,678                             68,325
                                                        =========                          =========
Weighted average OP Units and equivalents
  outstanding......................................        68,342                             68,989
                                                        =========                          =========



---------------



(A) Represents the Partnership's pro forma consolidated statement of operations for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1998 Stock Offerings;
     (iv) the 1998 Acquisitions; (v) the 1998 Dispositions; (vi) the Ambassador Merger; and (v) the Probable Purchases, as if these transactions had occurred on January 1, 1998. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data (unaudited) for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):



Revenue.....................................................   $338,937
Operating expense...........................................    182,529
Depreciation................................................     64,127
Interest....................................................    103,756
Net income..................................................     (9,329)



(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.



(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,138 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $3,403 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.



(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net income, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:



                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Interest expense...........  $(96,374)   $(98,068)     $(93,228)        $(93,228)
Net income.................    27,037      25,343        30,183           30,183
Preferred unit
  distributions............    31,449      30,914        30,914           36,348
Net loss attributable to OP
  Unitholders..............    (4,421)     (5,571)         (731)          (6,165)
Net loss per OP Unit.......      (.06)       (.08)         (.01)            (.09)



     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:



                                                                       8% PREFERRED
                               PRO FORMA    CASH     COMMON OP UNITS     OP UNITS
                               ---------   -------   ---------------   ------------
Increase in interest
  expense....................   $   784    $   844       $   674         $   674
Net income...................    26,252     24,499        29,509          29,509
Net loss attributable to OP
  Unitholders................    (5,206)    (6,145)       (1,405)         (6,839)
Net loss per OP Unit.........      (.08)      (.09)         (.02)           (.10)



(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying percentages of each partnership. The following table shows the effect on equity in earnings of unconsolidated partnerships, net income, net income
     (loss)
     attributable to OP Unitholders, and net loss per OP Unit in the event the Partnership will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:



Equity in earnings of unconsolidated partnerships...........    $(21,202)
Net income..................................................      17,298
Net income (loss) attributable to OP Unitholders............     (14,602)
Net income (loss) per OP Unit...............................       (0.21)



(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1998.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)



                                                              INSIGNIA MERGER                         PRO FORMA
                                                               PRO FORMA(A)      ADJUSTMENTS(B)    EXCHANGE OFFERS
                                                              ---------------    --------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $   4,776          $(14,138)(C)      $  (9,362)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................       130,733             2,711(D)         133,444
    Gain on investments.....................................           (12)               --                (12)
    (Gain) loss on disposition of properties................        (3,882)               --             (3,882)
    Minority interests......................................         9,481                --              9,481
    Equity in earnings of unconsolidated partnerships.......        21,823            10,139(E)
                                                                                        (483)(F)         31,479
    Equity in earnings of unconsolidated subsidiaries.......        (6,245)               --             (6,245)
    Extraordinary (gain) loss on early extinguishment of
      debt..................................................        (5,097)               --             (5,097)
    Changes in operating assets and operating liabilities...           519              (660)(G)           (141)
                                                                 ---------          --------          ---------
        Total adjustments...................................       147,320            11,707            159,027
                                                                 ---------          --------          ---------
        Net cash provided by (used in) operating
          activities........................................       152,096            (2,431)           149,665
        Net cash used in discontinued operations............        (7,999)               --             (7,999)
                                                                 ---------          --------          ---------
        Net cash provided by (used in) continuing
          operations........................................       144,097            (2,431)           141,666
                                                                 ---------          --------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of real estate.........................        41,419                --             41,419
  Purchase of real estate...................................      (468,447)               --           (468,447)
  Additions to real estate, investments and property held
    for sale................................................       (55,524)           (1,024)(G)        (56,548)
  Proceeds from sale of property held for sale..............           303                --                303
  Purchase of general and limited partnership interests.....      (276,458)          (58,869)(H)       (335,327)
  Purchase of management contracts..........................       (48,554)               --            (48,554)
  Purchase of/additions to notes receivable.................       (81,670)               --            (81,670)
  Proceeds from repayments of notes receivable..............        10,052                --             10,052
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        94,686             7,166(I)         101,852
  Contribution to unconsolidated subsidiaries...............       (42,879)               --            (42,879)
  Proceeds from sale of securities..........................           642                --                642
  Purchase of investments held for sale.....................           (73)               --                (73)
  Purchase of NHP...........................................       (60,575)               --            (60,575)
  Purchase of Ambassador common stock.......................       (19,881)               --            (19,881)
                                                                 ---------          --------          ---------
        Net cash used in investing activities...............      (906,959)          (52,727)          (959,686)
                                                                 ---------          --------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       638,702                --            638,702
  Principal repayments on secured notes payable.............      (516,944)             (713)(G)       (517,657)
  Proceeds from secured short-term financing................        19,050            58,869(H)          77,919
  Repayments on secured short-term financing................          (434)               --               (434)
  Principal repayments on unsecured short-term notes
    payable.................................................           (79)               --                (79)
  Proceeds (payoff) from unsecured short-term financing.....       (12,500)               --            (12,500)
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,487)               --             (1,487)
  Net borrowings (paydowns) on the Company's revolving
    credit facilities.......................................      (162,008)               --           (162,008)
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................       (17,032)               --            (17,032)
  Proceeds from issuance of common and preferred stock,
    net.....................................................       994,115                --            994,115
  Proceeds from exercises of employee stock options and
    warrants................................................        11,553                --             11,553
  Repurchase of common stock................................        (3,283)               --             (3,283)
  Principal repayments received on notes due from
    Officers................................................        27,280                --             27,280
  Investments made by minority interests....................           249                --                249
  Payment of distributions..................................      (129,975)               --           (129,975)
  Payment of distributions to limited partners..............        (5,693)           (1,197)(J)         (6,890)
  Payment of preferred unit distributions...................       (42,380)             (724)(K)        (43,104)
  Payment of distributions to minority interests............       (21,788)               --            (21,788)
  Net transactions with Insignia/ESG........................       (57,612)               --            (57,612)
                                                                 ---------          --------          ---------
        Net cash provided by financing activities...........       719,734            56,235            775,969
                                                                 ---------          --------          ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (43,128)            1,077            (42,051)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       117,896             2,291            120,187
                                                                 ---------          --------          ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  74,768          $  3,368          $  78,136
                                                                 =========          ========          =========

---------------


(A) Represents the Partnership's pro forma consolidated statement of cash flows for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):



        Cash provided by operating activities.....................  $ 65,372
        Cash used in investing activities.........................   (11,713)
        Cash used in financing activities.........................   (74,617)



(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.



(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 20 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.



(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.



(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(H) Represents the cash portion of the purchase price (and additional borrowings by the Partnership) related to the acquisition by the Partnership of additional limited partnership interests in 91 real estate limited partnerships.



(I) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.



(J) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.85 per Common OP Unit.



(K) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)



                                                              INSIGNIA MERGER                       PRO FORMA
                                                               PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                              ---------------   --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $  38,080         $(11,044)(C)     $  27,036
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................       102,519            2,033(D)        104,552
    (Gain) loss on disposition of properties................            --               --                --
    Minority interests......................................         8,052               --             8,052
    Equity in earnings of unconsolidated partnerships.......         5,961            8,541(E)
                                                                                        (41)(F)        14,461
    Equity in earnings of unconsolidated subsidiaries.......        (1,538)              --            (1,538)
    Non-cash compensation...................................           796               --               796
    Changes in operating assets and operating liabilities...       (69,549)             (21)(G)       (69,570)
                                                                 ---------         --------         ---------
        Total adjustments...................................        46,241           10,512            56,753
                                                                 ---------         --------         ---------
        Net cash provided by operating activities...........        84,321             (532)           83,789
                                                                 ---------         --------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of real estate...................................        27,122               --            27,122
  Additions to real estate..................................       (57,448)            (668)(G)       (58,116)
  Proceeds from sale of property and investments held for
    sale....................................................           (35)              --               (35)
  Additions to property held for sale.......................        (1,986)              --            (1,986)
  Purchase of general and limited partnership interests.....        (9,596)              --            (9,596)
  Purchase of/additions to notes receivable.................      (100,034)              --          (100,034)
  Proceeds from repayments/sale of notes receivable.........        42,747               --            42,747
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        23,629            4,395(H)         28,024
  Payment of trust based preferred dividends................        (7,415)              --            (7,415)
  Cash received in connection with Ambassador Merger and
    AMIT Merger.............................................        17,915               --            17,915
  Contribution to unconsolidated subsidiaries...............       (13,032)              --           (13,032)
  Purchase of investments held for sale.....................        (4,935)              --            (4,935)
  Redemption of OP Units....................................          (516)              --              (516)
  Merger costs..............................................        (1,402)              --            (1,402)
                                                                 ---------         --------         ---------
        Net cash used in investing activities...............       (84,986)           3,727           (81,259)
                                                                 ---------         --------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       291,885               --           291,885
  Principal repayments on secured notes payable.............       (52,023)              --           (52,023)
  Principal advances on secured tax-exempt bond financing...        21,784               --            21,784
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,436)              --            (1,436)
  Net borrowings/ repayments on secured short-term
    financing...............................................       135,332               --           135,332
  Net borrowings (paydowns) on the revolving credit
    facilities..............................................         2,513             (812)(G)         1,701
  Principal repayments on unsecured short-term notes
    payable.................................................         2,644               --             2,644
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................        (5,810)              --            (5,810)
  Proceeds from issuance of common stock and preferred
    stock, net..............................................            --               --                --
  Repurchase of common stock................................       (10,972)              --           (10,972)
  Proceeds from exercises of employee stock options and
    warrants................................................        16,294               --            16,294
  Principal repayments received on notes due from
    Officers................................................         8,084               --             8,084
  Payment of distributions..................................      (107,367)              --          (107,367)
  Payment of distributions to limited partners..............       (18,280)          (1,092)(I)       (19,372)
  Payment of preferred unit distributions...................       (38,387)            (543)(J)       (38,930)
  Proceeds from issuance of High Performance Units..........         1,988               --             1,988
  Net transactions with Insignia/ESG........................      (241,003)              --          (241,003)
                                                                 ---------         --------         ---------
        Net cash provided by financing activities...........         5,246           (2,447)            2,799
                                                                 ---------         --------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........         4,581              748             5,329
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        62,956            3,368            66,324
                                                                 ---------         --------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  67,537         $  4,116         $  71,653
                                                                 =========         ========         =========

---------------


(A) Represents the Partnership's pro forma consolidated statement of cash flows for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the Ambassador Merger; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the 1998 Dispositions; and (vii) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):



        Cash provided by operating activities.....................  $ 76,113
        Cash used in investing activities.........................   (22,616)
        Cash used in financing activities.........................   (42,273)



(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.



(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 30 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.



(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.



(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(H) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.



(I) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.6875 per Common OP Unit.



(J) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                                   APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.


                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;


          2. Reviewed the Partnership's financial statements for the years ended December 31, 1995, 1996 and 1997, and for the period ending September 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;



          3. Reviewed descriptive information concerning the real property owned by the Partnership (the "Property"), including location, number of units and unit mix, age, amenities and land acreage;



          4. Reviewed summary historical operating statements for the Property, for the years ended December 31, 1996 and 1997, and the six months ending September 30, 1998;

          5. Reviewed the 1998 operating budget for the Property prepared by the Partnership's management;


          6. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]



          7. Discussed with management market conditions for the Property; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;



          8. Performed a site inspection of the Property;



          9. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Property, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Property;



          10. Reviewed information provided by the Company relating to debt encumbering the Property;



          11. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.


     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Property, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Property. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Property or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Property is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Property or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership

Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey

November   , 1998

                                                                      APPENDIX B



                      DIRECTORS AND EXECUTIVE OFFICERS OF


                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                      AND


                                 AIMCO-GP, INC.



     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.



                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director



                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexington Avenue                   Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the offer.



                    The Information Agent for the offer is:



                     RIVER OAKS PARTNERSHIP SERVICES, INC.



              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.



                                 By Telephone:



                            TOLL FREE (888) 349-2005



                                       or



                                 (201) 896-1900



                                    By Fax:



                                 (201) 460-2881



                                On the Internet:



                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED JANUARY 18, 1999

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED                , 1999)


                             AIMCO Properties, L.P.
        is offering to acquire units of limited partnership interest of

                             Shelter Properties IV
                        in exchange for your choice of:
                 20.20 of our 8.0% Partnership Preferred Units;
                            of our Partnership Common Units; or
                                $505.00 in cash.

     Generally, you will not recognize any        We will accept all of the outstanding units
immediate taxable gain or loss if you exchange    tendered in response to our offer. Our offer
your units solely for our securities. However,    is not subject to any minimum number of units
you will recognize taxable gain or loss if you    being tendered.
exchange your units for cash.
                                                  You will not pay any fees or commissions if
     We have retained Robert A. Stanger & Co.,    you tender your units.
Inc. to conduct an analysis of our offer and
to render an opinion as to the fairness to you    Our offer and your withdrawal rights will
of the offer consideration from a financial       expire at 5:00 p.m., Denver, Colorado time, on
point of view.                                                , 1999, unless we extend the
                                                  deadline.
     Our offer consideration will be reduced
for any distributions subsequently made by
your partnership prior to the expiration of
our offer.


     SEE "RISK FACTORS" BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:



     - We determined the offer consideration of $505 per unit without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of October 31, 1997, your general partner (which is our subsidiary) estimated the net asset value of your units to be $715.00 per unit and an affiliate estimated the net liquidation value of your units to be $737.85 per unit.



     - Although your partnership's agreement of limited partnership provides for termination in the year 2022, the prospectus pursuant to which the units were sold in 1982 indicated that the properties owned by your partnership might be sold within three to eight years of their acquisition if conditions permitted.



     - To date, your partnership still owns three properties. We cannot predict when any properties may be sold.



     - Your general partner is a subsidiary of ours and, therefore, has substantial conflicts of interest with respect to our offer.



     - We are making this offer with a view to making a profit, and therefore, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.


     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership and may control any vote of the limited partners.


     - Unlike your partnership, our policy is to reinvest proceeds from the sale or refinancing of our properties.


     - We may change our investment, acquisition and financing policies without a vote of our securityholders.


     - It is possible that we may conduct a subsequent offer at a higher price.



     - If you acquire our securities, your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties.



     - Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative.



     Neither the Securities and Exchange Commission nor any state securities commission has approved the offer, the securities that may be issued in the offer or the fairness or merits of the offer. In addition, neither the Securities and Exchange Commission nor any state securities commission has
determined if this Prospectus Supplement or the Prospectus, dated           ,
1999 is accurate or adequate. Any representation to the contrary is a criminal offense.


     The Attorney General of the State of New York has not passed on or endorsed the merits of this Offer. Any representation to the contrary is unlawful.


                                January   , 1999

                               TABLE OF CONTENTS


                                                  PAGE
                                                  -----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........     S-1
SUMMARY........................................     S-2
  The AIMCO Operating Partnership..............     S-2
  Affiliation with your General Partner........     S-2
  The Offer....................................     S-2
  Risk Factors.................................     S-2
  Background and Reasons for the Offer.........     S-6
  Your Partnership.............................     S-9
  Terms of the Offer...........................     S-9
  Certain Federal Income Tax Consequences......    S-11
  Valuation of Units...........................    S-12
  Fairness of the Offer........................    S-13
  Stanger Analysis.............................    S-14
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................    S-14
  Comparison of Your Units and AIMCO OP
    Units......................................    S-14
  Conflicts of Interest........................    S-15
  Source and Amount of Funds and Transactional
    Expenses...................................    S-15
  Summary Financial Information of AIMCO
    Properties, L.P............................    S-16
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......    S-18
  Summary Financial Information of Shelter
    Properties IV..............................    S-20
  Comparative Per Unit Data....................    S-20
THE AIMCO OPERATING PARTNERSHIP................    S-21
RISK FACTORS...................................    S-21
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................    S-22
    No Third Party Valuation or Appraisal; No
      Arms-Length Negotiation and No General
      Partner Recommendation...................    S-22
    Fairness Opinion of Third Party............    S-22
    Risk of Offer Consideration as Only the
      Same as Liquidation Proceeds.............    S-22
    Offer Consideration May Not Represent
      Future Liquidation Value.................    S-22
    Offer Consideration May Not Necessarily
      Represent Fair Market Value..............    S-22
    Conflicts of Interest with Respect to the
      Offer....................................    S-22
    Effect of the Offer on Us..................    S-23
    Loss of Future Distributions from Your
      Partnership..............................    S-23
    Risk of Recognizing Taxable Gain on a Sale
      of Your Units............................    S-23
    Possible Subsequent Offer..................    S-23
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................    S-24
    Time Frame Regarding Sale of Properties....    S-24
    Risk of Reorganizing Taxable Gains on OP
      Units....................................    S-24
    Fundamental Change in Number of Properties
      Owned....................................    S-24
    Fundamental Change in Nature of
      Investment...............................    S-24
    Limitation on Transfer of OP Units.........    S-24



                                                  PAGE
                                                  -----
    Possible Reduction in Required
      Distributions on Preferred OP Units......    S-24
    Possible Redemption of Preferred OP
      Units....................................    S-24
    Uncertain Future Distributions.............    S-25
    Different Distributions....................    S-25
    Limitations on Change of Control...........    S-25
    Lack of Trading Market for OP Units........    S-25
    Limited Voting Rights of Holders of OP
      Units....................................    S-25
    Litigation Associated with Partnership
      Acquisitions.............................    S-25
    Dilution of Interests of Holders of OP
      Units....................................    S-25
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................    S-25
    Lack of Trading Market for Units...........    S-25
    Possible Reduction of Available Information
      About Your Partnership...................    S-26
    Future Control by AIMCO....................    S-26
    Recognition of Gain Resulting from Possible
      Future Reduction in Your Partnership
      Liabilities..............................    S-26
    Possible Termination of Your Partnership
      for Federal Income Tax Purposes..........    S-26
BACKGROUND AND REASONS FOR THE OFFER...........    S-27
  Background of the Offer......................    S-27
  Alternatives Considered......................    S-28
  Expected Benefits of the Offer...............    S-29
YOUR PARTNERSHIP...............................    S-32
  General......................................    S-32
  Capital Replacement..........................    S-32
  Borrowing Policies...........................    S-32
  Competition..................................    S-32
  Legal Proceedings............................    S-32
  Additional Information Concerning Your
    Partnership................................    S-32
  History of the Partnership...................    S-33
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....    S-33
  Property Management..........................    S-34
  Fiduciary Responsibility of the General
    Partner of Your Partnership................    S-34
  Distributions................................    S-34
  Beneficial Ownership of Interests in Your
    Partnership................................    S-35
  Compensation Paid to the General Partner and
    its Affiliates.............................    S-35
THE OFFER......................................    S-36
  Terms of the Offer; Expiration Date..........    S-36
  Acceptance for Payment and Payment for
    Units......................................    S-36
  Procedure for Tendering Units................    S-37
  Withdrawal Rights............................    S-40
  Extension of Tender Period; Termination;
    Amendment..................................    S-40
  Fractional OP Units..........................    S-41
  Future Plans of the AIMCO Operating
    Partnership................................    S-41
  Voting by the AIMCO Operating Partnership....    S-42
  Dissenters' Rights...........................    S-42

                                                  PAGE
                                                  -----
  Conditions of the Offer......................    S-42
  Effects of the Offer.........................    S-44
  Certain Legal Matters........................    S-45
  Fees and Expenses............................    S-47
  Accounting Treatment.........................    S-47
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    S-48
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................    S-48
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................    S-48
  Tax Consequences of Exchanging Units Solely
    for Cash...................................    S-49
  Adjusted Tax Basis...........................    S-49
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................    S-50
  Passive Activity Losses......................    S-50
  Foreign Offerees.............................    S-51
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............    S-51
VALUATION OF UNITS.............................    S-52
FAIRNESS OF THE OFFER..........................    S-53
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................    S-53
  Fairness to Unitholders who Tender their
    Units......................................    S-55
  Fairness to Unitholders who do not Tender
    their Units................................    S-55
  Comparison of Consideration to Alternative
    Consideration..............................    S-55
  Allocation of Consideration..................    S-60
STANGER ANALYSIS...............................    S-60
  Experience of Stanger........................    S-60
  Summary of Materials Considered..............    S-61
  Summary of Reviews...........................    S-62
  Conclusions..................................    S-63
  Assumptions, Limitations and
    Qualifications.............................    S-63
  Compensation and Material Relationships......    S-65
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................    S-66



                                                  PAGE
                                                  -----
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....    S-74
DESCRIPTION OF PREFERRED OP UNITS..............    S-80
  General......................................    S-80
  Ranking......................................    S-80
  Distributions................................    S-80
  Allocation...................................    S-81
  Liquidation Preference.......................    S-81
  Redemption...................................    S-82
  Voting Rights................................    S-82
  Restrictions on Transfer.....................    S-83
DESCRIPTION OF CLASS I PREFERRED STOCK.........    S-83
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................    S-85
CONFLICTS OF INTEREST..........................    S-89
  Conflicts of Interest with Respect to the
    Offer......................................    S-89
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................    S-89
  Competition Among Properties.................    S-89
  Features Discouraging Potential Takeovers....    S-89
  Future Exchange Offers.......................    S-89
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................    S-90
LEGAL MATTERS..................................    S-91
EXPERTS........................................    S-91
PRO FORMA FINANCIAL STATEMENTS.................     P-1
OPINION OF ROBERT A. STANGER & CO., INC. ......     A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................     B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER


Q:   WHAT DO I NEED TO DO NOW?



A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if so, whether you prefer to receive Partnership Preferred Units, Partnership Common Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.


Q:   ARE THERE ANY RESTRICTIONS ON THE NUMBER OF UNITS I MAY TENDER?

A: No. However, if you tender less than all of your units, you must continue to hold at least three units (except for units held by IRAs and Keogh Plans) following our acceptance of tendered units.


Q: WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE PARTNERSHIP PREFERRED UNITS, PARTNERSHIP COMMON UNITS OR CASH?



A:   You have until                  , 1999 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1999 deadline, we will deliver to you the Partnership Preferred Units, Partnership Common Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.


Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A: You should feel free to contact the Information Agent listed on the back cover of this Prospectus Supplement.

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP


     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, the AIMCO Operating Partnership. As of December 31, 1998, AIMCO owned approximately an 83% interest in the AIMCO Operating Partnership. As of December 31, 1998, our portfolio of owned or managed properties included 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, we believe that we are one of the largest owners and managers of multifamily apartment properties in the United States. As of December 31, 1998, we:



     - owned or controlled 63,268 units in 243 apartment properties;



     - held an equity interest in 170,061 units in 901 apartment properties; and



     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.


     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER


     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a 51% ownership interest in Insignia Properties Trust, which has a 100% ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.


THE OFFER

     In exchange for each of your units, we are offering you a choice of:


     - 20.20 of our Partnership Preferred Units ("Preferred OP Units");



     -        of our Partnership Common Units ("Common OP Units"); or


     - $505.00 in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will accept all of the outstanding units tendered in response to our offer. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1999, unless we extend the deadline.

RISK FACTORS


     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-21 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer and the disadvantages of the offer to you and should be considered when you review "Summary -- Background and Reasons for the Offer -- Expected Benefits of the Offer":



     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations.



     FAIRNESS OPINION OF THIRD PARTY. Robert A. Stanger & Co.'s analysis of our offer and opinion as to the fairness to you of our offer consideration from a financial point of view relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.



     RISK OF OFFER CONSIDERATION AS ONLY THE SAME AS LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. While the actual proceeds obtained from a liquidation are highly uncertain and could be more or less than our estimate, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated.



     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.



     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. The conflict results from the fact that we determined the offer consideration without negotiating with any other party. We did not consult with or negotiate with the general partner or any limited partner.



     EFFECT OF THE OFFER ON US. Concurrently with this offer, we are making similar offers to investors in 90 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been less. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. See "Pro Forma Financial Statements."



     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. For any units that we acquire from you, you will not receive any future distributions from your partnership's operating cash flow or upon a sale or refinancing of property owned by your partnership. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us from our operating cash flow and upon a dissolution, liquidation or wind-up of the AIMCO Operating Partnership.



     RISK OF RECOGNIZING TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."


     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.



     POSSIBLE SUBSEQUENT OFFER. It is possible that we may conduct a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.



     TIME FRAME REGARDING SALE OF PROPERTIES. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.



     RISK OF RECOGNIZING TAXABLE GAINS ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our subsidiary) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.



     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you tender your units for our OP Units, you will have changed your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.



     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2022 to a much larger partnership with a partnership termination date of 2093.



     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.



     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many REIT equity securities, including ours.



     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             ,   20  , we may reduce the rate of distributions required to
be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.

     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).



     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.


     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.


     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.


     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Furthermore, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners (unlike in your partnership).


     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these types of transactions, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgement if we lose. As of the present time, no limited partner of your partnership has initiated a lawsuit on such grounds.


     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.


     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $40.40 per year on the number of Preferred OP Units, or distributions of
$       per year on the number of Common OP Units, that you would receive in exchange for each of your
partnership's units. Distributions with respect to your units for the nine months ended July 31, 1998 were $16.07 per unit. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."



     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership and, in fact, may be able to control any vote of the limited partners. Also, removal of your general partner (which is our subsidiary) or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.



     POSSIBLE REDUCTION OF AVAILABLE INFORMATION ABOUT YOUR PARTNERSHIP. If there are less than 300 unitholders in your partnership upon consummation of the offer, your partnership could cease filing periodic reports with the SEC, such as yearly reports, including annual audited financial statements, and quarterly reports containing unaudited quarterly financial statements, on Form 10-KSB and Form 10-QSB. Such reports are publicly available and can be obtained on the SEC's web site. The lack of such filings could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information.



     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.



     In determining the amount of units to tender for, we took into account the number of units transferred in the past twelve months so as to allow for other transfers without crossing the 50% threshold. It is possible that we may make another offer for your units and such offer may or may not be at a higher price.


BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.


     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a 51% ownership interest in Insignia Properties Trust, which has a 100% ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 40.1% interest, consisting of a 39.5% limited partnership interest and a 0.6% general partnership interest, in your partnership.


     One of the consequences of the merger with Insignia is to allow us to make the exchange offer and, if successful, to increase our ownership in your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered


     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary):



        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners.



        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. Your partnership's mortgage notes are due in November 15, 2002 and require balloon payments of $20,669,000. Your partnership currently has adequate sources of cash to finance its operations on both a short term and long term basis but will have to sell the properties or refinance them in 2002 to pay such balloon payments. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner (which is our subsidiary) expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.



  Expected Benefits of the Offer


     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for Preferred OP Units:


     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Your partnership paid distributions of $16.07 for the nine months ended July 31, 1998. Holders of Preferred OP Units will be entitled to receive quarterly distributions of $0.50 per unit (equivalent to $2.00 on an annualized basis) before any distributions are paid to holders of Common OP Units. This is equivalent to a distribution of $40.40 per year on the number of Preferred OP Units you will receive in exchange for each of your partnership units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Common OP
Units:


     - Enhanced Liquidity After One Year. While the holders of the Common Units OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.



     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.



     - Quarterly Distributions. Your partnership paid distributions of $16.07 for the nine months ended July 31, 1998. We pay quarterly distributions on the Common OP Units. For the quarter ended September 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Assuming no change in the level of our
       distributions, this is equivalent to a distribution of $     per year on
       the number of Common OP Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."


     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.


  Disadvantages of the Offer.



     The principal disadvantages of the offer are:



     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations.



     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.



     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. The sale of the property and the liquidation of the partnership might result in greater cash proceeds to you than our offer.



     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder.

     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property.


     For a description of certain risks of the offer, see "Risk Factors."


YOUR PARTNERSHIP



     Shelter Properties IV was organized on August 21, 1981, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership sold 40,000 limited partnership units in 1982 for $1,000.00 per unit. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Baymeadows Apartments, a 904-unit complex in Jacksonville, Florida; Quail Run Apartments, a 332-unit complex in Columbia, South Carolina; and Countrywood Village Apartments, a 384-unit complex in Raleigh, North Carolina. The general partner of your partnership is Shelter Realty IV Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as a manager of the properties owned by your partnership. As of September 15, 1998, there were 49,995 units of limited partnership interest issued and outstanding, which were held of record by 3,676 limited partners. Between November 1, 1992 and July 31, 1998 your partnership made a total of $53.80 of distributions per unit. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement particularly Item 2 of Form 10K-SB which contains detailed information regarding the properties owned, including mortgages, lease rates and taxes.



     Property Management. Since December 1990, your partnership's property has been managed by an affiliate of ours. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors. The property manager is an affiliate of your general partner and us.



     Investment Objectives and Policies; Sale or Financing of Investments. Under your partnership agreement, your partnership is not permitted to raise new capital and reinvest cash in new properties. Your partnership will terminate on December 31, 2022, unless earlier dissolved. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.



TERMS OF THE OFFER


     General. We are offering to acquire all of the outstanding 49,995 units of your partnership, which we do not directly or indirectly own, for consideration
per unit of 20.20 Preferred OP Units,        Common OP Units, or $505.00 in
cash. If you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Preferred OP Units, Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered pursuant to the offer will be deemed to take effect as of
            , 1999.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1999, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 1999.

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Common OP Units or Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.


     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:


     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.


     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner (which is our subsidiary) and the property manager of your partnership's property will remain unchanged.


     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence or control voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner (which is our affiliate), aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units payable to you and your partners) will be approximately $50,000.

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

     No Dissenters' Rights. You are not entitled to dissenters' (appraisal) rights in connection with the offer.


     Other Offers. The AIMCO Operating Partnership is also making similar
exchange offers to approximately      other limited partnerships in which it
owns a majority interest and controls the general partner, substantially all of which were acquired in the merger on October 1, 1998 with Insignia Financial Group, Inc. Each of such exchange offers is being made by a separate prospectus supplement which is similar to this Prospectus Supplement. Copies of such prospectus supplements may be obtained upon written request from the Information Agent at the address set forth in "-- Information Agent" or on the back cover page of this Prospectus Supplement. The exchange offers may be different for limited partners in each partnership in terms of pricing and percentage of units sought, but the effects of the offers will essentially be the same. In general, we believe that the risk factors (except for certain tax-related risk factors) described herein for this offer will also be applicable to the other offers.


     Previously, affiliates of Insignia Financial Group, Inc. made cash tender offers to limited partners of certain of the partnerships which are subject to the exchange offers and which are public partnerships. For such cash tender offers outstanding on the date Insignia Financial Group, Inc. merged into AIMCO, we extended such cash offers to inform the limited partners of our acquisition
of control and all such cash tender offers expired on December   , 1998. For
information regarding the prior cash tender offers made to you and the other limited partners of your partnership, see "Background and Reasons for the Offer -- Previous Tender Offers."


     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone numbers are (888) 349-2005 and (201) 896-1900. Its fax number is (201) 460-2881.



CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Preferred OP Units or Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and

OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.


     THE FOREGOING SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.


VALUATION OF UNITS


     We determined the offer consideration by estimating the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In estimating the capitalization rate, we considered the property's physical condition (including deferred maintenance), age and location. In addition, we considered recent trends in the real estate market in which the property is located, and fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:



Estimated total gross valuation of your partnership's
  properties(1).............................................  $51,991,000
Plus: Cash and cash equivalents.............................    1,220,727
Plus: Other partnership assets, net of security deposits....    2,537,082
Less: Mortgage debt, including accrued interest.............   24,009,642
Less: Notes payable, including accrued interest.............      163,762
Less: Other liabilities.....................................      933,910
Partnership valuation before taxes and certain costs........   30,641,495
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................    4,433,556
Less: Closing costs.........................................      942,737
Estimated net valuation of your partnership.................   25,265,202
Percentage of estimated net valuation allocated to units....          100%
Estimated net valuation of units............................   25,265,202
          Total number of units.............................       49,995
Estimated valuation per unit................................       505.00
                                                              -----------
Cash consideration per unit.................................  $    505.00
                                                              -----------


---------------


(1) See "Valuation of Units" for a determination of the estimated gross valuation for each property and a more detailed explanation of the calculation of the offer price.



     In order to determine the number of Preferred OP Units we are offering for each of your units, we divided the cash offer consideration of $505.00 by the $25 liquidation preference of each Preferred OP Unit to get 20.20 Preferred OP Units per unit.



     In order to determine the number of Common OP Units we are offering for each of your units, we divided the cash offer consideration of $505.00 by a
price of $     to get           Common OP Units per unit. The
average closing price of AIMCO's Class A Common Stock on the NYSE for the 20
trading days prior to                , 1999           was $          .


FAIRNESS OF THE OFFER


     Fairness to Unitholders. We have a majority ownership interest in your general partner (which is our subsidiary). As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. Your general partner did not participate in the structuring of the offer. We and your general partner believe that the offer and all forms of consideration offered is fair to you and the other limited partners of your partnership. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.


     The terms of our offer have been established by us and are not the result of arms-length negotiations.


     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner (which is our subsidiary) has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.



     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner (which is our subsidiary) has compared our offer consideration to:


     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and


     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated;



     - your general partner's estimate of the going concern value of your partnership if it continued operating as an independent stand-alone entity;



     -  the net book value of your partnership; and



     - recent appraisals for the properties for $59,000,000, which appraisals did not take into account the mortgages, other assets and liabilities, costs of sale of the properties and over $4.4 million of deferred maintenance of the properties.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE


                                                                    PER UNIT
                                                                    --------
Cash offer consideration....................................              $505.00
Partnership Preferred Units.................................              $505.00
Partnership Common Units....................................              $505.00
Alternatives:
  Prices on secondary market................................   $175.00 to $500.00
  Estimated liquidation proceeds............................              $505.00
  Estimated going concern value.............................              $448.00
  Net book value............................................              $156.00
  General partner's estimate of net asset value.............              $715.00


STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view. Stanger has rendered similar fairness opinions with regard to the other tender offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, your general partner (which is our affiliate) may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units, Preferred OP Units and Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.


     As of December 31, 1998, the AIMCO Operating Partnership had approximately 9,763,488 Common OP Units outstanding (excluding interests held by AIMCO) and no Preferred OP Units outstanding. The number of OP Units you may acquire from us in exchange for your units will represent a lower percentage of the outstanding limited partnership interests in the AIMCO Operating Partnership than that of your current ownership interest in your partnership. In response to our offer you could elect to receive $505.00 in cash, 20.20 Preferred OP Units or Common OP Units. Both your units and the AIMCO OP Units are subject to transfer restrictions and it is unlikely that a real trading market will ever develop for any of such securities.

If you subsequently redeem OP Units for AIMCO Class A Common Stock or Class I Preferred Stock, we can make no assurance as to the value of such shares of AIMCO stock, at that time, which may be less than the cash offer price of $505.00.


CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursements for expenses incurred in its capacity as general partner. The general partner of your partnership received total fees and reimbursements of $158,000 for the nine months ended July 31, 1998. The property manager received management fees of $430,000 for the nine months ended July 31, 1998. We have no current intention of changing the fee structure for your general partner or for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.


     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.



SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES



     We expect that approximately $15,300,000 will be required to purchase all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the nine months ended September 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                            ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............  $  265,700   $  127,083   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses...........    (101,600)     (50,737)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management expenses....      (7,746)      (4,344)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation..........................     (59,792)     (23,848)     (37,741)   (19,556)   (15,038)      (4,727)
                                          ----------   ----------   ----------   --------   --------    ---------
                                              96,562       48,154       72,477     39,814     27,483        9,126
                                          ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      13,968        9,173       13,937      8,367      8,132        3,217
  Management and other expenses.........      (8,101)      (5,029)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation.........        (196)        (441)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization........................          (3)        (236)        (453)      (218)      (168)        (150)
  Owner and seller bonuses..............          --           --           --         --         --           --
  Amortization of management company
    goodwill............................          --           --         (948)      (500)      (428)          --
                                          ----------   ----------   ----------   --------   --------    ---------
                                               5,668        3,467        2,038      1,707      2,002        1,020
  Minority interests in service company
    business............................          --           48          (10)        10        (29)         (14)
                                          ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business............       5,668        3,515        2,028      1,717      1,973        1,006
                                          ----------   ----------   ----------   --------   --------    ---------
  General and administrative expenses...      (7,444)      (1,408)      (5,396)    (1,512)    (1,804)        (977)
  Interest income.......................      18,244        4,458        8,676        523        658          123
  Interest expense......................     (56,756)     (33,359)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships........................      (1,052)        (777)       1,008       (111)        --           --
  Equity in losses of unconsolidated
    partnerships(c).....................      (5,078)        (463)      (1,798)        --         --           --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................       8,413          456        4,636         --         --           --
  Amortization of goodwill..............      (5,071)        (711)          --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income from operations................      53,486       19,865       30,246     15,629     14,988        7,702
  Gain on disposition of properties.....       2,783         (169)       2,720         44         --           --
  Provision for income taxes............          --           --           --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before extraordinary
    item................................      56,269       19,696       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt..............          --         (269)        (269)        --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Net income (loss).....................  $   56,269   $   19,427   $   32,697   $ 15,673   $ 14,988    $   7,702
                                          ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................         241          109          147         94         56           48
  Total owned apartment units (end of
    period).............................      62,955       28,773       40,039     23,764     14,453       12,513
  Units under management (end of
    period).............................     154,729       71,038       69,587     19,045     19,594       20,758
  Basic earnings per Common OP Unit.....  $     0.80   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP Unit...  $     0.79   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit................................  $   1.6875   $   1.3875   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities..........................      50,825       53,435       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities............................    (185,453)    (314,814)    (717,663)   (88,144)   (60,821)    (186,481)
Cash flows provided by (used in)
  financing activities..................     141,221      293,984      668,549     60,129     30,145      176,800

                                           AIMCO PROPERTIES, L.P.'S
                                               PREDECESSORS(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............    $ 5,805       $  8,056
  Property operating expenses...........     (2,263)        (3,200)
  Owned property management expenses....         --             --
  Depreciation..........................     (1,151)        (1,702)
                                            -------       --------
                                              2,391          3,154
                                            -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      6,533          8,069
  Management and other expenses.........     (5,823)        (6,414)
  Corporate overhead allocation.........         --             --
  Other assets, depreciation and
    amortization........................       (146)          (204)
  Owner and seller bonuses..............       (204)          (468)
  Amortization of management company
    goodwill............................         --             --
                                            -------       --------
                                                360            983
  Minority interests in service company
    business............................         --             --
                                            -------       --------
  Company's shares of income from
    service company business............        360            983
                                            -------       --------
  General and administrative expenses...         --             --
  Interest income.......................         --             --
  Interest expense......................     (4,214)        (3,510)
  Minority interest in other
    partnerships........................         --             --
  Equity in losses of unconsolidated
    partnerships(c).....................         --             --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................         --             --
  Amortization of goodwill..............         --             --
                                            -------       --------
  Income from operations................     (1,463)           627
  Gain on disposition of properties.....         --             --
  Provision for income taxes............        (36)          (336)
                                            -------       --------
  Income (loss) before extraordinary
    item................................     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt..............         --             --
                                            -------       --------
  Net income (loss).....................    $(1,499)      $    291
                                            =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................          4              4
  Total owned apartment units (end of
    period).............................      1,711          1,711
  Units under management (end of
    period).............................     29,343         28,422
  Basic earnings per Common OP Unit.....        N/A            N/A
  Diluted earnings per Common OP Unit...        N/A            N/A
  Distributions paid per Common OP
    Unit................................        N/A            N/A
  Cash flows provided by operating
    activities..........................      2,678          2,203
Cash flows used in investing
  activities............................       (924)       (16,352)
Cash flows provided by (used in)
  financing activities..................     (1,032)        14,114


                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                            ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)................  $  132,881   $   49,692   $   81,155   $ 35,185   $ 25,285    $   9,391
Weighted average number of Common OP
  Units outstanding.....................      53,007       24,347       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................  $2,685,487   $1,250,239   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation..........................   2,355,122    1,107,545    1,503,922    745,145    448,425      392,368
Total assets............................   3,121,949    1,608,195    2,100,510    827,673    480,361      416,361
Total mortgages and notes payable.......   1,275,401      661,715      808,530    522,146    268,692      141,315
Redeemable Partnership Units............     232,405      178,321      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................          --           --           --         --         --      107,228
Partners' Capital.......................   1,427,087      560,737      960,176    178,462    160,947      137,354

                                           AIMCO PROPERTIES, L.P.'S
                                               PREDECESSORS(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)................        N/A            N/A
Weighted average number of Common OP
  Units outstanding.....................        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation..........................     33,270         33,701
Total assets............................     39,042         38,914
Total mortgages and notes payable.......     40,873         41,893
Redeemable Partnership Units............         --             --
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................         --             --
Partners' Capital.......................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                    FOR THE
                                                                 FOR THE NINE                                       PERIOD
                                                                 MONTHS ENDED          FOR THE YEAR ENDED         JANUARY 10,
                                                                SEPTEMBER 30,             DECEMBER 31,               1994
                                                              ------------------   ---------------------------      THROUGH
                                                                1998      1997      1997      1996      1995     JULY 28, 1994
                                                              --------   -------   -------   -------   -------   -------------
                                                                                       (IN THOUSANDS)
Net income..................................................  $ 56,269   $19,427   $32,697   $15,673   $14,988      $ 7,702
(Gain) loss on disposition of property......................    (2,783)      169    (2,720)      (44)       --           --
Extraordinary item..........................................        --       269       269        --        --           --
Real estate depreciation, net of minority interests.........    56,900    21,052    33,751    19,056    15,038        4,727
Amortization of goodwill....................................     7,077       711       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................        --     2,689     3,584        --        --           --
  Amortization of management contracts......................     4,201       430     1,587        --        --           --
  Deferred taxes............................................     6,134     2,164     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    17,379     2,781     6,280        --        --           --
  Preferred stock dividends.................................   (12,296)       --      (135)       --    (5,169)      (3,114)
                                                              --------   -------   -------   -------   -------      -------
Funds from operations.......................................  $132,881   $49,692   $81,155   $35,185   $25,285      $ 9,391
                                                              ========   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.


     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. (the AIMCO Operating Partnership) for the nine months ended September 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.


                                                                 AIMCO PROPERTIES, L.P.
                                                              ----------------------------
                                                              FOR THE NINE
                                                                 MONTHS         FOR THE
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                     PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................    $ 344,421      $ 440,660
  Property operating expenses...............................     (135,347)      (188,571)
  Owned property management expenses........................       (8,875)       (11,760)
  Depreciation..............................................      (78,169)       (95,842)
                                                                ---------      ---------
                                                                  122,030        144,487
                                                                ---------      ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       28,912         41,676
  Management and other expenses.............................      (14,386)       (23,683)
  Corporate overhead allocation.............................         (196)          (588)
  Depreciation and amortization.............................      (18,584)       (32,177)
                                                                ---------      ---------
                                                                   (4,254)       (14,772)
  Minority interests in service company business............           --            (10)
                                                                ---------      ---------
  Partnership's shares of income from service company
     business...............................................       (4,254)       (14,782)
                                                                ---------      ---------
  General and administrative expenses.......................       (9,207)       (21,228)
  Interest income...........................................      (97,374)      (104,858)
  Interest expense..........................................       40,887         21,734
  Minority interest.........................................       (8,052)        (9,481)
  Equity in losses of unconsolidated partnerships...........      (14,461)       (31,479)
  Equity in earnings of unconsolidated subsidiaries.........        1,538          6,245
  Amortization of Goodwill..................................       (5,071)            --
                                                                ---------      ---------
          Net income........................................    $  26,036      $  (9,362)
                                                                =========      =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................    $   (0.06)     $   (0.76)
Diluted earnings (loss) per Common OP Unit..................    $   (0.06)     $   (0.76)
Distributions paid per Common OP Unit.......................    $    1.69      $    1.85
Book value per Common OP Unit...............................    $   24.52      $   26.96
CASH FLOW DATA:
Cash provided by operating activities.......................    $  83,789      $ 141,666
Cash used in investing activities...........................      (81,259)      (959,686)
Cash provided by (used in) financing activities.............       (2,799)       775,969
OTHER DATA:
Funds from operations(a)....................................    $ 184,393      $ 190,185
Weighted average number of Common OP Units outstanding......       73,942         73,090

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE NINE
                                                                   MONTHS ENDED
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, net of accumulated depreciation................        $2,595,471
Total assets................................................         4,504,676
Total mortgages and notes payable...........................         1,710,293
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           282,473
Partners' capital...........................................         1,979,869

---------------

(a) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE NINE
                                                                MONTHS ENDED      FOR THE YEAR ENDED
                                                             SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                                             ------------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss).................................        $ 27,037             $ (9,362)
        HUD release fee and legal reserve.................              --               10,202
        Real estate depreciation, net of minority
          interests.......................................          73,621               89,177
        Amortization of management contracts..............           8,660               11,546
        Amortization of management company goodwill.......          15,479               18,528
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation........................              --                1,715
          Amortization of management company goodwill.....             959                1,918
          Amortization of management contracts............          21,704               28,775
          Deferred taxes..................................             268                 (231)
        Equity in earnings of other partnerships:
          Real estate depreciation........................          66,368               77,474
        Interest on convertible debentures................          (7,537)             (10,003)
        Preferred unit distributions......................         (22,166)             (29,554)
                                                                  --------             --------
        Funds from operations.............................        $184,493             $190,185
                                                                  ========             ========

             SUMMARY FINANCIAL INFORMATION OF SHELTER PROPERTIES IV

     The summary financial information of Shelter Properties IV for the nine months ended July 31, 1998 and 1997 is derived from unaudited financial statements. The summary financial information for Shelter Properties IV as of and for the years ended October 31, 1997, 1996, 1995, 1994 and 1993 is derived from audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                             SHELTER PROPERTIES IV

                                                FOR THE NINE
                                                MONTHS ENDED
                                                  JULY 31,                    FOR THE YEAR ENDED OCTOBER 31,
                                             -------------------    ---------------------------------------------------
                                              1998        1997       1997       1996       1995       1994       1993
                                             -------     -------    -------    -------    -------    -------    -------
                                                                (IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
  Total Revenues...........................  $ 8,654     $ 8,341    $11,270    $10,910    $10,439    $ 9,913    $10,300
  Net Income/(Loss)........................    1,194         260        507        246       (574)        62        442
  Net Income per limited partnership
    unit...................................    23.64        5.14      10.04       4.86     (11.36)      1.22      19.94
  Distributions per limited partnership
    unit...................................    16.07       10.00      15.84      19.80         --         --       2.09
  Distributions per limited partnership
    unit (which represent a return of
    capital)...............................       --          --         --         --         --         --       2.09

                                                  JULY 31,                              OCTOBER 31,
                                             ------------------     ---------------------------------------------------
                                              1998       1997        1997       1996       1995       1994       1993
                                             -------    -------     -------    -------    -------    -------    -------
                                                                (IN THOUSANDS, EXCEPT PER UNIT DATA)
BALANCE SHEET DATA:
  Cash and Cash Equivalents................  $ 2,620    $ 1,901     $ 1,847    $ 2,291    $   886    $ 1,248    $   611
  Real Estate, Net of Accumulated
    Depreciation...........................   26,954     27,930      27,727     28,673     29,518     30,531     31,724
  Total Assets.............................   32,884     33,130      33,085     34,350     35,522     38,163     37,130
  Notes Payable............................   23,642     24,202      24,067     24,590     25,069     25,508     25,911
Total Liabilities..........................   24,723     25,303      25,306     26,278     26,698     26,762     27,793
General Partners Capital (Deficit).........       (3)        (6)         (7)        (4)         4         10          9
Limited Partners Capital (Deficit).........    8,164      7,833       7,786      8,076      8,820      9,391      9,328
                                             -------    -------     -------    -------    -------    -------    -------
Partners' Capital (Deficit)................  $ 8,161    $ 7,827     $ 7,779    $ 8,072    $ 8,824    $ 9,401    $ 9,337
Total Distributions........................  $   812    $   505     $   800    $ 1,000    $    --    $    --    $   106
Book value per limited partnership unit....  $163.30    $156.68     $155.74    $161.54    $176.42    $187.84    $186.58
Net increase (decrease) in cash and cash
  equivalents..............................  $   773    $  (390)    $  (444)   $  (468)   $   510    $   637    $     1
Net cash provided by operating
  activities...............................  $ 2,882    $ 1,426     $ 2,165    $ 2,271    $ 1,718    $ 1,640    $ 1,612
Ratio of earnings to fixed charges.........     1.73/1     1.16/1      1.23/1     1.11/1      .75/1     1.03/1     1.58/1

                           COMPARATIVE PER UNIT DATA

     Set forth below are cash distributions for OP Units and historical cash distributions per unit of your partnership.


                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP              SHELTER PROPERTIES IV
                                                               ----------------------------   -------------------------
                                                                NINE MONTHS                   NINE MONTHS
                                                                   ENDED        YEAR ENDED       ENDED      YEAR ENDED
                                                               SEPTEMBER 30,   DECEMBER 31,    JULY 31,     OCTOBER 31,
                                                                   1998            1997          1998          1997
                                                               -------------   ------------   -----------   -----------
Equivalent cash distributions on the number of Common OP
  Units issuable in the offer for each unit of your
  partnership............................................          $              $             $16.07        $15.84
Equivalent cash distributions on the number of Preferred
  OP Units tendered in the offer for each unit of your
  partnership............................................          $30.30         $40.40        $16.07        $15.84

                        THE AIMCO OPERATING PARTNERSHIP


     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of AIMCO. AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of December 31, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 83% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled by the National Multi Housing Council, we believe that AIMCO is one of the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. As of December 31, 1998, AIMCO:



     - owned or controlled 63,268 units in 243 apartment properties;



     - held an equity interest in 170,061 units in 901 apartment properties; and



     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.



     AIMCO's Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." On January 15, 1999, the last reported sale price of AIMCO Class A Common Stock on the NYSE was $36 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Common OP Units for the same periods.



                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter.........................  $37 3/8  $30       $            $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250


     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS


     The following sets forth certain risks and disadvantages of the offer and should be read and considered when reviewing the potential benefits of the offer set forth in "Background and Reasons for the Offer -- Expected Benefits of the Offer." In addition, you should review the other risks of investing in us beginning on page 2 of our accompanying Prospectus.

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $175.00 per unit to $500.00 per unit from November 1, 1995 to July 31, 1998. As of October 31, 1997, your general partner estimated the net asset value of your units to be $715.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.


     FAIRNESS OPINION OF THIRD PARTY. Robert A. Stanger & Co.'s analysis of our offer and opinion as to the fairness to you of our offer consideration from a financial point of view relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.



     RISK OF OFFER CONSIDERATION AS ONLY THE SAME AS LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. While the actual proceeds obtained from a liquidation are highly uncertain, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. As of October 31, 1997, an affiliate of your general partner (which is our affiliate) estimated the net liquidation value of your units to be $737.85 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.



     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.



     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. We determined the offer consideration without negotiating with any other party, including the general partner or any limited partner. Another conflict is the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     EFFECT OF THE OFFER ON US. Concurrently with this offer, we are making similar offers to investors in 90 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been less. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. See "Pro Forma Financial Statements."



     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all right title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, for any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale or refinancing of property owned by your partnership. If you tender your units in exchange for OP Units, you will be entitled to future distributions from the operating cash flow of the AIMCO Operating Partnership and upon a dissolution, liquidation or winding-up of the AIMCO Operating Partnership. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."



     RISK OF RECOGNIZING TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.


     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.


     POSSIBLE SUBSEQUENT OFFER. It is possible that we may conduct a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.

  RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER


     TIME FRAME REGARDING SALE OF PROPERTIES. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.



     RISK OF RECOGNIZING TAXABLE GAINS ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our affiliate) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.



     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you exchange your units for OP Units, you will have changed your investment from an interest in a partnership which owns and manages a few properties to an interest in the AIMCO Operating Partnership which is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership.



     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2022 to a much larger partnership with a partnership termination date of 2093.



     Under the AIMCO Operating Partnership Agreement, the general partner has the ability, without the concurrence of the limited partners, to acquire and dispose of properties and to borrow funds. Further, while it is the intent to distribute net income from operations, sales and refinancing of your partnership, the general partner may not make such distributions. The AIMCO Operating Partnership generally makes the same distribution on the Common OP Units as AIMCO pays dividends on its Class A Common Stock. Further, AIMCO must distribute a significant percentage of its consolidated revenues each year in order to retain its status as a REIT. Your partnership is permitted not to make distributions under certain circumstances such as reinvesting in your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.



     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.



     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             ,   20  , we may reduce, the rate of distributions required to be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.



     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).



     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.



     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.



     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.



     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Furthermore, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners (unlike in your partnership). See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."



     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as for your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. Therefore, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgement if we lose. As of the present time, no limited partner of your partnership has initiated any lawsuit on such grounds.



     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.


RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     POSSIBLE REDUCTION OF AVAILABLE INFORMATION ABOUT YOUR PARTNERSHIP. If there are less than 300 unitholders in your partnership upon consummation of the offer, your partnership could cease filing periodic reports with the SEC, such as yearly reports, including annual audited financial statements, and quarterly reports containing unaudited quarterly financial statements, on Form 10-KSB and Form 10-QSB. Such reports are publicly available and can be obtained on the SEC's web site. The lack of such filings could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information.


     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $40.40 per year on the number of Preferred OP Units, or distributions of
$       per year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended July 31, 1998 were $16.07 per unit. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."


     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership and may control such voting decisions. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner (which is our affiliate) has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain. In determining the amount of units to tender for, we took into account the number of units transferred in the past twelve months so as to allow for other transfers without crossing the 50% threshold. It is possible that beginning twelve months after the closing of this offer, or possibly earlier, we may make another offer for your units and such offer may or may not be at a higher price.

                      BACKGROUND AND REASONS FOR THE OFFER


BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.


     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 40.1% interest, consisting of a 39.5% limited partnership interest and a 0.6% general partnership interest, in your partnership.


     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has agreed to vote all of the IPT Shares owned by it in favor of the IPT Merger and the related merger agreement and granted an irrevocable proxy to certain affiliates of IPT to vote such shares. Accordingly, IPT shareholder approval is assured.


     One of the reasons we chose to acquire Insignia is that we would be able to make the exchange offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships, and would provide the AIMCO Operating Partnership with a larger asset and capital base and increased diversification. As of
January   , 1999, the AIMCO Operating Partnership has made offers to of the Insignia Partnerships, including your partnership.



     During our negotiations with Insignia in early 1998, we decided that if the merger with Insignia were consummated, we could also benefit from making offers for limited partnership interests in the Insignia Partnerships. Insignia did not propose that we conduct such exchange offers, rather we initiated the offers on our own. We determined in June of 1998 that if the merger with Insignia were consummated, we would offer to limited partners of the Insignia Partnerships limited partnership units of the AIMCO Operating Partnership and/or cash.



     In connection with the Insignia Merger we acquired general partnership interests and certain limited partnership interests in a number of private and public partnerships. Some of the private partnerships which own only one property do not have audited financial statements prepared in accordance with generally accepted accounting practices ("GAAP"). Certain of these partnerships have audited financial statements prepared on the basis of federal income taxes and others have unaudited financial statements which may or may not be prepared on the basis of GAAP or federal income taxes. For the Insignia Partnerships for which exchange offers are being made which do not have audited GAAP financial statements for at least two years, we are making the offer on the basis of either one year of audited GAAP financial statements and one year of unaudited GAAP financial statements or just unaudited GAAP financial statements. We tried to obtain two years of audited GAAP financial statements for all the partnerships for which offers are being made, but because of the inability to locate records from inception of the partnerships which would allow auditors to verify the original purchase price of the properties, no audits were possible. In these cases, the entities which controlled the general partners prior to Insignia are no longer in business or have no current knowledge or records of such partnerships. For the same reasons, we do not have all the records for past years of some of the partnerships. While no assurances can be given, we believe that the unaudited financial statements included in the prospectus supplements for such partnerships have been prepared in accordance with GAAP. It is our policy to acquire properties or partnerships with audited GAAP based financial statements. However, in connection with large acquisitions of partnerships interests, such as with the Insignia Merger, we may occasionally acquire a partnership or property without audited GAAP financial statements.


  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On July 21, 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 3,685 units (representing approximately 7.4% of the number outstanding) at a cash purchase price of $500 per unit.


     We are aware that tender offers may have been made by unaffiliated third parties to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers. In connection with tender offers made by Insignia affiliates with respect to partnerships for which we are making offers, some limited partners filed lawsuits in March 1998. See "The Offer -- Certain Legal Matters -- Litigation." We are not aware of any merger, consolidation or combination involving any of the Insignia Partnerships. Furthermore, we are not aware of any acquisitions of any of such partnerships or a material amount of the assets of such partnerships.


  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED


     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary).


  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).


     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and would generally result in significant amounts of taxable income to you and your partners. In the opinion of your general partner (which is our subsidiary), the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.


     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations. Your partnership's mortgage notes are due in November 15, 2002 and require balloon payments of $20,669,000. Your partnership currently has adequate sources of cash to finance its operations on both a short term and long term basis but will have to sell the properties or refinance them in 2002 to pay such balloon payments.


     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

  Alternative Structures Considered.

     We chose to make this offer as a tender/exchange offer because other forms of reorganization such as a merger would have meant that holders of a majority of the units in your partnership would bind all limited partners. With a tender/exchange offer, each limited partner makes his own decision which does not bind the other partners. Further, we have not offered to purchase all of the units in your partnership which would occur in other types of reorganizations or combinations.

  Sale of Assets

     Your partnership could sell the properties it owns and not liquidate. The general partner of your partnership considers sale of your partnership's properties from time to time. However, any such sale would likely be a taxable transaction.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:


     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Holders of Preferred OP Units will be entitled to receive fixed quarterly distributions of $0.50 per unit on the Preferred OP Units before any distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:


     - Enhanced Liquidity After One Year. While the holders of the Common OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.


     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.


     - Quarterly Distributions. Your partnership paid distributions of $16.07 for the nine months ended July 31, 1998. We pay quarterly distributions on the Common OP Units. For the quarter ended September 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Assuming no change in the level of our
       distributions, this is equivalent to a distribution of $     per year on
       the number of Common OP Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."



     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.


DISADVANTAGES OF THE OFFER



     The principal disadvantages to the offer are:



     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations. We determined the offering price and asked Stanger to determine if the price was fair. We did not ask Stanger to determine a fair price.



     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have conflicting responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.



     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. An arms-length sale of such property after offering it for sale through licensed real estate brokers may be a better way to determine the true value of the property rather than the methods we chose. The sale of the property and the liquidation of the partnership might result in greater cash proceeds to you than our offer.

     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock or Class I Preferred Stock. You could ultimately receive less for your OP Units than the cash price in our offer.



     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate it at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property. Further, while the original projected time frame in the original offering document for your partnership units stated that the property would be sold in approximately three to eight years from the date of acquisition, such property was not so sold. At the current time we do not believe that the sale of the property would be advantageous given market conditions, the condition of the property and tax considerations.


     For a description of certain risks of our offer, see "Risk Factors."

                                YOUR PARTNERSHIP

GENERAL


     Shelter Properties IV was organized on August 21, 1981, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Baymeadows Apartments, a 904-unit complex built in 1972 in Jacksonville, Florida; Quail Run Apartments, a 332-unit complex built in 1970 in Columbia, South Carolina; and Countrywood Village Apartments, a 384-unit complex built in 1972 in Raleigh, North Carolina. Your partnership acquired the properties between 1982 to 1983. The general partner of your partnership is Shelter Realty IV Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 49,995 units of limited partnership interest issued and outstanding, which were held of record by 3,676 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.


CAPITAL REPLACEMENT


     Your partnership has an ongoing program of capital improvements, replacements and renovations, including roof replacements, kitchen and bath renovations, balcony repairs (where applicable), replacement of various building systems and other replacements and renovations in the ordinary course of business. All capital improvement and renovation costs are expected to be paid from operating cash flows, cash reserves, or from short-term or long-term borrowings. We have recently received a report prepared in the ordinary course of our business by an independent third party that there is at least $4,400,000 of deferred maintenance costs required at all three properties. Such maintenance costs consist primarily of repairs outside the buildings and new roofing.



BORROWING POLICIES



     Your partnership's properties are subject to first and second mortgages bearing interest at 7.60% and due in November 2002. The total balloon payments for the mortgages on the properties is $20,669,000. For further information on the properties and the mortgages, see Item 2 of the accompanying Form 10-KSB.


COMPETITION


     There are other residential properties within the market area of your partnership's property. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at your partnership's property and the rents that may be charged for such apartments.


LEGAL PROCEEDINGS

     Your partnership is party to a variety of legal proceedings related to its ownership of the partnership's property and management and leasing business, respectively, arising in the ordinary course of the business, which are not expected to have a material adverse effect on your partnership.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended October 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended January 31, 1998, April 30, 1998 and July 31, 1998; and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

HISTORY OF THE PARTNERSHIP


     Your partnership sold 40,000 limited partnership units in 1982 for $1,000.00 per unit. Between November 1, 1992 and July 31, 1998 your partnership made a total of $53.80 of distributions per unit.



     Your partnership raised proceeds to purchase five properties in 1982 and 1983 and it has expended the funds so raised many years ago. Your partnership currently owns the properties described herein, each of which is subject to a substantial mortgage. In 1987, Rush Creek Village Apartments was deeded back to the lender in lieu of foreclosure in June 1987 and The Corners Apartments was foreclosed upon on November 2, 1992. Your general partner (which is our affiliate) has not experienced any material adverse financial developments from January 1, 1997 through the present.



     TIME FRAME REGARDING SALE OF PROPERTIES. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.



GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES



     In general, your general partner (which is our affiliate) regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations and, in particular, the value of the property, the operating performance of the property, and the limited construction in the market, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time. For a description of mortgages, see the reports described under "Your Partnership -- Additional Information Concerning Your Partnership," which are incorporated by reference and are considered part of this Prospectus Supplement.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, your general partner (which is our affiliate) is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to your partnership or the limited partners for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner and any of its affiliates or your partnership's employees, against any claim or liability by or to any person other than your partnership, for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act, provided however, that your partnership will not furnish any indemnification as to liabilities arising under federal securities laws. The indemnification includes payment of reasonable attorney's fees or other expenses incurred in settling any claim or liability or incurred in any finally adjudicated judicial proceedings, and expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification will be made from assets of your partnership and no limited partner will be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.


                                                             TO THE AIMCO OPERATING
                                                           PARTNERSHIP AND AFFILIATES
                                            --------------------------------------------------------
                                                                                        PRO FORMA AS
                                                                                          LIMITED
      YEAR ENDED OCTOBER 31        AMOUNT   AS GENERAL PARTNER    AS LIMITED PARTNER     PARTNER(1)
      ---------------------        ------   ------------------   --------------------   ------------
1993.............................  $ 2.09          633.27                   2.09         104,489.55
1994.............................    0.00              --                     --                 --
1995.............................    0.00              --                     --                 --
1996.............................   19.80        5,999.40                  1,980         989,901.00
1997.............................   15.84        5,279.47                  1,584         791,920.80
1998 (through September 30)......   16.07        4,869.21             317,173.59         803,419.65
                                   ------
          Total..................  $53.80
                                   ======


---------------


(1) Total distributions to the AIMCO Operating Partnership, as limited partner if all units sought in the offer were acquired at the beginning of each period.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 40.08% interest in your partnership, including 19,737 units held by us and the interest held by us, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past two years, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     Your general partner (which is our affiliate) received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR ENDED OCTOBER 31                                         COMPENSATION
---------------------                                         ------------
1994........................................................    $153,187
1995........................................................     173,135
1996........................................................     196,000
1997........................................................     223,000
1998 (through July 31)......................................     158,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

                   YEAR ENDED OCTOBER 31                         FEES
                   ---------------------                         ----
1994........................................................   $486,071
1995........................................................    514,000
1996........................................................    540,000
1997........................................................    558,000
1998 (through July 31)......................................    430,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to your general partner (which is our affiliate), or the compensation paid to the property manager or AIMCO and its affiliates.

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire all of the outstanding 49,995 units of your partnership, which we do not directly or indirectly own, for consideration per
unit of (i) 20.20 Preferred OP Units, (ii)        Common OP Units, or (iii)
$505.00 in cash. If you tender units pursuant to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.


     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1999 and prior to the date on which we acquire your units pursuant to our offer.


     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1999,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer.

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "-- Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1999.

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1999.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced
by any interim distributions made by your partnership between             ,
1999, and the expiration of the offer.

See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least three units (except for units held by IRAs and Keogh Plans) following our acceptance of tendered units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by your general partner (which is our affiliate) (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer,
(iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Transfer Taxes

     The amount of any transfer taxes (whether imposed on the registered holder of units or any person other than the person signing the Letter of Transmittal) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the such taxes or exemption therefrom is submitted.

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 1999.

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.


     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. On any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or any subsequent transaction in the same proportion as the other outstanding units are voted. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating

Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence or control voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. In addition, we are not extending appraisal rights in connection with the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

     No provisions have been made with regard to the offer to allow you or other limited partners to inspect the books and records of your partnership or to obtain counsel or appraisal services at our expense or at the expense of your partnership. However, as described under "Comparison of Your Partnership and the AIMCO Operating Partnership -- Review of Investor Lists," you have the right under your partnership's agreement of limited partnership to obtain a list of the limited partners.

CONDITIONS OF THE OFFER


     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after             , 1999 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:


        (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more
     than 7.5% per share, from                  , 1999 (iii) any extraordinary
     or material adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1999 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or



        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as your general partner (which is our subsidiary) or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or


        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

        (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities,
     (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership or may control such voting decisions. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. It is possible that upon consummation of the offer, the units in your partnership could cease to be registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, your partnership could cease to be required to file periodic reports under the Exchange Act. If the units were held by fewer than 300 persons, your partnership could apply to de-register the units under the Exchange Act. The lack of filing periodic reports could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information. The AIMCO Operating Partnership will provide to the holders of its OP Units annual financial statements audited by independent public accountants.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business


     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same. Consummation of the offer will not affect your partnership's agreement of limited partnership, the financial condition or results of operations of your partnership, the business and properties owned, the management compensation payable to your general partner (which is our subsidiary) or its affiliates or any other matter relating to your partnership, except it would result in the AIMCO Operating Partnership substantially increasing its ownership of units of your partnership. We will receive future distributions from your partnership for any units we purchase.


CERTAIN LEGAL MATTERS


     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by your general partner (which is our subsidiary), aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1, a Going Private Transaction Statement on Schedule 13E-3 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation


     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers (which are requests to dismiss the action as a matter of law) are scheduled to be heard on February 8, 1999.


     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the purchase price of the units) will be approximately $50,000.

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES



     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement. An opinion of tax counsel has been obtained with regard to the tax matters described in this Prospectus Supplement and the attached Prospectus. Additionally, an opinion of tax counsel has been obtained with regard to AIMCO's status as a REIT and that the OP Units will be validly issued, fully paid and non-assessable. You may obtain a copy of such opinion by sending a written request to the AIMCO Operating Partnership.


     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for Federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following Federal income tax events will be deemed to occur with respect to such Termination, the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS


     We determined our cash offer consideration by estimating the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In estimating the capitalization rates, we considered the property's physical condition (including deferred maintenance), age, location and the fact that the current mortgages are at 7.6% with pre-payment penalties. In addition, we considered recent trends in the real estate markets in which the property is located, and the fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:


     - First, we estimated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We divided each property's fiscal 1997 net operating income by its capitalization rate to derive an estimated gross property value as described in the following table:


                                                                                    ESTIMATED
                                             FISCAL 1997 NET     CAPITALIZATION   GROSS PROPERTY
                PROPERTY                   OPERATING INCOME(1)        RATE            VALUE
                --------                   -------------------   --------------   --------------
Baymeadows Apartments                          $2,566,000             9.75%        $26,322,000
Quail Run Apartments                            1,126,000             9.75          11,552,000
Countrywood Village Apartments                  1,412,000            10.00          14,117,000
                                                                                   -----------
Estimated Total Gross Property Value                                               $51,991,000


---------------


     (1) The total net operating income is equal to total revenues of $11,143,000, less total expenses of $5,552,000 and recurring replacement costs of $486,000.



     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value certain other costs including required capital expenditures, deferred maintenance, and closing costs to derive a net equity value for your partnership of $25,265,202. Closing costs, which are estimated to be 2.5% of the gross property value, include legal and accounting fees, transfer taxes, title and escrow costs and broker's fees.

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Estimated total gross valuation of your partnership's
  properties................................................  $51,991,000
Plus: Cash and cash equivalents.............................    1,220,727
Plus: Other partnership assets, net of security deposits....    2,537,082
Less: Mortgage debt, including accrued interest.............   24,009,642
Less: Notes payable, including accrued interest.............      163,762
Less: Other liabilities.....................................      933,910
Partnership valuation before taxes and certain costs........   30,641,495
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................    4,433,556
Less: Closing costs.........................................      942,737
Estimated net valuation of your partnership.................   25,265,202
Percentage of estimated net valuation allocated to units....          100%
Estimated net valuation of units............................   25,265,202
          Total number of units.............................       49,995
Estimated valuation per unit................................       505.00
                                                              -----------
Cash consideration per unit.................................       505.00
                                                              -----------


     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $25 per Preferred OP Unit to get 20.20 Preferred OP Units per unit.



     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $       to get        Common
       OP Units per unit. The average closing price of AIMCO's Class A Common
       Stock on the NYSE for the 20 trading days prior to             , 1999 was
       $          .



     - The total net valuation of all partnerships in which the AIMCO Operating Partnership is making similar exchange offers, and which were valued
       using the same methods as used for your partnership, is $       , of
       which, $       or      % is the net valuation of your partnership.


                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units since it did not participate in the structuring of the offer and has substantial conflicts of interest with regard to the offer. However, for all of the reasons discussed herein, we and your general partner believe that the offer is fair to you and the other holders of units in your partnership. We also reasonably believe that the similar offers to the limited partners of the other partnerships are fair to such limited partners. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, your general partner (which is our subsidiary) and the AIMCO Operating Partnership considered the following factors and information:


        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's properties has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are substantially the financial equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"


        7. The fact that the units are illiquid and the offer provides holders of units with liquidity. However, we did review whether trading information was available.


        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes by electing to accept Preferred OP Units or Common OP Units.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.


        11. The estimated unit value of $505.00, based on a total estimated value of your partnership's properties of $51,991,000. Your general partner (which is our subsidiary) has no present intention to liquidate your partnership or to sell or refinance your partnership's properties. See "Background and Reasons for the Offer". See "Valuation of Units" for a detailed explanation of the methods we used to value your partnership.


        12. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $40.40 per year on the number of Preferred OP Units, or distributions of $ per year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended September 30, 1998 were $16.07. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."


        13. The offer consideration in light of any previous tender offers and the results of such offers since the results of the offer indicate a price at which some limited partners sold their units. See "Background and Reasons for the Offer -- Background of the Offer -- Previous Tender Offers" and "Your Partnership -- Beneficial Ownership of Interests in Your Partnership."



     In evaluating these factors, your general partner (which is our subsidiary) and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

     Your general partner (which is our subsidiary) has not retained an unaffiliated representative to act on behalf of the limited partners in negotiating the terms of the offer since each individual limited partner can make his own decision as to whether or not to tender and what consideration to take. Unlike a merger or other form of partnership reorganization, a majority or more of the holders of limited partnership interests in your partnership cannot bind you. If an unaffiliated representative had been obtained, it is possible that such representative could have negotiated a higher price for your units than was unilaterally offered by the AIMCO Operating Partnership. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of the offer consideration from a financial point of view.


FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     Your general partner (which is our affiliate) makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties and, although there are other ways to value real estate, is a reasonably fair method to determine the consideration offered. A liquidation in the future might generate a higher or lower price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS


     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.


COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, your general partner (which is our affiliate) has attempted to compare the cash offer consideration against: (a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."


     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by your general partner (which is our subsidiary). These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.



     In addition, these estimates are based upon certain information available to your general partner (which is our subsidiary) at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.



     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2022, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.


                                COMPARISON TABLE


                                                                     PER UNIT
                                                                ------------------
Cash offer price............................................    $505.00
Partnership preferred units.................................    505.00(1)
Partnership common units....................................    505.00(1)
Alternatives:
  Prices on secondary market................................    $175.00 to $500.00
  Estimated liquidation proceeds............................    $505.00
  Estimated going concern value.............................    $448.00
  Net book value............................................    $156.00
  General partner's estimate net asset value................    $715.00


---------------


(1) In our discussion of the offer price as being fair with regard to other methods of valuing the partnership, we believe the number of Common OP Units and Preferred OP Units to be issued per unit in the offer to be equal to the cash price per unit. Therefore, the fairness discussion applies equally to the cash and non-cash forms of consideration being effected. See "Valuation of the Units" for details of how the number of OP Units was determined.



  Prices on Secondary Market



     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from your general partner (which is our subsidiary) from November 1, 1995 to July 31, 1998 an aggregate of 1,419 units (representing approximately 2.8% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from November 1, 1995 to July 31, 1998, as reported by your general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                             SHELTER PROPERTIES IV

                   REPORTED SALES PRICES OF PARTNERSHIP UNITS


                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended October 31, 1998:
  Fourth Quarter..................................    $           $            $           $
  Third Quarter...................................     488.33      380.00             (c)         (c)
  Second Quarter..................................     490.00      351.00       345.00      421.00
  First Quarter...................................     500.00      320.00       330.00      351.00
Fiscal Year Ended October 31, 1997:
  Fourth Quarter..................................     380.06      315.20       330.00      348.00
  Third Quarter...................................     375.00      265.00       320.00      380.00
  Second Quarter..................................     360.00      285.20       320.00      375.00
  First Quarter...................................     297.00      250.00       285.00      350.00
Fiscal Year Ended October 31, 1996:
  Fourth Quarter..................................     363.00      217.00       275.00      300.00
  Third Quarter...................................     280.00      260.00           --          --
  Second Quarter..................................     250.00      250.00           --          --
  First Quarter...................................     363.00      175.00           --          --


---------------


(a) Although the general partner requests and sometimes receives information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).


(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.


     The known secondary market prices are less than our cash offer price and, thus, we believe our offer price is fair in relation to the secondary market prices.



  Prior Tender Offers.



     Prior to our merger with Insignia, an affiliate of Insignia purchased units in your partnership for $500.00. We believe that our offer consideration of $505.00 is fair in relation to the consideration in that prior tender offer.

  Estimated Liquidation Proceeds


     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. Your general partner (which is our subsidiary) estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.


     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner (which is our affiliate) considered, among other things, the following valuations:


  Appraisals





     Each of your partnership's properties was appraised in 1997 by an independent third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a requirement in your partnership's agreement of limited partnership and not in connection with the offer. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those reports was $32,000,000 for Baymeadows Apartments on November 24, 1997; $12,700,000 for Quail Run Apartments on November 19, 1997; and $14,300,000 for Countrywood Village Apartments on December 9, 1997. Such appraisals are not expected to be updated. The total value of the appraised properties is $59,000,000 and was not brought down to a per unit basis since such appraisals do not reflect the mortgages encumbering the properties of $25,048,382 (including interest), other assets and liabilities of the partnership or any costs of sales of the properties as reflected in "Valuation of the Units." However, using the appraisal amount instead of the "estimated gross valuation of your partnership's properties" in the table in the "Valuation of Units" would result in a higher amount per unit than our offer. However, we also believe that, based on the condition of the properties, the appraisals substantially overstate their value. For instance, we have recently received a report prepared in the ordinary course of our business by an independent third party that there is at least $4,400,000 of deferred maintenance costs required at all three properties. Such maintenance costs consist primarily of repairs outside the buildings and new roofing. The appraisals did not take into account the deferred maintenance costs of the partnership's properties. Therefore, we believe that the appraisals are less meaningful in assessing the fairness of our offer consideration than the analysis described above under "Valuation of Units." On this basis, we believe that our offer consideration is fair in relation to such appraisal amounts. A copy of the summaries of the appraisals has been filed as an exhibit to the Tender Offer Statement on Schedule 14D-1 filed with the SEC by Cooper River Properties, L.L.C. (which is now our subsidiary).

     General Partner's Annual Estimates of Net Asset Value. Your general partner (which is our subsidiary) prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of October 31, 1997 was $715.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations discussed under "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration -- Estimated Liquidation Proceeds," (ii) costs associated with winding up the partnership, (iii) the distribution paid by your partnership of $16.07 per unit for the nine months ended July 31, 1998, or (iv) the $4,400,000 in deferred maintenance costs. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units." Since our estimated liquidation value is the same as our offer price, we believe that our offer consideration (whether cash or OP Units) is fair in relation to the estimated liquidation value.



  Estimated Going Concern Value



     Going concern value is a measure of the value of your partnership if it continued operating as an independent stand-alone entity. The estimated value of the partnership on a going concern basis is not intended to reflect the distributions payable to limited partners if its assets were to be sold at their current fair market value. The general partner of your partnership estimated the going-concern value of your partnership by analyzing projected cash flows and performing a discounted cash flow analysis. The general partner of your partnership assumed that your partnership will be operated in the same manner as currently, as an independent stand-alone entity, and its assets sold in a liquidation after a ten-year holding period. Distribution and sale proceeds per partnership unit were discounted in the projections at a rate of 17.5%.



     The general partner of your partnership assumed that real estate selling costs will be incurred which will equal 3% of the sales price. This analysis assumes that the partnership property will be sold in a liquidation, at the expiration of the ten-year holding period, to an independent third-party buyer. Upon such liquidation, other balance sheet assets (excluding amortizing assets) and liabilities of your partnership will be sold at their book value, and the net proceeds of sale will be allocated between the general partners and offerees in accordance with your partnership's agreement of limited partnership. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners of your partnership's cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.



     The going concern method relies on a number of assumptions, including among other things, (i) rental rates for new leases and lease renewals; (ii) improvements needed to prepare an apartment for a new lease or a renewal lease;
(iii) lease periods; (iv) capital expenditures; (v) broker's commissions; and
(vi) discount rates applied to future cash flows. The use of assumptions or variables that differ from those described above could produce substantially different results. Neither we nor the general partner of your partnership solicited any offers or inquiries from prospective buyers of the property owned by your partnership in connection with the preparation of the estimates of value of the properties and the actual amounts for which the partnership's properties or the partnership could be sold could be significantly higher or lower than any of the estimates contained herein. The estimated going concern value of your partnership is $448 per unit, which value is below our offer price per unit. Therefore, we believe the offer price is fair in relation to the going concern value.

  Net Book Value



     Net book value per unit is only $156.00 and is substantially below the offer price. Net book value would not be a fair price to offer since it does not reflect market values for the apartments but original costs less depreciation.


ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership. Accordingly, 100% of the estimated liquidation proceeds are assumed to be distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.


     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against any losses, claims, damages, liabilities or expenses to which Stanger may be subject, under any applicable federal or state law, including federal and state securities laws, arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.


EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major NYSE member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED


     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending July 31, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's real estate assets (the "property") provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's property for 1996 and 1997 and through July 31, 1998; (v) reviewed operating budgets for your partnership's property for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's property; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's property and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; and (x) conducted other studies, analysis and inquiries as Stanger deemed appropriate.



     A summary of the operating budgets per property for the year ended December 31, 1998, which was supplied by your partnership to Stanger, is as follows:



                        CALENDAR 1998 OPERATING BUDGETS



                                                   COUNTRYWOOD    QUAIL RUN    BAYMEADOWS
                                                   -----------   -----------   -----------
Total Revenues...................................  $ 2,656,541   $ 2,487,275   $ 6,445,183
Operating Expenses...............................   (1,066,183)   (1,116,562)   (3,301,692)
Replacement Reserves -- Net......................     (185,429)     (263,870)     (511,858)
Debt Service.....................................     (483,696)     (624,360)   (1,548,240)
Capital Expenditures.............................     (100,940)      (26,800)     (373,300)
                                                   -----------   -----------   -----------
          Net Cash Flow..........................  $   820,293   $   455,683   $   710,093
                                                   ===========   ===========   ===========



     The above budgets at the time they were made was forward-looking information developed by the general partner of your partnership. Therefore, the budgets were dependent upon future events with respect to the ability of your partnership to meet such budget. The budgets incorporated various assumptions including, but not limited to, lease revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, and working capital levels. While we deemed such budgets to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated or that the circumstances will actually occur. Any estimate of the future performance of a business, such as your partnership's business, is forward-looking and based on assumptions some of which inevitably will prove to be incorrect.



     The budget amounts provided above are figures that were not computed in accordance with generally accepted accounting principals ("GAAP"). Historically, budgeted operating results for a particular fiscal year have differed significantly in certain respects from the actual operating results for that year. In particular, items that are categorized as capital expenditures for purposes of preparing the operating budget are often re-categorized as expenses when the financial statements are audited and presented in accordance with GAAP. Therefore, the summary operating budget presented for fiscal 1998 should not necessarily be considered as indicative of what the audited operating results for fiscal 1998 will be.


     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the property, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's property including any deferred maintenance, and other factors influencing value of your partnership's property and your partnership. Stanger also performed site inspections of your partnership's property, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's property.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's property during October and November 1998. In the course of the site visit, the physical facilities of your partnership's property were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's property and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix or square footage; and information relating to the condition of the property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the nine month period ending July 31, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's property.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's property, and expectations of management regarding operating results of your partnership's property.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.


     Review of Partnership Liquidation Analysis. Stanger reviewed the liquidation value calculation prepared by the management of your partnership. Stanger observed that such liquidation value was based upon the gross property valuation estimate prepared by management, which in turn is based upon fiscal year 1997 net operating income capitalized at capitalization rates ranging from 9.75% to 10.00%. Stanger further observed that the gross property valuation was adjusted for the following additional items to achieve the liquidation value of your partnership: (i) cash, other assets, mortgage indebtedness and other liabilities determined as of December 31, 1997; (ii) estimated closing costs equal to approximately 2.5% of gross real estate value; and (iii) extraordinary capital expenditure estimates in the amount of $4,433,556. Stanger observed that your partnership liquidation value of $25,265,202 was divided by the total units outstanding of 49,995 to achieve the liquidation value per unit of $505.00.



     Review of Partnership Going Concern Analysis. Stanger reviewed the going concern value calculation prepared by management of your partnership. Stanger observed that such going concern value was based upon the discounted present value of projected cash flows from the partnership over a ten-year period of operation. Such discounted cash flows were based upon year one net operating income from the real estate portfolio of $5,104,000 escalated at 3% per annum for the ten-year projection period. Net operating income was reduced by: (i) partnership administrative expenses of $299,000 per annum; and (ii) debt service on existing debt through maturity or the end of ten years, whichever occurs first. For debt which matures during the ten-year period, a refinancing at a 7% interest rate was assumed. At the end of the ten-year projection period, the properties were assumed to be sold based upon: (i) net operating income for the immediately following year capitalized at a capitalization rate of 10.25% to 10.50%; and (ii) expenses of sale estimated at 3% of property value. Stanger observed that the proceeds of sale were reduced by the estimated debt balance at the end of the tenth year to provide net proceeds from the sale of your partnership's property.



     The resulting cash flows for the ten-year period were discounted to present value at a discount rate of 17.5%. Stanger observed that such discount rate was based upon the portfolio real estate discount rate of 12.5%, adjusted for leverage risk and illiquidity risk. Stanger observed that the resulting partnership going concern value was divided by units outstanding of 49,995 to achieve management's estimate of going concern value of $448 per unit.



     Review of Secondary Market Prices. Stanger maintains a database of secondary market information. Stanger observed for its data that 171 units were reported traded in the secondary market during the first nine months of 1998 at prices ranging from $355 to $523 and averaged $407. Stanger observed that the units traded represent only 0.3% of the outstanding partnership units.



     Comparison of Offer Price to Liquidation Value, Going Concern Value and Secondary Market Price. Stanger observed that the offer price of $505 per unit is equal to management's estimate of liquidation value, and reflects a 12.7% premium to management's estimate of going concern value of $448 and a 24.1% premium to the average secondary market price per unit of $407. Stanger further observed that investors may select cash, Common OP Units or Preferred OP Units in exchange for their partnership units or they may elect to continue to hold their partnership units. Stanger further observed that the Common OP Units will
be priced at $     per unit, an amount which equals the average closing price for the common shares into which such Common OP Units are convertible, for the 20 days prior to the effective date of the Transaction. Furthermore, Stanger observed that the Preferred OP Units to be issued in the transaction will be based upon the liquidation preference of $25. Stanger noted that the Preferred OP Units are redeemable for, at AIMCO's option, either: (i) $25 in cash per Preferred OP Unit; (ii) common stock of AIMCO based upon a 20-day average price at the time of the requested redemption; or (iii) preferred stock of AIMCO with a dividend equal to the dividend payable on the Preferred OP Units redeemed. Stanger observed that the 20-day average price of the AIMCO common stock is
$          , as of                and therefore an investor receiving AIMCO
common shares in redemption of the Preferred OP Units would receive
shares with a value approximating $     for each $25 Preferred OP Unit redeemed,
based upon AIMCO's common share price as of                . Stanger further
observed that average dividend yield on AIMCO's Class      ,      ,      and
     preferred shares is      %. Stanger observed that an investor redeeming $25
in Preferred OP Units would receive approximately           shares of AIMCO's
preferred stock with a value approximating $          , based upon the price of
AIMCO preferred shares as of                .


CONCLUSIONS


     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view. Stanger has rendered similar fairness opinions with regard to certain other exchange offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer. The Fairness Opinion does not address the fairness of all possible acquisitions of interests in your partnership. In addition, the Fairness Opinion will not be revised to reflect the actual participation in the offer.


ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between your general partner (which is our affiliate), special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's property, and the transaction costs and fees associated with a sale of the property. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's property that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's property or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's property are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's property is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.


     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units, nor did Stanger address the fairness of all possible acquisitions of interests in the partnership. The opinion will not be revised to reflect the actual results of the offer. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.


     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS


     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the subject of similar offers. Stanger will be paid a fee by AIMCO of $17,000 with respect to your partnership. The estimated aggregate fee payable to Stanger in connection with all affiliated partnerships is estimated at $1,510,000, plus out-of-pocket expenses estimated at $61,000. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger was engaged by AIMCO during 1997 to represent AIMCO in negotiations to acquire interests in a real estate limited partnership. Such transaction was never consummated and no fee was ever paid to Stanger in connection with such proposed transaction.

                     COMPARISON OF YOUR PARTNERSHIP AND THE
                          AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership         The AIMCO Operating Partnership is organized
organized under South Carolina law.               as a Delaware limited partnership. The AIMCO
                                                  Operating Partnership owns interests (either
                                                  directly or through subsidiaries) in
                                                  numerous multifamily apartment properties.
                                                  The AIMCO Operating Partnership conducts
                                                  substantially all of the operations of
                                                  AIMCO, a corporation organized under
                                                  Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited         The term of the AIMCO Operating Partnership
partners as a finite life investment, with        continues until December 31, 2093, unless
limited partners to receive regular cash          the AIMCO Operating Partnership is dissolved
distributions out of your partnership's Net       sooner pursuant to the terms of the AIMCO
Cash from Operations (as defined in your          Operating Partnership's agreement of limited
partnership's agreement of limited partner-       partnership (the "AIMCO Operating
ship). The termination date of your               Partnership Agreement") or as provided by
partnership is December 31, 2022.                 law. See "Description of OP Units --
                                                  General" and "Description of OP
                                                  Units -- Dissolution and Winding Up" in the
                                                  accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed for the          The purpose of the AIMCO Operating
purpose of acquiring existing apartment           Partnership is to conduct any business that
properties which offer the potential for          may be lawfully conducted by a limited
appreciation in value and cash distributions      partnership organized pursuant to the
to the partners from operations. Subject to       Delaware Revised Uniform Limited Part-
restrictions contained in your partnership's      nership Act (as amended from time to time,
agreement of limited partnership, your            or any successor to such statute) (the
partnership may perform all acts necessary,       "Delaware Limited Partnership Act"),
advisable or convenient to the business of        provided that such business is to be
your partnership including borrowing money        conducted in a manner that permits AIMCO to
and creating liens.                               be qualified as a REIT, unless AIMCO ceases
                                                  to qualify as a REIT. The AIMCO Operating
                                                  Partner-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  ship is authorized to perform any and all
                                                  acts for the furtherance of the purposes and
                                                  business of the AIMCO Operating Partnership,
                                                  provided that the AIMCO Operating
                                                  Partnership may not take, or refrain from
                                                  taking, any action which, in the judgment of
                                                  its general partner could (i) adversely
                                                  affect the ability of AIMCO to continue to
                                                  qualify as a REIT, (ii) subject AIMCO to
                                                  certain income and excise taxes, or (iii)
                                                  violate any law or regulation of any
                                                  governmental body or agency (unless such ac-
                                                  tion, or inaction, is specifically consented
                                                  to by AIMCO). Subject to the foregoing, the
                                                  AIMCO Operating Partnership may invest in or
                                                  enter into partnerships, joint ventures, or
                                                  similar arrangements. The AIMCO Operating
                                                  partnership currently invests, and intends
                                                  to continue to invest, in a real estate
                                                  portfolio primarily consisting of
                                                  multifamily rental apartment properties.

                               Additional Equity


The general partner of your partnership is        The general partner is authorized to issue
authorized to issue additional limited            additional partnership interests in the
partnership interests in your partnership         AIMCO Operating Partnership for any
and may admit additional limited partners by      partnership purpose from time to time to the
selling no more than 40,000 units for cash        limited partners and to other persons, and
to selected persons who fulfill the               to admit such other persons as additional
requirements set forth in your partnership's      limited partners, on terms and conditions
agreement of limited partnership. The             and for such capital contributions as may be
capital contribution need not be equal for        established by the general partner in its
all limited partners and no action or con-        sole discretion. The net capital
sent is required in connection with the           contribution need not be equal for all OP
admission of any additional limited               Unitholders. No action or consent by the OP
partners.                                         Unitholders is required in connection with
                                                  the admission of any additional OP
                                                  Unitholder. See "Description of OP
                                                  Units -- Management by the AIMCO GP" in the
                                                  accompanying Prospectus. Subject to Delaware
                                                  law, any additional partnership interests
                                                  may be issued in one or more classes, or one
                                                  or more series of any of such classes, with
                                                  such designations, preferences and relative,
                                                  participating, optional or other special
                                                  rights, powers and duties as shall be
                                                  determined by the general partner, in its
                                                  sole and absolute discretion without the
                                                  approval of any OP Unitholder, and set forth
                                                  in a written document thereafter attached to
                                                  and made an exhibit to the AIMCO Operating
                                                  Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of             The AIMCO Operating Partnership may lend or
limited partnership, the general partner          contribute funds or other assets to its
will not purchase or lease any real property      subsidiaries or other persons in which it
from your partnership, borrow                     has an equity investment,

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

any funds from your partnership, or sell or       and such persons may borrow funds from the
lease any property to your partnership,           AIMCO Operating Partnership, on terms and
either directly or indirectly through an          conditions established in the sole and
affiliate or any other partnership in which       absolute discretion of the general partner.
a general partner has an interest, provided,      To the extent consistent with the business
however, that a general partner or an             purpose of the AIMCO Operating Partnership
affiliate may purchase property in their own      and the permitted activities of the general
name and temporarily hold title thereto for       partner, the AIMCO Operating Partnership may
your partnership or any other purpose             transfer assets to joint ventures, limited
related to the business of your partner-          liability companies, partnerships,
ship, provided further that (1) the property      corporations, business trusts or other
is purchased by your partnership for a price      business entities in which it is or thereby
no greater than the cost of the property to       becomes a participant upon such terms and
a general partner or affiliate, (2) there is      subject to such conditions consistent with
no difference in the interest rates of the        the AIMCO Operating Partnership Agreement
loans secured by the property at the time         and applicable law as the general partner,
acquired by a general partner or affiliate        in its sole and absolute discretion,
and at the time acquired by your                  believes to be advisable. Except as
partnership, and (3) neither the general          expressly permitted by the AIMCO Operating
partner nor any affiliate receives any other      Partnership Agreement, neither the general
economic advantage by reason of holding or        partner nor any of its affiliates may sell,
having held title to the property. The            transfer or convey any property to the AIMCO
general partner may not receive interest and      Operating Partnership, directly or
other financing charges on loans to your          indirectly, except pursuant to transactions
partnership in excess of the lesser of the        that are determined by the general partner
rates currently being paid by a general           in good faith to be fair and reasonable.
partner or an affiliate for borrowed funds
or two points over the South Carolina
National Bank prime interest rate, or
subject any asset of your partnership to a
mortgage, deed of trust or security interest
as security for repayment of a loan to your
partnership by a general partner or any
affiliate or provide permanent financing for
any assets of your partnership. In addition,
your partnership will not grant to a general
partner or an affiliate an exclusive right
or an exclusive employment to sell your
partnership's properties. Your partnership
may not enter into any contract with a
general partner or an affiliate unless the
contract provides that it may be terminated
by your partnership without penalty upon 60
days written notice.

                               Borrowing Policies


The general partner of your partnership is        The AIMCO Operating Partnership Agreement
authorized to borrow money on behalf of your      contains no restrictions on borrowings, and
partnership. The general partner cannot, in       the general partner has full power and
connection with the acquisition of                authority to borrow money on behalf of the
properties, subject any property of your          AIMCO Operating Partnership. The AIMCO
partnership to one or more mortgages, deeds       Operating Partnership has credit agreements
of trust and other security interests, so         that restrict, among other things, its
that the aggregate amount of indebtedness         ability to incur indebtedness. See "Risk
secured by mortgages, deeds of trust and          Factors -- Risks of Significant
other security interests to which all other       Indebtedness" in the accompanying
assets of your partnership are subject,           Prospectus.
immediately after such action, is greater
than 80% of the aggregate amount of the
purchase prices of such properties or, in
connection with the refinancing of a
property, subject a property to secured
indebtedness

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

exceeding 80% of the value of such property.
Except in connection with the acquisition or improvement of properties or the refinancing of previous obligations, the general partner may not mortgage or subject to the encumbrance of a mortgage, deed of trust or other security interest substantially all of the assets of your partnership at one time or from time to time without the approval of limited partners holding a majority of the outstanding units. The general partner also may not cause your partnership to incur, at any time, in connection with the financing of a property, long-term secured indebtedness exceeding 80% of the value of such property or new financing, including any "wrap-around" or "all-inclusive" obli-gation, containing a balloon payment due in less than the later of (1) ten years or (2) three years beyond the anticipated holding period of the property. The general partner may not allow any creditor who makes a non-recourse loan to your partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profit, gain, capital or other property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of             Each OP Unitholder has the right, upon
limited partnership, each partner has the         written demand with a statement of the
right to receive by mail, upon written            purpose of such demand and at such OP
request to your partnership and at his cost,      Unitholder's own expense, to obtain a
a list of the names and addresses of the          current list of the name and last known
limited partners and the number of units          business, residence or mailing address of
held by each of them, provided such request       the general partner and each other OP
is for a purpose reasonably related to such       Unitholder.
limited partner's interest in your
partnership.

                               Management Control


Under your partnership's agreement of             All management powers over the business and
limited partnership, the general partner has      affairs of the AIMCO Operating Partnership
complete and exclusive control over the           are vested in AIMCO-GP, Inc., which is the
management of your partnership's business         general partner. No OP Unitholder has any
and affairs, and the limited partners have        right to participate in or exercise control
no right to participate in the management or      or management power over the business and
conduct of your partnership's business or         affairs of the AIMCO Operating Partner-
affairs nor any power or authority to act on      ship. The OP Unitholders have the right to
behalf of your partnership in any respect         vote on certain matters described under
whatsoever. Subject to certain restrictions       "Comparison of Ownership of Your Units and
in your partnership's agreement of limited        AIMCO OP Units -- Voting Rights" below. The
partnership, the general partner has the          general partner may not be removed by the OP
right, power and authority, on behalf of          Unitholders with or without cause.
your partnership, and in its name, to
exercise all rights, powers and authority of      In addition to the powers granted a general
a partner of a partnership without limited        partner of a limited partnership under
partners under South Carolina partnership         applicable law or that
law. No limited partner (except one who

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

may also be a general partner, and then only      are granted to the general partner under any
in his capacity as general partner) may           other provision of the AIMCO Operating
participate in or has any control over your       Partnership Agreement, the general partner,
partnership's business or ha any authority        subject to the other provisions of the AIMCO
to act for or bind your partnership.              Operating Partnership Agreement, has full
                                                  power and authority to do all things deemed
                                                  necessary or desirable by it to conduct the
                                                  business of the AIMCO Operating Partner-
                                                  ship, to exercise all powers of the AIMCO
                                                  Operating Partnership and to effectuate the
                                                  purposes of the AIMCO Operating Partnership.
                                                  The AIMCO Operating Partnership may incur
                                                  debt or enter into other similar credit,
                                                  guarantee, financing or refinancing
                                                  arrangements for any purpose upon such terms
                                                  as the general partner determines to be
                                                  appropriate, and may perform such other acts
                                                  and duties for and on behalf of the AIMCO
                                                  Operating Partnership as are provided in the
                                                  AIMCO Operating Partnership Agreement. The
                                                  general partner is authorized to execute,
                                                  deliver and perform certain agreements and
                                                  transactions on behalf of the AIMCO
                                                  Operating Partnership without any further
                                                  act, approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of             Notwithstanding anything to the contrary set
limited partnership, the general partner is       forth in the AIMCO Operating Partnership
not liable to your partnership or the             Agreement, the general partner is not liable
limited partners for any act or failure to        to the AIMCO Operating Partnership for
act if such act or failure to act was             losses sustained, liabilities incurred or
performed in a manner determined by him or        benefits not derived as a result of errors
it in good faith to be within the scope of        in judgment or mistakes of fact or law of
his or its authority and to be in the best        any act or omission if the general partner
interest of your partnership, and if he or        acted in good faith. The AIMCO Operating
it was not guilty of negligence, misconduct       Partnership Agreement provides for
or a breach of fiduciary obligations in such      indemnification of AIMCO, or any director or
act or failure to act. In addition, your          officer of AIMCO (in its capacity as the
partnership will indemnify the general            previous general partner of the AIMCO
partner or its affiliates for any act or          Operating Partnership), the general partner,
failure to act as described above. Your           any officer or director of general partner
partnership will not furnish any indem-           or the AIMCO Operating Partnership and such
nification as to liabilities arising under        other persons as the general partner may
federal securities laws. The indemnification      designate from and against all losses,
includes payment of reasonable attorney's         claims, damages, liabilities, joint or
fees or other expenses incurred in settling       several, expenses (including legal fees),
any claim or liability or incurred in any         fines, settlements and other amounts
finally adjudicated judicial proceedings,         incurred in connection with any actions
and expenses incurred by the removal of any       relating to the operations of the AIMCO
liens affecting any property of the person        Operating Partnership, as set forth in the
to be indemnified. Indemnification will be        AIMCO Operating Partnership Agreement. The
made from assets of your partnership and no       Delaware Limited Partnership Act provides
limited partner will be personally liable to      that subject to the standards and
any person to be indemnified.                     restrictions, if any, set forth in its
                                                  partnership agreement, a limited partnership
                                                  may, and shall have the power to, indemnify
                                                  and hold harmless any partner or other
                                                  person from and against any and all

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  claims and demands whatsoever. It is the
                                                  position of the Securities and Exchange
                                                  Commission that indemnification of directors
                                                  and officers for liabilities arising under
                                                  the Securities Act is against public policy
                                                  and is unenforceable pursuant to Section 14
                                                  of the Securities Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of             Except in limited circumstances, the general
limited partnership, the limited partners         partner has exclusive management power over
may remove a general partner and appoint a        the business and affairs of the AIMCO
successor general partner upon a vote of the      Operating Partnership. The general partner
limited partners owning more than 50% of the      may not be removed as general partner of the
outstanding units. A general partner may          AIMCO Operating Partnership by the OP
resign, with the consent of a majority of         Unitholders with or without cause. Under the
the limited partners, if the general partner      AIMCO Operating Partnership Agreement, the
nominates a substitute general partner whose      general partner may, in its sole discretion,
admission will not terminate the status of        prevent a transferee of an OP Unit from
your partnership for federal income tax           becoming a substituted limited partner
purposes. No person may be admitted as a          pursuant to the AIMCO Operating Partnership
substitute general partner unless: (1) such       Agreement. The general partner may exercise
person agrees to become a substitute general      this right of approval to deter, delay or
partner; (2) the limited partners holding         hamper attempts by persons to acquire a
more than 50% of the outstanding units            controlling interest in the AIMCO Operating
consent to the admission of such person; and      Partnership. Additionally, the AIMCO
(3) such person executes and acknowledges         Operating Partnership Agreement contains
such instruments as the general partner           restrictions on the ability of OP
deems necessary or advisable, including a         Unitholders to transfer their OP Units. See
written acceptance and adoption of your           "Description of OP Units -- Transfers and
partnership's agreement of limited                Withdrawals" in the accompanying Prospectus.
partnership.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited           With the exception of certain circumstances
partnership may be amended by the general         set forth in the AIMCO Operating Partnership
partner without the consent of the limited        Agreement, whereby the general partner may,
partners if such amendment: (1) adds to the       without the consent of the OP Unitholders,
representations, duties or obligations of         amend the AIMCO Operating Partnership
the general partner or surrenders any right       Agreement, amendments to the AIMCO Operating
or power granted to the general partner, for      Partnership Agreement require the consent of
the benefit of the limited partners; (2)          the holders of a majority of the outstanding
cures any ambiguity, corrects or supplements      Common OP Units, excluding AIMCO and certain
any provision which may be inconsistent with      other limited exclusions (a "Majority in
any other provision, or makes any other           Interest"). Amendments to the AIMCO
provisions with respect to matters or             Operating Partnership Agreement may be
questions arising under your partnership's        proposed by the general partner or by
agreement of limited partnership which will       holders of a Majority in Interest. Following
not be inconsistent with the provisions of        such proposal, the general partner will
your partnership's agreement of limited           submit any proposed amendment to the OP
partnership; or (3) deletes or adds any           Unitholders. The general partner will seek
provision required by applicable law. Other       the written consent of the OP Unitholders on
amendments to your partnership's agreement        the proposed amendment or will call a
of limited partnership must be approved by        meeting to vote thereon. See "Description of
the limited partners owning more than 50% of      OP Units -- Amendment of the AIMCO Operating
the outstanding units. No amendment may           Partnership Agreement" in the accompanying
change your partnership to a general              Prospectus.
partnership, extend your partnership's
termination date beyond December 31, 2022,
or change the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

liability of the general partner or the
limited liability of the limited partners.
In addition, any amendment that alters the rights, powers or duties of the general partner under your partnership's agreement of limited partnership may not be made without the consent of the general partner affected.

                             Compensation and Fees


The general partner of your partnership does      The general partner does not receive
not receive an annual management fee as           compensation for its services as general
compensation but may receive reimbursements       partner of the AIMCO Operating Partnership.
for expenses incurred in its capacity as          However, the general partner is entitled to
general partner.                                  payments, allocations and distributions in
                                                  its capacity as general partner of the AIMCO
                                                  Operating Partnership. In addition, the
                                                  AIMCO Operating Partnership is responsible
                                                  for all expenses incurred relating to the
                                                  AIMCO Operating Partnership's ownership of
                                                  its assets and the operation of the AIMCO
                                                  Operating Partnership and reimburses the
                                                  general partner for such expenses paid by
                                                  the general partner. The employees of the
                                                  AIMCO Operating Partnership receive
                                                  compensation for their services.

                             Liability of Investors


Under your partnership's agreement of             Except for fraud, willful misconduct or
limited partnership, no limited partner is        gross negligence, no OP Unitholder has
liable for the debts, liabilities, contracts      personal liability for the AIMCO Operating
or any other obligations of your                  Partnership's debts and obligations, and
partnership. A limited partner will be            liability of the OP Unitholders for the
liable only to make his capital contribution      AIMCO Operating Partnership's debts and
and will not be required to lend any funds        obligations is generally limited to the
to your partnership or, after his capital         amount of their investment in the AIMCO
contribution is paid, to make any further         Operating Partnership. However, the
capital contributions to your partnership.        limitations on the liability of limited
                                                  partners for the obligations of a limited
                                                  partnership have not been clearly
                                                  established in some states. If it were
                                                  determined that the AIMCO Operating Part-
                                                  nership had been conducting business in any
                                                  state without compliance with the applicable
                                                  limited partnership statute, or that the
                                                  right or the exercise of the right by the
                                                  holders of OP Units as a group to make
                                                  certain amendments to the AIMCO Operating
                                                  Partnership Agreement or to take other
                                                  action pursuant to the AIMCO Operating
                                                  Partnership Agreement constituted
                                                  participation in the "control" of the AIMCO
                                                  Operating Partnership's business, then a
                                                  holder of OP Units could be held liable
                                                  under certain circumstances for the AIMCO
                                                  Operating Partnership's obligations to the
                                                  same extent as the general partner.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                Fiduciary Duties


Under your partnership's agreement of             Unless otherwise provided for in the
limited partnership, the general partner          relevant partnership agreement, Delaware law
must diligently and faithfully devote such        generally requires a general partner of a
of its time to the business of your               Delaware limited partnership to adhere to
partnership as may be necessary to properly       fiduciary duty standards under which it owes
conduct the affairs of your partnership. The      its limited partners the highest duties of
general partner has a fiduciary                   good faith, fairness and loyalty and which
responsibility for the safekeeping and use        generally prohibit such general partner from
of all funds and assets of your partnership,      taking any action or engaging in any
whether or not in its immediate possession        transaction as to which it has a conflict of
or control and may not employ or permit an-       interest. The AIMCO Operating Partnership
other to employ such funds or assets in any       Agreement expressly authorizes the general
manner except for the benefit of your             partner to enter into, on behalf of the
partnership. The general partner also may         AIMCO Operating Partnership, a right of
not commingle the funds of your partnership       first opportunity arrangement and other
with the funds of any other person. The           conflict avoidance agreements with various
general partner and any of its affiliates         affiliates of the AIMCO Operating
and any of the limited partners may acquire       Partnership and the general partner, on such
real properties for their own account, or         terms as the general partner, in its sole
engage in the acquisition, development,           and absolute discretion, believes are
operation or management of real estate on         advisable. The AIMCO Operating Partnership
behalf of other partnerships, joint               Agreement expressly limits the liability of
ventures, corporations or other business          the general partner by providing that the
ventures formed by them or in which they may      general partner, and its officers and
have an interest, including business              directors will not be liable or accountable
ventures similar to, related to or in direct      in damages to the AIMCO Operating
or indirect competition with any business of      Partnership, the limited partners or as-
your partnership. Neither your partnership        signees for errors in judgment or mistakes
nor any other partner has any right in or to      of fact or law or of any act or omission if
such other business venture or income or          the general partner or such director or
profits derived therefrom. See "Your              officer acted in good faith. See
Partnership -- Fiduciary Responsibility of        "Description of OP Units -- Fiduciary
the General Partner of Your Partnership."         Responsibilities" in the accompanying
                                                  Prospectus.
In general, your partnership's agreement of
limited partnership and the AIMCO Operating
Partnership Agreement have limitations on
the liability of the general partner but
such limitations differ in terms and provide
more protection for the general partner of
the AIMCO Operating Partnership.

                            Federal Income Taxation


In general, there are no material                 The AIMCO Operating Partnership is not
differences between the taxation of your          subject to Federal income taxes. Instead,
partnership and the AIMCO Operating               each holder of OP Units includes in income
Partnership.                                      its allocable share of the AIMCO Operating
                                                  Partnership's taxable income or loss when it
                                                  determines its individual Federal income tax
                                                  liability.
                                                  Income and loss from the AIMCO Operating
                                                  Partnership may be subject to the passive
                                                  activity limitations. If an investment in an
                                                  OP Unit is treated as a passive activity,
                                                  income and loss from the AIMCO Operating
                                                  Partnership generally can be offset against
                                                  income and loss from other investments that
                                                  consti-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  tute "passive activities" (unless the AIMCO
                                                  Operating Partnership is considered a
                                                  "publicity traded partnership", in which
                                                  case income and loss from the AIMCO
                                                  Operating Partnership can only be offset
                                                  against other income and loss from the AIMCO
                                                  Operating Partnership). Income of the AIMCO
                                                  Operating Partnership, however, attributable
                                                  to dividends from the Management
                                                  Subsidiaries (as defined below) or interest
                                                  paid by the Management Subsidiaries does not
                                                  qualify as passive activity income and
                                                  cannot be offset against losses from "pas-
                                                  sive activities."
                                                  Cash distributions by the AIMCO Operating
                                                  Partnership are not taxable to a holder of
                                                  OP Units except to the extent they exceed
                                                  such Partner's basis in its interest in the
                                                  AIMCO Operating Partnership (which will
                                                  include such OP Unitholder's allocable share
                                                  of the AIMCO Operating Partnership's nonre-
                                                  course debt).
                                                  Each year, OP Unitholders receive a Schedule
                                                  K-1 tax form containing tax information for
                                                  inclusion in preparing their Federal income
                                                  tax returns.
                                                  OP Unitholders are required, in some cases,
                                                  to file state income tax returns and/or pay
                                                  state income taxes in the states in which
                                                  the AIMCO Operating Partnership owns
                                                  property or transacts business, even if they
                                                  are not residents of those states. The AIMCO
                                                  Operating Partnership may be required to pay
                                                  state income taxes in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment



The partnership interests in your   The Preferred OP Units constitute   The Common OP Units constitute
partnership constitute equity in-   equity interests entitling each     equity interests entitling each OP
terests entitling each partner to   holder of Preferred OP Units, when  Unitholder to such partner's pro
its pro rata share of               and as declared by the board of     rata share of cash distributions
distributions to be made to the     directors of the general partner    made from Available Cash (as such
partners of your partnership.       of the AIMCO Operating Part-        term is defined in the AIMCO
                                    nership, quarterly cash distribu-   Operating Partnership Agreement)
                                    tion at a rate of $0.50 per         to the partners of the AIMCO
                                    Preferred OP Unit, subject to ad-   Operating Partnership. To the
                                    justments from time to time on or   extent the AIMCO Operating
                                    after the fifth anniversary of the  Partnership sells or refi-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                    issue date of the Preferred OP      nances its assets, the net
                                    Units.                              proceeds therefrom generally will
                                                                        be retained by the AIMCO Operating
                                                                        Partnership for working capital
                                                                        and new investments rather than
                                                                        being distributed to the OP
                                                                        Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's          Except as otherwise required      Under the AIMCO Operating
agreement of limited              by applicable law or in the       Partnership Agreement, the
partnership, upon the vote        AIMCO Operating Partnership       OP Unitholders have voting
of the limited partners           Agreement, the holders of         rights only with respect to
owning more than 50% of the       the Preferred OP Units will       certain limited matters such
outstanding units, the            have the same voting rights       as certain amendments and
limited partners may: (1)         as holders of the Common OP       termination of the AIMCO
dissolve your partnership;        Units. See "Description of        Operating Partnership
(2) remove the general            OP Units" in the accompany-       Agreement and certain
partner; (3) amend your           ing Prospectus. So long as        transactions such as the
partnership's agreement of        any Preferred OP Units are        institution of bankruptcy
limited partnership, subject      outstanding, in addition to       proceedings, an assignment
to certain exceptions; (4)        any other vote or consent of      for the benefit of creditors
appoint a substitute general      partners required by law or       and certain transfers by the
partner; and (5) approve or       by the AIMCO Operating            general partner of its
disapprove the sale of all        Partnership Agreement, the        interest in the AIMCO
or substantially all of the       affirmative vote or consent       Operating Partnership or the
assets of your partnership.       of holders of at least 50%        admission of a successor
                                  of the outstanding Preferred      general partner.
A general partner may cause       OP Units will be necessary
the dissolution of your           for effecting any amendment       Under the AIMCO Operating
partnership by being removed      of any of the provisions of       Partnership Agreement, the
from office, retiring or          the Partnership Unit              general partner has the
becoming insolvent. Your          Designation of the Preferred      power to effect the
partnership will not              OP Units that materially and      acquisition, sale, transfer,
dissolve but will be              adversely affects the rights      exchange or other
continued by the limited          or preferences of the             disposition of any assets of
partners if: (1) all of the       holders of the Preferred OP       the AIMCO Operating
partners elect to continue        Units. The creation or            Partnership (including, but
the business of your              issuance of any class or          not limited to, the exercise
partnership, or (2) the re-       series of partnership units,      or grant of any conversion,
maining general partner           including, without                option, privilege or
elects to continue the            limitation, any partner-          subscription right or any
business within 90 days           ship units that may have          other right available in
following one of the above        rights senior or superior to      connection with any assets
events and nominates a            the Preferred OP Units,           at any time held by the
substitute general partner        shall not be deemed to            AIMCO Operating Partnership)
whose admission will not          materially adversely affect       or the merger,
terminate the status of your      the rights or preferences of      consolidation,
partnership for federal           the holders of Preferred OP       reorganization or other
income tax purposes.              Units. With respect to the        combination of the AIMCO
                                  exercise of the above             Operating Partnership with
In general, you have greater      described voting rights,          or into another entity, all
voting rights in your             each Preferred OP Units           without the consent of the
partnership than you will         shall have one (1) vote per       OP Unitholders.
have as an OP Unitholder. OP      Preferred OP Unit.
Unitholders cannot remove                                           The general partner may
the general partner of the                                          cause the dissolution of the
AIMCO Operating Partnership.                                        AIMCO Operating Partnership
                                                                    by an

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                    "event of withdrawal," as
                                                                    defined in the Delaware
                                                                    Limited Partnership Act
                                                                    (including, without limi-
                                                                    tation, bankruptcy), unless,
                                                                    within 90 days after the
                                                                    withdrawal, holders of a
                                                                    "majority in interest," as
                                                                    defined in the Delaware
                                                                    Limited Partnership Act,
                                                                    agree in writing, in their
                                                                    sole and absolute
                                                                    discretion, to continue the
                                                                    business of the AIMCO Op-
                                                                    erating Partnership and to
                                                                    the appointment of a
                                                                    successor general partner.
                                                                    The general partner may
                                                                    elect to dissolve the AIMCO
                                                                    Operating Partnership in its
                                                                    sole and absolute
                                                                    discretion, with or with-
                                                                    out the consent of the OP
                                                                    Unitholders. See
                                                                    "Description of OP
                                                                    Units -- Dissolution and
                                                                    Winding Up" in the
                                                                    accompanying Prospectus.
                                                                    OP Unitholders cannot remove
                                                                    the general partner of the
                                                                    AIMCO Operating Partnership
                                                                    with or without cause.

                                 Distributions


Your partnership's agreement      Holders of Preferred OP           Subject to the rights of
of limited partnership            Units will be entitled to         holders of any outstanding
specifies how the cash            receive, when and as              Preferred OP Units, the
available for distribution,       declared by the board of          AIMCO Operating Partnership
whether arising from              directors of the general          Agreement requires the
operations or sales or            partner of the AIMCO              general partner to cause the
refinancing, is to be shared      Operating Partnership,            AIMCO Operating Partnership
among the partners. Dis-          quarterly cash distributions      to distribute quarterly all,
tributions of Net Cash from       at the rate of $0.50 per          or such portion as the
Operations will be made           Preferred OP Unit; provided,      general partner may in its
within 60 days following the      however, that at any time         sole and absolute discretion
end of each fiscal quarter.       and from time to time on or       determine, of Available Cash
The distributions payable to      after the fifth anniversary       (as defined in the AIMCO
the partners are not fixed        of the issue date of the          Operating Partnership
in amount and depend upon         Preferred OP Units, the           Agreement) generated by the
the operating results and         AIMCO Operating Partnership       AIMCO Operating Partnership
net sales or refinancing          may adjust the annual             during such quarter to the
proceeds available from the       distribution rate on the          general partner, the special
disposition of your part-         Preferred OP Units to the         limited partner and the
nership's assets.                 lower of (i)      % plus the      holders of Common OP Units
                                  annual interest rate then         on the record date es-
                                  applicable to U.S. Treasury       tablished by the general
                                  notes with a maturity of          partner with respect to such
                                  five years, and (ii) the          quarter, in accordance with
                                  annual dividend rate on the       their respective
                                  most recently issued AIMCO
                                  non-con-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  vertible preferred stock          interests in the AIMCO
                                  which ranks on a parity with      Operating Partnership on
                                  its Class H Cumulative            such record date. Holders of
                                  Preferred Stock. Such             any other Preferred OP Units
                                  distributions will be cumu-       issued in the future may
                                  lative from the date of           have priority over the
                                  original issue. Holders of        general partner, the special
                                  Preferred OP Units will not       limited partner and holders
                                  be entitled to receive any        of Common OP Units with
                                  distributions in excess of        respect to distributions of
                                  cumulative distributions on       Available Cash,
                                  the Preferred OP Units. No        distributions upon
                                  interest, or sum of money in      liquidation or other
                                  lieu of interest, shall be        distributions. See "Per
                                  payable in respect of any         Share and Per Unit Data" in
                                  distribution payment or pay-      the accompanying Prospectus.
                                  ments on the Preferred OP
                                  Units that may be in              The general partner in its
                                  arrears.                          sole and absolute discretion
                                                                    may distribute to the OP
                                  When distributions are not        Unitholders Available Cash
                                  paid in full upon the             on a more frequent basis and
                                  Preferred OP Units or any         provide for an appropriate
                                  Parity Units, all                 record date.
                                  distributions declared upon
                                  the Preferred OP Units and        The AIMCO Operating Partner-
                                  any Parity Units shall be         ship Agreement requires the
                                  declared ratably in               general partner to take such
                                  proportion to the respective      reasonable efforts, as
                                  amounts of distributions          determined by it in its sole
                                  accumulated, accrued and          and absolute discretion and
                                  unpaid on the Preferred OP        consistent with AIMCO's
                                  Units and such Parity Units.      qualification as a REIT, to
                                  Unless full cumulative            cause the AIMCO Operating
                                  distributions on the              Partnership to distribute
                                  Preferred OP Units have been      sufficient amounts to enable
                                  declared and paid, except in      the general partner to
                                  limited circumstances, no         transfer funds to AIMCO and
                                  distributions may be              enable AIMCO to pay
                                  declared or paid or set           stockholder dividends that
                                  apart for payment by the          will (i) satisfy the
                                  AIMCO Operating Partnership       requirements for qualifying
                                  and no other distribution of      as a REIT under the Code and
                                  cash or other property may        the Treasury Regulations and
                                  be declared or made,              (ii) avoid any Federal
                                  directly or indirectly, by        income or excise tax
                                  the AIMCO Operating               liability of AIMCO. See
                                  Partnership with respect to       "Description of OP
                                  any Junior Units, nor shall       Units -- Distributions" in
                                  any Junior Units be               the accompanying Prospectus.
                                  redeemed, purchased or
                                  otherwise acquired for
                                  consideration, nor shall any
                                  other cash or other property
                                  be paid or distributed to or
                                  for the benefit of holders
                                  of Junior Units. See
                                  "Description of Preferred OP
                                  Units -- Distributions."

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights



A limited partner may assign      There is no public market         There is no public market
all or part of his units to       for the Preferred OP Units        for the OP Units. The AIMCO
any person if: (1) such           and the Preferred OP Units        Operating Partnership
assignment, in the case of        are not listed on any             Agreement restricts the
an individual assignor, is        securities exchange. The          transferability of the OP
not a fractional unit and,        Preferred OP Units are            Units. Until the expiration
if assignor does not              subject to restrictions on        of one year from the date on
transfer all his interests,       transfer as set forth in the      which an OP Unitholder
such assignor and the             AIMCO Operating Partnership       acquired OP Units, subject
assignee would not hold less      Agreement.                        to certain exceptions, such
than three units, except in                                         OP Unitholder may not
limited circumstances; and        Pursuant to the AIMCO             transfer all or any por-
(2) there has been filed          Operating Partnership             tion of its OP Units to any
with your partnership an          Agreement, until the              transferee without the
instrument evidencing such        expiration of one year from       consent of the general
assignment and signed by          the date on which a holder        partner, which consent may
both the assignor and             of Preferred OP Units             be withheld in its sole and
assignee and such instrument      acquired Preferred OP Units,      absolute discretion. After
evidences the written             subject to certain                the expiration of one year,
acceptance and adoption of        exceptions, such holder of        such OP Unitholder has the
your partnership's agreement      Preferred OP Units may not        right to transfer all or any
of limited partnership. No        transfer all or any portion       portion of its OP Units to
assignee may become a             of its Preferred OP Units to      any person, subject to the
substitute limited partner        any transferee without the        satisfaction of certain con-
unless such assignee              consent of the general            ditions specified in the
executes a written accept-        partner, which consent may        AIMCO Operating Partnership
ance and adoption of your         be withheld in its sole and       Agreement, including the
partnership's agreement of        absolute discretion. After        general partner's right of
limited partnership.              the expiration of one year,       first refusal. See
                                  such holders of Preferred OP      "Description of OP Units --
                                  Units has the right to            Transfers and Withdrawals"
                                  transfer all or any portion       in the accompanying
                                  of its Preferred OP Units to      Prospectus.
                                  any person, subject to the
                                  satisfaction of certain           After the first anniversary
                                  conditions specified in the       of becoming a holder of
                                  AIMCO Operating Partner-          Common OP Units, an OP
                                  ship Agreement, including         Unitholder has the right,
                                  the general partner's right       subject to the terms and
                                  of first refusal.                 conditions of the AIMCO
                                                                    Operating Partnership
                                  After a one-year holding          Agreement, to require the
                                  period, a holder may redeem       AIMCO Operating Partnership
                                  Preferred OP Units and            to redeem all or a portion
                                  receive in exchange               of the Common OP Units held
                                  therefor, at the AIMCO            by such party in exchange
                                  Operating Partnership's           for a cash amount based on
                                  option, (i) subject to the        the value of shares of Class
                                  terms of any Senior Units,        A Common Stock. See
                                  cash in an amount equal to        "Description of OP
                                  the Liquidation Preference        Units -- Redemption Rights"
                                  of the Preferred OP Units         in the accompanying
                                  tendered for redemption,          Prospectus. Upon receipt of
                                  (ii) a number of shares of        a notice of redemption, the
                                  Class I Cumulative Preferred      AIMCO Operating Partnership
                                  Stock of AIMCO that pay an        may, in its sole and
                                  aggregate amount of               absolute discretion but
                                  dividends yield equivalent        subject to the restrictions
                                  to the distributions on           on the ownership of Class A
                                                                    Common

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  the Preferred OP Units            Stock imposed under AIMCO's
                                  tendered for redemption and       charter and the transfer
                                  are part of a class or            restrictions and other
                                  series of preferred stock         limitations thereof, elect
                                  that is then listed on the        to cause AIMCO to acquire
                                  New York Stock Exchange or        some or all of the ten-
                                  another national securities       dered Common OP Units in ex-
                                  exchange, or (iii) a number       change for Class A Common
                                  of shares of Class A Common       Stock, based on an exchange
                                  Stock of AIMCO that is equal      ratio of one share of Class
                                  in Value to the Liquidation       A Common Stock for each
                                  Preference of the Preferred       Common OP Unit, subject to
                                  OP Units tendered for             adjustment as provided in
                                  redemption. The Preferred OP      the AIMCO Operating
                                  Units may not be redeemed at      Partnership Agreement.
                                  the option of the AIMCO Op-
                                  erating Partnership. See
                                  "Description of Preferred OP
                                  Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are the Class I Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Class I High Performance Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, the Class J Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating Partnership, quarterly cash distributions at the rate of $0.50 per Preferred OP Unit (equivalent to 8.0% per annum of the $25 stated liquidation preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the Preferred OP Units to
the lower of (i)        % plus the annual interest rate then applicable to U.S.
Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. A reduction in the distribution rate will reduce your rate of return on the Preferred OP Units and possibly encourage you to redeem such Units. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $25 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the NYSE or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends at the rate of 8.0% per annum of the $25 liquidation preference (equivalent to $2.00 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over
(ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

                      COMPARISON OF PREFERRED OP UNITS AND
                            CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity          The Class I Preferred Stock constitutes an
interests entitling each holder of Preferred      equity interest entitling each holder of
OP Units to receive, when and as declared by      Class I Preferred Stock to receive, when and
the board of directors of the general             as declared by the AIMCO board of directors,
partner of the AIMCO Operating Partnership,       cash distribution at a rate of $2.00 per
quarterly cash distribution at a rate of          annum per share.
$0.50 per Preferred OP Unit, subject to
adjustments from time to time on or after
the fifth anniversary of the issue date of
the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable        Holders of Class I Preferred Stock do not
law or in the AIMCO Operating Partnership's       have any voting rights, except as set forth
agreement of limited partnership, the             below and except as otherwise required by
holders of the Preferred OP Units will have       applicable law.
the same voting rights as holders of the
Common OP Units. See "Description of OP           If and whenever dividends on any shares of
Units" in the accompanying Prospectus. So         Class I Preferred Stock or any series or
long as any Preferred OP Units are                class of Class I Parity Stock are in arrears
outstanding, in addition to any other vote        for six or more quarterly periods (whether
or consent of partners required by law or by      or not consecutive), the number of directors
the AIMCO Operating Partnership's agreement       then constituting the AIMCO board of
of limited partnership, the affirmative vote      directors shall be increased by two (if not
or consent of holders of at least 50% of the      already increased by reason of similar types
outstanding Preferred OP Units will be            of provisions with respect to shares of
necessary for effecting any amendment of any      voting preferred stock), and the holders of
of the provisions of the Partnership Unit         shares of Class I Preferred Stock, together
Designation of the Preferred OP Units that        with the holders of shares of all other
materially and adversely affects the rights       voting preferred stock then entitled to
or preferences of the holders of the              exercise similar voting rights, voting as a
Preferred OP Units. The creation or issuance      single class regardless of series, will be
of any class or series of AIMCO Operating         entitled to vote for the election of two
Partnership units, including, without             additional directors of AIMCO. Whenever
limitation, any AIMCO Operating Partnership       dividends in arrears and dividends for the
units that may have rights senior or              current quarterly dividend period have been
superior to the Preferred OP Units, will not      paid or declared and set aside in respect of
be deemed to materially adversely affect the      the outstanding shares of the Class I
rights or preferences of the holders of           Preferred Stock and the voting preferred
Preferred OP Units. With respect to the           stock, then the right of the holders of
exercise of the above described voting            Class I Preferred Stock and the voting
rights, each Preferred OP Units will have         preferred stock to elect such additional two
one (1) vote per Preferred OP Unit.               directors will cease and the terms of office
                                                  of such directors will terminate.
                                                  The affirmative vote or consent of at least
                                                  66 2/3% of the votes entitled to be cast by
                                                  the holders of Class I Preferred Stock and
                                                  Class I Parity Stock entitled to vote on
                                                  such matters, voting as a single class, will
                                                  be required to (i) authorize, create,
                                                  increase the authorized amount of, or issue
                                                  any shares of any class of Class I Senior
                                                  Stock or any security convertible into
                                                  shares of any class of Class I Senior Stock,
                                                  or (ii) amend, alter or repeal any provision
                                                  of, or add any provision to, the AIMCO
                                                  charter or by-laws, if

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                                  such action would materially adversely
                                                  affect the voting powers, rights or
                                                  preferences of the holders of the Class I
                                                  Preferred Stock; provided, however, that no
                                                  such vote of the Class I Preferred
                                                  Stockholders shall be required if, at or
                                                  prior to the time such proposed change,
                                                  provisions are made for the redemption of
                                                  all outstanding shares of Class I Pre-
                                                  ferred Stock. The amendment of the AIMCO
                                                  charter to authorize, create, increase or
                                                  decrease the authorized amount of or to
                                                  issue Class I Junior Stock, Class I
                                                  Preferred Stock or any shares of any class
                                                  of Class I Parity Stock shall not be deemed
                                                  to materially adversely affect the voting
                                                  powers, rights or preferences of the holders
                                                  of Class I Preferred Stock.
                                                  With respect to the exercise of the above
                                                  described voting rights, each share of Class
                                                  I Preferred Stock will have one vote per
                                                  share, except that when any other class or
                                                  series of preferred stock has the right to
                                                  vote with the Class I Preferred Stock as a
                                                  single class, then the Class I Preferred
                                                  Stock and such other class or series shall
                                                  have one quarter of one vote per $25 of
                                                  stated liquidation preference.

                                 Distributions


Holders of Preferred OP Units are entitled        Holders of Class I Preferred Stock are
to receive, when and as declared by the           entitled to receive, when and as declared by
board of directors of the general partner of      the AIMCO board of directors, out of funds
the AIMCO Operating Partnership, quarterly        legally available for payment, cash
cash distributions at the rate of $0.50 per       dividends at the rate of $2.00 per annum per
Preferred OP Unit; provided, however, that        share. Such dividends are cumulative from
at any time and from time to time on or           the date of original issue. Holders of Class
after the fifth anniversary of the issue          I Preferred Stock are not be entitled to
date of the Preferred OP Units, the AIMCO         receive any dividends in excess of
Operating Partnership may adjust the annual       cumulative dividends on the Class I Pre-
distribution rate on the Preferred OP Units       ferred Stock. No interest, or sum of money
to the lower of (i)      % plus the annual        in lieu of interest, shall be payable in
interest rate then applicable to U.S.             respect of any dividend payment or payments
Treasury notes with a maturity of five            on the Class I Preferred Stock that may be
years, and (ii) the annual dividend rate on       in arrears.
the most recently issued AIMCO
non-convertible preferred stock which ranks       When dividends are not paid in full upon the
on a parity with its Class H Cumulative           Class I Preferred Stock or any other class
Preferred Stock. Such distributions will be       or series of Class I Parity Stock, all
cumulative from the date of original issue.       dividends declared upon the Class I
Holders of Preferred OP Units will not be         Preferred Stock and any shares of Class I
entitled to receive any distributions in          Parity Stock will be declared ratably in
excess of cumulative distributions on the         proportion to the respective amounts of
Preferred OP Units. No interest, or sum of        dividends accumulated, accrued and unpaid on
money in lieu of interest, shall be payable       the Class I Preferred Stock and such Class I
in respect of any distribution payment or         Parity Stock. Unless dividends equal to the
payments on the Preferred OP Units that may       full amount of all accumulated, accrued and
be in arrears.                                    unpaid dividends on the Class I Preferred
                                                  Stock have been paid, or declared and set
                                                  apart for pay-

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

When distributions are not paid in full upon      ment, except in limited circumstances, no
the Preferred OP Units or any Parity Units,       dividends may be declared or paid or set
all distributions declared upon the               apart for payment by AIMCO and no other
Preferred OP Units and any Parity Units will      distribution of cash or other property may
be declared ratably in proportion to the          be declared or made, directly or indi-
respective amounts of distributions               rectly, by AIMCO with respect to any shares
accumulated, accrued and unpaid on the            of Class I Junior Stock, nor shall any
Preferred OP Units and such Parity Units.         shares of Class I Junior Stock be redeemed,
Unless full cumulative distributions on the       purchased or otherwise acquired for any
Preferred OP Units have been declared and         consideration, nor shall any other cash or
paid, except in limited circumstances, no         other property be paid or distributed to or
distributions may be declared or paid or set      for the benefit of holders of shares of
apart for payment by the AIMCO Operating          Class I Junior Stock. See "Description of
Partnership and no other distribution of          Class I Preferred Stock -- Dividends."
cash or other property may be declared or
made, directly or indirectly, by the AIMCO
Operating Partnership with respect to any
Junior Units, nor shall any Junior Units be
redeemed, purchased or otherwise acquired
for consideration, nor shall any other cash
or other property be paid or distributed to
or for the benefit of holders of Junior
Units. See "Description of Preferred OP
Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred       Ownership of shares of Class I Preferred
OP Units and the Preferred OP Units are not       Stock by any person will be limited such
listed on any securities exchange. The            that the sum of the aggregate value of all
Preferred OP Units are subject to certain         equity stock (including all shares of Class
restrictions on transferability set forth in      I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.        constructively by such person may not exceed
                                                  8.7% (or 15% in the case of certain parties)
Pursuant to the AIMCO Operating                   of the aggregate value of all outstanding
Partnership's agreement of limited                shares of equity stock. Further, certain
partnership, until the expiration of one          transfers which may have the effect of
year from the date on which a holder of           causing AIMCO to lose its status as a REIT
Preferred OP Units acquired Preferred OP          are void ab initio.
Units, subject to certain exceptions, such
holder of Preferred OP Units may not              If any transfer of Class I Preferred Stock
transfer all or any portion of its Preferred      occurs which, if effective, would result in
OP Units to any transferee without the            any person beneficially or constructively
consent of the general partner, which             owning Class I Preferred Stock in excess or
consent may be withheld in its sole and           in violation of the Class I Preferred
absolute discretion. After the expiration of      Ownership Limit, such shares of Class I
one year, such holders of Preferred OP Units      Preferred Stock in excess of the Class I
has the right to transfer all or any portion      Preferred Ownership Limit will be
of its Preferred OP Units to any person,          automatically transferred to a trustee in
subject to the satisfaction of certain            his capacity as trustee of a trust for the
conditions specified in the AIMCO Operating       exclusive benefit of one or more charitable
Partnership's agreement of limited                beneficiaries designated by AIMCO, and the
partnership, including the general partner's      prohibited transferee will generally have no
right of first refusal.                           rights in such shares, except upon sale of
                                                  the shares by the trustee. The trustee will
After a one-year holding period, a holder         have all voting rights and rights to
may redeem Preferred OP Units and receive in      dividends with respect to shares of Class I
exchange therefor, at the AIMCO Operating         Preferred Stock held in the trust, which
Partnership's option, (i) subject to the          rights will be exercised for the benefit of
terms of any Senior Units,                        the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

cash in an amount equal to the Liquidation        The trustee may sell the Class I Preferred
Preference of the Preferred OP Units              Stock held in the trust to AIMCO or a
tendered for redemption, (ii) a number of         person, designated by the trustee, whose
shares of preferred stock of AIMCO that have      ownership of the Class I Preferred Stock
an aggregate dividend yield equivalent to         will not violate the Class I Preferred
the distribution yield of the Preferred OP        Ownership Limit. Upon such sale, the
Units tendered for redemption and are part        interest of the charitable beneficiaries in
of a class or series of preferred stock that      the shares sold will terminate and the
is then listed on the New York Stock              trustee will distribute to the prohibited
Exchange or another national securities           transferee, the lesser of (i) the price paid
exchange, or (iii) a number of shares of          by the prohibited transferee for the shares
Class A Common Stock of AIMCO that is equal       or if the prohibited transferee did not give
in value to the Liquidation Preference of         value for the shares in connection with the
the Preferred OP Units tendered for               event causing the shares to be held in the
redemption. The Preferred OP Units may not        trust, the market price of such shares on
be redeemed at the option of the AIMCO            the day of the event causing the shares to
Operating Partnership. See "Description of        be held in the trust and (ii) the price per
Preferred OP Units -- Redemption."                share received by the trustee from the sale
                                                  or other disposition of the shares held in
                                                  the trust. Any proceeds in excess of the
                                                  amount payable to the prohibited transferee
                                                  will be payable to the charitable
                                                  beneficiaries.
                                                  On and after                  ,      AIMCO
                                                  may, at its option, redeem shares of Class I
                                                  Preferred Stock, in whole or from time to
                                                  time in part, at a cash redemption price
                                                  equal to 100% of the Class I Liquidation
                                                  Preference plus all accumulated, accrued and
                                                  unpaid dividends to the date fixed for
                                                  redemption. If full cumulative dividends on
                                                  all outstanding shares of Class I Preferred
                                                  Stock have not been paid or declared and set
                                                  apart for payment, no shares of Class I
                                                  Preferred Stock may be redeemed unless all
                                                  outstanding shares of Class I Preferred
                                                  Stock are simultaneously redeemed and
                                                  neither AIMCO nor any of its affiliates may
                                                  purchase or acquire shares of Class I
                                                  Preferred Stock otherwise than pursuant to a
                                                  purchase or exchange offer made on the same
                                                  terms to all holders of Class I Preferred
                                                  Stock. The redemption price for the Class I
                                                  Preferred Stock (other than any portion
                                                  thereof consisting of accumulated, accrued
                                                  and unpaid dividends) will be payable solely
                                                  with the proceeds from the sale by AIMCO of
                                                  capital stock of AIMCO or the sale by the
                                                  AIMCO Operating Partnership of partnership
                                                  interests in the AIMCO Operating Partnership
                                                  (whether or not such sale occurs
                                                  concurrently with such redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursements for expenses incurred in its capacity as general partner. The general partner of your partnership received total fees and reimbursements of $196,000 in 1996, $223,000 in 1997 and $158,000 for the nine months ended July 31, 1998. The property manager received management fees of $540,000 in 1996, $558,000 in 1997 and $430,000 for the nine months ended July 31, 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the general partner or for the manager of your partnership's property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS


     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. However, we will not acquire any additional units for a period of at least one year after completion of the offer. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES


     The AIMCO Operating Partnership expects that approximately $15,300,000 will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings. The AIMCO Operating Partnership will pay all of the costs of the offer and not your partnership.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on September 30, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants. The AIMCO Operating Partnership intends to repay any funds borrowed out of working capital in the ordinary course of business.

                                 LEGAL MATTERS


     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT and with regard to the tax matters described in this Prospectus Supplement and the attached Prospectus. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.


     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Shelter Properties IV's consolidated financial statements included in Shelter Properties IV's Annual Report on Form 10-KSB for the year ended October 31, 1997, as set forth in their report, which is incorporated in this Prospectus Supplement by reference. Shelter Properties IV's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

           PRO FORMA FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.


                   AS OF SEPTEMBER 30, 1998 AND FOR THE YEAR


                        ENDED DECEMBER 31, 1997 AND THE


                      NINE MONTHS ENDED SEPTEMBER 30, 1998



INTRODUCTION



     On October 1, 1998, Apartment Investment and Management Company ("AIMCO") completed its merger with Insignia Financial Group ("IFG") ("the IFG Merger"). Prior to the IFG Merger, IFG completed the spin-off of Insignia/ESG Holdings, Inc. ("New Insignia") resulting in only the residential business of IFG remaining, which was merged into AIMCO. In the IFG Merger, IFG's common stock was converted into 8,423,751 shares of Class E Cumulative Convertible Preferred Stock of AIMCO ("Class E Preferred Stock") whose issue date market value approximately equaled $292 million. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred Stock will be entitled to a special dividend of approximately $50 million in the aggregate. When that special dividend is paid in full, the Class E Preferred Stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO assumed approximately $411 million in indebtedness and other liabilities of IFG and its subsidiaries, and subsidiaries of AIMCO assumed approximately $149.5 million of convertible securities and purchased approximately $5 million of IFG stock prior to the Merger. AIMCO and Insignia Properties Trust ("IPT") have entered into an agreement and plan of merger dated as of October 7, 1998, pursuant to which a subsidiary of AIMCO will be merged into IPT with IPT being the surviving corporation (the "IPT Merger"). In the IPT Merger, IPT's common stock will be converted, at AIMCO's option, into 4,457,765 shares of AIMCO Class A Common Stock whose market value approximately equaled $152 million or $152 million in cash. AIMCO assumed approximately $68 million in indebtedness. In connection with the IFG Merger and the IPT Merger, AIMCO will incur approximately $55 million in transaction costs for a combined transactional value of approximately $1,183 million. AIMCO will contribute substantially all the assets and liabilities of Insignia acquired in the Insignia Merger to AIMCO Properties, L.P. (together with its subsidiaries and other controlled entities, the "Partnership") (and together with entities in which the Partnership has a controlling financial interest, the "Company") in exchange for 8,423,751 Class E Preferred Units. The Class E Preferred Units have terms substantially the same as the Class E Preferred Stock. In addition, AIMCO will contribute substantially all the assets and liabilities of IPT acquired in the IPT Merger to the Partnership in exchange for 4,457,765 limited partnership units in the Partnership ("OP Units"). In connection with the IFG Merger, the Partnership assumed property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. Insignia Properties Trust ("IPT"), which prior to the IFG Merger was a subsidiary of IFG, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.



     Immediately following the IFG Merger, in order to satisfy certain requirements of the Internal Revenue Code of 1986 (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "IFG Reorganization") of the assets and operations of IFG whereby IFG's operations are being conducted through corporations (the "Unconsolidated Subsidiaries") in which the Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.



     In May and September of 1997, AIMCO directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). As a result of the NHP Merger, AIMCO issued 6,759,148 shares of AIMCO Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million. Substantially all assets and liabilities of NHP were contributed by AIMCO to the Partnership.

     In June 1997, the Company purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). The Company paid aggregate consideration of $54.8 million in cash and warrants that entitle the holders to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. The Company engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which resulted in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Partnership holds 99% limited partner interest and certain directors and officers of AIMCO, directly or indirectly, hold a 1% general partner interest.



     Immediately following the NHP Merger, in order to satisfy certain requirements of the Code applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through Unconsolidated Subsidiaries in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.



     On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 (the "Conversion Ratio") shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at such options' then current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997, by and between AIMCO and Ambassador, and supplemented by letter dated as of March 11, 1998 (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the Partnership.



     Also during 1997, the Partnership (i) (a) acquired 44 properties for aggregate purchase consideration of $467.4 million, of which $56 million was paid in the form of 1.9 million OP Units (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of Ambassador Common Stock (together with the 1997 Property Acquisitions, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of AIMCO Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million; of which all proceeds were contributed by AIMCO to the Partnership in exchange for 16,367,000 OP Units, 750,000 Class B Preferred Units, and 2,400,000 Class C Preferred Units (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").



     Also during 1998, AIMCO (i) (a) sold 4,200,000 shares of its Class D Cumulative Preferred Stock for net proceeds of $101.5 million (the "Class D Preferred Stock Offering"); (b) sold 4,050,000 shares of its Class G Cumulative Preferred Stock for net proceeds of $98.0 million (the "Class G Preferred Stock

Offering"); (c) sold 2,000,000 shares of its Class H Cumulative Preferred Stock for net proceeds of $48.1 million (the "Class H Preferred Stock Offering"); and
(d) sold 1,000,000 shares of its Class J Cumulative Convertible Preferred Stock in a private placement for $100.0 million (the "Class J Preferred Stock Offering"); of which all proceeds were contributed by AIMCO to the Partnership in exchange for 4,050,000 Class G Preferred Units, 2,000,000 Class H Preferred Units and 1,000,000 shares of Class J Preferred Units (collectively, the "1998 Stock Offerings"); (ii) purchased 26 properties for aggregate purchase consideration of $214.3 million, of which $34.5 million was paid in the form of OP Units (the "1998 Acquisitions"); (iii) sold two real estate properties (the "1998 Dispositions"); (iv) completed the Ambassador Merger; (v) completed the IFG Merger; (vi) completed the IPT Merger; and (vii) contracted to purchase three properties for aggregate purchase consideration of $82.8 million, of which $27.4 million will be paid in the form of OP units (the "Probable Purchases").



PRO FORMA FINANCIAL INFORMATION OF THE PARTNERSHIP (INSIGNIA MERGER)



     The following Pro Forma Consolidated Balance Sheet (Insignia Merger) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) the purchase of eight properties for an aggregate purchase price of $50.0 million; (ii) the Class J Preferred Stock Offering; (iii) the Probable Purchases; (iv) the IFG Merger; (v) the IPT Merger; and (vi) the IFG Reorganization.



     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions;
(iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization;
(vi) the NHP Stock Purchase; (vii) the NHP Merger; (viii) the NHP Reorganization; (ix) the 1998 Stock Offerings; (x) the 1998 Acquisitions; (xi) the Probable Purchases; (xii) the 1998 Dispositions; (xiii) the Ambassador Merger; (xiv) the IFG Merger; (xv) the merger between IPT and Angeles Mortgage Investment Trust ("AMIT") ("the AMIT Merger"); (xvi) the IPT Merger; and (xvii) the IFG Reorganization.



     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions; (iii) the Probable Purchases; (iv) the 1998 Dispositions; (v) the Ambassador Merger; (vi) the IFG Merger; (vii) the AMIT Merger; (viii) the IPT Merger; and (ix) the IFG Reorganization.



     The following Pro Forma Financial Information (Insignia Merger) is based, in part, on the following historical financial statements: (i) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; (iii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iv) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (v) the audited Consolidated Financial Statements of IFG for the year ended December 31, 1997; (vi) the audited Consolidated Financial Statements of AMIT for the year ended December 31, 1997;
(vii) the unaudited Consolidated Financial Statements of IFG for the nine months ended September 30, 1998; (viii) the unaudited Financial Statements of AMIT for the period from January 1,1998 to September 17, 1998; (ix) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (x) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (xi) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (xii) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (xiii) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (xiv) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (xv) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997; (xvi) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997; (xvii) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xviii) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xix) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership, A Limited Partnership for the nine months ended September 30, 1997; (xx) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997; (xxi) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the year ended December 31, 1997, (xxii) the audited Combined Historical Summary or Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the year ended December 31, 1997; (xxiii) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the year ended December 31, 1997;
(xxiv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the nine months ended September 30, 1998; (xxv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the three months ended March 31, 1998; and (xxvi) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the nine months ended September 30, 1998. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto incorporated by reference herein.



     The unaudited Pro Forma Financial Information (Insignia Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the 1997 Acquisitions, the 1998 Acquisitions, and the Probable Purchases are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.



     The following unaudited Pro Forma Financial Information (Insignia Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                             AIMCO PROPERTIES, L.P.



             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)


                            AS OF SEPTEMBER 30, 1998


                        IN THOUSANDS, EXCEPT SHARE DATA


                                               COMPLETED
                                              TRANSACTIONS                        IFG               AIMCO              IFG
                                              AND PROBABLE        IFG            MERGER          BEFORE IFG       REORGANIZATION
                              HISTORICAL(A)   PURCHASES(B)   HISTORICAL(C)   ADJUSTMENTS(D)   REORGANIZATION(E)   ADJUSTMENTS(F)
                              -------------   ------------   -------------   --------------   -----------------   --------------
Real estate.................   $2,355,122       $124,609       $ 44,488        $  15,363(G)      $2,539,582          $     --
Property held for sale......       42,212             --             --               --             42,212                --
Investments in securities...           --             --             --          443,513(G)                                --
                                                                                (443,513)(H)             --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............      127,082             --             --               --            127,082            73,697(I)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............      246,847             --        232,892          394,321(G)         874,060                --
Mortgage notes receivable...           --             --         20,916               --             20,916
Cash and cash equivalents...       43,681             --         73,064               --            116,745           (17,897)(J)
Restricted cash.............       83,187             --          2,691               --             85,878            (1,352)(J)
Accounts receivable.........       11,545             --         54,060          (43,082)(G)         22,523            (6,631)(J)
Deferred financing costs....       21,835             --          7,020           (7,020)(G)         21,835                --
Goodwill....................      120,503             --         19,503          243,766(G)         383,772                --
Property management
 contracts..................           --             --         86,419           21,916(G)         108,335           (73,696)(I)
Other assets................       69,935             --         20,128           (3,572)(G)         86,491           (14,167)(J)
                               ----------       --------       --------        ---------         ----------          --------
       Total Assets.........   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========
Secured notes payable.......   $  774,676       $ 69,068       $ 29,002        $      --         $  872,746          $     --
Secured tax-exempt bond
 financing..................      399,925                            --                             399,925                --
Secured short-term
 financing..................       50,000        (50,000)       332,691               --            332,691
Unsecured short-term
 financing..................       50,800        (28,380)            --               --             22,420                --
Accounts payable, accrued
 and other liabilities......      131,799             --         33,241           50,000(G)
                                                                                  55,279(G)
                                                                                   4,935(G)
                                                                                  38,791(G)         314,045            (3,394)(J)
Deferred tax liability......           --             --         18,802           17,850(G)          36,652           (36,652)(I)
Security deposits and
 prepaid rents..............       13,171             --          3,533           (3,533)            13,171                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,420,371         (9,312)       417,269          163,322          1,991,650           (40,046)
Minority interest...........       42,086          6,495        108,485         (108,485)(G)         48,581                --
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........           --             --        144,282            5,218            149,500                --
Redeemable Partnership
 Units......................      232,405         27,426             --               --            259,831                --
Partners' capital and
 shareholders' equity
 Common stock...............           --             --            320             (320)(G)             --                --
 Additional paid-in
   capital..................           --             --        (86,959)          86,959(G)              --                --
 Distributions in excess of
   earnings.................           --             --        (22,216)          22,216(G)              --                --
 General and Special Limited
   Partner..................    1,039,525             --             --          443,513(H)              --
                                                                                   9,269(G)       1,492,307                --
 Preferred Units............      387,562        100,000             --               --            487,562                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,427,087        100,000       (108,855)         561,637          1,979,869                --
                               ----------       --------       --------        ---------         ----------          --------
       Total Liabilities and
        Equity..............   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========


                                 PRO
                                FORMA
                              ----------
Real estate.................  $2,539,582
Property held for sale......      42,212
Investments in securities...          --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............     200,779(K)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............     874,060
Mortgage notes receivable...      20,916
Cash and cash equivalents...      98,848
Restricted cash.............      84,526
Accounts receivable.........      15,892
Deferred financing costs....      21,835
Goodwill....................     383,772
Property management
 contracts..................      34,639
Other assets................      72,324
                              ----------
       Total Assets.........  $4,389,385
                              ==========
Secured notes payable.......  $  872,746
Secured tax-exempt bond
 financing..................     399,925
Secured short-term
 financing..................     332,691
Unsecured short-term
 financing..................      22,420
Accounts payable, accrued
 and other liabilities......
                                 310,651
Deferred tax liability......          --
Security deposits and
 prepaid rents..............      13,171
                              ----------
                               1,951,604
Minority interest...........      48,581
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........     149,500
Redeemable Partnership
 Units......................     259,831
Partners' capital and
 shareholders' equity
 Common stock...............          --
 Additional paid-in
   capital..................          --
 Distributions in excess of
   earnings.................          --
 General and Special Limited
   Partner..................
                               1,492,307
 Preferred Units............     487,562
                              ----------
                               1,979,869
                              ----------
       Total Liabilities and
        Equity..............  $4,389,385
                              ==========

---------------


(A) Represents the unaudited historical consolidated financial position of the Partnership as of September 30, 1998.



(B) Represents adjustments to reflect the purchase of eight properties for an aggregate purchase price of $50.0 million; the Class J Preferred Stock Offering and the Probable Purchases.



(C) Represents the unaudited historical consolidated financial position of IFG (subsequent to the spin-off of New Insignia) as of September 30, 1998.



(D)  Represents the following adjustments occurring as a result of the IFG
     Merger: (i) the issuance of 8,423,751 shares of AIMCO Common Stock, based on consideration to holders of IFG common stock outstanding as of the date of the IFG Merger; (ii) the issuance of 4,457,765 shares of AIMCO Class A Common Stock to holders of IPT common stock (other than AIMCO); (iii) the payment of a special dividend of $50,000; (iv) the assumption of $149,500 of the convertible debentures of IFG; (v) the allocation of the combined purchase price of IFG (subsequent to the spin-off of New Insignia) and IPT based on the preliminary estimates of relative fair market value of the assets and liabilities of IFG and IPT; and (vi) the contribution by AIMCO of substantially all the assets and liabilities of IFG (subsequent to the spin-off of New Insignia) and IPT to the Partnership in exchange for OP Units.



(E) Represents the effects of AIMCO's acquisition of IFG immediately after the IFG Merger. These amounts do not give effect to the IFG Reorganization, which includes the transfers of certain assets and liabilities of IFG to the combined Unconsolidated Subsidiaries. The IFG Reorganization occurred immediately after the IFG Merger so that AIMCO could maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the IFG Merger and related transactions.



(F) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party property management operations. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. The Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.



(G) In connection with the IFG Merger and the IPT Merger, AIMCO became obligated to issue a total of 12,881,516 shares of AIMCO Common Stock.



     The total purchase price of IFG and IPT is $1,182,873, as follows:



Issuance of 8,423,751 shares of AIMCO Common Stock in
  connection with the IFG Merger, at $34.658 per share......  $  291,949
Issuance of 4,457,765 shares of AIMCO Common Stock in
  connection with the IPT Merger, at $34.00 per share.......     151,564
Assumption of Convertible Debentures........................     149,500
Assumption of liabilities as indicated in the Merger
  Agreement.................................................     452,527
Transaction costs...........................................      55,279
Generation of deferred tax liability........................      17,850
Special dividend............................................      50,000
Purchase of IFG Common Stock prior to merger................       4,935
Consideration for options...................................       9,269
                                                              ----------
          Total.............................................  $1,182,873
                                                              ==========

     The purchase price was allocated to the various assets of IFG and IPT acquired in the IFG Merger and the IPT Merger, as follows:



Purchase price..............................................  $1,182,873
Historical basis of IFG's assets acquired...................    (561,181)
                                                              ----------
Step-up to record the fair value of IFG's assets acquired...  $  621,692
                                                              ==========



     This step-up was applied to IFG's assets as follows:



Real estate.................................................  $ 15,363
Investment in real estate partnerships......................   394,321
Decrease in accounts receivable.............................   (43,082)
Decrease in deferred loan costs.............................    (7,020)
Management contracts........................................    21,916
Increase in goodwill........................................   243,766
Reduction in value of other assets..........................    (3,572)
                                                              --------
          Total.............................................  $621,692
                                                              ========



     The fair value of IFG's assets, primarily the real estate and management contracts, was calculated based on estimated future cash flows of the underlying assets.



     As of September 30, 1998, IFG's stockholders' equity (deficit) was $(108,855), which is detailed as follows:



Common stock................................................  $     320
Additional paid-in capital..................................    (86,959)
Distributions in excess of earnings.........................    (22,216)
                                                              ---------
          Total.............................................  $(108,855)
                                                              =========



     Upon completion of the IFG Merger, the entire amount of the stockholders' equity (deficit) was eliminated.



     In addition, the minority interest of IFG of $108,485 will be eliminated upon the IPT Merger.



(H) Represents the issuance of a total of 12,881,516 OP Units to AIMCO and the concurrent issuance of 12,881,516 shares of AIMCO Common Stock to IFG and IPT stockholders, in exchange for all the shares of IFG and IPT common stock.



     In accordance with the IFG Merger Agreement, AIMCO became obligated to issue 8,423,751 shares of Class E Preferred Stock, approximately equal to $292 million. Each share of Class E Preferred Stock will automatically convert to one share of AIMCO Common Stock upon the payment of the special dividend thereon. As such, for the purpose of preparing the pro forma financial statements, AIMCO's management believes that the Class E Preferred Stock is substantially the same as AIMCO Common Stock, and that the fair value of the Class E Preferred Stock approximates the fair value of the AIMCO Common Stock. Upon the payment of the special dividend on the Class E Preferred Stock and the conversion of the Class E Preferred Stock to AIMCO Common Stock, the former IFG stockholders will own approximately 15.0% of the AIMCO Common Stock and the IPT stockholders will own approximately 7.3% of AIMCO Common Stock. The special dividend on the Class E Preferred Stock is intended to represent a distribution in an amount at least equal to the earnings and profits of IFG at the time of the IFG Merger, to which AIMCO succeeded.



     Concurrent with the issuance of Class E Preferred Stock, the Partnership will issue comparable Class E Preferred Units to AIMCO. The Class E Preferred Units will have terms substantially the same as the Class E Preferred Stock.



(I) Represents the increase in the Partnership's investment in Unconsolidated Subsidiaries to reflect the contribution or sale of property management contracts, including the related deferred tax liability, in exchange for preferred stock and a note payable from the Unconsolidated Subsidiaries. These assets and liabilities are valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(J) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries,



(K) Represents notes receivable from the Unconsolidated Subsidiaries of $95,000, advances to the Unconsolidated Subsidiaries of $42,792, and equity in the Unconsolidated Subsidiaries of $62,987. The combined pro forma balance sheet of the Unconsolidated Subsidiaries as of September 30, 1998 is presented below, which reflects the effects of the IFG Merger, the IPT Merger, and the IFG Reorganization as if such transactions had occurred as of September 30, 1998.

                          UNCONSOLIDATED SUBSIDIARIES



             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)


                            AS OF SEPTEMBER 30, 1998


                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                     ASSETS



                                                                             IFG
                                                         HISTORICAL   REORGANIZATION(i)    PRO FORMA
                                                         ----------   -----------------    ---------
Real estate............................................   $ 22,376        $     --         $ 22,376
Cash and cash equivalents..............................     16,919          17,897(ii)       34,816
Restricted cash........................................      5,507           1,352(ii)        6,859
Management contracts...................................     47,846          73,696(iii)     121,542
Accounts receivable....................................     13,109           6,631(ii)       19,740
Deferred financing costs...............................      3,117              --            3,117
Goodwill...............................................     43,544              --           43,544
Other assets...........................................     51,498          14,167(ii)       65,665
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Secured notes payable..................................   $114,302        $ 45,000(iii)    $159,302
Accounts payable, accrued and other liabilities........     56,773           3,394(ii)       60,167
Security deposits and deferred income..................        334              --(ii)          334
Deferred tax liability.................................         --          36,652(iii)      36,652
                                                          --------        --------         --------
                                                           171,409          85,046          256,455
Common stock...........................................      2,061           1,510(iv)        3,571
Preferred stock........................................     34,290          28,697(iii)      62,987
Retained earnings......................................     (3,844)             --           (3,844)
Notes receivable on common stock purchases.............         --          (1,510)(iv)      (1,510)
                                                          --------        --------         --------
                                                            32,507          28,697           61,204
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========



---------------



(i) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. the Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.



(ii) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries, valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iii)Represents the transfer or sale of management contracts, the establishment of an intercompany note,and the establishment of the related estimated net deferred Federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of IFG, and the historical tax basis.

(iv) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE     IFG AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
Rental and other property
 revenues........................    $193,006        $114,984(I)
                                                       14,499(J)      $ 6,660         $ 93,329         $    --        $  6,912
Property operating expenses......     (76,168)        (57,050)(I)
                                                       (6,405)(J)      (2,941)         (36,088)             --          (3,307)
Owned property management
 expense.........................      (6,620)         (4,097)(I)
                                                         (761)(J)        (282)              --              --              --
Depreciation.....................     (37,741)        (23,199)(I)
                                                       (2,898)(J)      (1,414)         (18,979)         (5,997)(O)        (966)
                                     --------        --------         -------         --------         -------        --------
Income from property
 operations......................      72,477          35,073           2,023           38,262          (5,997)          2,639
                                     --------        --------         -------         --------         -------        --------
Management fees and other
 income..........................      13,937              --           7,813               --              --          94,330
Management and other expenses....      (9,910)             --          (5,394)              --              --         (57,615)
Corporate overhead allocation....        (588)             --              --               --              --              --
Amortization.....................      (1,401)             --          (5,800)              --              --         (16,768)
                                     --------        --------         -------         --------         -------        --------
Income from service company
 business........................       2,038              --          (3,381)              --              --          19,947
Minority interest in service
 company business................         (10)             --              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
AIMCO's share of income from
 service company business........       2,028              --          (3,381)              --              --          19,947
                                     --------        --------         -------         --------         -------        --------
General and administrative
 expenses........................      (5,396)             --          (1,025)          (7,392)          7,392(P)      (21,199)
Interest expense.................     (51,385)         (1,247)(K)
                                                       (4,092)(L)      (5,462)         (26,987)           (221)(Q)      (9,035)
Interest income..................       8,676              --           1,900               --              --          10,967
Minority interest................       1,008             960(M)           16             (851)            705(R)      (12,871)
Equity in losses of
 unconsolidated partnerships.....      (1,798)           (122)(N)      (8,542)             405              --          12,515
Equity in earnings of
 unconsolidated subsidiaries.....       4,636              --           5,790               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income (loss) from operations....      30,246          30,572          (8,681)           3,437           1,879           2,963
Income tax provision.............          --              --              --               --              --           1,701
Gain on dispositions of
 property........................       2,720          (2,720)             --               --              --              80
                                     --------        --------         -------         --------         -------        --------
Income (loss) before
 extraordinary item..............      32,966          27,852          (8,681)           3,437           1,879           4,744
Extraordinary item -- early
 extinguishment of debt..........        (269)            269              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Net income.......................      32,697          28,121          (8,681)           3,437           1,879           4,744
Income attributable to preferred
 unitholders.....................       2,315          38,859              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income attributable to common
 unitholders.....................    $ 30,382        $(10,738)        $(8,681)        $  3,437         $ 1,879        $  4,744
                                     ========        ========         =======         ========         =======        ========
Basic earnings per OP unit.......    $   1.09
                                     ========
Diluted earnings per OP unit.....    $   1.08
                                     ========
Weighted average OP units
 outstanding.....................      27,732
                                     ========
Weighted average OP units and
 equivalents outstanding.........      28,113
                                     ========


                                        IFG              IFG
                                       MERGER       REORGANIZATION
                                   ADJUSTMENTS(G)   ADJUSTMENTS(H)    PRO FORMA
                                   --------------   --------------    ---------
Rental and other property
 revenues........................
                                      $     --         $     --       $ 429,390
Property operating expenses......
                                            --               --        (181,959)
Owned property management
 expense.........................
                                            --               --         (11,760)
Depreciation.....................
                                        (1,937)(S)           --         (93,131)
                                      --------         --------       ---------
Income from property
 operations......................       (1,937)              --         142,540
                                      --------         --------       ---------
Management fees and other
 income..........................           --          (74,404)(X)      41,676
Management and other expenses....           --           49,236(X)      (23,683)
Corporate overhead allocation....           --               --            (588)
Amortization.....................      (36,563)(T)       28,355(Y)      (32,177)
                                      --------         --------       ---------
Income from service company
 business........................      (36,563)           3,187         (14,772)
Minority interest in service
 company business................           --               --             (10)
                                      --------         --------       ---------
AIMCO's share of income from
 service company business........      (36,563)           3,187         (14,782)
                                      --------         --------       ---------
General and administrative
 expenses........................           --            6,392(X)      (21,228)
Interest expense.................
                                            --               --         (98,429)
Interest income..................           --              191(Z)       21,734(BB)
Minority interest................        1,552(U)            --          (9,481)
Equity in losses of
 unconsolidated partnerships.....      (24,281)(V)           --         (21,823)
Equity in earnings of
 unconsolidated subsidiaries.....           --           (4,181)(AA)      6,245(DD)
                                      --------         --------       ---------
Income (loss) from operations....      (61,229)           5,589           4,776
Income tax provision.............       (1,701)(W)           --              --
Gain on dispositions of
 property........................          (80)              --              --
                                      --------         --------       ---------
Income (loss) before
 extraordinary item..............      (63,010)           5,589           4,776
Extraordinary item -- early
 extinguishment of debt..........           --               --              --
                                      --------         --------       ---------
Net income.......................      (63,010)           5,589           4,776
Income attributable to preferred
 unitholders.....................           --               --          41,174(CC)
                                      --------         --------       ---------
Income attributable to common
 unitholders.....................     $(63,010)        $  5,589       $ (36,398)(BB)
                                      ========         ========       =========
Basic earnings per OP unit.......                                     $   (0.55)(BB)
                                                                      =========
Diluted earnings per OP unit.....                                     $   (0.55)(BB)
                                                                      =========
Weighted average OP units
 outstanding.....................                                        66,646
                                                                      =========
Weighted average OP units and
 equivalents outstanding.........                                        67,490
                                                                      =========

---------------


(A) Represents the Partnership's audited consolidated results of operations for the year ended December 31, 1997.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
      (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probable Purchases; and (vii) the 1998 Dispositions.



(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed, as follows:



                                    NHP
                                REAL ESTATE           NHP               NHP                 NHP                 NHP
                                PURCHASE(i)      HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)     TRANSACTIONS
                                -----------      --------------   ----------------   ------------------     ------------
Rental and other property
  revenues....................    $ 6,660(v)        $16,842           $    --             $(16,842)(xvii)     $ 6,660
Property operating expenses...     (2,941)(v)        (8,411)               --                8,411(xvii)       (2,941)
Owned property management
  expense.....................       (282)(v)          (862)               --                  862(xvii)         (282)
Depreciation..................     (1,414)(vi)       (2,527)             (693)(xi)           3,220(xvii)       (1,414)
                                  -------           -------           -------             --------            -------
Income from property
  operations..................      2,023             5,042              (693)              (4,349)             2,023
                                  -------           -------           -------             --------            -------
Management fees and other
  income......................      1,405(vii)       72,176                --              (65,768)(xviii)      7,813
Management and other
  expenses....................     (2,263)(viii)    (35,267)               --               32,136 (xviii      (5,394)
Amortization..................         --            (9,111)           (4,432)(xii)          7,743(xix)        (5,800)
                                  -------           -------           -------             --------            -------
Income from service company
  business....................       (858)           27,798            (4,432)             (25,889)            (3,381)
                                  -------           -------           -------             --------            -------
General and administrative
  expenses....................         --           (16,266)            8,668 (xiii          6,573 (xviii      (1,025)
Interest expense..............     (5,082)(ix)      (10,685)               --               10,305(xx)         (5,462)
Interest income...............        540(v)          1,963                --                 (603)(xxi)        1,900
Minority interest.............         16(v)             --                --                   --                 16
Equity in losses of
  unconsolidated
  partnerships................     (3,905)(x)            --            (4,631)(xiv)             (6)            (8,542)
Equity in earnings of
  unconsolidated
  subsidiaries................         --                --            (4,636)(xv)          10,426(xxii)        5,790
                                  -------           -------           -------             --------            -------
Income (loss) from
  operations..................     (7,266)            7,852            (5,724)              (3,543)            (8,681)
Income tax provision..........         --            (3,502)            3,502 (xvi              --                 --
                                  -------           -------           -------             --------            -------
Net income (loss).............    $(7,266)          $ 4,350           $(2,222)            $ (3,543)           $(8,681)
                                  =======           =======           =======             ========            =======



---------------



       (i) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by the Partnership as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.



       (ii)Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).



       (iii)
           Represents the following adjustments occurring as a result of the NHP
           Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
           (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to real estate and an estimated average life of 20 years.



       (iv)Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.



       (v) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.



       (vi)Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



       (vii)
           Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.



       (viii)
           Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by the Company's senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.



       (ix)Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on the Partnership's credit facilities of $55,807 to finance the NHP Real Estate Acquisition.



       (x) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.



       (xi)Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



       (xii)
           Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on the Partnership's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.



       (xiii)
           Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by the Company's senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the NHP Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997.



       (xiv)
           Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.



       (xv)Represents the reversal of equity in earnings in NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP, as a result of the Partnership's acquisition of 100% of the NHP Common Stock.



       (xvi)
           Represents the reversal of NHP's income tax provision due to the contribution of the management business to the Unconsolidated Subsidiaries.



       (xvii)
           Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.



       (xviii)
           Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.



       (xix)
           Represents the amortization and depreciation of certain management contracts and other assets of NHP, based on the Partnership's new basis resulting from the allocation of the purchase price of NHP, that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.



       (xx)Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.



       (xxi)
           Represents the interest income of $5,000 earned on notes payable of $50,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.



       (xxii)
           Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.



(D) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of operations to conform to the Partnership's Statement of Operations presentation. The Ambassador historical statement of operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.



(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:



                                                                         NEW
                                            IFG           AMIT        INSIGNIA          IFG
                                       HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                       -------------   ----------   -------------   -----------
  Rental and other property
     revenues........................    $   6,646      $   266       $      --      $  6,912
  Property operating expenses........       (3,251)         (56)             --        (3,307)
  Depreciation.......................         (966)          --              --          (966)
                                         ---------      -------       ---------      --------
  Income from property operations....        2,429          210              --         2,639
                                         ---------      -------       ---------      --------
  Management fees and other income...      389,626           --        (295,296)       94,330
  Management and other expenses......     (315,653)          --         258,038       (57,615)
  Amortization.......................      (31,709)        (303)         15,244       (16,768)
                                         ---------      -------       ---------      --------
  Income from service company
     business........................       42,264         (303)        (22,014)       19,947
                                         ---------      -------       ---------      --------
  General and administrative
     expenses........................      (20,435)      (1,351)            587       (21,199)
  Interest expense...................       (9,353)          --             318        (9,035)
  Interest income....................        4,571        6,853            (457)       10,967
  Minority interest..................      (12,448)        (382)            (41)      (12,871)
  Equity in income (losses) of
     unconsolidated partnership......       10,027        2,639            (151)       12,515
                                         ---------      -------       ---------      --------
  Income (loss) from operations......       17,055        7,666         (21,758)        2,963
  Income tax provision...............       (6,822)        (180)          8,703         1,701
  Gain on sale of property...........           --           80              --            80
                                         ---------      -------       ---------      --------
  Net income (loss)..................    $  10,233      $ 7,566       $ (13,055)     $  4,744
                                         =========      =======       =========      ========



---------------



       (i) Represents the audited consolidated results of operations of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.



       (ii)Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.



       (iii)
           Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and
      (iv) the elimination of the income tax provision.



(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(I) Represents adjustments to reflect the 1997 Property Acquisitions and the 1998 Acquisitions, less the 1997 Dispositions and the 1998 Dispositions as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

      These adjustments are as follows:



                                   1997
                                 PROPERTY         1997           1998           1998
                               ACQUISITIONS   DISPOSITIONS   ACQUISITIONS   DISPOSITIONS    TOTAL
                               ------------   ------------   ------------   ------------   --------
Rental and other property
  revenues...................  $     88,589     $(4,081)       $ 33,779       $(3,303)     $114,984
Property operating expense...       (44,109)      1,944         (16,239)        1,354       (57,050)
Owned property management
  expense....................        (3,233)        133          (1,119)          122        (4,097)
Depreciation.................       (16,839)        452          (7,500)          688       (23,199)



(J) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



(K)   Represents adjustments to interest expense for the following:



Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1997
  Property Acquisitions.....................................  $(29,490)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1997 Dispositions and
  the 1997 Stock Offerings..................................    20,033
Repayments on the Partnership's credit facilities with
  proceeds from a dividend received from one of the
  Unconsolidated Subsidiaries...............................     1,889
Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   (13,327)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    22,142
                                                              --------
                                                              $  1,247
                                                              ========



(L) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the Probable Purchases.



(M) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property Acquisitions and the 1998 Property Acquisitions.



(N) Represents the reduction in the Partnership's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.



(O) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(P) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:



Duplication of public company expenses......................  $  724
Reduction in salaries and benefits..........................   4,197
Merger related costs........................................     524
Other.......................................................   1,947
                                                              ------
                                                              $7,392
                                                              ======



      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.



(Q) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $3,833 related to borrowings under the Partnership's credit facilities.



(R) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.



(S) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(T) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $36,112, amortization of goodwill of $13,163, and depreciation of furniture, fixtures, and equipment of $3,753, less IFG's historical depreciation and amortization of $16,465. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.



(U) Represents elimination of minority interest of IPT resulting from the IPT merger.



(V) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.



(W)   Represents the reversal of IFG's income tax provision.



(X) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(Y) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(Z) Represents interest income of $3,825 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $3,634 reflected on the equity in earnings of the Unconsolidated Subsidiaries.



(AA) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.



(BB) The following table presents the net impact to pro forma net loss applicable to holders of OP Units and net loss per OP Units assuming the interest rate per annum increases by 0.25%:



Increase in interest expense................................   $    902
                                                               ========
Net income..................................................   $  3,874
                                                               ========
Net loss attributable to OP unitholders.....................   $(37,300)
                                                               ========
Basic loss per OP unit......................................   $  (0.56)
                                                               ========
Diluted loss per OP unit....................................   $  (0.56)
                                                               ========

(CC) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these Preferred Units had been issued as of January 1, 1997.



(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(2,139), plus the elimination of intercompany interest expense of $8,384. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger, the NHP Reorganization, the IFG Merger, and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)



                                                         REORGANIZATION            IFG
                                         HISTORICAL(i)   ADJUSTMENTS(ii)   REORGANIZATION(iii)   PRO FORMA
                                         -------------   ---------------   -------------------   ---------
Rental and other property revenues.....    $  6,194         $  6,371(iv)        $     --          $12,565
Property operating expenses............      (3,355)          (3,531)(iv)             --           (6,886)
Owned property management expense......        (147)            (478)(iv)             --             (625)
Depreciation expense...................      (1,038)            (767)(iv)             --           (1,805)
                                           --------         --------            --------          -------
Income from property operations........       1,654            1,595                  --            3,249
                                           --------         --------            --------          -------
Management fees and other income.......      23,776           41,992(v)           74,404(x)       140,172
Management and other expenses..........     (11,733)         (20,403)(v)         (49,236)(x)      (81,372)
Amortization...........................      (3,726)          (4,017)(v)         (28,355)(xi)     (36,098)
                                           --------         --------            --------          -------
Income from service company............       8,317           17,572              (3,187)          22,702
General and administrative expense.....          --           (6,573)(v)          (6,392)(x)      (12,965)
Interest expense.......................      (6,058)          (5,849)(vi)         (3,825)(xii)    (15,732)
Interest income........................       1,001             (148)(v)              --              853
Minority interest......................      (2,819)           2,198 (viii            --             (621)
Equity in losses of unconsolidated
  partnerships.........................      (1,028)           1,028(iv)              --               --
Equity in earnings of Unconsolidated
  Subsidiaries.........................       2,943           (2,943)(vii)            --               --
                                           --------         --------            --------          -------
Income (loss) from operations..........       4,010            6,880             (13,404)          (2,514)
Income tax provision...................      (1,902)          (3,013)(ix)          5,177 (xiii        262
                                           --------         --------            --------          -------
Net income (loss)......................    $  2,108         $  3,867            $ (8,227)         $(2,252)
                                           ========         ========            ========          =======
Income attributable to preferred
  stockholders.........................    $  2,003         $  3,673            $ (7,815)         $(2,139)
                                           ========         ========            ========          =======
Income (loss) attributable to common
  stockholders.........................    $    105         $    194            $   (412)         $  (113)
                                           ========         ========            ========          =======



---------------



(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.



(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the Unconsolidated Partnership.



(iii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iv) Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to the Partnership's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.



(vi) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from the Partnership to the Unconsolidated Subsidiaries and $5,000 related to a note payable to the Partnership.



(vii) Represents the reversal of the historical equity in earnings of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.



(viii)Represents the minority interest in the operations of the 14 real estate properties.



(ix) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.



(x) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(xi) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(xii) Represents adjustment for interest expense related to a note payable to the Partnership.



(xiii)Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               COMPLETED
                                              TRANSACTIONS                      AMBASSADOR                         IFG
                                              AND PROBABLE     AMBASSADOR     PURCHASE PRICE      IFG AS          MERGER
                              HISTORICAL(A)   PURCHASES(B)    HISTORICAL(C)   ADJUSTMENTS(D)    ADJUSTED(E)   ADJUSTMENTS(F)
                              -------------   ------------    -------------   --------------    -----------   --------------
Rental and other property
  revenues..................    $ 265,700       $15,396(H)       $35,480         $     --        $  8,126       $      --
                                                 11,065(I)
Property operating
  expenses..................     (101,600)       (6,995)(H)      (14,912)              --          (2,585)             --
                                                 (4,866)(I)
Owned property management
  expense...................       (7,746)         (548)(H)           --               --              --              --
                                                   (581)(I)
Depreciation................      (59,792)       (3,309)(H)       (7,270)          (1,420)(M)        (904)         (1,273)(Q)
                                                 (2,168)(I)
                                ---------       -------          -------         --------        --------       ---------
Income from property
  operations................       96,562         7,994           13,298           (1,420)          4,637          (1,273)
                                ---------       -------          -------         --------        --------       ---------
Management fees and other
  income....................       13,968            --               --               --          71,155              --
Management and other
  expenses..................       (8,101)           --               --               --         (41,477)             --
Corporate overhead
  allocation................         (196)           --               --               --              --              --
Amortization................           (3)           --               --               --         (13,986)        (25,861)(R)
                                ---------       -------          -------         --------        --------       ---------
Income from service company
  business..................        5,668            --               --               --          15,692         (25,861)
                                ---------       -------          -------         --------        --------       ---------
General and administrative
  expenses..................       (7,444)           --           (5,278)           5,278(N)      (61,386)       45,823(S)
Interest expense............      (56,756)        3,625(J)
                                                 (3,662)(K)      (10,079)             145(O)      (24,871)             --
Interest income.............       18,244            (1)              --               --          22,501              --
Minority interest in other
  partnerships..............       (1,052)          537(L)          (252)             252(P)      (14,159)          6,622(T)
Equity in losses of
  unconsolidated
  partnerships..............       (5,078)           --              (71)              --          13,492         (14,304)(U)
Equity in earnings of
  unconsolidated
  subsidiaries..............        8,413            --               --               --              --              --
Amortization of goodwill....       (5,071)           --               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) from
  operations................       53,486         8,493           (2,382)           4,255         (44,094)         11,007
Income tax provision........           --            --               --               --           1,180          (1,180)(V)
Gain on dispositions of
  property..................        2,783        (2,783)              --               --           6,576          (6,576)
                                ---------       -------          -------         --------        --------       ---------
Net income..................       56,269         5,710           (2,382)           4,255         (36,338)          3,251
Income attributable to
  preferred unitholders.....       16,320        14,594               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) attributable
  to common unitholders.....    $  39,949       $(8,884)         $(2,382)        $  4,255        $(36,338)      $   3,251
                                =========       =======          =======         ========        ========       =========
Basic earnings (loss) per
  OP Unit...................    $    0.80
                                =========
Diluted earnings (loss) per
  OP Unit...................    $    0.79
                                =========
Weighted average OP Units
  outstanding...............       50,420
                                =========
Weighted average OP Unit and
  equivalents outstanding...       50,544
                                =========


                                   IFG
                              REORGANIZATION
                              ADJUSTMENTS(G)    PRO FORMA
                              --------------    ---------
Rental and other property
  revenues..................     $     --       $ 335,767
Property operating
  expenses..................           --        (130,958)
Owned property management
  expense...................           --          (8,875)
Depreciation................           --         (76,136)
                                 --------       ---------
Income from property
  operations................           --         119,798
                                 --------       ---------
Management fees and other
  income....................      (56,211)(W)      28,912
Management and other
  expenses..................       35,192(W)      (14,386)
Corporate overhead
  allocation................           --            (196)
Amortization................       21,266(X)      (18,584)
                                 --------       ---------
Income from service company
  business..................          247          (4,254)
                                 --------       ---------
General and administrative
  expenses..................       13,800(W)       (9,207)
Interest expense............
                                       --         (91,598)(AA)
Interest income.............          143(Y)       40,887
Minority interest in other
  partnerships..............           --          (8,052)
Equity in losses of
  unconsolidated
  partnerships..............           --          (5,961)
Equity in earnings of
  unconsolidated
  subsidiaries..............       (6,875)(Z)       1,538(CC)
Amortization of goodwill....           --          (5,071)
                                 --------       ---------
Income (loss) from
  operations................        7,315          38,080
Income tax provision........           --              --
Gain on dispositions of
  property..................           --              --
                                 --------       ---------
Net income..................        7,315          38,080
Income attributable to
  preferred unitholders.....           --          30,914(BB)
                                 --------       ---------
Income (loss) attributable
  to common unitholders.....     $  7,315       $   7,166(AA)
                                 ========       =========
Basic earnings (loss) per
  OP Unit...................                    $    0.11(AA)
                                                =========
Diluted earnings (loss) per
  OP Unit...................                    $    0.10(AA)
                                                =========
Weighted average OP Units
  outstanding...............                       67,678
                                                =========
Weighted average OP Unit and
  equivalents outstanding...                       68,342
                                                =========

---------------


(A) Represents the Partnership's unaudited consolidated results of operations for the nine months ended September 30, 1998.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1998: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
      (iii) the Probable Purchases; and (iv) the 1998 Dispositions.



(C) Represents the unaudited historical statement of operations of Ambassador for the four months ended April 30, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to the Partnership's Statement of Operations presentation.



(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger and the spin-off of the common stock of New Insignia as if these transactions had occurred on January 1, 1998. These adjustments are detailed, as follows:



                                                                       NEW
                                          IFG           AMIT        INSIGNIA          IFG
                                     HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                     -------------   ----------   -------------   -----------
Rental and other property
  revenues.........................    $  7,566        $  560       $      --      $  8,126
Property operating expenses........      (2,585)           --              --        (2,585)
Depreciation.......................        (904)           --              --          (904)
                                       --------        ------       ---------      --------
Income from property operations....       4,077           560              --         4,637
                                       --------        ------       ---------      --------
Management fees and other income...     311,475            --        (240,320)       71,155
Management and other expenses......    (252,295)           --         210,818       (41,477)
Amortization.......................     (26,781)          (48)         12,843       (13,986)
                                       --------        ------       ---------      --------
Income from service company
  business.........................      32,399           (48)        (16,659)       15,692
                                       --------        ------       ---------      --------
General and administrative
  expenses.........................     (66,272)         (675)          5,561       (61,386)
Interest expense...................     (24,164)           --            (707)      (24,871)
Interest income....................      18,817         4,193            (509)       22,501
Minority interest..................     (14,159)           --              --       (14,159)
Equity in losses of unconsolidated
  partnerships.....................      12,169                         1,323        13,492
                                       --------        ------       ---------      --------
Income (loss) from operations......     (37,133)        4,030         (10,991)      (44,094)
Income tax provision...............      (4,772)           --           5,952         1,180
Gain on disposition of property....       5,888           688              --         6,576
                                       --------        ------       ---------      --------
Item income (loss).................    $(36,017)       $4,718       $  (5,039)     $(36,338)
                                       ========        ======       =========      ========



---------------



       (i)Represents the unaudited consolidated results of operations of IFG for the nine months ended September 30, 1998.



          Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.



       (ii)
          Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.



       (iii)
          Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(F)   Represents the following adjustments occurring as a result of the IFG
      Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(H) Represents adjustments to reflect the 1998 Acquisitions, less the 1998 Dispositions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



      These adjustments are as follows:



                                                      1998           1998
                                                  ACQUISITIONS   DISPOSITIONS    TOTAL
                                                  ------------   ------------   -------
Rental and other property revenues..............    $16,347         $(951)      $15,396
Property operating expense......................     (7,371)          376        (6,995)
Owned property management expense...............       (585)           37          (548)
Depreciation....................................     (3,402)           93        (3,309)



(I) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.



(J)   Represents adjustments to interest expense for the following:



Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   $(6,701)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    10,326
                                                               -------
                                                               $ 3,625
                                                               =======



(K) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the probable purchases.



(L) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1998 Acquisitions.



(M) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(N) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:



Duplication of public company expenses......................   $  355
Reduction in salaries and benefits..........................    2,482
Merger related costs........................................    1,212
Other.......................................................    1,229
                                                               ------
                                                               $5,278
                                                               ======

      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1998 and that the restructuring plan was completed on January 1, 1998. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.



(O) Represents the decrease in interest expense of $1,480 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,335 related to borrowings under the Partnership's line of credit.



(P) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.



(Q) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(R) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $27,084, amortization of goodwill of $9,873, and depreciation of furniture, fixtures, and equipment of $2,842, less IFG's historical depreciation and amortization of $13,938. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.



(S) Represents the elimination of merger related expenses recorded by IFG during the nine months ended September 30, 1998. In connection with the IFG Merger, certain IFG executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $50,000.



(T) Represents elimination of minority interest in IPT resulting from the IPT merger.



(U) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.



(V)   Represents the reversal of IFG's income tax provision.



(W) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(X) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(Y) Represents interest income of $2,861 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries of the Partnership, net of the elimination of the Partnership's share of the related interest expense of $2,718 reflected in the equity in earnings of the Unconsolidated Subsidiaries.



(Z) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.

(AA) The following table presents the net impact to pro forma net income applicable to holders of shares of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:



Increase in interest........................................   $   674
                                                               =======
Net income..................................................   $37,406
                                                               =======
Net income attributable to OP Unitholders...................   $ 6,492
                                                               =======
Basic loss per OP Unit......................................   $  0.10
                                                               =======
Diluted loss per OP Unit....................................   $  0.10
                                                               =======



(BB) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these stock offerings had occurred as of January 1, 1997.



(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(1,180) plus the elimination of intercompany interest of $2,718. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the nine months ended September 30, 1998 is presented below, which represents the effects of the Ambassador Merger, the IFG Merger and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)



                                                                             IFG
                                                      HISTORICAL(i)   REORGANIZATION(ii)     PRO FORMA
                                                      -------------   ------------------     ---------
Rental and other property revenues..................    $  9,910          $      --          $  9,910
Property operating expense..........................      (5,139)                --            (5,139)
Owned property management expense...................        (345)                --              (345)
Depreciation expense................................      (1,026)                --            (1,026)
                                                        --------          ---------          --------
Income from property operations.....................       3,400                 --             3,400
                                                        --------          ---------          --------
Management fees and other income....................      57,665             56,211(iii)      113,876
Management and other expenses.......................     (36,221)           (35,192)(iii)     (71,413)
Amortization........................................      (2,111)           (21,266)(iv)      (23,377)
                                                        --------          ---------          --------
Income from service company.........................      19,333               (247)           19,086
General and administrative expense..................          --            (13,800)(iii)     (13,800)
Interest expense....................................      (6,931)            (2,861)(v)        (9,792)
Interest income.....................................         617                 --               617
Minority interest...................................        (526)                --              (526)
                                                        --------          ---------          --------
Income (loss) from operations.......................      15,893            (16,908)           (1,015)
Income tax provision................................      (7,037)             6,810(vi)          (227)
                                                        --------          ---------          --------
Net income (loss)...................................    $  8,856          $ (10,098)         $ (1,242)
                                                        ========          =========          ========
Income (loss) attributable to preferred
  stockholders......................................    $  8,413          $  (9,593)         $ (1,180)
                                                        ========          =========          ========
Income (loss) attributable to common stockholders...    $    443          $    (505)         $    (62)
                                                        ========          =========          ========



---------------



(i) Represents the Unconsolidated Subsidiaries historical consolidated results of operations.



(ii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(iii)Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.



(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(v) Represents adjustment for interest expense related to a note payable to the Partnership.



(vi) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)


                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR         IFG
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE       AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................   $  32,697      $  28,121        $  (8,681)       $   3,437        $  1,879       $  4,744
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................      43,520         26,097            7,354           20,372           5,997         17,248
   Gain on investments............          --             --              (12)              --              --             --
   (Gain) loss on disposition of
    properties....................      (2,720)         2,720           (3,882)              --              --            (80)
   Minority interests.............      (1,008)          (960)             (16)             851            (705)        12,871
   Equity in earnings of
    unconsolidated partnerships...       1,798            122            8,542             (405)             --        (12,515)
   Equity in earnings of
    unconsolidated subsidiaries...      (4,636)            --           (5,790)              --              --             --
   Extraordinary (gain) loss on
    early extinguishment of debt..         269             --               --               --              --         (5,366)
   Changes in operating assets and
    operating liabilities.........       3,112             --            5,314           (3,523)             --         (4,384)
                                     ---------      ---------        ---------        ---------        --------       --------
      Total adjustments...........      40,335         27,979           11,510           17,295           5,292          7,774
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) operating activities...      73,032         56,100            2,829           20,732           7,171         12,518
      Net cash used in
       discontinued operations....          --             --           (7,999)              --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) continuing operations..      73,032         56,100           (5,170)          20,732           7,171         12,518
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................      21,792         19,627(I)            --               --              --             --
 Purchase of real estate..........    (376,315)       (63,839)(J)       (4,114)         (24,179)             --             --
 Additions to real estate,
   investments and property held
   for sale.......................     (26,966)        (4,849)(K)         (522)         (19,033)             --         (4,154)
 Proceeds from sale of property
   held for sale..................         303             --               --               --              --             --
 Purchase of general and limited
   partnership interests..........    (199,146)            --           (1,208)              --              --        (76,104)
 Purchase of management
   contracts......................          --             --          (11,686)              --              --        (36,868)
 Purchase of/additions to notes
   receivable.....................     (59,787)            --           (4,236)              --              --        (17,647)
 Proceeds from repayments of notes
   receivable.....................          --             --              214            1,000              --          8,838
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....      45,791             --            3,097            3,183              --         42,615
 Contribution to unconsolidated
   subsidiaries...................     (42,879)            --               --               --              --             --
 Proceeds from sale of
   securities.....................          --             --              642               --              --             --
 Purchase of investments held for
   sale...........................          --             --              (73)              --              --             --
 Purchase of NHP mortgage loans...     (60,575)            --               --               --              --             --
 Purchase of Ambassador common
   stock..........................     (19,881)            --               --               --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash used in investing
       activities.................    (717,663)       (49,061)         (17,886)         (39,029)             --        (83,320)
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............     225,436             --          145,519          156,746              --        111,001
 Principal repayments on secured
   notes payable..................     (12,512)      (204,027)(L)     (141,032)        (141,676)             --        (12,697)
 Proceeds from secured short-term
   financing......................      19,050             --               --               --              --             --
 Repayments on secured short-term
   financing......................          --             --             (434)              --              --             --
 Principal repayments on unsecured
   short-term notes payable.......         (79)            --               --               --              --             --
 Proceeds (payoff) from unsecured
   short-term financing...........     (12,500)            --               --               --              --             --
 Principal repayments on secured
   tax-exempt bond financing......      (1,487)            --               --               --              --             --
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................    (162,008)            --               --               --              --             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................      (6,387)            --             (245)          (8,095)             --         (2,305)
 Proceeds from issuance of common
   and preferred stock, net.......     643,224        253,239(M)         6,286           28,946              --         62,420
 Proceeds from exercises of
   employee stock options and
   warrants.......................         871             --               --            3,195              --          7,487
 Repurchase of common stock.......          --             --               --               --              --         (3,283)
 Principal repayments received on
   notes due from Officers........      25,957             --               --            1,323              --             --
 Investments made by minority
   interests......................          --             --               --               --              --            249
 Payment of distributions.........     (44,660)       (19,396)(N)      (11,503)(Q)      (15,717)        (12,173)(R)     (2,695)
 Payment of distributions to
   limited partners...............          --         (5,678)(O)           --               --             (15)(R)         --
 Payment of preferred unit
   distributions..................        (846)       (39,255)(P)           --           (2,279)             --             --
 Payment of distributions to
   minority interests.............      (5,510)            --               --           (3,700)             --        (12,578)
 Net transactions with
   Insignia/ESG...................          --             --               --               --              --        (57,612)
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) financing activities...     668,549        (20,117)          (1,409)          18,743         (12,188)        89,987
                                     ---------      ---------        ---------        ---------        --------       --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      23,918        (13,078)         (24,465)             446          (5,017)        19,185
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............      13,170             --           36,277            4,002              --         64,447
                                     ---------      ---------        ---------        ---------        --------       --------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................   $  37,088      $ (13,078)       $  11,812        $   4,448        $ (5,017)      $ 83,632
                                     =========      =========        =========        =========        ========       ========


                                         IFG              IFG
                                        MERGER       REORGANIZATION      PRO
                                    ADJUSTMENTS(G)   ADJUSTMENTS(H)     FORMA
                                    --------------   --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................     $(63,010)        $  5,589      $   4,776
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................       38,500          (28,355)       130,733
   Gain on investments............           --               --            (12)
   (Gain) loss on disposition of
    properties....................           80               --         (3,882)
   Minority interests.............       (1,552)              --          9,481
   Equity in earnings of
    unconsolidated partnerships...       24,281               --         21,823
   Equity in earnings of
    unconsolidated subsidiaries...           --            4,181         (6,245)
   Extraordinary (gain) loss on
    early extinguishment of debt..           --               --         (5,097)
   Changes in operating assets and
    operating liabilities.........           --               --            519
                                       --------         --------      ---------
      Total adjustments...........       61,309          (24,174)       147,320
                                       --------         --------      ---------
      Net cash provided by (used
       in) operating activities...       (1,701)         (18,585)       152,096
      Net cash used in
       discontinued operations....           --               --         (7,999)
                                       --------         --------      ---------
      Net cash provided by (used
       in) continuing operations..       (1,701)         (18,585)       144,097
                                       --------         --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................           --               --         41,419
 Purchase of real estate..........           --               --       (468,447)
 Additions to real estate,
   investments and property held
   for sale.......................           --               --        (55,524)
 Proceeds from sale of property
   held for sale..................           --               --            303
 Purchase of general and limited
   partnership interests..........           --               --       (276,458)
 Purchase of management
   contracts......................           --               --        (48,554)
 Purchase of/additions to notes
   receivable.....................           --               --        (81,670)
 Proceeds from repayments of notes
   receivable.....................           --               --         10,052
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....           --               --         94,686
 Contribution to unconsolidated
   subsidiaries...................           --               --        (42,879)
 Proceeds from sale of
   securities.....................           --               --            642
 Purchase of investments held for
   sale...........................           --               --            (73)
 Purchase of NHP mortgage loans...           --               --        (60,575)
 Purchase of Ambassador common
   stock..........................           --               --        (19,881)
                                       --------         --------      ---------
      Net cash used in investing
       activities.................           --               --       (906,959)
                                       --------         --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............           --               --        638,702
 Principal repayments on secured
   notes payable..................           --               --       (516,944)
 Proceeds from secured short-term
   financing......................           --               --         19,050
 Repayments on secured short-term
   financing......................           --               --           (434)
 Principal repayments on unsecured
   short-term notes payable.......           --               --            (79)
 Proceeds (payoff) from unsecured
   short-term financing...........           --               --        (12,500)
 Principal repayments on secured
   tax-exempt bond financing......           --               --         (1,487)
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................           --               --       (162,008)
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................           --               --        (17,032)
 Proceeds from issuance of common
   and preferred stock, net.......           --               --        994,115
 Proceeds from exercises of
   employee stock options and
   warrants.......................           --               --         11,553
 Repurchase of common stock.......           --               --         (3,283)
 Principal repayments received on
   notes due from Officers........           --               --         27,280
 Investments made by minority
   interests......................           --               --            249
 Payment of distributions.........      (23,831)(S)           --       (129,975)
 Payment of distributions to
   limited partners...............           --               --         (5,693)
 Payment of preferred unit
   distributions..................           --               --        (42,380)
 Payment of distributions to
   minority interests.............           --               --        (21,788)
 Net transactions with
   Insignia/ESG...................           --               --        (57,612)
                                       --------         --------      ---------
      Net cash provided by (used
       in) financing activities...      (23,831)              --        719,734
                                       --------         --------      ---------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      (25,532)         (18,585)       (43,128)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............           --               --        117,896
                                       --------         --------      ---------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................     $(25,532)        $(18,585)     $  74,768
                                       ========         ========      =========

---------------


(A) Represents the Partnership's audited consolidated statement of cash flows for the year ended December 31, 1997.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
     (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probably Purchases; and (vii) the 1998 Dispositions.



(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed as follows:



                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (loss).................   $ (7,266)       $  4,350          $(2,222)            $ (3,543)        $  (8,681)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in) operating
       activities:
       Depreciation and amortization...      4,058           9,134            5,125              (10,963)            7,354
       Gain on investments.............        (12)             --               --                   --               (12)
       (Gain) loss on disposition of
         properties....................     (3,882)             --               --                   --            (3,882)
       Minority interests..............        (16)             --               --                   --               (16)
       Equity in earnings of
         unconsolidated partnerships...      3,905              --            4,631                    6             8,542
       Equity in earnings of
         unconsolidated subsidiaries...         --              --            4,636              (10,426)           (5,790)
       Changes in operating assets and
         operating liabilities.........     (1,036)          6,350               --                   --             5,314
                                          --------        --------          -------             --------         ---------
           Total adjustments...........      3,017          15,484           14,392              (21,383)           11,510
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) operating
             activities................     (4,249)         19,834           12,170              (24,926)            2,829
           Net cash used in
             discontinued operations...         --          (7,999)              --                   --            (7,999)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) continuing
             operations................     (4,249)         11,835           12,170              (24,926)           (5,170)
                                          --------        --------          -------             --------         ---------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...........         --          (4,114)              --                   --            (4,114)
     Additions to real estate,
       investments and property held
       for sale........................       (522)             --               --                   --              (522)
     Purchase of general and limited
       partnership interests...........     (1,208)             --               --                   --            (1,208)
     Purchase of management
       contracts.......................         --         (11,686)              --                   --           (11,686)
     Purchase of/additions to notes
       receivable......................         --          (4,236)              --                   --            (4,236)
     Proceeds from repayments of notes
       receivable......................        214              --               --                   --               214
     Distributions from investments in
       real estate partnerships and
       unconsolidated subsidiaries.....      3,097              --               --                   --             3,097
     Proceeds from sale of
       securities......................        642              --               --                   --               642
     Purchase of investments held for
       sale............................        (73)             --               --                   --               (73)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) investing
             activities................      2,150         (20,036)              --                   --           (17,886)
                                          --------        --------          -------             --------         ---------

                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes
       payable borrowings..............   $ 74,019        $ 71,500          $    --             $     --         $ 145,519
     Principal repayments on secured
       notes payable...................    (71,256)        (69,776)              --                   --          (141,032)
     Repayments on secured short-term
       financing.......................       (434)             --               --                   --              (434)
     Payment of loan costs, net of
       proceeds from interest rate
       hedge...........................         --            (245)              --                   --              (245)
     Proceeds from issuances of common
       and preferred stock, net........         --           6,286               --                   --             6,286
     Payment of distributions..........     (2,000)             --           (9,503)                  --           (11,503)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) financing
             activities................        329           7,765           (9,503)                  --            (1,409)
                                          --------        --------          -------             --------         ---------
   NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS..................     (1,770)           (436)           2,667              (24,926)          (24,465)
   CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD...............     25,795          10,482               --                   --            36,277
                                          --------        --------          -------             --------         ---------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD............................   $ 24,025        $ 10,046          $ 2,667             $(24,926)        $  11,812
                                          ========        ========          =======             ========         =========



---------------



      (i)Represents the adjustment to record cash flow activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. In addition, represents adjustments to record additional deprecation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.



      (ii)
         Represents the unaudited consolidated statement of cash flows of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).



      (iii)
         Represents the following adjustments occurring as a result of the NHP
         Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
         (iii) the incremental amortization of the purchase price adjustment related to management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships, based on the purchase price adjustment related to real estate and an estimated average life of 20 years.



      (iv)
         Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership; (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related cash flow activity primarily related to the management operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.



(D) Represents the audited historical statement of cash flows of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. The Ambassador historical statement of cash flows excludes an extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.



(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:



                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).....................    $  10,233       $  7,566       $(13,055)       $  4,744
     Adjustments to reconcile net income to
        net cash provided by (used in)
        operating activities:
        Depreciation and amortization......       32,675             63        (15,490)         17,248
        Gain on disposition of property....           --            (80)            --             (80)
        Minority interests.................       12,448            382             41          12,871
        Equity in earnings of
          unconsolidated partnerships......      (10,027)        (2,639)           151         (12,515)
        Extraordinary gain on early
          extinguishment of debt...........       (5,366)            --             --          (5,366)
        Changes in operating assets and
          liabilities......................           --         (2,405)        (1,979)         (4,384)
                                               ---------       --------       --------        --------
             Total adjustments.............       29,730         (4,679)       (17,277)          7,774
                                               ---------       --------       --------        --------
   Net cash provided by (used in) operating
     activities............................       39,963          2,887        (30,332)         12,518
                                               ---------       --------       --------        --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to real estate, investments
        and property held for sale.........       (7,695)           665          2,876          (4,154)
     Purchase of general and limited
        partnership interests..............      (93,118)            --         17,014         (76,104)
     Purchase of management contracts......      (99,540)            --         62,672         (36,868)
     Purchase of/additions to notes
        receivable.........................       (9,172)       (14,251)         5,776         (17,647)
     Proceeds from repayments of notes
        receivable.........................        4,523          7,552         (3,237)          8,838
     Distributions from investments in real
        estate partnerships and
        unconsolidated subsidiaries........       44,823             --         (2,208)         42,615
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               investing activities........     (160,179)        (6,034)        82,893         (83,320)
                                               ---------       --------       --------        --------

                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable
        borrowings.........................    $ 118,141       $     --       $ (7,140)       $111,001
     Principal repayments on secured notes
        payable............................      (15,682)            --          2,985         (12,697)
     Payment of loan costs, net of proceeds
        from interest rate hedge...........       (2,305)            --             --          (2,305)
     Proceeds from issuance of common and
        preferred stock, net...............       62,420             --             --          62,420
     Proceeds from exercises of employee
        stock options and warrants.........        7,487             --             --           7,487
     Repurchase of common stock............       (3,283)            --             --          (3,283)
     Investment made by minority
        interests..........................          249             --             --             249
     Payment of distributions..............           --         (2,695)            --          (2,695)
     Payment of distributions to minority
        interests..........................      (12,578)            --             --         (12,578)
     Net transactions with Insignia/ESG....           --             --        (57,612)        (57,612)
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               financing activities........      154,449         (2,695)       (61,767)        (89,987)
                                               ---------       --------       --------        --------
   NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS...........................       34,233         (5,842)        (9,206)        (19,185)
   CASH AND CASH EQUIVALENTS AT BEGINNING
     OF PERIOD.............................       54,614          9,789             44          64,447
                                               ---------       --------       --------        --------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD................................    $  88,847       $  3,947       $ (9,162)       $ 83,632
                                               =========       ========       ========        ========



---------------



      (i)Represents the audited consolidated statement of cash flows of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.



      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.



      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.



(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(I) Represents proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997.

(J) Represents the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997.



(K) Represents cash payments for capital improvements of $300 per unit on the 1997 Acquisitions and the 1998 Acquisitions.



(L) Represents net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997.



(M) Represents cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997.



(N) Represents distributions paid on the 1997 Stock Offerings as if these occurred on January 1, 1997.



(O) Represents distributions paid to limited partners on OP Units issued in connection with the 1997 Acquisitions and the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.



(P) Represents preferred unit distributions paid on the Class B Preferred Stock, the Class C Preferred Stock and the 1998 Stock Offerings as if these occurred on January 1, 1997.



(Q) Represents historical distributions of $2,000 and pro forma distributions on the shares issued in the NHP Merger as if these shares had been issued on January 1, 1997.



(R) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.



(S) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)


                                                      COMPLETED
                                                     TRANSACTIONS
                                                         AND                          AMBASSADOR
                                                       PROBABLE      AMBASSADOR     PURCHASE PRICE     IFG AS        IFG MERGER
                                     HISTORICAL(A)   PURCHASE(B)    HISTORICAL(C)   ADJUSTMENTS(D)   ADJUSTED(E)   ADJUSTMENTS(F)
                                     -------------   ------------   -------------   --------------   -----------   --------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................    $  56,269       $  5,710       $ (2,382)        $ 4,255        $ (36,338)      $  3,251
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...       67,344          5,477          7,520           1,420           14,890         27,134
   (Gain) loss on disposition of
    properties.....................       (2,783)         2,783             --              --           (6,576)         6,576
   Minority interests..............        1,052           (537)           252            (252)          14,159         (6,622)
   Equity in earnings of
    unconsolidated partnerships....        5,078             --             71              --          (13,492)        14,304
   Equity in earnings of
    unconsolidated subsidiaries....       (8,413)            --             --              --               --             --
   Non-cash compensation...........           --             --             --              --              796             --
   Changes in operating assets and
    operating liabilities..........      (67,722)            --          5,948              --           (7,775)            --
                                       ---------       --------       --------         -------        ---------       --------
      Total adjustments............       (5,444)         7,723         13,791           1,168            2,002         41,392
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) operating activities...       50,825         13,433         11,409           5,423          (34,336)        44,643
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........      (63,839)        63,839(H)          --              --           27,122             --
 Additions to real estate..........      (47,878)        (1,120)(I)    (17,759)             --            9,309             --
 Proceeds from sale of property and
   investments held for sale.......       19,627        (19,627)(J)         --              --              (35)            --
 Additions to property held for
   sale............................       (1,986)            --             --              --               --             --
 Purchase of general and limited
   partnership interests...........      (27,016)            --             --              --           17,420             --
 Purchase of/additions to notes
   receivable......................      (72,445)            --             --              --          (27,589)            --
 Proceeds from repayments/sale of
   notes receivable................       21,562             --             --              --           21,185             --
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....          513             --          1,063              --           22,053             --
 Payment of trust based preferred
   dividends.......................           --             --             --              --           (7,415)            --
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................        4,492             --             --              --           13,423             --
 Contribution to unconsolidated
   subsidiaries....................      (13,032)            --             --              --               --             --
 Purchase of investments held for
   sale............................       (4,935)            --             --              --               --             --
 Redemption of OP Units............         (516)            --             --              --               --             --
 Merger costs......................           --             --             --              --           (1,402)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) investing activities...     (185,453)        43,092        (16,696)             --           74,071             --
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............       77,489             --         37,162              --          177,234             --
 Principal repayments on secured
   notes payable...................      (56,262)            --             --              --            4,239             --
 Principal advances on secured
   tax-exempt bond financing.......           --             --         21,784              --               --             --
 Principal repayments on secured
   tax-exempt bond financing.......       (1,436)            --             --              --               --             --
 Net borrowings/repayments on
   secured short-term financing....      (30,693)       209,027(K)     (43,002)             --               --             --
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --             --          2,513              --               --             --
 Principal repayments on unsecured
   short-term notes payable........           --             --             --              --            2,644             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................       (5,727)            --             --              --              (83)            --
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................      253,239       (253,239)(L)         --              --               --             --
 Repurchase of common stock........      (10,972)            --             --              --               --             --
 Proceeds from exercises of
   employee stock options and
   warrants........................           --             --          9,761              --            6,533             --
 Principal repayments received on
   notes due from Officers.........        8,084             --             --              --               --             --
 Payment of distributions..........      (73,322)            --             --          (3,701)(O)       (8,606)       (21,738)(P)
 Payment of distributions to
   limited partners................      (10,251)        (7,530)(M)         --              (5)(O)         (494)            --
 Payment of preferred unit
   distributions...................      (10,916)       (27,471)(N)         --              --               --             --
 Proceeds from issuance of High
   Performance Units...............        1,988             --             --              --               --             --
 Net transactions with
   Insignia/ESG....................           --             --             --              --         (241,003)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) financing activities...      141,221        (79,213)        28,218          (3,706)         (59,536)       (21,738)
                                       ---------       --------       --------         -------        ---------       --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................        6,593        (22,688)        22,931           1,717          (19,801)        22,905
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............       37,088        (13,078)         4,448          (5,017)          83,632        (25,532)
                                       ---------       --------       --------         -------        ---------       --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................    $  43,681       $(35,766)      $ 27,379         $(3,300)       $  63,831       $ (2,627)
                                       =========       ========       ========         =======        =========       ========


                                          IFG
                                     REORGANIZATION      PRO
                                     ADJUSTMENTS(G)     FORMA
                                     --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................     $  7,315      $  38,080
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...      (21,266)       102,519
   (Gain) loss on disposition of
    properties.....................           --             --
   Minority interests..............           --          8,052
   Equity in earnings of
    unconsolidated partnerships....           --          5,961
   Equity in earnings of
    unconsolidated subsidiaries....        6,875         (1,538)
   Non-cash compensation...........           --            796
   Changes in operating assets and
    operating liabilities..........           --        (69,549)
                                        --------      ---------
      Total adjustments............      (14,391)        46,241
                                        --------      ---------
      Net cash provided by (used
        in) operating activities...       (7,076)        84,321
                                        --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........           --         27,122
 Additions to real estate..........           --        (57,448)
 Proceeds from sale of property and
   investments held for sale.......           --            (35)
 Additions to property held for
   sale............................           --         (1,986)
 Purchase of general and limited
   partnership interests...........           --         (9,596)
 Purchase of/additions to notes
   receivable......................           --       (100,034)
 Proceeds from repayments/sale of
   notes receivable................           --         42,747
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....           --         23,629
 Payment of trust based preferred
   dividends.......................           --         (7,415)
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................           --         17,915
 Contribution to unconsolidated
   subsidiaries....................           --        (13,032)
 Purchase of investments held for
   sale............................           --         (4,935)
 Redemption of OP Units............           --           (516)
 Merger costs......................           --         (1,402)
                                        --------      ---------
      Net cash provided by (used
        in) investing activities...           --        (84,986)
                                        --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............           --        291,885
 Principal repayments on secured
   notes payable...................           --        (52,023)
 Principal advances on secured
   tax-exempt bond financing.......           --         21,784
 Principal repayments on secured
   tax-exempt bond financing.......           --         (1,436)
 Net borrowings/repayments on
   secured short-term financing....           --        135,332
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --          2,513
 Principal repayments on unsecured
   short-term notes payable........           --          2,644
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................           --         (5,810)
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................           --             --
 Repurchase of common stock........           --        (10,972)
 Proceeds from exercises of
   employee stock options and
   warrants........................           --         16,294
 Principal repayments received on
   notes due from Officers.........           --          8,084
 Payment of distributions..........           --       (107,367)
 Payment of distributions to
   limited partners................           --        (18,280)
 Payment of preferred unit
   distributions...................           --        (38,387)
 Proceeds from issuance of High
   Performance Units...............           --          1,988
 Net transactions with
   Insignia/ESG....................           --       (241,003)
                                        --------      ---------
      Net cash provided by (used
        in) financing activities...           --          5,246
                                        --------      ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................       (7,076)         4,581
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............      (18,585)        62,956
                                        --------      ---------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................     $(25,661)     $  67,537
                                        ========      =========

---------------


(A) Represents the Partnership's unaudited consolidated statement of cash flows for the nine months ended September 30, 1998.



(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
     (iii) the Probably Purchases; and (iv) the 1998 Dispositions.



(C) Represents the unaudited historical statement of cash flows of Ambassador for the four months ended April 20, 1998. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.



(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.



(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:



                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).........................................    $ (36,017)     $  4,718      $  (5,039)     $(36,338)
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
       Depreciation and amortization...........................       27,685            48        (12,843)       14,890
       Gain on disposition of property.........................       (5,888)         (688)            --        (6,576)
       Minority interests......................................       14,159            --             --        14,159
       Equity in earnings of unconsolidated partnerships.......      (12,169)           --         (1,323)      (13,492)
       Non-cash compensation...................................          796            --             --           796
       Changes in operating assets and liabilities.............      (18,853)       (1,499)        12,577        (7,775)
                                                                   ---------      --------      ---------      --------
           Total adjustments...................................        5,730        (2,139)        (1,589)        2,002
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) operating
             activities........................................      (30,287)        2,579         (6,628)      (34,336)
                                                                   ---------      --------      ---------      --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...................................       (3,804)           --         30,926        27,122
     Additions to real estate..................................       (2,252)          (25)        11,586         9,309
     Proceeds from sales of property and investments held for
       sale....................................................           --           161           (196)          (35)
     Purchase of general and limited partnership interests.....      (44,270)           --         61,690        17,420
     Purchases of / additions to notes receivable..............      (17,107)      (15,407)         4,925       (27,589)
     Proceeds from repayments/sale of notes receivable.........          151        23,672         (2,638)       21,185
     Distributions from investments in real estate partnerships
       and unconsolidated subsidiaries.........................       21,360            --            693        22,053
     Payment of trust based preferred dividends................       (7,415)           --             --        (7,415)
     Cash received in connection with AMIT Merger..............       13,423            --             --        13,423
     Merger costs..............................................       (1,402)           --             --        (1,402)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) investing
             activities........................................      (41,316)        8,401        106,986        74,071
                                                                   ---------      --------      ---------      --------

                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable borrowings............      186,000            --         (8,766)      177,234
     Principal repayments on secured notes payable.............       (1,874)           --          6,113         4,239
     Principal repayments on unsecured short-term notes
       payable.................................................        2,644            --             --         2,644
     Payment of loan costs, net of proceeds from interest rate
       hedge...................................................          (83)           --             --           (83)
     Proceeds from exercises of employee stock options and
       warrants................................................        6,533            --             --         6,533
     Payment of distributions..................................       (6,541)       (2,065)            --        (8,606)
     Payment of distributions minority interests...............         (494)           --             --          (494)
     Net transactions with Insignia/ESG........................     (118,424)           --       (122,579)     (241,003)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) financing
             activities........................................       67,761        (2,065)      (125,232)      (59,536)
                                                                   ---------      --------      ---------      --------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (3,842)        8,915        (24,874)      (19,801)
   CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       88,847         3,947         (9,162)       83,632
   CASH AND CASH EQUIVALENTS AT END OF PERIOD..................    $  85,005      $ 12,862      $ (34,036)     $ 63,831
                                                                   =========      ========      =========      ========



---------------



      (i)Represents the unaudited consolidated statement of cash flows of IFG for the nine months ended September 30, 1998. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.



      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.



      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.



(F) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.



(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.



(H) Represents adjustment to remove the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997; therefore, the purchases are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(I) Represents cash payments for capital improvements of $300 per unit on the 1998 Acquisitions.



(J) Represents adjustment to remove the proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997; therefore, the proceeds are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(K) Represents adjustment to remove net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.



(L) Represents adjustment to remove cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(M) Represents distributions paid to limited partners on OP Units issued in connection with the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.



(N) Represents preferred unit distributions paid on the 1998 Stock Offerings as if these occurred on January 1, 1997.



(O) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.



(P) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                       PRO FORMA FINANCIAL INFORMATION OF


                             AIMCO PROPERTIES, L.P.


                               (EXCHANGE OFFERS)



INTRODUCTION



     AIMCO Properties L.P. (the "Partnership") intends to offer to purchase limited partnership interests in syndicated real estate limited partnerships in which AIMCO holds partnership interests. The Partnership, is subject to applicable law, plans to offer to purchase certain of such limited partnership interests in exchange for (i) equity securities of the Partnership; (ii) cash or
(iii) a combination of such equity securities and cash. Such offers are expected to include terms that will allow limited partners to continue to hold their limited partnership interests.



     The following Pro Forma Consolidated Balance Sheet (Exchange Offers) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.



     The Pro Forma Financial Information (Exchange Offers) is based, in part, on the historical financial statements of the partnerships in which the Exchange Offers are made. The Pro Forma Financial Information (Exchange Offers) is also based, in part, on the Pro Forma Financial Information (Insignia Merger) of the Partnership included elsewhere herein. Such pro forma information is based in part upon: (i) the audited Consolidated Financial Statements of Insignia for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of Angeles Mortgage Investment Trust ("AMIT") for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Insignia for the nine months ended September 30, 1998; and (iv) the unaudited Consolidated Financial Statements of AMIT for the period from January 1, 1998 to September 17, 1998. The Pro Forma Financial Information (Insignia Merger) is also based, in part, upon: (i) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (iv) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; and (v) the historical financial statements of certain properties and companies acquired by AIMCO filed in AIMCO's Current Reports on Form 8-K, dated April 16, 1997, May 5, 1997, June 3, 1997, September 19, 1997, October 15, 1997, December 1, 1997 and
November 2, 1998. The following Pro Forma Financial Information (Exchange Offers) should be read in conjunction with such financial statements and notes thereto.



     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying ownership percentages of each partnership, and that the limited partners will choose to elect to receive 35% of the consideration in the form of equity securities of AIMCO Properties, L.P. and 65% of the consideration in the form of cash. The interest to be acquired in each of the partnerships, the estimated purchase price for each partnership, including cash, common units, or preferred units is summarized below:



                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
Angeles Income Properties, Ltd. II.....................     17.87         $ 2,942    $1,912    1,030
Angeles Income Properties, Ltd. III....................     24.50           1,141       742      399
Angeles Income Properties, Ltd. IV.....................     20.50             701       456      245
Angeles Income Properties, Ltd. 6......................     21.96           1,917     1,246      671
Angeles Opportunity Properties, Ltd....................     22.39             977       635      342
Angeles Partners VII...................................     24.50             447       291      156
Angeles Partners VIII..................................     24.50               7         5        2
Angeles Partners IX....................................     15.39             797       518      279
Angeles Partners X.....................................     24.50             634       412      222
Angeles Partners XI....................................     24.50               6         4        2
Angeles Partners XII...................................     13.38           3,321     2,159    1,162
Angeles Partners XIV...................................     24.50               7         5        2
Baywood Partners, Ltd..................................     24.50             242       157       85
Brampton Associates Partnership........................     24.50              72        47       25
Buccaneer Trace Limited Partnership....................     24.50               7         5        2
Burgundy Court Associates, L.P.........................     24.50             964       627      337
Calmark/Fort Collins, Ltd..............................     24.50             163       106       57
Calmark Heritage Park II Ltd...........................     24.50              39        25       14
Casa Del Mar Associates Limited Partnership............     21.16             503       327      176
Catawba Club Associates, L.P...........................     24.50               7         5        2
Cedar Tree Investors Limited Partnership...............     24.50             742       482      260
Century Properties Fund XVI............................      5.12             150        98       52
Century Properties Fund XVIII..........................      5.14             201       131       70
Century Properties Fund XIX............................     24.50             218       142       76
Century Properties Growth Fund XXII....................      8.66           2,010     1,307      703
Chapel Hill, Limited...................................     24.50             536       348      188
Chestnut Hill Associates Limited Partnership...........     13.38             799       519      280
Coastal Commons Limited Partnership....................     24.50             544       354      190
Consolidated Capital Institutional Properties/2........     13.82           3,940     2,561    1,379
Consolidated Capital Institutional Properties/3........     12.15           4,972     3,232    1,740
Consolidated Capital Properties III....................      8.94             778       506      272
Consolidated Capital Properties IV.....................      7.68           4,004     2,603    1,401
Consolidated Capital Properties V......................      8.56             269       175       94
Consolidated Capital Properties VI.....................      9.89             221       144       77
DFW Apartment Investors Limited Partnership............     17.83           1,373       892      481
DFW Residential Investors Limited Partnership..........     17.83             523       340      183
Davidson Diversified Real Estate I, L.P................     24.50             410       267      143
Davidson Diversified Real Estate II, L.P...............     22.16             526       342      184
Davidson Diversified Real Estate III, L.P..............     24.50               7         5        2
Davidson Growth Plus, L.P..............................     18.74           1,668     1,084      584
Davidson Income Real Estate, L.P.......................     22.14           1,559     1,013      546
Drexel Burnham Lambert Real Estate Associates II.......     24.50           1,263       821      442
Four Quarters Habitat Apartment Associates, Ltd........     10.21              61        40       21
Fox Strategic Housing Income Partners..................     24.50           1,700     1,105      595
Georgetown of Columbus Associates, L.P.................     24.50             173       112       61
HCW Pension Real Estate Fund Limited Partnership.......     23.28           1,546     1,005      541
Investors First-Staged Equity..........................     24.50               7         5        2
Johnstown/Consolidated Income Partners.................     14.03           1,033       671      362

                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
La Colina Partners, Ltd................................     24.50         $   530    $  345      185
Lake Eden Associates, L.P..............................     24.50             463       301      162
Landmark Associates, L.P...............................     24.50              95        62       33
Minneapolis Associates II Limited Partnership..........     24.50               3         2        1
Multi-Benefit Realty Fund "87-1-Class A & Class B......      9.68             734       477      257
National Property Investors 8..........................      5.27             467       304      163
Northbrook Apartments, Ltd.............................     24.00             252       164       88
Olde Mill Investors Limited Partnership................     16.38             318       207      111
Orchard Park Apartments Limited Partnership............     24.50              55        36       19
Park Town Place Associates Limited Partnership.........     24.50             212       138       74
Quail Run Associates, L.P..............................     24.50             381       248      133
Ravensworth Associates Limited Partnership.............     24.50               7         5        2
Rivercreek Apartments Limited Partnership..............     24.50              75        49       26
Rivercrest Apartments, Limited.........................     24.50           1,348       876      472
Riverside Park Associates L.P..........................     24.50           1,067       694      373
Salem Arms of Augusta Limited Partnership..............     24.50             336       218      118
Shaker Square, L.P.....................................     24.50             528       343      185
Shannon Mannor Apartments, Limited Partnership.........     11.45             518       337      181
Sharon Woods, L.P......................................     24.50             331       215      116
Shelter Properties III.................................      7.49             966       628      338
Shelter Properties IV..................................     60.52          15,280     9,932    5,348
Shelter Properties VI..................................     10.64           1,256       816      440
Shelter Properties VII Limited Partnership.............     17.10           1,268       824      444
Snowden Village Associates, L.P........................     24.50             224       146       78
Springhill Lake Investors Limited Partnership..........     24.50           7,881     5,123    2,758
Sturbrook Investors, Ltd...............................     24.50             397       258      139
Sycamore Creek Associates, L.P.........................     24.50               8         5        3
Texas Residential Investors Limited Partnership........     21.23             805       523      282
Thurber Manor Associates, Limited Partnership..........     24.50             133        86       47
U.S. Realty Partners Limited Partnership...............     24.50           1,380       897      483
United Investors Growth Properties.....................     24.50           1,035       673      362
United Investors Growth Properties II..................     24.50             271       176       95
United Investors Income Properties.....................     24.50           2,032     1,321      711
Villa Nova, Limited Partnership........................     24.50             218       142       76
Walker Springs, Limited................................     24.50              55        36       19
Wingfield Investors Limited Partnership................     24.50             125        81       44
Winrock-Houston Limited Partnership....................      6.80             521       339      182
Winthrop Apartment Investors Limited Partnership.......     15.80             665       432      233
Winthrop Growth Investors 1 Limited Partnership........     24.50           1,201       781      420
Winthrop Texas Investors Limited Partnership...........     14.64             368       239      129
Woodmere Associates, L.P...............................     12.50             129        84       45
Yorktown Towers Associates.............................     24.50             502       326      176



     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the Exchange Offers, the 1997 Acquisitions, the 1998 Acquisitions and the Probable Purchases are adjusted to estimated fair market value, based on preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Exchange Offers) may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Financial Information (Exchange Offers) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions, results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.



                             AIMCO PROPERTIES, L.P.



             PRO FORMA CONSOLIDATED BALANCE SHEET (EXCHANGE OFFERS)


                            AS OF SEPTEMBER 30, 1998



                                     ASSETS



                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                             (IN THOUSANDS, EXCEPT UNIT DATA)
Real estate.......................................    $2,539,582         $ 15,280(C)
                                                                           26,954(D)
                                                                           13,655(E)     $2,595,471
Property held for sale............................        42,212               --            42,212
Investments in and notes receivable from
  unconsolidated subsidiaries.....................       200,779               --           200,779
Investments in and notes receivable from
  unconsolidated partnerships.....................       874,060           75,288(C)
                                                                          (13,655)(E)
                                                                           (8,161)(F)       927,532
Mortgage notes receivable.........................        20,916               --            20,916
Cash and cash equivalents.........................        98,848            2,620(D)        101,468
Restricted cash...................................        84,526            1,807(D)         86,333
Accounts receivable...............................        15,892            1,081(D)         16,973
Deferred financing costs..........................        21,835               --            21,835
Goodwill..........................................       383,772               --           383,772
Property management contracts.....................        34,639               --            34,639
Other assets......................................        72,324              422(D)         72,746
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

Secured notes payable.............................    $  872,746         $ 23,642(D)     $  896,388
Secured tax-exempt bond financing.................       399,925               --           399,925
Secured short-term financing......................       332,691               --           332,691
Unsecured short-term financing....................        22,420           58,869(C)         81,289
Accounts payable, accrued and other liabilities...       310,651              826(D)        311,477
Security deposits and deferred income.............        13,171              255(D)         13,426
                                                      ----------         --------        ----------
                                                       1,951,604           83,592         2,035,196
Minority interests................................        48,581               --            48,581
Company obligated mandatorily redeemable
  convertible securities of a subsidiary trust....       149,500               --           149,500
Redeemable common partnership units...............       259,831            8,161(D)
                                                                           (8,161)(F)
                                                                           22,642(C)        282,473
Redeemable preferred partnership units............            --            9,057(C)          9,057
Partner's capital
  General and Special Limited Partner.............     1,492,307               --         1,492,307
  Preferred Units.................................       487,562               --           487,562
                                                      ----------         --------        ----------
                                                       1,979,869               --         1,979,869
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

---------------


(A) Represents the Partnership's pro forma consolidated financial position as of September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the purchase of eight properties for an aggregate purchase price of $50.0 million; (iv) the Class J Preferred Stock Offering; and (v) the Probable Purchases. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical balance sheet data as of September 30, 1998 (unaudited) related to the 91 real estate partnerships is as follows (dollars in thousands):



Real estate.................................................   $1,082,652
Cash........................................................      151,024
Total assets................................................    1,493,409
Mortgages payable...........................................    1,585,196
Partners' capital (deficit).................................     (171,740)



(C) Represents the purchase price paid by the Partnership to the limited partners in order to obtain additional ownership by AIMCO in 91 real estate partnerships. For the purposes of the pro-forma presentation, it is assumed: (i) 65% of the purchase price is funded with cash by drawing down on the Partnership's unsecured short term credit facility; (ii) 25% of the purchase price is funded by the issuance of 646,914 OP Units at $35 per OP Unit; and (iii) 10% of the purchase price is funded by the issuance of 8% Preferred OP Units.



(D) Represents historical balance sheet data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.



(E) Represent the adjustment to real estate recorded in the IFG Merger related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.



(F) Represents the elimination of the partners' capital in the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)


                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations..............     $ 429,390         $ 11,270(C)      $ 440,660
Property operating expenses.......................      (181,959)          (6,612)(C)      (188,571)
Owned property management expense.................       (11,760)              --           (11,760)
Depreciation......................................       (93,131)          (2,711)(C)       (95,842)
                                                       ---------         --------         ---------
Income from property operations...................       142,540            1,947           144,487
                                                       ---------         --------         ---------
Management fees and other income..................        41,676               --            41,676
Management and other expenses.....................       (23,683)              --           (23,683)
Corporate overhead allocation.....................          (588)              --              (588)
Amortization......................................       (32,177)              --           (32,177)
                                                       ---------         --------         ---------
Income from service company business..............       (14,772)              --           (14,772)
Minority interest in service company business.....           (10)              --               (10)
                                                       ---------         --------         ---------
Partnership's share of income from service company
  business........................................       (14,782)              --           (14,782)
                                                       ---------         --------         ---------
General and administrative expenses...............       (21,228)              --           (21,228)
Interest expense..................................       (98,429)          (4,209)(D)
                                                                           (2,220)(C)      (104,858)(G)
Interest income...................................        21,734                             21,734
Minority interests................................        (9,481)              --            (9,481)
Equity in losses of unconsolidated partnerships...       (21,823)         (10,139)(E)
                                                                              483(F)        (31,479)(H)
Equity in earnings of Unconsolidated
  Subsidiaries....................................         6,245               --             6,245
                                                       ---------         --------         ---------
Net income (loss).................................         4,776          (14,138)           (9,362)(G)
Income attributable to Preferred Unitholders......        41,174              724            41,898(I)
                                                       ---------         --------         ---------
Income (loss) attributable to OP Unitholders......       (36,398)        $(14,862)        $ (51,260)(G)
                                                       =========         ========         =========
Basic earnings (loss) per OP Unit.................         (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Diluted earnings (loss) per OP Unit...............     $   (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Weighted average OP Units outstanding.............        66,646                             67,293
                                                       =========                          =========
Weighted average OP Units and equivalents
  outstanding.....................................        67,490                             68,137
                                                       =========                          =========



---------------



(A) Represents the Partnership's pro forma consolidated statement of operations for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchase, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):



Revenue.....................................................   $456,968
Operating expense...........................................    249,097
Depreciation................................................     87,344
Interest....................................................    138,778
Net income..................................................     15,005



(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.



(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,612 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $4,527 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.



(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net loss, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:



                                                                     8% PREFERRED
                           PRO FORMA     CASH      COMMON OP UNITS     OP UNITS
                           ---------   ---------   ---------------   ------------
Interest expense.........  $(104,858)  $(107,124)     $(100,649)      $(100,649)
Net loss.................     (9,362)    (11,628)        (5,153)         (5,153)
Preferred unit
  distributions..........     41,887      41,174         41,174          48,419
Net loss attributable to
  OP Unitholders.........    (51,260)    (52,802)       (46,327)        (53,572)
Net loss per OP Unit.....       (.76)       (.77)          (.68)           (.79)



     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:



                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Increase in interest
  expense..................  $  1,049    $  1,128      $    902         $    902
Net loss...................   (10,411)    (12,756)       (6,055)          (6,055)
Net loss attributable to OP
  Unitholders..............   (52,309)    (53,930)      (47,229)         (54,474)
Net loss per OP Unit.......      (.78)       (.79)         (.69)            (.80)



(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, the Partnership will own varying percentages of each partnership. The amount included in the pro forma financial statements assume an acceptance rate of 50%. The following table shows the effect on equity in earnings of unconsolidated partnerships, net loss, net loss attributable to OP Unitholders, and net loss per OP Unit in the event that the Partnership will have an acceptance rate of 100% of the interests tendered and will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:



Equity in earnings of unconsolidated partnerships...........  $(39,814)
Net loss....................................................   (21,727)
Net loss attributable to OP Unitholders.....................   (64,217)
Net loss per OP Unit........................................      (.95)



(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1997.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                     INSIGNIA MERGER                       PRO FORMA
                                                      PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                     ---------------   --------------   ---------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations...............     $ 335,767         $  8,654(C)      $ 344,421
Property operating expenses........................      (130,958)          (4,389)(C)      (135,347)
Owned property management expense..................        (8,875)              --            (8,875)
Depreciation.......................................       (76,136)          (2,033)(C)       (78,169)
                                                        ---------         --------         ---------
Income from property operations....................       119,798            2,232           122,030
                                                        ---------         --------         ---------
Management fees and other income...................        28,912               --            28,912
Management and other expenses......................       (14,386)              --           (14,386)
Corporate overhead allocation......................          (196)              --              (196)
Amortization.......................................       (18,584)              --           (18,584)
                                                        ---------         --------         ---------
Income from service company business...............        (4,254)              --            (4,254)
Minority interest in service company business......            --               --                --
                                                        ---------         --------         ---------
Partnership's share of income from service company
  business.........................................        (4,254)              --            (4,254)
                                                        ---------         --------         ---------
General and administrative expenses................        (9,207)              --            (9,207)
Interest expense...................................       (91,598)          (3,146)(D)
                                                                            (1,630)(C)       (96,374)(G)
Interest income....................................        40,887                             40,887
Minority interests.................................        (8,052)              --            (8,052)
Equity in losses of unconsolidated partnerships....        (5,961)          (8,541)(E)
                                                                                41(F)        (14,461)(H)
Equity in earnings of Unconsolidated
  Subsidiaries.....................................         1,538               --             1,538
Amortization of goodwill...........................        (5,071)              --            (5,071)
                                                        ---------         --------         ---------
Net income (loss)..................................        38,080          (11,044)           27,036(G)
Income attributable to Preferred Unitholders.......        30,914              544            31,458(I)
                                                        ---------         --------         ---------
Income (loss) attributable to OP Unitholders.......     $   7,166         $(11,588)        $  (4,422)(G)
                                                        =========         ========         =========
Basic earnings (loss) per OP Unit..................     $     .11                          $    (.06)(G)
                                                        =========                          =========
Diluted earnings (loss) per OP Unit................     $     .10                          $    (.06)(G)
                                                        =========                          =========
Weighted average OP Units outstanding..............        67,678                             68,325
                                                        =========                          =========
Weighted average OP Units and equivalents
  outstanding......................................        68,342                             68,989
                                                        =========                          =========



---------------



(A) Represents the Partnership's pro forma consolidated statement of operations for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1998 Stock Offerings;
     (iv) the 1998 Acquisitions; (v) the 1998 Dispositions; (vi) the Ambassador Merger; and (v) the Probable Purchases, as if these transactions had occurred on January 1, 1998. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data (unaudited) for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):



Revenue.....................................................   $338,937
Operating expense...........................................    182,529
Depreciation................................................     64,127
Interest....................................................    103,756
Net income..................................................     (9,329)



(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.



(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,138 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $3,403 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.



(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net income, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:



                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Interest expense...........  $(96,374)   $(98,068)     $(93,228)        $(93,228)
Net income.................    27,037      25,343        30,183           30,183
Preferred unit
  distributions............    31,449      30,914        30,914           36,348
Net loss attributable to OP
  Unitholders..............    (4,421)     (5,571)         (731)          (6,165)
Net loss per OP Unit.......      (.06)       (.08)         (.01)            (.09)



     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:



                                                                       8% PREFERRED
                               PRO FORMA    CASH     COMMON OP UNITS     OP UNITS
                               ---------   -------   ---------------   ------------
Increase in interest
  expense....................   $   784    $   844       $   674         $   674
Net income...................    26,252     24,499        29,509          29,509
Net loss attributable to OP
  Unitholders................    (5,206)    (6,145)       (1,405)         (6,839)
Net loss per OP Unit.........      (.08)      (.09)         (.02)           (.10)



(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying percentages of each partnership. The following table shows the effect on equity in earnings of unconsolidated partnerships, net income, net income
     (loss)
     attributable to OP Unitholders, and net loss per OP Unit in the event the Partnership will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:



Equity in earnings of unconsolidated partnerships...........    $(21,202)
Net income..................................................      17,298
Net income (loss) attributable to OP Unitholders............     (14,602)
Net income (loss) per OP Unit...............................       (0.21)



(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1998.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 (IN THOUSANDS)



                                                              INSIGNIA MERGER                         PRO FORMA
                                                               PRO FORMA(A)      ADJUSTMENTS(B)    EXCHANGE OFFERS
                                                              ---------------    --------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $   4,776          $(14,138)(C)      $  (9,362)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................       130,733             2,711(D)         133,444
    Gain on investments.....................................           (12)               --                (12)
    (Gain) loss on disposition of properties................        (3,882)               --             (3,882)
    Minority interests......................................         9,481                --              9,481
    Equity in earnings of unconsolidated partnerships.......        21,823            10,139(E)
                                                                                        (483)(F)         31,479
    Equity in earnings of unconsolidated subsidiaries.......        (6,245)               --             (6,245)
    Extraordinary (gain) loss on early extinguishment of
      debt..................................................        (5,097)               --             (5,097)
    Changes in operating assets and operating liabilities...           519              (660)(G)           (141)
                                                                 ---------          --------          ---------
        Total adjustments...................................       147,320            11,707            159,027
                                                                 ---------          --------          ---------
        Net cash provided by (used in) operating
          activities........................................       152,096            (2,431)           149,665
        Net cash used in discontinued operations............        (7,999)               --             (7,999)
                                                                 ---------          --------          ---------
        Net cash provided by (used in) continuing
          operations........................................       144,097            (2,431)           141,666
                                                                 ---------          --------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of real estate.........................        41,419                --             41,419
  Purchase of real estate...................................      (468,447)               --           (468,447)
  Additions to real estate, investments and property held
    for sale................................................       (55,524)           (1,024)(G)        (56,548)
  Proceeds from sale of property held for sale..............           303                --                303
  Purchase of general and limited partnership interests.....      (276,458)          (58,869)(H)       (335,327)
  Purchase of management contracts..........................       (48,554)               --            (48,554)
  Purchase of/additions to notes receivable.................       (81,670)               --            (81,670)
  Proceeds from repayments of notes receivable..............        10,052                --             10,052
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        94,686             7,166(I)         101,852
  Contribution to unconsolidated subsidiaries...............       (42,879)               --            (42,879)
  Proceeds from sale of securities..........................           642                --                642
  Purchase of investments held for sale.....................           (73)               --                (73)
  Purchase of NHP...........................................       (60,575)               --            (60,575)
  Purchase of Ambassador common stock.......................       (19,881)               --            (19,881)
                                                                 ---------          --------          ---------
        Net cash used in investing activities...............      (906,959)          (52,727)          (959,686)
                                                                 ---------          --------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       638,702                --            638,702
  Principal repayments on secured notes payable.............      (516,944)             (713)(G)       (517,657)
  Proceeds from secured short-term financing................        19,050            58,869(H)          77,919
  Repayments on secured short-term financing................          (434)               --               (434)
  Principal repayments on unsecured short-term notes
    payable.................................................           (79)               --                (79)
  Proceeds (payoff) from unsecured short-term financing.....       (12,500)               --            (12,500)
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,487)               --             (1,487)
  Net borrowings (paydowns) on the Company's revolving
    credit facilities.......................................      (162,008)               --           (162,008)
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................       (17,032)               --            (17,032)
  Proceeds from issuance of common and preferred stock,
    net.....................................................       994,115                --            994,115
  Proceeds from exercises of employee stock options and
    warrants................................................        11,553                --             11,553
  Repurchase of common stock................................        (3,283)               --             (3,283)
  Principal repayments received on notes due from
    Officers................................................        27,280                --             27,280
  Investments made by minority interests....................           249                --                249
  Payment of distributions..................................      (129,975)               --           (129,975)
  Payment of distributions to limited partners..............        (5,693)           (1,197)(J)         (6,890)
  Payment of preferred unit distributions...................       (42,380)             (724)(K)        (43,104)
  Payment of distributions to minority interests............       (21,788)               --            (21,788)
  Net transactions with Insignia/ESG........................       (57,612)               --            (57,612)
                                                                 ---------          --------          ---------
        Net cash provided by financing activities...........       719,734            56,235            775,969
                                                                 ---------          --------          ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (43,128)            1,077            (42,051)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       117,896             2,291            120,187
                                                                 ---------          --------          ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  74,768          $  3,368          $  78,136
                                                                 =========          ========          =========

---------------


(A) Represents the Partnership's pro forma consolidated statement of cash flows for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):



        Cash provided by operating activities.....................  $ 65,372
        Cash used in investing activities.........................   (11,713)
        Cash used in financing activities.........................   (74,617)



(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.



(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 20 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.



(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.



(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(H) Represents the cash portion of the purchase price (and additional borrowings by the Partnership) related to the acquisition by the Partnership of additional limited partnership interests in 91 real estate limited partnerships.



(I) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.



(J) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.85 per Common OP Unit.



(K) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                             AIMCO PROPERTIES, L.P.



        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)



                                                              INSIGNIA MERGER                       PRO FORMA
                                                               PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                              ---------------   --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $  38,080         $(11,044)(C)     $  27,036
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................       102,519            2,033(D)        104,552
    (Gain) loss on disposition of properties................            --               --                --
    Minority interests......................................         8,052               --             8,052
    Equity in earnings of unconsolidated partnerships.......         5,961            8,541(E)
                                                                                        (41)(F)        14,461
    Equity in earnings of unconsolidated subsidiaries.......        (1,538)              --            (1,538)
    Non-cash compensation...................................           796               --               796
    Changes in operating assets and operating liabilities...       (69,549)             (21)(G)       (69,570)
                                                                 ---------         --------         ---------
        Total adjustments...................................        46,241           10,512            56,753
                                                                 ---------         --------         ---------
        Net cash provided by operating activities...........        84,321             (532)           83,789
                                                                 ---------         --------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of real estate...................................        27,122               --            27,122
  Additions to real estate..................................       (57,448)            (668)(G)       (58,116)
  Proceeds from sale of property and investments held for
    sale....................................................           (35)              --               (35)
  Additions to property held for sale.......................        (1,986)              --            (1,986)
  Purchase of general and limited partnership interests.....        (9,596)              --            (9,596)
  Purchase of/additions to notes receivable.................      (100,034)              --          (100,034)
  Proceeds from repayments/sale of notes receivable.........        42,747               --            42,747
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        23,629            4,395(H)         28,024
  Payment of trust based preferred dividends................        (7,415)              --            (7,415)
  Cash received in connection with Ambassador Merger and
    AMIT Merger.............................................        17,915               --            17,915
  Contribution to unconsolidated subsidiaries...............       (13,032)              --           (13,032)
  Purchase of investments held for sale.....................        (4,935)              --            (4,935)
  Redemption of OP Units....................................          (516)              --              (516)
  Merger costs..............................................        (1,402)              --            (1,402)
                                                                 ---------         --------         ---------
        Net cash used in investing activities...............       (84,986)           3,727           (81,259)
                                                                 ---------         --------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       291,885               --           291,885
  Principal repayments on secured notes payable.............       (52,023)              --           (52,023)
  Principal advances on secured tax-exempt bond financing...        21,784               --            21,784
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,436)              --            (1,436)
  Net borrowings/ repayments on secured short-term
    financing...............................................       135,332               --           135,332
  Net borrowings (paydowns) on the revolving credit
    facilities..............................................         2,513             (812)(G)         1,701
  Principal repayments on unsecured short-term notes
    payable.................................................         2,644               --             2,644
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................        (5,810)              --            (5,810)
  Proceeds from issuance of common stock and preferred
    stock, net..............................................            --               --                --
  Repurchase of common stock................................       (10,972)              --           (10,972)
  Proceeds from exercises of employee stock options and
    warrants................................................        16,294               --            16,294
  Principal repayments received on notes due from
    Officers................................................         8,084               --             8,084
  Payment of distributions..................................      (107,367)              --          (107,367)
  Payment of distributions to limited partners..............       (18,280)          (1,092)(I)       (19,372)
  Payment of preferred unit distributions...................       (38,387)            (543)(J)       (38,930)
  Proceeds from issuance of High Performance Units..........         1,988               --             1,988
  Net transactions with Insignia/ESG........................      (241,003)              --          (241,003)
                                                                 ---------         --------         ---------
        Net cash provided by financing activities...........         5,246           (2,447)            2,799
                                                                 ---------         --------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........         4,581              748             5,329
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        62,956            3,368            66,324
                                                                 ---------         --------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  67,537         $  4,116         $  71,653
                                                                 =========         ========         =========

---------------


(A) Represents the Partnership's pro forma consolidated statement of cash flows for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the Ambassador Merger; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the 1998 Dispositions; and (vii) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."



(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):



        Cash provided by operating activities.....................  $ 76,113
        Cash used in investing activities.........................   (22,616)
        Cash used in financing activities.........................   (42,273)



(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.



(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 30 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.



(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.



(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.



(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.



(H) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.



(I) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.6875 per Common OP Unit.



(J) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                                                                      APPENDIX A


                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Shelter Properties IV

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Shelter Properties IV (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for an
offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's financial statements for the years ended October 31, 1995, 1996 and 1997, and annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended October 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending July 31, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the real property owned by the Partnership (the "Property"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Property, for the years ended October 31, 1996 and 1997, and the nine months ending July 31, 1998;

          5. Reviewed the 1998 operating budget for the Property prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Property and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Property; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Property and the Partnership; the physical condition of the Property including any deferred maintenance; and other factors influencing value of the Property and the Partnership;

          9. Performed a site inspection of the Property;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Property, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Property;

          11. Reviewed information provided by the Company relating to debt encumbering the Property;

          12. [Reviewed any bids received for the Property or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Property, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Property. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Property or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Property is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
December   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), the general partner of your partnership and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                    By Fax:

                                 (201) 460-2881

                                On the Internet:

                               www.clc-online.com

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY 18, 1999

PROSPECTUS

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                $600,000,000 OF
                              PREFERRED STOCK AND
                              CLASS A COMMON STOCK

                             AIMCO PROPERTIES, L.P.
                  $200,000,000 OF PARTNERSHIP PREFERRED UNITS
                    $200,000,000 OF PARTNERSHIP COMMON UNITS


     We may offer and sell these securities in connection with acquisitions of businesses, properties, securities or other assets. In addition, we may issue our Class A Common Stock upon conversion of shares our Preferred Stock, and we may also issue shares of our Preferred Stock and shares of our Class A Common Stock in exchange for our Partnership Preferred Units or our Partnership Common Units tendered for redemption.



     Apartment Investment and Management Company has elected to be taxed for Federal income tax purposes as a REIT. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AIV." On January 15, 1999, the last reported sales price of our Class A Common Stock on the NYSE was $36 7/16 per share. There is no public market for our Partnership Preferred Units or our Partnership Common Units. However, after a one-year holding period, each of our Partnership Common Units may be redeemed in exchange for a share of our Class A Common Stock or, at our option, a cash amount equal to the market value of one share of our Class A Common Stock at the time of the redemption (subject to antidilution adjustments).


     SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, INCLUDING WITHOUT LIMITATION, THE FOLLOWING RISKS:


     - Our acquisition and development activities expose us to several negative factors, including difficulty in managing our rapid growth, the incurrence of unforeseen costs, and the possible failure to realize projected occupancy and rental rates.


     - Our organizational documents do not limit the amount of debt that we may incur, and our Board of Directors may change our leverage policy at any time. Our cash flow from operations might be insufficient to make required debt payments, and we might be unable to refinance our debt at all or on terms as favorable as the terms of our existing debt. In addition, we are subject to debt covenants that may restrict our ability to make distributions to investors.

     - Our real estate investment and management activities expose us to several potentially negative factors that are beyond our control such as local economic conditions, intense competition, potential environmental liabilities and change of laws, any of which could negatively affect our financial condition or results of operations.


     - If Apartment Investment and Management Company fails to qualify as a REIT, (i) it would not be allowed a deduction for dividends it pays, (ii) it would be subject to federal income tax at corporate rates, (iii) it might need to borrow funds or liquidate investments on unfavorable terms in order to pay the applicable tax and (iv) it would no longer be required to make distributions to stockholders.



     - Our charter limits the number of shares of our stock that may be held by any one investor to 8.7% (15% in the case of certain pension trusts, registered investment companies and Terry Considine, Chairman of the Board of Directors and Chief Executive Officer of AIMCO). Consequently, our stockholders are limited in their ability to effect a change of our control.



     - We and certain of our officers and/or directors and unconsolidated subsidiaries have entered into, and may in the future enter into, certain transactions that may result in conflicts of interest between us and such officers and/or directors and unconsolidated subsidiaries.



     - Investors in our partnership units must hold their units for one year, subject to certain exceptions. Thereafter investors may transfer such partnership units, subject to the satisfaction of certain conditions, including the general partner's right of first refusal. Holders of our partnership units do not have the ability to vote for or remove the general partner, so they can not effect a change of control of AIMCO Properties, L.P.



     To the extent not otherwise described herein, the form in which the securities are to be issued, and the terms of such securities, including without limitation, their specific designation, or aggregate initial offering price, rate and timing of distributions or dividends, redemption, conversion and exchange terms, voting rights, and other specific terms will be set forth in a Prospectus Supplement, together with the terms of offering of such securities.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                The date of this Prospectus is January   , 1999.

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
THE COMPANY.....................................    1
RISK FACTORS....................................    2
  Risks of Acquisition and Development
    Activities..................................    2
  Risks Associated With Debt Financing..........    3
  Moody's Negative Outlook for AIMCO Ratings....    3
  Increases in Interests Rates May Increase our
    Interest Expense............................    3
  Risks of Interest Rate Hedging Arrangements...    3
  Covenant Restrictions May Limit Our Ability to
    Make Payments to Our Investors..............    4
  We Depend on Distributions and Other Payments
    from Our Subsidiaries.......................    4
  Real Estate Investment Risks..................    4
  Possible Environmental Liabilities............    4
  Laws Benefitting Disabled Persons May Result
    in Unanticipated Expenses...................    5
  Risks Relating to Regulation of Affordable
    Housing.....................................    5
  The Loss of Property Management Contracts
    Would Reduce Our Revenues...................    5
  Dependence on Certain Executive Officers......    5
  Possible Conflicts of Interest; Transactions
    with Affiliates.............................    6
  Tax Risks.....................................    6
  Possible Adverse Consequences of Limits on
    Ownership of Shares.........................    7
  Our Charter and Maryland Law May Limit the
    Ability of a Third Party to Acquire Control
    of the Company..............................    7
  Risks Associated with the Year 2000 Issue.....    8
  Risks Associated With an Investment in OP
    Units.......................................    8
SECURITIES COVERED BY THIS PROSPECTUS...........   15
RATIO OF EARNINGS TO FIXED CHARGES..............   17
SELECTED HISTORICAL FINANCIAL DATA..............   18
PER SHARE AND PER UNIT DATA.....................   21
  Per Share Data................................   21
  Per Unit Data.................................   21
  Stock Prices, Dividends and Distributions.....   22
BUSINESS OF THE COMPANY.........................   23
  Operating and Financial Strategies............   23
  Growth Strategies.............................   24
  Property Management Strategies................   27
  Accounting Policies and Definitions...........   30
  Policies of the Company with Respect to
    Certain Other Activities....................   31
  Contribution and Management Agreement.........   33
  Financial Information About Industry
    Segments....................................   33
  Competition...................................   33
  Regulation....................................   33
  Insurance.....................................   34
  Employees.....................................   34
  1998 Developments.............................   34
  Debt Assumptions and Financings...............   37
  Litigation....................................   39
  Year 2000 Readiness...........................   39
DESCRIPTION OF PREFERRED STOCK..................   42
  General.......................................   42
  Dividends.....................................   42



                                                  PAGE
                                                  ----
  Convertibility................................   43
  Redemption and Sinking Fund...................   43
  Liquidation Rights............................   43
  Voting Rights.................................   44
  Miscellaneous.................................   44
  Other Rights..................................   45
  Transfer Agent and Registrar..................   45
  Class B Preferred Stock.......................   45
  Class C Preferred Stock.......................   46
  Class D Preferred Stock.......................   47
  Class G Preferred Stock.......................   48
  Class H Preferred Stock.......................   49
  Class J Preferred Stock.......................   50
DESCRIPTION OF COMMON STOCK.....................   52
  General.......................................   52
  Class A Common Stock..........................   52
  Restrictions on Transfer......................   52
  Business Combinations.........................   53
  Control Share Acquisitions....................   54
DESCRIPTION OF OP UNITS.........................   55
  General.......................................   55
  Purpose and Business..........................   55
  Management by the AIMCO GP....................   55
  Management Liability and Indemnification......   56
  Compensation and Fees.........................   57
  Fiduciary Responsibilities....................   57
  Class B Partnership Preferred Units...........   58
  Class C Partnership Preferred Units...........   58
  Class D Partnership Preferred Units...........   58
  Class E Partnership Preferred Units...........   58
  Class F Partnership Preferred Units...........   58
  Class G Partnership Preferred Units...........   59
  Class H Partnership Preferred Units...........   59
  Class J Partnership Preferred Units...........   59
  Class One Partnership Preferred Units.........   60
  High Performance Units........................   61
  Distributions.................................   61
  Allocations of Net Income and Net Loss........   62
  Withholding...................................   63
  Return of Capital.............................   63
  Redemption Rights.............................   63
  Partnership Right to Call Common OP Units.....   64
  Transfers and Withdrawals.....................   64
  Issuance of Capital Stock by AIMCO............   65
  Dilution......................................   65
  Amendment of the AIMCO Operating Partnership
    Agreement...................................   65
  Procedures for Actions and Consents of
    Partners....................................   66
  Records and Accounting; Fiscal Year...........   66
  Reports.......................................   67
  Tax Matters...................................   67
  Dissolution and Winding Up....................   67
COMPARISON OF THE AIMCO OPERATING PARTNERSHIP
  AND AIMCO.....................................   69
COMPARISON OF COMMON OP UNITS AND CLASS A COMMON
  STOCK.........................................   78

                                                  PAGE
                                                  ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE AIMCO OPERATING PARTNERSHIP............   81
FEDERAL INCOME TAXATION OF AIMCO AND AIMCO
  STOCKHOLDERS..................................  107
  General.......................................  107
  Tax Aspects of AIMCO's Investments in
    Partnerships................................  111
  Taxation of Management Subsidiaries...........  113
  Taxation of Taxable Domestic Stockholders.....  113
  Taxation of Foreign Stockholders..............  114
  Information Reporting Requirements and Backup
    Withholding.................................  116
  Taxation of Tax-Exempt Stockholders...........  116
FEDERAL INCOME TAXATION OF THE AIMCO OPERATING
  PARTNERSHIP AND OP UNITHOLDERS................  117
  Partnership Status............................  117
  Taxation of OP Unitholders....................  119
  Allocations of AIMCO Operating Partnership
    Profits and Losses..........................  119
  Tax Basis of a Partnership Interest...........  119
  Cash Distributions............................  119



                                                  PAGE
                                                  ----
  Tax Consequences Upon Contribution of Property
    to the AIMCO Operating Partnership..........  120
  Limitations on Deductibility of Losses........  121
  Section 754 Election..........................  122
  Depreciation..................................  122
  Sale, Redemption, or Exchange of OP Units.....  123
  Termination of the AIMCO Operating
    Partnership.................................  123
  Alternative Minimum Tax.......................  123
  Information Returns and Audit Procedures......  124
  Taxation of Foreign OP Unitholders............  124
OTHER TAX CONSEQUENCES..........................  125
  Possible Legislative or Other Actions
    Affecting REITs.............................  125
  State, Local and Foreign Taxes................  125
WHERE YOU CAN FIND MORE INFORMATION.............  125
LEGAL MATTERS...................................  126
EXPERTS.........................................  127
INDEX TO FINANCIAL STATEMENTS OF AIMCO
  PROPERTIES, L.P...............................  F-1
APPENDIX A: GLOSSARY............................  A-1
APPENDIX B: THIRD AMENDED AND RESTATED AGREEMENT
  OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES,
  L.P...........................................  B-1

                                  THE COMPANY


     Apartment Investment and Management Company ("AIMCO"), a Maryland corporation formed on January 10, 1994, is a self-administered and self-managed REIT engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of December 31, 1998, we owned or managed 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, we believe that we are one of the largest owners and managers of multifamily apartment properties in the United States. As of December 31, 1998, we:



     - owned or controlled 63,268 units in 243 apartment properties;



     - held an equity interest in 170,061 units in 901 apartment properties; and



     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.



     We conduct substantially all of our operations through AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership" or the "Partnership"). Our wholly owned subsidiary, AIMCO-GP, Inc. (the "AIMCO GP") is the sole general partner of the AIMCO Operating Partnership. Through the AIMCO GP and another of our wholly owned subsidiaries, AIMCO-LP, Inc. (the "Special Limited Partner"), as of December 31, 1998, we owned approximately an 83% interest in the AIMCO Operating Partnership. We manage apartment properties for third parties and affiliates through unconsolidated subsidiaries that we refer to as the "management companies." Generally, when we refer to "we," "us" or the "Company" in this prospectus, we are referring to AIMCO, the AIMCO Operating Partnership, the management companies and their respective subsidiaries.


     Our principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

                                  RISK FACTORS

     Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

     Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES

     Generally. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to identify or complete transactions in the future. Although we seek to acquire, develop and expand properties only when such activities are accretive on a per share basis, such transactions may fail to perform in accordance with our expectations. When we develop or expand properties, we are subject to the risks that:

     - costs may exceed original estimates;

     - projected occupancy and rental rates at the property may not be realized;

     - financing may not be available on favorable terms;

     - construction and lease-up may not be completed on schedule; and


     - we may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy and other governmental permits and authorizations.



     We May Have Difficulty Managing Our Rapid Growth. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 2,147 apartment properties with 379,363 units as of December 31, 1998. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers. Our recent merger with Insignia Financial Group, Inc. ("Insignia") is our largest acquisition so far. Our ability to successfully integrate acquired businesses and properties depends on our ability to:


     - attract and retain qualified personnel;

     - integrate the personnel and operations of the acquired businesses;

     - maintain uniform standards, controls, procedures and policies; and

     - maintain adequate accounting and information systems.

     We can provide no assurance that we will be able to accomplish these goals and successfully integrate any acquired businesses or properties. If we fail to successfully integrate such businesses, our results of operations could be adversely affected.

     Litigation Associated with Partnership Acquisitions. We have engaged in, and intend to continue to engage in, the selective acquisition of interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. Although we intend to comply with our fiduciary obligations and relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of such litigation. In some cases, such litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Such litigation could also have a material adverse effect on our results of operations.

RISKS ASSOCIATED WITH DEBT FINANCING

     Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1. However, our Board of Directors could change this strategy at any time and increase our leverage. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us. As of September 30, 1998, 95% of the properties that we own or control and 41% of our assets were encumbered by debt. On a pro forma basis, giving effect to the recent Insignia merger, as of September 30, 1998, we had $1,627.0 million of indebtedness outstanding on a consolidated basis, of which $350.8 million was secured.

MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS


     Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poors and Duff & Phelps confirmed their existing ratings on our preferred stock and senior debt.


INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE

     As of September 30, 1998, approximately $115 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions.

RISKS OF INTEREST RATE HEDGING ARRANGEMENTS

     From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline. These agreements involve the following risks:


     - interest rate movements during the term of the agreement may result in a loss to us;


     - we may be exposed to losses if the hedge is not indexed to the same rate as the debt anticipated to be incurred; and

     - if the counterparty to the agreement fails to pay, we may incur a loss.

COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS


     Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us. Our primary credit facility provides that we may make distributions to our investors during any 12-month period in an aggregate amount that does not exceed the greater of 80% of our funds from operations for such period or such amount as may be necessary to maintain our REIT status. This credit facility prohibits all distributions if certain financial ratios and tests are not satisfied. Our outstanding classes of preferred stock prohibit the payment of dividends on our common stock if we fail to pay the dividends to which the holders of the preferred stock are entitled.


WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES

     All of our properties are owned, and all of our operations are conducted, by the AIMCO Operating Partnership and our other subsidiaries. As a result, we depend on distributions and other payments from subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims would still be subordinated to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to us.

REAL ESTATE INVESTMENT RISKS

     Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control. Such events or conditions could include:

     - the general economic climate;

     - competition from other apartment communities and alternative housing;

     - local conditions, such as an increase in unemployment or an oversupply of apartments, that might adversely affect apartment occupancy or rental rates;

     - increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

     - changes in governmental regulations and the related costs of compliance;

     - changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

     - changes in interest rate levels and the availability of financing; and

     - the relative illiquidity of real estate investments.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties. In addition to the costs associated with investigation and remediation actions brought by governmental agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose, on persons who arrange for the disposal or treatment of hazardous or toxic substances, liability for the cost of removal or remediation of hazardous substances at the disposal or treatment facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility.

LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED EXPENSES

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional Federal, state and local laws exist which also may require modifications to our properties, or restrict certain further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and FHAA.

RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING


     As of December 31, 1998, we owned or controlled 12 properties, held an equity interest in 462 properties and managed for third parties and affiliates 578 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the United States Department of Housing and Urban Development ("HUD") or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. We usually need to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted or HUD-insured property. We can make no assurance that we will always receive such approval.


THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES

     We manage some properties owned by third parties. For the year ended December 31, 1997, we derived approximately 2% of our gross revenue from management of properties owned by third parties. During the same period, Insignia, which merged with us on October 1, 1998, derived approximately 15% of its gross revenue from management of properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based declines. In general, management contracts may be terminated or otherwise lost as a result of:

     - a disposition of the property by the owner in the ordinary course or as a result of financial distress of the property owner;

     - the property owner's determination that our management of the property is unsatisfactory;

     - willful misconduct, gross negligence or other conduct that constitutes grounds for termination; or

     - with respect to certain affordable properties, termination of such contracts by HUD or state housing finance agencies, generally at their discretion.

DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS

     Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, our President, Peter K. Kompaniez and our Executive Vice President, Steven D. Ira, the loss of any of their services could have an adverse effect on our operations.

POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

     We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors and entities in which they own interests. For example, in order to satisfy certain REIT requirements, Messrs. Considine and Kompaniez directly or indirectly control the management companies which manage properties for third parties and affiliates. Although we own a 95% non-voting interest in these management companies, we have no control over them or their operations. As a result, the management companies could implement business decisions or policies that are not in our best interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority of our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

TAX RISKS


     Adverse Consequences of Failure to Qualify as a REIT. Although we believe that we operate in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes, we do not plan to request a ruling from the IRS that we qualify as a REIT. We have, however, received an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, beginning with our initial taxable year ended December 31, 1994, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that our proposed method of operation, and our actual method of operation since our formation through the date of such opinion, will enable us to meet the requirements for qualification and taxation as a REIT. The opinion is expressed as of its date and Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us of any change in applicable law or of any change in matters stated, represented or assumed after the date of such opinion.



     You should be aware that opinions of counsel are not binding on the IRS or any court. Our opinion of counsel is based upon certain representations and covenants made by us regarding our properties and the past, present and future conduct of our business operations. Furthermore, our opinion of counsel is conditioned on, and our continued qualification as a REIT will depend on, our ability to meet, through actual annual operating results, the various REIT qualification tests, the results of which will not be reviewed by Skadden Arps, Slate, Meagher & Flom LLP. No assurance can be given that the actual results of our operations for any one taxable year will satisfy such requirements. Such requirements are discussed in more detail under the heading "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General."



     If we fail to qualify as a REIT, we would not be allowed a deduction for dividends paid to our shareholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. We also could be subject to the Federal alternative minimum tax. Unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General -- Failure to Qualify." Also, if we fail to qualify as a REIT, (i) we would be obligated to repurchase 750,000 shares of our preferred stock at a price of $105 per share, plus accrued and unpaid dividends to the date of repurchase, and (ii) we would be in default under our primary credit facilities and certain other loan documents. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Failure to Qualify."



     If we acquire a corporation that is not a REIT, we will qualify as a REIT only if we distribute all of the acquired corporation's "earnings and profits" by the end of the year in which the acquisition occurs. The determination of earnings and profits, however, is difficult and requires the resolution of technical tax issues. In addition, the IRS can consider all taxable years of the acquired corporation as open for review for purposes of determining the amount of its earnings and profits. Our failure to distribute an amount equal to the acquired corporation's earnings and profits on or before the end of the year in which the acquisition occurs would result in our failure as a REIT.

     Effect of Distribution Requirements. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Annual Distribution Requirements."


     Possible Legislative or Other Actions Affecting REITs. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law (which changes may have retroactive application) could adversely affect our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to us or our investors will be changed.


     Other Tax Liabilities. Even if we qualify as a REIT, we and our subsidiaries may be subject to certain Federal, state and local taxes on our income and property that could reduce operating cash flow.

POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES


     Our Charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). The Charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of our shares or results in five or fewer persons, applying certain broad attribution rules of the Internal Revenue Code, owning 50% or more of our shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs:


     - the transfer will be considered null and void;

     - we will not reflect the transaction on our books;

     - we may institute legal action to enjoin the transaction;

     - we may demand repayment of any dividends received by the affected person on those shares;

     - we may redeem the shares at their then current market price;

     - the affected person will not have any voting rights for those shares; and

     - the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by us.

     We may purchase the shares held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares, the affected person will receive the lesser of the price he paid for the shares or the then current market price. An individual who acquires shares that violate the above rules bears the risk that:

     - he may lose control over the power to dispose of the shares;

     - he may not recognize profit from the sale of such shares if the market price of the shares increases;

     - he may be required to recognize a loss from the sale of such shares if the market price decreases; and

     - he may be required to repay any distributions received as a result of his ownership of such shares.

OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF THE COMPANY

     Ownership Limit. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our Board of Directors.


     Preferred Stock. Our Charter authorizes our Board of Directors to issue up to 510,750,000 shares of capital stock. As of December 31, 1998, 484,027,500 shares were classified as Class A Common Stock, 262,500 shares were classified as Class B Common Stock and 26,460,000 were classified as preferred stock. Under the Charter, our Board of Directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the Board of Directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our shareholders' best interests.


     Maryland Business Statutes. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our Board of Directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and only with the approval of shareholders representing 80% of all votes entitled to be cast and 66% of the votes entitled to be cast, excluding the interested shareholder. Maryland law also provides that a person who acquires shares of our stock that represent 20% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote.



RISKS ASSOCIATED WITH THE YEAR 2000 ISSUE



     The Year 2000 Issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of our computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. We have determined that we will be required to modify or replace significant portions of our software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. We believe that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on our operations.



     Our plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing, and implementation. To date, we have fully completed our assessment of all information systems that could be significantly affected by the Year 2000, and have begun the remediation, testing and implementation phases on both hardware and software systems. We are continuing our assessments with respect to embedded systems. The total cost of our Year 2000 project is estimated at $3.4 million and is being funded through operating cash flows. To date, we have sent approximately $2.8 million ($0.4 million expensed and $2.4 million capitalized for new systems and equipment) related to all phases of the Year 2000 project. Of the total remaining project costs, approximately $0.4 million is attributable to the purchase of new software and operating equipment, which will be capitalized. The remaining $0.2 million relates to repair of hardware and software and will be expensed as incurred.



     We have not yet completed all necessary phases of the Year 2000 program. If we do not complete any additional phases, certain worst case scenarios could occur. The worst case scenarios include elevators, security and heating-ventilation-air conditioning systems that read incorrect dates and operate with incorrect schedules (e.g., elevators will operate on Monday as if it were Sunday). Although such a change would be annoying to residents, it is not business critical. In addition, disruptions in the economy generally resulting from the Year 2000 Issue could also materially adversely affect us. We could be subject to litigation for computer systems failure, for example, equipment shutdown or failure to properly date business records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.


RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS

     We refer to interests in the AIMCO Operating Partnership as "OP Units." The Partnership Common Units are referred to as "Common OP Units" and the Partnership Preferred Units are referred to as

"Preferred OP Units." The agreement of limited partnership of the AIMCO Operating Partnership is referred to as the "AIMCO Operating Partnership Agreement."

     Restrictions on Transferability of OP Units. There is no public market for our OP Units. In addition, our partnership agreement restricts the transferability of OP Units. Until the expiration of a one year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of the general partner of the AIMCO Operating Partnership. Thereafter investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner's right of first refusal. See "Description of OP Units -- Transfers and Withdrawals." We have no plans to list our OP Units on a securities exchange. It is unlikely that any person will make a market in our OP Units, or that an active market for our OP Units will develop. If a market for our OP Units develops and our OP Units are considered "readily tradable" on a "secondary market (or the substantial equivalent thereof)," the AIMCO Operating Partnership would be classified as a publicly traded partnership for federal income tax purposes. See "-- Tax Treatment is Dependent on Partnership Status; Publicly Traded Partnership Risks."

     Cash Distributions Are Not Guaranteed and May Fluctuate with Partnership Performance. Although we make quarterly distributions on our OP Units, there can be no assurance regarding the amounts of available cash that the AIMCO Operating Partnership will generate or the portion that the general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), our issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond the our control. Cash distributions are dependent primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when the we record losses and may not be made during periods when we record profits. We make quarterly distributions to holders of Common OP Units (on a per unit basis) that generally are equal to the dividends paid on the Class A Common Stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends.

     Our partnership agreement gives our general partner discretion in establishing reserves for the proper conduct of the partnership's business that will affect the amount of available cash. We are required to make reserves for the future payment of principal and interest under our credit facilities and other indebtedness. In addition, our credit facilities limit our ability to distribute cash to holders of our OP Units. As a result of these and other factors, there can be no assurance regarding our actual levels of cash distributions on our OP Units, and our ability to distribute cash may be limited during the existence of any events of default under any of our debt instruments.

     The AIMCO GP Manages and Operates the AIMCO Operating Partnership; OP Unitholders Have Limited Voting Rights. The AIMCO GP manages and operates the AIMCO Operating Partnership. Unlike the holders of common stock in a corporation, OP Unitholders have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. OP Unitholders have no right to elect the AIMCO GP on an annual or other continuing basis, and the AIMCO GP may not be removed by OP Unitholders. As a result, OP Unitholders have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of the AIMCO Operating Partnership.

     We May Issue Additional Partnership Interests, Diluting OP Unitholders' Interests. We may issue an unlimited number of additional OP Units or other limited partner interests of the AIMCO Operating Partnership for such consideration and on such terms as may be established by the AIMCO GP in its sole discretion, in most cases, without the approval of OP Unitholders. The effect of any such issuance may be to dilute the interests of OP Unitholders in distributions by the AIMCO Operating Partnership.

     OP Unitholders May Not Have Limited Liability in Certain Circumstances. The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that the AIMCO Operating Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make certain amendments to the AIMCO Operating Partnership Agreement or to take other action pursuant to the AIMCO Operating Partnership Agreement constituted participation in the "control" of the AIMCO Operating Partnership's business, then an OP Unitholder could be held liable under certain circumstances for the AIMCO Operating Partnership's obligations to the same extent as the AIMCO GP.

     Conflicts of Interest and Fiduciary Responsibility. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the AIMCO GP and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the AIMCO GP have fiduciary duties to manage the AIMCO GP in a manner beneficial to AIMCO, as the sole stockholder of the AIMCO GP. At the same time, the AIMCO GP, as general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of the AIMCO GP, as general partner, to the AIMCO Operating Partnership and its partners, therefore, may come into conflict with the duties of the directors and officers of the AIMCO GP to its sole stockholder, AIMCO. Such conflicts of interest might arise in the following situations, among others:

     - Decisions of the AIMCO GP with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

     - Under the terms of its partnership agreement, the AIMCO Operating Partnership will reimburse the AIMCO GP and its affiliates for costs incurred in managing and operating the AIMCO Operating Partnership, including compensation of officers and employees.

     - Whenever possible, the AIMCO GP seeks to limit the AIMCO Operating Partnership's liability under contractual arrangements to all or particular assets of the AIMCO Operating Partnership, with the other party thereto to have no recourse against the AIMCO GP or its assets.

     - Any agreements between the AIMCO Operating Partnership and the AIMCO GP and its affiliates will not grant to the OP Unitholders, separate and apart from the AIMCO Operating Partnership, the right to enforce the obligations of the AIMCO GP and such affiliates in favor of the AIMCO Operating Partnership. Therefore, the AIMCO GP, in its capacity as the general partner of the AIMCO Operating Partnership, will be primarily responsible for enforcing such obligations.

     - Under the terms of the AIMCO Operating Partnership Agreement, the AIMCO GP is not restricted from causing the AIMCO Operating Partnership to pay the AIMCO GP or its affiliates for any services rendered on terms that are fair and reasonable to the AIMCO Operating Partnership or entering into additional contractual arrangements with any of such entities on behalf of the AIMCO Operating Partnership. Neither the AIMCO Operating Partnership Agreement nor any of the other agreements, contracts and arrangements between the AIMCO Operating Partnership, on the one hand, and the AIMCO GP and its affiliates, on the other, are or will be the result of arms-length negotiations.

     Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The AIMCO Operating Partnership Agreement expressly authorizes the AIMCO GP to enter into, on behalf of the AIMCO Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the AIMCO Operating Partnership and the AIMCO GP, on such terms as the AIMCO GP, in its sole and absolute discretion, believes are advisable. The latitude given in the AIMCO Operating Partnership Agreement to the AIMCO GP in resolving conflicts of interest may significantly limit the ability of an OP Unitholder to challenge what might otherwise be a breach of fiduciary duty. The AIMCO GP believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the AIMCO Operating Partnership without undue risk of liability.

     The AIMCO Operating Partnership Agreement expressly limits the liability of the AIMCO GP by providing that the AIMCO GP, and its officers and directors will not be liable or accountable in damages to the AIMCO Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the AIMCO GP or such director or officer acted in good faith. In addition, the AIMCO Operating Partnership is required to indemnify the AIMCO GP, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the AIMCO GP or such other persons, provided that the AIMCO Operating Partnership will not indemnify for
(i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the AIMCO Operating Partnership Agreement.

     The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the AIMCO GP has not obtained an opinion of counsel covering the provisions set forth in the AIMCO Operating Partnership Agreement that purport to waive or restrict the fiduciary duties of the AIMCO GP that would be in effect under common law were it not for the AIMCO Operating Partnership Agreement.


     Certain Tax Risks Associated with an Investment in the OP Units. For a general discussion of certain Federal income tax consequences resulting from the acquisition, holding, exchanging, and otherwise disposing of OP Units, see "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders."


     Tax Treatment is Dependent on Partnership Status; Publicly Traded Partnership Risks. The availability to an OP Unitholder of the federal income tax benefits of an investment in the AIMCO Operating Partnership depends on the classification of the AIMCO Operating Partnership as a partnership for federal income tax purposes. In the opinion of our legal counsel, which opinion is based upon certain assumptions and representations by the AIMCO Operating Partnership and on opinions of local counsel, with respect to matters of local law, the AIMCO Operating Partnership will be classified as a partnership for federal income tax purposes. The opinion is expressed as of its date and our counsel has no obligation to advise OP Unitholders of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. No advance ruling has been or will be sought from the IRS as to the classification of the AIMCO Operating Partnership as a partnership. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.


     If a market for the OP Units develops and the OP Units are considered "readily tradable" on a "secondary market (or the substantial equivalent thereof)," the AIMCO Operating Partnership would be classified as a publicly traded partnership for Federal income tax purposes. We believe and intend to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) our OP Units are not traded on an established securities market and (ii) our OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Although the Treasury regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code (the "Treasury Regulations") and an IRS pronouncement provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof, the AIMCO Operating Partnership may not have satisfied these safe harbors in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor may involve facts that are not within its control, it is not possible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. Such safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.


     If the AIMCO Operating Partnership were classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. We believe that more than 90% of the gross income of the AIMCO Operating Partnership consists of qualifying income and we expect that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Internal Revenue Code. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Limitations on Deductibility of Losses; "Passive Activity Loss" Limitation." No assurance can be given that the actual results of the AIMCO Operating Partnership's operations for any one taxable year will enable it to satisfy the qualifying income exception.



     If the AIMCO Operating Partnership were classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. Thus, the AIMCO Operating Partnership would be subject to federal tax (and possibly state and local taxes) on its net income, determined without reduction for any distributions made to the OP Unitholders, at regular federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to the OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and credit would not be passed through to the OP Unitholders and the OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership. Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account partnership liabilities), and thereafter as gain from the sale of a capital asset. Classification of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of AIMCO's status as a REIT for federal income tax purposes which would have a material adverse impact on AIMCO. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Partnership Status." No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for federal income tax purposes.


     Consequences of Exchanging Property for OP Units. In general, no gain or loss will be recognized for federal income tax purposes by a person contributing property to the AIMCO Operating Partnership (the "Contributing Partner") in exchange for OP Units, and the Contributing Partner will take a tax basis in the OP Unit received equal to his adjusted tax basis in the contributed property. Notwithstanding this general rule of nonrecognition, a Contributing Partner may recognize a gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with the transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to such person as determined immediately after the transfer. Such excess is treated as a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership which, in turn, is treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Unit and thereafter as gain from the sale of such partnership interest. If the Contributing Partner transfers property to the AIMCO Operating Partnership and the adjusted tax basis of the property differs from its fair market value, then AIMCO Operating Partnership tax items must be allocated, for Federal income tax purposes, in a manner such that the Contributing Partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership."


     There are a variety of transactions that the AIMCO Operating Partnership may in its sole discretion undertake following such contribution with respect to the contributed property or the debt securing such property which could cause the Contributing Partner to recognize taxable gain, even though little or no cash is distributable to him as a result thereof. Such transactions include but are not limited to (i) the sale of a particular property, which could result in an allocation of gain only to those OP Unitholders who received OP Units for such property (even if cash attributable to sale proceeds were distributed proportionately to all OP Unitholders); and (ii) a reduction in the nonrecourse debt allocable to property (either because such debt becomes a recourse liability or is paid off with cash flow, new equity, or proceeds of debt secured by other property of the AIMCO Operating Partnership), which would result in a deemed distribution of money to the OP Unitholders who received OP Units for such property as well as to the other OP Unitholders. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" and "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Cash Distributions." The AIMCO Operating Partnership Agreement grants the AIMCO GP broad authority to undertake such transactions and does not grant the OP Unitholders affected by these actions any rights to prevent the AIMCO GP from taking such actions. Even if the AIMCO GP does not intend to sell or otherwise dispose of contributed property or to reduce the debt, if any, securing such property within any specified time period after the Contributing Partner transfers such property to the AIMCO Operating Partnership, it is possible that future economic, market, legal, tax or other considerations may cause the AIMCO Operating Partnership to dispose of the contributed property or to reduce its debt. In this regard, the AIMCO Operating Partnership Agreement provides that the AIMCO GP, while acting in its capacity as general partner of the AIMCO Operating Partnership, may, but is not required to, take into account the tax consequences to the OP Unitholders of its actions in such capacity. The AIMCO GP intends to make decisions in its capacity as general partner of the AIMCO Operating Partnership so as to maximize the profitability of the AIMCO Operating Partnership as a whole, independent of the tax effects on individual OP Unitholders.

     Tax Liability Exceeding Cash Distribution. An OP Unitholder will be required to pay federal income tax and, in certain cases, state and local income taxes, on his allocable share of the AIMCO Operating Partnership's income, even if he receives no cash distributions from the AIMCO Operating Partnership. No assurance can be given that an OP Unitholder will receive cash distributions equal to his allocable share of taxable income from the AIMCO Operating Partnership or even the tax liability to him resulting from that income. Further, upon the sale of his OP Units, an OP Unitholder may incur a tax liability in excess of the amount of cash received. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Taxation of OP Unitholders of AIMCO Operating Partnership," and "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Sale, Redemption, or Exchange of OP Units."

     Deductibility of Losses. An OP Unitholder's ability to use his allocable share of losses, if any, from the AIMCO Operating Partnership at the end of the taxable year in which the loss is incurred may be limited by certain provisions of the Internal Revenue Code. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Limitations on Deductibility of Losses."

     Potential Audits. The AIMCO Operating Partnership's tax return may be audited, and any such audit could result in an audit of an OP Unitholder's tax return as well as increased liabilities for taxes because of adjustments resulting from the audit. No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or various state authorities or that tax adjustments will not be made. Any adjustments in the AIMCO Operating Partnership's tax return will lead to adjustments in an OP Unitholder's tax return and may lead to audits of an OP Unitholder's tax return and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's tax return. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Information Returns and Audit Procedures."


     State, Local and Other Tax Considerations. In addition to federal income taxes, the AIMCO Operating Partnership and its OP Unitholders may be subject to state, local and foreign taxation in various jurisdictions in which the AIMCO Operating Partnership does business, owns property or resides. See "Other Tax Consequences -- State, Local and Foreign Taxes." Each prospective investor is urged to consult its tax advisor in this regard.


     Tax Gain or Loss on Disposition of OP Units. An OP Unitholder who sells OP Units will recognize gain or loss equal to the difference between the amount realized (including his share of AIMCO Operating Partnership nonrecourse liabilities) and his adjusted tax basis in such OP Units. Thus, prior AIMCO Operating Partnership distributions in excess of cumulative net taxable income in respect of an OP Unit which decreased an OP Unitholder's tax basis in such OP Unit will, in effect, become taxable income if the OP Unit is sold at a price greater than the OP Unitholder's tax basis in such OP Units, even if the price is less than his original cost. A portion of the amount realized (whether or not representing gain) may be ordinary income.

                     SECURITIES COVERED BY THIS PROSPECTUS


     The securities covered by this Prospectus (the "Securities") may be offered and issued from time to time by AIMCO or the AIMCO Operating Partnership in connection with acquisitions of businesses, properties, securities or other assets. In addition, AIMCO may issue (i) shares of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock") covered hereby upon conversion of shares its Preferred Stock, par value $0.01 per share ("Preferred Stock"), (ii) shares of its Preferred Stock covered hereby and shares of its Class A Common Stock covered hereby, in each case in exchange for Partnership Preferred Units of the AIMCO Operating Partnership ("Preferred OP Units") tendered for redemption pursuant to the AIMCO Operating Partnership Agreement and (iii) shares of its Class A Common Stock covered hereby in exchange for Partnership Common Units of the AIMCO Operating Partnership ("Common OP Units" and together with the Preferred OP Units, the "OP Units") tendered for redemption pursuant to the AIMCO Operating Partnership Agreement.


     It is expected that the terms of acquisitions involving the issuance of the Securities will be determined by direct negotiations with owners or controlling persons of the business, properties, securities or other assets to be acquired or through exchange offers. It is expected that any shares of Class A Common Stock or Common OP Units issued will be valued at prices based on or related to market prices for the Class A Common Stock at or near the time the terms of such acquisition are established or at or near the time such Securities are delivered, or based on average market prices for periods ending at or near such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions, and AIMCO or the AIMCO Operating Partnership may issue the Securities in full or partial payment of such fees. Any person receiving such fees may be deemed to be an "underwriter," within the meaning of the Securities Act.


     AIMCO and the AIMCO Operating Partnership will not use this Prospectus to issue securities in connection with any "roll-up transaction" as such term is defined in Item 901 of Regulation S-K. Prior to offering any Securities in a transaction that would be excluded from the definition of a "roll-up transaction" pursuant to the provisions of subparagraph (iv), (vii) or (viii) of paragraph (c)(2) of Item 901 of Regulation S-K, AIMCO and the AIMCO Operating Partnership will describe such transaction in a post-effective amendment to the Registration Statement of which this Prospectus forms a part.



     This Prospectus has also been prepared for use by the persons who may receive from AIMCO or the AIMCO Operating Partnership Securities covered by the Registration Statement in acquisitions and who may be entitled to offer such Securities under circumstances requiring the use of a prospectus (such persons being referred to under this caption as "Securityholders"); provided, however, that no Securityholder will be authorized to use this Prospectus for any offer of such Security without first obtaining the consent of AIMCO and the AIMCO Operating Partnership. AIMCO and the AIMCO Operating Partnership may consent to the use of this Prospectus for a limited period of time by the Securityholders and subject to limitations and conditions which may be varied by agreement between AIMCO and the AIMCO Operating Partnership and the Securityholders. Resales of such Securities may be made on the NYSE or such other exchange on which the Securities may be listed, in the over-the-counter market, in private transactions or pursuant to underwriting agreements.


     Agreements with Securityholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by AIMCO and the AIMCO Operating Partnership; that Securityholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Securityholders may be deemed to be underwriters within the meaning of the Securities Act.

     When resales are to be made through a broker or dealer selected by AIMCO and the AIMCO Operating Partnership, it is anticipated that a member firm of the NYSE may be engaged to act as the Securityholders' agent in the sale of shares by such Securityholders. The member firm will be entitled to commissions (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made on the NYSE or other exchange from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under such act.

     Upon AIMCO and the AIMCO Operating Partnership being notified by a Securityholder that any block trade has taken place, a supplementary prospectus, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the member firm, the number of shares involved, the price at which such shares were sold by such Securityholder, and the commissions to be paid by such Securityholder to such member firm.

     This Prospectus may be supplemented or amended from time to time to reflect its use for resales by persons who received Securities for whom AIMCO and the AIMCO Operating Partnership have consented to the use of this Prospectus in connection with resales of such Securities.

     In addition to the Securities offered hereby, AIMCO and the AIMCO Operating Partnership may from time to time issue additional Securities through public offerings or private placements. AIMCO and the AIMCO Operating Partnership may make such future issuances of Securities in connection with its acquisition of other businesses, properties, securities or other assets in business combination transactions or for other purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                      THE COMPANY                            COMPANY               COMPANY
                                    ------------------------------------------------     PREDECESSORS(1)         PRO FORMA(6)
                                       FOR THE                                         -------------------   --------------------
                                        NINE                                FOR THE    FOR THE                FOR THE
                                       MONTHS           FOR THE YEARS        PERIOD     PERIOD    FOR THE      NINE      FOR THE
                                        ENDED               ENDED           JAN. 10,   JAN. 1,      YEAR      MONTHS       YEAR
                                      SEPT. 30,         DECEMBER 31,        1994 TO    1994 TO     ENDED       ENDED      ENDED
                                    -------------   ---------------------   DEC. 31,   JULY 28,   DEC. 31,   SEPT. 30,   DEC. 31,
                                    1998    1997    1997    1996    1995      1994     1994(3)      1993       1998        1997
                                    -----   -----   -----   -----   -----   --------   --------   --------   ---------   --------
Ratio of earning to fixed
  charges(2)......................  1.8:1   1.6:1   1.5:1   1.6:1   2.1:1    5.8:1       N/A       1.2:1       1.5:1      2.1:1
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(4)(5)...........  1.4:1   1.5:1   1.5:1   1.6:1   1.5:1    2.0:1       N/A       1.2:1       1.2:1      1.5:1

---------------

(1) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of Class A Common Stock. On such date, AIMCO and Property Asset Management, L.L.C., and its affiliated companies and PDI Realty Enterprises, Inc. (collectively, the "Company Predecessors") engaged in a business combination and consummated a series of related transactions which enabled the Company to continue and to expand the property management and related businesses of the Company Predecessors.

(2) The ratio of earnings to fixed charges for the Company was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends and distributions received) plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized. The ratio of earnings to fixed charges for the Company Predecessors was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income (loss) before extraordinary items and income taxes plus fixed charges and "fixed charges" consists of interest expense (including amortization of loan costs).

(3) The earnings of the Company Predecessors for the period from January 1, 1994 to July 28, 1994 were inadequate to cover fixed charges by $1,463,000.

(4) The ratio of earnings to combined fixed charges and preferred stock dividends for the Company was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends and distributions received) plus fixed charges (other than any interest which has been capitalized); "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(5) The Company Predecessors did not have any shares of preferred stock outstanding during the period from January 1, 1993 through July 28, 1994.

(6) Gives pro forma effect, as of the beginning of the period indicated, to AIMCO's May 8, 1998 merger with Ambassador Apartments, Inc., AIMCO's October 1, 1998 merger with Insignia Financial Group, Inc. and certain other transactions completed by AIMCO subsequent to December 31, 1997.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical financial and operating information for the Company. The Selected Historical Financial Data for the nine months ended September 30, 1998 and 1997 is based on unaudited financial statements of AIMCO as included in AIMCO's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998, incorporated by reference herein. Results for the quarter ended September 30, 1998 are not necessarily indicative of the results to be expected for a full year. The selected historical financial information for the years ended December 31, 1997, 1996 and 1995 is based on the audited financial statements of AIMCO incorporated by reference herein. The selected historical financial information for the period January 10, 1994 (the date of AIMCO's inception) through December 31, 1994 for AIMCO and for the period from January 1, 1994 through July 28, 1994 and for the year ended December 31, 1993 for the Company's Predecessors is based on the audited financial statements of AIMCO and the Company's Predecessors, respectively. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in AIMCO's Annual Report on Form 10-K/A for the year ended December 31, 1997 and in AIMCO's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and the historical financial statements of AIMCO and notes thereto incorporated by reference in this Prospectus.

                                                                                                              THE COMPANY'S
                                                           THE COMPANY                                       PREDECESSORS(A)
                            --------------------------------------------------------------------------   ------------------------
                                                                                            FOR THE         FOR THE
                                                                                            PERIOD          PERIOD
                                    FOR THE                       FOR THE                  JAN. 10,         JAN. 1,      FOR THE
                               NINE MONTHS ENDED                 YEAR ENDED                  1994            1994          YEAR
                                 SEPTEMBER 30,                  DECEMBER 31,                THROUGH         THROUGH       ENDED
                            -----------------------   --------------------------------     DEC. 31,        JULY 28,      DEC. 31,
                               1998         1997         1997        1996       1995         1994           1994(B)        1993
                            ----------   ----------   ----------   --------   --------   -------------   -------------   --------
                                                                                         (RESTATED)(C)   (RESTATED)(C)
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)
OPERATING DATA:
RENTAL PROPERTY
  OPERATIONS:
Rental and other property
  revenues................  $  265,700   $  127,083   $  193,006   $100,516   $ 74,947     $ 24,894         $ 5,805      $  8,056
Property operating
  expenses................    (101,600)     (50,737)     (76,168)   (38,400)   (30,150)     (10,330)         (2,263)       (3,200)
Owned property management
  expenses................      (7,746)      (4,344)      (6,620)    (2,746)    (2,276)        (711)             --            --
Depreciation..............     (59,792)     (23,848)     (37,741)   (19,556)   (15,038)      (4,727)         (1,151)       (1,702)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income from Rental
  Property Operations.....      96,562       48,154       72,477     39,814     27,483        9,126           2,391         3,154
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
SERVICE COMPANY BUSINESS:
Management fees and other
  income..................      13,968        9,173       13,937      8,367      8,132        3,217           6,533         8,069
Management and other
  expenses................      (8,101)      (5,029)      (9,910)    (5,352)    (4,953)      (2,047)         (5,823)       (6,414)
Corporate overhead
  allocation..............        (196)        (441)        (588)      (590)      (581)          --              --            --
Amortization of
  Goodwill................          --           --         (948)      (500)      (428)          --              --            --
Owner and seller
  bonuses.................          --           --           --         --         --           --            (204)         (468)
Depreciation and
  amortization............          (3)        (236)        (453)      (218)      (168)        (150)           (146)         (204)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income from service
  business................       5,668        3,467        2,038      1,707      2,002        1,020             360           983
Minority interests in
  service company
  business................          --           48          (10)        10        (29)         (14)             --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Company's shares of income
  from service company
  business................       5,668        3,515        2,028      1,717      1,973        1,006             360           983
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
General and administrative
  expenses................      (7,444)      (1,408)      (5,396)    (1,512)    (1,804)        (977)             --            --
Interest income...........      18,244        4,458        8,676        523        658          123              --            --
Interest expense..........     (56,756)     (33,359)     (51,385)   (24,802)   (13,322)      (1,576)         (4,214)       (3,510)
Minority interest in other
  partnerships............      (1,052)        (777)       1,008       (111)        --           --              --            --
Equity in earnings of
  other partnerships(d)...      (5,078)        (463)      (1,798)        --         --           --              --            --
Equity in earnings of
  Unconsolidated
  Subsidiaries(e).........       8,413          456        4,636         --         --           --              --            --
Amortization of
  Goodwill................      (5,071)        (711)          --         --         --           --              --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income (loss) before gain
  on disposition of
  property, extraordinary
  item, income taxes and
  minority interest in
  AIMCO Operating
  Partnership.............      53,486       19,865       30,246     15,629     14,988        7,702          (1,463)          627
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Gain on disposition of
  property................       2,783         (169)       2,720         44         --           --              --            --
Extraordinary (loss) --
  forgiveness of debt.....          --         (269)        (269)        --         --           --              --            --
Provisions for income
  taxes...................          --           --           --         --         --           --             (36)         (336)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income (loss) before
  minority interest in
  AIMCO Operating
  Partnership.............      56,269       19,427       32,697     15,673     14,988        7,702          (1,499)          291
Minority interest in AIMCO
  Operating Partnership...      (4,425)      (2,612)      (4,064)    (2,689)    (1,613)        (599)             --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Net income (loss).........  $   51,844   $   16,815   $   28,633   $ 12,984   $ 13,375     $  7,103         $(1,499)     $    291
                            ==========   ==========   ==========   ========   ========     ========         =======      ========

                                                                                                              THE COMPANY'S
                                                           THE COMPANY                                       PREDECESSORS(A)
                            --------------------------------------------------------------------------   ------------------------
                                                                                            FOR THE         FOR THE
                                                                                            PERIOD          PERIOD
                                    FOR THE                       FOR THE                  JAN. 10,         JAN. 1,      FOR THE
                               NINE MONTHS ENDED                 YEAR ENDED                  1994            1994          YEAR
                                 SEPTEMBER 30,                  DECEMBER 31,                THROUGH         THROUGH       ENDED
                            -----------------------   --------------------------------     DEC. 31,        JULY 28,      DEC. 31,
                               1998         1997         1997        1996       1995         1994           1994(B)        1993
                            ----------   ----------   ----------   --------   --------   -------------   -------------   --------
                                                                                         (RESTATED)(C)   (RESTATED)(C)
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)
BALANCE SHEET DATA (END OF
  PERIOD):
Real Estate, before
  accumulated
  depreciation............  $2,685,487   $1,250,239   $1,657,207   $865,222   $477,162     $406,067         $47,500      $ 46,819
Real Estate, net of
  accumulated
  depreciation............   2,355,122    1,107,545    1,503,922    745,145    448,425      392,368          32,270        33,701
Total assets..............   3,121,949    1,608,195    2,100,510    827,673    480,361      416,361          39,042        38,914
Total mortgages and notes
  payable.................   1,275,401      661,715      808,503    522,146    268,692      141,315          40,873        41,893
Mandatory redeemable 1994
  Cumulative Convertible
  Senior Preferred
  Stock...................          --           --           --         --         --       96,600              --            --
Stockholder's equity......   1,521,527      627,426    1,045,300    215,749    169,032      140,319          (9,345)       (7,556)
OTHER DATA:
Total owned properties
  (end of period).........         241          109          147         94         56           48               4             4
Total owned apartment
  units (end of period)...      62,955       28,773       40,039     23,764     14,453       12,513           1,711         1,711
Equity Owned Properties...     168,746       87,182       83,431         --         --           --              --            --
Units under management
  (end of period).........     154,729       71,038       69,587     19,045     19,594       20,758          29,343        28,422
Basic earnings per common
  share...................  $     0.80   $     0.77   $     1.09   $   1.05   $   0.86     $   0.42             N/A           N/A
Diluted earnings per
  common share............  $     0.79   $     0.77   $     1.08   $   1.04   $   0.86     $   0.42             N/A           N/A
Distributions paid per
  common share............  $   1.6875   $    0.925   $     1.85   $   1.70   $   1.66     $   0.29             N/A           N/A
Cash flows provided by
  operating activities....      50,825       53,435       73,032     38,806     25,911       16,825           2,678         2,203
Cash flows used in
  investing activities....    (185,453)    (314,814)    (717,663)   (88,144)   (60,821)    (186,481)           (924)      (16,352)
Cash flows provided by
  (used in) financing
  activities..............     141,221      293,984      668,549     60,129     30,145      176,800          (1,032)       14,114
Funds from
  operations(f)...........  $  132,881   $   49,692   $   81,155   $ 35,185   $ 25,285     $  9,391             N/A           N/A
Weighted average number of
  common shares and OP
  Units outstanding(g)....      53,007       24,347       29,119     14,994     11,461       10,920             N/A           N/A

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of Class A Common Stock. On such date, the Company and the Company Predecessors engaged in a business combination and consummated a series of related transactions which enabled the Company to continue and expand the property management and related businesses of the Company Predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of Class A Common Stock were repurchased by AIMCO in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO.

(c) In the second quarter of 1996, the Company reorganized its ownership of the service company business. Prior to the 1996 reorganization, the Company reported the service company business on the equity method. After the 1996 reorganization, the service company business was conducted by a limited partnership controlled by the Company and was, therefore, consolidated. The Company has restated the balance sheet as of December 31, 1995 and 1994, and the statements of income and statements of cash flows for the year ended December 31, 1995 and the period from January 10, 1994 through December 31, 1994 to reflect the change. The restatement has no impact on net income, but does increase third party and affiliate management and other income, management and other expenses, amortization of management company goodwill and depreciation of non-real estate assets. In the third quarter of 1998, the Company reorganized its ownership of the service company business so that it is now conducted by the management companies, which are not consolidated.

(d) Represents the Company's share of earnings from 83,431 units in which the Company purchased an equity interest from the NHP Real Estate Companies.

(e) Represents the Company's equity earnings in the unconsolidated subsidiaries.

(f) The Company's management believes that the presentation of funds from operations ("FFO"), when considered with the financial data determined in accordance with generally accepted accounting principles ("GAAP"), provides a useful measure of the Company's performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to the Company, nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization

     (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO calculates FFO consistent with the NAREIT definition, adjusted for AIMCO's minority interest in the AIMCO Operating Partnership, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. The Company's management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of the Company's ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO's basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of income before minority interest in the AIMCO Operating Partnership to FFO:

                                          FOR THE                                         FOR THE
                                        NINE MONTHS                 FOR THE                PERIOD
                                           ENDED                  YEAR ENDED            JANUARY 10,
                                       SEPTEMBER 30,             DECEMBER 31,             1994 TO
                                     ------------------   ---------------------------   DECEMBER 31,
                                       1998      1997      1997      1996      1995         1994
                                     --------   -------   -------   -------   -------   ------------
                                                      (IN THOUSANDS)
Income before minority interest in
  AIMCO
Operating Partnership..............  $ 56,269   $19,427   $32,697   $15,673   $14,988     $ 7,702
Gain on disposition of property....    (2,783)      169    (2,720)      (44)       --          --
Extraordinary item.................        --       269       269        --        --          --
Real estate depreciation, net of
  minority interests...............    56,900    21,052    33,751    19,056    15,038       4,727
Amortization of goodwill...........     7,077       711       948       500       428          76
Equity in earnings of
  Unconsolidated Subsidiaries:
  Real estate depreciation.........        --     2,689     3,584        --        --          --
  Amortization of management
     contracts.....................     4,201       430     1,587        --        --          --
  Deferred taxes...................     6,134     2,164     4,894        --        --          --
Equity in earnings of other
  partnerships:
  Real estate depreciation.........    17,379     2,781     6,280        --        --          --
Preferred stock dividends..........   (12,296)       --      (135)       --    (5,169)     (3,114)
                                     --------   -------   -------   -------   -------     -------
Funds from operations..............  $132,881   $49,692   $81,155   $35,185   $25,285     $ 9,391
                                     ========   =======   =======   =======   =======     =======

(g) Generally, after a one-year holding period, Common OP Units may be tendered for redemption at the option of the holder and, upon tender, may be acquired by AIMCO for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Common OP Unit (subject to adjustment).

                          PER SHARE AND PER UNIT DATA

PER SHARE DATA

     Set forth below are historical earnings per share of Class A Common Stock, cash dividends per share of Class A Common Stock and book value per share of Class A Common Stock data of AIMCO. The data set forth below should be read in conjunction with the AIMCO audited financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference herein.

                                                                         AIMCO
                                                              ----------------------------
                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
Basic earnings per weighted average share of Class A Common
  Stock outstanding.........................................     $  0.80         $ 1.09
Diluted earnings per weighted average share of Class A
  Common Stock outstanding..................................     $  0.79         $ 1.08
Cash dividends per weighted average share of Class A Common
  Stock outstanding.........................................     $1.6875         $ 1.85
Book value per share of Class A Common Stock outstanding....     $ 31.71         $22.51

PER UNIT DATA

     Set forth below are historical earnings per Common OP Unit, cash distributions per Common OP Unit and book value per Common OP Unit. The data set forth below should be read in conjunction with the AIMCO Operating Partnership audited financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference herein.

                                                              AIMCO OPERATING PARTNERSHIP
                                                              ----------------------------
                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
Basic earnings per weighted average Common OP Unit
  outstanding...............................................     $  0.80         $ 1.09
Diluted earnings per weighted average Common OP Unit
  outstanding...............................................     $  0.79         $ 1.08
Cash distributions per Common OP Unit outstanding...........     $1.6875         $ 1.85
Book value per Common OP Unit outstanding...................     $ 30.65         $22.33

STOCK PRICES, DIVIDENDS AND DISTRIBUTIONS

     The Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." The following table sets forth, for the periods indicated, the high and low reported sales prices per share of Class A Common Stock, as reported on the NYSE Composite Tape, dividends per share declared on Class A Common Stock for the same periods, and distributions per unit declared on Common OP Units for the same periods. Common OP Units are subject to restrictions on transfer, and there is no trading market for the Common OP Units.


                                                                                    COMMON
                                                     CLASS A COMMON STOCK          OP UNITS
                                                ------------------------------   ------------
              CALENDAR QUARTERS                 HIGH        LOW       DIVIDEND   DISTRIBUTION
              -----------------                 ----        ---       --------   ------------
1998
  Fourth Quarter..............................  $37 3/8     $30                    $
  Third Quarter...............................   41          30 15/16  0.5625       0.5625
  Second Quarter..............................   38 7/8      36 1/2    0.5625       0.5625
  First Quarter...............................   38 5/8      34 1/4    0.5625       0.5625
1997
  Fourth Quarter..............................   38          32        0.5625       0.5625
  Third Quarter...............................   36 3/16     28 1/8    0.4625       0.4625
  Second Quarter..............................   29 3/4      26        0.4625       0.4625
  First Quarter...............................   30 1/2      25 1/2    0.4625       0.4625
1996
  Fourth Quarter..............................   28 3/8      21 1/8    0.4625       0.4625
  Third Quarter...............................   22          18 3/8    0.4250       0.4250
  Second Quarter..............................   21          18 3/8    0.4250       0.4250
  First Quarter...............................   21 1/8      19 3/8    0.4250       0.4250


     Because AIMCO has elected to be taxed for federal income tax purposes as a REIT, it is required to distribute annually to its stockholders at least 95% of its "REIT taxable income," which, as defined by the Code and the Treasury Regulations, is generally equivalent to net taxable ordinary income. AIMCO measures its economic profitability and pays regular dividends to its stockholders based on its operating results during the relevant period. The future payment of dividends by AIMCO will be at the discretion of the AIMCO Board of Directors and will depend on numerous factors, including financial condition, capital requirements, the annual distribution requirements under the provisions of the Code applicable to REITs and such other factors the AIMCO Board of Directors deems relevant. See "Business of the Company -- Operating and Financial Strategies; Dividend Policy."


     Historically, the AIMCO Operating Partnership has made quarterly distributions to holders of Common OP Units (on a per unit basis) that are equal to the dividends paid on the Class A Common Stock (on a per share basis). Although this is expected to be true in the future, there can be no assurance that distributions on the Common OP Units will always be equal to the dividends on the Class A Common Stock. See "Risk Factors -- Risks Associated With an Investment in OP Units."

                            BUSINESS OF THE COMPANY


     The Company is engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of December 31, 1998, the Company owned or managed 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of December 31, 1998, we were the largest owner and manager of multifamily apartment properties in the United States. The "AIMCO Properties" include:


     - "Owned Properties" -- properties that the Company owns or controls;

     - "Equity Properties" -- properties in which the Company owns a non-controlling (usually less than 30%) interest; and

     - "Managed Properties" -- properties that the Company manages for third parties and affiliates.


     As of December 31, 1998, the Company had 243 Owned Properties with 63,268 units, 901 Equity Properties with 170,061 units and 1,003 Managed Properties with 146,034 units. The Company manages all of the Owned Properties, a majority of the Equity Properties and all of the Managed Properties.



     The AIMCO Operating Partnership is a Delaware limited partnership organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, or any successor to such statute, the "Delaware LP Act"), engaged in the ownership, acquisition, development, expansion, and management of multi-family apartment properties. The term of the AIMCO Operating Partnership commenced on May 16, 1994, and will continue until December 31, 2093, unless the AIMCO Operating Partnership is dissolved sooner pursuant to the provisions of the AIMCO Operating Partnership Agreement or as otherwise provided by the Delaware LP Act. The AIMCO GP is the sole general partner of the AIMCO Operating Partnership, and the Special Limited Partner is a limited partner in the AIMCO Operating Partnership.


OPERATING AND FINANCIAL STRATEGIES

     The Company uses the following operating and financing strategies to attempt to meet its objective of providing long-term, predictable FFO per share (certain terms used herein are defined below in "-- Accounting Policies and Definitions"):

     - Acquisition of Properties at Less Than Replacement Cost. The Company attempts to acquire properties at a significant discount to their replacement cost, which the Company believes will provide it with a competitive cost advantage in comparison to newly constructed properties.

     - Geographic Diversification. The Company operates in 49 states, the District of Columbia and Puerto Rico. This geographic diversification insulates the Company, to some degree, from inevitable downturns in any one market. Among Owned Properties and Equity Properties, Houston, Texas, the Company's largest single regional market, and Dallas, Texas, the Company's second largest regional market, accounted for approximately 13.9% and 8.0%, respectively, of the properties in which the Company has an ownership interest, on a pro rata basis.

     - Market Growth. The Company seeks to operate in markets where population and employment growth are expected to exceed the national average and where it believes it can become a regionally significant owner or manager of properties. The average annual population and employment growth rates from 1990 to 1995 in The Company's five largest regional markets were 2.3% and 2.6%, respectively, compared to national averages of 1.1% and 1.7%, respectively. For the 1996 to 1999 period, average annual population and employment growth rates in The Company's five largest regional markets are forecasted to be 2.2% and 3.6%, respectively, compared with projected national averages of 0.9% and 2.0%, respectively.

     - Product Diversification. The Company's portfolio of apartment properties also span a range of apartment community types, both within and among markets. The Company's properties are located in both urban and suburban areas and range from garden apartments to high rises and from luxury townhomes to affordable properties.

     - Capital Replacement. The Company believes that the physical condition and amenities of its apartment communities are important factors in its ability to maintain and increase rental rates. The Company also believes that a program of regular maintenance of the quality of its apartments, rather than episodic renovation, contributes to the reliability of earnings per share. The Company presently allocates approximately $300 annually per owned apartment unit for Capital Replacements and reserves unexpended amounts for future Capital Replacements. From time to time, the Company reevaluates its Capital Replacement requirements and updates the amount of its budgeted Capital Replacements per owned apartment unit accordingly. For the nine months ended September 30, 1998, the Company charged approximately $10.9 million for Capital Replacements to its reserve, and spent approximately $33.0 million.

     - Debt Financing. The Company's strategy is generally to incur debt to increase its return on equity while maintaining acceptable interest coverage ratios. The Company seeks to match debt maturities to the character of the assets financed. Accordingly, the Company uses predominantly long-term, fixed-rate and self-amortizing debt in order to avoid the refunding or repricing risks of short-term borrowings. The Company also uses short-term debt financing to fund acquisitions and generally expects to refinance such borrowings with proceeds from equity offerings or long-term debt financings. As of September 30, 1998, approximately 6% of the Company's outstanding debt was short-term debt and 94% was long-term debt.

     - Dispositions. From time to time, the Company sells properties that do not meet its return on investment criteria or that are located in areas where the Company does not believe that the long-term real estate values justify the continued investment in the properties. Three properties in Houston and one property in each of Dallas and Phoenix were sold in October 1997. The Company recognized a net gain of approximately $2.8 million on the sales.

            During the nine months ended September 30, 1998, the Company sold two apartment communities containing an aggregate 702 apartment units for aggregate sales price of $18.3 million, less selling costs of $0.3 million. The Company recognized gains of $3.4 million on the sales. The Company used the cash proceeds to pay down a portion of the outstanding balance on the Credit Facilities and to pay closing costs.

     - Dividend Policy. The Company pays dividends and distributions to share its profitability with its stockholders and limited partners. For the years ended December 31, 1997, 1996 and 1995, AIMCO distributed 66.5%, 72.3% and 75.1% of FFO to its stockholders. Amounts not distributed are available for reinvestment, stock repurchases, amortization of debt and provide a margin to insulate annual dividends from fluctuations in the Company's business. AIMCO's dividend for 1997 was $1.85 per share. It is the present policy of AIMCO to increase the dividend annually in an amount equal to one-half the rate of the projected increase in FFO, adjusted for capital replacements. In January 1998, AIMCO increased its dividend to $0.5625 per share per quarter, commencing with the February 13, 1998 dividend payment which is equivalent to an annualized dividend of $2.25 per share of Class A Common Stock. The minimum annual distribution requirement for REITs, which require the distribution of approximately 95% of "REIT taxable income" (see "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General"), may result in dividends increasing at a greater rate in the future.

GROWTH STRATEGIES

     The Company seeks growth through two primary sources -- acquisition and internal expansion.

     Acquisition Strategies. The Company believes its acquisition strategies will increase profitability and predictability of earnings by increasing its geographic diversification, economies of scale and opportunities to provide traditional ancillary services to tenants at the AIMCO Properties. Since AIMCO's initial public offering in July 1994 (the "AIMCO IPO"), the Company has completed numerous acquisition transactions, expanding its portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 2,240 apartment properties with 386,430 units as of October 31, 1998.

     The Company believes that its demonstrated ability to evaluate and complete acquisitions, its property management record and its economies of scale, to the extent that the Company can operate a property more efficiently than the existing owner or some competing purchasers, all provide credibility and advantage in negotiating acquisitions. In addition, the ability to issue OP Units to sellers of properties may provide tax deferral opportunities to sellers and could give the Company an advantage over competing buyers that cannot offer such tax deferral opportunities. The Company acquires additional properties primarily in three ways:

     - Direct Acquisitions. The Company may directly acquire individual properties or portfolios and controlling interests in entities that own or control such properties or portfolios. During the year ended December 31, 1997, the Company has directly acquired 44 apartment properties for a total consideration of $467.4 million, consisting of $191.0 million in cash, approximately 1.9 million Common OP Units valued at $56.0 million and the assumption or incurrence of $220.4 million of indebtedness. See "-- Recent Property Acquisitions and Dispositions."

     - Acquisition of Managed Properties. The Company believes that its property management operations support its acquisition activities. Its relationships with owners of the Managed Properties may provide it with a means of learning of acquisition opportunities at an early stage of the sale process. In addition, its familiarity with the property and its ability to quickly evaluate the property give it an advantage in pursuing and completing any such acquisition in a timely fashion. Since the AIMCO IPO, the Company has acquired 12 properties comprising 3,530 units from its managed portfolio for $129.0 million.

     - Increasing its Interest in Partnerships. For properties where the Company owns a general partnership interest in the property-owning partnership, the Company may seek to acquire, subject to its fiduciary duties, the outstanding limited partnership interests for cash or, in some cases, in exchange for Common OP Units. After consummation of the Insignia Merger, the AIMCO Operating Partnership intends to offer to purchase limited partnership interests in syndicated real estate limited partnerships in which AIMCO holds partnership interests. The AIMCO Operating Partnership, subject to applicable law, plans to offer to purchase certain of such limited partnership interests in exchange for (i) equity securities of the AIMCO Operating Partnership to be issued pursuant to the Registration Statement of which this Prospectus forms a part, (ii) cash or (iii) a combination of such equity securities and cash. Such offers are expected to include terms that allow limited partners to continue to hold their limited partnership interests.

     - In November 1996, the Company acquired the English Partnerships, which owned 22 apartment properties. The Company subsequently purchased pursuant to tender offers to acquire all of the outstanding limited partnership interests of 25 of the English Partnerships, approximately 46%, in the aggregate, of the outstanding limited partnership interests in such partnerships for $15.0 million in cash and approximately 71,500 OP Units valued at $1.7 million.

     - As of December 31, 1997, the Company has also commenced tender offers to acquire all of the outstanding limited partnership interests in 26 partnerships owning 25 properties for an aggregate amount of approximately $79.0 million. Through September 30, 1997, pursuant to such tender offers, the Company has purchased approximately 20.2%, in the aggregate, of the outstanding limited partnership interests for $16.0 million in cash.

     Internal Growth Strategies. The Company pursues internal growth through the following strategies:

     - Revenue Increases. The Company increases rents where feasible and seeks to improve occupancy rates. The Company believes that its policy of capital improvements, amenities and customer service allows it to maintain demand and to increase its rents above the rate of inflation in the local market. The Company's "same store" revenues from the Owned Properties (based on properties owned from period to period) have grown by 3.3% from the fiscal year ended December 31, 1995 to that ended December 31, 1996, and by 2.1% from the year ended December 31, 1996 to that ended December 31, 1997, compared to an urban consumer price inflation rate of 2.8% and 2.3% over the same periods.

     - Redevelopment of Properties. The Company believes redevelopment of selected properties in superior locations provides advantages over development of new properties, because, compared with new development, redevelopment generally can be accomplished with relatively lower financial risk, in less time and with reduced delays attributable to governmental regulation. Recently the Company acquired and redeveloped Sun Katcher, a 360-unit property in Jacksonville, Florida, at a cost of $8.9 million, including $4.9 million in redevelopment costs. The Company also recently commenced the renovation and upgrading of Bay West, a 376-unit property in Tampa, Florida, for a projected cost of $4.8 million, to reposition the property in the marketplace. In addition, the Company expects to undertake a major renovation of the Morton Towers apartments, a 1,277 unit property located in Miami Beach, Florida, at an estimated cost of $35 million. The Company generally finances redevelopment initially with borrowings from the Credit Facilities, and subsequently arranges permanent financing.

     - Expansion of Properties. The Company believes that expansion within or adjacent to existing AIMCO Properties also provides growth opportunities at lower risk than new development. Such expansion can offer cost advantages to the extent common area amenities and on-site management personnel can service the expanded property. Recently the Company constructed 92 additional units at Fairways, in Phoenix, Arizona, at a cost of $6.5 million. The Company is planning the construction of 42 additional units at Township, in Littleton, Colorado, for a projected cost of more than $3.0 million. In addition, the Company owns or controls approximately 136 acres of vacant land, adjacent to existing Owned Properties or Equity Properties, which the Company believes is suitable for the development of approximately 1,300 apartment units. The Company generally finances expansions initially with borrowings from the Credit Facilities, and subsequently arranges permanent financing.

     - Conversion of Affordable Properties; Improvement of Performance. The Company believes that it may be able to significantly increase its return from its portfolio of affordable properties by improving operations at some of its properties or by converting some of its properties to conventional properties. While management of the Company has commenced review of the affordable properties, it has not yet made any determination as to the conversion of any affordable property.

     - Ancillary Services. The Company's management believes that its ownership and management of the AIMCO Properties provides it with unique access to a customer base for the sale of additional services which generate incremental revenues. The Company currently provides cable television, telephone services and carport, garage and storage space rental at certain AIMCO Properties. For example, as of September 21, 1998, the Company has installed cable television service to 14,090 units and currently has more than 8,142 subscribers.

     - Controlling Expenses. Cost reductions are accomplished by exploiting economies of scale. As a result of the size of its portfolio and its creation of regional concentrations of properties, the Company has the ability to leverage fixed costs for general and administrative expenditures and certain operating functions, such as insurance, information technology and training, over a larger property base. For example, the Company's insurance subsidiary provides workers' compensation and employer liability insurance company-wide, without incurring material incremental costs as the Company's property assets grow.

     The Company also instills cost discipline in its property managers by benchmarking their operations against the local market and other AIMCO Properties.

PROPERTY MANAGEMENT STRATEGIES

     Divisions. The Company's property management strategy is to achieve improvements in operating results by combining centralized financial control and uniform operating procedures with localized property management decision making and market knowledge. The Company's management operations are organized into five divisions, each supervised by a Division Vice President, who has, on average, 17 years of experience in apartment management.


                                                      APARTMENT      APARTMENT
                                                        UNITS       COMMUNITIES
                     DIVISIONS                        MANAGED(1)    MANAGED(1)
                     ---------                        ----------    -----------
Great West..........................................    62,215           406
Southwest...........................................    59,530           292
Southeast...........................................    66,144           319
Mid Atlantic........................................    57,141           389
Midwest.............................................    67,133           339
                                                       -------         -----
                                                        312163         1,745
                                                       =======         =====


---------------


(1) Includes only units and apartment communities managed by the Company as of December 31, 1998. Does not include 30,965 units in 236 apartment communities in which the Company has an ownership interest but does not manage, 35,750 units in 164 apartment communities, all of which are managed as a separate portfolio, and 485 Senior Living Units in 2 properties.



     The AIMCO Properties are located in 49 states, Puerto Rico and the District of Columbia. A significant portion of the AIMCO Properties are concentrated in or around 16 metropolitan areas in which the Company owns, controls or manages more than 5,000 units. The following table sets forth certain market information for the AIMCO Properties as of December 31, 1998:



                                                                            PERCENTAGE OF
                                                                             TOTAL UNITS
                                                  NUMBER OF    NUMBER OF   OWNED/CONTROLLED
                                                  PROPERTIES     UNITS        OR MANAGED
                                                  ----------   ---------   ----------------
Atlanta, GA.....................................       45         9,535            3%
Baltimore, MD...................................       34         6,122            2%
Chicago, IL.....................................       43        10,538            3%
Dallas, TX......................................       57        11,906            3%
Denver, CO......................................       45         6,208            2%
Ft. Lauderdale, FL..............................       88        19,618            5%
Houston, TX.....................................       79        19,516            5%
Indianapolis, IN................................       32         9,467            2%
Los Angeles, CA.................................       61         9,138            2%
New York, NY....................................       50         7,604            2%
Orlando, FL.....................................       40         8,852            2%
Philadelphia, PA................................       29        10,382            3%
Phoenix, AZ.....................................       39         9,699            3%
San Antonio, TX.................................       32         5,896            2%
Tampa, FL.......................................       44        11,305            3%
Washington, DC..................................       55        12,149            3%
                                                    -----       -------          ----
                                                      773       167,935           45%
                                                    1,374       211,428           55%
                                                    -----       -------          ----
          Total.................................    2,147       379,363          100%
                                                    =====       =======          ====



     As of December 31, 1998, the AIMCO Properties average 177 apartment units each, with the largest property containing 2,899 apartment units.

     The Owned Properties are located in 19 states, primarily located in the Sunbelt regions of the United States. A significant portion of the Owned Properties are concentrated in or around 10 metropolitan areas in which the Company owns or controls more than 2,000 units. The following table sets forth certain market information for Owned Properties as of December 31, 1998:



                                                                            PERCENTAGE OF
                                                NUMBER OF    NUMBER OF       TOTAL UNITS
                                                PROPERTIES     UNITS     OWNED OR CONTROLLED
                                                ----------   ---------   -------------------
Atlanta, GA...................................      12         3,396                5%
Austin, TX....................................      10         2,011                3%
Chicago, IL...................................      10         2,586                4%
Ft. Lauderdale, FL............................      10         4,554                7%
Houston, TX...................................      30         7,729               12%
Phoenix, AZ...................................      29         7,273               11%
San Antonio, TX...............................      17         4,181                7%
Tampa, FL.....................................      12         3,524                6%
Tucson, AZ....................................      11         3,173                5%
Washington, DC................................       1         2,113                3%
                                                   ---        ------            -----
          Principal Market Total..............     142        40,490               64%
                                                   ---        ------            -----
Other Markets.................................     101        22,778               36%
                                                   ===        ======            =====
          Total...............................     243        63,268            100.0%
                                                   ===        ======            =====



     As of December 31, 1998, the Company owned or controlled 243 properties containing 63,268 units. The Owned Properties average 217 apartment units each, with the largest property containing 2,113 apartment units.



     The Owned Properties offer residents a range of amenities. Many of the Owned Properties include a swimming pool and clubhouse, spas, fitness centers, tennis courts and saunas. Many of the apartment units offer design and appliance features such as vaulted ceilings, fireplaces, washer and dryer hook-ups, cable television, balconies and patios.



     Substantially all of the Owned Properties are encumbered by mortgage indebtedness or serve as collateral for the Company's indebtedness. As of September 30, 1998, the Company had aggregate mortgage indebtedness totaling
$     million, which was secured by      Owned Properties with a combined net
book value of $     million, having an aggregate weighted average interest rate
of      %. See the financial statements incorporated by reference into or included elsewhere in this Registration Statement for additional information about the Company's indebtedness.


     Customer Service. The Company believes that resident satisfaction is directly related to the experience and training of on-site management personnel. The Company provides on-site management trained to respond promptly to residents' needs. To improve customer service, the Company conducts annual resident satisfaction surveys, guarantees that material defects will be corrected in 24 hours and refunds related rent if that commitment is not met.

     Personnel Policies. The Company has attempted to reduce turnover and retain experienced personnel by establishing an employee mentoring program and providing managers with incentive-based compensation. In addition, managing properties for third parties, the Company believes, improves performance at Managed Properties and Owned Properties alike by subjecting property managers to market-based pricing and service standards.

     START. Properties that are behind budget or face other significant operating difficulties receive direct supervision and intervention from START, a team of professionals, led by Executive Vice President Steven Ira, a founder of the Company. Members of START focus on not more than 10 to 15 properties at any one time, which allows them to focus sharply on the subject properties. START also oversees due diligence on acquisitions and major construction activities.

     Management Incentives. The Company believes that equity ownership by management and equity- and incentive-based compensation are important factors in attracting, retaining and motivating the most qualified and experienced personnel and directors. The Company's goal is to align management's interests with those of stockholders through the use of equity-based compensation plans to direct management's efforts towards enhancing shareholder value.

     The following table reflects the ownership of Class A Common Stock and OP Units by senior management of the Company, which, as of September 30, 1998 (assuming full conversion of OP Units), represented approximately 7.3% of the outstanding Class A Common Stock.

                                            TOTAL SHARES OF
                                            COMMON STOCK AND
                                             OP UNITS OWNED     PERCENTAGE
                                            BY MANAGEMENT(1)      OWNED        INVESTMENT
                                            ----------------    ----------    ------------
AIMCO IPO.................................       926,000           8.6%       $ 17 million
December 31, 1995.........................     1,067,000           7.7%       $ 21 million
December 31, 1996.........................     2,303,000          12.5%       $ 65 million
December 31, 1997.........................     3,843,000           8.4%       $141 million
September 30, 1998........................     3,970,619           7.3%       $134 million

---------------

     (1) Encumbered by outstanding secured partially recourse notes in the amount of $43.6 million as of September 30, 1998.


     (2) On July 25, 1997, eleven senior managers of AIMCO purchased 1.1 million shares of Class A Common Stock at a price of $30 per share in exchange for promissory notes secured by such stock, which notes are recourse as to 25% of the principal owed.



     (3) AIMCO pays a majority of the compensation to its outside directors in Class A Common Stock.



     (4) AIMCO issues all stock options at the then-current market price, and requires that employees own Class A Common Stock before receiving their options. As of September 30, 1998, the number of outstanding options was 5,668,562.



     On January 21, 1998, the AIMCO Operating Partnership sold an aggregate of 15,000 OP Units designated as Class I High Performance Partnership Units (the "High Performance Units") to a joint venture formed by fourteen of the Company's officers, and to three of AIMCO's non-employee directors for an aggregate purchase price of $2,070,000, of which $1,980,300 was paid by the joint venture and an aggregate of $89,700 was paid by three non-employee directors. The purchase price of the High Performance Units was determined by the AIMCO Board of Directors, based upon the advice of an independent valuation expert that this purchase price represented the fair market value of the High Performance Units. The sale of the High Performance Units was ratified by the stockholders on May 8, 1998.


     Holders of High Performance Units have no rights to receive distributions or allocations of income or loss, or to redeem their High Performance Units prior to the date (the "Valuation Date") that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control occurs. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock from January 1, 1998 to the Valuation Date (the "Measurement Period") exceeds 115% of the cumulative Total Return (as defined below) of a peer group index over the same period, and is at least the equivalent of a 30% cumulative Total Return over three years (the "Minimum Return"), then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the AIMCO Operating Partnership) as would holders of a number of OP Units equal to the quotient obtained by dividing (i) the product of (A) 15% of the amount by which the cumulative Total Return of the Class A Common Stock over the Measurement Period exceeds the greater of 115% of the peer group index or the Minimum Return, multiplied by (B) the weighted average market value of the Company's equity capitalization (including Class A Common Stock and OP Units) by (ii) the market value of one share of Class A

Common Stock on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock does not satisfy these criteria, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon a liquidation of the AIMCO Operating Partnership) as would holders of 150 OP Units. For purposes of determining the market value of Class A Common Stock or OP Units as of any date, the average closing price of the Class A Common Stock for the 20 trading days immediately preceding such date is used. It is expected that the Morgan Stanley REIT Index, a capitalization-weighted index with dividends reinvested of the most actively traded real estate investment trusts, will be used as the peer group index for purposes of the High Performance Units.

     "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

     Upon the occurrence of a change of control, any holder of High Performance Units may, subject to certain restrictions, require the AIMCO Operating Partnership to redeem all or a portion of the High Performance Units held by such party in exchange for a cash payment per unit equal to the market value of a share of Class A Common Stock at the time of redemption. However, in the event that any High Performance Units are tendered for redemption, the AIMCO Operating Partnership's obligation to pay the redemption price is subject to the prior right of AIMCO to acquire such High Performance Units in exchange for an equal number of shares of Class A Common Stock (subject to certain adjustments).

ACCOUNTING POLICIES AND DEFINITIONS

     The Company has the following accounting policies and definitions:

     Funds from Operations. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates FFO in a manner consistent with the NAREIT definition, which includes adjustments for minority interest in the AIMCO Operating Partnership, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payment of dividends on perpetual preferred stock. The Company's management believes that presentation of FFO provides investors with industry accepted measurements which help facilitate understanding of the Company's ability to meet required dividend payments, capital expenditures, and principal payments on its debt. There can be no assurance that the Company's basis of computing FFO is comparable with that of other REITs.

     Capital Replacements. The Company capitalizes spending for items which generally cost more than $250 and have a useful life of more than one year, such as carpet replacement, new appliances, new roofs or parking lot repaving. Capitalized spending which maintains a property is termed a "Capital Replacement." In the experience of the Company's management, this spending is better considered a recurring cost of preserving an asset rather than an additional investment.

     Consolidation. For financial reporting purposes, the Company consolidates the results of those corporations in which it owns a majority of the outstanding voting stock, and those limited partnerships and limited liability companies in which it owns both a general partnership or managing member interest and controls investment decisions with respect to the underlying assets. The Company generally has a 30% to 51% economic interest in such entities. Entities in which the Company has less than a 30% economic interest or limited control are accounted for on the equity method. The Company policy is generally to hold Class C properties and affordable properties (substantially all of which are Class C properties) in unconsolidated partnerships. The Company accounts for these properties on the equity method in accordance with GAAP.

POLICIES OF THE COMPANY WITH RESPECT TO CERTAIN OTHER ACTIVITIES

     The following is a discussion of certain other investment objectives and policies, financing policies and other policies of the Company. These policies are determined by the officers and directors of AIMCO and may be amended or revised from time to time at their discretion without a vote of AIMCO's stockholders. As the sole general partner of the AIMCO Operating Partnership, AIMCO also determines the investment policies of the AIMCO Operating Partnership.

     Investment in Others. The Company may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Any such equity investment may be subject to existing mortgage financing and other indebtedness which would have priority over the equity of the Company in that property.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities. The Company may also acquire securities of or interests in persons engaged in the acquisition, redevelopment and/or management of multifamily apartment properties.

     Investments in Real Estate Mortgages. While the Company generally emphasizes direct real estate investments, it may, in its discretion and subject to the percentage ownership limitations and gross income tests necessary for REIT qualification, invest in mortgage and other indirect real estate interests, including securities of other real estate investment trusts. The Company has not previously invested in mortgages or securities of other real estate investment trusts and the Company does not presently intend to invest to a significant extent in mortgages or securities of other real estate investment trusts.

     Operating and Financing Policies. The Company seeks to maintain a ratio of EBITDA (less a provision of approximately $300 per owned apartment unit) to debt (the "Debt Coverage Ratio") of at least 2 to 1, and to match debt maturities to the character of the assets financed. See "-- Operating and Financial
Strategies -- Debt Financing." The Company, however, may from time to time re-evaluate borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. The Company may modify its borrowing policy and may increase or decrease its Debt Coverage Ratio policy.

     To the extent that the AIMCO Board of Directors determines to seek additional capital, the Company may raise such capital through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of a certain percentage of taxable income and taking into account taxes that would be imposed on undistributed taxable income), or through a combination of these sources. The Company presently anticipates that any additional borrowings will be made through the AIMCO Operating Partnership, although AIMCO might incur borrowings that would be reloaned to the AIMCO Operating Partnership. The AIMCO Operating Partnership cannot incur indebtedness that is recourse to AIMCO without AIMCO's approval. AIMCO may approve the AIMCO Operating Partnership's incurring additional debt that is recourse to the AIMCO Operating Partnership. Borrowings may be unsecured or may be secured by any or all assets of AIMCO, the AIMCO Operating Partnership, or any existing or new property and may have full or limited recourse to all or any portion of the assets of AIMCO, the AIMCO Operating Partnership, or any existing or new property.

     The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

     AIMCO may also determine to issue securities senior to the Class A Common Stock, including preferred stock and debt securities (either of which may be convertible into capital stock or be accompanied by warrants to purchase capital stock). The Company may also determine to finance acquisitions through the exchange of properties or issuance of additional OP Units, shares of Class A Common Stock or other securities.

     If the AIMCO Board of Directors determines to raise additional equity capital, the AIMCO Board of Directors has the authority, without stockholder approval, to issue additional shares of Class A Common Stock or other capital stock (including securities senior to the Class A Common Stock) in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Such issuances might cause a dilution of a stockholder's investment in AIMCO. If the AIMCO Board of Directors determines to raise additional equity capital to fund investments by the AIMCO Operating Partnership, AIMCO will contribute such funds to the AIMCO Operating Partnership as a contribution to capital and purchase of additional general partnership interests. AIMCO may issue additional shares of Class A Common Stock in connection with the acquisition of OP Units that are tendered to the AIMCO Operating Partnership for redemption.

     The AIMCO Board of Directors also has the authority to cause the AIMCO Operating Partnership to issue additional OP Units in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Any such new OP Units will be redeemable at the option of the holder, which redemption AIMCO intends to cause to be made in Class A Common Stock pursuant to the redemption rights.

     Conflict of Interest Policies. The Company has adopted certain policies designed to minimize or eliminate conflicts of interests between the Company and its executive officers and directors. Without the approval of a majority of the disinterested directors, the Company will not (i) acquire from or sell to any director, officer or employee of the Company or any entity in which a director, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons, or (iii) engage in any material transaction with the foregoing. In addition, the Company has entered in to employment agreements with Messrs. Considine, Kompaniez and Ira which include provisions intended to eliminate or minimize potential conflicts of interest, and which provide that those persons will be prohibited from engaging directly or indirectly in the acquisition, development, operation or management of other multifamily apartment properties outside of the Company, except with respect to certain investments currently held by such persons, as to which investments those persons have committed to an orderly liquidation. There can be no assurance, however, that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of AIMCO's stockholders as a whole.

     Policies with Respect to Other Activities. The Company has authority to offer shares of its capital stock or other securities and to repurchase or otherwise reacquire its shares or any other securities, has done so, and may engage in such activities in the future. From its inception, the Company has made loans aggregating $5.1 million to certain entities owning properties subsequently acquired by the Company. No balances remain outstanding on such loans. In the same period, the Company has made loans aggregating $76.5 million to its officers for the purchase of Class A Common Stock and $5.1 million to its officers and other entities to acquire interests in subsidiaries of the Company. The outstanding balances on such loans as of August 31, 1998 were $42.7 million and $3.1 million, respectively. Messrs. Considine and Kompaniez have repaid in part, using $2.0 million in proceeds distributed to them from the sale of NHP Common Stock by AIMCO/NHP Holdings, Inc. ("ANHI") to AIMCO, outstanding promissory notes payable by them to ANHI in an aggregate amount of $3.2 million, which loan was made to them by ANHI to acquire their interest in ANHI. In addition, the Company from time to time advances amounts for relocation and other expenses. The Company has not engaged in underwriting securities of other issuers. Each of AIMCO and the AIMCO Operating Partnership intend to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

     The Company may invest in the securities of other issuers engaged in the ownership, acquisition or management of multifamily apartment properties for the purpose of exercising control.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for AIMCO to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the AIMCO Board of Directors determines that it is no longer in the best interest of AIMCO to qualify as a REIT.

     AIMCO, as a REIT, is required to distribute annually to holders of Class A Common Stock at least 95% of its "REIT taxable income," which, as defined by the Code and the Treasury Regulations, is generally equivalent to net taxable ordinary income. AIMCO measures its economic profitability, and intends to pay regular dividends to its stockholders, based on earnings during the relevant period. However, the future payment of dividends by AIMCO will be at the discretion of the AIMCO Board of Directors and will depend on numerous factors, including AIMCO's financial condition, its capital requirements, the annual distribution requirements under the provisions of the Code applicable to REITs and such other factors as the AIMCO Board deems relevant.


CONTRIBUTION AND MANAGEMENT AGREEMENT



     In order to maintain AIMCO's qualification as a REIT under the Code, AIMCO has acquired, and may in the future acquire, interests in entities in which the AIMCO Operating Partnership does not own any interest (the "QRSs"). AIMCO and the AIMCO Operating Partnership have entered into a Contribution and Management Agreement (the "Management Agreement"), pursuant to which the AIMCO Operating Partnership has acquired from AIMCO, in exchange for interests in the AIMCO Operating Partnership, the economic benefits of the assets owned by the QRSs, and AIMCO has granted the AIMCO Operating Partnership certain rights with respect to the assets owned by the QRSs. Under the Management Agreement, the AIMCO Operating Partnership has a right of first refusal to acquire the assets owned by the QRSs for no additional consideration. Under the Management Agreement, AIMCO is obligated to contribute to the AIMCO Operating Partnership all dividends, distributions and other proceeds received from the QRSs (excluding distributions received in respect of any interests in the AIMCO Operating Partnership).



FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS



     The Company operates in one industry segment, the ownership and management of real estate properties. See the consolidated financial statements and notes thereto included elsewhere in or incorporated into this Registration Statement for financial information relating to the Company and the AIMCO Operating Partnership. Properties owned by the QRSs and properties in which the QRSs have ownership interests are included in the AIMCO Properties.



COMPETITION



     There are numerous housing alternatives that compete with the Company's Owned Properties and Managed Properties in attracting residents. The Company's properties compete directly with other multi-family rental apartments and single family homes that are available for rent in the markets in which the Company's properties are located. The Company's properties also compete for residents with new and existing homes and condominiums. The number of competitive properties in a particular area could have a material effect on the Company's ability to lease apartment units at its properties and on the rents charged. The Company competes with numerous real estate companies in acquiring, developing and managing multi-family apartment properties and seeking tenants to occupy the AIMCO Properties. In addition, the Company competes with numerous property management companies in the markets where the Managed Properties are located.



REGULATION



     General. Multifamily apartment properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which would adversely affect the Company's cash flows from operating activities. In addition, future enactment of rent control or rent stabilization laws or regulations or other laws or regulations regulating multi-family housing may reduce rental revenue or increase operating costs in particular markets.



     Restrictions Imposed by Laws Benefitting Disabled Persons. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional Federal, state and local laws exist which also may require modifications to the Owned Properties, or restrict certain further renovations thereof, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although management believes that the Owned Properties are substantially in compliance with present requirements, if the Owned Properties are not in compliance, the Company is likely to incur additional costs to comply with the ADA and the FHAA.



     HUD Enforcement and Limited Denials. A significant number of the affordable units included in the AIMCO Properties are subject to regulation by the U.S. Department of Housing and Urban Development ("HUD"). HUD has the authority to suspend or deny property owners and managers from participation in HUD programs with respect to additional assistance within a geographic region through imposition of a limited denial of participation ("LDP") by any HUD office or nationwide for violations of HUD regulatory requirements.



     Environmental Matters. Under federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be required to investigate and clean up a release of hazardous substances at such property, and may, under such laws and common law, be held liable for property damage and other costs incurred by third parties in connection with such releases. The liability under certain of these laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The failure to remediate the property properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. In connection with its ownership, operation and management of the AIMCO Properties, the Company could be potentially liable for environmental liabilities or costs associated with its properties or properties it may in the future acquire or manage.



INSURANCE



     Management believes that the Owned Properties are covered by adequate fire, flood and property insurance provided by reputable companies and with commercially reasonable deductibles and limits.



EMPLOYEES



     The Company has a staff of employees performing various acquisition, redevelopment and management functions. The Company has approximately 13,500 employees, most of whom are employed at the property level. None of the employees are represented by a union, and the Company has never experienced a work stoppage. The Company believes it maintains satisfactory relations with its employees.



1998 DEVELOPMENTS



     Ambassador Apartments Acquisition. On May 8, 1998, Ambassador Apartments, Inc. ("Ambassador"), a self-administered and self-managed REIT engaged in the ownership and management of garden-style apartment properties leased primarily to middle income tenants, merged with and into AIMCO, with AIMCO being the surviving corporation (the "Ambassador Merger"). Pursuant to the Ambassador Merger, all outstanding shares of Ambassador Common Stock were converted into shares of AIMCO Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), at a conversion ratio of 0.553 shares of Class A Common Stock per share of Ambassador Common Stock, resulting in the issuance of 6,578,833 shares of Class A Common Stock. Concurrently, all outstanding options to purchase Ambassador

Common Stock were converted into options to purchase Class A Common Stock, at the same conversion ratio, or cash.



     Contemporaneously with the consummation of the Ambassador Merger, AIMCO MergerSub, L.P., a Delaware limited partnership and 99.9% owned subsidiary partnership of the AIMCO Operating Partnership ("MergerSub"), merged with and into Ambassador Apartments, L.P. (the "Ambassador Operating Partnership") with the Ambassador Operating Partnership surviving (the "OP Merger"), and each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 Partnership Common Units ("OP Units") of the AIMCO Operating Partnership. As a result of the OP Merger, the Ambassador Operating Partnership became a 99.9%-owned subsidiary of the Company.



     As of the consummation of the Ambassador Merger, Ambassador owned 52 apartment communities with a total of 15,728 units located in Arizona, Colorado, Florida, Georgia, Illinois, Tennessee and Texas, and managed one property containing 252 units for an unrelated third party.



     Insignia Merger. On October 1, 1998 Insignia Financial Group, Inc. ("Insignia") was merged into AIMCO, and each outstanding share of Insignia's common stock was converted into the right to receive 0.262 shares of AIMCO's Class E Preferred Stock. As a result, AIMCO issued up to approximately 8.4 million shares of its Class E Preferred Stock each of which converted into one share of AIMCO Class A Common Stock on January 15, 1999. In addition, approximately $458 million in outstanding debt and other liabilities of Insignia and its subsidiaries became obligations of AIMCO and its subsidiaries after the Insignia merger.



     As a result of the Insignia merger, AIMCO acquired: (i) Insignia's interests in Insignia Properties Trust, a Maryland REIT, which is a majority owned subsidiary of Insignia ("IPT"); (ii) Insignia's interests in Insignia Properties, L.P., IPT's operating partnership ("IPLP"); (iii) 100% of the ownership of the Insignia entities that provide multifamily property management and partnership administrative services; (iv) Insignia's interest in multifamily coinvestments; (v) Insignia's ownership of subsidiaries that control multifamily properties not included in IPT; (vi) Insignia's limited partner interests in public and private syndicated real estate limited partnerships; and (vii) assets incidental to the foregoing businesses (collectively, the "Insignia Multifamily Business"). Prior to the Insignia merger, Insignia's other businesses were transferred to Insignia/ESG Holdings, Inc., which was spun-off to Insignia's stockholders.



     IPT Merger Agreement. As a result of the Insignia merger, AIMCO now owns approximately 51% of the outstanding shares of beneficial interest of IPT. AIMCO and IPT have entered into a merger agreement, dated as of October 1, 1998, pursuant to which IPT will be merged into AIMCO. The IPT merger agreement provides for IPT stockholders (other than AIMCO) to receive $13.25 per share in cash or $13.28 in shares of AIMCO Class A Common Stock, at AIMCO's option.



     Other Potential Property Acquisitions. In the ordinary course of business, the Company engages in discussions and negotiations regarding the acquisition of apartment properties (including interests in entities that own apartment properties). The Company frequently enters into contracts and nonbinding letters of intent with respect to the purchase of properties. These contracts are typically subject to certain conditions and often permit the Company to terminate the contract in its sole and absolute discretion if it is not satisfied with the results of its due diligence investigation of the properties. The Company believes that such contracts essentially result in the creation of an option on the subject properties and give the Company greater flexibility in seeking to acquire properties. As of October 5, 1998, the Company had under contract or letter of intent an aggregate of 44 multi-family apartment properties with a maximum aggregate purchase price of approximately $666 million, including estimated capital improvements, which, in some cases, may be paid in the form of assumption of existing debt. All such contracts are subject to termination by the Company as described above. No assurance can be given that any of these possible acquisitions will be completed or, if completed, that they will be accretive to Funds From Operations ("FFO") on a per unit basis.

     Individual Property Acquisitions. During the period from January 1, 1998 through September 30, 1998, the Company has purchased eighteen apartment communities containing 4,185 apartment units, as described below:



                                                                                 NUMBER
DATE ACQUIRED                             PROPERTY             LOCATION         OF UNITS
-------------                             --------             --------         --------
1/98.................................  Crossings at      Amarillo, TX              160
                                       Bell
2/98.................................  Steeplechase      Tyler, TX                 484
3/98.................................  Casa Anita        Phoenix, AZ               224
3/98.................................  San Marina        Phoenix, AZ               399
3/98.................................  Cobble Creek      Tucson, AZ                301
3/98.................................  Rio Cancion       Tucson, AZ                379
3/98.................................  Sundown Village   Tucson, AZ                330
4/98.................................  Arbor Station     Montgomery, AL            264
4/98.................................  Heather Ridge     Arlington, TX              72
5/98.................................  Landmark          Albuquerque, NM           101
6/98.................................  Citrus Grove      Redlands, CA              198
6/98.................................  Villa La Paz      Sun City, CA               96
7/98.................................  Sunset Village    Oceanside, CA             114
7/98.................................  Sunset Citrus     Vista, CA                  97
7/98.................................  Rancho            Escondido, CA             334
                                       Escondido
8/98.................................  Atrium            Plantation, FL            210
8/98.................................  Colony            Bradenton, FL             166
9/98.................................  Fisherman's       Hillsborough Cty, FL      256
                                       Landing
9/98.................................  Sun Lake          Brandon, FL               600
10/98................................  Royal Gardens     Hemet, CA                 137
10/98................................  The Breakers      Daytona Beach, FL         208
10/98................................  The Park          Melbourne, FL             120
10/98................................  The Pines         Palm Bay, FL              216
10/98................................  Fieldcrest        Jacksonville, FL          240
10/98................................  Pinebrook         Jacksonville, FL          208
10/98................................  Weatherly         Stone Mountain, GA        224
10/98................................  Fern Tree         Phoenix, AZ               219
12/98................................  Old Farm          Lexington, KY             330
12/98................................  Calhoun           Minneapolis, MN           351
12/98................................  The Bluffs        Lafayette, IN             181
                                                                                 -----
                                                                                 7,011
                                                                                 =====



     The Company paid aggregate consideration of $170.3 million for these properties, consisting of $51.0 million in cash, 867,751 OP Units valued at $29.3 million and the assumption of $90.0 million of secured long-term indebtedness. The cash portions of the acquisitions were funded with borrowings under the Company's revolving credit facilities.



     Property Dispositions. In January 1998, the Company sold the Sun Valley Apartments, an apartment community containing 430 apartment units located in Salt Lake City, Utah, for $11.5 million, less selling costs of $0.3 million. The Company recognized a $3.3 million gain on the sale. Cash proceeds from the sale were used to repay a portion of the AIMCO Operating Partnership's outstanding short-term indebtedness.



     In September 1998, the Company sold the Rillito Village Apartments, an apartment community containing 272 apartment units located in Tucson, Arizona, for $6.8 million. The Company recognized a gain on the sale of approximately $75,000 and used the cash proceeds to pay down a portion of the outstanding balance on the Credit Facilities and to pay closing costs.

DEBT ASSUMPTIONS AND FINANCINGS



     Secured Notes Payable. The following table summarizes the Company's secured notes payable as of September 30, 1998 and December 31, 1997, all of which are non-recourse to the Company (dollars in thousands):



                                                      SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                                      ------------------   -----------------
Fixed rate, fully-amortizing notes..................       $659,423            $561,056
Fixed rate, non-amortizing notes....................        120,569             106,424
Floating rate, non-amortizing notes.................         13,756              13,941
                                                           --------            --------
          Total.....................................       $793,748            $681,421
                                                           ========            ========



     Secured Tax-Exempt Bond Financing. The following table summarizes the Company's secured tax-exempt bond financing at September 30, 1998 and December 31, 1997 (dollars in thousands):



                                                      SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                                      ------------------   -----------------
Fixed rate, fully-amortizing bonds..................       $ 60,662            $ 56,027
Fixed rate, non-amortizing bonds....................         17,729              17,983
Floating rate, fully-amortizing bonds...............        289,821                  --
Floating rate, non-amortizing bonds.................         33,283                  --
                                                           --------            --------
          Total.....................................       $401,495            $ 74,010
                                                           ========            ========



     Secured and Unsecured Short-Term Financing. The Company utilizes a variety of secured short-term financing instruments to manage its working capital needs and to fund real estate investments, including variable rate revolving credit facilities, as well as various fixed and floating rate term loans.



     On October 1, 1998, the Company amended and restated its credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement now provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million (the "BOA Credit Facility"). The AIMCO Operating Partnership is the borrower under the BOA Credit Facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the BOA Credit Facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the BOA Credit Facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the Company's consolidated unsecured indebtedness to the value of certain unencumbered assets. The BOA Credit Facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The BOA Credit Facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the BOA Credit Facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants contained in the BOA Credit Facility require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than
0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the BOA Credit Facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.



     In October 1998, the AIMCO Operating Partnership and AIMCO entered into a $300 million senior unsecured interim term loan agreement with an affiliate of Lehman Brothers Inc. (the "Interim Term Loan Agreement"). The term loan matures in one year. AIMCO used the proceeds to refinance existing outstanding indebtedness of Insignia at the time of the merger.

     In February 1998, the AIMCO Operating Partnership, as borrower, and AIMCO and certain single asset wholly-owned subsidiaries of the Company (the "Owners"), as guarantors, entered into a five year, $50 million secured credit facility agreement (the "WMF Credit Facility") with Washington Mortgage Financial Group, Ltd. ("Washington Mortgage"), which provides for the conversion of all or a portion of such revolving credit facility to a base loan facility. The WMF Credit Facility provides that all the rights of Washington Mortgage are assigned to the Federal National Mortgage Association ("FNMA"), but FNMA does not assume Washington Mortgage's obligations under the WMF Credit Facility. At the AIMCO Operating Partnership's request, the commitment amount may be increased to an amount not to exceed $250 million, subject to the consent of Washington Mortgage and FNMA in their sole and absolute discretion. The AIMCO Operating Partnership and affiliates have pledged their ownership interests in the Owners as security for its obligations under the WMF Credit Facility. The guarantees of the Owners are secured by assets of the Owners, including four apartment properties and two mortgage notes. Advances to the AIMCO Operating Partnership under the WMF Credit Facility are funded with the proceeds of the sale to investors of FNMA mortgage-backed securities that are secured by the advance and an interest in the collateral. The interest rate on each advance is determined by investor bids for such mortgage-backed securities, plus a margin presently equal to 0.5%. The maturity date of each advance under the revolving portion of the WMF Credit Facility is a date between three and nine months from the closing date of the advance, as selected by the AIMCO Operating Partnership. Advances under the base facility mature at a date, selected by the AIMCO Operating Partnership, between ten and twenty years from the date of the advance. Subject to certain conditions, the AIMCO Operating Partnership has the right to add or substitute collateral. The WMF Credit Facility requires the Company to maintain a ratio of debt to gross asset value of no more than 55%, an interest coverage ratio of at least 225%, and a debt service coverage ratio of at least 145% for the Trailing 12 Month Period (as defined in the WMF Credit Facility) and 135% for the Trailing Three Month Period (as defined in the WMF Credit Facility), imposes minimum net worth requirements and also provides other financial covenants and interest coverage ratio requirements that are specifically related to the collateral. The WMF Credit Facility was fully utilized as of June 30, 1998.



     Convertible Note. As a result of the Insignia merger, AIMCO assumed Insignia's obligations under its 6 1/2% convertible debentures. In connection therewith, the AIMCO Operating Partnership issued a convertible note to the Special Limited Partner with terms economically equivalent to those of the convertible debentures. The convertible note will mature on September 30, 2016 and bears interest at the rate of 6.5% per annum, with quarterly interest payments payable in arrears. Interest payments may be deferred from time to time, but not for more than 20 consecutive quarters. The convertible note is convertible into the AIMCO Operating Partnership's Class E Partnership Preferred Units at $57.21 per unit through September 30, 2016. The convertible note may be redeemed after November 1, 1999.



     Interest Rate Lock Agreements. From time to time, the Company enters into interest rate lock agreements with major investment banking firms, in anticipation of refinancing debt. Interest rate lock agreements related to planned refinancing of identified variable rate indebtedness are accounted for as anticipatory hedges. Upon the refinancing of such indebtedness, any gain or loss associated with the termination of the interest rate lock agreement is deferred and recognized over the life of the refinanced indebtedness. In order for the interest rate lock to qualify as an anticipatory hedge, the following criteria must be met: (a) the refinance being hedged exposes the Company to interest rate risk; (b) the interest rate lock is designated as a hedge; (c) the significant characteristics and expected terms of the refinance are identified; and (d) it is probable that the refinance will occur. The Company believes that all four of the above qualifications have been met for interest rate lock agreements previously entered into. In the event that any of the above qualifications are not met, the interest rate lock agreement will not qualify as an anticipatory hedge, and any gain or loss realized on the interest rate lock agreement will be recognized in the current period's earnings.



     In September 1997, the Company entered into an interest rate lock agreement having a notional principal amount of $75.0 million, in anticipation of refinancing certain floating rate indebtedness. The interest rate lock agreement fixed the ten-year treasury rate at 6.32%. During 1998, the Company refinanced certain mortgage indebtedness relating to ten real estate partnerships and realized losses of approximately $3.9 million, which have been deferred and will be amortized over the life of the refinanced debt. These losses, when amortized, will result in effective interest rates of 7.7% over the life of the refinanced debt.



     Interest Rate Swap Agreements. On May 8, 1998, in connection with the consummation of the merger with Ambassador, the Company assumed six interest rate swap agreements, having termination dates between October 3, 2003, and March 3, 2004, with several major investment banking firms. The swap agreements modify the interest characteristics of a portion of the Company's outstanding debt. Each interest rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as adjustment of interest expense related to the debt.



     Pursuant to the terms of the swap and related credit support agreements, the Company is required to post collateral to the swap providers for an amount equal to their exposure, as defined, in each case to the extent that a specified threshold is exceeded. The collateral posted by the Company may be in the form of cash or governmental securities, as determined by the Company. At June 30, 1998, the Company had posted approximately $6.6 million in cash collateral under its swap agreements. The Company estimates that for every 0.25% decrease in the LIBOR interest rate yield, it will be required to post approximately $2 million of additional collateral with the swap providers. If interest rates rise, the Company estimates that for every 0.25% increase in the LIBOR interest rate yield curve, recovery of the posted collateral of a similar amount will be received up to the outstanding collateral balances.



     On June 2, 1998, the Company settled one of the swap agreements. It is the intent of the Company to terminate the remaining swap agreements in December, 1998. Based on the market value of the outstanding swap agreements at June 30, 1998, the Company had an unrealized loss of $1.9 million.



LITIGATION



     The Company is a party to various legal actions resulting from its operating activities. These actions are routine litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which are expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company and its subsidiary, taken as a whole.



     In connection with the Company's acquisition of interests in limited partnerships that own or manage apartments properties, through tender offers or otherwise, from time to time, the Company is subject to legal actions arising from such activities, including allegations that such activities may involve breaches of fiduciary duties to the limited partners of such partnerships or may violate the relevant partnership agreements. The Company's policy is to fulfill its fiduciary obligations to its limited partners and with the partnership agreements to which it is a party, and does not expect such claims to have a material adverse effect on the consolidated financial conditions or results of operations of the Company and its subsidiaries taken as a whole.



YEAR 2000 READINESS



     General Description of the Year 2000 Issue and the Nature and Effects of the Year 2000 on Information Technology (IT) and Non-IT Systems. The Year 2000 Issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of the Company's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.


     Over the past twenty months, the Company has determined that it will be required to modify or replace significant portions of its software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

     The Company's plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing, and implementation. To date, the Company has fully completed its assessment of all information systems that could be significantly affected by the Year 2000, and has begun the remediation, testing and implementation phases on both hardware and software systems. Assessments are continuing in regards to embedded systems. The status of each is detailed below.


     Status of Progress in Becoming Year 2000 Compliant, Including Timetable for Completion of Each Remaining Phase. During 1997, AIMCO identified all of the computer systems at risk and formulated a plan to repair or replace each of the affected systems. The Company has replaced its mainframe system, including the creation of new applications, at a total cost of approximately $1.1 million. In August 1998, the Year-2000 compliant system became fully functional. In addition to the mainframe, PC-based network servers and routers and desktop PCs were analyzed for compliance. AIMCO has begun to replace each of the non-compliant network connections and desktop PCs and, as of September 30, 1998, is approximately 85% complete with this effort. The total cost to replace the PC-based network servers and routers and desktop PCs is expected to be approximately $1.2 million, of which $886,000 has been incurred to date. The remaining network connections and desktop PCs are expected to be upgraded to Year-2000 compliant systems by March 31, 1999.


     As for software, AIMCO utilizes a combination of off-the-shelf commercially available software programs as well as custom-written programs that are designed to fit specific needs. Both of these types of programs were studied and implementation plans written and executed with the intent of repairing or replacing any non-compliant software programs.

     In 1997, when AIMCO merged with NHP Incorporated, the core financial system used by NHP was Year-2000 compliant. During 1998, AIMCO integrated all of its core financial systems to this compliant system for general ledger and financial reporting purposes. In 1997, AIMCO determined that the software used for property management and rent collection was not Year-2000 compliant. During 1998, AIMCO has implemented a Year-2000 compliant system at each of its 926 property sites, including owned and managed, at a cost of $700,000. Since then, AIMCO has acquired 75 properties and has also merged with Insignia Financial Group ("IFG"). IFG owned or managed 140 properties. As properties are acquired, AIMCO converts the existing property management and rent collection systems to AIMCO's Year-2000 compliant systems. The estimated additional costs to convert such systems at all recently acquired properties, including those acquired in the merger with IFG, is $200,000, and the implementation and testing process is expected to be completed by March 31, 1999.


     The final software area is the office software and server operating systems. AIMCO has upgraded all non-compliant office software systems on each PC and has upgraded 93% of the server operating systems. The remaining server operating systems are planned to be upgraded to be Year-2000 compliant by December 1998.


     AIMCO has operating equipment, primarily at the property sites, which needed to be evaluated for Year-2000 compliance. In September 1997, AIMCO began taking a census and inventorying embedded systems issues. At that time, management chose to focus its attention mainly upon security systems, elevators, heating-ventilation-air-conditioning systems (HVAC), telephone systems and switches, and sprinkler systems. While this area is the most difficult to fully research adequately, management has not yet found any major non-compliance issues that put AIMCO at risk financially or operationally. We intend to have a third-party conduct an audit of these systems and report their findings by December 1998.

     Any of the above operating equipment that has been found to be non-compliant to date has been replaced or repaired. To date, these have consisted only of security systems and phone systems. As of September 30, 1998, we have evaluated approximately 86% of the operating equipment for Year-2000 compliance. The total cost incurred as of September 30, 1998 to replace or repair the operating equipment was approximately $70,000. We estimate the cost to replace or repair any remaining operating equipment is approximately $325,000, and we expect to be completed by April 30, 1999. We continue to have "awareness campaigns" throughout the organization designed to raise awareness and report any possible compliance issues regarding operating equipment within our enterprise.


     Nature and Level of Importance of Third Parties and Their Exposure to the Year 2000. AIMCO is currently actively conducting surveys of its banking and vendor relationships to assess risks regarding their Year-2000 readiness. AIMCO has banking relationships with three major financial institutions, all of which have indicated their compliance efforts will be complete before May 1999. AIMCO has updated data transmission standards with two of the three financial institutions. AIMCO's contingency plan in this regard is to move accounts from any institution that cannot be certified 2000 compliant by June 1, 1999.


     The Company does not rely heavily on any single vendor for goods and services and does not have significant suppliers and subcontractors who share information systems with the Company (external agents). To date, the Company is not aware of any external agent with a Year 2000 issue that would materially impact the Company's results of operations, liquidity, or capital resources. However, the Company has no means of ensuring that external agents will be Year 2000 ready. Management does not believe that the inability of external agents to complete their Year 2000 resolution process in a timely manner will have a material impact on the financial position or results of operations of the Company. However, the effect of non-compliance by external agents is not readily determinable.


     Costs to Address Year 2000. The total cost of the Year 2000 project is estimated at $3.4 million and is being funded through operating cash flows. To date, the Company has incurred approximately $2.8 million ($0.4 million expensed and $2.4 million capitalized for new systems and equipment), related to all phases of the Year 2000 project. Of the total remaining project costs, approximately $0.4 million is attributable to the purchase of new software and operating equipment, which will be capitalized. The remaining $0.2 million relates to repair of hardware and software and will be expensed as incurred.



     Risks Associated with the Year 2000. Management believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of the Year 2000 program. In the event that the Company does not complete any additional phases, certain worst case scenarios could occur. The worst case scenarios include elevators, security and HVAC systems that read incorrect dates and operate with incorrect schedules (e.g., elevators will operate on Monday as if it were Sunday). Although such a change is annoying to residents, it is not business critical. In addition, disruptions in the economy generally resulting from Year 2000 issues could also materially adversely affect the Company. The Company could be subject to litigation for computer systems failure, for example, equipment shutdown or failure to properly date business records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.



     Contingency Plans Associated with the Year 2000. The Company has contingency plans for certain critical application and is working on such plans for others. These contingency plans involve, among other actions, manual workarounds and selecting new relationships for such activities as banking relationships and elevator operating systems.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     AIMCO may issue, from time to time, shares of one or more series or classes of Preferred Stock. The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock that may be issued and sold pursuant hereto, and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock do not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Charter relating to a specific series of the Preferred Stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.


     The Charter authorizes the issuance of up to 510,750,000 shares of its capital Stock. As of January 15, 1999, 484,027,500 shares were classified as Class A Common Stock, 750,000 shares were classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share ("Class B Preferred Stock"), 2,760,000 shares were classified as Class C Cumulative Preferred Stock, par value $.01 per share ("Class C Preferred Stock"), 4,600,000 shares were classified as Class D Cumulative Preferred Stock, par value $.01 per share ("Class D Preferred Stock"), 4,050,000 shares were classified as Class G Cumulative Preferred Stock, par value $.01 per share ("Class G Preferred Stock"), 2,300,000 shares were classified as Class H Cumulative Preferred Stock, par value $.01 per share ("Class H Preferred Stock") and 2,000,000 shares were classified as Class J Cumulative Convertible Preferred Stock, par value $.01 per share ("Class J Preferred Stock"). Under the Charter, the AIMCO Board of Directors has the authority to classify and reclassify any of its unissued capital Stock into shares of Preferred Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital Stock including, but not limited to, ownership restrictions consistent with the Ownership Limit with respect to each series or class of capital Stock, and the number of shares constituting each series or class, and to increase or decrease the number of shares of any such series or class, to the extent permitted by the Maryland General Corporation Law (the "MGCL").


     The AIMCO Board of Directors is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto: (i) the designation of such shares and the number of shares that constitute such series,
(ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of AIMCO, (iii) the dividend periods (or the method of calculation thereof), (iv) the voting rights of the shares,
(v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of AIMCO and any other rights of the shares of such series upon any liquidation or winding-up of AIMCO, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of AIMCO, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities of AIMCO, (viii) whether the shares of such series of Preferred Stock will be listed on a securities exchange, (ix) any special United States federal income tax considerations applicable to such series, and (x) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with the Charter and the MGCL.

DIVIDENDS


     Holders of shares of Preferred Stock will be entitled to receive, when and as declared by the AIMCO Board of Directors, out of funds of AIMCO legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

     Each series of Preferred Stock that may be issued and sold pursuant hereto, will rank junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time AIMCO has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, AIMCO may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase shares of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by AIMCO.

     No dividends (other than in Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") or other capital Stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any Common Stock or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by AIMCO (except by conversion into or exchange for other capital stock of AIMCO ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) unless
(i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or Common Stock may be converted into or exchanged for stock of AIMCO ranking junior to the Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

     The applicable Prospectus Supplement for each series of Preferred Stock that may be issued and sold pursuant hereto will set forth the terms and conditions of such series of Preferred Stock with respect to whether such series of Preferred Stock will be convertible into, or exchangeable for, other securities or property, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

REDEMPTION AND SINKING FUND

     The applicable Prospectus Supplement for each series of Preferred Stock that may be issued and sold pursuant hereto will set forth the terms and conditions of such series of Preferred Stock with respect to redemption rights and the benefit of any sinking fund, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of AIMCO, the holders of shares of each series of Preferred Stock that may be issued and sold pursuant hereto are entitled to receive out of assets of AIMCO available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up; and (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of AIMCO's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of AIMCO, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by AIMCO. Neither a consolidation or merger of AIMCO with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of AIMCO.

VOTING RIGHTS

     Holders of Preferred Stock that may be issued and sold pursuant hereto will have the voting rights required by law and the voting rights described below. Whenever dividends on any applicable series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of AIMCO at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Holders of shares of Preferred Stock that may be issued and sold pursuant hereto will have one vote for each share held.

     So long as any shares of any series of Preferred Stock remain outstanding, AIMCO shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock of AIMCO upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Charter relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

MISCELLANEOUS

     The holders of Preferred Stock will have no preemptive rights. The Preferred Stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by AIMCO shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The applicable Prospectus Supplement will set forth the restrictions, if any, on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments. Payment of dividends on, and the redemption or repurchase of, any series of Preferred Stock may be restricted by loan agreements, indentures and other agreements entered into by AIMCO. The applicable Prospectus Supplement will describe any material contractual restrictions on such dividend payments.

OTHER RIGHTS

     The shares of a series of Preferred Stock that may be issued and sold pursuant hereto will have the preferences, voting powers or relative, participating, optional or other special rights set forth above or in the applicable Prospectus Supplement or the Charter or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for each series of Preferred Stock that may be issued and sold pursuant hereto will be designated in the applicable Prospectus Supplement.

CLASS B PREFERRED STOCK


     On August 4, 1997, AIMCO issued 750,000 shares of its Class B Preferred Stock to an institutional investor (the "Preferred Share Investor") in a private transaction. The Class B Preferred Stock (a) ranks prior to the Common Stock with respect to dividends, liquidation, dissolution and winding-up, and has an aggregate liquidation value of $75 million and (b) ranks on parity with the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and the Class J Preferred Stock. Holders of the Class B Preferred Stock are entitled to receive, when, as and if declared by the AIMCO Board of Directors, quarterly cash dividends per share equal to the greater of (i) $1.78125 (the "Base Rate") and (ii) the cash dividends declared on the number of shares of Class A Common Stock into which one share of Class B Preferred Stock is convertible. On or after August 4, 1998, each share of Class B Preferred Stock may be converted at the option of the holder into 3.28407 shares of Class A Common Stock, subject to certain anti-dilution adjustments. AIMCO may redeem any or all of the Class B Preferred Stock on or after August 4, 2002, at a redemption price of $100 per share, plus unpaid dividends accrued on the shares redeemed.


     Holders of Class B Preferred Stock, voting as a class with the holders of all AIMCO capital stock that ranks on a parity with the Class B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding up or otherwise ("Class B Parity Stock"), will be entitled to elect (i) two directors of AIMCO if six quarterly dividends (regardless of whether consecutive) on the Class B Preferred Stock or any Class B Parity Stock are in arrears, and (ii) one director of AIMCO if for two consecutive quarterly dividend periods AIMCO fails to pay at least $0.4625 in dividends on the Class A Common Stock. The affirmative vote of the holders of two-thirds of the outstanding shares of Class B Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class B Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class B Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise. If the IRS were to make a final determination that AIMCO does not qualify as a REIT in accordance with Sections 856 through 860 of the Internal Revenue Code, the Base Rate for the quarterly cash dividends on the Class B Preferred Stock would increase to $3.03125 per share.

     The agreement pursuant to which AIMCO issued the Class B Preferred Stock (the "Preferred Share Purchase Agreement") provides that the Preferred Share Investor may require AIMCO to repurchase such investor's Class B Preferred Stock in whole or in part at a price of 105% of the liquidation preference thereof, plus accrued and unpaid dividends on the purchased shares, if (i) AIMCO shall fail to continue to be taxed as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code, or (ii) upon the occurrence of a change of control (as defined in the Preferred Share Purchase Agreement). The Preferred Share Purchase Agreement also provides that, so long as the Preferred Share Investor owns Class B Preferred Stock with an aggregate liquidation preference of at least $18.75 million, neither AIMCO, the AIMCO Operating Partnership nor any subsidiary of AIMCO may issue preferred securities or incur indebtedness for borrowed money if immediately following such issuance and after giving effect thereto and the application of the net proceeds therefrom, AIMCO's ratio of aggregate consolidated earnings before interest, taxes, depreciation and amortization to aggregate consolidated fixed charges for the four fiscal quarters immediately preceding such issuance would be less than 1.5 to 1.

     Subject to certain exceptions specified in the provisions of the Charter establishing the terms of the Class B Preferred Stock, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Securities Exchange Act of 1934, shares of Class B Preferred Stock with a value in excess of the amount by which (i) 8.7% (or 15% in the case of certain pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO exceeds (ii) the aggregate value of all shares of capital stock of AIMCO, other than Class B Preferred Stock, that are owned by such holder (the "Class B Preferred Ownership Limit"). The AIMCO Board of Directors may waive such ownership limit if evidence satisfactory to the AIMCO Board and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class B Preferred Stock in excess of the Class B Preferred Ownership Limit, or shares of Class B Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Internal Revenue Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class B Preferred Stock transferred in excess of the Class B Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class B Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class B Preferred Stock bear a legend referring to the restrictions described above.

CLASS C PREFERRED STOCK


     On December 23, 1997, AIMCO issued 2,400,000 shares of its 9% Class C Preferred Stock in an underwritten public offering for net proceeds of approximately $57.9 million. The Class C Preferred Stock (a) ranks prior to the Common Stock, and any other class or series of capital stock of AIMCO if the holders of the Class C Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class C Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock, and with any other class or series of capital stock of AIMCO if the holders of such class of stock or series and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class C Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class C Preferred Stock ("Class C Senior Stock").

     Holders of Class C Preferred Stock are entitled to receive cash dividends at the rate of 9% per annum of the $25 liquidation preference (equivalent to $2.25 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class C Junior Stock, the holders of Class C Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class C Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class C Parity Stock, then such proceeds shall be distributed among the holders of Class C Preferred Stock and any such other Class C Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class C Preferred Stock and any such other Class C Parity Stock if all amounts payable thereon were paid in full.

     On and after December 23, 2002, AIMCO may redeem shares of Class C Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class C Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class C Preferred Stock has no stated maturity and will not be subject to any sinking find or mandatory redemption provisions.

     Holders of shares of Class C Preferred Stock have no voting rights, except that if distributions on Class C Preferred Stock or any series or class of Class C Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class C Preferred Stock (voting together as a single class with all other shares of Class C Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class C Preferred Stock called for such purpose. The affirmative vote of the holders of two thirds of the outstanding shares of Class C Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class C Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class C Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class C Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS D PREFERRED STOCK


     On February 19, 1998, AIMCO issued 4,200,000 shares of its 8 3/4% Class D Preferred Stock, in an underwritten public offering, for net proceeds of approximately $101.5 million. The Class D Preferred Stock (a) ranks prior to the Common Stock, and any other class or series of capital stock of AIMCO if the holders of the Class D Preferred Stock are to be entitled to the receipt of dividends of or amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class D Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock, and with any other class or series of capital stock of AIMCO if the holders of such class of stock or series and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class D Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class D Preferred Stock ("Class D Senior Stock").


     Holders of Class D Preferred Stock are entitled to receive cash dividends at the rate of 8 3/4% per annum of the $25 liquidation preference (equivalent to $2.1875 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class D Junior Stock, the holders of Class D Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class D Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class D Parity Stock, then such proceeds shall be distributed among the holders of Class D Preferred Stock and any such other Class D Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class D Preferred Stock and any such other Class D Parity Stock if all amounts payable thereon were paid in full.

     On and after February 19, 2003, AIMCO may redeem shares of Class D Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class D Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class D Preferred Stock have no voting rights, except that if distributions on Class D Preferred Stock or any series or class of Class D Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class D Preferred Stock (voting together as a single class with all other shares of Class D Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class D Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class D Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class D Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class D Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class D Preferred Stock that are similar to those for the Class B Preferred Stock.


CLASS G PREFERRED STOCK



     On July 15, 1998, AIMCO issued 4,050,000 shares of its Class G Preferred Stock, in an underwritten public offering for net proceeds of approximately $98.0 million. The Class G Preferred Stock (a) ranks prior to the Common Stock and any other class or series of capital Stock of AIMCO, if the holders of the Class G Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class G Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and with any other class or series of capital Stock of AIMCO, if the holders of such class of Stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class G Parity Stock") and (c) ranks junior to any class or series of capital Stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class G Preferred Stock ("Class G Senior Stock").


     Holders of Class G Preferred Stock are entitled to receive cash dividends at the rate of 9 3/8% per annum of the $25 liquidation preference (equivalent to $2.34375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class G Junior Stock, the holders of Class G Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class G Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class G Parity Stock, then such proceeds shall be distributed among the holders of Class G Preferred Stock and any such other Class G Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class G Preferred Stock and any such other Class G Parity Stock if all amounts payable thereon were paid in full.

     On and after July 15, 2008, AIMCO may redeem shares of Class G Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class G Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class G Preferred Stock have no voting rights, except that if distributions on Class G Preferred Stock or any series or class of Class G Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class G Preferred Stock (voting together as a single class with all other shares of Class G Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class G Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class G Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class G Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class G Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class G Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS H PREFERRED STOCK


     On August 11, 1998, AIMCO issued 2,000,000 shares of its Class H Preferred Stock, in an underwritten public offering for net proceeds of approximately $48.1 million. The Class H Preferred Stock (a) ranks prior to the Common Stock and any other class or series of capital Stock of AIMCO if the holders of the Class H Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class H Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class G Preferred Stock, and with any other class or series of capital Stock of AIMCO, if the holders of such class of Stock or series, the Class G Preferred Stock, the Class J Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class H Parity Stock") and (c) ranks junior to any class or series of capital Stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class H Preferred Stock ("Class H Senior Stock").


     Holders of Class H Preferred Stock are entitled to receive cash dividends at the rate of 9 1/2% per annum of the $25 liquidation preference (equivalent to $2.375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class H Junior Stock, the holders of Class H Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class H Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class H Parity Stock, then such proceeds shall be distributed among the holders of Class H Preferred Stock and any such other Class H Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class H Preferred Stock and any such other Class H Parity Stock if all amounts payable thereon were paid in full.

     On and after August 14, 2003, AIMCO may redeem shares of Class H Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class H Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class H Preferred Stock have no voting rights, except that if distributions on Class H Preferred Stock or any series or class of Class H Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class H Preferred Stock (voting together as a single class with all other shares of Class H Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class H Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class H Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class H Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class H Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class H Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS J PREFERRED STOCK


     On November 6, 1998, AIMCO issued 1,250,000 shares of its Class J Preferred Stock in a private transaction, including 250,000 shares of Class J Preferred Stock to the AIMCO Operating Partnership. The Class J Preferred Stock (a) ranks prior to the Common Stock with respect to dividends, liquidation, dissolution and winding-up, and has a liquidation value of $100 per share and (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock ("Class J Parity Stock"). Holders of the Class J Preferred Stock are entitled to receive, when, as and if declared by the AIMCO Board of Directors, quarterly cash dividends per share equal to (i) 7% per annum of the liquidation preference thereof for the period beginning on and including November 6, 1998 and lasting until November 15, 1998; (ii) 8% per annum of the per share liquidation preference for the period beginning on and including November 15, 1998 and lasting until November 15, 1999; (iii) 9% per annum of the per share liquidation preference for the period beginning on and including November 15, 1999 and lasting until November 15, 2000; and (iv) 9.5% per annum of the per share liquidation preference thereafter. Such dividends will be cumulative from November 6, 1998, whether or not in any quarterly dividend period(s) such dividends will be declared or there will be funds legally available for the payment of such dividends.


     On or after November 6, 1998, each share of Class J Preferred Stock may be converted at the option of the holder into 2.5 shares of Class A Common Stock, subject to certain anti-dilution adjustments. AIMCO may convert each share of Class J Preferred Stock into 2.5 shares of Class A Common Stock (subject to certain anti-dilution adjustments) (a) after November 6, 2002, if the market price of the Class A Common Stock in the five most recent trading days is equal to or greater than $40 or (b) at any time on or prior to November 6, 2002, if the internal rate of return associated with an outstanding share of Class J Preferred Stock exceeds 12.5%.

     Holders of Class J Preferred Stock, voting as a class with the holders of all Class J Parity Stock, will be entitled to elect two directors of AIMCO if six quarterly dividends (regardless of whether consecutive) on the Class J Preferred Stock or any Class J Parity Stock are in arrears, whether or not earned or declared. The affirmative vote of the holders of two-thirds of the outstanding shares of Class J Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class J

Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class J Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Subject to certain exceptions specified in the provisions of the Charter establishing the terms of the Class J Preferred Stock, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Securities Exchange Act of 1934, shares of Class J Preferred Stock with a value in excess of the amount by which (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO exceeds (ii) the aggregate value of all shares of capital stock of AIMCO, other than Class J Preferred Stock, that are owned by such holder (the "Class J Preferred Ownership Limit"). The AIMCO Board of Directors may waive such ownership limit if evidence satisfactory to the AIMCO Board and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO.

     If shares of Class J Preferred Stock in excess of the Class J Preferred Ownership Limit, or shares of Class J Preferred Stock that would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Internal Revenue Code, or that would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, (a) such issuance or transfer will be null and void to the intended transferee, (b) the intended transferee would acquire no rights to the Shares of Class J Preferred Stock transferred in excess of the Class J Preferred Ownership Limit or other applicable limitations and (c) such shares will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class J Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (i) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (ii) the price received by the trustee. Any remaining proceeds from such sale will be paid to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO, or its designee, decides to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class J Preferred Stock bear a legend referring to the restrictions described above.

                          DESCRIPTION OF COMMON STOCK

GENERAL


     The Charter authorizes the issuance of up to 510,750,000 shares of capital
Stock with a par value of $.01 per share, of which             shares were
classified as Class A Common Stock as of January 15, 1999. As of January 15, 1999, there were 48,153,025 shares of Class A Common Stock issued and outstanding. In addition, up to 150,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's 1994 Stock Option Plan, up to 500,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's 1996 Stock Award and Incentive Plan, and up to 500,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's Non-Qualified Stock Option Plan. Under AIMCO's 1997 Stock Award and Incentive Plan, AIMCO may issue up to 10% of the shares of Class A Common Stock outstanding as of the first day of the fiscal year during which any award is made, but in no event more than 20,000,000 shares of Class A Common Stock. The Class A Common Stock is traded on the NYSE under the symbol "AIV." BankBoston, N.A. serves as transfer agent and registrar of the Class A Common Stock. As of January 15, 1999, the Charter authorized 750,000 shares of Class B Preferred Stock, all of which were issued and outstanding; 2,760,000 shares of Class C Preferred Stock, of which 2,400,000 shares were issued and outstanding; 4,600,000 shares of Class D Preferred Stock, of which 4,200,000 shares were issued and outstanding; 4,050,000 shares of Class G Preferred Stock, all of which shares were issued and outstanding; 2,300,000 shares of Class H Preferred Stock, of which 2,000,000 shares were issued and outstanding; and 2,000,000 shares of Class J Preferred Stock of which 1,250,000 shares were issued and outstanding.


CLASS A COMMON STOCK

     Holders of the Class A Common Stock are entitled to receive dividends, when and as declared by the AIMCO Board, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any liquidation, dissolution or winding up of AIMCO, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIMCO and the liquidation preferences of preferred stock. The shares of Class A Common Stock possess ordinary voting rights for the election of Directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of Directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of Directors can elect all of the Directors if they choose to do so and the holders of the remaining shares cannot elect any Directors. Holders of shares of Class A Common Stock do not have preemptive rights, which means they have no right to acquire any additional shares of Class A Common Stock that may be issued by AIMCO at a subsequent date.

RESTRICTIONS ON TRANSFER

     For AIMCO to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the AIMCO Board believes that it is essential for AIMCO to continue to qualify as a REIT and to provide additional protection for AIMCO's stockholders in the event of certain transactions, the AIMCO Board has adopted, and the stockholders have approved, provisions of the Charter restricting the acquisition of shares of Common Stock.

     Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Common Stock. For purposes of calculating the amount of stock owned by a given individual, the individual's Common Stock and Common OP Units are aggregated. The AIMCO Board of Directors may waive the Ownership Limit if evidence satisfactory to the AIMCO Board of Directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize

AIMCO's status as a REIT. However, in no event may such holder's direct or indirect ownership of Common Stock exceed 9.8% of the total outstanding shares of Common Stock. As a condition of such waiver, the AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. The foregoing restrictions on transferability and ownership will not apply if the AIMCO Board of Directors determines that it is no longer in the best interests of AIMCO to attempt to qualify, or to continue to quality as a REIT and a resolution terminating AIMCO's status as a REIT and amending the Charter to remove the foregoing restrictions is duly adopted by the AIMCO Board of Directors and a majority of AIMCO's stockholders. If shares of Common Stock in excess of the Ownership Limit, or shares of Common Stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Internal Revenue Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Common Stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Securities Exchange Act of 1934, more than a specified percentage of the outstanding shares of Common Stock must file a written statement or an affidavit with AIMCO containing the information specified in the Charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIMCO in writing such information with respect to the direct, indirect and constructive ownership of shares as the AIMCO Board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The ownership limitations may have the effect of precluding acquisition of control of AIMCO by a third party unless the AIMCO Board of Directors determines that maintenance of REIT status is no longer in the best interests of AIMCO.


BUSINESS COMBINATIONS


     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder, ownership of Common OP Units will be treated as beneficial ownership of the shares of Common Stock for which the Common OP Units may be redeemed. The business combination statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The AIMCO Board has not passed such a resolution.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or
(iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

     A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation's board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in the Charter or in AIMCO's bylaws (the "Bylaws"). The control share acquisition statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer.

                            DESCRIPTION OF OP UNITS

     The following description sets forth certain general terms and provisions of the OP Units and the AIMCO Operating Partnership Agreement. The AIMCO Operating Partnership Agreement is included as Appendix B hereto, and this description is qualified in its entirety by the terms thereof.

GENERAL

     The AIMCO Operating Partnership is a limited partnership organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, or any successor to such statute, the "Delaware LP Act") and upon the terms and subject to the conditions set forth in the AIMCO Operating Partnership Agreement. AIMCO GP, a Delaware corporation and a wholly owned subsidiary of AIMCO, is the sole general partner of the AIMCO Operating Partnership. Another wholly owned subsidiary of AIMCO, the Special Limited Partner, is a limited partner in the AIMCO Operating Partnership. The term of the AIMCO Operating Partnership commenced on May 16, 1994, and will continue until December 31, 2093, unless the AIMCO Operating Partnership is dissolved sooner pursuant to the provisions of the AIMCO Operating Partnership Agreement or as otherwise provided by law.

PURPOSE AND BUSINESS

     The purpose and nature of the AIMCO Operating Partnership is to conduct any business, enterprise or activity permitted by or under the Delaware LP Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware LP Act, or to own interests in any entity engaged in any business permitted by or under the Delaware LP Act,
(iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit AIMCO, in the sole and absolute discretion of the AIMCO GP, at all times to be classified as a REIT.

MANAGEMENT BY THE AIMCO GP

     Except as otherwise expressly provided in the AIMCO Operating Partnership Agreement, all management powers over the business and affairs of the AIMCO Operating Partnership are exclusively vested in the AIMCO GP. None of the limited partners of the AIMCO Operating Partnership or any other person to whom one or more OP Units have been transferred (each, an "Assignee") will take part in the operations, management or control (within the meaning of the Delaware LP
Act) of the AIMCO Operating Partnership's business, transact any business in the AIMCO Operating Partnership's name or have the power to sign documents for or otherwise bind the AIMCO Operating Partnership. The AIMCO GP may not be removed by the partners with or without cause, except with the consent of the AIMCO GP. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to the AIMCO GP under any other provision of the AIMCO Operating Partnership Agreement, the AIMCO GP, subject to the other provisions of the AIMCO Operating Partnership Agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the AIMCO Operating Partnership, to exercise all powers of the AIMCO Operating Partnership and to effectuate the purposes of the AIMCO Operating Partnership. The AIMCO Operating Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the AIMCO GP determines to be appropriate. The AIMCO GP is authorized to execute, deliver and perform certain agreements and transactions on behalf of the AIMCO Operating Partnership without any further act, approval or vote of the partners.

     Restrictions on AIMCO GP's Authority. The AIMCO GP may not take any action in contravention of the AIMCO Operating Partnership Agreement. The AIMCO GP may not, without the prior consent of the limited partners, undertake, on behalf of the AIMCO Operating Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the AIMCO Operating Partnership Agreement, amend, modify or terminate the AIMCO Operating Partnership Agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the AIMCO Operating Partnership; (iii) institute any proceeding for bankruptcy on behalf of the AIMCO Operating Partnership; or (iv) subject to certain exceptions, approve or acquiesce to the transfer of the AIMCO Operating Partnership interest of the AIMCO GP, or admit into the AIMCO Operating Partnership any additional or successor general partners of the AIMCO Operating Partnership.

     Issuance of Additional OP Limited Partnership Interests. The AIMCO GP is authorized to admit additional limited partners to the AIMCO Operating Partnership from time to time, on terms and conditions and for such capital contributions as may be established by the AIMCO GP in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The AIMCO GP is expressly authorized to cause the AIMCO Operating Partnership to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by the AIMCO Operating Partnership, (ii) for less than fair market value, so long as the AIMCO GP concludes in good faith that such issuance is in the best interests of the AIMCO GP and the AIMCO Operating Partnership, and (iii) in connection with any merger of any other entity into the AIMCO Operating Partnership if the applicable merger agreement provides that persons are to receive interests in the AIMCO Operating Partnership in exchange for their interests in the entity merging into the AIMCO Operating Partnership. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the AIMCO GP, in its sole and absolute discretion without the approval of any limited partners, and set forth in a written document thereafter attached to and made an exhibit to the AIMCO Operating Partnership Agreement. Without limiting the generality of the foregoing, the AIMCO GP shall have authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions by the AIMCO Operating Partnership; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of the AIMCO Operating Partnership;
(d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. Interests in the AIMCO Operating Partnership that have distribution rights, or rights upon liquidation, winding up or dissolution, that are superior or prior to the Common OP Units are Preferred OP Units. No person will be admitted as an additional limited partner without the consent of the AIMCO GP, which consent may be given or withheld in the AIMCO GP's sole and absolute discretion.

MANAGEMENT LIABILITY AND INDEMNIFICATION

     Notwithstanding anything to the contrary set forth in the AIMCO Operating Partnership Agreement, the AIMCO GP is not liable to the AIMCO Operating Partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law of any act or omission if the AIMCO GP acted in good faith. The AIMCO Operating Partnership Agreement provides for indemnification of AIMCO, or any director or officer of AIMCO (in its capacity as the previous general partner of the AIMCO Operating Partnership), the AIMCO GP, any officer or director of AIMCO GP or the AIMCO Operating Partnership and such other persons as the AIMCO GP may designate from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the AIMCO Operating Partnership, as set forth in the AIMCO Operating Partnership Agreement. The Delaware LP Act provides that subject to the standards and restrictions, if any, set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933.

COMPENSATION AND FEES

     The AIMCO GP does not receive compensation for its services as general partner of the AIMCO Operating Partnership. However, the AIMCO GP is entitled to payments, allocations and distributions in its capacity as general partner of the AIMCO Operating Partnership. In addition, the AIMCO Operating Partnership is responsible for all expenses incurred relating to the AIMCO Operating Partnership's ownership of its assets and the operation of the AIMCO Operating Partnership and reimburses the AIMCO GP for such expenses paid by the AIMCO GP. The employees of the AIMCO Operating Partnership receive compensation for their services.

FIDUCIARY RESPONSIBILITIES

     The directors and officers of the AIMCO GP have fiduciary duties to manage the AIMCO GP in a manner beneficial to AIMCO, as the sole stockholder of the AIMCO GP. At the same time, the AIMCO GP, as general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of the AIMCO GP, as general partner, to the AIMCO Operating Partnership and its partners, therefore, may come into conflict with the duties of the directors and officers of the AIMCO GP to its sole stockholder, AIMCO.

     Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The AIMCO Operating Partnership Agreement expressly authorizes the AIMCO GP to enter into, on behalf of the AIMCO Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the AIMCO Operating Partnership and the AIMCO GP, on such terms as the AIMCO GP, in its sole and absolute discretion, believes are advisable. The latitude given in the AIMCO Operating Partnership Agreement to the AIMCO GP in resolving conflicts of interest may significantly limit the ability of a limited partner to challenge what might otherwise be a breach of fiduciary duty. The AIMCO GP believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the AIMCO Operating Partnership without undue risk of liability.

     The AIMCO Operating Partnership Agreement expressly limits the liability of the AIMCO GP by providing that the AIMCO GP, and its officers and directors will not be liable or accountable in damages to the AIMCO Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the AIMCO GP or such director or officer acted in good faith. In addition, the AIMCO Operating Partnership is required to indemnify the AIMCO GP, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the AIMCO GP or such other persons, provided that the AIMCO Operating Partnership will not indemnify for
(i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the AIMCO Operating Partnership Agreement.

     The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the AIMCO GP has not obtained an opinion of counsel covering the provisions set forth in the AIMCO Operating Partnership Agreement that purport to waive or restrict the fiduciary duties of the AIMCO GP that would be in effect under common law were it not for the AIMCO Operating Partnership Agreement. See "Risk Factors -- Risks Associated With an Investment in OP Units -- Conflicts of Interest and Fiduciary Responsibility."

CLASS B PARTNERSHIP PREFERRED UNITS

     On August 4, 1997, in connection with AIMCO's issuance of 750,000 shares of Class B Preferred Stock, the AIMCO Operating Partnership issued 750,000 Class B Partnership Preferred Units to the Special Limited Partner. The terms of the Class B Partnership Preferred Units are substantially the same as the terms of the Class B Preferred Stock. The Class B Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $1.78125 per unit or, if greater, the distributions then payable on Common OP Units into which such Class B Partnership Preferred Units are convertible. On or after August 4, 1998, upon the conversion of Class B Preferred Stock into Class A Common Stock, a number of Class B Partnership Preferred Units equal to the number of shares of Class B Preferred Stock so converted will be converted into Common OP Units. The number of Common OP Units issued upon conversion of Class B Partnership Preferred Units is determined by dividing the Class B Partnership Preferred Unit's liquidation preference of $100 per unit by $30.45. In addition, each Class B Partnership Preferred Unit has a priority in liquidation equal to $100 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class B Preferred Stock.

CLASS C PARTNERSHIP PREFERRED UNITS

     On December 23, 1997, in connection with AIMCO's issuance of 2,400,000 shares of Class C Preferred Stock, the AIMCO Operating Partnership issued 2,400,000 Class C Partnership Preferred Units to the Special Limited Partner. The terms of the Class C Partnership Preferred Units are substantially the same as the terms of the Class C Preferred Stock. The Class C Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.5625 per unit ($2.25 per annum). In addition, each Class C Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class C Preferred Stock.

CLASS D PARTNERSHIP PREFERRED UNITS

     On February 19, 1998, in connection with AIMCO's issuance of 4,200,000 shares of Class D Preferred Stock, the AIMCO Operating Partnership issued 4,200,000 Class D Partnership Preferred Units to the Special Limited Partner. The terms of the Class D Partnership Preferred Units are substantially the same as the terms of the Class D Preferred Stock. The Class D Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.546875 ($2.1875 per annum). In addition, each Class D Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class D Preferred Stock.

CLASS E PARTNERSHIP PREFERRED UNITS


     In connection with the Insignia Merger, AIMCO issued 8.4 million shares of Class E Preferred Stock and reserved an additional 0.5 million shares for options and warrants, in the aggregate. AIMCO contributed assets formerly held by Insignia to the AIMCO Operating Partnership in exchange for Class E Partnership Preferred Units issued to the Special Limited Partner. In accordance with their terms, on January 15, 1999, each of the Class E Partnership Preferred Units automatically converted into an equal number of Common OP Units.



CLASS F PARTNERSHIP PREFERRED UNITS


     In connection with the Insignia Merger, AIMCO has assumed Insignia's obligations under its 6 1/2% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures"), and the AIMCO Operating Partnership has issued Class F Partnership Preferred Units to the Special Limited Partner that are economically equivalent to the Convertible Debentures. The Convertible Debentures bear interest at the rate of 6 1/2% per annum and are convertible into shares of AIMCO Class E Preferred Stock at a price of $57.21. After the conversion of Class E Preferred Stock into Class A Common Stock, the Convertible Debentures will be convertible into shares of Class A Common Stock at a conversion price that is adjusted for the $50 million dividend paid on the Class E Preferred Stock. The Class F Partnership Preferred Units have a liquidation value of $50 per Class F Partnership Preferred Unit, plus an amount per Class F Partnership Unit equal to all accrued and unpaid interest on Convertible Debentures in a principal amount of $50 to the date of final distribution to holders of Class F Partnership Preferred Units (but such holders would not be entitled to any further payment). Holders of Class F Partnership Preferred Units are entitled to receive, on any date on which payments of interest or principal are made on Convertible Debentures, distributions payable in cash in an amount per Class F Partnership Preferred Unit equal to the interest and principal payment made in respect of Convertible Debentures in a principal amount of $50 on such distribution date. Class F Partnership Preferred Units are redeemable by the AIMCO Operating Partnership at any time that AIMCO redeems all or any of the Convertible Debentures, in number equal to the quotient obtained by dividing the aggregate principal amount of Convertible Debentures so redeemed by $50, at a price per Class F Partnership Preferred Unit equal to the price paid by AIMCO to redeem Convertible Debentures in a principal amount of $50. Upon any conversion of Convertible Debentures into shares of AIMCO Class E Preferred Stock or Class A Common Stock, a number of Class F Partnership Preferred Units equal to the quotient obtained by dividing the aggregate principal amount of Convertible Debentures so converted by $50 will be converted into Class E Partnership Preferred Units or Partnership Common Units, respectively. The conversion ratio in effect from time to time for such conversion of Class F Partnership Preferred Units into Class E Partnership Preferred Units or Partnership Common Units will be equal to, and automatically adjusted to reflect, the conversion ratio in effect from time to time for the conversion of Convertible Debentures in a principal amount equal to $50 into shares of AIMCO's Class E Preferred Stock or Class A Common Stock, as the case may be. The Class F Partnership Preferred Units may be owned and held solely by AIMCO GP or the Special Limited Partner.

CLASS G PARTNERSHIP PREFERRED UNITS

     On July 15, 1998, in connection with AIMCO's issuance of 4,050,000 shares of Class G Preferred Stock, the AIMCO Operating Partnership issued 4,050,000 Class G Partnership Preferred Units to the Special Limited Partner. The terms of the Class G Partnership Preferred Units are substantially the same as the terms of the Class G Preferred Stock. The Class G Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.5859375 ($2.34375 per annum). In addition, each Class G Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class G Preferred Stock.

CLASS H PARTNERSHIP PREFERRED UNITS

     On August 11, 1998, in connection with AIMCO's issuance of 2,000,000 shares of Class H Preferred Stock, the AIMCO Operating Partnership issued 2,000,000 Class H Partnership Preferred Units to the Special Limited Partner. The terms of the Class H Partnership Preferred Units are substantially the same as the terms of the Class H Preferred Stock. The Class H Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.59375 ($2.375 per annum). In addition, each Class H Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class H Preferred Stock.

CLASS J PARTNERSHIP PREFERRED UNITS

     On November 6, 1998, in connection with AIMCO's issuance of 1,250,000 shares of Class J Preferred Stock, the AIMCO Operating Partnership issued 1,250,000 Class J Partnership Preferred Units to the Special Limited Partner. The terms of the Class J Partnership Preferred Units are substantially the same as the terms of the Class J Preferred Stock. The Class J Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of (i) $1.75 from November 6 through November 15, 1998, (ii) $2.00 from November 15, 1998 through November 15, 1999, (iii) $2.25 from November 15, 1999 through November 15, 2000 and (iv) $2.38 thereafter. Each Class J Partnership Preferred Unit has a priority in liquidation equal to $100 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class J Preferred Stock.

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


CLASS ONE PARTNERSHIP PREFERRED UNITS



     On December 30, 1998, the AIMCO Operating Partnership, in connection with the acquisition of an apartment complex, issued 90,000 Class One Partnership Preferred Units. The Class One Partnership Preferred Units rank, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership: (i) prior or senior to Partnership Common Units (the "Common Units"), Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class E Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, the Class J Partnership Preferred Units, the High Performance Units and any other interest in the AIMCO Operating Partnership if the holders of the Class One Partnership Preferred Units are entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest; (ii) on a parity with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Class One Partnership Preferred Units are entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other; and (iii) junior to any other interest in the AIMCO Operating Partnership if the holders of such interest are entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class One Partnership Preferred Units.



     Holders of Class One Partnership Preferred Units are entitled to receive, when and as declared by the Board of Directors of the general partner of the AIMCO Operating Partnership, quarterly cash distributions at the rate of $2 per Class One Partnership Preferred Unit. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and will be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day), commencing on the first such date occurring after the date of original issue. Distributions will be payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each distribution date. Holders of Class One Partnership Preferred Units are not be entitled to receive any distributions in excess of cumulative distributions on the Class One Partnership Preferred Units.



     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership will be made to or set apart for the holders of any junior units, to the extent possible, the holders of Class One Partnership Preferred Units will be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference per Class One Partnership Preferred Unit equal to the sum of (i) the quotient obtained by dividing $8 by the lesser of (a) the dividend yield on the AIMCO Class D Cumulative Preferred Stock as of the date of such liquidation, dissolution or winding up, or (b) the average of the dividend yields of the three specified preferred stocks plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation.



     After a one-year holding period, a holder may redeem Class One Partnership Preferred Units and, in exchange therefor, the AIMCO Operating Partnership will deliver, or shall cause AIMCO to deliver, at its option, (i) cash in an amount equal to the number of redeemed Class One Partnership Preferred Units multiplied by the quotient obtained by dividing $8 by the lesser of (a) the dividend yield on the AIMCO Class D Cumulative Preferred Stock as of the date such Class One Partnership Preferred Units are tendered for redemption or (b) the average of the dividend yields of the three specified preferred stocks, or (ii) a number of shares of Class A Common Stock of AIMCO that is equal in value to the amount determined in (i).



     The holders of the Class One Partnership Preferred Units have the same voting rights as holders of Common OP Units.

HIGH PERFORMANCE UNITS

     In January 1998, the AIMCO Operating Partnership sold an aggregate of 15,000 High Performance Units to a joint venture formed by fourteen of AIMCO's officers and to three of AIMCO's independent directors, Messrs. Martin, Rhodes and Smith. Holders of High Performance Units have no rights to receive distributions or allocations of income or loss, or to redeem their High Performance Units prior to the Valuation Date that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control (as defined in the AIMCO Operating Partnership Agreement) occurs. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock during the Measurement Period exceeds the Minimum Return, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the AIMCO Operating Partnership) as would holders of a number of Common OP Units equal to the quotient obtained by dividing (i) the product of (A) 15% of the amount by which the cumulative Total Return of the Class A Common Stock over the Measurement Period exceeds the greater of 115% of the peer group index or the Minimum Return, multiplied by (B) the weighted average market value of AIMCO's equity capitalization (including Class A Common Stock and Common OP Units) by (ii) the market value of one share of Class A Common Stock on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock does not satisfy these criteria, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon a liquidation of the AIMCO Operating Partnership) as would holders of 150 Common OP Units. For purposes of determining the market value of Class A Common Stock or Common OP Units as of any date, the average closing price of the Class A Common Stock for the 20 trading days immediately preceding such date is used. It is expected that the Morgan Stanley REIT Index, a capitalization-weighted index with dividends reinvested of the most actively traded REITs, will be used as the peer group index for purposes of the High Performance Units.

     Upon the occurrence of a change of control, any holder of High Performance Units may, subject to certain restrictions, require the AIMCO Operating Partnership to redeem all or a portion of the High Performance Units held by such party in exchange for (i) a cash payment per unit equal to the estimated proceeds that a holder of one unit would be entitled to receive in the event of a liquidation of the AIMCO Operating Partnership, or (ii) a number of shares of Class A Common Stock with a value equal to such cash payment. The AIMCO Operating Partnership may elect, in its sole discretion, to pay cash or direct AIMCO to issue shares to satisfy any such redemption.

DISTRIBUTIONS


     Preferred OP Units. Holders of Preferred OP Units to be issued hereunder will have rights to distributions as set forth in the Prospectus Supplement. With respect to rights of holders of Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class F Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class J Partnership Preferred Units and Class One Partnership Preferred Units, see "-- Class B Partnership Preferred Units;
-- Class C Partnership Preferred Units; -- Class D Partnership Preferred Units; -- Class F Partnership Preferred Units; -- Class G Partnership Preferred Units; -- Class H Partnership Preferred Units, -- Class J Partnership Preferred Units, and -- Class One Partnership Preferred Units."


     High Performance Units. On and after the Valuation Date, holders of High Performance Units may be entitled to receive distributions in accordance with the terms of the High Performance Units. See "-- High Performance Units."

     Common OP Units. Subject to the rights of holders of any outstanding Preferred OP Units, the AIMCO Operating Partnership Agreement requires the AIMCO GP to cause the AIMCO Operating Partnership to distribute quarterly all, or such portion as the AIMCO GP may in its sole and absolute discretion determine, of Available Cash (as defined in the AIMCO Operating Partnership Agreement) generated by the AIMCO Operating Partnership during such quarter to the AIMCO GP, the Special Limited Partner and the holders of

Common OP Units ("Common OP Unitholders") on the record date established by the AIMCO GP with respect to such quarter, in accordance with their respective interests in the AIMCO Operating Partnership on such record date. Holders of any other Preferred OP Units issued in the future may have priority over the AIMCO GP, the Special Limited Partner and holders of Common OP Units with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

     Distributions payable with respect to any interest in the AIMCO Operating Partnership that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The AIMCO GP in its sole and absolute discretion may distribute to the OP Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The AIMCO Operating Partnership Agreement requires the AIMCO GP to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with AIMCO's qualification as a REIT, to cause the AIMCO Operating Partnership to distribute sufficient amounts to enable the AIMCO GP to transfer funds to AIMCO and enable AIMCO to pay stockholder dividends that will (i) satisfy the requirements (the "REIT Requirements") for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any federal income or excise tax liability of AIMCO.

     No Common OP Unitholder has any right to demand or receive property other than cash as provided in the AIMCO Operating Partnership Agreement. The AIMCO GP may determine, in its sole and absolute discretion, to make a distribution in kind of assets of the AIMCO Operating Partnership to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the AIMCO Operating Partnership Agreement.

     Subject to the rights of holders of any outstanding Preferred OP Units, net proceeds from the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership (a "Terminating Capital Transaction"), and any other cash received or reductions in reserves made after commencement of the liquidation of the AIMCO Operating Partnership, will be distributed to the OP Unitholders in accordance with the AIMCO Operating Partnership Agreement.

     The AIMCO Operating Partnership Agreement prohibits the AIMCO Operating Partnership and the AIMCO GP, on behalf of the AIMCO Operating Partnership, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware LP Act or other applicable law.

ALLOCATIONS OF NET INCOME AND NET LOSS


     Preferred OP Units. With respect to the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class F Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, the Class J Partnership Preferred Units, the Class One Partnership Preferred Units and any similar class of Preferred OP Unit that may be subsequently issued, gross income and, if necessary, gain will be allocated to the holders of the Preferred OP Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of the Preferred OP Units receive a distribution on any Preferred OP Units (other than an amount included in any redemption of Preferred OP Units). If any Preferred OP Units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the AIMCO GP in its discretion will determine) will be allocated to the holders of such class of Preferred OP Units to the extent that the redemption amounts paid or payable with respect to the Preferred OP Units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by the AIMCO Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed and (ii) deductions and losses (in such relative proportions as the AIMCO GP in its discretion will determine) will be allocated to the holders of such class of Preferred OP Units to the extent that the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the AIMCO

Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed exceeds the redemption amount paid or payable with respect to the Preferred OP Units so redeemed.

     High Performance Units. On and after the Valuation Date, holders of High Performance Units may be allocated income and loss in accordance with the terms of the High Performance Units. See "-- High Performance Units."

     Common OP Units. Net Income (as defined in the AIMCO Operating Partnership Agreement) and Net Loss (as defined in the AIMCO Operating Partnership Agreement) of the AIMCO Operating Partnership will be determined and allocated with respect to each fiscal year of the AIMCO Operating Partnership as of the end of each such year. Except as otherwise provided in the AIMCO Operating Partnership Agreement, an allocation to a Common OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Partnership Preferred Units, Net Income and Net Loss will be allocated to the holders of Common OP Units in accordance with their respective Common OP Units at the end of each fiscal year. The AIMCO Operating Partnership Agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Preferred OP Units, for income tax purposes under the Internal Revenue Code and the Treasury Regulations, each Partnership item of income, gain, loss and deduction will be allocated among the Common OP Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to the AIMCO Operating Partnership Agreement.

WITHHOLDING

     The AIMCO Operating Partnership is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of federal, state, local or foreign taxes that the AIMCO GP determines that the AIMCO Operating Partnership is required to withhold or pay with respect to any amount distributable or allocable to such limited partner pursuant to the AIMCO Operating Partnership Agreement.

RETURN OF CAPITAL

     No limited partner is entitled to interest on its capital contribution or on such limited partner's capital account. Except (i) pursuant to the rights of redemption set forth in the AIMCO Operating Partnership Agreement, (ii) as provided by law, or (iii) pursuant to the terms of any outstanding Preferred OP Units, no limited partner has any right to demand or receive the withdrawal or return of its capital contribution from the AIMCO Operating Partnership, except to the extent of distributions made pursuant to the AIMCO Operating Partnership Agreement or upon termination of the AIMCO Operating Partnership. Except to the extent otherwise expressly provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Preferred OP Units, no limited partner or assignee will have priority over any other limited partner or assignee either as to the return of capital contributions or as to profits, losses or distributions.

REDEMPTION RIGHTS


     Preferred OP Units. Holders of Preferred OP Units to be issued hereunder will have rights to redemption as set forth in the applicable Prospectus Supplement. With respect to rights of holders of Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class F Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class J Partnership Preferred Units and Class One Partnership Preferred Units, see "-- Class B Partnership Preferred Units;
-- Class C Partnership Preferred Units; -- Class D Partnership Preferred Units; -- Class F Partnership Preferred Units; -- Class G Partnership Preferred Units; -- Class H Partnership Preferred Units; -- Class J Partnership Preferred Units; and Class One Partnership Preferred Units."

     High Performance Units. In the event of a change of control, holders of High Performance Units will have redemption rights similar to those of holders of Common OP Units. See "-- High Performance Units."

     Common OP Units. After the first anniversary of becoming a holder of Common OP Units, each Common OP Unitholder and certain assignees have the right, subject to the terms and conditions set forth in the AIMCO Operating Partnership Agreement, to require the AIMCO Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A Common Stock, on a one-for-one basis, or a cash amount equal to the value of such shares. On or before the close of business on the fifth business day after the AIMCO GP receives a notice of redemption, the AIMCO Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of Class A Common Stock imposed under the AIMCO Charter and the transfer restrictions and other limitations thereof, elect to cause AIMCO to acquire some or all of the tendered Common OP Units from the tendering party in exchange for Class A Common Stock, based on an exchange ratio of one share of Class A Common Stock for each Common OP Unit, subject to adjustment as provided in the AIMCO Operating Partnership Agreement.

PARTNERSHIP RIGHT TO CALL COMMON OP UNITS

     Notwithstanding any other provision of the AIMCO Operating Partnership Agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the Special Limited Partner, are less than one percent (1%), the AIMCO Operating Partnership will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the Special Limited Partner's interest) in the AIMCO Operating Partnership by treating any limited partner as if such limited partner had tendered for redemption pursuant to the AIMCO Operating Partnership Agreement the amount of Common OP Units specified by the AIMCO GP, in its sole and absolute discretion, by notice to the limited partner.

TRANSFERS AND WITHDRAWALS

     Restrictions on Transfer. The AIMCO Operating Partnership Agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the AIMCO Operating Partnership Agreement will be null and void ab initio. Until the expiration of one year from the date on which a limited partner acquired OP Units, subject to certain exceptions, such limited partner may not transfer all or any portion of its OP Units to any transferee without the consent of the AIMCO GP, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which a limited partner acquired OP Units, such limited partner has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the AIMCO Operating Partnership Agreement, including the AIMCO GP's right of first refusal. It is a condition to any transfer (regardless of whether such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the AIMCO Operating Partnership Agreement with respect to such OP Units, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the AIMCO Operating Partnership Agreement without the approval of the AIMCO GP, in its sole and absolute discretion.

     In connection with any transfer of OP Units, the AIMCO GP will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933 and will not otherwise violate any federal or state securities laws or regulations applicable to the AIMCO Operating Partnership or the OP Units transferred.

     No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the AIMCO GP or by the AIMCO Operating Partnership) may be made to any person if (i) in the opinion of legal counsel for the AIMCO Operating Partnership, it would result in the AIMCO Operating Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code.

     Substituted Limited Partners. No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the AIMCO GP, which consent may be given or withheld by the AIMCO GP in its sole and absolute discretion. If the AIMCO GP, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the AIMCO Operating Partnership Agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware LP Act, including the right to receive distributions from the AIMCO Operating Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the AIMCO Operating Partnership attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the AIMCO Operating Partnership Agreement, but will not be deemed to be a limited partner for any other purpose under the AIMCO Operating Partnership Agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in this Agreement or under the Delaware LP Act, fully remaining with the transferor limited partner).

     Withdrawals. No limited partner may withdraw from the AIMCO Operating Partnership other than as a result of a permitted transfer of all of such limited partner's OP Units in accordance with the AIMCO Operating Partnership Agreement, with respect to which the transferee becomes a substituted limited partner, or pursuant to a redemption (or acquisition by AIMCO) of all of such limited partner's OP Units.

     Restrictions on the General Partner. The AIMCO GP may not transfer any of its general partner interest or withdraw from the AIMCO Operating Partnership unless (i) the limited partners consent or (ii) immediately after a merger of the AIMCO GP into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in the AIMCO Operating Partnership held by the AIMCO GP, are contributed to the AIMCO Operating Partnership as a capital contribution in exchange for OP Units.

ISSUANCE OF CAPITAL STOCK BY AIMCO

     Pursuant to the AIMCO Operating Partnership Agreement, upon the issuance of its capital stock, AIMCO is generally obligated to contribute the cash proceeds or other consideration received from such issuance to the AIMCO Operating Partnership in exchange for, in the case of Class A Common Stock, Common OP Units, or in the case of an issuance of Preferred Stock, Preferred OP Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Stock.

DILUTION

     The AIMCO GP has the power, without the consent of the limited partners, to cause the AIMCO Operating Partnership to issue additional Common OP Units and Preferred OP Units. Any such issuance may dilute the interests of existing OP Unitholders. In addition, the terms of the Preferred OP Units entitle the holders thereof to receive preferential distributions of cash and a priority in liquidation, as well as certain class voting rights.

AMENDMENT OF THE AIMCO OPERATING PARTNERSHIP AGREEMENT

     By the AIMCO GP Without the Consent of the Limited Partners. The AIMCO GP has the power, without the consent of the limited partners, to amend the AIMCO Operating Partnership Agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the AIMCO GP or surrender any right or power granted to the AIMCO GP or any affiliate of the AIMCO GP for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of the AIMCO Operating Partnership in accordance with the AIMCO Operating Partnership

Agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the AIMCO Operating Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the AIMCO Operating Partnership Agreement that will not be inconsistent with law or with the provisions of the AIMCO Operating Partnership Agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for AIMCO to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of "Capital Account" in the AIMCO Operating Partnership Agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).

     With the Consent of the Limited Partners. With the exception of the circumstances described above whereby the AIMCO GP may, without the consent of the limited partners, amendments to the AIMCO Operating Partnership Agreement require the limited partners' consent. Amendments to the AIMCO Operating Partnership Agreement may be proposed by the AIMCO GP or by limited partners holding a majority of the outstanding Common OP Units, excluding the Special Limited Partner (a "Majority in Interest"). Following such proposal, the AIMCO GP will submit any proposed amendment to the limited partners. The AIMCO GP will seek the written consent of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the AIMCO GP may deem appropriate. For purposes of obtaining a written consent, the AIMCO GP may require a written response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the AIMCO GP's recommendation with respect to the proposal, provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

     Meetings of the partners may be called by the AIMCO GP and will be called upon the receipt by the AIMCO GP of a written request by a Majority in Interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the AIMCO GP or such other person as the AIMCO GP may appoint pursuant to such rules for the conduct of the meeting as the AIMCO GP or such other person deems appropriate in its sole and absolute discretion. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding Common OP Units (or such other percentage as is expressly required by the AIMCO Operating Partnership Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the partners holding a majority of outstanding Common OP Units (or such other percentage as is expressly required by the AIMCO Operating Partnership Agreement for the action in question). Such consent shall be filed with the AIMCO GP. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

RECORDS AND ACCOUNTING; FISCAL YEAR

     The AIMCO Operating Partnership Agreement requires the AIMCO GP to keep or cause to be kept at the principal office of the AIMCO Operating Partnership those records and documents required to be maintained by the Delaware LP Act and other books and records deemed by the AIMCO GP to be appropriate with respect to the AIMCO Operating Partnership's business. The books of the AIMCO Operating Partnership will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the AIMCO GP determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the AIMCO Operating Partnership, the AIMCO GP and AIMCO may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of the AIMCO Operating Partnership is the calendar year.

REPORTS

     As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter and each fiscal year, the AIMCO GP will cause to be mailed to each limited partner, of record as of the last day of the calendar quarter or as of the close of the fiscal year, as the case may be, a report containing financial statements of the AIMCO Operating Partnership, or of AIMCO if such statements are prepared solely on a consolidated basis with AIMCO, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the AIMCO GP determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the AIMCO GP.

TAX MATTERS

     The AIMCO GP is the "tax matters partner" of the AIMCO Operating Partnership for federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership with respect to tax matters. In addition, the AIMCO GP will arrange for the preparation and timely filing of all returns with respect to the AIMCO Operating Partnership's income, gains, deductions, losses and other items required of the AIMCO Operating Partnership for federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for federal and state income tax reporting purposes. The limited partners will promptly provide the AIMCO GP with such information as may be reasonably requested by the AIMCO GP from time to time.

DISSOLUTION AND WINDING UP

     Dissolution. The AIMCO Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a "Liquidating Event") (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware LP Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a "majority in interest" (as such phrase is used in Section 17-801(3) of the Delaware LP Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the AIMCO Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner; (iii) an election to dissolve the AIMCO Operating Partnership made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iv) entry of a decree of judicial dissolution of the AIMCO Operating Partnership pursuant to the provisions of the Delaware LP Act; (v) the occurrence of a Terminating Capital Transaction; or
(vi) the redemption (or acquisition by AIMCO, the AIMCO GP and/or the Special Limited Partner) of all Common OP Units other than Common OP Units held by the AIMCO GP or the Special Limited Partner.

     Winding Up. Upon the occurrence of a Liquidating Event, the AIMCO Operating Partnership will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The AIMCO GP (or, in the event that there is no remaining AIMCO GP or the AIMCO GP has dissolved, become bankrupt within the meaning of the Delaware LP Act or ceased to operate, any person elected by a Majority in Interest of the limited partners) will be responsible for overseeing the winding up and dissolution of the AIMCO Operating Partnership and will take full account of the AIMCO Operating Partnership's liabilities and property, and the AIMCO Operating Partnership's property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the AIMCO GP, include Class A Common Stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all the AIMCO

Operating Partnership's debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the AIMCO Operating Partnership Agreement; (ii) third, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Preferred OP Units, if any, and (v) the balance, if any, to the AIMCO GP, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods.

            COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO

     Generally, the nature of an investment in the Common OP Units is substantially equivalent economically to an investment in the Class A Common Stock. The AIMCO Operating Partnership makes quarterly distributions to holders of Common OP Units (on a per unit basis) that generally are equal to the dividends paid on the Class A Common Stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Common OP Unitholders generally share in the risks and rewards of ownership in the enterprise being conducted by AIMCO (through the AIMCO Operating Partnership). However, there are some differences between ownership of Common OP Units and ownership of Class A Common Stock, some of which may be material to investors.

     The information below highlights a number of the significant differences between the AIMCO Operating Partnership and AIMCO relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation, and compares certain legal rights associated with the ownership of Common OP Units and Class A Common Stock, respectively. These comparisons are intended to assist OP Unitholders in understanding how their investment will be changed if their Common OP Units are exchanged for Class A Common Stock. COMMON OP UNITHOLDERS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS AND THE REGISTRATION STATEMENT AND THE EXHIBITS THERETO OF WHICH THIS PROSPECTUS IS A PART AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

        AIMCO OPERATING PARTNERSHIP                          AIMCO

                     Form of Organization and Assets Owned


The AIMCO Operating Partnership is organized      AIMCO is a Maryland corporation. AIMCO has
as a Delaware limited partnership. The AIMCO      elected to be taxed as a REIT under the
Operating Partnership owns interests (either      Internal Revenue Code, commencing with its
directly or through subsidiaries) in the          taxable year ended December 31, 1994, and
apartment properties.                             intends to maintain its election as a REIT.
                                                  With certain limited exceptions, AIMCO's
                                                  only significant assets are its equity
                                                  interests in the AIMCO GP and the Special
                                                  Limited Partner, which in turn collectively
                                                  hold a controlling interest in the AIMCO
                                                  Operating Partnership.

                             Duration of Existence


The term of the AIMCO Operating Partnership       AIMCO has a perpetual existence, unless
continues until December 31, 2093, unless         liquidated or dissolved.
the AIMCO Operating Partnership is dissolved
sooner pursuant to the terms of the AIMCO
Operating Partnership Agreement or as
provided by law. See "Description of OP
Units -- General" and "Description of OP
Units -- Dissolution and Winding Up."

                  Purpose and Permitted Activities/Investments


The purpose of the AIMCO Operating                Under its Charter, AIMCO may engage in any
Partnership is to conduct any business that       lawful activity permitted to be engaged in
may be lawfully conducted by a limited            by a Maryland corporation pursuant to
partnership organized pursuant to the             Maryland law. The Charter prohibits the
Delaware LP Act, provided that such business      AIMCO Board of Directors from taking any
is to be conducted in a manner that permits       action to terminate AIMCO's status as a
AIMCO to be qualified as a REIT, unless           REIT, unless the AIMCO Board of
AIMCO

     AIMCO OPERATING PARTNERSHIP                           AIMCO

ceases to qualify as a REIT. The AIMCO            Directors recommends such action and the
Operating Partnership is authorized to            holders of a majority of the shares entitled
perform any and all acts for the furtherance      to vote on such matter approve such action.
of the purposes and business of the AIMCO         The Internal Revenue Code defines a REIT as
Operating Partnership, provided that the          a corporation, trust or association (1) that
AIMCO Operating Partnership may not take, or      is managed by one or more trustees or
refrain from taking, any action which, in         directors; (2) the beneficial ownership of
the judgment of the AIMCO GP could (i)            which is evidenced by transferable shares,
adversely affect the ability of AIMCO to          or by transferable certificates of
continue to qualify as a REIT, (ii) subject       beneficial interest; (3) which would be
AIMCO to certain income and excise taxes, or      taxable as a domestic corporation, but for
(iii) violate any law or regulation of any        the special Internal Revenue Code provisions
governmental body or agency (unless such ac-      applicable to REITs; (4) that is neither a
tion, or inaction, is specifically consented      financial institution nor an insurance
to by AIMCO). Subject to the foregoing, the       company subject to certain provisions of the
AIMCO Operating Partnership may invest in or      Internal Revenue Code; (5) the beneficial
enter into partnerships, joint ventures, or       ownership of which is held by 100 or more
similar arrangements                              persons; (6) in which, during the last half
                                                  of each taxable year, not more than 50% in
                                                  value of the outstanding stock is owned,
                                                  directly or indirectly, by five or fewer
                                                  individuals (as defined in the Internal
                                                  Revenue Code to include certain entities);
                                                  and (7) which meets certain other tests
                                                  described in this Prospectus (including with
                                                  respect to the nature of its income and
                                                  assets). See "Federal Income Taxation of
                                                  AIMCO and AIMCO Stockholders -- General."
                                                  The Internal Revenue Code provides that
                                                  conditions (1) through (4) must be met
                                                  during the entire taxable year, and that
                                                  condition (5) must be met during at least
                                                  335 days of a taxable year of 12 months, or
                                                  during a proportionate part of a taxable
                                                  year of less than 12 months. The Charter
                                                  also contains certain restrictions regarding
                                                  transfers of its shares, which provisions
                                                  are intended to assist AIMCO in satisfying
                                                  the share ownership requirements described
                                                  in conditions (5) and (6) above. See
                                                  "Federal Income Taxation of AIMCO and AIMCO
                                                  Stockholders -- General."

                                                  Substantially all of the operations of AIMCO
                                                  are conducted through the AIMCO Operating
                                                  Partnership and its subsidiaries. Through
                                                  its controlling interests in the AIMCO
                                                  Operating Partnership and other limited
                                                  partnerships and limited liability com-
                                                  panies, AIMCO owns and controls interests in
                                                  numerous multi-family rental apartment
                                                  properties.

                               Additional Equity


The AIMCO GP is authorized to issue               Under the Charter, the AIMCO Board of
additional partnership interests in the           Directors has the authority to classify and
AIMCO Operating Partnership for any               reclassify any of its unissued capital stock
partnership purpose from time to time to the      into shares of Preferred Stock by setting or
limited partners and to other persons, and        changing in any one or more respects the
to admit such other persons as additional         preferences, conversion or other rights,
limited partners, on terms and conditions         voting powers, restrictions, limitations as
and for such capi-                                to dividends, qual-

     AIMCO OPERATING PARTNERSHIP                           AIMCO

tal contributions as may be established by        ifications or terms or conditions of
the AIMCO GP in its sole discretion. The net      redemption of such shares of capital stock
capital contribution need not be equal for        including, but not limited to, ownership
all partners. No action or consent by the         restrictions consistent with the Ownership
limited partners is required in connection        Limit with respect to each series or class
with the admission of any additional limited      of capital stock, and the number of shares
partner. See "Description of OP Units --          constituting each series or class, and to
Management by the AIMCO GP." Subject to           increase or decrease the number of shares of
Delaware law, any additional partnership          any such series or class, to the extent
interests may be issued in one or more            permitted by the MGCL. AIMCO is authorized
classes, or one or more series of any of          to issue, in its discretion, additional eq-
such classes, with such designations, pref-       uity securities including Class A Common
erences and relative, participating,              Stock or Preferred Stock; provided, however,
optional or other special rights, powers and      that the total number of equity securities
duties as shall be determined by the AIMCO        outstanding may not exceed the total number
GP, in its sole and absolute discretion           of authorized shares set forth in the
without the approval of any limited part-         Charter (i.e., not more than 510,750,000
ner, and set forth in a written document          shares of capital stock). Additionally,
thereafter attached to and made an exhibit        AIMCO may issue additional Class A Common
to the AIMCO Operating Partnership                Stock upon exchange of Common OP Units for
Agreement.                                        Class A Common Stock, and upon exercise of
                                                  options granted pursuant to AIMCO's stock
                                                  incentive plan. Pursuant to the AIMCO
                                                  Operating Partnership Agreement, upon the
                                                  issuance of its capital stock, AIMCO is
                                                  generally obligated to contribute the cash
                                                  proceeds or other consideration received
                                                  from such issuance to the AIMCO Operating
                                                  Partnership in exchange for, in the case of
                                                  Class A Common Stock, Common OP Units, or in
                                                  the case of an issuance of Preferred Stock,
                                                  Preferred OP Units with designations,
                                                  preferences and other rights, terms and
                                                  provisions that are substantially the same
                                                  as the designations, preferences and other
                                                  rights, terms and provisions of such
                                                  Preferred Stock. See "Description of OP
                                                  Units -- Issuance of Class A Common Stock by
                                                  AIMCO."

                                                  Neither AIMCO's Charter nor its By-Laws
                                                  impose any restrictions upon dealings
                                                  between AIMCO and its directors, officers
                                                  and affiliates. Under Maryland law, however,
                                                  material facts of the relationship, the
                                                  transaction and the conflict of interest
                                                  must (i) be disclosed to the Board of
                                                  Directors and approved by the affirmative
                                                  vote of a majority of the disinterested
                                                  directors; or (ii) be disclosed to the
                                                  stockholders and approved by the affirmative
                                                  vote of a majority of the disinterested
                                                  stockholders or (iii) be in fact fair and
                                                  reasonable. In addition, AIMCO has adopted
                                                  certain policies designed to minimize or
                                                  eliminate conflicts of interests between
                                                  AIMCO and its executive officers and
                                                  directors. Without the approval of a ma-
                                                  jority of the disinterested directors, AIMCO
                                                  will not (i) acquire from or sell to any
                                                  director, officer or employee of AIMCO or
                                                  any entity in which a director, officer or
                                                  employee of AIMCO owns more

     AIMCO OPERATING PARTNERSHIP                           AIMCO

                                                  than a 1% interest, or acquire from or sell
                                                  to any affiliate of any of the foregoing,
                                                  any assets or other property of AIMCO, (ii)
                                                  make any loan to or borrow from any of the
                                                  foregoing persons, or (iii) engage in any
                                                  material transaction with the foregoing. In
                                                  addition, AIMCO has entered into employment
                                                  agreements with certain officers and
                                                  directors which include provisions intended
                                                  to eliminate or minimize potential conflicts
                                                  of interest. See "Business of the
                                                  Company -- Policies of the Company with
                                                  Respect to Certain Other Activities."

                               Borrowing Policies


The AIMCO Operating Partnership Agreement         AIMCO is not restricted under its Charter or
contains no restrictions on borrowings, and       Bylaws from incurring borrowings.
the AIMCO GP has full power and authority to
borrow money on behalf of the AIMCO
Operating Partnership.

                            Review of Investor Lists


Each limited partner has the right, upon          Under Maryland law, a stockholder holding at
written demand with a statement of the            least 5% of the outstanding stock of a
purpose of such demand and at such limited        corporation may, upon written request,
partner's own expense, to obtain a current        inspect and copy during usual business hours
list of the name and last known business,         the list of the stockholders of such
residence or mailing address of the AIMCO GP      corporation.
and each other partner.

                               Management Control


All management powers over the business and       The AIMCO Board of Directors has exclusive
affairs of the AIMCO Operating Partnership        control over AIMCO's business and affairs
are vested in the AIMCO GP. No limited            subject only to the restrictions in the
partner has any right to participate in or        Charter and the Bylaws. The policies adopted
exercise control or management power over         by the AIMCO Board of Directors may be
the business and affairs of the AIMCO             altered or eliminated without a vote of
Operating Partnership. The limited partners       AIMCO's stockholders. Accordingly, except
have the right to vote on certain matters         for their vote in the election of directors,
described under "Voting Rights" below. The        holders of Class A Common Stock have no
AIMCO GP may not be removed by the limited        control over the ordinary business policies
partners with or without cause.                   of AIMCO.


                    Management Liability and Indemnification


Notwithstanding anything to the contrary set      The Charter limits the liability of AIMCO's
forth in the AIMCO Operating Partnership          directors and officers to AIMCO and its
Agreement, the AIMCO GP is not liable to the      stockholders to the fullest extent permitted
AIMCO Operating Partnership for losses            from time to time by Maryland law. Maryland
sustained, liabilities incurred or benefits       law presently permits the liability of
not derived as a result of errors in judg-        directors and officers to a corporation or
ment or mistakes of fact or law of any act        its stockholders for money damages to be
or omission if the AIMCO GP acted in good         limited, except (i) to the extent that it is
faith. The AIMCO Operating Partnership            proved that the director or officer actually
Agreement provides for indemnification of         received an improper benefit or profit in
AIMCO, or any director or                         money, property or services actu-

     AIMCO OPERATING PARTNERSHIP                           AIMCO

officer of AIMCO (in its capacity as the          ally received, or (ii) if a judgment or
previous general partner of the AIMCO             other final adjudication is entered in a
Operating Partnership), the AIMCO GP, any         proceeding based on a finding that the
officer or director of AIMCO GP or the AIMCO      director's or officer's action, or failure
Operating Partnership and such other persons      to act, was the result of active and
as the AIMCO GP may designate from and            deliberate dishonesty and was material to
against all losses, claims, damages,              the cause of action adjudicated in the
liabilities, joint or several, expenses           proceeding. This provision does not limit
(including legal fees), fines, settlements        the ability of AIMCO or its stockholders to
and other amounts incurred in connection          obtain other relief, such as an injunction
with any actions relating to the operations       or recision.
of the AIMCO Operating Partnership, as set
forth in the AIMCO Operating Partnership          The Charter and Bylaws require AIMCO to
Agreement. The Delaware LP Act provides that      indemnify its directors, officers and
subject to the standards and restrictions,        certain other parties to the fullest extent
if any, set forth in its partnership              permitted from time to time by Maryland law.
agreement, a limited partnership may, and         The MGCL permits a corporation to indemnify
shall have the power to, indemnify and hold       its directors, officers and certain other
harmless any partner or other person from         parties against judgments, penalties, fines,
and against any and all claims and demands        settlements and reasonable expenses actually
whatsoever. It is the position of the SEC         incurred by them in connection with any
that indemnification of directors and             proceeding to which they may be made a party
officers for liabilities arising under the        by reason of their service to or at the
Securities Act is against public policy and       request of the corporation, unless it is
is unenforceable pursuant to Section 14 of        established that (i) the act or omission of
the Securities Act of 1933.                       the indemnified party was material to the
                                                  matter giving rise to the proceeding and (x)
                                                  was committed in bad faith or (y) was the
                                                  result of active and deliberate dishon-
                                                  esty, (ii) the indemnified party actually
                                                  received an improper personal benefit in
                                                  money, property or services of (iii) in the
                                                  case of any criminal proceeding, the
                                                  indemnified party had reasonable cause to
                                                  believe that the act or omission was
                                                  unlawful. Indemnification may be made
                                                  against judgments, penalties, fines,
                                                  settlements and reasonable expenses actually
                                                  incurred by the director or officer in
                                                  connection with the proceeding; provided
                                                  however, that if the proceeding is one by or
                                                  in the right of the corporation,
                                                  indemnification may not be made with respect
                                                  to any proceeding in which the director or
                                                  officer has been adjudged to be liable to
                                                  the corporation. In addition, a director or
                                                  officer may not be indemnified with respect
                                                  to any proceeding charging improper personal
                                                  benefit to the director or officer was
                                                  adjudged to be liable on the basis that
                                                  personal benefit was improperly received.
                                                  The termination of any proceeding by
                                                  conviction, or upon a plea of nolo
                                                  contendere or its equivalent, or an entry of
                                                  any order of probation prior to judgment,
                                                  creates a rebuttable presumption that the
                                                  director or officer did not meet the
                                                  requisite standard or conduct required for
                                                  indemnification to be permitted. It is the
                                                  position of the SEC that indemnification of
                                                  directors and officers for liabilities
                                                  arising under the Securities Act of 1933 is
                                                  against public policy and is unenforceable
                                                  pursuant to Section 14 of the Securities Act
                                                  of 1933.

     AIMCO OPERATING PARTNERSHIP                           AIMCO

                                                  AIMCO has entered into agreements with
                                                  certain of its officers, pursuant to which
                                                  AIMCO has agreed to indemnify such officers
                                                  to the fullest extent permitted by
                                                  applicable law.

                            Anti-Takeover Provisions


Except in limited circumstances, the AIMCO        The Charter and Bylaws of AIMCO contain a
GP has exclusive management power over the        number of provisions that may have the
business and affairs of the AIMCO Operating       effect of delaying or discouraging an
Partnership. The AIMCO GP may not be removed      unsolicited proposal for the acquisition of
as general partner of the AIMCO Operating         AIMCO or the removal of incumbent
Partnership by the limited partners with or       management. These provisions include, among
without cause. Under the AIMCO Operating          others: (1) authorized shares of stock that
Partnership Agreement, the AIMCO GP, as a         may be issued, in the discretion of the
general partner, may, in its sole                 AIMCO Board of Directors, as Preferred Stock
discretion, prevent a transferee of an OP         with superior voting rights to the Class A
Unit from becoming a substituted limited          Common Stock; (2) a requirement that
partner pursuant to the AIMCO Operating           directors may be removed only for cause and
Partnership Agreement. The AIMCO GP may           by a vote of holders of at least two-thirds
exercise this right of approval to deter,         of the votes entitled to be cast in the
delay or hamper attempts by persons to ac-        election of directors; (3) advance notice
quire a controlling interest in the AIMCO         required in order to nominate persons for
Operating Partnership. Additionally, the          election to the AIMCO Board of Directors or
AIMCO Operating Partnership Agreement             to propose business to be considered by
contains restrictions on the ability of           stockholders at a stockholder's meeting; and
limited partners to transfer their OP Units.      (4) provisions designed to avoid
See "Description of OP Units -- Transfers         concentration of stock ownership in a manner
and Withdrawals."                                 that would jeopardize AIMCO's status as a
                                                  REIT under the Internal Revenue Code. See
                                                  "Description of Common Stock -- Restrictions
                                                  on Transfer" and "Risk Factors --Ownership
                                                  Limit."
                                                  The MGCL contains provisions concerning
                                                  certain "business combinations" and "control
                                                  share acquisitions" (each as defined in the
                                                  MGCL) that could have the effect of
                                                  discouraging offers to acquire AIMCO and of
                                                  increasing the difficulty of consummating
                                                  any such offer. See "Description of Common
                                                  Stock -- Business Combinations" and
                                                  "Description of Common Stock -- Control
                                                  Share Acquisitions."

        Amendment of the Partnership Agreement or the Charter and Bylaws


With the exception of certain circumstances       AIMCO may amend, alter or repeal any
set forth in the AIMCO Operating Partnership      provision contained in its Charter upon (i)
Agreement, whereby the AIMCO GP may, without      adoption by the AIMCO Board of Directors of
the consent of the limited partners, amend        a resolution recommending such amendment,
the AIMCO Operating Partnership Agreement,        alteration, or repeal, (ii) presentation by
amendments to the AIMCO Operating                 the AIMCO Board of Directors to the
Partnership Agreement require the consent of      stockholders of a resolution at an annual or
the limited partners holding a majority of        special meeting of the stockholders and
the outstanding Common OP Units, excluding        (iii) approval of such resolution by the
the Special Limited Partner and certain           affirmative vote of the holders of a
other lim-                                        majority (or, in certain cases,

     AIMCO OPERATING PARTNERSHIP                           AIMCO

ited exclusions (a "Majority in Interest").       two-thirds) of the aggregate number of votes
Amendments to the AIMCO Operating                 entitled to be cast generally in the
Partnership Agreement may be proposed by the      election of directors.
AIMCO GP or by holders of a Majority in
Interest. Following such proposal, the AIMCO      Under the MGCL, unless otherwise provided in
GP will submit any proposed amendment to the      a corporation's charter, a proposed charter
limited partners. The AIMCO GP will seek the      amendment requires an affirmative vote of
written consent of the limited partners on        two-thirds of the outstanding stock entitled
the proposed amendment or will call a             to be cast on the matter. However, the
meeting to vote thereon. See "Description of      Charter provides that it may be amended upon
OP Units -- Amendment of the AIMCO Operating      the affirmative vote of a majority (or, as
Partnership Agreement."                           applicable, two-thirds) of the stock
                                                  entitled to be cast generally in the
                                                  election of directors ("voting stock").
                                                  Under the MGCL, the power to adopt, alter,
                                                  and repeal the bylaws is vested in the
                                                  stockholders, except to the extent that the
                                                  charter or bylaws vest it in the board of
                                                  directors. The Bylaws provide that they may
                                                  be amended by vote of a majority of the
                                                  AIMCO Board of Directors. An amendment to
                                                  any provision of the Bylaws relating to
                                                  their repeal or the removal of directors may
                                                  be effected only by the vote of two-thirds
                                                  of the voting stock.

                             Compensation and Fees


The AIMCO GP does not receive compensation        The employees, officers and directors of
for its services as general partner of the        AIMCO receive compensation for their
AIMCO Operating Partnership. However, the         services.
AIMCO GP is entitled to payments,
allocations and distributions in its
capacity as general partner of the AIMCO
Operating Partnership. In addition, the
AIMCO Operating Partnership is responsible
for all expenses incurred relating to the
AIMCO Operating Partnership's ownership of
its assets and the operation of the AIMCO
Operating Partnership and reimburses the
AIMCO GP for such expenses paid by the AIMCO
GP. The employees of the AIMCO Operating
Partnership receive compensation for their
services.

                             Liability of Investors


Except for fraud, willful misconduct or           The MGCL provides that no stockholder of a
gross negligence, no limited partner has          corporation will be personally liable for
personal liability for the AIMCO Operating        any obligations of such corporation.
Partnership's debts and obligations, and          Generally the liability of stockholders for
liability of the limited partners for the         AIMCO's debts and obligations is limited to
AIMCO Operating Partnership's debts and           the amount of their investment in AIMCO.
obligations is generally limited to the
amount of their investment in the AIMCO
Operating Partnership. However, the
limitations on the liability of limited
partners for the obligations of a limited
partnership have not been clearly
established in some states. If it were
determined that the AIMCO Operating Part-
nership had been conducting business in any
state

     AIMCO OPERATING PARTNERSHIP                           AIMCO

without compliance with the applicable
limited partnership statute, or that the right or the exercise of the right by the limited partners holding OP Units as a group to make certain amendments to the AIMCO
Operating Partnership Agreement or to take other action pursuant to the AIMCO Operating
Partnership Agreement constituted
participation in the "control" of the AIMCO
Operating Partnership's business, then a limited partner could be held liable under certain circumstances for the AIMCO Oper-ating Partnership's obligations to the same extent as the general partner.

                                Fiduciary Duties


Unless otherwise provided for in the              Under Maryland law, the members of the AIMCO
relevant partnership agreement, Delaware law      Board of Directors must perform their duties
generally requires a general partner of a         in good faith, in a manner that they
Delaware limited partnership to adhere to         reasonably believe to be in the best
fiduciary duty standards under which it owes      interests of AIMCO and with the care of an
its limited partners the highest duties of        ordinarily prudent person in a like
good faith, fairness and loyalty and which        position. Members of the AIMCO Board of
generally prohibit such general partner from      Directors who act in such a manner will
taking any action or engaging in any              generally not be liable to AIMCO for
transaction as to which it has a conflict of      monetary damages arising from their
interest. The AIMCO Operating Partnership         activities as members of the AIMCO Board of
Agreement expressly authorizes the AIMCO GP       Directors.
to enter into, on behalf of the AIMCO
Operating Partnership, a right of first
opportunity arrangement and other conflict
avoidance agreements with various affiliates
of the AIMCO Operating Partnership and the
AIMCO GP, on such terms as the AIMCO GP, in
its sole and absolute discretion, believes
are advisable. The AIMCO Operating
Partnership Agreement expressly limits the
liability of the AIMCO GP by providing that
the AIMCO GP, and its officers and directors
will not be liable or accountable in damages
to the AIMCO Operating Partnership, the
limited partners or assignees for errors in
judgment or mistakes of fact or law or of
any act or omission if the AIMCO GP or such
director or officer acted in good faith. See
"Risk Factors -- Risks Associated With an
Investment in OP Units -- Conflicts of
Interest and Fiduciary Responsibility" and
"Description of OP Units -- Fiduciary
Responsibilities."

                            Federal Income Taxation


The AIMCO Operating Partnership is not            AIMCO has elected to be taxed as a REIT
subject to federal income taxes. Instead,         beginning with its fiscal year ended
each OP Unitholder includes in income its         December 31, 1994. So long as it qualifies
allocable share of the AIMCO Operating            as a REIT, AIMCO will be permitted to deduct
Partnership's taxable income or loss when it      distributions paid to its stockholders,
determines its individual federal income tax      which effectively will reduce the "double
liability.                                        taxation" that typically results when a
                                                  corporation

     AIMCO OPERATING PARTNERSHIP                           AIMCO

                                                  earns income and distributes that income to
                                                  its stockholders in the form of dividends. A
                                                  qualified REIT, however, is subject to
                                                  federal income tax on income that is not
                                                  distributed and also may be subject to
                                                  federal income and excise taxes in certain
                                                  circumstances. The maximum federal income
                                                  tax rate for corporations under current law
                                                  is 35%, but in certain circumstances a REIT
                                                  is subject to a 100% tax on certain kinds of
                                                  income.

Income and loss from the AIMCO Operating          Dividends paid by AIMCO will be treated as
Partnership may be subject to the passive         "portfolio" income and cannot be offset with
activity limitations. If an investment in an      losses from "passive activities."
OP Unit is treated as a passive activity,
income and loss from the AIMCO Operating
Partnership generally can be offset against
income and loss from other investments that
constitute "passive activities" (unless the
AIMCO Operating Partnership is considered a
"publicity traded partnership", in which
case income and loss from the AIMCO
Operating Partnership can only be offset
against other income and loss from the AIMCO
Operating Partnership). Income of the AIMCO
Operating Partnership, however, attributable
to dividends from the management companies
or interest paid by the management companies
does not qualify as passive activity income
and cannot be offset against losses from
"passive activities."

Cash distributions by the AIMCO Operating         Distributions by AIMCO to its taxable
Partnership are not taxable to an OP              domestic stockholders out of current or
Unitholder except to the extent they exceed       accumulated earnings and profits will be
such Partner's basis in its interest in the       taxed as ordinary income. Distributions that
AIMCO Operating Partnership (which will           are designated as capital gain dividends
include such OP Unitholder's allocable share      generally will be taxed as long-term capital
of the AIMCO Operating Partnership's nonre-       gain, subject to certain limitations. A
course debt).                                     distribution in excess of current or
                                                  accumulated earnings and profits will be
                                                  treated as a non-taxable return of basis to
                                                  the extent of a stockholder's adjusted basis
                                                  in its shares of stock of AIMCO with respect
                                                  to which such distribution is received, with
                                                  the excess, if any, taxed as capital gain.

Each year, OP Unitholders receive a Schedule      Each year, stockholders of AIMCO receive a
K-1 tax form containing tax information for       Form 1099 used by REITs to report dividends
inclusion in preparing their federal income       paid to their stockholders.
tax returns.

OP Unitholders are required, in some cases,       Stockholders who are individuals generally
to file state income tax returns and/or pay       will not be required to file state income
state income taxes in the states in which         tax returns and/or pay state income taxes
the AIMCO Operating Partnership owns              outside of their states of residence solely
property or transacts business, even if they      as a result of the fact that AIMCO owns
are not residents of those states. The AIMCO      property or transacts business in various
Operating Partnership may be required to pay      jurisdictions. AIMCO may be required to pay
state income taxes in certain states.             state income taxes in various states.

             COMPARISON OF COMMON OP UNITS AND CLASS A COMMON STOCK

      COMMON OP UNITS                                    CLASS A COMMON STOCK

                              Nature of Investment


The Common OP Units constitute equity             The Class A Common Stock constitute equity
interests entitling each OP Unitholder to         interests in AIMCO. Dividends are paid, when
his or her pro rata share of cash                 and as declared by the AIMCO Board of
distributions made from Available Cash (as        Directors. In order to qualify as a REIT,
such term is defined in the AIMCO Operating       AIMCO is required to distribute dividends
Partnership Agreement) to the partners of         (other than capital gain dividends) to its
the AIMCO Operating Partnership.                  stockholders in an amount at least equal to
                                                  (A) the sum of (i) 95% of AIMCO's "REIT
                                                  taxable income" (computed without regard to
                                                  the dividends paid deduction and AIMCO's net
                                                  capital gain) and (ii) 95% of the net income
                                                  (after tax), if any, from foreclosure
                                                  property, minus (B) the sum of certain items
                                                  of noncash income.

                                 Voting Rights


Under the AIMCO Operating Partnership Agree-      Each outstanding share of Class A Common
ment, the limited partners have voting            Stock entitles the holder thereof to one
rights only with respect to certain limited       vote on all matters submitted to
matters such as certain amendments and            stockholders for vote, including the
termination of the AIMCO Operating                election of directors. See "Description of
Partnership Agreement and certain trans-          Common Stock -- Class A Common Stock."
actions such as the institution of                Holders of Class A Common Stock have the
bankruptcy proceedings, an assignment for         right to vote on, among other things, a
the benefit of creditors and certain              merger of AIMCO, amendments to the Charter
transfers by the AIMCO GP of its interest in      and the dissolution of AIMCO. Certain
the AIMCO Operating Partnership or the            amendments to the Charter require the
admission of a successor general partner.         affirmative vote of not less than two-thirds
                                                  of votes entitled to be cast on the matter.
                                                  The Charter permits the AIMCO Board of
                                                  Directors to classify and issue capital
                                                  stock in one or more series having voting
                                                  power which may differ from that of the
                                                  Class A Common Stock.

                                                  Under Maryland law, a consolidation, merger,
                                                  share exchange or transfer of all or
                                                  substantially all of the assets of AIMCO
                                                  requires the affirmative vote of not less
                                                  than two-thirds of all of the votes entitled
                                                  to be cast on the matter. With respect to
                                                  each of these transactions, only the holders
                                                  of Class A Common Stock are entitled to vote
                                                  on the matters. No approval of the
                                                  stockholders is required for the sale of
                                                  less than all or substantially all of
                                                  AIMCO's assets.

                                                  Maryland law provides that the AIMCO Board
                                                  of Directors must obtain the affirmative
                                                  vote of at least two-thirds of the votes
                                                  entitled to be cast on the matter in order
                                                  to dissolve AIMCO. Only the holders of Class
                                                  A Common Stock are entitled to vote on
                                                  AIMCO's dissolution.

           COMMON OP UNITS                         CLASS A COMMON STOCK

                                 Distributions


Subject to the rights of holders of any           Holders of the Class A Common Stock are
outstanding Preferred OP Units, the AIMCO         entitled to received dividends, when and as
Operating Partnership Agreement requires the      declared by the AIMCO Board of Directors,
AIMCO GP to cause the AIMCO Operating             out of funds legally available therefor. See
Partnership to distribute quarterly all, or       "Per Share and Per Unit Data."
such portion as the AIMCO GP may in its sole
and absolute discretion determine, of             Holders of Class B Common Stock do not have
Available Cash generated by the AIMCO             dividend rights. A certain number of shares
Operating Partnership during such quarter to      of Class B Common Stock are eligible for
the AIMCO GP, the Special Limited Partner         conversion into an equal number of shares of
and the holders of Common OP Units on the         Class A Common Stock. Once Class B Common
record date established by the AIMCO GP with      Stock has been converted into Class A Common
respect to such quarter, in accordance with       Stock, holders of such shares of converted
their respective interests in the AIMCO           Class A Common Stock will have dividend
Operating Partnership on such record date.        rights of Class A Common Stock generally.
Holders of any other Preferred OP Units           See "Description of Common Stock -- Class B
issued in the future may have priority over       Common Stock."
the AIMCO GP, the Special Limited Partner
and holders of Common OP Units with respect       AIMCO, in order to qualify as a REIT, is
to distributions of Available Cash,               required to distribute dividends (other than
distributions upon liquidation or other           capital gain dividends) to its stockholders
distributions. See "Per Share and Per Unit        in an amount at least equal to (A) the sum
Data."                                            of (i) 95% of AIMCO's "REIT taxable income"
The AIMCO GP in its sole and absolute             (computed without regard to the dividends
discretion may distribute to the OP               paid deduction and AIMCO's net capital gain)
Unitholders Available Cash on a more              and (ii) 95% of the net income (after tax),
frequent basis and provide for an                 if any, from foreclosure property, minus (B)
appropriate record date. The AIMCO Operating      the sum of certain items of noncash income.
Partnership Agreement requires the AIMCO GP       See "Federal Income Taxation of AIMCO and
to take such reasonable efforts, as               AIMCO Stockholders -- General."
determined by it in its sole and absolute
discretion and consistent with AIMCO's
qualification as a REIT, to cause the AIMCO
Operating Partnership to distribute suffi-
cient amounts to enable the AIMCO GP to
transfer funds to AIMCO and enable AIMCO to
pay stockholder dividends that will (i)
satisfy the requirements for qualifying as a
REIT under the Code, and the Treasury
Regulations and (ii) avoid any federal
income or excise tax liability of AIMCO. See
"Description of OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the OP Units        The Class A Common Stock is transferable
and the OP Units are not listed on any            subject to the Ownership Limit set forth in
securities exchange.                              the Charter. The Class A Common Stock is
                                                  listed on the NYSE.

Pursuant to the AIMCO Operating Partnership
Agreement, until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the AIMCO GP, which consent may be withheld in its sole and absolute discretion. After the expiration of

           COMMON OP UNITS                         CLASS A COMMON STOCK

one year, such OP Unitholder has the right to transfer all or any portion of its OP
Units to any person, subject to the
satisfaction of certain conditions specified in the AIMCO Operating Partnership
Agreement, including the AIMCO GP's right of first refusal. See "Description of OP
Units -- Transfers and Withdrawals."

After the first anniversary of becoming a holder of Common OP Units, an OP Unitholder has the right, subject to the terms and conditions of the AIMCO Operating
Partnership Agreement, to require the AIMCO
Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A
Common Stock or a cash amount equal to the value of such shares, as the AIMCO Operating
Partnership may elect. See "Description of OP Units -- Redemption Rights." Upon receipt of a notice of redemption, the AIMCO
Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of Class A
Common Stock imposed under the AIMCO Charter and the transfer restrictions and other limitations thereof, elect to cause AIMCO to acquire some or all of the tendered Common
OP Units in exchange for Class A Common
Stock, based on an exchange ratio of one share of Class A Common Stock for each Common OP Unit, subject to adjustment as provided in the AIMCO Operating Partnership
Agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


          AND RESULTS OF OPERATIONS OF THE AIMCO OPERATING PARTNERSHIP



OVERVIEW



     For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations of the AIMCO Operating Partnership," the AIMCO Operating Partnership, together with its subsidiaries, other controlled entities and entities in which it has a controlling financial interest, is referred to as the "Company". The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with the audited financial statements of the AIMCO Operating Partnership included in this Prospectus. See "AIMCO Properties, L.P. -- Index to Financial Statements."



RESULTS OF OPERATIONS



  Comparison of the Nine Months Ended September 30, 1998 to the Nine Months Ended September 30, 1997



     Net Income



     The Company recognized net income of $51.8 million for the nine months ended September 30, 1998, compared to $16.8 million for the nine months ended September 30, 1997. The increase in net income of $35.0 million, or 208%, was primarily the result of a significant increase in the number of owned properties and a significant increase in investments in unconsolidated subsidiaries and real estate partnerships during 1997 (the "1997 Acquisitions"), and the acquisition of Ambassador and the purchase of nineteen properties during the first nine months of 1998 (the "1998 Acquisitions"). The increase in net income was partially offset by the sale of five properties in 1997 (the "1997 Sold Properties") and two properties in 1998 (the "1998 Sold Properties"), increased real estate depreciation, increased goodwill amortization and increased interest expense associated with indebtedness which was assumed or incurred in connection with the acquisitions described above. These factors are discussed in more detail in the following paragraphs.



     Rental Property Operations



     Rental and other property revenues from the Owned Properties totaled $265.7 million for the nine months ended September 30, 1998, compared to $127.1 million for the nine months ended September 30, 1997, an increase of $138.6 million, or 109%. Rental and other property revenues consisted of the following (dollars in thousands):



                                                     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      SEPT. 30, 1998      SEPT. 30, 1997
                                                     -----------------   -----------------
"Same store" properties............................      $105,076            $100,670
1997 Acquisitions..................................       101,034              15,299
1998 Acquisitions..................................        53,314                  --
1997 Sold Properties...............................            --               2,491
1998 Sold Properties...............................           952               2,497
Properties in lease-up after the completion of an
  expansion or renovation..........................         5,324               6,126
                                                         --------            --------
          Total....................................      $265,700            $127,083
                                                         ========            ========



     Property operating expenses, consisting of on-site payroll costs, utilities (net of reimbursements received from tenants), contract services, turnover costs, repairs and maintenance, advertising and marketing, property taxes and insurance, totaled $101.6 million for the nine months ended September 30, 1998, compared to

$50.7 million for the nine months ended September 30, 1997, an increase of $50.9 million or 100%. Operating expenses consisted of the following (dollars in thousands):



                                                     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      SEPT. 30, 1998      SEPT. 30, 1997
                                                     -----------------   -----------------
"Same store" properties............................      $ 43,359             $44,887
1997 Acquisitions..................................        39,420               1,486
1998 Acquisitions..................................        16,381                  --
1997 Sold Properties...............................            --               1,154
1998 Sold Properties...............................           500               1,101
Properties in lease-up after the completion of an
  expansion or renovation..........................         1,940               2,109
                                                         --------             -------
          Total....................................      $101,600             $50,737
                                                         ========             =======



     Owned property management expenses, representing the costs of managing the Owned Properties, totaled $7.7 million for the nine months ended September 30, 1998, compared to $4.3 million for the nine months ended September 30, 1997, an increase of $3.4 million, or 79%. The increase resulted from the acquisition of properties in 1997 and 1998.



     Service Company Business



     The Company's share of income from the service company business was $5.7 million for the nine months ended September 30, 1998, compared to $3.5 million for the nine months ended September 30, 1997. The increase in service company business income of $2.2 million was due to increased management and other fees from the acquisition of partnership interests and properties, and the acquisition of a captive insurance subsidiary in connection with the acquisition of the NHP Real Estate Companies in June 1997.



     General and Administrative Expenses



     General and administrative expenses increased from $1.4 million for the nine months ended September 30, 1997 to $7.4 million for the nine months ended September 30, 1998, a 429% increase. The increase is primarily due to additional corporate costs and additional employee salaries associated with the purchase of NHP Real Estate Companies in June 1997 and the merger with Ambassador in May 1998. In addition, due to the growth of the Company, several new departments have been added including legal, tax and tender coordination, as well as increased levels of personnel in the accounting and finance departments.



     Interest Expense



     Interest expense, which includes the amortization of deferred financing costs, totaled $56.8 million for the nine months ended September 30, 1998, compared to $33.4 million for the nine months ended September 30, 1997, an increase of $23.4 million, or 70%. The increase consists of the following (dollars in thousands):



Interest expense on secured short-term and long-term
  indebtedness incurred in connection with the 1997
  Acquisitions..............................................  $15,951
Interest expense on secured and unsecured short-term and
  long-term indebtedness incurred in connection with the
  1998 Acquisitions.........................................    7,073
Increase in interest expense on the Company's other
  Indebtedness..............................................      373
                                                              -------
          Total increase....................................  $23,397
                                                              =======



     Interest Income



     Interest income totaled $18.2 million for the nine months ended September 30, 1998, compared to $4.5 million for the nine months ended September 30, 1997. The increase of $13.8 million is primarily due to interest earned on loans made by the Company to partnerships in which the Company acts as the general partner.



 Comparison of the Three Months Ended September 30, 1998 to the Three Months Ended September 30, 1997



     The Company recognized net income of $16.6 million for the three months ended September 30, 1998, compared to $7.0 million for the three months ended September 30, 1997. The increase in net income of $9.6 million, or 137%, was primarily the result of the 1997 Acquisitions and the 1998 Acquisitions. The increase in net income was partially offset by the 1997 Sold Properties and the 1998 Sold Properties, increased real estate depreciation, increased goodwill amortization and increased interest expense associated with indebtedness which was assumed or incurred in connection with the acquisitions described above. These factors are discussed in more detail in the following paragraphs.



     Rental Property Operations



     Rental and other property revenues from the Owned Properties totaled $104.4 million for the three months ended September 30, 1998, compared to $47.4 million for the three months ended September 30, 1997, an increase of $57.0 million, or 120%. Rental and other property revenues consisted of the following (dollars in thousands):



                                                  THREE MONTHS ENDED    THREE MONTHS ENDED
                                                    SEPT. 30, 1998        SEPT. 30, 1997
                                                  ------------------    ------------------
"Same store" properties.........................       $ 35,302              $33,998
1997 Acquisitions...............................         33,341                9,292
1998 Acquisitions...............................         33,773                   --
1997 Sold Properties............................             --                1,291
1998 Sold Properties............................            202                  839
Properties in lease-up after the completion of
  an expansion or renovation....................          1,818                1,944
                                                       --------              -------
          Total.................................       $104,436              $47,364
                                                       ========              =======



     Property operating expenses, consisting of on-site payroll costs, utilities (net of reimbursements received from tenants), contract services, turnover costs, repairs and maintenance, advertising and marketing, property taxes and insurance, totaled $42.0 million for the three months ended September 30, 1998, compared to $19.5 million for the three months ended September 30, 1997, an increase of $22.5 million or 115%. Operating expenses consisted of the following (dollars in thousands):



                                                  THREE MONTHS ENDED    THREE MONTHS ENDED
                                                    SEPT. 30, 1998        SEPT. 30, 1997
                                                  ------------------    ------------------
"Same store" properties.........................       $15,305               $15,824
1997 Acquisitions...............................        13,979                 2,043
1998 Acquisitions...............................        11,842                    --
1997 Sold Properties............................            --                   602
1998 Sold Properties............................           126                   401
Properties in lease-up after the completion of
  an expansion or renovation....................           705                   707
                                                       -------               -------
          Total.................................       $41,957               $19,577
                                                       =======               =======



     Owned property management expenses, representing the costs of managing the Owned Properties, totaled $3.0 million for the three months ended September 30, 1998, compared to $1.6 million for the three months ended September 30, 1997, an increase of $1.4 million, or 88%. The increase resulted from the acquisition of properties in 1997 and 1998.

     Service Company Business



     The Company's share of income from the service company business was $1.8 million for the three months ended September 30, 1998, compared to $1.0 million for the three months ended September 30, 1997. The increase in service company business income of $0.8 million was due to increased management and other expenses from the acquisition of partnership interests, and properties, and the acquisition of a captive insurance subsidiary in connection with the acquisition of the NHP Real Estate Companies in June 1997.



     General and Administrative Expenses



     General and administrative expenses increased from $0.6 million for the three months ended September 30, 1997 to $3.3 million for the three months ended September 30, 1998, a 450% increase. The increase is primarily due to additional corporate costs and additional employee salaries associated with the purchase of NHP Real Estate Companies in June 1997 and the merger with Ambassador in May 1998. In addition, due to the growth of the Company, several new departments have been added including legal, tax and tender coordination, as well as increased levels of personnel in the accounting and finance departments.



     Interest Expense



     Interest expense, which includes the amortization of deferred financing costs, totaled $22.0 million for the three months ended September 30, 1998, compared to $12.8 million for the three months ended September 30, 1997, an increase of $9.2 million, or 72%. The increase consists of the following (dollars in thousands):



Interest expense on secured short-term and long-term
  indebtedness incurred in connection with the 1997
  Acquisitions..............................................   $5,352
Interest expense on secured and unsecured short-term and
  long-term indebtedness incurred in connection with the
  1998 Acquisitions.........................................    3,593
Increase in interest expense on the Company's other
  Indebtedness..............................................      278
                                                               ------
          Total increase....................................   $9,223
                                                               ======



     Interest Income



     Interest income totaled $6.9 million for the three months ended September 30, 1998, compared to $3.1 million for the three months ended September 30, 1997. The increase of $3.8 million is primarily due to interest earned on loans made by the Company to partnerships in which the Company acts as the general partner.



LIQUIDITY AND CAPITAL RESOURCES



     The Company expects to meet its short-term liquidity requirements, including property acquisitions, tender offers, refinancing of short-term debt, funds needed to purchase shares of Insignia under the Call Agreements, the merger with IPT and funds needed for the Special Dividend, with long-term, fixed rate, fully amortizing debt, secured or unsecured short-term indebtedness (including indebtedness under the BOA Credit Facility, the WMF Credit Facility and the Interim Term Loan Agreement), the issuance of debt securities, OP Units or equity securities in public offerings or private placements, and cash generated from operations. In April 1997, AIMCO filed a shelf registration statement with the SEC that registered $1.0 billion of securities for sale on a delayed or continuous basis. The shelf registration statement was declared effective in May 1997. As of September 30, 1998, the Company had issued common and preferred stock thereunder and received gross proceeds of approximately $731.8 million.



     At September 30, 1998, the Company had $43.7 million in cash and cash equivalents. In addition, the Company had $83.2 million of restricted cash primarily consisting of reserves and impounds held by lenders for capital expenditures, property taxes and insurance. The Company's principal demands for liquidity include normal operating activities, payments of principal and interest on outstanding debt, capital improvements, acquisitions of or investments in properties, and distributions paid to the partners. The Company considers its cash provided by operating activities, and funds available under its credit facilities, to be adequate to meet short-term liquidity demands. The Company utilizes its revolving credit facilities for general corporate purposes and to fund investments on an interim basis.



     On October 1, 1998, the Company amended and restated its credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement now provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million (the "BOA Credit Facility"). The Company had outstanding borrowings under the BOA Credit Facility of $50.8 million as of September 30, 1998 (See Note 9).



     In February 1998, the AIMCO Operating Partnership, as borrower, and AIMCO and certain single asset wholly owned subsidiaries of the AIMCO Operating Partnership (the "Owners"), as guarantors, entered into a five-year, $50 million secured revolving credit facility agreement (the "WMF Credit Facility") with Washington Mortgage Financial Group, Ltd. ("Washington Mortgage"), which provides for the conversion of all or a portion of such revolving credit facility to a term facility. The Company had outstanding borrowings under the WMF Credit Facility of $50.0 million as of September 30, 1998.



     In October 1998, the AIMCO Operating Partnership and AIMCO entered into a $300 million Interim Term Loan Agreement with an affiliate of Lehman Brothers, Inc. The term loan matures in one year and bears interest at a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. The Company is subject to certain customary restrictions, including compliance with financial and other covenants thereunder. The Company used the proceeds to refinance existing outstanding indebtedness of Insignia at the time of the merger.



     From time to time, the Company has offered to acquire and, in the future, may offer to acquire the interests held by third party investors in certain limited partnerships for which the Company acts as general partner. Any such acquisitions will require funds to pay the purchase price for such interests. Cash payments made in connection with such acquisitions totaled $27.0 million for the nine months ended September 30, 1998.



     In November 1998, the Company issued 1,000,000 shares of Class J Preferred Stock in a private placement for $100.0 million. AIMCO contributed the proceeds to the Partnership in exchange for 1,000,000 Class J Preferred Units. In addition, the Partnership purchased 250,000 shares of Class J Preferred Stock from AIMCO in exchange for a note payable of $25 million and issued an additional 250,000 Class J Preferred Units to AIMCO. The holders of Class J Preferred Stock shall be entitled to receive, when and as declared by the AIMCO board of directors, dividends equal to (i) 7% per annum of the per share Liquidation Preference for the period beginning on and including the Issue Date and lasting until November 15, 1998; (ii) 8% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1998 and lasting until November 15, 1999; (iii) 9% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1999 and lasting until November 15, 2000; (iv) 9.5% per annum of the per share Liquidation Preference thereafter. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividend shall be declared or there shall be funds of the Company legally available for the payment of such dividends. AIMCO may convert any or all of the Class J Preferred Stock into Class A Common Stock at a conversion price of $40 (equivalent to a conversion rate of 2.5 shares of Class A Common Stock for each share of Class J Preferred Stock) (a) after November 6, 2002, if the market price of the Class A Common Stock in the five most recent Trading Days is equal to or greater than $40 or; (b) at any time on or prior to November 6, 2002, if the Internal Rate of Return exceeds 12.5%.



CAPITAL EXPENDITURES



     The Company expects to incur initial capital expenditures (spending to increase a property's revenue potential including renovations, developments and expansions) of approximately $71.4 million during the year ended December 31, 1998 on all Owned and Equity Properties. For the nine months ended September 30, 1998, the Company has spent $33.0 million for capital replacements and initial capital expenditures. The Company reserves $300 per apartment unit per annum for capital replacements, which totaled $10.9 million for the nine months ended September 30, 1998. Initial capital expenditures and capital enhancements will be funded with cash from operating activities and borrowings under the Company's revolving credit facilities.



FUNDS FROM OPERATIONS



     The Company measures its economic profitability based on Funds From Operations ("FFO"). The Company's management believes that FFO provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates FFO in a manner consistent with the NAREIT definition, which includes adjustments for amortization of management company goodwill, the non-cash, deferred portion of the income tax provision for unconsolidated subsidiaries and less the payment of distributions on Preferred Units. FFO should not be considered as an alternative to net income or net cash flows from operating activities, as calculated in accordance with GAAP, as an indication of the Company's performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, there can be no assurance that the Company's basis for computing FFO is comparable with that of other real estate investment trusts.



     For the three and nine months ended September 30, 1998 and 1997, the Company's FFO was as follows (dollars in thousands):



                                     THREE MONTHS     THREE MONTHS     NINE MONTHS      NINE MONTHS
                                        ENDED            ENDED            ENDED            ENDED
                                    SEPT. 30, 1998   SEPT. 30, 1997   SEPT. 30, 1998   SEPT. 30, 1997
                                    --------------   --------------   --------------   --------------
OPERATING ACTIVITIES
Net income........................      $17,745          $ 7,963         $ 56,269         $19,427
Extraordinary item -- early
  extinguishment of Debt..........           --               --               --             269
(Gain) losses on disposition of
  properties......................         (257)             169           (2,783)            169
Real estate depreciation, net of
  minority Interest in other
  partnerships....................       24,477            7,802           56,900          21,052
Amortization of goodwill..........        2,350              237            7,077             711
Equity in earnings of other
  partnerships:
  Real estate depreciation........        8,248            2,084           17,379           2,781
Equity in earnings of
  unconsolidated Subsidiaries:
  Real estate depreciation........           --            1,426               --           2,689
  Deferred taxes..................        1,843            1,290            6,134           2,164
Amortization of recoverable amount
  of Management contracts and
  goodwill........................        1,113              280            4,201             430
Preferred Unit distributions......       (6,285)              --          (12,296)             --
Funds From Operations (FFO).......      $49,234          $21,251         $132,881         $49,692
                                        =======          =======         ========         =======
Weighted average number of OP
  Units, OP Unit Equivalents, and
  Preferred Units convertible to
  OP Units........................       55,986           29,679           53,007          24,347
                                        =======          =======         ========         =======

     For the nine months ended September 30, 1998 and 1997, net cash flows were as follows (dollars in thousands):



                                                                1998        1997
                                                              ---------   ---------
  Cash flow provided by operating activities................  $  50,825   $  53,435
  Cash flow used in investing activities....................   (185,453)   (314,814)
  Cash flow provided by financing activities................    141,221     293,984
                                                              =========   =========



CONTINGENCIES



  HUD Approvals and Enforcement



     A significant number of affordable units included in the AIMCO Properties are subject to regulation by the U.S. Department of Housing and Urban Development ("HUD"). Under its regulations, HUD reserves the right approve the owner and the manager of HUD-insured and HUD-assisted properties, as well as their "principals" (e.g., general partners, stockholders with a 10% or greater interest, officers and directors) in connection with the acquisition of a property or the award of a management contract. This approval process is commonly referred to as "2530 Clearance." HUD monitors the performance of properties with HUD-insured mortgage loans. HUD also monitors compliance with applicable regulations, and takes performance and compliance into account in approving the acquisition and management of additional HUD-assisted properties. In the event of instances of unsatisfactory performance or regulatory violations, the HUD office with jurisdiction over the applicable property has the authority to enter a "flag" into the computerized 2530 clearance system. If one or more flags have been entered, a decision whether to grant 2530 clearance is then subject to review by HUD's Multifamily Participation Review Committee in Washington, D.C. (the "2530 Committee"). As a result of certain mortgage defaults and unsatisfactory ratings received by NHP Incorporated (a company acquired by AIMCO in December 1997) ("NHP") in years prior, HUD believes that the 2530 Committee must review any application for 2530 clearance filed by the Company. As of September 30, 1998, one flag was in the 2530 system with respect to the Company in connection with a subpoena received by NHP in October 1997 from the Inspector General of HUD.



     The Inspector General's subpoena requested documents relating to any arrangement whereby NHP or any of its affiliates provides or has provided compensation to owners of HUD multifamily projects in exchange for or in connection with property management of a HUD project. The Company believes that other owners and managers of HUD projects have received similar subpoenas. Documents relating to certain of the Company's acquisitions of property management rights for HUD projects, may be responsive to the subpoena. The Company is in the process of complying with the subpoena and has provided certain documents to the Inspector General, without conceding that they are responsive to the subpoena. The Company believes that its operations are in compliance, in all material respects, with all laws, rules and regulations relating to HUD-assisted or HUD-insured properties. Effective February 13, 1998, counsel for the Company and the U.S. Attorney for the Northern District of California entered into a tolling agreement related to certain civil claims the government may have against the Company. Although no action has been initiated against the Company or, to the Company's knowledge, any owner of a HUD property managed by the Company, if any such action is taken in the future, it could ultimately affect existing arrangements with respect to HUD projects or otherwise have a material adverse effect on the Company's results of operations.



     HUD also has the authority to suspend or deny property owners and managers from participation in HUD programs with respect to additional assistance within a geographic region through imposition of a Limited Denial of Participation ("LDP") by any HUD office or nationwide for violations of HUD regulatory requirements. In June 1997, the St. Louis HUD field office issued an LDP to NHP as a result of a physical inspection and mortgage default at one property owned and managed by NHP-related companies. Although the LDP expired by its terms in June 1998, the Company entered into a settlement agreement with HUD which includes aggregate payments to HUD of approximately $533,000 and resolution of all issues involving four properties in the St. Louis metropolitan area. Because an LDP is prospective, existing HUD agreements were not, and are not, affected.

     The Company believes that the national office will continue to apply the clearance process to large management portfolios such as the Company's with discretion and flexibility. While there can be no assurance, the Company believes that the unsatisfactory reviews and the mortgage defaults will not have a material impact on its results of operations or financial condition. However, on September 29, 1998, the 2530 Committee deferred action on three of the Company's 2530 applications for up to 120 days pending receipt of further information regarding the HUD Inspector General's inquiry with AIMCO regarding past practices of NHP. If HUD were to disapprove the Company as property manager for one or more affordable properties, the Company's ability to obtain property management revenues from new affordable properties may be impaired.



  Possible Environmental Liabilities



     Under Federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be required to investigate and clean up a release of hazardous substances at such property, and may, under such laws and common law, be held liable for property damage and other costs incurred by third parties in connection with such releases. The liability under certain of these laws has been interpreted to be joint and several unless the harm is divisible or there is a reasonable basis for allocation of responsibility. The failure to remediate the property properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. In connection with its ownership, operation or management of the AIMCO Properties, the Company could be potentially liable for environmental liabilities or costs associated with its properties or properties it may in the future acquire or manage.



     Certain Federal, state and local laws and regulations govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when those materials are in poor condition or in the event of building remodeling, renovation or demolition; impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws also impose liability for a release of ACMs and may enable third parties to seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership, operation or management of properties, the Company could be potentially liable for those costs. There are ACMs at certain of the Owned Properties, and there may be ACMs at certain of the other AIMCO Properties. The Company has developed and implemented operations and maintenance programs, as appropriate, that establish operating procedures with respect to the ACMs at most of the Owned Properties, and intends to develop and implement, as appropriate, such programs at AIMCO Properties that do not have such programs.



     Certain of the Company's Owned Properties, and some of the other AIMCO Properties, are located on or near properties that contain or have contained underground storage tanks or on which activities have occurred which could have released hazardous substances into the soil or groundwater. There can be no assurances that such hazardous substances have not been released or have not migrated, or in the future will not be released or will not migrate, onto the AIMCO Properties.



     All of the Owned Properties were subject to Phase I or similar environmental audits by independent environmental consultants prior to acquisition. The audits did not reveal, nor is the Company aware of, any environmental liability relating to such properties that would have a material adverse effect on the Company's business, assets or results of operations. However, such audits involve a number of judgments and it is possible that such audits did not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, the Managed Properties may not have been subject to Phase I or similar environmental audits by independent environmental consultants. While the Company is not aware of any environmental liability that it believes would have a material adverse effect on its business, financial condition or results of operations relating to the Managed Properties, for which audits are not available, there can be no assurance that material environmental liabilities of which the Company is unaware do not exist at such properties.



     In October 1997, NHP received a letter ("the EPA Letter") from the U.S. Department of Justice ("DOJ") which stated that the U.S. Environmental Protections Agency ("EPA") has requested that the DOJ file a lawsuit against NHP alleging, among other things, that NHP violated the Clean Air Act, the National Recycling and Emissions Reduction Programs and associated regulations in connection with the employment of certain unlicensed personnel, maintenance and disposal of certain refrigerants, and record-keeping practices at two properties. A settlement in principle between NHP and the EPA has been reached whereby NHP agreed to pay a fine of less than $100,000, permit the EPA to audit the maintenance records and technical staffing at 40 NHP properties and continue to provide training to all maintenance workers with respect to the disposal of refrigerants. A formal settlement agreement is expected to be executed in December 1998. It is possible that the future EPA audits agreed to in the settlement could result in additional allegations by EPA of violations at the properties audited. However, based on the terms of the settlement in principle with the EPA, the Company anticipates that the fines, if any, resulting from any such violations will be nominal.



  Uncertainties Regarding Status of Federal Subsidies



     The Company owns and/or manages approximately 52,000 units that are subsidized under Section 8 of the United States Housing Act of 1937, as amended ("Section 8"). These subsidies are generally provided pursuant to project-based Housing Assistance Payment Contracts ("HAP Contracts") between HUD and the owners of the properties or, with respect to a limited number of units managed by the Company, pursuant to vouchers received by tenants. On October 27, 1997, the President of the United States signed into law the Multifamily Assisted Housing Reform and Affordability Act of 1997 (the "1997 Housing Act"). Under the 1997 Housing Act, the mortgage financing and HAP Contracts of certain properties assisted under Section 8, with rents above market levels and financed with HUD-insured mortgage loans, will be restructured by reducing subsidized rents to market levels, thereby reducing subsidy levels, and lowering required debt service payments as needed to ensure financial viability at the reduced rents and subsidy levels. The 1997 Housing Act retains project-based subsidies for most properties (properties in rental markets with limited supply, properties serving the elderly and certain other properties).



     The 1997 Housing Act phases out project-based subsidies on selected properties serving families not located in the rental markets with limited supply, converting each such subsidy to a tenant-based subsidy. Under a tenant based system, rent vouchers would be issued to qualified tenants who then could elect to reside at a property of their choice, provided the tenant has the financial ability to pay the difference between the selected property's monthly rent and the value of the voucher, which would be established based on HUD's regulated fair market rent for the relevant geographical areas. The 1997 Housing Act provides that properties will begin the restructuring process in Federal fiscal year 1999 (beginning October 1, 1998), and that HUD will issue final regulations implementing the 1997 Housing Act on or before October 27, 1998. Congress has elected to renew HAP Contracts expiring before October 1, 1998 for one-year terms, generally at existing rents, so long as the properties remain in compliance with the HAP Contracts. While the Company does not expect the provisions of the 1997 Housing Act to result in a significant number of tenants relocating from properties managed by the Company, there can be no assurance that the provisions will not significantly affect the Company's management portfolio. Furthermore, there can be no assurance that other changes in Federal housing subsidy will not occur. Any such changes could have an adverse effect on the Company's property management revenues.



HIGH PERFORMANCE UNITS



     In January 1998, the AIMCO Operating Partnership agreed to sell 15,000 Class I High Performance Partnership Units (the "High Performance Units") to a partnership owned by fourteen members of AIMCO's senior management, and to three of its independent directors for $2.1 million in cash. The High Performance Units have nominal value unless the total return of AIMCO's Class A Common Stock (defined as dividend income plus share price appreciation), over the three year period ending December 31, 2000, is at least 30% and exceeds the industry average, as determined by a peer group index, by at least 15% (the "Total Return"). At the conclusion of the three year period, if the Total Return of AIMCO's Class A Common Stock satisfies these criteria, the holders of the High Performance Units will receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times as would holders of a number of OP Units equal to the quotient obtained by dividing (i) the product of (a) 15% of the amount by which the Total Return of AIMCO's Class A Common Stock over the three year period exceeds the greater of 115% of a peer group index or 30% (such excess being the "Excess Return"), multiplied by (b) the weighted average market value of the AIMCO Operating Partnership's outstanding OP Units, by (ii) the market value of one share of Class A Common Stock at the end of the three year period. The three-year measurement period will be shortened in the event of a change of control of the Company. Unlike OP Units, the High Performance Units are not redeemable or convertible into Class A Common Stock unless a change of control of the Company occurs. Because there is substantial uncertainty that the High Performance Units will have more than nominal value due to the required Total Return over the three-year term, the AIMCO Operating Partnership has not recorded any value to the High Performance Units. If the measurement period had ended September 30, 1998, the Excess Return would have been $16.5 million and the value of the High Performance Units would have been $2.5 million, and such High Performance Units would have had no dilutive effect on net income per unit.



YEAR 2000 READINESS DISCLOSURE



 General Description of the Year 2000 Issue and the Nature and Effects of the Year 2000 on Information Technology (IT) and Non-It Systems



     The Year 2000 Issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of the Company's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.



     Over the past twenty months, the Company has determined that it will be required to modify or replace significant portions of its software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.



     The Company's plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing, and implementation. To date, the Company has fully completed its assessment of all information systems that could be significantly affected by the Year 2000, and has begun the remediation, testing and implementation phases on both hardware and software systems. Assessments are continuing in regards to embedded systems. The status of each is detailed below.



     COMPUTER HARDWARE



     During 1997, the Company identified all of the computer systems at risk and formulated a plan to repair or replace each of the affected systems. The Company has replaced its mainframe system, including the creation of new applications, at a total cost of approximately $1.1 million. In August 1998, the Year-2000 compliant system became fully functional. In addition to the mainframe, PC-based network servers and routers and desktop PCs were analyzed for compliance. The Company has begun to replace each of the non-compliant network connections and desktop PCs and, as of September 30, 1998, is approximately 85% complete with this effort. The total cost to replace the PC-based network servers and routers and desktop PCs is expected to be approximately $1.2 million, of which $886,000 has been incurred to date. The remaining network connections and desktop PCs are expected to be upgraded to Year-2000 compliant systems by March 31, 1999.



     COMPUTER SOFTWARE



     As for software, the Company utilizes a combination of off-the-shelf commercially available software programs as well as custom-written programs that are designed to fit specific needs. Both of these types of programs were studied and implementation plans written and executed with the intent of repairing or replacing any non-compliant software programs.

     In 1997, when the Company merged with NHP Incorporated, the core financial system used by NHP was Year-2000 compliant. During 1998, the Company integrated all of its core financial systems to this compliant system for general ledger and financial reporting purposes. In 1997, the Company determined that the software used for property management and rent collection was not Year-2000 compliant. During 1998, the Company has implemented a Year-2000 compliant system at each of its property sites, including owned and managed, at a cost of $700,000. Since then, the Company has acquired 75 properties and has also merged with Insignia. Insignia owned or managed 140 properties. As properties are acquired, the Company converts the existing property management and rent collection systems to the Company's Year-2000 compliant systems. The estimated additional costs to convert such systems at all recently acquired properties, including those acquired in the merger with Insignia, is $200,000, and the implementation and testing process is expected to be completed by March 31, 1999.



     The final software area is the office software and server operating systems. The Company has upgraded all non-compliant office software systems on each PC and has upgraded 93% of the server operating systems. The remaining server operating systems are planned to be upgraded to be Year-2000 compliant by December 1998.



     OPERATING EQUIPMENT



     The Company has operating equipment, primarily at the property sites, which needed to be evaluated for Year-2000 compliance. In September 1997, the Company began taking a census and inventorying embedded systems issues. At that time, management chose to focus its attention mainly upon security systems, elevators, heating-ventilation-air-conditioning systems (HVAC), telephone systems and switches, and sprinkler systems. While this area is the most difficult to fully research adequately, management has not yet found any major non-compliance issues that put the Company at risk financially or operationally. We intend to have a third-party conduct an audit of these systems and report their findings by December 1998.



     Any of the above operating equipment that has been found to be non-compliant to date has been replaced or repaired. To date, these have consisted only of security systems and phone systems. As of September 30, 1998, we have evaluated approximately 86% of the operating equipment for Year-2000 compliance. The total cost incurred as of September 30, 1998 to replace or repair the operating equipment was approximately $70,000. We estimate the cost to replace or repair any remaining operating equipment is approximately $325,000, and we expect to be completed by April 30th, 1999. We continue to have "awareness campaigns" throughout the organization designed to raise awareness and report any possible compliance issues regarding operating equipment within our enterprise.



  Nature and Level of Importance of Third Parties and Their Exposure to the Year 2000



     The Company is currently actively conducting surveys of its banking and vendor relationships to assess risks regarding their Year-2000 readiness. The Company has banking relationships with three major financial institutions, all of which have indicated their compliance efforts will be complete before May 1999. The Company has updated data transmission standards with two of the three financial institutions. The Company's contingency plan in this regard is to move accounts from any institution that cannot be certified 2000 compliant by June 1, 1999.



     The Company does not rely heavily on any single vendor for goods and services and does not have significant suppliers and subcontractors who share information systems with the Company (external agents). To date, the Company is not aware of any external agent with a Year 2000 issue that would materially impact the Company's results of operations, liquidity, or capital resources. However, the Company has no means of ensuring that external agents will be Year 2000 ready. Management does not believe that the inability of external agents to complete their Year 2000 resolution process in a timely manner will have a material impact on the financial position or results of operations of the Company. However, the effect of non-compliance by external agents is not readily determinable.

  Costs to Address Year 2000



     The total cost of the Year 2000 project is estimated at $3.4 million and is being funded through operating cash flows. To date, the Company has incurred approximately $2.8 million ($0.4 million expensed and $2.4 million capitalized for new systems and equipment), related to all phases of the Year 2000 project. Of the total remaining project costs, approximately $0.4 million is attributable to the purchase of new software and operating equipment, which will be capitalized. The remaining $0.2 million relates to repair of hardware and software and will be expensed as incurred.



  Risks Associated with the Year 2000



     Management believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of the Year 2000 program. In the event that the Company does not complete any additional phases, certain worst case scenarios could occur. The worst case scenarios include elevators, security and HVAC systems that read incorrect dates and operate with incorrect schedules (e.g., elevators will operate on Monday as if it were Sunday). Although such a change is annoying to residents, it is not business critical. In addition, disruptions in the economy generally resulting from Year 2000 issues could also materially adversely affect the Company. The Company could be subject to litigation for computer systems failure, for example, equipment shutdown or failure to properly date business records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.



  Contingency Plans Associated with the Year 2000



     The Company has contingency plans for certain critical applications and is working on such plans for others. These contingency plans involve, among other actions, manual workarounds and selecting new relationships for such activities as banking relationships and elevator operating systems.



  Inflation



     Substantially all of the leases at the Company's apartment properties are for a period of six months or less, allowing, at the time of renewal, for adjustments in the rental rate and the opportunity to re-lease the apartment unit at the prevailing market rate. The short-term nature of these leases generally serves to minimize the risk to the Company of the adverse effect of inflation and the Company does not believe that inflation has had a material adverse impact on its revenues.



  Litigation



     In connection with the Company's offers to purchase interests in limited partnerships that own properties, the Company and its affiliates are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the limited partners of such partnerships or violations of the relevant partnership agreements. The Company believes it complies with its fiduciary obligations and relevant partnership agreements, and does not expect such legal actions to have a material adverse effect on the consolidated financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company may incur costs in connection with the defense or settlement of such litigation, which could adversely affect the Company's desire or ability to complete certain transactions and thereby have a material adverse effect on the Company and its subsidiaries.

  Comparison of the year ended December 31, 1997 to the year ended December 31, 1996



     Net Income



     The Company recognized net income of $32.7 million and net income attributable to holders of OP Units of $30.4 million for the year ended December 31, 1997 compared to net income of $15.7 million, all attributable to holders of OP Units, for the year ended December 31, 1996. Net income attributable to holders of OP Units represents net income less a provision for accrued dividends on the AIMCO Operating Partnership's Class B Partnership Preferred Units and Class C Partnership Preferred Units, which were issued in August and December 1997, respectively. There were no Preferred Units outstanding during 1996. The increase in net income allocable to holders of OP Units of $14.7 million, or 93.6%, was primarily the result of the following:



     - the acquisition of 10,484 units in 42 apartment communities primarily during November and December 1996 (the "1996 Acquisitions");



     - the acquisition of 11,706 units in 44 apartment communities during 1997;



     - the acquisition of interests in the NHP Partnerships during the period June through December 1997;



     - the acquisition of NHP in December 1997; and



     - interest income on general partner loans to unconsolidated real estate partnerships.



     The effect of these acquisitions on net income was partially offset by the sale of four properties in August 1996 (the "1996 Dispositions") and five properties in October 1997. These factors are discussed in more detail in the following paragraphs.



     Rental Property Operations



     Rental and other property revenues from the Company's Owned Properties totaled $193.0 million for the year ended December 31, 1997, compared to $100.5 million for the year ended December 31, 1996, an increase of $92.5 million, or 92.0%. Rental and other property revenues consisted of the following (in thousands):



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1997   DECEMBER 31, 1996
                                                      -----------------   -----------------
"Same store" properties.............................      $ 78,724            $ 75,069
1996 Acquisitions...................................        68,505              14,970
1997 Acquisitions...................................        22,163                  --
Acquisition of interests in the NHP Partnerships....        15,592                  --
1996 Dispositions...................................            --               3,363
1997 Dispositions...................................         4,092               4,719
Properties in lease-up after the completion of an
  expansion or renovation...........................         3,930               2,395
                                                          --------            --------
          Total.....................................      $193,006            $100,516
                                                          ========            ========



     Average monthly rent per occupied unit for the same store properties increased to $571 at December 31, 1997 from $560 at December 31, 1996, an increase of 2.0%. Weighted average physical occupancy for the properties increased to 94.8% at December 31, 1997 from 94.5% at December 31, 1996, an increase of 0.3%.

     Property operating expenses consist of on-site payroll costs, utilities (net of reimbursements received from tenants), contract services, turnover costs, repairs and maintenance, advertising and marketing, property taxes and insurance. Property operating expenses totaled $76.2 million for the year ended December 31, 1997, compared to $38.4 million for the year ended December 31, 1996, an increase of $37.8 million, or 98.4%. Property operating expenses consisted of the following (in thousands):



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1997   DECEMBER 31, 1996
                                                      -----------------   -----------------
"Same store" properties.............................       $28,009             $28,234
1996 Acquisitions...................................        28,911               5,258
1997 Acquisitions...................................         8,402                  --
Acquisition of interests in the NHP Partnerships....         7,304                  --
1996 Dispositions...................................            --               1,793
1997 Dispositions...................................         1,972               2,300
Properties in lease-up after the completion of an
  expansion or renovation...........................         1,570                 815
                                                           -------             -------
          Total.....................................       $76,168             $38,400
                                                           =======             =======



     Owned Property management expenses, representing the costs of managing the Owned Properties, totaled $6.6 million for the year ended December 31, 1997, compared to $2.7 million for the year ended December 31, 1996, an increase of $3.9 million, or 144.4%. The increase resulted from the acquisition of properties in 1996 and 1997 and the acquisition of interests in the NHP Partnerships.



     Service Company Business



     The Company's share of income from the service company business was $2.0 million for the year ended December 31, 1997, compared to $1.7 million for the year ended December 31, 1996, an increase of $0.3 million or 17.6%. The increase is due to the acquisition by the Company of property management businesses in August and November 1996, the acquisition of partnership interests which provide for certain partnership and administrative fees, and a captive insurance subsidiary acquired in connection with the acquisition of the NHP Real Estate Companies in June 1997, which were offset by the expiration of the Company's commercial asset management contracts on March 31, 1997. The Company's share of income from service company businesses consisted of the following (in thousands):



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1997   DECEMBER 31, 1996
                                                      -----------------   -----------------
Properties managed for third parties and affiliates
  Management fees and other income..................       $ 9,353             $ 5,679
  Management and other expenses.....................        (9,045)             (4,405)
                                                           -------             -------
                                                               308               1,274
                                                           -------             -------
Commercial asset management
  Management and other income.......................           245               1,026
  Management and other expenses.....................          (275)               (339)
                                                           -------             -------
                                                               (30)                687
                                                           -------             -------
Reinsurance operations
  Revenues..........................................         4,228               1,267
  Expenses..........................................          (360)               (282)
                                                           -------             -------
                                                             3,868                 985
                                                           -------             -------
Brokerage and other
  Revenues..........................................           111                 395
  Expenses..........................................          (230)               (326)
                                                           -------             -------
                                                              (119)                 69
                                                           -------             -------
                                                           $ 4,027             $ 3,015
                                                           =======             =======

     Income from the management of properties for third parties and affiliates was $0.3 million for the year ended December 31, 1997, compared to $1.3 million for the year ended December 31, 1996, a decrease of $1.0 million, or 76.9%.



     Losses from commercial asset management were $30,000 for the year ended December 31, 1997 compared to income of $0.7 million for the year ended December 31, 1996. The decrease is primarily due to the expiration of certain commercial management contracts in March 1997.



     Income from the reinsurance operations for the year ended December 31, 1997 increased by $2.9 million from the year ended December 31, 1996, due to increased premiums collected from a larger work force, improved loss experience and the closure of claims for less than the amounts previously reserved, as well as the acquisition of the NHP Real Estate Companies, which included the acquisition of a captive insurance company.



     General and Administrative Expenses



     General and administrative expenses totaled $5.4 million for the year ended December 31, 1997 compared to $1.5 million for the year ended December 31, 1996, an increase of $3.9 million, or 260.0%. The increase in general and administrative expenses is primarily due to the payment of incentive compensation to members of senior management and other employees.



     Interest Expense



     Interest expense, which includes the amortization of deferred finance costs, totaled $51.4 million for the year ended December 31, 1997, compared to $24.8 million for the year ended December 31, 1996, an increase of $26.6 million or 107.3%. The increase consists of the following (in thousands):



Interest expense on secured short-term and long-term
  indebtedness incurred in connection with the 1996
  Acquisitions..............................................  $11,054
Interest expense on secured and unsecured short-term and
  long-term indebtedness incurred in connection with the
  1997 Acquisitions.........................................    7,082
Interest expense on secured and unsecured short-term and
  long-term indebtedness incurred in connection with the
  acquisition of interests in the NHP Partnerships..........    6,924
Increase in interest expense on the Credit Facility due to
  borrowings used in connection with the refinancing of
  short-term indebtedness and the acquisition of the NHP
  Real Estate Companies in June 1997, net of decreased
  interest expense on existing indebtedness due to principal
  amortization..............................................    1,523
                                                              -------
          Total increase....................................  $26,583
                                                              =======



     Interest income



     Interest income totaled $8.7 million for the year ended December 31, 1997, compared to $0.5 million for the year ended December 31, 1996. The increase is primarily due to interest earned on general partner loans to unconsolidated real estate partnerships acquired in 1997.



 Comparison of the year ended December 31, 1996 to the year ended December 31, 1995



     The Company recognized net income of $15.7 million for the year ended December 31, 1996, all of which was attributable to holders of OP Units. For the year ended December 31, 1995, the Company recognized net income of $15.0 million, of which $5.2 million was attributable to the holder of Preferred Units and $9.8 million was attributable to holders of OP Units. The increase in net income allocable to the holders of OP Units in 1996 of 60.2% was primarily the result of the 1996 acquisitions offset by the 1996 dispositions. The increase in net income is partially offset by increased interest expense associated with debt which was incurred in June 1995 and September 1995 upon the repurchase of 966,000 Preferred Units and 513,514 OP Units, increased interest expense attributable to indebtedness assumed or incurred in connection with the 1996 acquisitions, offset by decreased interest expense after the pay down of the Company's credit facility with proceeds from the 1996 dispositions. These factors are discussed in more detail in the following paragraphs.



     Rental Property Operations



     Rental and other property revenues from the Owned Properties totaled $100.5 million for the year ended December 31, 1996, compared to $74.9 million for the year ended December 31, 1995, an increase of $25.6 million, or 34.2%. Rental and other property revenues consisted of the following (in thousands):



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1996   DECEMBER 31, 1995
                                                      -----------------   -----------------
"Same store" properties.............................      $ 69,268             $67,058
1996 Acquisitions...................................        25,929                 517
1996 Dispositions...................................         3,363               5,272
Properties in lease-up after the completion of an
  expansion or renovation...........................         1,956               2,100
                                                          --------             -------
          Total.....................................      $100,516             $74,947
                                                          ========             =======



     Average monthly rent per occupied unit for these 42 properties at December 31, 1996 and 1995 was $546 and $531, respectively, an increase of 2.8%. Weighted average physical occupancy for the 42 properties increased from 94.2% at December 31, 1995 to 94.9% at December 31, 1996, a 0.7% increase.



     Property operating expenses totaled $38.4 million for the year ended December 31, 1996, compared to $30.2 million for the year ended December 31, 1995, an increase of $8.2 million, or 27.2%. Property operating expenses consisted of the following (in thousands):



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1996   DECEMBER 31, 1995
                                                      -----------------   -----------------
"Same store" properties.............................       $26,103             $25,615
1996 Acquisitions...................................         9,652                 218
1996 Dispositions...................................         1,793               3,146
Properties in lease-up after the completion of an
  expansion or renovation...........................           852               1,171
                                                           -------             -------
          Total.....................................       $38,400             $30,150
                                                           =======             =======



     Owned property management expenses totaled $2.7 million for the year ended December 31, 1996, compared to $2.3 million for the year ended December 31, 1995, an increase of $0.4 million or 17.4%. The increase is primarily due to the acquisition of properties in 1996.

     Service Company Business



     The Company's share of income from the service company business was $1.7 million for the year ended December 31, 1996 compared to $2.0 million for the year ended December 31, 1995. Management fees and other income totaled $8.4 million for the year ended December 31, 1996 compared to $8.1 million for the year ended December 31, 1995, reflecting an increase of $0.3 million, or 3.7%. Management and other expenses totaled $5.4 million for the year ended December 31, 1996 compared to $5.0 million for the year ended December 31, 1995, reflecting an increase of $0.4 million, or 8.0%. Major sources of revenue and expense before amortization of management company goodwill, corporate overhead allocations, depreciation and amortization and minority interest are described below (in thousands).



                                                         YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1996   DECEMBER 31, 1995
                                                      -----------------   -----------------
Properties managed for third parties and affiliates
  Management fees and other income..................       $ 5,679             $ 4,878
  Management and other expenses.....................        (4,405)             (3,620)
                                                           -------             -------
                                                             1,274               1,258
                                                           -------             -------
Commercial asset management
  Management and other income.......................         1,026               1,564
  Management and other expenses.....................          (339)               (562)
                                                           -------             -------
                                                               687               1,002
                                                           -------             -------
Reinsurance operations
  Revenues..........................................         1,267               1,193
  Expenses..........................................          (282)               (432)
                                                           -------             -------
                                                               985                 761
                                                           -------             -------
Brokerage and other
  Revenues..........................................           395                 497
  Expenses..........................................          (326)               (339)
                                                           -------             -------
                                                                69                 158
                                                           -------             -------
                                                           $ 3,015             $ 3,179
                                                           =======             =======



     Income from the management of properties for third parties and affiliates was $1.3 million for the years ended December 31, 1996 and 1995. Management fee revenues increased from $4.9 million for the year ended December 31, 1995 to $5.7 million for the year ended December 31, 1996, an increase of $0.8 million or 16.4%, primarily as a result of the acquisition of properties in 1996. A comparable increase in management expenses was also experienced in 1996.



     Income from commercial asset management was $0.7 million for the year ended December 31, 1996 compared to $1.0 million for the year ended December 31, 1995, a decrease of $0.3 million or 30.0%. Commercial management revenues declined from $1.6 million in 1995 to $1.0 million in 1996, primarily due to the reduction in the number of properties managed. Commercial management expenses declined from $0.6 million to $0.3 million as a result of fewer managed properties. The asset management contracts expired on March 31, 1997.



     Income from the reinsurance operations for the year ended December 31, 1996 increased by $0.2 million, or 29.4%, from the year ended December 31, 1995, due to increased premiums collected from a larger work force, improved loss experience and the closure of claims for less than the amounts previously reserved.



     General and Administrative Expenses



     General and administrative expenses totaled $1.5 million for the year ended December 31, 1996 compared to $1.8 million for the year ended December 31, 1995, a decrease of $0.3 million or 16.7%. The amount presented for 1996 included $1.5 million for payroll, overhead and other costs associated with operating a public company and $0.6 million for payroll and other costs incurred in the development of new business offset by a corporate overhead allocation of $0.6 million to the service company business. The amount presented for 1995 included $1.6 million for payroll, overhead and other costs associated with operating a public company, and $0.8 million for payroll and other costs incurred in the development of new business offset by a corporate overhead allocation of $0.6 million to the service company business. The net decrease in general and administrative expenses for the year ended December 31, 1996 is attributable to fewer personnel and a decrease in state income taxes paid in 1996 as a result of the restructuring in early 1995.



     Interest Expense



     Interest expense totaled $24.8 million for the year ended December 31, 1996 compared to $13.3 million for the year ended December 31, 1995, an increase of $11.5 million or 86.5%. The increase consists primarily of $5.7 million of interest expense on secured long-term debt incurred in connection with refinancings completed in June 1995 and September 1995 to refinance certain secured notes payable, repurchase 966,000 Preferred Units and 513,514 OP Units, and $5.6 million of interest expense on long-term and short-term indebtedness incurred or assumed in connection with the 1996 acquisitions. Interest expense on secured tax-exempt bond financing increased by $1.0 million, or 13.5%, due to an increase in interest rate on the $48.1 million of tax-exempt bonds refinanced in June 1996 and the borrowing of $9.9 million in June 1996 (proceeds of which were used to pay down the Company's credit facility). During the year ended December 31, 1996, the Company capitalized interest of $0.8 million as a result of increased construction and renovation activities compared to $0.1 million which was capitalized during the year ended December 31, 1995. Interest expense, amortization of deferred financing costs and unused commitment fees on the Credit Facility were $1.6 million for the years ended December 31, 1996 and 1995.



LIQUIDITY AND CAPITAL RESOURCES



     At June 30, 1998, the Company had $49.3 million in cash and cash equivalents. In addition, the Company had $75.1 million of restricted cash primarily consisting of reserves and impounds held by lenders for capital expenditures, property taxes and insurance. The Company's principal demands for liquidity include normal operating activities, payments of principal and interest on outstanding debt, capital improvements, acquisitions of or investments in properties and distributions paid to limited partners in the AIMCO Operating Partnership. The Company considers its cash provided by operating activities, and funds available under its credit facilities, to be adequate to meet short-term liquidity demands. The Company utilizes its revolving credit facilities for general corporate purposes and to fund investments on an interim basis.



     On October 1, 1998, the Company amended and restated its credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement now provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million (the "BOA Credit Facility"). The AIMCO Operating Partnership is the borrower under the BOA Credit Facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the BOA Credit Facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the BOA Credit Facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the Company's consolidated unsecured indebtedness to the value of certain unencumbered assets. The BOA Credit Facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The BOA Credit Facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the BOA Credit Facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants contained in the BOA Credit Facility require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than
0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the BOA Credit Facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From

Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.



     In October 1998, the AIMCO Operating Partnership and AIMCO entered into the $300 million Interim Term Loan Agreement. The term loan matures in one year. AIMCO used the proceeds to refinance existing outstanding indebtedness of Insignia at the time of the merger.



     In February 1998, the AIMCO Operating Partnership, as borrower, and AIMCO and the Owners, as guarantors, entered into the five year, $50 million secured WMF Credit Facility with Washington Mortgage, which provides for the conversion of all or a portion of such revolving credit facility to a term facility. The WMF Credit Facility provides that all the rights of Washington Mortgage are assigned to FNMA, but FNMA does not assume Washington Mortgage's obligations under the WMF Credit Facility. At the AIMCO Operating Partnership's request, the commitment amount under the WMF Credit Facility may be increased to an amount not to exceed $250 million, subject to the consent of Washington Mortgage and FNMA in their sole and absolute discretion. The AIMCO Operating Partnership and affiliates have pledged their ownership interests in the Owners as security for its obligations under the WMF Credit Facility. The guarantees of the Owners are secured by assets of the Owners, including four apartment properties and two mortgage notes. Advances to the AIMCO Operating Partnership under the WMF Credit Facility are funded with the proceeds of the sale to investors of mortgage-backed securities issued by FNMA, that are secured by the advance and an interest in the collateral. The interest rate on each advance is determined by investor bids for such mortgage-backed securities, plus a margin presently equal to 0.5%. The maturity date of each advance under the revolving portion of the WMF Credit Facility is a date between three and nine months from the closing date of the advance, as selected by the AIMCO Operating Partnership. Advances under the term facility mature at a date, selected by the AIMCO Operating Partnership, between ten and twenty years from the date of the advance. Subject to certain conditions, the AIMCO Operating Partnership has the right to add or substitute collateral. The WMF Credit Facility requires the Company to maintain a ratio of debt to gross asset value of no more than 55%, an interest coverage ratio of at least 225%, and a debt service coverage ratio of at least 14.5% for the trailing 12 month period and 135% for the trailing three month period, imposes minimum net worth requirements and also provides other financial covenants and interest coverage ratio requirements that are specifically related to the collateral. The AIMCO Operating Partnership had outstanding borrowings under the WMF Credit Facility of $50.0 million as of June 30, 1998.



     As a result of the Insignia merger, AIMCO assumed Insignia's obligations under its 6 1/2% convertible debentures. In connection therewith, the AIMCO Operating Partnership issued a convertible note to the Special Limited Partner with terms economically equivalent to those of the convertible debentures. The convertible note will mature on September 30, 2016 and bears interest at the rate of 6.5% per annum, with quarterly interest payments payable in arrears. Interest payments may be deferred from time to time, but not for more than 20 consecutive quarters. The convertible note is convertible into the AIMCO Operating Partnership's Class E Partnership Preferred Units at $57.21 per unit through September 30, 2016. The convertible note may be redeemed after November 1, 1999.



     In September 1997, the Company entered into an interest rate lock agreement with a major investment banking company, having a notional principal amount of $75.0 million, in anticipation of refinancing certain floating rate indebtedness. The interest rate lock agreement fixed the ten-year treasury rate at 6.32%. During 1998, the Company refinanced certain mortgage indebtedness relating to ten real estate partnerships and realized losses of approximately $3.9 million, which have been deferred and will be amortized over the life of the refinanced debt. These losses, when amortized, will result in effective interest rates of 7.7% over the life of the refinanced debt.



     On May 8, 1998, in connection with the consummation of the merger with Ambassador, the Company assumed six interest rate swap agreements, having termination dates between October 3, 2003, and March 3, 2004, with several major investment banking firms. The swap agreements modify the interest characteristics of a portion of the Company's outstanding debt. Each interest rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as adjustment of interest expense related to the debt. The related interest amount payable to or receivable from counterparties is included in other liabilities or assets. The fair value of the swap agreements and changes in the fair value as a result of changes in market interest rates are not recognized in the financial statements.



     Pursuant to the terms of the swap and related credit support agreements, the Company is required to post collateral to the swap providers for an amount equal to their exposure, as defined, in each case to the extent that a specified threshold is exceeded. The collateral posted by the Company may be in the form of cash or governmental securities, as determined by the Company. At June 30, 1998, the Company had posted approximately $6.6 million in cash collateral under its swap agreements. The Company estimates that for every 0.25% decrease in the LIBOR interest rate yield, it will be required to post approximately $2 million of additional collateral with the swap providers. If interest rates rise, the Company estimates that for every 0.25% increase in the LIBOR interest rate yield curve, recovery of the posted collateral of a similar amount will be received up to the outstanding collateral balances.



     On June 2, 1998, the Company settled one of the swap agreements. It is the intent of the Company to terminate the remaining swap agreements in December, 1998. Based on the market value of the outstanding swap agreements at June 30, 1998, the Company had an unrealized loss of $1.9 million.



     From time to time, the Company has offered to acquire and, in the future, may offer to acquire the interests held by third party investors in certain limited partnerships for which the Company acts as general partner. Any such acquisitions will require funds to pay the purchase price for such interests. Cash payments made in connection with such acquisitions totaled $10.9 million for the six months ended June 30, 1998.



     The Company expects to meet its short-term liquidity requirements, including property acquisitions, tender offers, refinancings of short-term debt, the funds needed to purchase shares of Insignia under the Call Agreements, the IPT Shares and the funds needed for the Special Dividend, with long-term, fixed rate, fully amortizing debt, secured or unsecured short-term indebtedness (including indebtedness under the BOA Credit Facility, the WMF Credit Facility and the Interim Term Loan Agreement), the issuance of debt securities, Partnership OP Units or equity securities in public offerings or private placements, and cash generated from operations. In April 1997, AIMCO filed a shelf registration statement with the SEC that registered $1.0 billion of securities for sale on a delayed or continuous basis. The shelf registration statement was declared effective in May 1997. As of August 28, 1998, AIMCO had issued common and preferred stock thereunder and received net proceeds of approximately $726.8 million. The net proceeds from such offerings are contributed by AIMCO to the Partnership.



     As of June 30, 1998, 94% of the Company's Owned Properties and 43% of its total assets were encumbered by debt, and the Company had total outstanding indebtedness of $1,314.5 million, of which $1,196.0 was secured by Owned Properties and other assets. The Company's indebtedness is comprised of $751.3 million of secured, long-term financing, $50.0 million of secured, short-term financing, $394.7 million of secured, tax-exempt bonds and $118.5 million outstanding under the BOA Credit Facility, which is unsecured. As of June 30, 1998, approximately 14% of the Company's indebtedness bears interest at variable rates. General Motors Acceptance Corporation has made 93 loans (the "GMAC Loans"), with an aggregate outstanding principal balance of $420.1 million as of June 30, 1998, to property-owning partnerships controlled by the Company, each of which is secured by the property owned by such partnership. GMAC Loans with an aggregate outstanding principal balance of $163.8 million as of June 30, 1998, are cross-collateralized with certain other GMAC Loans, and certain loans held by FNMA, having an aggregate principal balance of $303.9 million as of June 30, 1998, are cross-collateralized and cross-defaulted with certain other FNMA loans to the Company. Other than certain GMAC Loans, FNMA loans and loans under the BOA Credit Facility, the Interim Term Loan Agreement and the WMF Credit Facility, none of the Company's debt is subject to cross-collateralization or cross-default provisions. At June 30, 1998 the weighted average interest rate on the Company's consolidated indebtedness was 7.9%, with a weighted average maturity of 13 years.

CAPITAL EXPENDITURES



     For the six months ended June 30, 1998, the Company spent $13.5 million for capital replacements (expenditures for routine maintenance of a property) and $8.0 million for initial capital expenditures (expenditures at a property that have been identified, at the time the property is acquired, as expenditures to be incurred within one year of the acquisition). In addition, the Company spent an aggregate of $5.3 million for capital enhancements (spending to increase a property's revenue potential including renovations, developments and expansions) and the renovation of four properties owned by the Company. These expenditures were funded by working capital reserves, borrowings under the Company's credit facilities and cash provided by operating activities. The Company reserves $300 per apartment unit per annum for capital replacements, which totaled $6.6 million for the six months ended June 30, 1998. The Company has $2.4 million of reserved but unspent amounts remaining from prior periods that can be used for future capital replacements. The Company expects to incur initial capital expenditures and capital enhancements of approximately $56 million during the balance of the year ended December 31, 1998. Initial capital expenditures and capital enhancements will be funded with cash from operating activities and borrowings under the Company's revolving credit facilities.



     For the year ended December 31, 1997, the Company spent $7.4 million for capital replacements, $9.1 million for initial capital expenditures, and $8.5 million for construction and capital enhancements (amenities that add a material new feature or revenue source at a property). These expenditures were funded by borrowings under the BOA Credit Facility, working capital reserves and net cash provided by operating activities.



     The Company's accounting treatment of various capital and maintenance costs is detailed in the following table:



                                                              ACCOUNTING     DEPRECIABLE
                        EXPENDITURE                           TREATMENT     LIFE IN YEARS
                        -----------                           ----------    -------------
Initial capital expenditures................................  capitalize     5 to 30
Capital enhancements........................................  capitalize     5 to 30
Capital replacements:
  Carpet/vinyl replacement..................................  capitalize        5
  Carpet cleaning...........................................   expense         N/A
  Major appliance replacement (refrigerators, stoves,
     dishwashers,
     washers/dryers)........................................  capitalize        5
  Cabinet replacement.......................................  capitalize        5
  Major new landscaping.....................................  capitalize        5
  Seasonal plantings and landscape replacements.............   expense         N/A
  Roof replacements.........................................  capitalize        30
  Roof repairs..............................................   expense         N/A
  Model furniture...........................................  capitalize        5
  Office equipment..........................................  capitalize        5
  Exterior painting, significant............................  capitalize        5
  Interior painting.........................................   expense         N/A
  Parking lot repairs.......................................   expense         N/A
  Parking lot repaving......................................  capitalize        30
  Equipment repairs.........................................   expense         N/A
  General policy for capitalization.........................  capitalize     various
                                                              amounts in
                                                              excess of
                                                                 $250

FUNDS FROM OPERATIONS



     The Company measures its economic profitability based on Funds From Operations ("FFO"). The Company's management believes that FFO provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates FFO in a manner consistent with the NAREIT definition, which includes adjustments for amortization of management company goodwill, the non-cash, deferred portion of the income tax provision for unconsolidated subsidiaries and the payment of dividends on Preferred Units. FFO should not be considered as an alternative to net income or net cash flows from operating activities, as calculated in accordance with GAAP, as an indication of the Company's performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, there can be no assurance that the Company's basis for computing FFO is comparable with that of other real estate investment trusts.



     For the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, the Company's FFO was as follows (amounts in thousands):



                                       FOR THE SIX MONTHS
                                              ENDED
                                            JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                       -------------------   ---------------------------------
                                         1998       1997       1997        1996        1995
                                       --------   --------   ---------   ---------   ---------
Net income...........................  $38,524    $11,464     $32,697     $15,673     $14,988
Extraordinary item...................       --        269         269          --          --
Gain on disposition of properties....   (2,526)        --      (2,720)        (44)         --
Real estate depreciation, net of
  minority interests.................   32,423     13,250      33,751      19,056      15,038
Amortization of management company
  goodwill...........................    4,727        474         948         500         428
Equity in earnings of other
  partnerships:
  Real estate depreciation...........    9,131        697       6,280          --          --
Equity in earnings of unconsolidated
  subsidiaries:
  Real estate depreciation...........       --      1,263       3,584          --          --
  Deferred taxes.....................    4,291        874       4,894          --          --
  Amortization of management
     contracts.......................    3,088        472       1,587          --          --
  Less amortization of management
     contracts where the recorded
     values of certain contracts are
     not expected to be recovered
     through future cash flows.......       --       (322)         --          --          --
Preferred Unit distributions.........   (6,001)        --        (135)         --      (5,169)
                                       -------    -------     -------     -------     -------
Funds From Operations (FFO)..........  $83,657    $28,441     $81,155     $35,185     $25,285
                                       =======    =======     =======     =======     =======
Weighted average number of OP Units
  and OP Unit equivalents
  outstanding:
  OP Units...........................   48,812     21,455      27,732      14,978      11,453
  OP Unit equivalents................      203        135         381          16           8
  Preferred Units convertible to OP
     Units...........................    2,463         --       1,006          --          --
                                       -------    -------     -------     -------     -------
                                        51,478     21,590      29,119      14,994      11,461
                                       =======    =======     =======     =======     =======

CASH FLOW



     For the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, the Company's net cash flows were as follows (amounts in thousands):



                                 FOR THE SIX MONTHS ENDED
                                         JUNE 30,            FOR THE YEAR ENDED DECEMBER 31,
                                 -------------------------   -------------------------------
                                    1998          1997         1997        1996       1995
                                 -----------   -----------   ---------   --------   --------
CASH FLOW INFORMATION:
  Cash flow provided by
     operating activities......   $  5,838      $ 25,035     $  73,032   $ 38,806   $ 25,911
  Cash flow used in investing
     activities................   (100,669)     (108,134)     (717,663)   (88,144)   (60,821)
  Cash flow provided by (used
     in) financing
     activities................    107,063        91,450       668,549     60,129     30,145



COMMITMENTS AND CONTINGENCIES



  HUD Enforcement and Limited Denials of Participation



     A significant number of units included in the AIMCO Properties are subject to regulation by HUD. Under its regulations, HUD has the authority to suspend or deny property owners and managers from participation in HUD programs with respect to additional assistance within a geographic region through imposition of an LDP by any HUD office or nationwide for violations of HUD regulatory requirements. In March 1997, HUD announced its intention to step up enforcement against property owners and managers who violate their agreements with HUD, and, in July 1997, HUD announced the creation of a new department-wide enforcement division. In June 1997, the St. Louis HUD field office issued an LDP to NHP as a result of a physical inspection and mortgage default at one property owned and managed by NHP-related companies. The LDP suspended NHP's ability to manage or acquire additional HUD-assisted properties in eastern Missouri until June 24, 1998. Although the LDP has expired by its terms, the Company has proposed a settlement agreement with HUD which includes aggregate payments to HUD of approximately $485,000 and withdrawal of the LDP as of its date of issuance. The Company believes a settlement will be executed in the near future. Because an LDP is prospective, existing HUD agreements are not affected, so an LDP is not expected to result in the loss of management service revenue from or to otherwise affect properties that the Company currently manages in the subject regions. In addition, the Company has resolved concerns raised by two other HUD field offices. If HUD were to disapprove the Company as property manager for one or more properties, the Company's ability to obtain property management revenues from additional HUD-regulated properties may be impaired.



     HUD monitors the performance of properties with HUD-insured mortgage loans. HUD also monitors compliance with applicable regulations, and takes performance and compliance into account in approving management of HUD-assisted properties. In this regard, since July 1988, 29 HUD-assisted properties owned or managed by NHP or NHP-related companies have defaulted on non-recourse HUD-insured mortgage loans. Eight of these 29 properties are also currently managed by the Company. An additional six properties owned or managed by NHP have received unsatisfactory performance ratings. As a result of the defaults and unsatisfactory ratings, the national HUD office must review any application by the Company to act as property manager or owner for additional HUD-assisted properties. The national HUD office has consistently approved NHP's applications to manage new properties, and the Company received HUD clearance to acquire its interests in NHP and NHP-related companies. The Company believes that it enjoys a good working relationship with HUD and that the national office will continue to apply the clearance process to large management portfolios such as the Company's with discretion and flexibility. While there can be no assurance, the Company believes that the unsatisfactory reviews and the mortgage defaults will not have a material impact on its results of operations or financial condition.



     In October 1997, NHP received a subpoena from the Inspector General of HUD (the "Inspector General") requesting documents relating to any arrangement whereby NHP or any of its affiliates provides or has provided compensation to owners of HUD multifamily projects in exchange for or in connection with property management of a HUD project. The Company believes that other owners and managers of HUD projects have received similar subpoenas. Documents relating to certain of the Company's acquisitions of property management rights for HUD projects may be responsive to the subpoena. The Company is in the process of complying with the subpoena and has provided certain documents to the Inspector General, without conceding that they are responsive to the subpoena. The Company believes that its operations are in compliance, in all material respects, with all laws, rules and regulations relating to HUD-assisted or HUD-insured properties. Effective February 13, 1998, counsel for the Company and the U.S. Attorney for the Northern District of California entered into a tolling agreement related to certain civil claims the government may have against the Company. Although no action has been initiated against the Company or, to the Company's knowledge, any owner of a HUD property managed by the Company, if any such action is taken in the future, it could ultimately affect existing arrangements with respect to HUD projects or otherwise have a material adverse effect on the Company's results of operations.



  Environmental



     Under Federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be required to investigate and clean up a release of hazardous substances at such property, and may, under such laws and common law, be held liable for property damage and other costs incurred by third parties in connection with such releases. The liability under certain of these laws has been interpreted to be joint and several unless the harm is divisible or there is a reasonable basis for allocation of responsibility. The failure to remediate the property properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. In connection with its ownership, operation or management of the AIMCO Properties, the Company could be potentially liable for environmental liabilities or costs associated with its properties or properties it may in the future acquire or manage.



     Certain Federal, state and local laws and regulations govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when those materials are in poor condition or in the event of building remodeling, renovation or demolition; impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws also impose liability for a release of ACMs and may enable third parties to seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership, operation or management of properties, the Company could be potentially liable for those costs. There are ACMs at certain of the Owned Properties, and there may be ACMs at certain of the other AIMCO Properties. The Company has developed and implemented operations and maintenance programs, as appropriate, that establish operating procedures with respect to the ACMs at most of the Owned Properties, and intends to develop and implement, as appropriate, such programs at AIMCO Properties that do not have such programs.



     Certain of the Owned Properties, and some of the other AIMCO Properties, are located on or near properties that contain or have contained underground storage tanks or on which activities have occurred which could have released hazardous substances into the soil or groundwater. There can be no assurances that such hazardous substances have not been released or have not migrated, or in the future will not be released or will not migrate, onto the AIMCO Properties. Such hazardous substances have been released at certain Owned Properties and, in at least one case, have migrated from an off-site location onto the Company's property. In addition, the Company's Montecito property in Austin, Texas, is located adjacent to, and may be partially on, land that was used as a landfill. Low levels of methane and other landfill gas have been detected at Montecito. The City of Austin, the former landfill operator, has assumed responsibility for conducting all investigation and remedial activities to date associated with the methane and other landfill gas. The remediation of the landfill gas is now substantially complete and the Texas Natural Resources Conservation Commission ("TNRCC") has preliminarily approved the methane gas remediation efforts. Final approval of the site and the remediation process is contingent upon the results of continued methane gas monitors to confirm the effectiveness of the remediation efforts. Should further actionable levels of methane gas be detected, the City of Austin may implement a proposed contingency plan of passive methane gas venting. The City of Austin has also conducted testing at Montecito to determine whether, and to what extent, groundwater has been impacted. Based on test reports received to date by the Company, the groundwater does not appear to be contaminated at actionable levels. The Company has not incurred, and does not expect to incur, liability for the landfill investigation and remediation. However, in connection with the present raising of four of its buildings in order to install stabilizing piers under the building slabs, the Company has relocated some of its tenants and has installed a venting system according to the TNRCC's specifications. The restabilization was substantially completed as of January 1998, at a total cost of approximately $550,000. The City of Austin will be responsible for monitoring the conditions of Montecito.



     All of the Owned Properties were subject to Phase I or similar environmental audits by independent environmental consultants prior to acquisition. The audits did not reveal, nor is the Company aware of, any environmental liability relating to such properties that would have a material adverse effect on the Company's business, assets or results of operations. However, such audits involve a number of judgments and it is possible that such audits did not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, the Managed Properties may not have been subject to Phase I or similar environmental audits by independent environmental consultants. While the Company is not aware of any environmental liability that it believes would have a material adverse effect on its business, financial condition or results of operations relating to the Managed Properties, there can be no assurance that material environmental liabilities of which the Company is unaware do not exist at such properties.



     In October 1997, NHP received a letter (the "EPA Letter") from the U.S. Department of Justice ("DOJ") which stated that the U.S. Environmental Protection Agency ("EPA") has requested that the DOJ file a lawsuit against NHP alleging, among other things, that NHP violated the Clean Air Act, the National Recycling and Emissions Reduction Programs and associated regulations in connection with the employment of certain unlicensed personnel, maintenance and disposal of certain refrigerants, and record-keeping practices at two properties. A settlement in principle between NHP and EPA has been reached whereby NHP has agreed to pay a fine of less than $100,000, permit EPA to audit 40 NHP properties with respect to their use and disposal of such refrigerants, and continue to provide training to all maintenance workers with respect to the disposal of such refrigerants. A formal settlement agreement is expected to be executed in 1998. It is possible that the future EPA audits agreed to in the settlement could result in additional allegations by EPA of violations at such properties; however, based on the terms of the settlement agreement with DOJ, the Company anticipates that the fines, if any, resulting from such audits will be nominal.



  Uncertainties Regarding Status of Federal Subsidies



     The Company owns and/or manages approximately 44,000 units that are subsidized under Section 8 of the United States Housing Act of 1937, as amended ("Section 8"). These subsidies are generally provided pursuant to project-based Housing Assistance Payment Contracts ("HAP Contracts") between HUD and the owners of the properties or, with respect to a limited number of units managed by the Company, pursuant to vouchers received by tenants. On October 27, 1997, the President of the United States signed into law the Multifamily Assisted Housing Reform and Affordability Act of 1997 (the "1997 Housing Act"). Under the 1997 Housing Act, the mortgage financing and HAP Contracts of certain properties assisted under Section 8, with rents above market levels and financed with HUD-insured mortgage loans, will be restructured by reducing subsidized rents to market levels, thereby reducing rent subsidies, and lowering required debt service payments as needed to ensure financial viability at the reduced rents and subsidy levels. The 1997 Housing Act retains project-based subsidies for most properties (properties in rental markets with limited supply, properties serving the elderly and certain other properties).



     The 1997 Housing Act phases out project-based subsidies on selected properties serving families not located in the rental markets with limited supply, converting such subsidies to a tenant-based subsidy. Under a tenant based system, rent vouchers would be issued to qualified tenants who then could elect to reside at a property of their choice, provided the tenant has the financial ability to pay the difference between the selected property's monthly rent and the value of the voucher, which would be established based on HUD's regulated fair market rent for the relevant geographical areas. The 1997 Housing Act provides that properties will begin the restructuring process in Federal fiscal year 1999 (beginning October 1, 1998), and that HUD will issue final regulations implementing the 1997 Housing Act on or before October 27, 1998. Congress has elected to renew HAP Contracts expiring before October 1, 1998 for one year terms, generally at existing rents, so long as the properties remain in compliance with the HAP Contracts. While the Company does not expect the provisions of the 1997 Housing Act to result in a significant number of tenants relocating from properties managed by the Company, there can be no assurance that the provisions will not significantly affect the Company's management portfolio. Furthermore, there can be no assurance that other changes in Federal housing subsidy will not occur. Any such changes could have an adverse effect on the Company's property management revenues.



  Year 2000 Compliance



     The Company's management has determined that it will be necessary to modify or replace certain accounting and operational software and hardware to enable its computer systems to operate properly subsequent to December 31, 1999. As a result, management has appointed a team of internal staff to research and manage the conversion or replacement of existing systems to comply with year 2000 requirements. The team's activities are designed to ensure that there is no adverse effect on the Company's core business operations, and that transactions with tenants, suppliers and financial institutions are fully supported.



     The Company utilizes numerous accounting and reporting software packages and computer hardware to conduct its business, some of which already comply with year 2000 requirements. Management estimates that the modification or replacement of non-compliant accounting and reporting software and hardware will total approximately $0.3 million.



     The Company's management also believes that certain of the AIMCO Properties possess operational systems (e.g. elevators, fire alarm and extinguishment systems and security systems) which also must be modified or replaced in order to function properly after December 31, 1999. Management is currently engaged in the identification of all non-compliant operational systems, and has not yet determined the estimated cost of replacing or modifying such systems.



  High Performance Units



     In January 1998, the AIMCO Operating Partnership sold 15,000 Class I High Performance Partnership Units (the "High Performance Units") to a joint venture formed by fourteen officers of the General Partner, SMP I, L.L.C., a Delaware limited liability company ("SMP"), and to three of AIMCO's non-employee directors for $2.1 million in cash. The High Performance Units have nominal value unless the total return of AIMCO's Class A Common Stock (dividend income plus share price appreciation), over the three year period ending December 31, 2000, is at least 30% and exceeds the industry average, as determined by a peer group index, by at least 15%. At the conclusion of the three year period, if the Total Return on AIMCO's Class A Common Stock satisfies these criteria, the holders of the High Performance Units will receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times as would holders of a number of OP Units equal to the quotient obtained by dividing (i) the product of (a) 15% of the amount by which the total return on AIMCO's Class A Common Stock over the three year period exceeds the greater of 115% of a peer group index or 30%, multiplied by (b) the weighted average market value of AIMCO's equity capitalization (including Class A Common Stock and OP Units), by (ii) the market value of one share of Class A Common Stock at the end of the three year period. The three year measurement period will be shortened in the event of a change of control of the Company. Unlike OP Units, the High Performance Units are not redeemable or convertible into Class A Common Stock unless a change of control of the Company occurs. Because there is substantial uncertainty that the High Performance Units will have more than nominal value due to the required performance criteria over the three year term, the AIMCO Operating Partnership has not recorded any value to the High Performance Units. If the measurement period would have ended June 30, 1998, the value of the High Performance Units (the product referred to in clause (i) above) would have been $17.2 million, and such High Performance Units would represent no dilutive effect on net income per share.



  Inflation



     Substantially all of the leases at the Company's apartment properties are for a period of six months or less, allowing, at the time of renewal, for adjustments in the rental rate and the opportunity to re-lease the apartment unit at the prevailing market rate. The short term nature of these leases generally serves to minimize the risk to the Company of the adverse effect of inflation and the Company does not believe that inflation has had a material adverse impact on its revenues.

            FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS

     The following is a summary of certain federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of Class A Common Stock and the Preferred Stock (collectively, the Class A Common Stock and the Preferred Stock are referred to herein as the "AIMCO Stock"). This discussion is based upon the Code, the Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this Registration Statement and all of which are subject to change, possibly retroactively. Such summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the "Subsidiary Partnerships") will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary assumes that investors will hold their AIMCO Stock as "capital assets" (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Registration Statement.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF AIMCO STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF AIMCO STOCK AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

GENERAL

     The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.


     AIMCO has elected to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1994, and AIMCO intends to continue such election. Although AIMCO believes, and it has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Counsel") to the effect that, commencing with the AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation, and its actual method of operation since its formation, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. No assurance can be given that AIMCO has been or will remain so qualified. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations and covenants made by AIMCO as to factual matters (including representations of and covenants concerning AIMCO's properties and the past, present and future conduct of its business operations). The opinion is expressed as of its date and Counsel has no obligation to advise AIMCO of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, the opinion of counsel is conditioned on, and AIMCO's qualification and taxation as a REIT depends upon, AIMCO's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below, the results of which have not been and will not be reviewed by Counsel. No assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy such requirements. See
" -- Failure to Qualify." An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge AIMCO's eligibility for taxation as a REIT.

     Provided AIMCO qualifies for taxation as a REIT, it will generally not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding AIMCO's qualification as a REIT, AIMCO will be subject to federal income tax as follows:
First, AIMCO will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, AIMCO may be subject to the "alternative minimum tax" on its items of tax preference. Third, if AIMCO has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fourth, if AIMCO should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which AIMCO fails the 75% or 95% test multiplied by (b) a fraction intended to reflect AIMCO's profitability. Fifth, if AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that AIMCO elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, AIMCO would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, if AIMCO acquires assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in the hands of AIMCO is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation (such as the assets acquired from Insignia in the Insignia Merger), under Treasury Regulations not yet promulgated, the subchapter C corporation would be required to recognize any net Built-In Gain (as defined below) that would have been realized if the Subchapter C corporation had liquidated on the day before the date of the transfer. Pursuant to IRS Notice 88-19, AIMCO may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on any gain it recognizes on the disposition of any such asset during the ten-year period beginning on the day on which AIMCO acquires such asset to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of its acquisition date ("Built-in Gain"). AIMCO intends to make such an election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if, and to the extent, such assets are sold within the specified ten-year period. It should be noted that AIMCO has acquired (and may acquire in the future) a significant amount of assets with Built-in Gain and a taxable disposition by AIMCO of any of these assets within ten years of their acquisitions would subject AIMCO to tax under the foregoing rule. Seventh, AIMCO could be subject to foreign taxes on its investments and activities in foreign jurisdictions. In addition, AIMCO could also be subject to tax in certain situations and on certain transactions not presently contemplated.


  Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons;
(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests described below (including with respect to the nature of its income and assets). The Code provides that conditions (1) through
(4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Charter provides certain restrictions regarding transfers of its shares, which provisions are intended to assist AIMCO in satisfying the share ownership requirements described in conditions (5) and (6) above.

     To monitor AIMCO's compliance with the share ownership requirements, AIMCO is required to maintain records regarding the actual ownership of its shares. To do so, AIMCO must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of AIMCO's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. AIMCO satisfies this requirement.

  Ownership of Partnership Interests


     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, AIMCO's proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies in which it has ownership interests (the "Subsidiary Partnerships") generally will be treated as assets, liabilities and items of income of AIMCO for purposes of applying the REIT requirements described herein. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of AIMCO's Investments in Partnerships."


  Income Tests

     In order to maintain qualification as a REIT, AIMCO annually must satisfy two gross income requirements. First, at least 75% of AIMCO's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of AIMCO's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by AIMCO through the Subsidiary Partnerships will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, AIMCO (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIMCO (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.


     Certain other subsidiaries of the Company that manage the Managed Properties (collectively, the "Management Subsidiaries") receive management fees and other income. A portion of such fees and other income accrue to AIMCO through distributions from the Management Subsidiaries that are classified as dividend income to the extent of the earnings and profits of the Management Subsidiaries. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.


     If AIMCO fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code.

These relief provisions will be generally available if AIMCO's failure to meet such tests was due to reasonable cause and not due to willful neglect, AIMCO attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances AIMCO would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AIMCO, AIMCO will not qualify as a REIT. As discussed above in "-- General," even where these relief provisions apply, a tax is imposed with respect to the excess net income.

  Asset Tests

     AIMCO, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of AIMCO's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by AIMCO with new capital, cash, cash items and U.S. government securities. Second, not more than 25% of AIMCO's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by AIMCO may not exceed 5% of the value of AIMCO's total assets, and AIMCO may not own more than 10% of any one issuer's outstanding voting securities.

     AIMCO indirectly owns interests in the Management Subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT or the investment of more than 5% of the REIT's total assets in any one issuer's securities is prohibited by the asset tests. AIMCO believes that its indirect ownership interests in the Management Subsidiaries qualify under the asset tests set forth above. However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the Management Subsidiaries and these values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that the AIMCO Operating Partnership's ownership interests in the Management Subsidiaries disqualifies AIMCO from treatment as a REIT.


     AIMCO's indirect interests in the AIMCO Operating Partnership and other Subsidiary Partnerships are generally held through wholly owned corporate subsidiaries of AIMCO organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of AIMCO. Each qualified REIT subsidiary therefore is not subject to federal corporate income taxation, although it may be subject to state or local taxation. In addition, AIMCO's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.


  Annual Distribution Requirements

     AIMCO, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of AIMCO's "REIT taxable income" (computed without regard to the dividends paid deduction and AIMCO's net capital gain) and
(ii) 95% of the net income (after tax), if any, from foreclosure property, minus
(B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIMCO timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AIMCO distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. AIMCO may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, AIMCO's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by AIMCO. AIMCO's stockholders would then increase the adjusted basis of their AIMCO shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If AIMCO should fail to distribute during each calendar year at least the sum of

(i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year (excluding retained long-term capital gains), and (iii) any undistributed taxable income from prior periods, AIMCO would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. AIMCO believes that it has made, and intends to make, timely distributions sufficient to satisfy these annual distribution requirements.


     It is possible that AIMCO, from time to time, may not have sufficient cash to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the AIMCO Operating Partnership) and (ii) the inclusion of certain items in income by AIMCO for federal income tax purposes. In the event that such timing differences occur, in order to meet the 95% distribution requirement, AIMCO may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.


     Under certain circumstances, AIMCO may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AIMCO's deduction for dividends paid for the earlier year. Thus, AIMCO may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AIMCO will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

  Distribution of Acquired Earnings and Profits


     The Code provides that when a REIT acquires a corporation that is currently a C corporation (i.e., a corporation without a REIT election), the REIT may qualify as a REIT only if, as of the close of the year of acquisition, the REIT has no "earnings and profits" acquired from such C corporation. AIMCO has retained, and may in the future retain, independent certified public accountants to determine certain acquired corporations' earnings and profits for purposes of this requirement. The determination of such independent certified public accountants may be based upon the acquired corporation's tax returns as filed with the IRS and other assumptions and qualifications set forth in the reports issued by such accountants. Any adjustments to Insignia's income for taxable years ending on or before the closing of the acquisition, including as a result of an examination of its returns by the IRS could affect the calculation of the acquired corporation's earnings and profits. Furthermore, the determination of earnings and profits requires the resolution of certain technical tax issues with respect to which there is no authority directly on point and, consequently, the proper treatment of these issues for earnings and profits purposes is not free from doubt. There can be no assurance that the IRS will not examine the tax returns of the acquired corporation and propose adjustments to increase its taxable income and therefore its earnings and profits. In this regard, the IRS can consider all taxable years of the acquired corporation as open for review for purposes of determining the amount of such earnings and profits.


  Failure to Qualify

     If AIMCO fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, AIMCO will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIMCO fails to qualify will not be deductible by AIMCO nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIMCO is entitled to relief under specific statutory provisions, AIMCO would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances AIMCO would be entitled to such statutory relief.

TAX ASPECTS OF AIMCO'S INVESTMENTS IN PARTNERSHIPS

  General

     Substantially all of AIMCO's investments are held indirectly through the AIMCO Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather,

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partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. AIMCO will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIMCO will include its proportionate share of assets held by the Subsidiary Partnerships. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- General."

  Entity Classification

     AIMCO's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of AIMCO's assets and items of gross income would change and could preclude AIMCO from satisfying the asset tests and the income tests (see "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Asset Tests" and "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Income Tests"), and in turn could prevent AIMCO from qualifying as a REIT. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Failure to Qualify" above for a discussion of the effect of AIMCO's failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case AIMCO might incur a tax liability without any related cash distributions.

  Tax Allocations with Respect to the Properties

     Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book -- Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. See "-- Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership." The AIMCO Operating Partnership was formed by way of contributions of appreciated property (including certain of the Owned Properties). Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by AIMCO to the AIMCO Operating Partnership of the cash proceeds received in any offerings of its stock.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the AIMCO Operating Partnership or other Subsidiary Partnerships may cause AIMCO to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause AIMCO to recognize taxable income in excess of cash proceeds, which might adversely affect AIMCO's ability to comply with the REIT distribution requirements. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Annual Distribution Requirements."

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

     With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of OP Units) subsequent to the formation of AIMCO, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

  Sale of the Properties


     AIMCO's share of any gain realized by the AIMCO Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Taxation of AIMCO and AIMCO
Stockholders -- General -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. In general, the AIMCO Operating Partnership and the other Subsidiary Partnerships intend to hold the Owned Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the Owned Properties (and other apartment properties) and to make such occasional sales of the Owned Properties, including peripheral land, as are consistent with AIMCO's investment objectives.


TAXATION OF MANAGEMENT SUBSIDIARIES

     A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the Management Subsidiaries to the AIMCO Operating Partnership, and interest paid by the Management Subsidiaries on certain notes held by the AIMCO Operating Partnership. In general, the Management Subsidiaries pay federal, state and local income taxes on their taxable income at normal corporate rates. Any federal, state or local income taxes that the Management Subsidiaries are required to pay will reduce AIMCO's cash flow from operating activities and its ability to make payments to holders of its securities.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

  Distributions


     Provided AIMCO qualifies as a REIT, distributions made to AIMCO's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and retained long-term capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AIMCO's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.


     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by AIMCO in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by AIMCO and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by AIMCO during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of AIMCO. In general, any loss upon a sale or

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

exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

  Dispositions of AIMCO Stock


     In general, under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1998, capital gains recognized by individuals and other non-corporate taxpayers upon the sale or disposition of AIMCO Stock will be subject to a maximum federal income tax rate of 20% if the AIMCO Stock is held for more than 12 months and will be taxed at ordinary income rates if the AIMCO Stock is held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of AIMCO Stock held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of AIMCO Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.



     A redemption of the Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the Preferred Stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholder. The stockholder's adjusted tax basis in such redeemed Preferred Stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.


TAXATION OF FOREIGN STOCKHOLDERS

     The following is a discussion of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of AIMCO Stock applicable to Non-U.S. Holders of AIMCO Stock. A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

  Ordinary Dividends

     The portion of dividends received by Non-U.S. Holders payable out of AIMCO's earnings and profits which are not attributable to capital gains of AIMCO and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of AIMCO Stock. In cases where the dividend income from a Non-U.S.
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

Holder's investment in AIMCO Stock is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

  Non-Dividend Distributions


     Unless AIMCO Stock constitutes a United States Real Property Interest (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by AIMCO which are not dividends out of the earnings and profits of AIMCO will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of AIMCO. If AIMCO Stock constitutes a USRPI, such distributions will be subject to 10% withholding and taxed pursuant to FIRPTA at a rate of 35% to the extent such distributions exceed a stockholder's basis in his or her AIMCO Stock.


  Capital Gain Dividends

     Under FIRPTA, a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, AIMCO will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of Non-U.S. Holder that is a corporation.

  Dispositions of AIMCO Stock


     Unless AIMCO Stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it is, and it expects to continue to be, a domestically controlled REIT. In such event, the sale of AIMCO Stock should not be subject to taxation under FIRPTA. Because various classes of stock of AIMCO (including the Class A Common Stock) are publicly traded, however, no assurance can be given that AIMCO is or will continue to be a domestically controlled REIT.


     If AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which AIMCO Class A Common Stock is listed) and (ii) the selling Non-U.S. Holder held 5% or less of AIMCO's outstanding stock at all times during a specified testing period.


     If gain on the sale of AIMCO Stock were subject to taxation under FIRPTA, the Non-U.S. Holder generally would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.


     Gain from the sale of AIMCO Stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in the AIMCO Stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or
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

(ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Estate Tax

     AIMCO Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     AIMCO will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide AIMCO with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AIMCO may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders who fail to certify their foreign status to AIMCO. The IRS has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. Those final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 1999. Prospective investors in AIMCO Stock should consult their tax advisors regarding the application of these Treasury Regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by AIMCO to Exempt Organizations should generally not constitute UBTI. However, if an Exempt Organization finances its acquisition of the AIMCO Stock with debt, a portion of its income from AIMCO will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from AIMCO as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of AIMCO's stock is required to treat a percentage of the dividends from AIMCO as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of AIMCO's stock only if (i) the UBTI Percentage is at least 5%, (ii) AIMCO qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of AIMCO in proportion to their actuarial interest in the pension trust, and (iii) either
(A) one pension trust owns more than 25% of the value of AIMCO's stock or (B) a group of pension trusts each individually holding more than 10% of the value of AIMCO's stock collectively owns more that 50% of the value of

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

AIMCO's stock. The restrictions on ownership and transfer of AIMCO's stock should prevent an Exempt Organization from owning more than 10% of the value of AIMCO's stock.

           FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP
                               AND OP UNITHOLDERS


     The following is a summary of certain federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of OP Units. This discussion is based upon the Code, the Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this Registration Statement and all of which are subject to change, possibly retroactively. Such summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the Subsidiary Partnerships will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for Federal income tax purposes). This summary assumes that investors will hold their OP Units as "capital assets' (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Registration Statement.


     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OP UNITS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

PARTNERSHIP STATUS

     AIMCO has received an opinion of Counsel to the effect that the AIMCO Operating Partnership is classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation. It must be emphasized that this opinion of Counsel is based on and conditioned upon certain assumptions and representations and on opinions of local counsel with respect to matters of local law. The opinion is expressed as of its date and Counsel has no obligation to advise AIMCO of any subsequent change in matters stated, represented or assumed or any subsequent change in the applicable law. An opinion of Counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.

     Some partnerships are, for federal income tax purposes, characterized not as a partnership but as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. A partnership will be classified as a publicly traded partnership if interests therein are traded on an "established securities market" or are "readily tradable" on a "secondary market (or the substantial equivalent thereof)."

     The AIMCO Operating Partnership believes and intends to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) the OP Units are not traded on an established securities market and (ii) the OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Treasury Regulations generally effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof. Under a grandfather rule, certain existing partnerships may rely on safe harbors contained in IRS Notice 88-75 rather
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


than on the safe harbors contained in the PTP Regulations for all taxable years of the partnership beginning before January 1, 2006. The AIMCO Operating Partnership believes that it is subject to such grandfather rule and that it cannot rely on the safe harbors contained in the PTP Regulations. The AIMCO Operating Partnership may not have satisfied any of the safe harbors in Notice 88-75 in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor in Notice 88-75 (or to the extent applicable, a safe harbor in the PTP Regulations) may involve facts that are not within its control, it is not possible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. The safe harbors in Notice 88-75 are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.



     If the AIMCO Operating Partnership were classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. The AIMCO Operating Partnership believes that more than 90% of its gross income consists of qualifying income and expects that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Code. See "Limitations on Deductibility of Losses -- Passive Activity Loss Limitation." No assurance can be given that the actual results of the AIMCO Operating Partnership's operations for any one taxable year will enable it to satisfy the qualifying income exception.



     If the AIMCO Operating Partnership were classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. Thus, the AIMCO Operating Partnership would be subject to federal tax (and possibly state and local taxes) on its net income, determined without reduction for any distributions made to the OP Unitholders, at regular federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to the OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and credit would not be passed through to the OP Unitholders and the OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership. Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account Partnership liabilities), and thereafter as gain from the sale of a capital asset. Characterization of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of AIMCO's status as a REIT for federal income tax purposes which would have a material adverse impact on AIMCO. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Tax Aspects of AIMCO's Investments in Partnerships."


     No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for federal income tax purposes.

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

     The following discussion assumes that the AIMCO Operating Partnership is, and will continue to be, classified and taxed as a partnership for federal income tax purposes.

TAXATION OF OP UNITHOLDERS

     In general, a partnership is treated as a "pass-through" entity for federal income tax purposes and is not itself subject to federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and credits ("Partnership Tax Items") for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner's allocable share of such item is governed by the terms of the partnership agreement.

     No federal income tax will be payable by the AIMCO Operating Partnership. Instead, each OP Unitholder will be (i) required to include in income his allocable share of any AIMCO Operating Partnership income or gains and (ii) entitled to deduct his allocable share of any AIMCO Operating Partnership deductions or losses, but only to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest and subject to the "at risk" and "passive activity loss" rules discussed below under the heading "Limitations on the Deductibility of Losses." An OP Unitholder's allocable share of the AIMCO Operating Partnership's taxable income may exceed the cash distributions to the OP Unitholder for any year if the AIMCO Operating Partnership retains its profits rather than distributing them.

ALLOCATIONS OF AIMCO OPERATING PARTNERSHIP PROFITS AND LOSSES

     For federal income tax purposes, an OP Unitholder's allocable share of the AIMCO Operating Partnership's Partnership Tax Items will be determined by the AIMCO Operating Partnership Agreement if such allocations either have "substantial economic effect" or are determined to be in accordance with the OP Unitholder's interests in the AIMCO Operating Partnership. The manner in which Partnership Tax Items of the AIMCO Operating Partnership are allocated is described above under the heading "Description of OP Units--Allocations of Net Income and Net Loss." If the allocations provided by the AIMCO Operating Partnership Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular OP Unitholder for federal income tax purposes may be less favorable than the allocation set forth in the AIMCO Operating Partnership Agreement.

TAX BASIS OF A PARTNERSHIP INTEREST

     A partner's adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder's interest in the AIMCO Operating Partnership is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to the AIMCO Operating Partnership in exchange for an interest in the AIMCO Operating Partnership and the amount of cash, if any, contributed by the OP Unitholder to the AIMCO Operating Partnership, (B) reduced, but not below zero, by the OP Unitholder's allocable share of AIMCO Operating Partnership distributions, deductions, and losses, (C) increased by the OP Unitholder's allocable share of AIMCO Operating Partnership income and gains, and (D) increased by the OP Unitholder's allocable share of the AIMCO Operating Partnership liabilities and decreased by the OP Unitholder's liabilities assumed by the AIMCO Operating Partnership.

CASH DISTRIBUTIONS

     Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for federal income tax purposes. Thus, an OP Unitholder's federal income tax liability in respect of his allocable share of the AIMCO Operating Partnership taxable income for a particular

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

taxable year may exceed the amount of cash, if any, received by the OP Unitholder from the AIMCO Operating Partnership during such year.

     If cash distributions, including a "deemed" cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of the AIMCO Operating Partnership taxable income for the year, the excess will constitute, for federal income tax purposes, a return of capital to the extent of such OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of the AIMCO Operating Partnership interest held by the OP Unitholder. If an OP Unitholder's tax basis in his AIMCO Operating Partnership interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder's AIMCO Operating Partnership interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder's share of the AIMCO Operating Partnership liabilities resulting from the payment or other settlement of such liabilities is generally treated, for federal income tax purposes, as a deemed cash distribution. A decrease in an OP Unitholder's percentage interest in the AIMCO Operating Partnership, because of the issuance by the AIMCO Operating Partnership of additional OP Units, or otherwise, will decrease an OP Unitholder's share of nonrecourse liabilities of the AIMCO Operating Partnership, if any, and thus, will result in a corresponding deemed distribution of cash.

     A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder's tax basis in his OP Units, if the distribution reduces such OP Unitholder's share of the AIMCO Operating Partnership's "Section 751 Assets." "Section 751 Assets" are defined by the Code to include "unrealized receivables" or "substantially appreciated inventory". For this purpose, inventory is substantially appreciated if its value exceeds 120% of its adjusted basis. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder's share of Section 751 Assets occurs, the AIMCO Operating Partnership will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with the AIMCO Operating Partnership in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income under Section 751(b) by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder's tax basis in such OP Unitholder's share of such Section 751 Assets deemed relinquished in the exchange.

TAX CONSEQUENCES UPON CONTRIBUTION OF PROPERTY TO THE AIMCO OPERATING
PARTNERSHIP

     Generally, Section 721 of the Code provides that neither the Contributing Partner nor the AIMCO Operating Partnership will recognize a gain or loss, for federal income tax purposes, upon a contribution of property to the AIMCO Operating Partnership in exchange for OP Units. Notwithstanding this general rule of nonrecognition, the Contributing Partner may recognize a gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with a transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the Contributing Partner as determined immediately after the transfer. Such excess is treated by the Contributing Partner, for federal income tax purposes, as the receipt of a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership. If a person transfers to the AIMCO Operating Partnership an interest in another partnership (the "Underlying Partnership") in exchange for an OP Unit, the person will be treated, for federal income tax purposes, as having transferred to the AIMCO Operating Partnership his allocable share of the liabilities of the Underlying Partnership, which could result in, or increase the amount of, a deemed cash distribution. As discussed above, such deemed cash distributions are generally treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Units and thereafter as gain from the sale of such partnership interest.

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

     If a Contributing Partner receives or is deemed to receive for federal income tax purposes, cash in addition to OP Units upon the contribution of property to the AIMCO Operating Partnership, the transaction will likely be treated as part contribution of property and part sale of property. In such event, the Contributing Partner will recognize gain or loss with respect to the portion of the property that is deemed sold to the AIMCO Operating Partnership.

     If a Contributing Partner transfers property to the AIMCO Operating Partnership in exchange for an OP Unit and the adjusted tax basis of such property differs from its fair market value, AIMCO Operating Partnership Tax Items must be allocated in a manner such that the Contributing Partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by AIMCO to the AIMCO Operating Partnership of cash proceeds received by AIMCO from the offering of its stock. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and Contributing Partners in the same tax position that they would have been in had the Contributing Partner contributed property with an adjusted tax basis equal its fair market value. Treasury Regulations provide the AIMCO Operating Partnership with several alternative methods and allow the AIMCO Operating Partnership to adopt any other reasonable method to make allocations to reduce or eliminate Book-Tax Differences. The AIMCO GP, in its discretion and in a manner consistent with the Treasury Regulations, will select and adopt a method of allocating AIMCO Operating Partnership Tax Items, including the remedial allocation method, for purposes of eliminating such disparities.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased amounts of taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. Accordingly, in the event the AIMCO Operating Partnership disposes of contributed property, income attributable to the Book-Tax Difference of such contributed property generally will be allocated to the Contributing Partner, and the other OP Unitholders generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the contribution of the contributed property. These incremental allocations of income will not result in additional cash distributions to the Contributing Partner, with the result that the Contributing Partner may not necessarily receive cash sufficient to pay the taxes attributable to such income. These allocations will tend to eliminate the Book-Tax Differences with respect to the contributed property over the life of the AIMCO Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed property in the hands of the AIMCO Operating Partnership may cause a noncontributing OP Unitholder to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to such OP Unitholder if the contributed property had a tax basis equal to its fair market value at the time of contribution, and possibly to be allocated taxable gain in the event of a sale of the contributed property in excess of the economic or book income allocated to it as a result of such sale. This may cause noncontributing OP Unitholders to recognize taxable income in excess of cash proceeds.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     Basis Limitation. To the extent that an OP Unitholder's allocable share of AIMCO Operating Partnership deductions and losses exceeds his adjusted tax basis in his AIMCO Operating Partnership interest at the end of the of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the AIMCO Operating Partnership interest held by such OP Unitholder, but only to the extent permitted under the "at risk" and "passive activity loss" rules discussed below.

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

     "At Risk" Limitation. Under the "at risk" rules of section 465 of the Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has "at risk" in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has "at risk" is increased. Provided certain requirements are met, the at risk rules generally do not apply to losses arising from any activity which constitutes "the holding of real property," which the holding of an OP Unit should constitute.

     "Passive Activity Loss" Limitation. The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the AIMCO Operating Partnership to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unit by the OP Unitholder, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

     If the AIMCO Operating Partnership were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from the AIMCO Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the AIMCO Operating Partnership which are carried forward may only be offset against future income of the AIMCO Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the AIMCO Operating Partnership would only be allowed upon the complete disposition of the OP Unitholder's "entire interest" in the AIMCO Operating Partnership (rather than upon the disposition of an interest in an "activity").

SECTION 754 ELECTION

     The AIMCO Operating Partnership has made the election permitted by Section 754 of the Code. Election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as AIMCO when it acquires AIMCO OP Units from OP Unitholders, to adjust its share of the basis in the AIMCO Operating Partnership's properties pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in the AIMCO Operating Partnership assets. The Section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of the AIMCO Operating Partnership's assets associated with all of the OP Unitholders in the AIMCO Operating Partnership.

DEPRECIATION

     Section 168(i)(7) of the Code provides that in the case of property transferred to a partnership in a Section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a Contributing Partner to the AIMCO Operating Partnership in exchange for OP Units. However, an acquiror of OP Units that obtains a Section 743(b) adjustment by reason of such acquisition (see "Section 754 Election," above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.
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

SALE, REDEMPTION, OR EXCHANGE OF OP UNITS

     An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of AIMCO Stock, or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the sum of the amount realized in the transaction, which, in the case of the receipt of shares of AIMCO Stock will be an amount equal to their fair market value at the time that the transaction is consummated, plus the amount of AIMCO Operating Partnership liabilities allocable to the OP Unit at such time and (ii) the OP Unitholder's tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder's allocable share of the AIMCO Operating Partnership's income or loss for the taxable year of the disposition. In the case of a gift of an OP Unit, an OP Unitholder will be deemed to have an amount realized equal to the amount of the AIMCO Operating Partnership's nonrecourse liabilities allocable to such OP Unit, and to the extent that the amount realized exceeds the OP Unitholder's basis for the OP Unit disposed of, such OP Unitholder will recognize gain for federal income tax purposes. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

     If the AIMCO Operating Partnership redeems an OP Unitholder's OP Units for cash (which is not contributed by AIMCO to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if the AIMCO Operating Partnership redeems less than all of an OP Unitholder's OP Units, the OP Unitholder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of AIMCO Operating Partnership liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder's adjusted tax basis in all of such OP Unitholder's OP Units immediately before the redemption.


     Under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1998, capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to a maximum federal income tax rate of 20% if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder's share of "unrealized receivables" of the AIMCO Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as the AIMCO Operating Partnership) held for more than 12 months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."


TERMINATION OF THE AIMCO OPERATING PARTNERSHIP

     In the event of the dissolution of the AIMCO Operating Partnership, a distribution of AIMCO Operating Partnership property (other than money and marketable securities) will not result in taxable gain to an OP Unitholder (except to the extent provided in Section 737 of the Code for liquidations occurring within seven years of the date of contribution by an OP Unitholder of property to the AIMCO Operating Partnership), and the OP Unitholder will hold such distributed property with a basis equal to the adjusted basis of such OP Units exchanged therefor, reduced by any money distributed in liquidation. Further, the liquidation of the AIMCO Operating Partnership will be taxable to a holder of Units to the extent that the value of any money and marketable securities distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such OP Unitholder's tax basis in his OP Units.

ALTERNATIVE MINIMUM TAX

     The Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate

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

taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax ("TMT") exceeds the regular income tax otherwise payable. The rate of tax imposed on the alternative minimum taxable income ("AMTI") in computing TMT is 26% on the first $175,000 of alternative minimum taxable income in excess of an exemption amount and 28% on any additional alternative minimum taxable income of noncorporate investors. In general, AMTI consists of the taxpayer's taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under Section 168 of the Code which the AIMCO Operating Partnership will use in computing its income for regular federal income tax purposes. Accordingly, an OP Unitholder's AMTI derived from the AIMCO Operating Partnership may be higher than such OP Unitholder's share of the AIMCO Operating Partnership's net taxable income. Prospective investors should consult with their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

INFORMATION RETURNS AND AUDIT PROCEDURES

     The AIMCO Operating Partnership will use all reasonable efforts to furnish to each OP Unitholder within 90 days after the close of each taxable year of the AIMCO Operating Partnership, certain tax information, including a Schedule K-1, which sets forth each OP Unitholder's allocable share of the AIMCO Operating Partnership's Taxable Items. In preparing this information the AIMCO GP will use various accounting and reporting conventions to determine the respective OP Unitholder's allocable share of Partnership Tax Items. There is no assurance that any such conventions will yield a result which conforms to the requirements of the Code, the Treasury Regulations or administrative interpretations of the IRS. The AIMCO GP cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

     No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in the AIMCO Operating Partnership's tax returns will lead to adjustments in OP Unitholders' tax returns and may lead to audits of their returns and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's personal tax return.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership Tax Items generally are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership and OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to the AIMCO Operating Partnership Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a 1% profits interest in the AIMCO Operating Partnership to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of the AIMCO Operating Partnership or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

TAXATION OF FOREIGN OP UNITHOLDERS

     A Non-U.S. Holder will be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. Holder will be required to file federal tax returns with

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

respect to its allocable share of the AIMCO Operating Partnerships income which is effectively connected to its trade or business. A Non-U.S. Holder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. Holder is resident for tax purposes. Non-U.S. Holders are advised to consult their tax advisors regarding the effects an investment in the AIMCO Operating Partnership may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in the AIMCO Operating Partnership for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

                             OTHER TAX CONSEQUENCES

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal laws and interpretations thereof could adversely affect an investment in AIMCO or the AIMCO Operating Partnership. For example, a proposal issued by President Clinton on February 2, 1998, if enacted into law, may adversely affect the ability of AIMCO to expand the present activities of its Management Subsidiaries. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to AIMCO or the AIMCO Operating Partnership, or an investment in AIMCO or the AIMCO Operating Partnership, will be changed.

STATE, LOCAL AND FOREIGN TAXES

     The AIMCO Operating Partnership, OP Unitholders, AIMCO and AIMCO stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the AIMCO Operating Partnership owns properties located in a number of states and local jurisdictions, and the AIMCO Operating Partnership and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the AIMCO Operating Partnership and OP Unitholders and of AIMCO and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local foreign tax laws on an investment in the AIMCO Operating Partnership or AIMCO.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


     The SEC allows AIMCO to "incorporate by reference" the information AIMCO files with them, which means that AIMCO can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. AIMCO incorporates by reference the documents listed below and any of its future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.


        - Apartment Investment and Management Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;

        - Apartment Investment and Management Company's Quarterly Reports on Form 10-Q/A and Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively;


        - Apartment Investment and Management Company's Current Reports on Form 8-K, dated December 23, 1997 (and Amendment No. 1 thereto filed February 6, 1998 and Amendment No. 2 thereto filed May 22, 1998), January 31, 1998, March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998, Amendment No. 2 thereto filed June 22, 1998, Amendment No. 3 thereto filed July 2, 1998, Amendment No. 4 thereto filed August 6, 1998, Amendment No. 5 thereto filed September 4, 1998 and Amendment No. 6 thereto filed September 25, 1998), September 2, 1998, October 1, 1998, October 19, 1998, November 2, 1998 (and Amendment No. 1 thereto filed November 24, 1998, Amendment No. 2 thereto filed December 12, 1998 and Amendment No. 3 thereto filed December 14, 1998), and December 21, 1998;


        - the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description; and


     Although the AIMCO Operating Partnership has not been filing reports with the SEC long enough to allow its reports to be incorporated herein by reference, it does file such reports with the SEC. Additional information about the AIMCO Operating Partnership may be found in the following documents filed with the
SEC:



        - AIMCO Properties, L.P.'s Registration Statement on Form 10, filed September 4, 1998 (and Amendment 1, filed October 16, 1998).



        - AIMCO Properties, L.P.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.



        - AIMCO Properties, L.P.'s Current Report on Form 8-K dated November 2, 1998 (and Amendment No. 1 filed December 7, 1998 and Amendment No. 2 filed December 14, 1998), and December 21, 1998.


     You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

          Corporate Secretary
        Apartment Investment and Management Company
        1873 South Bellaire Street, 17th Floor
        Denver, Colorado 80222
        (303) 757-8101

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                 LEGAL MATTERS

     Certain matters as to Maryland law and the validity of the Class A Common Stock and the Preferred Stock will be passed upon for AIMCO by Piper & Marbury L.L.P., Baltimore, Maryland. Certain matters as to the validity of the OP Units will be passed upon for the AIMCO Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements of AIMCO included in AIMCO's Annual Report on Form 10-K/A for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of the AIMCO Operating Partnership as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the AIMCO Operating Partnership's Registration Statement on Form 10 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (as amended on April 3, 1998) and the consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996 and the period from August 31, 1994 through December 31, 1994, and the combined financial statements of Prime Properties (Predecessor to Ambassador Apartments, Inc.) for the period from January 1, 1994 through August 30, 1994, included in Amendment No. 1 to AIMCO's Current Report on Form 8-K dated December 23, 1997, filed on February 6, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartments Communities for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities I for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998, have been audited by Beers & Cutler PLLC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities II for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998, have been audited by Beers & Cutler PLLC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS



                                       OF



                             AIMCO PROPERTIES, L.P.



                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS:
  Report of Independent Auditors............................   F-2
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................   F-3
  Consolidated Statements of Income for the Years ended
     December 31, 1997, 1996
     and 1995...............................................   F-4
  Consolidated Statements of Partners' Capital for the Years
     ended December 31, 1997, 1996 and 1995.................   F-5
  Consolidated Statements of Cash Flow for the Years ended
     December 31, 1997, 1996 and 1995.......................   F-6
  Notes to Consolidated Financial Statements................   F-9

INTERIM UNAUDITED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets as of September 30, 1998 and
     December 31, 1997......................................  F-36
  Consolidated Statements of Income for the Nine Months
     ended September 30, 1998, and 1997.....................  F-37
  Consolidated Statements of Cash Flow for the Nine Months
     ended September 30, 1998, and 1997.....................  F-38
  Notes to Consolidated Financial Statements................  F-39

                         REPORT OF INDEPENDENT AUDITORS



The Partners


AIMCO Properties, L.P.



     We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the "Partnership") as of December 31, 1997 and 1996, and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the consolidated financial statement schedule listed in the Index at
Item 15(a)(ii). These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AIMCO Properties, L.P. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.



                                            ERNST & YOUNG LLP



Dallas, Texas


March 6, 1998,


  except for Note 21, as to which


  the date is June 5, 1998

                             AIMCO PROPERTIES, L.P.



                          CONSOLIDATED BALANCE SHEETS


                        AS OF DECEMBER 31, 1997 AND 1996


                                 (IN THOUSANDS)



                                      ASSETS
                                                                 1997        1996
                                                              ----------   --------
Real estate, net of accumulated depreciation of $153,285 and
  $120,077 (see Note 3).....................................  $1,503,922   $745,145
Property held for sale......................................       6,284      6,769
Investments in securities (see Note 4)......................      22,144         --
Investments in and notes receivable from unconsolidated
  subsidiaries (see Note 5).................................      84,459         --
Investments in and note receivable from unconsolidated real
  estate partnerships (see Note 6)..........................     212,150         --
Cash and cash equivalents...................................      37,088     13,170
Restricted cash.............................................      24,229     15,831
Accounts receivable.........................................      28,656      4,344
Deferred financing costs....................................      12,793     11,053
Goodwill....................................................     125,239         --
Other assets................................................      43,546     31,361
                                                              ----------   --------
          Total assets......................................  $2,100,510   $827,673
                                                              ==========   ========
                         LIABILITIES AND PARTNERS' CAPITAL
Secured notes payable (see Note 7)..........................  $  681,421   $242,110
Secured tax-exempt bond financing (see Note 9)..............      74,010     75,497
Secured short-term financing (see Note 8)...................      53,099    192,039
Unsecured short-term financing (see Note 10)................          --     12,500
                                                              ----------   --------
          Total indebtedness................................     808,530    522,146
                                                              ----------   --------
Accounts payable, accrued and other liabilities.............      88,170     16,299
Resident security deposits and prepaid rents................      10,213      4,316
                                                              ----------   --------
          Total liabilities.................................     906,913    542,761
                                                              ----------   --------
Commitments and contingencies (see Note 12).................          --         --
Minority interest (see Note 13).............................      36,335     10,386
Redeemable Partnership Units (see Note 15)..................     197,086     96,064
Partners' capital (see Note 15)
  General and Special Limited Partner.......................     825,597    178,462
  Preferred Units...........................................     134,579         --
                                                              ----------   --------
          Total partners' capital...........................     960,176    178,462
                                                              ----------   --------
          Total liabilities and partners' capital...........  $2,100,510   $827,673
                                                              ==========   ========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                       CONSOLIDATED STATEMENTS OF INCOME


              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                      (IN THOUSANDS, EXCEPT PER UNIT DATA)



                                                               1997        1996        1995
                                                             --------    --------    --------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues.........................  $193,006    $100,516    $ 74,947
Property operating expenses................................   (76,168)    (38,400)    (30,150)
Owned property management expenses.........................    (6,620)     (2,746)     (2,276)
Depreciation...............................................   (37,741)    (19,556)    (15,038)
                                                             --------    --------    --------
Income from property operations............................    72,477      39,814      27,483
SERVICE COMPANY BUSINESS
Management fees and other income...........................  $ 13,937    $  8,367    $  8,132
Management and other expenses..............................    (9,910)     (5,352)     (4,953)
Partnership overhead allocation............................      (588)       (590)       (581)
Amortization of management company goodwill................      (948)       (500)       (428)
Depreciation and amortization..............................      (453)       (218)       (168)
                                                             --------    --------    --------
Income from service company business.......................     2,038       1,707       2,002
Minority interests in service company business.............       (10)         10         (29)
                                                             --------    --------    --------
Partnership's share of income from service company
  business.................................................     2,028       1,717       1,973
                                                             --------    --------    --------
General and administrative expenses........................    (5,396)     (1,512)     (1,804)
Interest expense...........................................   (51,385)    (24,802)    (13,322)
Interest income............................................     8,676         523         658
Minority interest..........................................     1,008        (111)         --
Equity in losses of unconsolidated partnerships............    (1,798)         --          --
Equity in earnings of unconsolidated subsidiaries..........     4,636          --          --
                                                             --------    --------    --------
Income from operations.....................................    30,246      15,629      14,988
Gain on disposition of properties..........................     2,720          44          --
                                                             --------    --------    --------
Income before extraordinary item...........................    32,966      15,673      14,988
Extraordinary item -- early extinguishment of debt.........      (269)         --          --
                                                             --------    --------    --------
Net income.................................................    32,697      15,673      14,988
Net income attributable to Preferred Unitholders...........     2,315          --       5,169
                                                             --------    --------    --------
Net income attributable to OP Unitholders..................  $ 30,382    $ 15,673    $  9,819
                                                             ========    ========    ========
Basic earnings per OP Unit.................................  $   1.09    $   1.05    $   0.86
                                                             ========    ========    ========
Diluted earnings per OP Unit...............................  $   1.08    $   1.04    $   0.86
                                                             ========    ========    ========
Weighted average OP Units outstanding......................    27,732      14,978      11,453
                                                             ========    ========    ========
Weighted average OP Units and OP Unit equivalents
  outstanding..............................................    28,113      14,994      11,461
                                                             ========    ========    ========
Distributions paid per OP Unit.............................  $   1.85    $   1.70    $   1.66
                                                             ========    ========    ========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL


              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                 (IN THOUSANDS)



                                                              GENERAL PARTNER
                                                                AND SPECIAL
                                                                  LIMITED       PREFERRED
                                                                  PARTNER         UNITS       TOTAL
                                                              ---------------   ---------   ---------
PARTNERS' CAPITAL AT JANUARY 1, 1995........................     $137,354       $ 107,228   $ 244,582
Contributions from AIMCO related to Class A common
  offering..................................................       46,874              --      46,874
Repurchase of OP Units......................................      (10,628)             --     (10,628)
OP Units redeemed to Special Limited Partner................           18              --          18
Redemption of mandatorily redeemable 1994 Cumulative
  Convertible Senior Preferred Units........................           --        (107,228)   (107,228)
Net income..................................................        8,206           5,169      13,375
Distributions paid to Preferred Unit holders................           --          (5,169)     (5,169)
Distributions paid to OP Unit holders.......................      (15,757)             --     (15,757)
Adjustment to reflect limited partners' equity at redemption
  value.....................................................       (5,120)             --      (5,120)
                                                                 --------       ---------   ---------
PARTNERS' CAPITAL AT DECEMBER 31, 1995......................      160,947              --     160,947
Contributions from AIMCO related to Class A common
  offering..................................................       28,136              --      28,136
Contributions from AIMCO related to options exercised.......           58              --          58
Contribution from AIMCO related to stock purchased by
  officers, net of notes receivable of $7,140...............       11,437              --      11,437
Repurchase of OP Units......................................       (4,255)             --      (4,255)
OP Units redeemed to Special Limited Partner................        3,799              --       3,799
Acquisition of real estate or interests in real estate
  partnerships through issuance of OP Units.................       15,294              --      15,294
Net income..................................................       12,984              --      12,984
Distributions paid to OP Unit holders.......................      (20,736)             --     (20,736)
Adjustment to reflect limited partners' equity at redemption
  value.....................................................      (29,202)             --     (29,202)
                                                                 --------       ---------   ---------
PARTNERS' CAPITAL AT DECEMBER 31, 1996......................      178,462              --     178,462
Contributions from AIMCO related to Class A common
  offering..................................................      510,114              --     510,114
Contributions from AIMCO related to Class B preferred
  offering..................................................           --          75,000      75,000
Contributions from AIMCO related to Class C preferred
  offering..................................................           --          58,110      58,110
Contribution from AIMCO related to stock purchased by
  officers, net of notes receivable of $33,517..............        1,198              --       1,198
Contributions from AIMCO related to options and warrants
  exercised, net of notes receivable of $9,045..............         (327)             --        (327)
Acquisition of NHP through issuance of OP Units.............      180,851              --     180,851
OP Units redeemed to Special Limited Partner................        8,621              --       8,621
Repayment of notes receivable from officers of AIMCO........       14,540              --      14,540
Net Income..................................................       26,318           2,315      28,633
Distributions paid to OP Unit holders.......................      (44,660)             --     (44,660)
Distributions paid to Class B Preferred Unit holders........           --            (846)       (846)
Adjustment to reflect limited partners' equity at redemption
  value.....................................................      (47,837)             --     (47,837)
Unrealized loss on investments..............................       (1,683)             --      (1,683)
                                                                 --------       ---------   ---------
PARTNERS' CAPITAL AT DECEMBER 31, 1997......................     $825,597       $ 134,579   $ 960,176
                                                                 ========       =========   =========



          See accompanying notes to consolidated financial statements

                             AIMCO PROPERTIES, L.P.



                      CONSOLIDATED STATEMENTS OF CASH FLOW


              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                 (IN THOUSANDS)



                                                                1997        1996       1995
                                                              ---------   --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $  32,697   $ 15,673   $  14,988
                                                              ---------   --------   ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     43,520     21,209      15,859
    Gain on disposition of property.........................     (2,720)       (44)         --
    Minority interests......................................     (1,008)       111          --
    Equity in losses of unconsolidated partnerships.........      1,798         --          --
    Equity in earnings of unconsolidated subsidiaries.......     (4,636)        --          --
    Extraordinary loss on early extinguishment of debt......        269         --          --
    (Increase) decrease in restricted cash..................     (7,421)     6,678      (6,072)
    Increase in other operating assets, net.................    (15,799)    (4,785)     (1,567)
    Increase (decrease) in operating liabilities, net.......     26,332        (36)      2,703
                                                              ---------   --------   ---------
        Total adjustments...................................     44,399     25,822      12,536
                                                              ---------   --------   ---------
        Net cash provided by operating activities...........     73,032     38,806      25,911
                                                              ---------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of real estate.........................     21,792     17,147          --
  Purchase of real estate...................................   (376,315)   (26,032)    (52,419)
  Purchase of NHP common stock, notes receivable, general
    and limited partnership interests and other assets......   (199,146)   (53,878)         --
  Note receivable and investment in unconsolidated
    subsidiary..............................................    (59,787)        --          --
  Advances to unconsolidated partnerships...................    (42,879)        --          --
  Additions to property held for sale.......................       (247)    (5,718)         --
  Capital replacements......................................     (7,350)    (5,133)     (2,865)
  Initial capital expenditures..............................     (9,108)    (6,194)     (4,879)
  Construction in progress and capital enhancements.........     (8,477)    (7,629)       (639)
  Proceeds from sale of property held for sale..............        303         --          --
  Purchase of NHP mortgage loans............................    (60,575)        --          --
  Purchase of Ambassador common stock.......................    (19,881)        --          --
  Distributions received from unconsolidated subsidiary.....     45,791         --          --
  Purchase of office equipment and leasehold improvements...     (1,784)      (707)        (19)
                                                              ---------   --------   ---------
        Net cash used investing activities..................   (717,663)   (88,144)    (60,821)
                                                              ---------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of OP Units, net of underwriting
    and offering costs......................................    510,114     28,136      46,792
  Principal repayments received on notes due from Officers
    on OP Unit purchases....................................     25,957         --          --
  Proceeds from exercises of employee stock options and
    warrants................................................        871         --          --
  Proceeds from issuance of Class B Preferred Units.........     75,000         --          --
  Proceeds from issuance of Class C Preferred Units.........     58,110         --          --
  Proceeds from secured tax-exempt bond financing...........         --     58,010          --
  Proceeds from secured notes payable borrowings............    225,436         --     155,401
  Principal paydowns on secured tax-exempt bond financing...     (1,487)   (48,703)         --
  Principal paydowns on secured notes payable...............    (12,512)   (28,463)    (43,666)
  Principal paydowns on unsecured short-term note payable...        (79)        --          --
  Net borrowings (paydowns) on Credit Facility..............   (162,008)    40,800     (17,600)
  Proceeds from secured short-term financing................     19,050     30,119      25,000
  Proceeds (payoff) from unsecured short-term financing.....    (12,500)    12,500          --
  Payment of loan costs, including proceeds and costs from
    interest rate hedges....................................     (6,387)    (3,464)     (4,703)
  Redemption of mandatorily redeemable 1994 Cumulative
    Convertible Senior Preferred Units and repurchase of
    unregistered OP Units...................................         --         --    (107,228)
  Payment of distribution on mandatorily redeemable 1994
    Cumulative Convertible Senior Preferred Units...........         --         --      (5,169)
  Repurchase of OP Units....................................         --     (4,255)         --
  Payment of distributions to limited partners..............     (5,510)    (3,815)      2,925)
  Payment of distributions to OP Unitholders................    (44,660)   (20,736)    (15,757)
  Payment of Class B Preferred Unit distributions...........       (846)        --          --
                                                              ---------   --------   ---------
        Net cash provided by financing activities...........    668,549     60,129      30,145
                                                              ---------   --------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     23,918     10,791      (4,765)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     13,170      2,379       7,144
                                                              ---------   --------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $  37,088   $ 13,170   $   2,379
                                                              =========   ========   =========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                      CONSOLIDATED STATEMENTS OF CASH FLOW


                   (IN THOUSANDS EXCEPT UNIT AND SHARE DATA)



SUPPLEMENTAL CASH FLOW INFORMATION:



                                                                1997      1996      1995
                                                              --------   -------   -------
Interest paid...............................................  $ 51,076   $22,869   $12,170



NON CASH INVESTING AND FINANCING ACTIVITIES



PURCHASE OF REAL ESTATE, CASH COLLATERAL AND PROPERTY MANAGEMENT BUSINESSES



                                                                1997      1996      1995
                                                              --------   -------   -------
Secured notes payable assumed in connection with purchase of
  real estate...............................................  $140,451   $31,796   $ 8,242
Secured short-term financing assumed in connection with
  purchase of real estate...................................     9,600     5,072        --
Real estate, restricted cash, cash collateral and property
  management businesses contributed in exchange for
  Partnership Units ("OP Units")............................    55,906    15,279     2,626
OP Units issued in consideration for purchase of real
  estate....................................................        --    15,294        --
                                                              --------   -------   -------
                                                              $205,957   $67,441   $10,868
                                                              ========   =======   =======



PURCHASE OF NHP REAL ESTATE COMPANIES



     In 1997, the Partnership, individually and through Apartment Investment and Management Company ("AIMCO"), the General Partner and Special Limited Partner of the Partnership, acquired NHP Partners, Inc., NHP Partners Two Limited Partners and their subsidiaries (collectively, the "NHP Real Estate Companies") and all of the common stock of NHP Incorporated ("NHP") in exchange for 6,759,148 shares of AIMCO Class A Common Stock ("Class A Common Shares") with a recorded value of $180.9 million, $141.3 million in cash and warrants to purchase 399,999 Class A Common Shares in a series of related transactions (see Notes 5 and 6).



     The aggregate purchase price consisted of the following:



Assets purchased............................................  $638,944
Liabilities assumed.........................................   312,555
Cash paid...................................................   141,328
OP Units issued.............................................   180,851
Options issued..............................................     4,210



PURCHASE OF ENGLISH PORTFOLIO



     In 1996, the Partnership issued 789,039 OP Units with a recorded value of $16,877 and assumed $1,051 in secured short-term financing in connection with the purchase of certain partnership interests, real estate and related assets (the "English Portfolio") owned by J.W. English and certain affiliated entities.



     The aggregate purchase price consisted of the following:



Assets purchased............................................  $218,268
Liabilities assumed.........................................   172,154
Cash paid...................................................    29,237
OP Units issued.............................................    16,877

                             AIMCO PROPERTIES, L.P.

                   (IN THOUSANDS EXCEPT UNIT AND SHARE DATA)



REPAYMENT OF SECURED NOTE PAYABLE



     In 1996, 63,152 OP Units with a recorded value of $1,168 were issued in connection with the repayment of the second deed of trust on a property purchased in 1996.



RECEIPT OF NOTES RECEIVABLE DUE FROM OFFICERS



     In 1997, AIMCO received promissory notes from officers of AIMCO for a total of $42.6 million in connection with the sale of 1,462,735 Class A Common Shares (of which $14,664 was repaid in 1997 and an additional $5.7 million was repaid in February and March 1998). The notes receivable were contributed by AIMCO to the Partnership in exchange for 1,462,735 OP Units.



     In 1996, AIMCO received promissory notes due from officers of AIMCO for a total of $18,557 in connection with the sale of 895,250 Class A Common Shares (of which $11,440 was repaid in March 1997). The notes receivable were contributed by AIMCO to the Partnership in exchange for 895,250 OP Units.



OTHER



     In 1997, the Partnership issued an additional 216,564 OP Units with a recorded value of $7,469 in connection with the purchase of certain partnership interests.

                             AIMCO PROPERTIES, L.P.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       DECEMBER 31, 1997, 1996, AND 1995



NOTE 1 -- ORGANIZATION



     AIMCO Properties, L.P. (together with its subsidiaries and other controlled entities, the "Partnership" (and together with entities in which the Partnership has a controlling financial interest, the "Company")), a Delaware limited partnership, was formed on May 16, 1994 to conduct the business of acquiring, developing, leasing, and managing multi-family apartment communities. Apartment and Investment Management Company ("AIMCO") is the General Partner and Special Limited Partner, as defined in the Second Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. (the "Agreement"), of the Partnership. In addition, AIMCO is the holder of all Partnership Preferred Units ("Preferred Units") outstanding in the Partnership. The Limited Partners of the Partnership are individuals or entities that own limited partnership units in the Partnership ("OP Units") other than AIMCO. After holding the OP Units for one year, the Limited Partners have the right to redeem their OP Units for cash, subject to the prior right of AIMCO to elect to acquire some or all of the OP units tendered for redemption for cash or in exchange for shares of Class A Common Stock, on a one-for-one ratio.



     The Partnership, through its operating divisions and subsidiaries, was formed to hold and conduct substantially all of AIMCO's operations and manages the daily operations of AIMCO's business and assets. All employees of the Company are employees of the Partnership; AIMCO has no employees.



     According to the terms of the Agreement, the capital structure of the Partnership, in terms of the OP units owned by the General Partner, the Special Limited Partner and the Preferred Units outstanding, is required to mirror the capital structure of AIMCO, with the only difference being the Partnership has additional OP Units outstanding which are owned by the Limited Partners. Therefore, AIMCO is required to contribute to the Partnership all proceeds from offerings of its Class A Common Stock, preferred stock, or any other equity offerings. In addition, substantially all of AIMCO's assets must be owned through the Partnership; therefore, AIMCO is generally required to contribute to the Partnership all assets acquired. In exchange for the contribution of offering proceeds or assets, AIMCO receives additional interests in the Partnership with similar terms (i.e., if AIMCO contributes proceeds of a preferred stock offering, AIMCO receives Preferred Units).



     AIMCO frequently consummates transactions for the benefit of the Partnership. For legal, tax or other business reasons, AIMCO may hold title or ownership of certain assets until they can be transferred to the Partnership. However, the Partnership has a controlling financial interest in all of AIMCO's assets in the process of transfer to the Partnership.



     In December 1997, AIMCO acquired all of the outstanding stock of NHP in a purchase transaction. Subsequent to completion of the transaction, AIMCO contributed substantially all the assets and liabilities of NHP to the Partnership in exchange for OP Units. NHP provided a broad array of real estate services nationwide, including property management and asset management. As of December 31, 1997, substantially all of the Partnership's property and asset management business is conducted through PAMS, Inc., PAMS, LP and unconsolidated subsidiaries of the Partnership.



     At December 31, 1997, the Partnership had 45,802,097 OP Units outstanding, 750,000 Class B Preferred Units outstanding and 2,400,000 Class C Preferred Units outstanding.



     At December 31, 1997, the Partnership owned or controlled 40,039 units in 147 apartment properties (the "Owned Properties"), held an equity interest in 83,431 units in 515 apartment properties (the "Equity Properties") and managed 69,587 units in 374 apartment properties for third party owners and affiliates (the "Managed Properties" and, together with the Owned Properties and Equity Properties, the "AIMCO Properties"), bringing the total managed portfolio to 193,057 units in 1,036 apartment properties. The AIMCO Properties are located in 42 states, the District of Columbia and Puerto Rico.

                             AIMCO PROPERTIES, L.P.

NOTE 2 -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES



  Principles of Consolidation



     The accompanying consolidated financial statements include the accounts of the Partnership and subsidiaries and limited partnerships in which the Partnership has a controlling financial interest. Pursuant to a Management and Contribution Agreement between the Partnership and AIMCO, the Partnership has acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of AIMCO in which the Partnership does not have an interest, and AIMCO has granted the Partnership a right of first refusal to acquire such subsidiaries' assets for no additional consideration. Pursuant to the agreement, AIMCO has also granted the Partnership certain rights with respect to assets of such subsidiaries. Interests held by limited partners in real estate partnerships controlled by the Partnership are reflected as Minority Interests in Other Partnerships.



     All significant intercompany balances and transactions have been eliminated in consolidation.



  Investments in Unconsolidated Subsidiaries



     The Partnership has investments in numerous subsidiaries. Investments in entities in which the Partnership does not have control, are accounted for under the equity method. Under the equity method, the Partnership's pro-rata share of the earnings or losses of the entity for the periods being presented is included in earnings (losses) from unconsolidated subsidiaries (see Note 5).



  Investments in and Notes Receivable from Real Estate Partnerships



     The Company owns general and limited partnership interests in numerous partnerships that own multi-family apartment properties. Investments in real estate partnerships in which the Company does not have control, are accounted for under the equity method. Under the equity method, the Company's pro-rata share of the earnings or losses of the entity for the periods being presented is included in earnings (losses) from unconsolidated partnerships (see Note 6).



  Real Estate and Depreciation



     Real estate is recorded at cost, less accumulated depreciation, unless considered impaired. If events or circumstances indicate that the carrying amount of a property may be impaired, the Partnership will make an assessment of its recoverability by estimating the future undiscounted cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the fair value of the property. As of December 31, 1997, management believes that no impairments exist based on periodic reviews. No impairment losses were recognized for the years ended December 31, 1997, 1996 and 1995.



     Expenditures that maintain an existing asset which has a useful life of more than one year are capitalized as capital replacement expenditures and depreciated over the estimated useful life of the asset.



     Depreciation is calculated on the straight-line method based on a fifteen to thirty year life for buildings and improvements and five years for furniture, fixtures and equipment.



     Initial capital expenditures are those costs considered necessary by the Partnership in its investment decision to correct deferred maintenance or improve a property. Capital enhancements are costs incurred that add a material new feature or increase the revenue potential of a property. Initial capital expenditures and capital enhancement costs are capitalized and depreciated over the estimated useful lives of the related assets.

                             AIMCO PROPERTIES, L.P.

     The Partnership capitalizes direct and indirect costs (including interest, taxes and other costs) in connection with the development or redevelopment of its Owned Properties and land under development. Direct costs associated with the acquisition of Owned Properties are capitalized as a cost of the assets acquired, and are depreciated over the estimated useful lives of the related assets.



     Expenditures for ordinary repairs, maintenance and apartment turnover costs are expensed as incurred.



  Property Held for Sale



     Property held for sale is recorded at the lower of cost, less accumulated depreciation, or estimated sales proceeds less selling costs. Upon management's determination that a property is to be sold, the Partnership ceases deprecation of the property's assets.



  Cash Equivalents



     The Partnership considers highly liquid investments with an original maturity of three months or less to be cash equivalents.



  Restricted Cash



     Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts, and tax and insurance impound accounts held by lenders.



  Goodwill



     The Partnership records goodwill in connection with purchase business combinations where the aggregate purchase price exceeds the fair value of the assets acquired. Goodwill is amortized on a straight-line basis over a period of 20 years, which represents its useful life.



  Deferred Financing Costs



     Fees and costs incurred in obtaining financing are capitalized. Such costs are amortized over the terms of the related loan agreements and are charged to interest expense.



  Other Assets



     Intangible assets are included in other assets and consist of costs associated with the purchase of property management businesses, including property management contracts, legal and other acquisition costs. These costs are amortized on a straight-line basis over terms ranging from five to twenty years.



  Compensated Absences



     The Partnership employees earn vacation time ratably throughout the calendar year. The rate at which vacation time is earned is based primarily on an employee's length of service. An employee may accrue up to the maximum number of hours for which he/she is eligible to take in any one calendar year. The Partnership's policy is to compensate employees for all vacation time earned, but not taken, upon the employee's termination. As of December 31, 1997, the Partnership has not accrued vacation pay earned, but not yet taken by its employees. Management does not believe that the accrual of earned vacation compensation would have a material effect on the consolidated financial statements.



  Redeemable Partnership Units



     The Partnership accounts for the outstanding common units not held by AIMCO as redeemable partnership units. These units are classified outside of permanent partners' capital in the accompanying

                             AIMCO PROPERTIES, L.P.

balance sheet. The units are initially recorded at their fair value and subsequently adjusted based on the fair value at the balance sheet date as measured by the closing price of AIMCO's common stock on that date by the total number of units outstanding (see Note 15).



  Revenue Recognition



     The AIMCO Properties have operating leases with apartment residents with terms generally of six months or less. Rental revenues and property management and asset management fees are recognized when earned.



  Interest Rate Lock Agreements



     Interest rate lock agreements related to planned refinancings of identified variable rate indebtedness are accounted for as anticipatory hedges. Upon the refinancing of such indebtedness, any gain or loss associated with the termination of the interest rate lock agreement is deferred and recognized over the life of the refinanced indebtedness (see Note 11). In order for the interest rate lock to qualify as an anticipatory hedge, the following criteria must be met: (a) the refinance being hedged exposes the Partnership to interest rate risk; (b) the interest rate lock is designated as a hedge; (c) the significant characteristics and expected terms of the refinance are identified; and (d) it is probable that the refinance will occur. The Partnership believes that all four of the above qualifications have been met. In the event that any of the above qualifications are not met, the interest rate lock will not qualify as an anticipatory hedge, and the gain or loss on the interest rate lock will be recognized in the current period's earnings.



  Income Taxes



     Income or losses of the Partnership are allocated to the partners of the Partnership for inclusion in their respective income tax returns. Accordingly, no provision or benefit for income taxes has been made in the accompanying financial statements. AIMCO has elected to be taxed as a real estate investment trust ("REIT") as defined under the Internal Revenue Code of 1986, as amended (the "Code"). In order for AIMCO to qualify as a REIT, at least 95% of AIMCO's gross income in any year must be derived from qualifying sources. The activities of PAMS, Inc., PAMS, LP and other unconsolidated subsidiaries engaged in the service company business are not qualifying sources.



     As a REIT, AIMCO generally will not be subject to U.S. federal income taxes at the corporate level if it distributes at least 95% of its REIT taxable income to its shareholders. REITs are also subject to a number of other organizational and operational requirements. If AIMCO fails to qualify as a REIT in any taxable year, its taxable income will be subject to U.S. federal income tax at regular corporate rates (including any applicable alternative minimum tax). Even if AIMCO qualifies as a REIT, it may be subject to certain state and local income taxes and to U.S. federal income and excise taxes on its undistributed income.



     For income tax purposes, distributions paid to holders of OP Units consist of ordinary income, capital gains, return of capital or a combination thereof. Earnings and profits, which determine the taxability of distributions to shareholders, differ from net income reported for financial reporting purposes due to differences for U.S. federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investments in the Owned Properties.

                             AIMCO PROPERTIES, L.P.

     For the years ended December 31, 1997, 1996 and 1995, distributions paid per OP Unit were taxable as follows:



                                         1997      %     1996      %     1995      %
                                         -----    ---    -----    ---    -----    ---
Ordinary income........................  $1.74     94%   $1.45     85%   $1.48     89%
Return of capital......................     --     --     0.25     15%    0.18     11%
Capital gains..........................   0.04      2%      --     --       --     --
Depreciation recapture.................   0.07      4%      --     --       --     --
                                         -----    ---    -----    ---    -----    ---
                                         $1.85    100%   $1.70    100%   $1.66    100%
                                         =====    ===    =====    ===    =====    ===



  Earnings Per OP Unit



     Earnings per OP Unit is calculated based on the weighted average number of OP Units, OP Unit equivalents and dilutive convertible securities outstanding during the period. Diluted earnings per OP Unit is based upon the weighted average number of OP Units outstanding during the period and includes the effect of potential issuance of additional OP Units if stock options and warrants were exercised or converted into common stock of AIMCO (see Note 17).



  Fair Value of Financial Instruments



     The estimated aggregate fair value of the Partnership's cash and cash equivalents, receivables, payables and short-term secured and unsecured financing as of December 31, 1997 is assumed to approximate their carrying value due to their relatively short terms. Management further believes that, after consideration of interest rate agreements, the fair market value of the Partnership's secured tax-exempt bond financing and secured long-term financing approximates their carrying value, based on market comparisons to similar types of debt instruments having similar maturities.



     In valuing its investments in securities at their quoted market price, the Partnership has recognized unrealized losses on investments of $1.7 million as of December 31, 1997, which are included as a component of partners' capital.



  Insurance Subsidiary



     Reinsurance premiums written are earned on a monthly pro rata basis over the terms of the policies. A reserve for outstanding losses and loss-related expenses of $14.8 million has been provided at December 31, 1997. The reserve includes estimates for insurance losses incurred but not reported, as well as losses pending settlement. Reserves are based on Management's estimates and are believed to be adequate.



  Use of Estimates



     The preparation of the Partnership's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

                             AIMCO PROPERTIES, L.P.

NOTE 3 -- REAL ESTATE



     Real estate at December 31 is as follows (in thousands):



                                                                 1997        1996
                                                              ----------   ---------
Land........................................................  $  265,570   $ 118,031
Buildings and improvements..................................   1,391,637     747,191
                                                              ----------   ---------
                                                               1,657,207     865,222
Accumulated depreciation....................................    (153,285)   (120,077)
                                                              ----------   ---------
                                                              $1,503,922   $ 745,145
                                                              ==========   =========



     During the years ended December 31, 1997 and 1996, the Company purchased or acquired control of 59 properties (17,191 units) and 42 properties (10,484 units), respectively, and disposed of five properties (916 units) and four properties (1,265 units), respectively, as described below.



     The Partnership directly acquired nine apartment communities in unrelated transactions during 1997 (the "1997 Acquisitions"). The aggregate consideration paid by the Partnership of $204.3 million consisted of $75.4 million in cash,
1.9 million OP Units with a total recorded value of $55.9 million and the assumption of $73.0 million of secured long-term indebtedness.



     As a result of acquisition of the NHP Real Estate Companies (see Note 6) and related tender offers to limited partners, the Company acquired a controlling interest in 15 partnerships (the "Controlled NHP Partnerships"), which own 5,285 units located in 15 apartment communities. The portion of the aggregate purchase price for the NHP Real Estate Companies allocated to the Controlled NHP Partnerships was approximately $269.3 million, including the assumption of approximately $212.3 million of mortgage indebtedness.



     In October 1997, the Partnership acquired a portfolio of 35 residential apartment properties (the "Winthrop Portfolio"). The aggregate purchase price of $263.0 million, including transaction costs, was comprised of $115.6 million in cash, the assumption of $8.3 million in mortgage indebtedness and the creation of $139.1 million of new indebtedness secured by the properties. The Partnership has also budgeted an additional $16.0 million in initial capital expenditures related to the Winthrop Portfolio.



     During 1997, the Partnership sold five apartment properties containing 916 units to an unaffiliated third party (the "1997 Dispositions"). Cash proceeds from the sale of approximately $22.7 million were used to repay a portion of the Partnership outstanding indebtedness. The Partnership recognized a gain of approximately $2.8 million on the disposition on these five properties.



     The Partnership acquired 100% ownership in seven apartment properties in unrelated transactions in 1996 (the "1996 Acquisitions"). The aggregate consideration paid by the Partnership of $93.1 million consisted of $26.0 million in cash, 1,449,403 in OP Units with a total recorded value of $30.3 million and the assumption of $31.7 million of secured long-term indebtedness and $5.1 million of secured short-term indebtedness. Each transaction, with the exception of Peachtree Park and Somerset Village (see Note 19), was with an unaffiliated third party.



     In November 1996, the Partnership completed the acquisition (the "English Portfolio Acquisition") of certain partnership interests, real estate and related assets owned by J.W. English, a Houston, Texas-based real estate syndicator and developer, and certain affiliated entities (collectively, the "J.W. English Companies"). The English Portfolio Acquisition included the purchase of all of the general and some of the limited partnership interests in 22 limited partnerships which act as the general partner to 31 limited partnerships (the "English Partnerships") that own 22 multi-family apartment properties, aggregating 5,230 apartment units, and four commercial properties, primarily in Houston, Texas; title to a 104-unit apartment property in

                             AIMCO PROPERTIES, L.P.

Houston, Texas; certain assets of J. W. English Management Company which provided management services to the apartment properties; and other real estate interests related to the J.W. English Companies' operations. The aggregate purchase price of the English Portfolio Acquisition was $23.1 million, consisting of $15.2 million in OP Units and $7.9 million in cash. The English Partnerships are subject to approximately $95.4 million of mortgage debt.



     The Partnership also made separate offers (the "English Tender Offers") to the limited partners of 25 of the English Partnerships (the "Tender Offer English Partnerships") to acquire their limited partnerships interests. The various limited partners accepted tenders representing, in the aggregate, approximately 46% of all outstanding limited partnership interests in the Tender Offer English Partnerships. The Partnership paid $16.0 million in cash and $1.7 million in OP Units for the interests tendered in the English Tender Offers. The remaining limited partners elected to continue as limited partners in the Tender Offer English Partnerships.



     In a series of related transactions completed in November and December 1996, the Partnership acquired general partnership interests in 21 limited partnerships which own twelve multi-family apartment properties (collectively, the "Dallas Acquisition Properties") aggregating 2,839 apartment units, primarily in the Dallas, Texas metropolitan area, and loans made by the general partners and their affiliates to such partnerships, for an aggregate price of $26.7 million in cash (collectively, the "Dallas Portfolio Acquisition"). The Dallas Acquisition Properties are subject to approximately $60.7 million of mortgage debt. The existing limited partners retained their interest in such limited partnerships.



     During 1996, the Partnership disposed of four properties (the "1996 Dispositions"). The properties were sold to one unaffiliated third party. The cash proceeds from the disposition of approximately $17.1 million were used to pay down $9.2 million of the Partnership's outstanding indebtedness and to provide funds available for future investment purposes. The Partnership recognized a total gain of approximately $44,000 on the disposition of these four properties.



     In the fourth quarter of 1996, the Partnership completed construction of a 92 apartment unit expansion within the Fairways Apartments in Phoenix, Arizona for a cost of approximately $6.0 million.



     In 1996, the Partnership acquired Sun Katcher Apartments, a 360-unit apartment property located in Jacksonville, Florida, at a cost of $4.0 million. In 1997, the redevelopment of Sun Katcher was completed at a cost of $4.9 million. The Partnership also recently commenced the renovation and upgrading of Bay West Apartments, a 376-unit apartment property located in Tampa, Florida, for a projected cost of $4.8 million (of which $0.9 million has already been spent), to reposition the property in the marketplace. In addition, the Partnership expects to undertake a major renovation of the Morton Towers Apartments, a 1,277-unit apartment property located in Miami Beach, Florida, at an estimated cost of $35.0 million. Approximately $0.4 million has been spent on the Morton Towers redevelopment as of December 31, 1997.



     Interest of $1.3 million, $0.8 million and $0.1 million was capitalized for the years ended December 31, 1997, 1996 and 1995, respectively.



NOTE 4 -- INVESTMENT IN AMBASSADOR APARTMENTS, INC.



     In September 1997, the Partnership acquired 886,600 shares of common stock ("Ambassador Common Stock") of Ambassador Apartments, Inc. ("Ambassador"), a publicly traded REIT, for $19.9 million in cash. The shares acquired represented 8.4% of the shares of Ambassador Common Stock outstanding as of the date of the purchase. As of December 31, 1997, the fair market value of the Ambassador stock is $18.2 million. Accordingly, the Partnership has recognized an unrealized loss on the Ambassador investment of $1.7 million, which is included as a component of partners' capital.



     On December 23, 1997, AIMCO and Ambassador entered into an Agreement and Plan of Merger (the "Ambassador Merger Agreement") pursuant to which Ambassador will be merged with and into AIMCO,

                             AIMCO PROPERTIES, L.P.

with AIMCO being the surviving corporation (the "Ambassador Merger"). The Ambassador Merger Agreement also provides that, unless otherwise agreed by the parties, Ambassador Apartments, L.P., a Delaware limited partnership (the "Ambassador Operating Partnership"), will be merged with and into the Partnership (the "Ambassador Reorganization") and all outstanding Ambassador Operating Partnership interests will be converted into OP Units at the Conversion Ratio, as defined below. Ambassador conducts substantially all of its operations through the Ambassador Operating Partnership and its subsidiaries. In the Ambassador Merger Agreement, the Ambassador Common Stock is valued at $21 per share. Holders of Ambassador Common Stock will receive for each share an amount of Class A Common Stock equal to the Conversion Ratio. The "Conversion Ratio" means the quotient determined by dividing $21 by the "AIMCO Index Price," which is the aggregate of the average of the high and low sales prices for Class A Common Stock on each of the twenty consecutive NYSE trading days ending on the fifth NYSE trading day immediately preceding the closing of the Ambassador Merger, divided by 20. If the AIMCO Index Price is less than $36 (i.e. the Conversion Ratio is greater than 0.583), then the AIMCO may elect to fix the Conversion Ratio at 0.583 and pay to each holder of Ambassador Common Stock cash sufficient to provide $21 in value for each share of Ambassador Common Stock.



     The Ambassador Merger Agreement provides that any outstanding options to purchase Ambassador Common Stock may be converted, at the election of the option holder, into cash or options to purchase Class A Common Stock at the Conversion Ratio. The Ambassador Merger Agreement further states that Ambassador's outstanding preferred stock, par value $0.01 per share (the "Ambassador Preferred Stock"), shall be redeemed, subject to the right of holders of shares of Ambassador Preferred Stock to convert such shares into Ambassador Common Stock, immediately prior to the Ambassador Merger.



     Ambassador is a self-administered and self-managed REIT engaged in the ownership and management of garden-style apartment properties leased primarily to middle income tenants. As of December 31, 1997, Ambassador owned 52 apartment communities with a total of 15,728 units located in Arizona, Colorado, Florida, Georgia, Illinois, Tennessee and Texas. In addition, Ambassador manages one property containing 252 units for an unrelated third party. Ambassador conducts substantially all of its operations through the Ambassador Operating Partnership and its subsidiaries. As of December 31, 1997, Ambassador held approximately 94% of the outstanding common units and 100% of the outstanding preferred units of the Ambassador Operating Partnership.



     The closing of the Ambassador Merger occurred during the second quarter of 1998 (see Note 22).



NOTE 5 -- INVESTMENTS IN AND NOTES RECEIVABLE FROM UNCONSOLIDATED SUBSIDIARIES



     In order to satisfy certain requirements of the Internal Revenue Code (the "Code") applicable to AIMCO's status as a REIT, certain assets of the Company are held through corporations (the "Unconsolidated Subsidiaries") in which the Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method. As of December 31, 1997, the Unconsolidated Subsidiaries included AIMCO/NHP Holdings, Inc. ("ANHI"), AIMCO/NHP Properties, Inc. ("ANPI"), NHP Property Management Company ("NHPMC"), and NHP A&R Services, Inc. ("NHPA&R").



     In May and September of 1997, AIMCO acquired an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). Pursuant to the NHP Merger, each outstanding share of NHP Common Stock was converted into either (i) 0.74766 shares of Class A Common Stock or (ii) at the shareholder's option, 0.37383 shares of Class A Common Stock and

                             AIMCO PROPERTIES, L.P.

$10.00 in cash. As a result of the NHP Merger, AIMCO issued 6,759,148 shares of Class A Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase was $349.5 million. Subsequent to the NHP Merger, AIMCO contributed substantially all the assets and liabilities of NHP to the Partnership in exchange for OP Units.



     In connection with the NHP Merger, the Partnership recorded approximately $125 million in goodwill, which is being amortized using the straight line method over a period of 20 years.



     In addition, in connection with the NHP Merger, the Partnership executed a plan to close NHP's headquarters in Vienna, Virginia. Concurrent with this plan, certain employees of NHP were either terminated or relocated to the Indianapolis, Indiana office. The Partnership incurred $2.7 million in severance and relocation costs, which were capitalized as a cost of the acquisition.



     In connection with the purchase of NHP, the Partnership acquired NHP's property management business, as well as several other businesses, including a membership purchasing organization, home health care services, and insurance services. Immediately following the purchase, the Partnership completed a reorganization which resulted in those businesses being conducted by ANHI, ANPI, NHPMC and NHPA&R.



     As of December 31, 1997, the Partnership's investment in the Unconsolidated Subsidiaries totaled $84.5 million, which consisted of $50.0 million in notes receivable from, and $34.5 million in preferred stock of, the Unconsolidated Subsidiaries.



     See selected combined financial information for the Partnership's Unconsolidated Subsidiaries and unconsolidated partnerships at Note 6.



NOTE 6 -- INVESTMENT IN AND NOTES RECEIVABLE FROM UNCONSOLIDATED REAL ESTATE PARTNERSHIPS



     In connection with the purchase of the NHP Real Estate Companies, the Company acquired general and limited partnership interests in partnerships that own 82,374 conventional and affordable apartment units in 519 apartment properties. The Company's ownership interests in these partnerships ranges from 1% to 100%, and the provisions of the partnership agreements give the Company varying degrees of control.



     Subsequent to the acquisition of the NHP Real Estate Companies, the Company contributed interests in certain of the limited partnerships which they controlled to AIMCO/NHP Partners, L.P. ("ANPLP"), a partnership in which the Partnership owns a 99% limited partnership interest. A limited liability company owned by certain directors and officers of AIMCO is the 1% general partner of ANPLP. Based on the provisions of the partnership agreement for ANPLP, the Partnership does not possess control of the partnership.



     At December 31, 1997, Company's investment in unconsolidated partnerships totaled $212.1 million.

                             AIMCO PROPERTIES, L.P.

     The following table provides selected combined financial information for both the Company's Unconsolidated Subsidiaries and unconsolidated partnerships as of and for the year ended December 31, 1997 (in thousands):



Real estate, net of accumulated depreciation................  $2,252,702
Management contracts........................................      51,441
Goodwill....................................................      45,494
Total assets................................................   2,827,264
Secured notes payable.......................................   2,951,989
Stockholders' and partners' equity..........................    (767,201)
Total liabilities and stockholders' and partners' equity....  $2,827,264
Rental and other property revenues..........................  $  501,384
Property operating expenses.................................    (303,547)
Depreciation expense........................................     (63,384)
Service company revenues....................................      23,776
Service company expenses....................................     (11,733)
Interest expense............................................     156,929
Net loss before gain on disposition of properties and
  discontinued operations...................................      (7,589)
Net income..................................................  $   11,536



NOTE 7 -- SECURED NOTES PAYABLE



     In April 1997, 23 partnerships controlled by the Partnership completed a $108.0 million refinancing of secured, short term, floating rate indebtedness with secured, 20-year, fixed rate, fully amortizing debt. The new notes are secured by 27 apartment properties owned by such partnerships. In connection with this refinancing, the Partnership received proceeds of $3.4 million from two interest rate lock agreements accounted for as hedges (see Note 11). The gain on the interest rate lock agreements was deferred and will be amortized over the life of the debt.



     During 1997, the Partnership assumed $220.4 million in mortgage indebtedness in connection with the purchase of 39 apartment properties. In addition, in connection with the acquisition of the NHP Real Estate Companies (see Note 6), the Partnership assumed fixed-rate indebtedness totaling approximately $209.8 million, which is secured by 15 properties held by NHP Partnerships in which the Partnership acquired controlling interests.



     In December 1997, the Partnership refinanced certain notes payable secured by 27 properties, of which, five are Owned Properties and are consolidated. The new notes have an aggregate outstanding principal balance of $91.5 million as of December 31, 1997 and carry fixed interest rates ranging from 6.6% to 6.8%. The new notes are fully amortizing, requiring monthly principal and interest payments, and mature in December 2012. In anticipation of the refinancing, the Partnership entered into an interest rate lock agreement with an investment banking company ("the March Hedge"). The March Hedge had a notional value of $100.0 million and fixed the interest rate of the anticipated refinancing at 7.053%. The March Hedge was settled in connection with the refinancing, at which time the Partnership realized a loss on the hedge of approximately $10.9 million. The loss on the hedge will be amortized over the life of the refinanced debt (see Note 11).

                             AIMCO PROPERTIES, L.P.

     The following table summarizes the Partnership's long-term secured notes payable at December 31, 1997 and 1996, all of which are non-recourse to the Partnership (in thousands):



                                                                1997       1996
                                                              --------   --------
Fixed rate, ranging from 5.0% to 10.1%, or a weighted
  average all-in rate of 8.10%, fully-amortizing notes
  maturing at various dates through 2029....................  $561,056   $165,762
Fixed rate, ranging from 7.25% to 9.5%, or a weighted
  average all-in rate of 8.73%, non-amortizing notes
  maturing at various dates through 2001....................   106,424     57,198
Floating rate, ranging from 6.7% to 7.4% at December 31,
  1997, or a weighted average all-in rate of 7.7%,
  non-amortizing notes maturing at various dates through
  2005......................................................    13,941     19,150
                                                              --------   --------
                                                              $681,421   $242,110
                                                              ========   ========



     Real estate assets which secure the first trust deeds for these secured notes payable had a net book value of $1,117.6 million at December 31, 1997.



     As of December 31, 1997, the scheduled principal payments for the Partnership's secured notes payable are as follows (in thousands):



1998........................................................  $125,879
1999........................................................    34,385
2000........................................................    20,178
2001........................................................    75,967
2002........................................................    14,750
Thereafter..................................................   410,362
                                                              --------
                                                              $681,421
                                                              ========



NOTE 8 -- SECURED SHORT-TERM FINANCING



     The Partnership utilizes a variety of secured short-term financing instruments to manage its working capital needs and to fund real estate investments. In 1994, the Partnership obtained a variable rate revolving credit facility (the "Credit Facility") with Bank of America National Trust and Savings Association ("Bank of America"). In August 1996, the Credit Facility was extended through August 1998, the interest rate was reduced from LIBOR plus 1.75% to LIBOR plus 1.625% and the commitment was increased from $40.0 million to $50.0 million. In May 1997, the Partnership increased its maximum amount available under the Credit Facility from $50.0 million to $100.0 million. Interest on the Credit Facility was payable monthly at the variable interest rate of LIBOR plus 1.45% unless borrowings exceed 60% of the aggregate collateral value, in which case, the interest rate was LIBOR plus 1.70%. Commitment fees of 0.125% per annum on the remaining availability were payable quarterly. The outstanding balance under the Credit Facility was $33.5 million at December 31, 1997.

                             AIMCO PROPERTIES, L.P.

     The following table summarizes the Partnership's secured short-term financing at December 31, 1997 and 1996 (in thousands):



                                                               1997       1996
                                                              -------   --------
Floating rate interest only note, having a stated interest
  rate of 7.67% at December 31, 1997........................  $19,050   $115,499
Floating rate interest only notes...........................       --     25,615
Floating rate interest only notes secured by property held
  for sale..................................................       --      1,051
9.25% fixed rate, non-amortizing note.......................      549      5,074
Floating rate Credit Facility, interest at 7.33% at December
  31, 1997, expiring August 1998............................   33,500     44,800
                                                              -------   --------
                                                              $53,099   $192,039
                                                              =======   ========



     Real estate assets, which secure the Partnership's short-term financing, had a net book value of $104.0 million at December 31, 1997.



     Secured short-term indebtedness totaling $33.5 million is guaranteed by AIMCO and certain of its affiliates and secured by an assignment of the Partnership's general partnership interests in 12 of the English Partnerships.



     The Partnership replaced the Credit Facility with a new $50 million unsecured revolving credit facility in January 1998, and a new $50 million secured revolving credit facility in February 1998 (see Note 21).



NOTE 9 -- SECURED TAX-EXEMPT BOND FINANCING



     The following table summarizes the Partnership's secured tax-exempt bond financing at December 31, 1997 and 1996, which is non-recourse to the Partnership (in thousands):



                                                               1997      1996
                                                              -------   -------
7.0% fully-amortizing bonds, effective rate of 7.3%, due
  July 2016.................................................  $46,498   $47,674
6.9% fully-amortizing bonds due, effective rate of 7.3% July
  2016......................................................    9,529     9,773
4.2% interest only bonds, effective rate of 6.7%, due July
  2016......................................................    5,958     6,000
6.0% interest only bonds, effective rate of 6.7%, secured by a letter of credit in the amount of $5,350, due September
  1998......................................................    5,325     5,350
5.4% interest only bonds due December 2002..................    6,700     6,700
                                                              -------   -------
                                                              $74,010   $75,497
                                                              =======   =======



     Real estate assets securing the tax-exempt bond financing had a net book value of $107.5 million at December 31, 1997.



     As of December 31, 1997, the scheduled principal payments for the Partnership's secured tax-exempt bonds are as follows (in thousands):



1998........................................................   $ 7,031
1999........................................................     1,827
2000........................................................     1,956
2001........................................................     2,096
2002........................................................     2,244
Thereafter..................................................    58,856
                                                               -------
                                                               $74,010
                                                               =======

                             AIMCO PROPERTIES, L.P.

NOTE 10 -- UNSECURED SHORT-TERM FINANCING



     In November 1996, the Partnership borrowed $12.5 million in conjunction with the purchase of limited partnership interests in the English Partnerships. The loan was repaid in February 1997 with proceeds from a public offering of shares of Class A Common Stock (see Note 15), which were contributed by AIMCO to the Partnership.



NOTE 11 -- INTEREST RATE LOCK AGREEMENTS



     In 1996, in anticipation of refinancing certain indebtedness, the Partnership entered into two interest rate lock agreements with a major New York investment banking company (the "1996 Hedges"). The 1996 Hedges had an aggregate notional value of $100.0 million and fixed the interest rate of the anticipated refinancings at 6.2% and 6.3%. The 1996 Hedges were settled in April 1997 in connection with the refinancing, at which time the Partnership realized aggregate gains of approximately $3.4 million (see Note 7).



     In March 1997, the Partnership entered into an interest rate lock agreement with an investment banking company (the "March Hedge"). The March Hedge had a notional value of $100.0 million and fixed the interest rate of the anticipated refinancing at 7.053%. The March Hedge was settled December 1997, in connection with the refinancing, at which time the Partnership realized a loss on the hedge of approximately $10.9 million (see Note 7).



     In September 1997, the Partnership entered into an interest rate lock agreement (the "September Hedge") in anticipation of refinancing certain other long-term indebtedness. The September Hedge has a notional principal amount of $75.0 million, matures on March 19, 1998 and fixes the ten year treasury rate at 6.211% (see Note 21). Based on the fair value of the interest rate lock agreement at December 31, 1997, the Partnership has a potential loss of the September Hedge of approximately $2.6 million.



     In October 1997, the Partnership entered into an interest rate lock agreement (the "October Hedge") in anticipation of incurring indebtedness in connection with the acquisition of the Foxchase Apartments. The October Hedge had a notional value of $70.0 million and fixed the interest rate of the anticipated indebtedness at 6.13%. The October Hedge was settled in December 1997 when the Foxchase acquisition was completed, at which time the Partnership realized a loss of $1.4 million.



     The Partnership is exposed to credit risk in the event of nonperformance by the other parties to the interest rate lock agreements. However, the Partnership does not anticipate nonperformance by the counterparties. In addition, since the variable rate in the interest rate lock agreements is not on the same basis as the variable rate indebtedness, the Partnership is exposed to losses to the extent that the LIBOR rate and the Treasury rate change independently of each other. The Partnership does not anticipate that inconsistent changes in the LIBOR rate and the Treasury rate will have a material effect.



NOTE 12 -- COMMITMENTS AND CONTINGENCIES



  Legal



     In November 1996, purported limited partners of certain of the Tender Offer English Partnerships filed a class action lawsuit against the Partnership, the General Partner, AIMCO and AIMCO/PAM Properties L.P. (collectively, the "AIMCO Parties") and J.W. English in the U.S. District Court for the Northern District of California (the "Federal Action"), alleging among other things, that the AIMCO Parties conspired with J.W. English to breach his fiduciary duty to the plaintiffs, and that the offering materials used by the AIMCO Parties in connection with the English Tender Offers contained misleading statements or omissions. The Federal Action was voluntarily dismissed, without prejudice, in favor of another purported class action filed in May 1997 by limited partners of certain of the Tender Offer English Partnerships and six additional English Partnerships. Two complaints were filed in Superior Court of the State of California (the "California

                             AIMCO PROPERTIES, L.P.

Actions") against the AIMCO Parties and the J.W. English Companies, alleging, among other things, that the consideration the AIMCO Parties offered in the English Tender Offers was inadequate and designed to benefit the J.W. English Companies at the expense of the limited partners, that certain misrepresentations and omissions were made in connection with the English Tender Offers, that the AIMCO Parties receive excessive fees in connection with their management of the properties owned by the English Partnerships, that the AIMCO Parties continue to refuse to liquidate the English Partnerships and that the English Acquisition violated the partnership agreements governing the English Partnerships and constituted a breach of fiduciary duty.



     In addition to unspecified compensation and exemplary damages, the original complaints in the California Actions sought an accounting, a constructive trust on the assets and monies acquired by the English defendants in connection with the English Acquisition, a court order removing the AIMCO Parties from management of the English Partnerships and/or ordering disposition of the properties and attorneys fees, expert fees and other costs. The AIMCO Parties intend to vigorously defend themselves in connection with these actions. The AIMCO Parties believe they are entitled to indemnity from the J.W. English Companies, subject to certain exceptions. Failure by the AIMCO Parties to prevail in the California Actions or to receive indemnification could have a material adverse effect on the Partnership's financial condition and results of operations.



     On August 4, 1997, the AIMCO Parties filed demurrers to both complaints in the California Actions. At a hearing on the demurrers on January 9, 1998, the court granted the AIMCO Parties demurrers to each of the three causes of action against it in the two complaints, with leave to amend. On February 25, 1998, the plaintiffs filed a consolidated amended class and derivative complaint for damages (the "Consolidated Amended Complaint"). The AIMCO Parties have until March 27, 1998 to file a demurrer on behalf of the AIMCO Parties defendants. See
Note 21.



     The Partnership is a party to various legal actions resulting from its operating activities. These actions are routine litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which are expected to have a material adverse effect on the consolidated financial condition or results of operations of the Partnership.



  HUD Enforcement and Limited Denials



     A significant number of the affordable units included in the AIMCO Properties are subject to regulation by the U.S. Department of Housing and Urban Development ("HUD"). HUD has the authority to suspend or deny property owners and managers from participation in HUD programs with respect to additional assistance within a geographic region through imposition of a limited denial of participation ("LDP") by any HUD office or nationwide for violations of HUD regulatory requirements. In March 1997, HUD announced its intention to step up enforcement against property owners and managers who violate their agreements with HUD, and in July 1997, HUD announced the creation of a new department-wide enforcement division. Three HUD field offices have recently issued LDPs to NHP as a result of physical inspections and mortgage defaults at four NHP Properties, two of which are managed by the Partnership. One LDP was subsequently withdrawn and another was terminated in December 1997 after a reinspection of the property. The one remaining LDP, unless lifted, suspends the Partnership's ability to manage or acquire additional HUD-assisted properties in eastern Missouri until June 24, 1998. AIMCO has requested that HUD terminate the one remaining LDP, but HUD has so far refused to do so, and the Partnership cannot determine whether HUD will reverse that decision with respect to the affected region. Because an LDP is prospective, existing HUD agreements are not affected, so an LDP is not expected to result in the loss of management service revenue from or otherwise to affect properties that the Partnership currently manages in the subject regions. If HUD were to disapprove the Partnership as property manager for one or more affordable properties, the Partnership's ability to obtain property management revenues from new affordable properties may be impaired.

                             AIMCO PROPERTIES, L.P.

     HUD monitors the performance of properties with HUD-insured mortgage loans. HUD also monitors compliance with applicable regulations, and takes performance and compliance into account in approving management of HUD-assisted properties. In this regard, since July 1988, 29 HUD-assisted properties owned or managed by the NHP Real Estate Companies or NHP have defaulted on non-recourse HUD-insured mortgage loans. Eight of these 29 properties are also currently managed by the Partnership. An additional six properties owned or managed by the Partnership have received unsatisfactory performance ratings. As a result of the defaults and unsatisfactory ratings, a national HUD office must review any field office approval of the Partnership to act as property manager for a HUD-assisted property. The national HUD office has consistently approved NHP's applications to manage new properties, and the Partnership received HUD clearance to acquire NHP and the NHP Real Estate Companies. The Partnership believes that it enjoys a good working relationship with HUD and that the national office will continue to apply the clearance process to large management portfolios such as the Partnership, including the NHP Properties, with discretion and flexibility. While there can be no assurance, the Partnership believes that the unsatisfactory reviews and the mortgage defaults will not unsatisfactory have a material impact on its results of operations or financial condition.



     In October 1997, NHP received a subpoena from the Inspector General of HUD (the "Inspector General") requesting documents relating to any arrangement whereby NHP or any of its affiliates provides or has provided compensation to owners of HUD multi-family projects in exchange for or in connection with management of a HUD project. The Partnership believes that other owners and managers of HUD projects have received similar subpoenas. Documents relating to certain of the Partnership's acquisitions of property management rights for HUD projects may be responsive to the subpoena. The Partnership is in the process of complying with the subpoena and has provided certain documents to the Inspector General, without conceding that they are responsive to the subpoena. The Partnership believes that its operations are in compliance, in all material respects, with all laws, rules and regulations relating to HUD-assisted or HUD-insured properties. Although the Inspector General has not initiated any action against the Partnership or, to the Partnership's knowledge, any owner of a HUD property managed by the Partnership, if any such action is taken in the future, it could ultimately affect existing arrangements with respect to HUD projects or otherwise have a material adverse effect on the results of operations of the Partnership.



  Environmental



     Certain of the Owned Properties, and some of the other AIMCO Properties, are located on or near properties that contain or have contained underground storage tanks or on which activities have occurred which could have released hazardous substances into the soil or groundwater. There can be no assurance that such hazardous substances have not been released or have not migrated, or in the future will not be released or will not migrate, onto the AIMCO Properties. Such hazardous substances have been released at certain Owned Properties and, in at least one case, have migrated from an off-site location onto an Owned Property. In addition, the Partnership's Montecito property in Austin, Texas, is located adjacent to, and may be partially on, land that was used as a landfill. Low levels of methane and other landfill gas have been detected at Montecito. The City of Austin (the "City"), the former landfill operator, has assumed responsibility for conducting all investigation and remedial activities to date associated with the methane and other landfill gas. The remediation of the landfill gas is now substantially complete and the Texas Natural Resources Conservation Commission ("TNRCC") has preliminarily approved the methane gas remediation efforts. Final approval of the site and the remediation process is contingent upon the results of continued methane gas monitors to confirm the effectiveness of the remediation efforts. Should further actionable levels of methane gas be detected, a proposed contingency plan of passive methane gas venting may be implemented by the City. The City has also conducted testing at Montecito to determine whether, and to what extent, groundwater has been impacted. Based on test reports received to date by the Partnership, the groundwater does not appear to be contaminated at actionable levels. The Partnership has not incurred, and does not expect to incur, liability for the landfill investigation and remediation; however, the Partnership has relocated some of its tenants and

                             AIMCO PROPERTIES, L.P.

has installed a venting system according to the TNRCC's specifications under the buildings slabs, in connection with the present raising of four of its buildings in order to install stabilizing piers thereunder, at a total cost of approximately $550,000, which is primarily the cost for the restabilization. The restabilization was substantially completed in January 1998. The City will be responsible for monitoring the conditions of Montecito.



     All of the Owned Properties were subject to Phase I or similar environmental audits by independent environmental consultants prior to acquisition. The audits did not reveal, nor is the Partnership aware of, any environmental liability relating to such properties that would have a material adverse effect on the Partnership's business, assets or results of operations. The Managed Properties may not have been subject to Phase I or similar environmental audits by independent environmental consultants. However, the Partnership is not aware of any environmental liability that would have a material adverse effect on its business, financial condition or results of operations relating to the Managed Properties.



     In October 1997, NHP received a letter ("the EPA Letter") from the U.S. Department of Justice ("DOJ") which stated that the U.S. Environmental Protection Agency ("EPA") has requested that the DOJ file a lawsuit against NHP alleging, among other things, that NHP violated the Clean Air Act, the National Recycling and Emissions Reduction Programs and associated regulations in connection with the employment of certain unlicensed personnel, maintenance and disposal of certain refrigerants, and record-keeping practices at two properties. A settlement in principle between NHP and EPA has been reached, whereby NHP has agreed to pay a fine of less than $0.1 million, permit the EPA to audit 40 NHP with respect to their use and disposal of such refrigerants, and continue to provide training to all maintenance workers with respect to the disposal of such refrigerants. A formal settlement agreement is expected to be executed in 1998. It is possible that the future EPA audits agreed to in the settlement could result in additional allegations by EPA of violations at such properties; however, based on the terms of the settlement agreement with DOJ, the Company anticipates that the fines, if any, resulting from such audits will be nominal.



  Lease Commitments



     Minimum payments under the terms of all noncancellable operating leases in which the Partnership is the lessee, principally for office space, at December 31, 1997 are as follows (in thousands):



1998........................................................  $  541
1999........................................................     376
2000........................................................     211
2001........................................................     170
2002........................................................     127
                                                              ------
                                                              $1,425
                                                              ======



     Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $0.7 million, $0.6 million and $0.6 million, respectively.



NOTE 13 -- MINORITY INTERESTS IN OTHER PARTNERSHIPS



     Interests held by limited partners (other than the Company) in real estate partnerships controlled by the Company are reflected as Minority Interests in Other Partnerships. Net income is allocated based on the percentage interest owned by these limited partners in each respective real estate partnership.



NOTE 14 -- AIMCO REGISTRATION STATEMENTS



     In April 1997, AIMCO filed a shelf registration statement with the Securities and Exchange Commission which provides for the offering of, on a delayed or continuous basis, debt securities, Class A Common Stock, preferred stock and warrants with an aggregate value of up to $1.0 billion. The shelf registration statement was

                             AIMCO PROPERTIES, L.P.

declared effective in May 1997. As of December 31, 1997, AIMCO has issued 12,052,418 shares of Class A Common Stock and 3,150,000 shares of preferred stock under the shelf registration, the aggregate gross proceeds of which was $475.6 million. The proceeds from such offerings were contributed by AIMCO to the Partnership for 12,052,418 OP Units and 3,150,000 Preferred Units. As of December 31, 1997, up to $524.4 million of additional securities may be sold under the shelf registration.



     In February 1998, AIMCO issued 4,200,000 shares of newly created AIMCO Class D Cumulative Preferred Stock ("Class D Preferred Stock") for gross proceeds of $105.0 million (see Note 22). The proceeds from such offering were contributed by AIMCO to the Partnership for 4,200,000 Preferred Units. After giving effect to the sale of the Class D Preferred Stock, up to $419.4 million of additional securities may be sold under the shelf registration.



NOTE 15 -- PARTNERS' CAPITAL



     During 1996 AIMCO issued 895,250 shares of Class A Common Stock to certain executive officers (or entities controlled by them) at $20.75 per share, pursuant to the exercise of stock options issued under the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan. In exchange for the shares purchased, the executive officers (or entities controlled by them) executed notes payable totaling $18.6 million to AIMCO of which $11.9 million was repaid during 1997. The notes receivable were contributed by AIMCO to the Partnership in exchange for 895,250 OP Units.



     In September 1996, AIMCO's Board of Directors authorized the repurchase of up to 500,000 shares of Class A Common Stock in open market and privately negotiated purchase transactions. The stock may be purchased from time to time as market conditions warrant.



     In February 1997, AIMCO completed a public offering of 2,015,000 shares of Class A Common Stock at a public offering price of $26.75 per share. The net proceeds of approximately $51.0 million were contributed by AIMCO to the Partnership for 2,015,000 OP Units and were used to repay a portion of the Partnership's indebtedness incurred in connection with 1996 acquisitions.



     In May 1997, AIMCO sold 2,300,000 shares of Class A Common Stock at an average price of $28 per share in two public offerings. The net proceeds of approximately $63.0 million were contributed by AIMCO to the Partnership for 2,300,000 OP Units and were used to repay $56.0 million of outstanding indebtedness under the Credit Facility and to provide working capital of $7.0 million. In addition, AIMCO issued 2,142,857 shares of Class A Common Stock in connection with the acquisition of 2,866,073 shares of NHP Common Stock (see
Note 5).



     In July 1997, AIMCO sold 1,100,000 shares of Class A Common Stock to certain members of AIMCO's senior management at a price of $30 per share, the closing price of the stock on the date of purchase. In exchange for the shares purchased, such members of senior management executed notes payable to AIMCO totaling $33.0 million, of which $15.8 million has been repaid as of February 28, 1998. The notes bear interest at 7.25% per annum, payable quarterly, and mature in 2007. The notes are secured by the stock purchased and are recourse as to 25% of the original amount borrowed. The notes receivable were contributed by AIMCO to the Partnership in exchange for 1,100,000 OP Units.



     In August 1997, AIMCO sold 750,000 shares of newly created Class B Cumulative Convertible Preferred Stock ("Class B Preferred Stock") for gross proceeds of $75.0 million in cash to an institutional investor in a private transaction. The proceeds from the offering were contributed by AIMCO to the Partnership in exchange for 750,000 Class B Preferred Units and were used by the Partnership to repay outstanding indebtedness under the Credit Facility and to provide working capital. Holders of the Class B Preferred Stock (which mirror those of the Class B Preferred Units) are entitled to receive, when, as and if declared by the Board of Directors, quarterly cash distributions per share equal to the greater of $1.78125 or the cash distributions declared on the number of shares of Class A Common Stock into which one share of Class B

                             AIMCO PROPERTIES, L.P.

Preferred Stock is convertible. Each share of Class B Preferred Stock is convertible at the option of the holder, beginning in August 1998, into 3.28407 shares of Class A Common Stock, subject to certain anti-dilution adjustments. The agreement pursuant to which AIMCO issued the Class B Preferred Stock provides that the holders of such stock may require AIMCO to repurchase the Class B Preferred Stock at a price of $105 per share, plus accrued and unpaid distributions, if (i) at any time AIMCO fails to qualify as a REIT; or (ii) upon the occurrence of a change of control of AIMCO, as defined by the aforementioned agreement. The Class B Preferred Stock is senior to the Class A Common Stock as to distributions and liquidation, and is non-voting.



     In August and September 1997, AIMCO issued an aggregate of 5,052,418 shares of Class A Common Stock to institutional investors for aggregate net proceeds of $156.9 million. AIMCO used $114.4 million of such proceeds to purchase 5,717,000 shares of NHP Common Stock from ANHI, used $7.0 million to purchase 351,974 additional shares of NHP Common Stock from a third party pursuant to a stock purchase agreement, and contributed the remaining $35.5 million to the Partnership (see Note 5). An additional 61,364 shares of Class A Common Stock were subsequently issued in exchange for 82,074 shares of NHP Common Stock. In December 1997, AIMCO issued 4,554,873 shares of Class A Common Stock in connection with the NHP Merger (see Note 5). Substantially all the assets and liabilities of NHP were contributed by AIMCO to the Partnership.



     In October 1997, AIMCO issued 7,000,000 shares of Class A Common Stock. The net proceeds were contributed by AIMCO to the Partnership in exchange for 7,000,000 OP Units. Net proceeds from the sale of approximately $242.5 million were used to fund certain property acquisitions, repay outstanding indebtedness under the Credit Facility and provide working capital.



     In December 1997, AIMCO issued 2,400,000 shares of newly created Class C Cumulative Preferred Stock ("Class C Preferred Stock") for net proceeds of $58.1 million. The proceeds from the offering were contributed to the Partnership in exchange for 2,400,000 Class C Preferred Units and were used by the Partnership to repay indebtedness outstanding under the Credit Facility and to provide working capital. Holders of the Class C Preferred Stock (which mirror those of the Class C Preferred Units) are entitled to receive, when, as and if declared by the Board of Directors, annual cash distributions equal to $2.25 per share. The Class C Preferred Stock is senior to the Class A Common Stock as to distributions and liquidation, and is non-voting. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distributions by AIMCO shall be made to any holders of Class A Common Stock, the holders of the Class C Preferred Stock shall be entitled to receive a liquidation preference of $25 per share, plus accrued and unpaid distributions.



     In February 1998, AIMCO issued 4,200,000 shares of Class D Cumulative Preferred Stock in a public offering. The proceeds from the offering were contributed by AIMCO to the Partnership in exchange for 4,200,000 Class D Preferred Units. (see Note 21).



     The outstanding common limited partnership units, excluding those common units held by AIMCO, have been classified as redeemable partnership units outside of permanent partners' capital in the accompanying balance sheet of the Partnership. The units are initially recorded at fair value and subsequently adjusted based on fair value at the balance sheet date as measured by the closing price of AIMCO's common stock on that date multiplied by the total number of units outstanding.



     Certain individuals and entities own common units in the Partnership. A common unit and a share of common stock of AIMCO have substantially the same economic characteristics in as much as they effectively share equally in the net income or loss of the Partnership.



     Common units are redeemable by common unitholders (other than the General Partner) at their option, subject to certain restrictions, on the basis of one common unit for either one share of common stock or cash equal to the fair value of a share at the time of redemption. AIMCO has the option to deliver shares of common stock in exchange for all or any portion of the cash requested. When a unitholder redeems a common

                             AIMCO PROPERTIES, L.P.

unit, limited partner's capital is reduced and the general partner's capital is increased. Common units held by AIMCO are not redeemable.



     The following table sets forth the changes in redeemable units for the period presented.



                                                               LIMITED
                                                               PARTNERS
                                                               --------
Redeemable Units at January 1, 1995.........................    32,047
  OP Units redeemed in exchange for AIMCO Common Stock......       (18)
  Acquisition of real estate through issuance of OP Units...     2,626
  Net income................................................     1,613
  Distributions paid to OP Unit holders.....................    (2,925)
  Adjustment to reflect limited partners' equity at
     redemption value.......................................     5,120
                                                               -------
Redeemable Units at December 31, 1995.......................    38,463
  OP Units redeemed in exchange for AIMCO Common Stock......    (3,799)
  Acquisition of real estate or interests in real estate
     partnerships through issuance of OP Units..............    32,156
  Repayment of secured note payable through issuance of OP
     Units..................................................     1,168
  Net income................................................     2,689
  Distributions paid to OP Unit holders.....................    (3,815)
  Adjustment to reflect limited partners' equity at
     redemption value.......................................    29,202
                                                               -------
Redeemable Units at December 31, 1996.......................    96,064
  OP Units redeemed in exchange for AIMCO Common Stock......    (8,621)
  Acquisition of real estate or interests in real estate
     partnerships through issuance of OP Units..............    63,375
  OP Units issued in accordance with partnership
     amendment..............................................      (123)
  Net income................................................     4,064
  Distributions paid to OP Unit holders.....................    (5,510)
  Adjustment to reflect limited partners' equity at
     redemption value.......................................    47,837
                                                               -------
Redeemable Units at December 31, 1997.......................   197,086



NOTE 16 -- STOCK OPTION PLANS AND STOCK WARRANTS



     AIMCO, from time to time, will issue stock options and stock warrants. Upon exercise of the stock options or stock warrants, AIMCO must contribute the proceeds received to the Partnership in exchange for OP Units in the same number as Class A Common Stock issued in connection with the exercised stock options or stock warrants. Therefore, the following disclosures are made pertaining to AIMCO's stock options and stock warrants.



     AIMCO has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the AIMCO's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.



     AIMCO's Board of Directors has adopted the 1994 Stock Option Plan of Apartment Investment and Management Company (the "1994 Plan"), the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan (the "1996 Plan"), the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "1997 Plan") and the Apartment Investment and Management

                             AIMCO PROPERTIES, L.P.

Company Non-Qualified Employee Stock Option Plan (the "Non-Qualified Plan") to attract and retain officers, key employees and independent directors. The 1994 Plan provides for the granting of a maximum of 150,000 options to purchase common shares. The 1996 Plan provides for the granting of a maximum of 500,000 options to purchase common shares. The 1997 Plan provides for the granting of a maximum of 20,000,000 options to purchase common shares. The Non-Qualified Plan provides for the granting of a maximum of 500,000 options to purchase common shares. The 1994 Plan, the 1996 Plan, the 1997 Plan and the Non-Qualified Plan allow for the grant of incentive and non-qualified stock options, and are administered by the Compensation Committee of the Board of Directors. The 1994 Plan also provides for a formula grant of the non-qualified stock options to the independent directors to be administered by the Board of Directors to the extent necessary. The exercise price of the options granted may not be less than the fair market value of the common stock at the date of grant. The term of the incentive and non-qualified options is ten years from the date of grant. The non-qualified options vest 20% per year over a five-year period with initial vesting one year from the date of grant. Terms may be modified at the discretion of the Compensation Committee of the Board of Directors.



     Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if AIMCO had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:



                                                 1997           1996           1995
                                             ------------   ------------   ------------
Range of risk free interest rates..........  5.2% to 7.5%   5.2% to 7.5%   5.2% to 7.5%
Expected distribution yield................      6.0%           7.8%           7.8%
Volatility factor of the expected market        0.175          0.194          0.194
  price of AIMCO's common stock............
Weighted average expected life of             4.5 years      4.5 years      4.5 years
  options..................................



     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because AIMCO's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. AIMCO's pro forma information for the options is as follows (in thousands except per share information):



                                                            1997      1996      1995
                                                           -------   -------   ------
Pro forma income attributable to OP Unitholders..........  $30,160   $14,890   $9,804
Pro forma basic earnings per OP Unit.....................  $  1.07   $  0.99   $ 0.86



     The effects of applying SFAS 123 in calculating pro forma income attributable to common shareholders and pro forma basic earnings per share may not necessarily be indicative of the effects of applying SFAS 123 to future years' earnings.

                             AIMCO PROPERTIES, L.P.

     The following table summarizes the option activity for the years ended December 31, 1997, 1996 and 1995:



                                              1997            1996            1995
                                          -------------   -------------   -------------
Outstanding at beginning of year........        505,000         108,000          86,000
AIMCO options granted...................        127,000         803,000          27,000
AIMCO options exercised.................       (342,000)       (383,000)             --
AIMCO options forfeited.................         (6,000)        (23,000)         (5,000)
NHP options assumed.....................        595,000              --              --
NHP options exercised...................        (95,000)             --              --
                                          -------------   -------------   -------------
Outstanding at end of year..............        784,000         505,000         108,000
                                          =============   =============   =============
Stock options exercisable at the end of
  year..................................        690,000         425,000          26,000
                                          =============   =============   =============
Weighted average fair value of options
  granted during the year...............          $3.24           $1.01           $1.75
Weighted average exercise price.........         $30.01          $20.74          $17.69
Exercise prices.........................  $12.36-$35.00   $20.25-$20.75   $17.12-$18.37
Weighted average remaining contractual
  life..................................     8.12 years      9.57 years      9.21 years



     At December 31, 1997, the outstanding options consisted of: (i) 500,000 NHP options assumed, with exercise prices ranging from $12.36 to $22.74 and a weighted average exercise price of $17.79, all immediately exercisable; (ii) 234,000 AIMCO options (190,000 exercisable) with exercise prices ranging from $17.125 to $27.75, a weighted average exercise price of $22.13 and a weighted average life of 8.0 years; and (iii) 50,000 AIMCO options (none exercisable) with an exercise price of $35.00 and remaining life of 9.7 years.



     On June 3, 1997, AIMCO issued warrants (the "NHP Warrants") exercisable to purchase an aggregate of 399,999 shares of Class A Common Stock at $36 per share at any time prior to June 3, 2002. The NHP Warrants were issued as part of the consideration for the NHP Real Estate Companies in a private transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof. When the NHP Warrants are exercised, the proceeds will be contributed to the Partnership for an equal number of OP Units.



     On December 2, 1997, AIMCO issued warrants (the "Oxford Warrants") exercisable to purchase up to an aggregate of 500,000 shares of Class A Common Stock at $41 per share. The Oxford Warrants were issued to affiliates of Oxford Realty Financial Group, Inc., a Maryland corporation ("Oxford"), in connection with the amendment of certain agreements pursuant to which the Partnership manages properties controlled by Oxford or its affiliates. The actual number of shares of Class A Common Stock for which the Oxford Warrants will be exercisable is based on certain performance criteria with respect to the Partnership's management arrangements with Oxford for each of the five years ending December 31, 2001. The Oxford Warrants are exercisable for six years after the determination of such criteria for each of the five years. The Oxford Warrants were issued in a private transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof. When the Oxford Warrants are exercised, the proceeds will be contributed to the Partnership for an equal number of OP Units.



NOTE 17 -- EARNINGS PER OP UNIT



     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") which replaced Accounting Principles Board Opinion No. 15 ("APB 15"). Since each OP Unit may be redeemed by the holder thereof for either one share of AIMCO common stock or cash equal to the fair market value thereof at the time of such redemption, at the option of AIMCO, the Partnership applies the requirements of SFAS 128 to its calculations of its per OP Unit information. As required, the Partnership adopted SFAS 128 as of December 31, 1997.

                             AIMCO PROPERTIES, L.P.

     The Class B Preferred Units are convertible (see Note 15). The Class C Preferred Units are not convertible.



     The following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 1997, 1996 and 1995 (in thousands, except per unit data):



                                                         1997       1996       1995
                                                        -------    -------    -------
Numerator:
  Net income..........................................  $32,697    $15,673    $14,988
  Preferred Unit distributions........................   (2,315)        --     (5,169)
                                                        -------    -------    -------
Numerator for basic and diluted earnings per OP Unit--
  income attributable to OP Unitholders...............  $30,382    $15,673    $ 9,819
                                                        =======    =======    =======
Denominator:
  Denominator for basic earnings per OP
     Unit -- weighted average number of OP Units
     outstanding......................................   27,732     14,978     11,453
  Effect of dilutive securities:
     Employee options.................................      381         14          6
     Warrants.........................................       --          2          2
                                                        -------    -------    -------
Dilutive potential OP Units...........................      381         16          8
                                                        -------    -------    -------
Denominator for diluted earnings per OP Unit..........   28,113     14,994     11,461
                                                        =======    =======    =======
Basic earnings per common OP Unit:
  Operations..........................................  $  0.99    $  1.05    $  0.86
  Gain on disposition of properties...................     0.11         --         --
Extraordinary item....................................    (0.01)        --         --
                                                        -------    -------    -------
          Total.......................................  $  1.09    $  1.05    $  0.86
                                                        =======    =======    =======
Diluted earnings per OP Unit:
  Operations..........................................  $  0.98    $  1.04    $  0.86
  Gain on dispositions of properties..................     0.11         --         --
  Extraordinary item..................................    (0.01)        --         --
                                                        -------    -------    -------
          Total.......................................  $  1.08    $  1.04    $  0.86
                                                        =======    =======    =======



NOTE 18 -- RECENT ACCOUNTING DEVELOPMENTS



     In June, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130") which provides guidance with respect to the calculation and presentation of comprehensive income. Comprehensive income includes all transactions affecting partners' capital, including the traditional measure of net income, and excluding contributions from and distributions to OP Unitholders. Under SFAS 130, companies will be required to present comprehensive income and its components on the face of the income statement or in a separate financial statement that is displayed with the same prominence. The Partnership has elected not to adopt the provisions of SFAS 130 as of December 31, 1997.



     In June, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") which redefines how business segments are identified and stipulates the content and nature of segment information to be presented in the financial statements. The Partnership has elected not to adopt the provisions of SFAS 131 as of December 31, 1997.

                             AIMCO PROPERTIES, L.P.

NOTE 19 -- TRANSACTIONS WITH AFFILIATES



     The Partnership serves as property manager for certain apartment properties owned by entities in which certain officers of AIMCO have an ownership interest. Compensation for these services is 3% to 6% of gross receipts from the properties and were $5.4 million, $0.6 million and $1.3 million for the years ending December 31, 1997, 1996 and 1995, respectively. In addition, the Partnership received consulting fees from affiliates of $0.1 million for the year ended December 31, 1995. No consulting fees from affiliates were received for 1997 or 1996.



     In 1996, the Partnership acquired the Peachtree Park Apartments in Atlanta, Georgia and the Somerset Village Apartments in Salt Lake City, Utah from entities controlled by officers of AIMCO. The aggregate consideration paid of $39.6 million consisted of $3.8 million in cash, 494,125 OP with a total recorded value of $9.9 million, and the assumption of $25.9 million of secured short-term indebtedness. In addition, the Partnership acquired the cable equipment at the Peachtree Park Apartments from an entity controlled by an officer of AIMCO in exchange for 8,243 OP Units with a recorded value $0.2 million.



     On December 1, 1997, the Partnership purchased the Foxchase Apartments for approximately $107.7 million from First Alexandria Associates, Limited Partnership. The purchase price consisted of approximately $70.0 million in assumed mortgage obligations and the remainder in OP Units. The Company serves as the general partner and a limited partner in First Alexandria Associates, Limited Partnership and has a 54% interest in the partnership.



     During 1997, in order to preserve AIMCO's REIT status, AIMCO contributed the following assets to the Partnership for OP Units. The Partnership, in turn, contributed the assets to the Unconsolidated Subsidiaries: (i) partnership interests with an estimated value of approximately $0.4 million; (ii) partnership interests, a $50.0 million promissory note and certain management agreements with an aggregate estimated value of approximately $53.7 million; and
(iii) the stock of certain corporations with an estimated value of $25.0 million.



     During July 1997, AIMCO sold 1,100,000 shares of Class A Common Stock to certain members of AIMCO's senior management at a price of $30.00 per share, the closing price of the stock on the date of the purchase. In exchange for the shares purchased, such members of senior management executed notes payable to AIMCO totaling $33.0 million, of which approximately $10.1 million has been repaid as of December 31, 1997 (see Note 15). The notes receivable were contributed by AIMCO to the Partnership in exchange for 1,100,000 OP Units.



     On August 15, 1997, the Partnership contributed stock of a captive insurance subsidiary to PAMS Inc. Certain members of AIMCO's senior management are shareholders in PAMS Inc. In order to maintain their aggregate 5% ownership interest in PAMS Inc., these individuals contributed an aggregate of $0.2 million to PAMS Inc.



     On January 21, 1998, the Partnerships sold an aggregate of 15,000 High Performance Units to a limited liability company formed by certain members of AIMCO's senior management and to AIMCO's non-employee directors, for $2.1 million in cash (see Note 21).



     On January 31, 1998, AIMCO entered into a Contribution Agreement with CK Services, Inc. ("CK") and the stockholders of CK to cause certain assets to be transferred to CK and to distribute all outstanding stock of CK to the stockholders of AIMCO. CK is a corporation wholly-owned by Terry Considine, AIMCO's Chairman and Chief Executive Officer, and by Peter Kompaniez, AIMCO's President and Vice Chairman (see Note 21).

                             AIMCO PROPERTIES, L.P.

NOTE 20 -- EMPLOYEE BENEFIT PLANS



     The Partnership offers medical, dental, life and long-term disability benefits to employees of the Partnership through insurance coverage of company-sponsored plans. The medical and dental plans are self-funded and are administered by independent third parties. In addition, the Partnership also participates in a 401(k) defined-contribution employee savings plan. Employees who have completed six months of service are eligible to participate. The Partnership matches 50% of the participant's contributions to the plan up to a maximum of 6% of the participant's prior year compensation.



NOTE 21 -- SUBSEQUENT EVENTS



  Distribution Declared



     On January 22, 1998, AIMCO's Board of Directors, and AIMCO, as the General Partner, declared a cash distribution of $0.5625 per OP Unit (equivalent to $2.25 on an annualized basis, an increase of 21.6% per OP Unit from the 1997 annualized distribution rate) for the quarter ended December 31, 1997, payable on February 13, 1998 to OP Unitholders of record on February 6, 1998.



  Creation of New Credit Facility



     In January 1998, the Partnership replaced the existing Credit Facility with a new $50 million unsecured revolving credit facility (the "BOA Credit Facility") with Bank of America and BankBoston, N.A. The Partnership is the borrower under the BOA Credit Facility, but all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The interest rate under the BOA Credit Facility is based on either LIBOR or Bank of America's reference rate, at the election of the Partnership, plus an applicable margin (the "Margin"). The Margin ranges between 0.6% and 1.0% in the case of LIBOR based loans and between 0% and 0.5% in the case of loans based on Bank of America's reference rate, depending upon the credit rating of the Partnership's senior unsubordinated unsecured long-term indebtedness. The BOA Credit Facility expires on January 26, 2000 unless extended for successive one-year periods at the discretion of the lenders. The BOA Credit Facility provides for the conversion of the revolving facility into a three-year term loan. The financial covenants contained in the BOA Credit Facility require the Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a debt service coverage ratio of at least 2.0 to 1.0. In addition, the BOA Credit Facility limits the Partnership from distributing more than 80% of its Funds From Operations (as defined) to OP Unitholders, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.



     In February 1998, the Partnership, as borrower, and AIMCO and certain single asset wholly-owned subsidiaries of the Partnership (the "Owners"), as guarantors, entered into a five year secured credit facility agreement (the "WMF Credit Facility") with Washington Mortgage Financial Group, Ltd. ("Washington Mortgage"), which provides for a $50 million revolving credit facility and conversion of all or a portion of such revolving credit facility to a base loan facility. The WMF Credit Facility provides that all the rights of Washington Mortgage are assigned to the Federal National Mortgage Association ("FNMA"), but FNMA does not assume Washington Mortgage's obligations under the WMF Credit Facility. At the Partnership's request, the commitment amount may be increased to an amount not to exceed $250 million, subject to consent of Washington Mortgage and FNMA in their sole and absolute discretion. The Partnership and affiliates have pledged their ownership interests in the Owners as security for its obligations under the WMF Credit Facility. The guarantees of the Owners are secured by assets of the Owners, including four apartment properties and two mortgage notes. Advances to the Partnership under the WMF Credit Facility are funded with the proceeds of the sale to investors of FNMA mortgage backed securities that are secured by the advance and an interest in the collateral. The interest rate on each advance is determined by investor bids for such mortgage backed securities plus a fee spread presently equal to 0.5%. The maturity date of each advance

                             AIMCO PROPERTIES, L.P.

under the revolving portion of the WMF Credit Facility is a date between three and nine months from the closing date of the advance as selected by the Partnership. Advances under the base facility mature at a date, selected by the Partnership, between ten and twenty years from the date of the advance. Subject to certain conditions, the Partnership has the right to add or substitute collateral. The WMF Credit Facility requires the Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of at least 2.25 to 1.0, and a debt service coverage ratio of at least 2.0 to 1.0, imposes minimum net worth requirements and also provides other financial covenants and interest coverage ratios that are specifically related to the collateral.



  Contribution Agreement



     On January 31, 1998, AIMCO entered into a Contribution Agreement with CK Services, Inc. ("CK") and the stockholders of CK to cause certain assets to be transferred to CK and to distribute all outstanding stock of CK to the stockholders of AIMCO. CK is a corporation wholly-owned by Terry Considine, AIMCO's Chairman and Chief Executive Officer, and by Peter Kompaniez, AIMCO's President and Vice Chairman.



     CK was created as a vehicle for holding property and performing services that AIMCO is limited or prohibited from holding or providing due to its election to be taxed as a REIT. AIMCO is finalizing which assets will be contributed to CK. Any transfer of assets or services to CK will be at market rates and approved by the independent members of AIMCO's Board of Directors, and if market rates are difficult to ascertain, there is no guarantee that the pricing will favor AIMCO.



     Pursuant to the Contribution Agreement, AIMCO will contribute certain assets to CK and, in return, the stock of CK will be contributed to AIMCO or one of its subsidiaries. Following the contribution of CK stock, AIMCO will agree to contribute additional assets to CK with the intent of creating a stand-alone entity meeting the requirements for listing on the NYSE or NASDAQ National Market, and if AIMCO is successful in doing so, the stock of CK will be distributed to the stockholders of AIMCO. If AIMCO is unable to list the CK stock on the NYSE or NASDAQ National Market, CK will remain a direct or indirect subsidiary of AIMCO and AIMCO will pay to the former stockholders of CK an amount necessary to compensate the former CK stockholders for the value of such stock on January 31, 1998. Consummation of the transaction is subject to the approval of the independent members of AIMCO's board of directors.



  Stock Offering



     On February 19, 1998, AIMCO issued 4,200,000 shares of Class D Preferred Stock in a public offering. The net proceeds of $101.7 million from the offering were contributed by AIMCO to the Partnership in exchange for 4,200,000 Class D Preferred Units and were used to repay indebtedness under the BOA Credit Facility and to fund working capital requirements. Holders of the Class D Preferred Stock (which mirror those of the Class D Preferred Units) are entitled to receive, when, as and if declared by the Board of Directors, annual cash distributions equal to $2.1875 per share. The Class D Preferred Stock are senior to the Class A Common Shares as to distributions and liquidation. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distributions by AIMCO shall be made to any holders of Class A Common Shares, the holders of the Class D Preferred Stock shall be entitled to receive a liquidation preference of $25 per share, plus accrued and unpaid distributions.



  Property Acquisitions



     On February 4, 1998, the Partnership purchased Steeplechase Apartments, an apartment community containing 484 units, located in Tyler, Texas, for $9.8 million plus closing costs. The acquisition was funded with short-term borrowings under the BOA Credit Facility.

                             AIMCO PROPERTIES, L.P.

  Issuance of High Performance Units



     On January 21, 1998, the Partnership sold an aggregate of 15,000 High Performance Units to a limited liability company formed by certain members of AIMCO's senior management and to AIMCO's non-employee directors, for $2.1 million in cash.



  Pending Acquisition



     On March 17, 1998, AIMCO entered into a definitive merger agreement to acquire the multi-family apartment management operations, and certain property holdings, of Insignia Financial Group, Inc. ("Insignia") for approximately $910 million, including the assumption of debt. Insignia is one of the largest managers of multi-family residential properties in the United States, having a management portfolio consisting of approximately 191,000 units as of December 31, 1997.



  Arbor Station Acquisition



     On April 15, 1998, the Partnership purchased Arbor Station, a 264-unit apartment community located in Montgomery, Alabama. Total consideration paid of $11.4 million was comprised of $9.9 million in cash, and 38,237 OP units valued at $1.5 million.



  Distribution Declared



     On April 16, 1998, AIMCO's Board of Directors, and AIMCO, as the General Partner, declared a cash distribution of $0.5625 per OP Unit for the quarter ended March 31, 1998, payable on May 14, 1998 to OP Unitholders of record on May 7, 1998.



  Heather Ridge Acquisition



     On April 30, 1998, the Partnership purchased Heather Ridge II, a 72-unit apartment community located in Arlington, Texas. Total consideration paid of $2.0 million was comprised of $0.8 million in cash and the assumption of $1.2 million in mortgage indebtedness.



  Increase in Unsecured Revolving Credit Facility



     In May 1998, the Partnership increased its borrowing capacity under the BOA Credit Facility to $155.0 million for a six-month period. At the conclusion of the six-month period, the maximum borrowing capacity returns to its original $50.0 million. The interest rate to be applied to the incremental borrowings is based on either LIBOR plus a margin of 0.9% or the aforementioned Bank of America reference rate. The additional borrowing capacity will be used to facilitate the closing of the Ambassador and Insignia mergers.



  Ambassador Merger



     On May 8, 1998, the Ambassador Merger was completed. Pursuant to the Ambassador Merger Agreement, all outstanding shares of Ambassador Common Stock were converted into AIMCO Class A Common Stock, at a conversion ratio of 0.553, resulting in the issuance of up to 6,578,833 shares of AIMCO Class A Common Stock. Concurrently, all outstanding options to purchase Ambassador Common Stock were converted into options to purchase AIMCO Class A Common Stock, at the same conversion ratio, or cash. Contemporaneously, with the consummation of the Ambassador Merger, the OP Merger was consummated. Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the Partnership.

                             AIMCO PROPERTIES, L.P.

  Landmark Acquisition



     On May 22, 1998, the Partnership purchased Landmark Apartments, a 101-unit apartment community located in Albuquerque, New Mexico. Total consideration paid of $5.2 million was comprised of $1.8 million in cash and 89,964 OP Units valued at $3.4 million.



  Citrus Grove Acquisition



     On June 5, 1998, the Partnership purchased Citrus Grove Apartments, a 198-unit apartment community located in Redlands, California for $7.5 million in cash.



  Villa La Paz Acquisition



     On June 5, 1998, the Partnership purchased Villa la Paz Apartments, a 96-unit apartment community located in Sun City, California for $3.8 million in cash.



  Interest Rate Lock Agreements



     Subsequent to March 31, 1998, the Partnership refinanced certain mortgage indebtedness relating to ten real estate partnerships, and realized losses under the September Hedge of approximately $3.9 million, which have been deferred and will be amortized over the life of refinanced debt.



  Legal



     In regards to the California Actions (see Note 12), at a hearing on the demurrers on January 9, 1998, the court sustained the AIMCO Parties' demurrers to each of the three causes of action in the two complaints, with leave to amend. On February 25, 1998, the plaintiffs filed a consolidated amended class and derivative complaint for damages (the "Consolidated Amended Complaint"). The Consolidated Amended Complaint has added as defendants the general partners of the English Partnerships and dropped certain defendants, including AIMCO/PAM Properties, L.P. The Consolidated Amended Complaint seeks compensatory and punitive damages and alleges six causes of action for breach of fiduciary duty (two separate causes of action), for an accounting, breach of the implied covenant of good faith and fair dealing, and for inducing breach of contract. Plaintiffs have also added allegations of alleged wrongful conduct in connection with the Partnership's second group of tender offers commenced in late 1997. On March 27, 1998, the remaining AIMCO defendants and the general partners of the English Partnerships filed demurrers to the Consolidated Amended Complaint. On May 22, 1998, the Court overruled the demurrers. Trial is scheduled to begin on October 5, 1998.

                             AIMCO PROPERTIES, L.P.



                          CONSOLIDATED BALANCE SHEETS


                 AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997


                      (IN THOUSANDS, EXCEPT PER UNIT DATA)



                                     ASSETS



                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                               (UNAUDITED)
Real estate, net of accumulated depreciation of $330,365 and
  $153,285..................................................   $2,355,122      $1,503,922
Property held for sale......................................       42,212           6,284
Investments in and notes receivable from unconsolidated
  subsidiaries..............................................      127,082          84,459
Investments in and notes receivable from unconsolidated real
  estate Partnerships.......................................      246,847         212,150
Cash and cash equivalents...................................       43,681          37,088
Restricted cash.............................................       83,187          24,229
Accounts receivable.........................................       11,545          28,656
Deferred financing costs....................................       21,835          12,793
Goodwill, net of accumulated amortization of $4,854 and
  $522......................................................      120,503         125,239
Other assets................................................       69,935          65,690
                                                               ----------      ----------
          Total assets......................................   $3,121,949      $2,100,510
                                                               ==========      ==========
                            LIABILITIES AND PARTNERS' CAPITAL
Secured notes payable.......................................   $  774,676      $  681,421
Secured tax-exempt bond financing...........................      399,925          74,010
Unsecured short-term financing..............................       50,800              --
Secured short-term financing................................       50,000          53,099
                                                               ----------      ----------
          Total indebtedness................................    1,275,401         808,530
                                                               ----------      ----------
Accounts payable, accrued and other liabilities.............      131,799          88,170
Resident security deposits and prepaid rents................       13,171          10,213
                                                               ----------      ----------
          Total liabilities.................................    1,420,371         906,913
                                                               ----------      ----------
Commitments and contingencies...............................           --              --
Minority interests..........................................       42,086          36,335
Redeemable Partnership Units................................      232,405         197,086
Partners' Capital
  General and Special Limited Partner.......................    1,039,525         827,280
  Preferred Units...........................................      387,562         134,579
  Accumulated other comprehensive losses....................           --          (1,683)
                                                               ----------      ----------
          Total partners' capital...........................    1,427,087         960,176
                                                               ----------      ----------
          Total liabilities and partners' capital...........   $3,121,949      $2,100,510
                                                               ==========      ==========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                       CONSOLIDATED STATEMENTS OF INCOME


                      (IN THOUSANDS, EXCEPT PER UNIT DATA)


                                  (UNAUDITED)



                                                                 FOR THE NINE MONTHS ENDED
                                                              -------------------------------
                                                              SEPT. 30, 1998   SEPT. 30, 1997
                                                              --------------   --------------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues..........................    $ 265,700         $127,083
Property operating expenses.................................     (101,600)         (50,737)
Owned property management expense...........................       (7,746)          (4,344)
Depreciation................................................      (59,792)         (23,848)
                                                                ---------         --------
Income from property operations.............................       96,562           48,154
                                                                ---------         --------
SERVICE COMPANY BUSINESS
Management fees and other income............................       13,968            9,173
Management and other expenses...............................       (8,101)          (5,029)
Corporate overhead allocation...............................         (196)            (441)
Other assets depreciation and amortization..................           (3)            (236)
                                                                ---------         --------
Income from service company business........................        5,668            3,467
Minority interests in service company business..............           --               48
                                                                ---------         --------
Company's share of income from service company Business.....        5,668            3,515
                                                                ---------         --------
General and administrative expenses.........................       (7,444)          (1,408)
Interest expense............................................      (56,756)         (33,359)
Interest income.............................................       18,244            4,458
Minority interest in other partnerships.....................       (1,052)            (777)
Equity in losses of unconsolidated partnerships.............       (5,078)            (463)
Equity in earnings of unconsolidated subsidiaries...........        8,413              456
Amortization of goodwill....................................       (5,071)            (711)
                                                                ---------         --------
Income from operations......................................       53,486           19,865
Extraordinary item -- early extinguishment of debt..........           --             (269)
Gain on disposition of properties...........................        2,783             (169)
                                                                ---------         --------
Net income
                                                                $  56,269         $ 19,427
                                                                ---------         --------
Net income attributable to Preferred Unitholders............    $  16,320         $    835
                                                                =========         ========
Net income attributable to OP Unitholders...................    $  39,949         $ 18,592
                                                                =========         ========
Net income..................................................    $  56,269         $ 19,427
Other comprehensive income:
  Net unrealized gains on investment in securities..........           --            1,175
                                                                ---------         --------
Comprehensive income........................................    $  56,269         $ 20,602
                                                                =========         ========
Basic earnings per OP Unit..................................    $    0.80         $   0.77
                                                                =========         ========
Diluted earnings per OP Unit................................    $    0.79         $   0.77
                                                                =========         ========
Weighted average OP Units outstanding.......................       50,420           23,648
                                                                =========         ========
Weighted average OP Units and OP Unit equivalents
  outstanding...............................................       50,544           24,314
                                                                =========         ========
Distributions paid per OP Unit..............................    $  1.6875         $ 1.3875
                                                                =========         ========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                      CONSOLIDATED STATEMENTS OF CASH FLOW


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                               FOR THE NINE
                                                               MONTHS ENDED
                                                              SEPT. 30, 1997
                                                              --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................     $  19,427
                                                                 ---------
  Adjustments to reconcile net income to net cash provided
    by Operating activities:
    Depreciation and amortization...........................        26,595
    (Gain) loss on disposition of properties................           169
    Minority interests......................................           777
    Equity in earnings of unconsolidated partnerships.......           463
    Equity in earnings of unconsolidated subsidiaries.......          (456)
    Extraordinary loss on early extinguishment of debt......           269
    Changes in operating assets and operating liabilities...         6,191
                                                                 ---------
         Total adjustments..................................        34,008
                                                                 ---------
         Net cash provided by operating activities..........        53,435
                                                                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of real estate...................................       (86,205)
  Additions to real estate..................................       (16,959)
  Proceeds from sale of property held for sale..............           231
  Additions to property held for sale.......................          (139)
  Purchase of general and limited partnership interests.....       (67,393)
  Purchase of/additions to notes receivable.................       (39,918)
  Proceeds from repayments of notes receivable..............            --
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        38,000
  Cash received in connection with Ambassador Merger........            --
  Contribution to unconsolidated subsidiaries...............            --
  Purchase of NHP common stock..............................      (121,437)
  Purchase of investments held for sale.....................       (19,881)
  Purchase of office equipment and leasehold improvements...        (1,113)
  Redemption of OP Units....................................            --
                                                                 ---------
         Net cash used in investing activities..............      (314,814)
                                                                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............        94,111
  Principal repayments on secured notes payable.............        (4,451)
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,056)
  Repayments on secured short-term financing................      (258,922)
  Net borrowings on the Company's revolving credit
    facilities..............................................       140,680
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................         1,346
  Proceeds from issuance of OP Units and Preferred Units,
    net of underwriting and offering costs..................       343,960
  Repurchase of OP Units....................................            --
  Principal repayments received on notes due from officers
    on OP Unit purchases....................................        10,323
  Payment of OP Unit distributions..........................       (28,135)
  Payment of distributions to limited partners..............        (3,872)
  Payment of Preferred Unit distributions...................            --
  Payment of distributions to OP Unitholders................            --
  Proceeds from issuance of High Performance Units..........            --
                                                                 ---------
         Net cash provided by financing activities..........       293,984
                                                                 ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        32,605
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        13,170
                                                                 ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  45,775
                                                                 =========



          See accompanying notes to consolidated financial statements.

                             AIMCO PROPERTIES, L.P.



                      CONSOLIDATED STATEMENTS OF CASH FLOW


                 (IN THOUSANDS, EXCEPT SHARE AND OP UNIT DATA)



1998 NON CASH INVESTING AND FINANCING ACTIVITIES



  Purchase of Real Estate



Secured notes payable assumed in connection with purchase of real estate...............................................  $ 80,238
  Real estate purchased in exchange of 867,751 Partnership
     Units ("OP Units") of AIMCO Properties, L.P. (the
     "Partnership").........................................    29,339
                                                              --------
                                                              $109,577
                                                              ========



  Purchase of Ambassador Apartments, Inc.



     In May 1998, the Company acquired all of the common stock of Ambassador Apartments, Inc. ("Ambassador"), par value $.01 per share, in exchange for 6,578,833 shares of AIMCO's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") with a recorded value of $251.3 million (see Note 3).



     The aggregate purchase price consisted of the following:



Real estate.................................................  $713,596
Investment in real estate partnerships......................     2,290
Restricted cash.............................................    35,523
Accounts receivable.........................................     7,953
Deferred financing costs....................................     4,359
Other assets................................................     2,319
Secured notes payable.......................................    37,162
Secured tax-exempt bond financing...........................   334,881
Unsecured short-term financing..............................    31,550
Accounts payable, accrued and other liabilities.............     2,513
Resident security deposits and prepaid rents................     8,898
Minority interests in other partnerships....................     5,752
Partners' Capital...........................................   251,274



  Property Held For Sale



     During the nine months ended September 30, 1998, the Company (as defined in Note 1) entered into sales agreements to sell four multifamily properties with a net book value of $42,106. These assets were reclassified to property held for sale.



  Receipt of Notes Payable From Officers



     During the nine months ended September 30, 1998, the Company issued notes receivable from officers for a total of $16,636 in connection with their purchase of 406,072 shares of Class A Common Stock. The notes receivable were contributed to the Partnership in exchange for 406,072 OP Units.



  Other



     During the nine months ended September 30, 1998, the Partnership issued an additional 194,208 OP Units with a recorded value of $4,045 in connection with the purchase of certain partnership interests.

                             AIMCO PROPERTIES, L.P.

     During the nine months ended September 30, 1998, the Company obtained control of real estate partnerships that became consolidated. The non-cash effects are as follows:



Real estate.................................................  $22,089
Secured notes payable.......................................    4,679
Investment in and notes receivable from real estate
  partnerships..............................................   16,683
Accounts payable, accrued and other liabilities.............      727



     During the nine months ended September 30, 1998, AIMCO contributed certain assets and liabilities to unconsolidated subsidiaries and unconsolidated partnerships as follows:



Investment in unconsolidated subsidiaries...................  $34,300
Investment in unconsolidated partnerships...................    3,361
Restricted cash.............................................      552
Accounts receivable.........................................   13,972
Other assets................................................   18,719
Accounts payable, accrued and other liabilities.............   62,011



1997 NON CASH INVESTING AND FINANCING ACTIVITIES



  Purchase of Real Estate



Secured notes payable assumed in connection with purchase of real estate...............................................  $ 63,446
Real estate purchased in exchange for 1,897,794 OP Units....    55,906
                                                              --------
                                                              $119,352
                                                              ========



  Purchase of 53.3% Interest in NHP Incorporated



     In May 1997, the Company acquired 2,866,071 shares of NHP Incorporated's ("NHP") common stock in exchange for 2,142,857 shares of AIMCO'S Class A Common Stock with a recorded value of $57,321. Subsequent to the purchase, the Company contributed the NHP common stock to AIMCO/NHP Holdings, Inc. ("ANHI"), an unconsolidated subsidiary formed in April 1997, in exchange for all of the shares of ANHI's nonvoting preferred stock, representing a 95% economic interest in ANHI.



     Concurrently with this contribution, ANHI obtained a loan in the amount of $72,600, and used the proceeds from the loan to purchase 3,630,002 additional shares of NHP common stock. In August and September 1997, AIMCO purchased 5,717,000 shares of NHP common stock from ANHI for an aggregate purchase price of $114,397, and purchased an additional 434,049 shares of NHP common stock from third parties, pursuant to a stock purchase agreement. Upon the completion of these transactions, AIMCO and ANHI owned a combined total of 6,930,122 shares of NHP common stock, representing 53.3% of NHP's outstanding common stock as of September 30, 1997.

                             AIMCO PROPERTIES, L.P.

  Purchase of General and Limited Partnership Interests, Captive Insurance Subsidiary and Other Assets



     The historical cost of the assets and the liabilities assumed in connection with the purchase of NHP Partners, Inc., NHP Partners Two Limited Partners and their subsidiaries (the "NHP Real Estate Companies") were as follows:



Real estate, net............................................   $ 174,545
Investment in real estate partnerships......................      89,526
Restricted cash.............................................       6,051
Accounts receivable.........................................      12,743
Other assets................................................       3,347
Secured notes payable.......................................    (140,270)
Accounts payable, accrued and other liabilities.............     (50,153)
Accrued management contract liability.......................    (106,615)
Resident security deposits and prepaid rent.................      (1,025)



  Property Held for Sale



     In the third quarter of 1997, the Company entered into contracts to sell five apartment communities with a net book value of $19,100. These assets were reclassified to property held for sale.



  Issuance of Notes Receivable Due from Officers



     During the nine months ended September 30, 1997, the Company issued notes receivable from officers for a total of $33,700 in connection with their purchase of 1,125,000 shares of Class A Common Stock. The notes receivable were contributed to the Partnership in exchange for 1,125,000 OP Units.



  Other



     During the nine months ended September 30, 1997, the Company reclassified $1,323 of other assets to real estate as a purchase price allocation adjustment. In addition, the Company wrote off $4,065 of other assets allocable to limited partners in partnerships controlled by the Company, to minority interests.



     During the nine months ended September 30, 1997, the Partnership issued an additional 198,218 OP Units with a recorded value of $6,653 in connection with the purchase of certain partnership interests in 1996.



     During the nine months ended September 30, 1997, the Company recorded unrealized gains on investments held for sale of $1,175.

                             AIMCO PROPERTIES, L.P.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 1998


                                  (UNAUDITED)



NOTE 1 -- ORGANIZATION



     AIMCO Properties, L.P. (the "Partnership" and, together with AIMCO (as defined below), consolidated entities and majority-owned subsidiaries, the "Company"), a Delaware limited partnership, was formed on May 16, 1994 to conduct the business of acquiring, developing, leasing and managing multi-family apartment properties. Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), is the General Partner (through its wholly owned subsidiary, AIMCO-GP, Inc., a Delaware corporation) and Special Limited Partner (through its wholly owned subsidiary, AIMCO-LP, Inc., a Delaware corporation), as defined in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as amended (the "Agreement"), of the Partnership. In addition, AIMCO is the holder of all Partnership Preferred Units ("Preferred Units") outstanding in the Partnership. The Limited Partners of the Partnership are individuals or entities that own limited partnership units in the Partnership ("OP Units"). After holding the OP Units for one year, the Limited Partners have the right to redeem their OP Units for cash, subject to the prior right of AIMCO to elect to acquire some or all of the OP Units tendered for redemption in exchange for shares of Class A Common Stock, on a one-for-one ratio.



     The Partnership, through its operating divisions and subsidiaries, was formed to hold and conduct substantially all of AIMCO's operations and manages the daily operations of AIMCO's business and assets. All employees are employees of the Partnership; AIMCO has no employees.



     According to the terms of the Agreement, the capital structure of the Partnership, in terms of the OP Units owned by the General Partner, the Special Limited Partner and the Preferred Units outstanding, is generally required to replicate the capital structure of AIMCO, with the only difference being the Partnership has additional OP Units outstanding which are owned by the Limited Partners. Therefore, AIMCO is required to contribute to the Partnership all proceeds from offerings of its Class A Common Stock, preferred stock, or any other equity offerings. In addition, substantially all of AIMCO's assets must be owned through the Partnership; therefore, AIMCO is generally required to contribute to the Partnership all assets acquired. In exchange for the contribution of offering proceeds or assets, AIMCO receives additional interests in the Partnership with similar terms (i.e., if AIMCO contributes proceeds of a preferred stock offering, AIMCO receives Preferred Units).



     AIMCO frequently consummates transactions for the benefit of the Partnership. For legal, tax or other business reasons, AIMCO may hold title or ownership of certain assets until they can be transferred to the Partnership. However, the Partnership has a controlling financial interest in all of AIMCO's assets in the process of transfer to the Partnership.



     At September 30, 1998, the Partnership had 54,143,507 OP Units outstanding, 750,000 Class B Preferred Units outstanding, 2,400,000 Class C Preferred Units outstanding, 4,200,000 Class D Preferred Units outstanding, 4,050,000 Class G Preferred Units outstanding, and 2,000,000 Class H Preferred Units outstanding.



     As of September 30, 1998, the Partnership owned or controlled 57,561 units in 207 apartment properties (the "Owned Properties"), held an equity interest in 75,050 units in 481 apartment properties (the "Equity Properties") and managed 67,929 units in 355 apartment properties for third party owners and affiliates (the "Managed Properties" and, together with the Owned Properties and Equity Properties, the "AIMCO Properties"), bringing the total managed portfolio to 200,540 units in 1,043 apartment properties. The apartment properties are located in 42 states, the District of Columbia and Puerto Rico.

                             AIMCO PROPERTIES, L.P.

NOTE 2 -- BASIS OF PRESENTATION



  Principles of Consolidation



     The accompanying consolidated financial statements include the accounts of the Partnership and Partnership subsidiaries and limited partnerships in which the Partnership has a controlling financial interest. Interests held by limited partners in real estate partnerships controlled by the Partnership are reflected as Minority Interests.



     All significant intercompany balances and transactions have been eliminated in consolidation.



  Investments in Unconsolidated Subsidiaries



     The Partnership has investments in numerous subsidiaries. Investments in entities in which the Partnership does not have control are accounted for under the equity method. Under the equity method, the Partnership's pro-rata share of the earnings or losses of the entity for the periods being presented is included in equity in earnings from unconsolidated subsidiaries.



  Investments in and Notes Receivable from Real Estate Partnerships



     The Company owns general and limited partnership interests in numerous partnerships that own multi-family apartment properties. Investments in real estate partnerships in which the Company does not have control are accounted for under the equity method. Under the equity method, the Company's pro-rata share of the earnings or losses of the entity for the periods being presented is included in equity in losses of unconsolidated partnerships.



  Redeemable Partnership Units



     The Partnership accounts for the outstanding common units not held by AIMCO as redeemable partnership units. These units are classified outside of permanent partners' capital in the accompanying balance sheet. The units are initially recorded at their fair value and subsequently adjusted based on the fair value at the balance sheet date as measured by the closing price of AIMCO's common stock on that date by the total number of units outstanding.



  Comprehensive Income



     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which provides guidance with respect to the calculation and presentation of comprehensive income. Comprehensive income includes all transactions affecting partners' capital, including the traditional measure of net income, and excluding contributions from and distributions to OP Unitholders. Under SFAS 130, companies are required to present comprehensive income and its components on the face of the income statement and as a component of partners' capital on the face of the balance sheet. As required, the Partnership adopted SFAS 130 as of January 1, 1998 and restated the components of partners' capital for prior periods.



  Interim Information



     The accompanying unaudited consolidated financial statements of the Partnership as of September 30, 1998 and for the three and nine months ended September 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and all such adjustments are of a recurring nature.

                             AIMCO PROPERTIES, L.P.

     The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1997 included in the Registration Statement on Form 10/A. It should be understood that accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results for the entire year.



 Reclassification



     Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.



NOTE 3 -- REAL ESTATE



     In May 1998, AIMCO acquired, through a merger, Ambassador Apartments, Inc. ("Ambassador"), resulting in the issuance of up to 6,578,833 shares of Class A Common Stock. Ambassador owned 52 apartment communities with a total of 15,728 units located in Arizona, Colorado, Florida, Georgia, Illinois, Tennessee and Texas, and managed one property containing 252 units for an unrelated third party. AIMCO contributed the assets and liabilities of Ambassador to the Partnership in exchange for 6,578,833 OP Units.



     In addition to the merger with Ambassador, during the nine months ended September 30, 1998, the Partnership purchased 19 apartment communities containing 4,273 apartment units, as described below:



  DATE                                                      NUMBER
ACQUIRED        PROPERTY                LOCATION           OF UNITS
--------        --------                --------           --------
1/98..     Crossings at Bell     Amarillo, TX                 160
2/98..     Steeplechase          Tyler, TX                    484
3/98..     Casa Anita            Phoenix, AZ                  224
3/98..     San Marina            Phoenix, AZ                  399
3/98..     Cobble Creek          Tucson, AZ                   301
3/98..     Rio Cancion           Tucson, AZ                   379
3/98..     Sundown Village       Tucson, AZ                   330
4/98..     Arbor Station         Montgomery, AL               264
4/98..     Heather Ridge         Arlington, TX                 72
5/98..     Landmark              Albuquerque, NM              101
6/98..     Citrus Grove          Redlands, CA                 198
6/98..     Villa La Paz          Sun City, CA                  96
7/98..     Sunset Village        Oceanside, CA                114
7/98..     Sunset Citrus         Vista, CA                     97
7/98..     Rancho Escondido      Escondido, CA                334
8/98..     Atrium                Plantation, FL               210
8/98..     Colony                Bradenton, FL                166
9/98..     Fisherman's Landing   Hillsborough County, FL      256
9/98..     Sun Lake              Brandon, FL                   88
                                                            -----
                                                            4,273
                                                            =====



     The aggregate consideration paid by the Partnership of $886.1 million (including Ambassador) consisted of $153.2 million in cash, 867,751 OP Units to limited partners valued at $29.3 million, 6,578,833 OP Units to the Special Limited Partners valued at $251.3 million and the assumption of $452.3 million of secured long-term indebtedness. The cash portions of the acquisitions were funded with borrowings under the Partnership's revolving credit facilities.

                             AIMCO PROPERTIES, L.P.

     During the nine months ended September 30, 1998, the Partnership sold two apartment communities containing an aggregate of 702 apartment units for aggregate sales price of $18.3 million, less selling costs of $0.3 million. The Partnership recognized aggregate gains of $3.4 million on the sales. The Partnership used the cash proceeds to pay down a portion of the outstanding balance on the BOA Credit Facility (as defined in Note 9) and to pay closing costs.



     As of September 30, 1998, the Partnership's management has indicated its intent to sell six properties. Accordingly, these properties have been reclassified from real estate to property held for sale on the consolidated balance sheet.



NOTE 4 -- INTEREST RATE LOCK AGREEMENTS



     From time to time, the Partnership enters into interest rate lock agreements with major investment banking firms, in anticipation of refinancing debt. Interest rate lock agreements related to planned refinancing of identified variable rate indebtedness are accounted for as anticipatory hedges. Upon the refinancing of such indebtedness, any gain or loss associated with the termination of the interest rate lock agreement is deferred and recognized over the life of the refinanced indebtedness. In order for the interest rate lock to qualify as an anticipatory hedge, the following criteria must be met: (a) the refinance being hedged exposes the Partnership to interest rate risk; (b) the interest rate lock is designated as a hedge; (c) the significant characteristics and expected terms of the refinance are identified; and (d) it is probable that the refinance will occur. The Partnership believes that all four of the above qualifications have been met for interest rate lock agreements previously entered into. In the event that any of the above qualifications are not met, the interest rate lock agreement will not qualify as an anticipatory hedge, and any gain or loss realized on the interest rate lock agreement will be recognized in the current period's earnings.



NOTE 5 -- COMMITMENTS



  High Performance Units



     In January 1998, the Partnership sold 15,000 Class I High Performance Partnership Units (the "High Performance Units") to a partnership owned by fourteen members of AIMCO's senior management, and to three of its independent directors for $2.1 million in cash. The High Performance Units have nominal value unless the total return of AIMCO's Class A Common Stock (defined as dividend income plus share price appreciation), over the three year period ending December 31, 2000, is at least 30% and exceeds the industry average, as determined by a peer group index, by at least 15% (the "Total Return"). At the conclusion of the three year period, if the Total Return of AIMCO's Class A Common Stock satisfies these criteria, the holders of the High Performance Units will receive distributions and allocations of income and loss from the Partnership in the same amounts and at the same times as would holders of a number of OP Units equal to the quotient obtained by dividing (i) the product of
(a) 15% of the amount by which the Total Return of AIMCO's Class A Common Stock over the three year period exceeds the greater of 115% of a peer group index or 30% (such excess being the "Excess Return"), multiplied by (b) the weighted average market value of the Partnership's outstanding OP Units, by (ii) the market value of one share of Class A Common Stock at the end of the three year period. The three-year measurement period will be shortened in the event of a change of control of the Company. Unlike OP Units, the High Performance Units are not redeemable or convertible into Class A Common Stock, unless a change of control of the Company occurs. Because there is substantial uncertainty that the High Performance Units will have more than nominal value due to the required Total Return over the three-year term, the Partnership has not recorded any value to the High Performance Units. If the measurement period had ended September 30, 1998, the Excess Return would have been $16.5 million and the value of the High Performance Units would have been $2.5 million, and such High Performance Units would have had no dilutive effect on net income per unit.

                             AIMCO PROPERTIES, L.P.

NOTE 6 -- PARTNERS' CAPITAL



  Issuance of Preferred Units



     During 1998, AIMCO issued the following:



                                                         NET       OPTION OF       ANNUAL      LIQUIDATION
                                           SHARES      PROCEEDS     REDEEM-     DISTRIBUTION    PREFERENCE
                               DATES       ISSUED     (MILLIONS)    ABLE ON         RATE           RATE
                             ----------   ---------   ----------   ----------   ------------   ------------
Class D Preferred Stock....  Feb., 1998   4,200,000     $101.5     Feb., 2003     $ 2.1875     $25 per unit
Class G Preferred Stock....  Jul., 1998   4,050,000     $ 98.0     Jul., 2008     $2.34375     $25 per unit
Class H Preferred Stock....  Aug., 1998   2,000,000     $ 48.1     Aug., 2003     $  2.375     $25 per unit



     The proceeds were contributed by AIMCO to the Partnership and the Partnership issued to AIMCO the same number of economically equivalent Class D, G and H Preferred Units. On or after the above listed redemption dates, AIMCO may redeem shares of Class D, G or H Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the above listed Class D, G and H Liquidation Preferences plus all accrued and unpaid distributions to the date fixed for redemption. Upon any such redemption, an equivalent number of Class D, G and H Preferred Units shall be redeemed.



     During the nine months ended September 30, 1998, AIMCO sold 442,126 shares of Class A Common Stock to certain members of AIMCO's management, at an average price of $36.90 per share. In payment for the stock, such members of management executed notes payable to AIMCO totaling $16.3 million, which bear interest at a fixed rate of 7.0% per annum, payable quarterly, and are due in ten years. The notes are secured by the stock purchased and are recourse as to 25% of the original amount borrowed. The notes receivable were contributed by AIMCO to the Partnership in exchange for 442,126 OP Units. During the nine months ended September 30, 1998, the Partnership received payments on notes payable from AIMCO's management of $8.1 million.



  Warrants



     On December 2, 1997, AIMCO issued warrants (the "Oxford Warrants") exercisable to purchase up to an aggregate of 500,000 shares of Class A Common Stock at $41 per unit. The Oxford Warrants were issued to affiliates of Oxford Realty Financial Group, Inc., a Maryland corporation ("Oxford"), in connection with the amendment of certain agreements pursuant to which the Partnership manages properties controlled by Oxford or its affiliates. The actual number of shares of Class A Common Stock for which the Oxford Warrants will be exercisable is based on certain performance criteria with respect to the Company's management arrangement with Oxford for each of the five years ending December 31, 2001. The Oxford Warrants are exercisable for six years after the determination of such criteria for each of the five years. The Oxford Warrants were valued at $1.2 million using the "Black-Scholes" model, which was additional consideration paid to acquire the property management contracts related to the properties controlled by Oxford or its affiliates. The Oxford Warrants were issued in a private transaction exempt from registration under the Securities Act pursuant to Section 4(2).



  Unit Repurchases



     During the nine months ended September 30, 1998, the Partnership repurchased 299,600 OP Units from AIMCO and, in turn, AIMCO repurchased 299,600 shares of Class A Common Stock on the open market for $11.0 million, or an average price of $36.68 per share.

                             AIMCO PROPERTIES, L.P.

NOTE 7 -- EARNINGS PER OP UNIT



     The following table illustrates the calculation of basic and diluted earnings per OP Unit for the three and nine months ended September 30, 1998 and 1997 (in thousands, except per unit data):



                                                                 THREE            THREE
                                                                 MONTHS           MONTHS
                                                                 ENDED            ENDED
                                                               SEPT. 30,        SEPT. 30,
                                                                  1998             1997
                                                             --------------   --------------
Numerator:
  Net income...............................................     $17,745          $ 7,963
  Preferred Unit distributions.............................      (7,670)            (835)
                                                                -------          -------
Numerator for basic and diluted earnings per OP
  Unit -- Income attributable to OP Unitholders............     $10,075          $ 7,128
                                                                =======          =======
Denominator:
  Denominator for basic earnings per OP Unit -- weighted
     Average number of shares of OP Units outstanding......      52,896           27,969
  Effect of dilutive securities............................         627              185
                                                                -------          -------
Denominator for dilutive earnings per OP Unit..............      53,523           28,154
                                                                =======          =======
Basic earnings per common OP Unit:
  Operations...............................................     $  0.18          $  0.26
  Gain on disposition of properties........................        0.01            (0.01)
  Extraordinary item.......................................          --               --
                                                                -------          -------
          Total............................................     $  0.19          $  0.25
                                                                =======          =======
Diluted earnings per OP Unit:
  Operations...............................................     $  0.18          $  0.26
  Gain on disposition of properties........................        0.01            (0.01)
  Extraordinary item.......................................          --               --
                                                                -------          -------
          Total............................................     $  0.19          $  0.25
                                                                =======          =======

                             AIMCO PROPERTIES, L.P.

                                                              NINE MONTHS      NINE MONTHS
                                                                 ENDED            ENDED
                                                               SEPT. 30,        SEPT. 30,
                                                                  1998             1997
                                                              -----------      -----------
Numerator:
  Net income...............................................     $ 56,269         $19,427
  Preferred Unit distributions.............................      (16,320)           (835)
                                                                --------         -------
Numerator for basic and diluted earnings per OP
  Unit -- Income attributable to OP Unitholders............     $ 39,949         $18,592
                                                                ========         =======
Denominator:
  Denominator for basic earnings per OP Unit -- weighted
     Average number of OP Units outstanding................       50,420          23,648
  Effect of dilutive securities............................          124             666
                                                                --------         -------
Denominator for dilutive earnings per OP Unit..............       50,544          24,314
                                                                ========         =======
Basic earnings per OP Unit:
  Operations...............................................     $   0.74         $  0.79
  Gain on disposition of properties........................         0.06           (0.01)
  Extraordinary item.......................................           --           (0.01)
                                                                --------         -------
          Total............................................     $   0.80         $  0.77
                                                                ========         =======
Diluted earnings per OP Unit:
  Operations...............................................     $   0.73         $  0.79
  Gain on disposition of properties........................         0.06           (0.01)
  Extraordinary item.......................................           --           (0.01)
                                                                --------         -------
          Total............................................     $   0.79         $  0.77
                                                                ========         =======



NOTE 8 -- PRO FORMA FINANCIAL STATEMENTS



     During the nine months ended September 30, 1998, the Company purchased Ambassador. During the nine months ended September 30, 1997, the Company purchased the NHP Real Estate Companies and, through an unconsolidated subsidiary, purchased a 53.3% interest in NHP Incorporated ("NHP"). The following unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and 1997, have been prepared as if the above described transactions had occurred at the beginning of the period being reported on. The following Pro Forma Financial Information is based, in part, on the following historical financial statements: (i) the unaudited financial data of the Company for the nine months ended September 30, 1998 and 1997; (ii) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998 and the nine months ended September 30, 1997; (iii) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997 (which have been restated to reflect NHP's subsidiary, WMF Group Ltd., as a discontinued operation), and (iv) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the five months ended May 31, 1997.

                             AIMCO PROPERTIES, L.P.

     The pro forma financial statements are not necessarily indicative of what the Company's results of operations would have been assuming the completion of the described transactions at the beginning of the periods indicated, nor does it purport to project the Company's results of operations for any future period.



                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                      (IN THOUSANDS, EXCEPT PER UNIT DATA)


                                  (UNAUDITED)



                                                               FOR THE NINE     FOR THE NINE
                                                                  MONTHS           MONTHS
                                                                  ENDED            ENDED
                                                              SEPT. 30, 1998   SEPT. 30, 1997
                                                              --------------   --------------
Rental property operations..................................     $109,315         $74,988
Partnerships share of income from service company
  business..................................................        5,668           1,999
Net income..................................................     $ 59,942         $17,500
                                                                 ========         =======
Net income attributable to Preferred Unitholders............     $ 16,320         $   835
                                                                 ========         =======
Net income attributable to OP Unitholders...................     $ 43,622         $16,665
                                                                 ========         =======
Basic earnings per OP Unit..................................     $   0.79         $  0.53
                                                                 ========         =======
Diluted earnings per OP Unit................................     $   0.79         $  0.53
                                                                 ========         =======
Weighted average OP Units outstanding.......................       55,036          31,223
                                                                 ========         =======
Weighted average OP Units and OP Unit equivalents
  Outstanding...............................................       55,250          31,889
                                                                 ========         =======



NOTE 9 -- SUBSEQUENT EVENTS



  Insignia Merger



     On October 1, 1998, AIMCO, through a merger, acquired all of the multifamily business of Insignia Financial Group, Inc., a Delaware corporation ("Insignia") (the "Insignia Merger"). As merger consideration, AIMCO issued to former Insignia stockholders 8.4 million shares of its Class E Cumulative Convertible Preferred Stock (the "Class E Preferred Stock") and reserved an additional 0.5 million shares for options and warrants, in the aggregate. In addition, approximately $531 million in outstanding debt and other liabilities of Insignia and its subsidiaries became obligations of AIMCO and its subsidiaries. AIMCO contributed the substantial majority of the assets and liabilities acquired in the Insignia Merger to the Partnership in exchange for
8.4 million Class E Preferred Units, which are the substantial economic equivalent of Class E Preferred stock.



     Holders of Class E Preferred Stock, which have the same rights as holders of Class E Preferred Units, will be entitled to receive the same cash dividends per share as holders of Class A Common Stock. In addition, holders of Class E Preferred Stock, on the record date for payment to be set by AIMCO's board of directors, will be entitled to receive a special distribution in an aggregate amount of $50 million (the "Special Dividend"). After January 15, 1999, if any portion of the Special Dividend or any other dividend has yet to be declared and paid to the holders of Class E Preferred Stock, no dividends may be declared or paid or set apart for payment by AIMCO on the Class A Common Stock.



     On the close of business on the day on which the Special Dividend (or any remaining unpaid portion thereof) is paid to the holders of the Class E Preferred Stock, each share of Class E Preferred Stock will be automatically converted into one share of Class A Common Stock without any action on the part of AIMCO or the holders of such share of Class E Preferred Stock (the "Conversion Date"). If AIMCO at any time following the consummation of the Insignia Merger pays a dividend or makes a distribution, subdivides,

                             AIMCO PROPERTIES, L.P.

combines, reclassifies, issues rights, options or warrants or makes any other distribution in securities in relation to its outstanding Class A Common Stock, then AIMCO will contemporaneously do the same with respect to the Class E Preferred Stock.



     In addition to the issuance of the Class E Preferred Stock, on October 1, 1998, the Company entered into a $300 million senior unsecured interim term loan agreement with an affiliate of Lehman Brothers, Inc. (the "Interim Term Loan Agreement"). The term loan matures in one year and bears interest at a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. The Company used the proceeds to refinance existing indebtedness outstanding of Insignia at the time of the merger.



  IPT Merger Agreement



     As a result of the Insignia Merger and contributions by AIMCO, the Partnership currently owns approximately 30% of the outstanding units of partnership interest of Insignia Properties, L.P., a Delaware limited partnership ("IPLP"). In addition, AIMCO owns approximately 51% of the outstanding shares of beneficial interest of Insignia Properties Trust, a Maryland REIT ("IPT"). As of September 30, 1998, IPLP primarily owns general and limited partnership interests in real estate limited partnerships that own an aggregate of 339 Properties. AIMCO and IPT have entered into a merger agreement, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT will merge with AIMCO, or one of its subsidiaries (the "IPT Merger"). The IPT Merger is expected to close in January 1999. As a result of the IPT Merger, AIMCO will acquire the remaining approximately 70% interest in IPLP that is currently owned by IPT. AIMCO will contribute the 70% interest in IPLP to the Partnership in exchange for OP Units. Subsequent to the IPT Merger and contribution by AIMCO, the Partnership will own 100% of IPLP.



  Issuance of Units



     In November 1998, AIMCO issued 1,000,000 shares of Class J Cumulative Convertible Preferred Stock, par value $0.01 per share ("Class J Preferred Stock") in a private placement for $100.0 million. AIMCO contributed the proceeds to the Partnership in exchange for 1,000,000 Class J Cumulative Convertible Preferred Units (the "Class J Preferred Units"). In addition, the Partnership purchased 250,000 shares of Class J Preferred Stock from AIMCO in exchange for a note payable of $25 million and issued an additional 250,000 Class J Preferred units to AIMCO. The holders of Class J Preferred Stock shall be entitled to receive, when and as declared by the AIMCO board of directors, dividends equal to (i) 7% per annum of the per share Liquidation Preference for the period beginning on and including the Issue Date and lasting until November 15, 1998; (ii) 8% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1998 and lasting until November 15, 1999; (iii) 9% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1999 and lasting until November 15, 2000; (iv) 9.5% per annum of the per share Liquidation Preference thereafter. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Company legally available for the payment of such dividends. AIMCO may convert any or all of the Class J Preferred Stock into Class A Common Stock at a conversion price of $40 (equivalent to a conversion rate of 2.5 shares of Class A Common Stock for each share of Class J Preferred Stock) (a) after November 6, 2002, if the market price of the Class A Common Stock in the five most recent Trading Days is equal to or greater than $40 or;
(b) at any time on or prior to November 6, 2002, if the Internal Rate of Return exceeds 12.5%.

                             AIMCO PROPERTIES, L.P.

  Purchase of Properties:



     Subsequent to September 30, 1998, the Partnership purchased one multifamily property with a total of 219 units for total consideration of $8.1 million, consisting of $8.1 million in cash. The multifamily property is located in Arizona.



  Distribution Declared



     On October 22, 1998, the AIMCO-GP, Inc. board of directors and AIMCO, as the General Partner, declared a cash distribution of $0.5625 per unit of OP Unit for the quarter ended September 30, 1998, payable on November 13, 1998 to OP Unitholders of record on November 6, 1998.



     The AIMCO-GP, Inc. board of directors and AIMCO, as the General Partner, also declared a cash distribution of $0.225 per unit on the Class E Preferred Units for the period from October 1, 1998 through November 6, 1998, the record date for the Class E Preferred Unit. The distribution was paid on November 13, 1998.



  Revised Debt Agreement



     On October 1, 1998, the Company amended and restated its credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement was further amended on November 6, 1998 (the "First Amendment"). The credit agreement now provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million (collectively with the First Amendment, the "BOA Credit Facility").



     The Partnership is the borrower under the BOA Credit Facility, but all obligations thereunder are guaranteed by AIMCO and certain subsidiaries. The annual interest rate under the BOA Credit Facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans, and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the Company's consolidated unsecured indebtedness to the value of certain unencumbered assets. The BOA Credit Facility matures on September 30, 1999 unless extended, at the discretion of the lenders. The BOA Credit Facility provides for the conversion of the revolving facility into a three-year term loan. The availability of funds to the Company under the BOA Credit Facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants contained in the BOA Credit Facility require the Company to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the BOA Credit Facility limits the Company from distributing more than 80% of its Funds From Operations (as defined) (or such amounts as may be necessary for AIMCO to maintain its status as a REIT) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

                                                                      APPENDIX A

                                    GLOSSARY

     Unless the context requires otherwise, the following terms used in this Prospectus have the respective meanings set forth below:

     "1997 Housing Act" means the Multifamily Assisted Housing Reform and Affordability Act of 1997.

     "ACMs" means asbestos-containing materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "affordable" means, with respect to apartment units or residential properties, that such units or properties benefit from an interest rate or rental subsidy or are otherwise subject to governmental programs intended to provide housing to persons with low or moderate incomes.

     "Aggregate Cash Amount" means the aggregate amount that AIMCO elects to pay in cash to the Insignia stockholders, pursuant to the Insignia Merger; provided, however, that the Aggregate Cash Amount may not exceed the lesser of (i) $15,000,000 and (ii) the product of (x) $36.50 less the AIMCO Index Price, multiplied by (y) the sum of the number of shares of Insignia common stock outstanding at the Effective Time plus the number of shares of Insignia common stock for which outstanding Insignia Convertible Securities are exercisable, whether or not vested, at the Effective Time.

     "AIMCO" means Apartment Investment and Management Company, a Maryland corporation.

     "AIMCO Board" means the board of directors of AIMCO.

     "AIMCO GP" means AIMCO-GP, Inc., a wholly owned subsidiary of AIMCO and the general partner of the AIMCO Operating Partnership.

     "AIMCO Index Price" means the average trading price of Class A Common Stock over the 20-day period ended five trading days prior to the Effective Time, but in no event greater than $38.00.

     "AIMCO IPO" means AIMCO's initial public offering of Class A Common Stock in July 1994.

     "AIMCO Operating Partnership" means AIMCO Properties, L.P., a Delaware limited partnership.

     "AIMCO Operating Partnership Agreement" means the agreement of limited partnership of the AIMCO Operating Partnership.

     "AIMCO Properties" means the Managed Properties, Owned Properties and Equity Properties.

     "AIMCO Stock" means the Class A Common Stock and the Preferred Stock.

     "Ambassador" means the Ambassador Apartments, Inc.

     "Ambassador Common Stock" means the common stock, par value $.01 per share, of Ambassador.

     "Ambassador Merger" means the merger of Ambassador with and into AIMCO on May 8, 1998.

     "AMIT" means Angeles Mortgage Investment Trust.

     "AMTI" means alternative minimum taxable income.

     "ANHI" means AIMCO/NHP Holdings, Inc.

     "Assignee" means any person to whom one or more OP Units have been transferred.

     "Bank of America" means Bank of America National Trust and Savings Association.

     "Base Rate" means quarterly cash dividends per share equal to $1.78125.

     "BOA Credit Facility" means the $100 million unsecured revolving credit facility entered into in October 1, 1998 between the Company, Bank of America, and BankBoston, N.A.

     "Book-Tax Difference" means, generally, the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution.

     "Built-in Gain" means to be subject to tax at the highest regular corporate tax rate on the excess, if any, of the fair market value over the adjusted basis of any particular asset as of the beginning of a ten-year period.

     "Bylaws" means the bylaws of AIMCO.

     "California Actions" means the two complaints filed in Superior Court of the State of California against the Company and the J.W. English Companies.

     "Capital Replacement" means capitalized spending which maintains a property.

     "Charter" means AIMCO's charter.

     "City of Austin" means Austin, Texas.

     "CK" means CK Services, Inc.

     "CK Contribution Agreement" means the Contribution Agreement, dated January 31, 1998, among AIMCO, CK and the stockholders of CK.

     "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of AIMCO.


     "Class B Parity Stock" means capital stock of AIMCO that ranks on parity with Class B Preferred Stock with respect to payments of dividends or upon liquidation, dissolution, winding up or otherwise.


     "Class B Partnership Preferred Units" means the Class B Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class B Preferred Ownership Limit" means a number of shares of Class B Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class B Preferred Stock that are owned by such holder.

     "Class B Preferred Stock" means the Class B Cumulative Convertible Preferred Stock, par value $.01 per share, of AIMCO.


     "Class C Junior Stock" means Common Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class C Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.


     "Class C Liquidation Preference" means the liquidation preference of $25 per share on the Class C Preferred Stock.

     "Class C Parity Stock" means the Class B Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class C Partnership Preferred Units" means the Class C Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class C Preferred Ownership Limit" means a number of shares of Class C Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class C Preferred Stock that are owned by such holder.

     "Class C Preferred Stock" means the Class C Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class C Senior Stock" means any class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class C Preferred Stock.


     "Class D Junior Stock" means Common Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class D Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.


     "Class D Liquidation Preference" means the liquidation preference of $25 per share on the Class D Preferred Stock.

     "Class D Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class D Partnership Preferred Units" means the Class D Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class D Preferred Ownership Limit" means a number of shares of Class D Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class D Preferred Stock that are owned by such holder.

     "Class D Preferred Stock" means the Class D Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class D Senior Stock" means any class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class D Preferred Stock.


     "Class E Partnership Preferred Units" means the Class E Partnership Preferred Units of the AIMCO Operating Partnership.



     "Class G Junior Stock" means the Common Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class G Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.


     "Class G Liquidation Preference" means the liquidation preference of $25 per share on the Class G Preferred Stock.

     "Class G Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and any other class or series of stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class G Partnership Preferred Units" means the Class G Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class G Preferred Ownership Limit" means a number of shares of Class G Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class G Preferred Stock that are owned by such holder.

     "Class G Preferred Stock" means the Class G Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class G Senior Stock" means any class or series of capital stock of AIMCO which if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class G Preferred Stock.


     "Class H Junior Stock" means the Common Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class H Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.


     "Class H Liquidation Preference" means the liquidation preference of $25 per share on the Class H Preferred Stock.

     "Class H Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class J Preferred Stock and any other class or series of stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class H Partnership Preferred Units" means the Class H Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class H Preferred Ownership Limit" means a number of shares of Class H Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class H Preferred Stock that are owned by such holder.

     "Class H Preferred Stock" means the Class H Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class H Senior Stock" means any class or series of capital stock of AIMCO which if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class H Preferred Stock.


     "Class J Junior Stock" means the Common Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class J Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class J Liquidation Preference" means the liquidation preference of $100 per share on the Class J Preferred Stock.

     "Class J Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class J Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class J Partnership Preferred Units" means the Class J Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class J Preferred Ownership Limit" means a number of shares of Class J Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class J Preferred Stock that are owned by such holder.

     "Class J Preferred Stock" means the Class J Cumulative Convertible Preferred Stock, par value $.01 per share, of AIMCO.

     "Class J Senior Stock" means any class or series of capital stock of AIMCO which if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class J Preferred Stock.


     "Class One Partnership Preferred Units" means the Class One Partnership Preferred Units, of the AIMCO Operating Partnership.


     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Security and Exchange Commission.

     "Common OP Units" means Partnership Common Units of the AIMCO Operating Partnership.

     "Common Stock" means the Class A Common Stock and the Class B Common Stock.

     "Common OP Unitholders" means the holders of Common OP Units.


     "Company" means AIMCO, together with its consolidated subsidiaries, including the AIMCO Operating Partnership, except in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the AIMCO Operating Partnership," it means the AIMCO Operating Partnership together with its subsidiaries, other controlled entities and entities in which it has a controlling financial interest.


     "Company Predecessors" means AIMCO and Property Asset Management, L.L.C., and its affiliated companies and PDI Realty Enterprises, Inc.

     "Complaint" means the purported class and derivative complaint filed in California Superior Court in the County of San Mateo by persons claiming to own limited partner interests in the Insignia Partnerships against Insignia, the Insignia GPs, AIMCO, certain persons and entities who purportedly formerly controlled the Insignia GPs and additional entities affiliated with, and individuals who are officers, directors or principals of, several of the defendants.

     "Consolidated Amended Complaint" means the consolidated amended complaint filed by plaintiffs on February 25, 1998 relating to the California Actions.

     "Contributing Partner" means a person contributing property to the AIMCO Operating Partnership in exchange for OP Units.

     "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     "control shares" means voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

     "Convertible Securities" means warrants, options, convertible debt securities, equity securities, contingent rights or other similar securities upon which the Securities may be exchanged, exercised or converted.

     "Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to AIMCO.

     "Credit Facilities" means the WMF Credit Facility, the BOA Credit Facility, and the Lehman Credit Facility.

     "Current Market Price" per share of Class A Common Stock on any date means the average of the daily market prices of a share of Class A Common Stock for the five consecutive trading days preceding such date. The market price for each such day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the AIMCO Board.

     "Debt Coverage Ratio" means the ratio of EBITDA (less a provision of approximately $300 per owned apartment) to debt.

     "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute.

     "Distribution" means the transfer of the remaining business of Insignia to Holdings and the distribution of all of the capital stock of Holdings to Insignia's stockholders prior to the Insignia Merger.

     "Dividend Payment Date" means any date on which cash dividends are paid on the Class A Common Stock.

     "DOJ" means the U.S. Department of Justice.

     "domestically controlled REIT" means a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders.

     "Effective Time" means the effective time of the Insignia Merger.

     "Eligible Class B Shares" means the number of shares of Class B Common Stock outstanding as of the Year-end Test Date which become eligible for automatic conversion into an equal number of shares of Class A Common Stock (subject to the Ownership Limit).

     "English Acquisition" means the Company's acquisition in November 1996 of certain partnership interests, real estate and related assets owned by the J.W. English Companies.

     "English Partnerships" means 31 limited partnerships, interests in which were purchased by the Company from the J.W. English Companies pursuant to the English Acquisition.

     "English Tender Offers" means the separate tender offers made by the AIMCO Operating Partnership to the limited partners of 25 of the English Partnerships.

     "EPA" means the U.S. Environmental Protection Agency.

     "Equity Properties" means the apartment properties in which AIMCO holds an equity interest.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

     "Federal Action" means the class action lawsuit filed in November 1996 by purported limited partners of certain of the Tender Offer English Partnerships against the Company and J.W. English in the U.S. District Court for the Northern District of California.

     "FFO" means funds from operations.

     "FFO Per Share" or "Funds from Operating Per Share" means, for any period,
(i) net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, less any preferred stock dividend payments, divided by (ii) the sum of (a) the number of shares of the Class A Common Stock outstanding on the last day of such period (excluding any shares of the Class A Common Stock into which shares of the Class B Common Stock shall have been converted as a result of the conversion of shares of the Class B Common Stock on the last day of such period) and (b) the number of shares of the Class A Common Stock issuable to acquire units of limited partnership that (x) may be tendered for redemption in any limited partnership in which AIMCO serves as general partner and (y) are outstanding on the last day of such period.

     "FHAA" means the Fair Housing Amendments Act of 1988.

     "FIRPTA" means Foreign Investment in Real Property Tax Act of 1980.

     "FNMA" means the Federal National Mortgage Association.

     "GAAP" means generally accepted accounting principles.

     "GMAC" means General Motors Acceptance Corporation.

     "GMAC Loans" means the 93 loans made by GMAC as of June 30, 1998 with an aggregate outstanding principal balance of $420.1 million to property owning partnerships of the Company, each of which is secured by the Owned Property of such partnership.

     "HAP Contracts" means Housing Assistance Payment Contracts.

     "High Performance Units" means the OP Units designated as Class I High Performance Units.

     "Holdings" means Insignia/ESG Holdings, Inc.

     "HUD" means the U.S. Department of Housing and Urban Development.

     "Indemnitee" means the AIMCO Operating Partnership's directors and officers.

     "Insignia" means the Insignia Financial Group, Inc.

     "Insignia Convertible Securities" means any and all securities issued by Insignia or any subsidiary of Insignia (excluding stock options issued under the Insignia 1992 Stock Incentive Plan, as amended, and the Insignia 1995 Non-Employee Director Stock Option Plan) which are exercisable, convertible or exchangeable for or into shares of Insignia common stock, but specifically excluding the Convertible Preferred Securities.

     "Insignia GPs" means the general partners of the Insignia Partnerships.

     "Insignia Merger" means the merger of Insignia with and into AIMCO.

     "Insignia Merger Agreement" means the merger agreement between AIMCO, the AIMCO Operating Partnership, Insignia and Holdings pursuant to which Insignia will be merged with and into AIMCO.

     "Insignia Partnerships" means the limited partnerships whose general partners are affiliates of Insignia.

     "Insignia Reorganization" means the transfer of certain assets and liabilities of Insignia to the Unconsolidated Subsidiaries.

     "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

     "IPT" means Insignia Properties Trust, a Maryland REIT, which is a majority owned subsidiary of Insignia.

     "IPT Shares" means the shares of beneficial interest of IPT, par value $.01 per share.

     "IRS" means the Internal Revenue Service.

     "J.W. English Companies" means J.W. English, a Houston, Texas-based real estate syndicator and developer, and certain affiliated entities.

     "Lehman Credit Facility" means the $300 million senior unsecured interim one-year term loan entered into on October 1, 1998 between the Company and an affiliate of Lehman Brothers, Inc.

     "LDP" means a limited denial of participation by any HUD office.

     "Liquidating Event" means any of the following: (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware LP Act (including, without limitation, bankruptcy), of the sole AIMCO GP unless, within ninety (90) days after the withdrawal, a majority in interest (as such phrase is used in Section 17-801(3) of the Delaware LP Act) of the remaining OP Unitholders agree in writing, in their sole and absolute discretion, to continue the business of the AIMCO Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor AIMCO GP; (iii) an election to dissolve the AIMCO Operating Partnership made by the AIMCO GP in its sole and absolute discretion, with or without the consent of the OP Unitholders; (iv) entry of a decree of judicial dissolution of the AIMCO Operating Partnership pursuant to the provisions of the Delaware LP Act; (v) the occurrence of a Terminating Capital Transaction; or (vi) the Redemption (or acquisition by AIMCO, the AIMCO GP and/or the Special Limited Partner) of all Common OP Units other than Common OP Units held by the AIMCO GP or the Special Limited Partner.

     "Majority in Interest" means OP Unitholders (other than (i) the Special Limited Partner and (ii) any OP Unitholder fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the AIMCO GP or (b) any REIT as to which the AIMCO GP is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Common OP Units held by all OP Unitholders (other than (i) the Special Limited Partner and (ii) any OP Unitholder fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the AIMCO GP or (b) any REIT as to which the AIMCO GP is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

     "Managed Properties" means the apartment properties managed by AIMCO for third party owners and affiliates.

     "Management Subsidiaries" means PAMS LP and the other subsidiaries of the Company that manage the Managed Properties.

     "March Hedge" means the interest rate hedging agreement entered into in March 1997 between the Company and an investment banking company in anticipation of certain indebtedness.

     "Measurement Period" means the January 1, 1998 to the Valuation Date.

     "MGCL" means the Maryland General Corporation Law.

     "Minimum Return" means a 30% cumulative Total Return over three years.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "NHP" means NHP Incorporated.

     "NHP Properties" means the 534 multifamily apartment properties containing 87,689 apartment units, a captive insurance subsidiary and certain related assets.

     "NHP Real Estate Companies" means a group of companies previously owned by NHP that hold interests in the NHP Properties.

     "NHP Real Estate Reorganization" means the reorganization of the Company's interests in the NHP Real Estate Companies.

     "Non-U.S. Holder" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.

     "NYSE" means the New York Stock Exchange.

     "OP Merger" means the merger of the Ambassador Operating Partnership with and into the AIMCO Operating Partnership.

     "OP Unitholder" means a holder of OP Units.

     "OP Units" means Preferred OP Units and the Common OP Units.

     "Owned Properties" means the apartment properties owned or controlled by AIMCO.

     "Ownership Limit" means the limit by the AIMCO Charter of direct or constructive ownership of shares of Class A Common Stock representing more than 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the combined total of outstanding shares of AIMCO's Class A Common Stock or Class B Common Stock by any person.

     "Partner" means the AIMCO GP or an OP Unitholder, and "Partners" means the AIMCO GP and the OP Unitholders.


     "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.


     "Partnership Tax Items" means partnership tax items including partnership income, gains, losses, deductions, and credits.

     "Preferred OP Units" means Partnership Preferred Units of the AIMCO Operating Partnership.

     "Preferred Share Investor" means the institutional investor to whom AIMCO issued 750,000 shares of Class B Preferred Stock in a private transaction.

     "Preferred Share Purchase Agreement" means the agreement pursuant to which AIMCO issued the Class B Preferred Stock.

     "Preferred Stock" means the preferred stock of AIMCO, par value $.01 per share.

     "Prospectus" means this prospectus, as it may be further supplemented or amended from time to time.

     "Prospectus Supplement" means a prospectus supplement accompanying the Prospectus.

     "PTP Regulations" means the Treasury Regulations generally effective for taxable years beginning after December 31, 1995.

     "publicly traded partnership" means a partnership classified as a publicly traded partnership for federal income tax purposes.

     "qualifying income" means, in general, income which includes interest, dividends, real property rents (as defined by Section 856 of the Code) and gain from the sale or disposition of real property.

     "Redemption" means to redeem all or a portion of the Common OP Units held by a Common OP Unitholder and certain Assignees in exchange for a cash amount based on the value of shares of Class A Common Stock.

     "Registration Statement" means the registration statement on Form S-4 of which the Prospectus forms a part, together with all amendments and exhibits, filed by AIMCO and the AIMCO Operating Partnership with the Commission.

     "REIT" means a real estate investment trust.

     "REIT Requirements" means the requirements for qualifying a REIT under the Code.

     "Schedule K-1" means the report which the AIMCO Operating Partnership furnishes to each OP Unitholder that sets forth his allocable share of income, gains, losses and deductions.

     "Section 751 Assets" has the meaning given to such term in the Code.

     "Section 8" means Section 8 of the United States Housing Act of 1937.

     "Securities" means the Preferred Stock, the Class A Common Stock and the OP Units.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholders" means persons who may receive from AIMCO or the AIMCO Operating Partnership Securities covered by the Registration Statement in acquisitions and who may be entitled to offer such Securities under circumstances requiring the use of a Prospectus.

     "September Hedge" means the interest rate agreement entered into in September 1997 between the Company and an investment banking company.

     "Special Dividend" means the special dividend of $50 million in the aggregate of which holders of Class E Preferred Stock will be entitled to receive a pro rata share.

     "Special Limited Partner" means AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership.

     "Subsidiary Partnerships" means other limited partnerships and limited liability companies in which AIMCO has a controlling interest.

     "Tax Matters Partner" means AIMCO GP, which is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership with respect to tax matters.

     "Tender Offer English Partnerships" means the 25 English Partnerships that received English Tender Offers.

     "Terminating Capital Transaction" means the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership.

     "TMT" means tentative minimum tax.

     "TNRCC" means the Texas Natural Resources Conservation Commission.

     "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

     "Treasury Regulations" means the Treasury regulations promulgated under the Code.

     "UBTI" means unrelated business taxable income.

     "UBTI Percentage" means the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid.

     "Unconsolidated Partnership" means a limited partnership in which the AIMCO Operating Partnership will hold a 99% limited partnership interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

     "Unconsolidated Subsidiaries" means the unconsolidated subsidiaries of AIMCO, which from time to time, the Company has organized in order to satisfy certain requirements for AIMCO's continued qualification as a REIT.

     "Underlying Partnership" means another partnership other than the AIMCO Operating Partnership.

     "USRPI" means a United States Real Property Interest.

     "USRPI Capital Gains" means a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO.

     "Valuation Date" means the date that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control occurs.

     "voting stock" means the stock entitled to be cast generally in the election of directors.

     "Washington Mortgage" means Washington Mortgage Financial Group, Ltd.

     "WMF Credit Facility" means the $50 million secured revolving credit facility entered into in February 1998 between the Company and Washington Mortgage.

     "Year-End Test Date" means December 31 of each of the years 1994 through 1998.

                                                                      APPENDIX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             AIMCO PROPERTIES, L.P.

                         A DELAWARE LIMITED PARTNERSHIP

                            ------------------------

 THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY
    NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO
    THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER
                APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                           DATED AS OF JULY 29, 1994

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1    DEFINED TERMS...............................................   B-1
ARTICLE 2    ORGANIZATIONAL MATTERS......................................   B-14
             Section 2.1   Organization..................................   B-14
             Section 2.2   Name..........................................   B-14
             Section 2.3   Registered Office and Agent; Principal
             Office......................................................   B-14
             Section 2.4   Power of Attorney.............................   B-14
             Section 2.5   Term..........................................   B-15
ARTICLE 3    PURPOSE.....................................................   B-15
             Section 3.1   Purpose and Business..........................   B-15
             Section 3.2   Powers........................................   B-16
             Section 3.3   Partnership Only for Purposes Specified.......   B-16
             Section 3.4   Representations and Warranties by the
             Parties.....................................................   B-16
ARTICLE 4    CAPITAL CONTRIBUTIONS.......................................   B-18
             Section 4.1   Capital Contributions of the Partners.........   B-18
             Section 4.2   Issuances of Additional Partnership
             Interests...................................................   B-18
             Section 4.3   Additional Funds..............................   B-19
             Section 4.4   Stock Option Plans............................   B-20
             Section 4.5   No Interest; No Return........................   B-21
             Section 4.6   Conversion of Junior Shares...................   B-21
ARTICLE 5    DISTRIBUTIONS...............................................   B-21
             Section 5.1   Requirement and Characterization of
             Distributions...............................................   B-21
             Section 5.2   Distributions in Kind.........................   B-21
             Section 5.3   Amounts Withheld..............................   B-22
             Section 5.4   Distributions Upon Liquidation................   B-22
             Section 5.5   Restricted Distributions......................   B-22
ARTICLE 6    ALLOCATIONS.................................................   B-22
             Section 6.1   Timing and Amount of Allocations of Net Income
                           and Net Loss..................................   B-22
             Section 6.2   General Allocations...........................   B-22
             Section 6.3   Additional Allocation Provisions..............   B-22
             Section 6.4   Tax Allocations...............................   B-24
ARTICLE 7    MANAGEMENT AND OPERATIONS OF BUSINESS.......................   B-24
             Section 7.1   Management....................................   B-24
             Section 7.2   Certificate of Limited Partnership............   B-27
             Section 7.3   Restrictions on General Partner's Authority...   B-27
             Section 7.4   Reimbursement of the General Partner..........   B-29
             Section 7.5   Outside Activities of the Previous General
             Partner and the General Partner.............................   B-29

                                                                            PAGE
                                                                            ----
             Section 7.6   Contracts with Affiliates.....................   B-30
             Section 7.7   Indemnification...............................   B-30
             Section 7.8   Liability of the General Partner..............   B-32
             Section 7.9   Other Matters Concerning the General
             Partner.....................................................   B-32
             Section 7.10  Title to Partnership Assets...................   B-33
             Section 7.11  Reliance by Third Parties.....................   B-33
ARTICLE 8    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS..................   B-34
             Section 8.1   Limitation of Liability.......................   B-34
             Section 8.2   Management of Business........................   B-34
             Section 8.3   Outside Activities of Limited Partners........   B-34
             Section 8.4   Return of Capital.............................   B-34
             Section 8.5   Rights of Limited Partners Relating to the
             Partnership.................................................   B-34
             Section 8.6   Redemption Rights of Qualifying Parties.......   B-35
             Section 8.7   Partnership Right to Call Limited Partner
             Interests...................................................   B-38
ARTICLE 9    BOOKS, RECORDS, ACCOUNTING AND REPORTS......................   B-38
             Section 9.1   Records and Accounting........................   B-38
             Section 9.2   Fiscal Year...................................   B-39
             Section 9.3   Reports.......................................   B-39
ARTICLE 10   TAX MATTERS.................................................   B-39
             Section 10.1  Preparation of Tax Returns....................   B-39
             Section 10.2  Tax Elections.................................   B-39
             Section 10.3  Tax Matters Partner...........................   B-39
             Section 10.4  Withholding...................................   B-40
ARTICLE 11   TRANSFERS AND WITHDRAWALS...................................   B-41
             Section 11.1  Transfer......................................   B-41
             Section 11.2  Transfer of General Partner's Partnership
             Interest....................................................   B-41
             Section 11.3  Limited Partners' Rights to Transfer..........   B-42
             Section 11.4  Substituted Limited Partners..................   B-44
             Section 11.5  Assignees.....................................   B-44
             Section 11.6  General Provisions............................   B-44
ARTICLE 12   ADMISSION OF PARTNERS.......................................   B-46
             Section 12.1  Admission of Successor General Partner........   B-46
             Section 12.2  Admission of Additional Limited Partners......   B-46
             Section 12.3  Amendment of Agreement and Certificate of
                           Limited Partnership...........................   B-46
             Section 12.4  Admission of Initial Limited Partners.........   B-46
ARTICLE 13   DISSOLUTION, LIQUIDATION AND TERMINATION....................   B-47
             Section 13.1  Dissolution...................................   B-47
             Section 13.2  Winding Up....................................   B-47

                                                                            PAGE
                                                                            ----
             Section 13.3  Deemed Distribution and Recontribution........   B-48
             Section 13.4  Rights of Limited Partners....................   B-48
             Section 13.5  Notice of Dissolution.........................   B-49
             Section 13.6  Cancellation of Certificate of Limited
             Partnership.................................................   B-49
             Section 13.7  Reasonable Time for Winding-Up................   B-49
ARTICLE 14   PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS;
             MEETINGS....................................................   B-49
             Section 14.1  Procedures for Actions and Consents of
             Partners....................................................   B-49
             Section 14.2  Amendments....................................   B-49
             Section 14.3  Meetings of the Partners......................   B-49
ARTICLE 15   GENERAL PROVISIONS..........................................   B-50
             Section 15.1  Addresses and Notice..........................   B-50
             Section 15.2  Titles and Captions...........................   B-50
             Section 15.3  Pronouns and Plurals..........................   B-50
             Section 15.4  Further Action................................   B-50
             Section 15.5  Binding Effect................................   B-50
             Section 15.6  Waiver........................................   B-50
             Section 15.7  Counterparts..................................   B-51
             Section 15.8  Applicable Law................................   B-51
             Section 15.9  Entire Agreement..............................   B-51
             Section 15.10 Invalidity of Provisions......................   B-51
             Section 15.11 Limitation to Preserve REIT Status............   B-51
             Section 15.12 No Partition..................................   B-52
             Section 15.13 No Third-Party Rights Created Hereby..........   B-52

                                                                          PAGE
                                                                          ----
EXHIBIT A   PARTNERS AND PARTNERSHIP UNITS..............................  A-1
EXHIBIT B   EXAMPLES REGARDING ADJUSTMENT FACTOR........................  B-1
EXHIBIT C   LIST OF DESIGNATED PARTIES..................................  C-1
EXHIBIT D   INTENTIONALLY OMITTED.......................................  D-1
EXHIBIT E   NOTICE OF REDEMPTION........................................  E-1
EXHIBIT F   FORM OF UNIT CERTIFICATE....................................  F-1
EXHIBIT G   PARTNERSHIP UNIT DESIGNATION OF THE CLASS B PARTNERSHIP
            PREFERRED UNITS.............................................  G-1
EXHIBIT H   PARTNERSHIP UNIT DESIGNATION OF THE CLASS C PARTNERSHIP
            PREFERRED UNITS.............................................  H-1
EXHIBIT I   PARTNERSHIP UNIT DESIGNATION OF THE CLASS D PARTNERSHIP
            PREFERRED UNITS.............................................  I-1
EXHIBIT J   PARTNERSHIP UNIT DESIGNATION OF THE CLASS E PARTNERSHIP
            PREFERRED UNITS.............................................  J-1
EXHIBIT K   PARTNERSHIP UNIT DESIGNATION OF THE CLASS I HIGH PERFORMANCE
            PARTNERSHIP UNITS...........................................  K-1
EXHIBIT L   PARTNERSHIP UNIT DESIGNATION OF THE CLASS G PARTNERSHIP
            PREFERRED UNITS.............................................  L-1
EXHIBIT M   PARTNERSHIP UNIT DESIGNATION OF THE CLASS H PARTNERSHIP
            PREFERRED UNITS.............................................  M-1
EXHIBIT N   PARTNERSHIP UNIT DESIGNATION OF THE CLASS J PARTNERSHIP
            PREFERRED UNITS.............................................  N-1
EXHIBIT O   PARTNERSHIP UNIT DESIGNATION OF THE CLASS ONE PARTNERSHIP
            PREFERRED UNITS.............................................  O-1
EXHIBIT P   PARTNERSHIP UNIT DESIGNATION OF THE CLASS I PARTNERSHIP
            PREFERRED UNITS.............................................  P-1


          NONE OF THE ABOVE EXHIBITS ARE INCLUDED IN THIS PROSPECTUS.
           THEY ARE AVAILABLE UPON REQUEST OF AIMCO PROPERTIES, L.P.

                    THIRD AMENDED AND RESTATED AGREEMENT OF
                 LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of July 29, 1994, and amended and restated as of October 1, 1998, is entered into by and among Apartment Investment and Management Company, a Maryland corporation (the "Previous General Partner"), AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), AIMCO-LP, Inc., a Delaware corporation (the "Special Limited Partner"), and the other Limited Partners (as defined below).

     WHEREAS, the General Partner has submitted, and the Limited Partners have approved, an amendment and restatement of the Agreement of Limited Partnership of AIMCO Properties, L.P. on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Actions" has the meaning set forth in Section 7.7 hereof.

     "Additional Funds" has the meaning set forth in Section 4.3.A hereof.

     "Additional Limited Partner" means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) increase such deficit by the items described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjustment Factor" means 1.0; provided, however, that in the event that:

          (i) the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

          (ii) the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

          (iii) the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Adjustment Factor applicable to the Partnership Common Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Partnership Common Units. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as it may be amended, supplemented or restated from time to time.

     "Applicable Percentage" has the meaning set forth in Section 8.6.B hereof.

     "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

     "Assignee" means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

     "Available Cash" means, with respect to any period for which such calculation is being made,

          (i) the sum, without duplication, of:

             (1) the Partnership's Net Income or Net Loss (as the case may be) for such period,

             (2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

             (3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

             (4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

             (5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

          (ii) less the sum, without duplication, of:

             (1) all principal debt payments made during such period by the Partnership,

             (2) capital expenditures made by the Partnership during such period,

             (3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause
        (ii)(1) or clause (ii)(2) above,

             (4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

             (5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

             (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

             (7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units including, without limitation, any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado, Los Angeles, California or New York, New York are authorized or required by law to close.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

          (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

          (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

          (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

          (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

     "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof or is deemed to contribute pursuant to Section 4.4 hereof.

     "Cash Amount" means the lesser of (a) an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date or (b) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

     "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Charter" means the Articles of Amendment and Restatement of the Previous General Partner filed with the Maryland State Department of Assessments and Taxation on July 19, 1994, as amended, supplemented or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company Employee" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Consent" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

     "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners, in their reasonable discretion.

     "Contributed Property" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

     "Controlled Entity" means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner's Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner's Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner's Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership's capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner's Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.

     "Controlling Person" means any Person, whatever his or her title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of directors, executive management and senior management, or any Person who either holds a two percent (2%) or more equity interest in the General Partner or its Affiliates, or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management-level employees and policies of the General Partner or its Affiliates. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of "Controlling Person."

     "Cut-Off Date" means the fifth (5th) Business Day after the General Partner's receipt of a Notice of Redemption.

     "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

     "Declination" has the meaning set forth in Section 8.6.D hereof.

     "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "Designated Parties" means the Persons designated on Exhibit C attached hereto. The General Partner may, in its sole and absolute discretion, amend Exhibit C to add Persons to be designated as Designated Parties.

     "Distributed Right" has the meaning set forth in the definition of "Adjustment Factor."

     "Effective Date" means July 29, 1994.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Family Members" means, as to a Person that is an individual, such Person's spouse, ancestors, descendants (whether by blood or by adoption), brothers, sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

     "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Funding Debt" means any Debt incurred by or on behalf of the Previous General Partner, the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.

     "General Partner" means AIMCO-GP, Inc., a Delaware corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.

     "General Partner Interest" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

     "General Partner Loan" has the meaning set forth in Section 4.3.D hereof.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market values of such assets as determined by the General Partner and agreed to by the contributing Partner. In any case in which the General Partner and the contributing Partner are unable to agree as to the gross fair market value of any contributed asset or assets, such gross fair market value shall be determined by Appraisal.

          (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause
     (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

             (i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

             (iv) upon the admission of a successor General Partner pursuant to
        Section 12.1 hereof; and

             (v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

          (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

     "Holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

     "Incapacity" or "Incapacitated" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the Previous General Partner or the General Partner or (B) a director of the Previous General Partner or the General Partner or an officer or employee of the Partnership or the Previous General Partner or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Independent Director" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Interest" means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Junior Share" means a share of the Previous General Partner's Class B Common Stock, par value $.01 per share.

     "Limited Partner" means the Special Limited Partner and any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

     "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

     "Liquidator" has the meaning set forth in Section 13.2.A hereof.

     "Majority in Interest of the Limited Partners" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the
(a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units and Class I High Performance Partnership Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

     "Net Income" or "Net Loss" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net
     Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

          (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

          (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to
     Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

     "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding Junior Shares, Preferred Shares and grants under the Previous General Partner's Stock Option Plans, or (ii) any Debt issued by the Previous General Partner that provides any of the rights described in clause (i).

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E attached to this Agreement.

     "Optionee" means a Company Employee, Partnership Employee or Independent Director to whom a stock option is granted under the Previous General Partner's Stock Option Plans.

     "Original Limited Partners" means the Persons listed as the Limited Partners on Exhibit A originally attached to this Agreement, without regard to any amendment thereto, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

     "Ownership Limit" means the applicable restriction on ownership of shares of the Previous General Partner imposed under the Charter.

     "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

     "Partnership Common Unit" means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Common Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Common Units attached hereto as Exhibit F.

     "Partnership Employee" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Preferred Unit" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

     "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

     "Partnership Subsidiary" has the meaning ascribed thereto in the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan.

     "Partnership Unit" shall mean a Partnership Common Unit, a Partnership Preferred Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

     "Partnership Unit Designation" shall have the meaning set forth in Section
4.2 hereof.

     "Percentage Interest" means, as to each Partner, its interest in the Partnership Units as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding.

     "Permitted Transfer" has the meaning set forth in Section 11.3.A hereof.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "Pledge" has the meaning set forth in Section 11.3.A hereof.

     "Preferred Share" means a share of capital stock of the Previous General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

     "Previous General Partner" means Apartment Investment and Management Company, a Maryland corporation.

     "Previous General Partner's 1994 Stock Option Plan" means the 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates.

     "Previous General Partner's Stock Option Plans" means the Previous General Partner's 1994 Stock Option Plan, the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan, the Amended and Restated Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan, the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan and any other stock option plan adopted by the Previous General Partner.

     "Primary Offering Notice" has the meaning set forth in Section 8.6.F(4) hereof.

     "Properties" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

     "Public Offering Funding" has the meaning set forth in Section 8.6.D(2) hereof.

     "Public Offering Funding Amount" means the dollar amount equal to (i) the product of (x) the number of Registrable Shares sold in a Public Offering Funding and (y) the public offering price per share of such Registrable Shares in such Public Offering Funding, less (ii) the aggregate underwriting discounts and commissions in such Public Offering Funding.

     "Qualified Transferee" means an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     "Qualifying Party" means (a) an Original Limited Partner, (b) an Additional Limited Partner, (c) a Designated Party that is either a Substituted Limited Partner or an Assignee, (d) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer or (e) with respect to any Notice of Redemption delivered to the General Partner within the time period set forth in Section 11.3.A(4) hereof, a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Original Limited Partner, (ii) an Additional Limited Partner, (iii) a Designated Party that is either a Substituted Limited Partner or an Assignee or (iv) a Family Member, or a lending institution who is the pledgee of a Pledge, who is the transferee in a Permitted Transfer.

     "Redeemable Units" means those Partnership Common Units issued to the Original Limited Partners as of the Effective Date together with such additional Partnership Common Units that, after the Effective Date, may be issued to Additional Limited Partners pursuant to Section 4.2 hereof.

     "Redemption" has the meaning set forth in Section 8.6.A hereof.

     "Registrable Shares" has the meaning set forth in Section 8.6.D(2) hereof.

     "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 6.3.B(viii) hereof.

     "REIT" means a real estate investment trust qualifying under Code Section 856.

     "REIT Partner" means (a) a Partner that is, or has made an election to qualify as, a REIT, (b) any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) of any Partner that is, or has made an election to qualify as, a REIT and (c) any Partner, including, without limitation, the General Partner and the Special Limited Partner, that is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) of a REIT.

     "REIT Payment" has the meaning set forth in Section 15.11 hereof.

     "REIT Requirements" has the meaning set forth in Section 5.1.A hereof.

     "REIT Share" means a share of the Previous General Partner's Class A Common Stock, par value $.01 per share. Where relevant in this Agreement, "REIT
Shares" includes shares of the Previous General Partner's Class A Common Stock, par value $.01 per share, issued upon conversion of Preferred Shares or Junior Shares.

     "REIT Shares Amount" means a number of REIT Shares equal to the product of
(a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Previous General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Previous General Partner's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Previous General Partner in good faith.

     "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the Previous General Partner's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code
Section 856(h)(1)(B)).

     "Rights" has the meaning set forth in the definition of "REIT Shares
Amount."

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Single Funding Notice" has the meaning set forth in Section 8.6.D(3) hereof.

     "Special Limited Partner" means AIMCO-LP, Inc., a Delaware corporation.

     "Specified Redemption Date" means the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that no Specified Redemption Date shall occur during the first Twelve-Month Period; provided, further, that the Specified Redemption Date, as well as the closing of Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Previous General Partner's status as a REIT or the General Partner's or the Special Limited Partner's status as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

     "Tax Items" has the meaning set forth in Section 6.4.A hereof.

     "Tendered Units" has the meaning set forth in Section 8.6.A hereof.

     "Tendering Party" has the meaning set forth in Section 8.6.A hereof.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Transfer," when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, "Transfer" does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the Previous General Partner, pursuant to
Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms "Transferred" and "Transferring" have correlative meanings.

     "Twelve-Month Period" means (a) as to an Original Limited Partner or any successor-in-interest that is a Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of the Effective Date or on the day before a subsequent anniversary thereof and (b) as to any other Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of such Qualifying Party's becoming a Holder of Partnership Common Units or on the day before a subsequent anniversary thereof; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten the first Twelve-Month Period to a period of less than twelve (12) months with respect to a Qualifying Party other than an Original Limited Partner or successor-in-interest.

     "Unitholder" means the General Partner or any Holder of Partnership Units.

     "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

     "Value" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, as provided in Section 4.4.C. hereof, the market price for the trading day immediately preceding the date of exercise of a stock option under the Previous General Partner's Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The market price for any such trading day shall be:

          (i) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

          (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

          (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the REIT Shares Amount includes Rights (as defined in the definition of "REIT Shares Amount") that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE 2

                             ORGANIZATIONAL MATTERS

     Section 2.1 Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name. The name of the Partnership is "AIMCO Properties, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

     Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 32 Lockerman Square, Suite L-100, Dover, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Prentice-Hall Corporation System, Inc. The principal office of the Partnership is located at 1873 South Bellaire Street, Denver, Colorado 80222, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4  Power of Attorney.

     A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General

     Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
     (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

          (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     Section 2.5 Term. The term of the Partnership commenced on May 16, 1994, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2093 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

                                   ARTICLE 3

                                    PURPOSE

     Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act,
(iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Previous General Partner, in the sole and absolute discretion of the General Partner, at all times to be classified as a REIT.

     Section 3.2  Powers.

     A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

     B. Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Previous General Partner to continue to qualify as a REIT, (ii) could subject the Previous General Partner to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law regulation of any governmental body or agency having jurisdiction over the Previous General Partner, the General Partner, their securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Previous General Partner and the General Partner in writing.

     Section 3.3 Partnership Only for Purposes Specified. The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

     Section 3.4  Representations and Warranties by the Parties.

     A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner any of such Partner's property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e),
(iii) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

     B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject,
(iii) such Partner is neither a "foreign person" within the meaning of Code
Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either
(I) the Previous General Partner, the General Partner the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or
(III) any partnership, venture or limited liability company for which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

     C. Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

     E. Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

     Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's ownership of Partnership Units. Except as provided by law or in Section 4.2, 4.3 or 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

     Section 4.2  Issuances of Additional Partnership Interests.

     A. General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a "Partnership Unit Designation"). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.

     B. Issuances to the General Partner or Special Limited Partner. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Previous General Partner (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner or the Special Limited Partner, and (b) the General Partner or the Special Limited Partner, as the case may be, contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the Previous General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.6.

     C. No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

     Section 4.3  Additional Funds.

     A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partners.

     B. Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons and issuing additional Partnership Units in consideration therefor.

     C. Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the Previous General Partner, the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

     D. General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the Previous General Partner, the General Partner or the Special Limited Partner (each, a "General Partner Loan") if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Deb incurred by the Previous General Partner, the General Partner or the Special Limited Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

     E. Issuance of Securities by the Previous General Partner. The Previous General Partner shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless (i) the Previous General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, either or both of the General Partner and the Special Limited Partner, and (ii) it or they, as the case may be, contribute such cash proceeds or other consideration to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the Previous General Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (a) pursuant to Section 4.4 or Section 8.6.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Previous General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the Previous General Partner, and the contribution to the Partnership, by the General Partner or the Special Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Previous General Partner's expenses associated with such issuance, including any underwriting discounts or commissions.

     Section 4.4  Stock Option Plans.

     A. Options Granted to Company Employees and Independent Directors. If at any time or from time to time, in connection with the Previous General Partner's Stock Option Plans, a stock option granted to a Company Employee or Independent Director is duly exercised:

          (1) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Previous General Partner by such exercising party in connection with the exercise of such stock option.

          (2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

          (3) An equitable Percentage Interest adjustment shall be made in which the Special Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

     B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with the Previous General Partner's Stock Option Plans, a stock option granted to a Partnership Employee is duly exercised:

          (1) The General Partner shall cause the Previous General Partner to sell to the Partnership, and the Partnership shall purchase from the Previous General Partner, the number of REIT Shares as to which such stock option is being exercised. The purchase price per REIT Share for such sale of REIT Shares to the Partnership shall be the Value of a REIT Share as of the date of exercise of such stock option.

          (2) The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price paid to the Previous General Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

          (3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares equal to the number of REIT Shares described in Section 4.4.B(1) hereof less the number of REIT Shares described in Section 4.4.B(2) hereof.

          (4) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Previous General Partner, the General Partner or the Special Limited Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made in which the Special Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.B(1) hereof.

     C. Special Valuation Rule. For purposes of this Section 4.4, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Previous General Partner's Stock Option Plans shall be considered.

     D. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Previous General Partner, the General Partner or the Special Limited Partner from adopting, modifying or terminating stock incentive plans, in addition to the Previous General Partner's Stock Option Plans, for the benefit of employees, directors or other business associates of the Previous General Partner, the General Partner, the Special Limited Partner, the Partnership any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Previous General Partner, the General Partner or the Special Limited Partner amendments to this Section 4.4 may become necessary or advisable and that any approval or consent to any such amendments requested by the Previous General Partner, the General Partner or the Special Limited Partner shall not be unreasonably withheld or delayed.

     Section 4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

     Section 4.6 Conversion of Junior Shares. If, at any time, any of the Junior Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Common Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect shall be issued to the General Partner and the Special Limited Partner (and between the General Partner and the Special Limited Partner in proportion to their ownership of Partnership Common Unit immediately preceding such conversion), and the Percentage Interests of the General Partner and the Limited Partners (including the Special Limited Partner) shall be adjusted to reflect such conversion.

                                   ARTICLE 5

                                 DISTRIBUTIONS

     Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Common Units in accordance with their respective Partnership Common Units held on such Partnership Record Date. Except as otherwise provided in the terms of any Partnership Unit Designation, distributions payable with respect to any Partnership Units (other than Partnership Units held by the General Partner or the Special Limited Partner) that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such units were outstanding. The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Previous General Partner's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable (i) the General Partner and the Special Limited Partner to transfer funds to the Previous General Partner and (ii) the Previous General Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements") and (b) avoid any federal income or excise tax liability of the Previous General Partner.

     Section 5.2 Distributions in Kind. No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

     Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section
5.1 hereof for all purposes under this Agreement.

     Section 5.4 Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

     Section 5.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

                                   ARTICLE 6

                                  ALLOCATIONS

     Section 6.1  Timing and Amount of Allocations of Net Income and Net
Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6.C hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that taken into account in computing Net Income or Net Loss.

     Section 6.2 General Allocations. Subject to the terms of any Partnership Unit Designation, except as otherwise provided in this Article 6 and subject to
Section 11.6.C hereof, Net Income and Net Loss shall be allocated to each of the Holders of Partnership Common Units in accordance with their respective Partnership Common Units at the end of each Fiscal Year.

     Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

     A. Intentionally Omitted.

     B. Regulatory Allocations.

          (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section
     6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder of Partnership Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.B(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder of Partnership Common Units who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner

     Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B(ii) is
     intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

          (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Common Units in accordance with their Partnership Common Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

          (iv) Qualified Income Offset. If any Holder of Partnership Common Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this
     Article 6 have been tentatively made as if this Section 6.3.B(iv) were not in the Agreement. It is intended that this Section 6.3.B(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations
     Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (v) Gross Income Allocation. In the event that any Holder of Partnership Common Units has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder's Partnership Interest (including, the Holder's interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(v) and Section 6.3.B(iv) hereof were not in the Agreement.

          (vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Common Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Common Units in accordance with their respective Partnership Common Units, subject to the limitations of this Section 6.3.B(vi).

          (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to
     be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Common Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations
     Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (viii) Curative Allocations. The allocations set forth in Sections 6.3.B(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

     C. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article VI to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated the Partners as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof.

     D. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's interest in Partnership profits shall be such Holder's share of Partnership Common Units.

Section 6.4  Tax Allocations.

     A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders of Partnership Common Units in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections
6.2 and 6.3 hereof.

     B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Common Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

                                   ARTICLE 7

                     MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1  Management.

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Previous General Partner (so long as the Previous General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distribution its shareholders sufficient to permit the Previous General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (3) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

          (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

          (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

          (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

          (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

          (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, as long as the Previous General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Previous General Partner to fail to qualify as a REIT or the General Partner to fail to qualify as a "qualified REIT subsidiary" within the meaning of Code Section 856(i)(2);

          (11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

          (14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

          (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

          (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

          (19) the issuance of additional Partnership Units, as appropriate and in the General Partner's sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

          (20) an election to dissolve the Partnership pursuant to Section 13.1.C hereof.

     B. Each of the Limited Partners agrees that, except as provided in Section
7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

     D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

     Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

     Section 7.3  Restrictions on General Partner's Authority.

     A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

          (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

          (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

          (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the General Partner, the Previous General Partner or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected the prohibition or restriction.

     B. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:

          (1) except as provided in Section 7.3.C hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

          (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (3) institute any proceeding for bankruptcy on behalf of the Partnership; or

          (4) subject to the rights of Transfer provided in Sections 11.1.C and
     11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners.

     C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

          (2) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibits A and C in connection with such admission, substitution or withdrawal;

          (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

          (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

          (5) (a) to reflect such changes as are reasonably necessary (i) for either the General Partner or the Special Limited Partner, as the case may be, to maintain its status as a "qualified REIT subsidiary" within the meaning of Code Section 856(i)(2) or (ii) for the Previous General Partner to maintain its status as a REIT or to satisfy the REIT Requirement; (b) to reflect the Transfer of all or any part of a Partnership Interest among the Previous General Partner, the General Partner, the Special Limited Partner or any other "qualified REIT subsidiary" (within the meaning of Code
     Section 856(i)(2)) with respect to the Previous General Partner;

          (6) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Regulations); and

          (7) the issuance of additional Partnership Interests in accordance with Section 4.2.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

     D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected, if such amendment or action would
(i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in

Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2 and 7.3.C hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Sections 8.6 and 11.2 hereof, or amend or modify any related definitions, or (v) amend this Section 7.3.D; provided, however, that the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

     Section 7.4  Reimbursement of the General Partner.

     A. The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

     B. Subject to Sections 7.4.C and 15.11 hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership's business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the General Partner that may provide for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to
Section 7.7 hereof.

     C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.5 Outside Activities of the Previous General Partner and the General Partner. Neither the General Partner nor the Previous General Partner shall directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the Previous General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the Previous General Partner's operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, (g) the General Partner's qualification as a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)) and (h) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner or the Previous General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Subject to Section 7.3.B hereof, the General Partner, the Previous General Partner, the Special Limited Partner and all "qualified REIT subsidiaries" (within the meaning of Code
Section 856(i)(2)), taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than Partnership Interests as the General Partner or Special Limited Partner and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the Previous General Partner to qualify as a REIT and for the Previous General Partner, the General Partner and the Special Limited Partner to carry out their respective responsibilities contemplated under this Agreement and the Charter. Notwithstanding the foregoing, if the Previous General Partner or the General Partner acquires assets in its own name and owns Property other than through the Partnership, the Partners agree to negotiate in good faith to amend this Agreement, including, without limitation, the definition of "Adjustment Factor," to reflect such activities and the direct ownership of assets by the Previous General Partner or the General Partner. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

     Section 7.6  Contracts with Affiliates.

     A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

     C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

     D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership's Subsidiaries.

     E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7  Indemnification.

     A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this
Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     I. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.8  Liability of the General Partner.

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's shareholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner's shareholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner's shareholders) in deciding whether cause the Partnership to take (or decline to take) any actions.

     C. Subject to its obligations and duties as General Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partner(s) shall be limited interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

     F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

     Section 7.9  Other Matters Concerning the General Partner.

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Previous General Partner to continue to qualify as a REIT, (ii) for the Previous General Partner otherwise to satisfy the REIT Requirements, (iii) to avoid the Previous General Partner incurring any taxes under Code Section 857 or Code Section 4981 or (iv) for the General Partner or the Special Limited Partner to continue to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

     Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5  Rights of Limited Partners Relating to the Partnership.

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

          (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Previous General Partner or the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Previous General Partner;

          (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6  Redemption Rights of Qualifying Parties.

     A. After the first Twelve-Month Period, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Redeemable Units held by such Tendering Party (such Redeemable Units being hereafter "Tendered Units") in exchange (a "Redemption") for REIT shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the "Tendering Party"). A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem Tendered Units for cash, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner's sole and absolute discretion, in immediately available funds.

     B. If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.6.B, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party's exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the Partnership elects to cause the Previous General Partner to issue REIT Shares (rather than cash) is referred to as the "Applicable Percentage." In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner's view, to effect compliance with the Securities Act. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or "blue sky" laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 8.6.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 8.6.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

     C. Notwithstanding the provisions of Section 8.6.A and 8.6.B hereof, the Tendering Parties (i) where the Redemption would consist of less than all the Partnership Common Units held by Partners other than the General Partner and the Special Limited Partner, shall not be entitled to elect or effect a Redemption to the extent that the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) would be reduced, as a result of the Redemption, to less that percent (1%) and (ii) shall have no rights under this Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 8.6.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner under Section 8.6.B hereof.

     D. In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to Section 8.6.B hereof following receipt of a Notice of Redemption (a "Declination"):

          (1) The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

          (2) The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute such funds from the proceeds of a registered public offering (a "Public Offering Funding") by the Previous General Partner of a number of REIT Shares ("Registrable Shares") equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

          (3) Promptly upon the General Partner's receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership's Declination, the General Partner shall give notice (a "Single Funding Notice") to all Qualifying Parties then holding a Partnership Interest (or an interest therein) and having Redemption rights pursuant to this Section 8.6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Partnership Common Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 8.6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the current Twelve-Month Period; provided, however, that the Previous General Partner shall not be required to acquire Partnership Common Units pursuant to this
     Section 8.6.D more than twice within a Twelve-Month Period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partner, as the case may be, to an equitable Percentage Interest adjustment.

     E. Notwithstanding the provisions of Section 8.6.B hereof, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

     F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.C hereof), with respect to any Redemption pursuant to this Section 8.6:

          (1) All Partnership Common Units acquired by the Previous General Partner pursuant to Section 8.6.B hereof shall be contributed by the Previous General Partner to either or both of the General Partner and the Special Limited Partner in such proportions as the Previous General Partner, the General Partner and the Special Limited Partner shall determine. Any Partnership Common Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units. Any Partnership Common Units so contributed to the Special Limited Partner shall remain outstanding.

          (2) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Redeemable Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Redeemable Units, all of the Redeemable Units held by such Tendering Party.

          (3) Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

          (4) Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a "Primary Offering Notice") that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 8.6.E hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

          (5) Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

          (6) The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (7) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 hereof) all Redeemable Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Redeemable Units for all purposes of this Agreement, until such Redeemable Units are either paid for by the Partnership pursuant to Section 8.6.A hereof or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partner) and paid for, by the issuance of the REIT Shares, pursuant to Section 8.6.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 8.6.F, all Partnership Common Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

     G. In connection with an exercise of Redemption rights pursuant to this
Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

          (1) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

          (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

          (3) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.G(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

     Section 8.7  Partnership Right to Call Limited Partner
Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner's Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner's sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.6.C(1), 8.6.F(2), 8.6.F(3) and 8.6.F(5) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply, mutatis mutandis.

                                   ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1  Records and Accounting.

     A. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A or Section 9. hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership, the General Partner and the Previous General Partner may operate with integrated or consolidated accounting records, operations and principles.

     Section 9.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.

     Section 9.3  Reports.

     A. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     B. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

                                   ARTICLE 10

                                  TAX MATTERS

     Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purpose The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

     Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3  Tax Matters Partner.

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

     B. The tax matters partner is authorized, but not required:

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

          (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States the district in which the Partnership's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

     Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partners pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such

Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11

                           TRANSFERS AND WITHDRAWALS

     Section 11.1  Transfer.

     A. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

     C. Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the Partnership Interests of the General Partner and the Special Limited Partner may be Transferred, in whole or in part, at any time or from time to time, to or among the Previous General Partner, the General Partner, the Special Limited Partner, and any other Person that is, at the time of such Transfer, a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)) with respect to the Previous General Partner. Any transferee of the entire General Partner Interest pursuant to this Section 11.1.C shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Any transferee of a Limited Partner Interest pursuant to this
Section 11.1.C shall automatically become, without further action or Consent of any Limited Partners, a Substituted Limited Partner. Upon any Transfer permitted by this Section 11.1.C, the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2.B (other than the last sentence thereof), 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1.C.

     Section 11.2  Transfer of General Partner's Partnership Interest.

     A. The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.2.B and 11.2.C hereof.

     B. The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any

Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority in Interest of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

     C. The General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

     Section 11.3  Limited Partners' Rights to Transfer.

     A. General. Prior to the end of the first Twelve-Month Period, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner, which Consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner,
(i) Transfer all or part of its Partnership Interest to any Designated Party, any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee, or (ii) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a "Permitted Transfer"). After such first Twelve-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.6 hereof and to satisfaction of each of the following conditions:

          (1) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee and
     (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten
     (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty
     (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If it does not so elect, the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

          (2) Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(3) hereof may be to a separate Qualified Transferee.

          (3) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) the greater of five hundred (500) Partnership Units or one-third ( 1/3) of the number of Partnership Units owned by such Partner as of the Effective Date or (ii) all of the remaining Partnership

     Units owned by such Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of Limited Partner shall be considered to be owned by such Limited Partner.

          (4) Transferee Agreement to Effect a Redemption. Any proposed transferee shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that the transferee will, within six (6) months after consummation of a Partnership Common Units Transfer, tender its Partnership Common Units for Redemption in accordance with the terms of the Redemption rights provided in Section
     8.6 hereof.

          (5) No Further Transfers. The transferee (other than a Designated Party) shall not be permitted to effect any further Transfer of the Partnership Units, other than to the General Partner.

          (6) Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(5) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

     B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. Opinion of Counsel. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

     D. Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704.

     Section 11.4  Substituted Limited Partners.

     A. No Limited Partner shall have the right to substitute a transferee (including any Designated Party or other transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee (including, but not limited to, any Designated Party) of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole an absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under
Section 11.3 hereof as a Substituted Limited Partner, as described in Section
11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section 8.6 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6  General Provisions.

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the Previous General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation.

     B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the Previous General Partner or the General Partner, whether or not pursuant to Section 8.6.B hereof, shall cease to be a Limited Partner.

     C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Previous General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner and the Special Limited Partner as transferees of the Previous General Partner in the case of an acquisition of Partnership Common Units pursuant to Section 8.6 hereof), by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

     D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the Previous General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause either (a) the Previous General Partner to cease to comply with the REIT Requirements or (b) the General Partner or the Special Limited Partner to cease to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)); (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partner); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partner); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Code Section 469(k)(2) or Code 7704(b); or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

                                   ARTICLE 12

                             ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2  Admission of Additional Limited Partners.

     A. After the admission to the Partnership of an Original Limited Partner on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 7 using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

     Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power attorney granted pursuant to Section
2.4 hereof.

     Section 12.4 Admission of Initial Limited Partners. The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

                                   ARTICLE 13

                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of an of the following (each a "Liquidating Event"):

     A. the expiration of its term as provided in Section 2.5 hereof;

     B. an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a "majority in interest" (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner:

     C. an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

     D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     E. the occurrence of a Terminating Capital Transaction;

     F. the Redemption (or acquisition by the Previous General Partner, the General Partner and/or the Special Limited Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner or the Special Limited Partner; or

     G. the Redemption (or acquisition by the General Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner.

     Section 13.2  Winding Up.

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Previous General Partner) shall be applied and distributed in the following order:

          (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

          (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

          (4) Subject to the terms of any Partnership Unit Designation, the balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

     Section 13.3 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the Property in kind to the Partners and the Assignees, who shall be deemed to have assumed and taken such Property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners and the Assignees shall be deemed to have recontributed the Partnership Property in kind to the Partnership, which shall be deemed to have assumed and taken such Property subject to all such liabilities; provided, however, that nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section
11.4 hereof.

     Section 13.4 Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

     Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partners regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

     Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                   ARTICLE 14

                      PROCEDURES FOR ACTIONS AND CONSENTS
                       OF PARTNERS; AMENDMENTS; MEETINGS

     Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by a Majority in Interest of the Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

     Section 14.3  Meetings of the Partners.

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

     D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     Section 15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

     Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6  Waiver.

     A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the

Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

     Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     Section 15.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

     Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

          (i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

          (ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

     Section 15.12 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

     Section 15.13 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                            PREVIOUS GENERAL PARTNER:

                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez
                                              Title:  President

                                            GENERAL PARTNER:

                                            AIMCO-GP, INC.

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez
                                              Title:  President

                                            SPECIAL LIMITED PARTNER:

                                            AIMCO-LP, INC.

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez
                                              Title:  President

                                            LIMITED PARTNERS:

                                            By: AIMCO-GP, INC.,
                                            as attorney-in-fact

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez
                                              Title:  President

                             LETTER OF TRANSMITTAL
                TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST

                                       IN

                               [                ]

                              LIMITED PARTNERSHIP

                              PURSUANT TO AN OFFER

                      DATED [                ] [  ], 1999


                                       BY

                             AIMCO PROPERTIES, L.P.
                             ---------------------
                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
   5:00 P.M., DENVER TIME, ON [               ] [  ], 1998, UNLESS EXTENDED.
                             ---------------------

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

           By Mail:                   By Overnight Courier:                 By Hand:
         P.O. Box 2065                  111 Commerce Road               111 Commerce Road
S. Hackensack, N.J. 07606-2065        Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
                                   Attn.: Reorganization Dept.     Attn.: Reorganization Dept.

                                 By Telephone:
                            Toll Free (818) 349-2005
                                       or
                                 (201) 896-1900

                                    By Fax:
                                 (201) 460-2881

                                On the Internet:
                               www.clc-online.com

     To participate in the offer, you must send a duly executed copy of this Letter of Transmittal and you must send such duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by River Oaks Partnership Services, Inc., the Information
Agent, on or prior to [               ] [               ], 1999 (the "Expiration
Date"). THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

     FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE) OR (201) 896-1900.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

--------------------------------------------------------------------------------------------------------------------
                                           DESCRIPTION OF UNITS TENDERED
--------------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF
   REGISTERED HOLDER(S)
 (PLEASE INDICATE CHANGES
            OR                                             NUMBER OF UNITS TENDERED
 CORRECTIONS TO THE NAME,                           (ATTACH ADDITIONAL LIST, IF NECESSARY)
       ADDRESS AND
TAX IDENTIFICATION NUMBER
     PRINTED BELOW.)
--------------------------------------------------------------------------------------------------------------------
                                                 2. NUMBER         3. NUMBER
                                                 OF UNITS          OF UNITS          4. NUMBER         5. TOTAL
                               1. TOTAL        TENDERED FOR      TENDERED FOR        OF UNITS           NUMBER
                               NUMBER OF         PREFERRED          COMMON         TENDERED FOR        OF UNITS
                              UNITS OWNED        OP UNITS          OP UNITS            CASH            TENDERED
                                  (#)               (#)               (#)               (#)               (#)
                           ----------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                          SPECIAL PAYMENT INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the undersigned.

[ ]  Issue consideration to:

Name:
     ---------------------------------------------------------------------------
                             (Please type or Print)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

--------------------------------------------------------------------------------
                  (Tax Identification or Social Security No.)
                           (See Substitute Form W-9)

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

[ ]  Mail consideration to:

Name:
     ---------------------------------------------------------------------------
                             (Please type or Print)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:


     The undersigned (the "Limited Partner") hereby acknowledges that he or she has received and reviewed (i) the Apartment Investment and Management Company
and AIMCO Properties, L.P. Prospectus, dated [               ] [     ], 1999, as
supplemented or amended from time to time, (ii) the Prospectus Supplement of
AIMCO Properties, L.P. (the "Purchaser"), dated [               ] [     ], which
describes the exchange offer, as supplemented or amended from time to time, [and] (iii) this Letter of Transmittal, including the Instructions hereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal")[, and (iv) the Partnerships' Form 10-K[SB] for the year ended December 31, 1997 and Form 10-Q[SB] for the quarter ended September 30, 1998] (all constituting the "Offer").


     Upon the terms and subject to the conditions set forth in the Offer and this Letter of Transmittal, the undersigned hereby tenders to the Purchaser the
units of limited partnership interest ("Units") in [               ], a
[               ] limited partnership (the "Partnership"), set forth in the box above entitled "Description of Units Tendered" under the column entitled "Total Number of Units Tendered." For each Unit that you tender, you may choose to receive as consideration per Unit (the "Offer Price") any combination of
                    % Partnership Preferred Units, ("Preferred OP Units"),
               Partnership Common Units ("Common OP Units") or $          in
cash, reduced in each case for the amount of distributions, if any, made by the Partnership from the date the Offer commences (the "Offer Date") until the Expiration Date. The number of Units you choose to tender for each type of consideration will be set forth by you in the box above entitled "Description of Units Tendered" under the columns entitled "Number of Units Tendered for Preferred OP Units," "Number of Units Tendered for Common OP Units," and "Number of Units Tendered for Cash." All holders of Units who do not specify which type of consideration they wish to receive will be deemed to have elected to receive Preferred OP Units.

     Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the undersigned's interest in the capital of the Partnership, and the undersigned's interest in all profits, losses and distributions of any kind to which the undersigned shall at any time be entitled in respect of the Units; (ii) all other payments, if any, due or to become due to the undersigned in respect of the Units, under or arising out of the Partnership Agreement, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the undersigned's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or the undersigned's ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all present and future claims, if any, of the undersigned against the Partnership, the other partners of the Partnership, or the general partner and its affiliates, including the Purchaser, under or arising out of the Partnership Agreement, the undersigned's status as a limited partner, or the terms or conditions of the Offer.

     The undersigned hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act in such manner as any such attorney and proxy or substitute shall, in its sole discretion, deem proper with respect to such Units, to do all such acts and things necessary or expedient to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner of the Partnership, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser including, without limitation, the "Transferor's (Seller's) Application for Transfer" created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Information Agent (as the undersigned's agent) of the offer price, to become a substitute limited partner, to receive any and all distributions made by the Partnership from and after the Expiration Date (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. This appointment is effective upon the purchase of the Units by the Purchaser as provided in the Offer. Upon the purchase of Units pursuant to the Offer, all prior proxies and con sents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     In addition to and without limiting the generality of the foregoing, the undersigned hereby irrevocably (i) requests and authorizes (subject to and effective upon acceptance for payment of any Unit tendered hereby) the Partnership and general partner to take any and all actions as may be required to effect the transfer of the undersigned's Units to the Purchaser (or its designee) and to admit the Purchaser as a substitute limited partner in the Partnership under the terms of the Partnership Agreement; (ii) empowers the Purchaser and the Agent to execute and deliver to the general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such Limited Partner representing a distribution to which the Purchaser is entitled to the terms of the offer, in each case in the name and on behalf of the tendering Limited Partner; and (iii) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser.

     NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT TO THE CONTRARY, THE UNDERSIGNED HEREBY DIRECTS THE GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Upon request, the undersigned will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

     By executing this Letter of Transmittal, the undersigned represents that either (i) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.


     The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser (or its agent). EXCEPT AS STATED IN THE OFFER, THIS TENDER IS IRREVOCABLE, PROVIDED THAT UNITS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE AND, UNLESS ALREADY ACCEPTED FOR PAYMENT AS PROVIDED IN THE OFFER, MAY ALSO BE
WITHDRAWN AT ANY TIME AFTER [               ] [     ], 1999.


     THE UNDERSIGNED HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER OF THE PARTNERSHIP MAKES NO RECOMMENDATION TO THE UNDERSIGNED AS TO WHETHER TO TENDER OR TO REFRAIN FROM TENDERING UNITS IN THE OFFER AND THE UNDERSIGNED HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS.

     The undersigned hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

                                 SIGNATURE BOX
                              (SEE INSTRUCTION 2)

     Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. (See Instruction 2).

     TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF A CORPORATION OR OTHER PERSONS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE COMPLETE THIS BOX AND SEE INSTRUCTION 2.

     The signatory hereto hereby tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offers, and certifies under penalties of perjury that the statements in Box A, Box B and, if applicable, Box C are true.

X
--------------------------------------------------------------------------------
                              (SIGNATURE OF OWNER)

X
--------------------------------------------------------------------------------
                           (SIGNATURE OF JOINT OWNER)

                 Name and Capacity (if other than individuals):
         --------------------------------------------------------------

                                     Title:
--------------------------------------------------------------------------------

                          Address (Fiduciaries only):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(CITY)                         (STATE)                         (ZIP)

Area Code and Telephone No. (Day):
------------------------------------------------------------------------

                                                                      (Evening):
                     -----------------------------------------------------------

                              SIGNATURE GUARANTEE
                                 (IF REQUIRED)
                              (SEE INSTRUCTION 2)

                   Name and Address of Eligible Institution:
      --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Authorized Signature: X
--------------------------------------------------------------------------------

                                     Name:
--------------------------------------------------------------------------------


Title:


---------------------------------------                                    Date:

------------------------------------, 1999

                               TAX CERTIFICATIONS
                              (SEE INSTRUCTION 4)

     By signing the Letter of Transmittal in the Signature Box, the Limited Partner certifies as true under penalty of perjury, the representations in Boxes A, B and C below. Please refer to the attached Instructions for completing this Letter of Transmittal and Boxes A, B and C below.

                                     BOX A
                              SUBSTITUTE FORM W-9
                          (SEE INSTRUCTION 4 -- BOX A)

     The Limited Partner hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The Taxpayer Identification No. ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, unless the Units are held in an Individual Retirement Account (IRA); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser, 31% of all reportable payments made to the Limited Partner will be withheld); and

     (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, only if you are unable to certify that the Limited Partner is not subject to backup withholding.

                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 4 -- BOX B)

     Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's Units in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

     (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     (ii) The Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of the Letter of Transmittal;

     (iii) The Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal.

     The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                          (SEE BOX C ON REVERSE SIDE)

                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 4 -- BOX C)

     By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the Backup Withholding rules under the U.S. Federal income tax laws, because the Limited Partner has the following characteristics:

     (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS
                      FOR COMPLETING LETTER OF TRANSMITTAL


  1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before 5:00 p.m., Denver Time, on
     [               ] [  ], 1999, unless extended. To ensure receipt of the
     Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested. WHERE NO DEFINITIVE INDICATION IS MARKED IN THE BOX ENTITLED "DESCRIPTION OF UNITS TENDERED" UNDER THE COLUMNS ENTITLED "NUMBER OF UNITS TENDERED FOR PREFERRED OP UNITS," "NUMBER OF UNITS TENDERED FOR COMMON OP UNITS," AND "NUMBER OF UNITS TENDERED FOR CASH," LETTERS OF TRANSMITTAL THAT HAVE BEEN DULY EXECUTED SHALL BE DEEMED TO HAVE TENDERED ALL UNITS FOR PREFERRED OP UNITS PURSUANT TO THE OFFER.


     WHEN TENDERING BY FACSIMILE, PLEASE TRANSMIT ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING TAX CERTIFICATIONS (BOXES A, B AND C).

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  2.SIGNATURE REQUIREMENTS.

    INDIVIDUAL AND JOINT OWNERS -- After carefully reading and completing the Letter of Transmittal, to tender Units, Limited Partners must sign at the "X" in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. If the Letter of Transmittal is signed by the Limited Partner (or beneficial owner in the case of an IRA), no signature guarantee on the Letter of Transmittal is required. If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

    IRA'S/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required.

    TRUSTEES, CORPORATIONS, PARTNERSHIPS AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Signature Box of the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

  3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

     DECEASED OWNER (JOINT TENANT) -- Copy of death certificate.
     DECEASED OWNER (OTHERS) -- Copy of death certificate (see also Executor/Administrator/Guardian below).

     EXECUTOR/ADMINISTRATOR/GUARDIAN -- Copy of court appointment documents for executor or administrator; and (a) a copy of applicable provisions of the will (title page, executor(s)' powers, asset distribution); or (b) estate distribution documents.
     ATTORNEY-IN-FACT -- Current power of attorney.
     CORPORATION/PARTNERSHIP -- Corporate resolution(s) or other evidence of authority to act. Partnership should furnish copy of the partnership agreement.
     TRUST/PENSION PLANS -- Unless the trustee(s) are named in the registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

  4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled "Description of Units Tendered," the appropriate boxes on the Letter of Transmittal should be completed.

  5. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner's taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box A, Box B and, if applicable, Box C. By signing the Signature Box, the Limited Partner(s) certifies that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" and the representations made in Box A, Box B and, if applicable, Box C, are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

     U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box A and Box B.

     BOX A -- SUBSTITUTE FORM W-9.

     Part (i), Taxpayer Identification Number -- Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

     Part (ii), Backup Withholding -- In order to avoid 31% Federal income tax backup withholding, the tendering limited partner must certify, under penalties of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN BOX A, PART (II), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

     When determining the TIN to be furnished, please refer to the following as a guide:

     Individual accounts -- should reflect owner's TIN.
     Joint accounts -- should reflect the TIN of the owner whose name appears first.
     Trust accounts -- should reflect the TIN assigned to the trust.
     IRA custodial accounts -- should reflect the TIN of the custodian (not necessary to provide). Custodial accounts for the benefit of minors -- should reflect the TIN of the minor. Corporations, partnership or other business entities -- should reflect the TIN assigned to that entity.

     By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Letter of Transmittal is correct.

     BOX B -- FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box B, or be subject to withholding of tax equal to 10% of the purchase price

     \for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. PART (I) SHOULD BE CHECKED ONLY IF THE TENDERING LIMITED PARTNER IS NOT A U.S. PERSON, AS DESCRIBED THEREIN.

     BOX C -- FOREIGN PERSONS -- In order for a tendering limited partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal, attesting to that Foreign Person's status by checking the box preceding such statement. UNLESS THE BOX IS CHECKED, SUCH LIMITED PARTNER WILL BE SUBJECT TO 31% WITHHOLDING OF TAX.

  6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

  7. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

  8. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

  9. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or any person other than the person signing the Letter of Transmittal) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

 10. MINIMUM TENDERS. A limited partner may tender any or all of his, her or its Units; provided, however, that because of restrictions in the Partnership's Limited Partnership Agreement, a partial tender of Units must be for a minimum of [five] Units (other than limited partners who hold Units in an Individual Retirement Account or Keogh Plan). Tenders of fractional Units will be permitted only by a limited partner who is tendering all Units owned by that limited partner.]

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
---------------------------------------------------------
                       ---------------------------------------------------------

    FOR THIS TYPE OF ACCOUNT:             GIVE THE
                                          TAXPAYER
                                       IDENTIFICATION
                                        NUMBER OF --
---------------------------------------------------------
        FOR THIS TYPE OF ACCOUNT:  GIVE THE
                                   TAXPAYER
                                   IDENTIFICATION
                                   NUMBER OF --
---------------------------------------------------------
 1.  An individual account         The individual
 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account
 3.  Husband and wife (joint       The actual owner of
     account)                      the account or, if
                                   joint funds, either
                                   person
 4.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint        The adult or, if the
     account)                      minor is the only
                                   contributor, the
                                   minor(1)
 6.  Account in the name of        The ward, minor, or
     guardian or committee for a   incompetent person(3)
     designated ward, minor, or
     incompetent person(3)
 7.  a The usual revocable         The grantor trustee(1)
       savings trust account
       (grantor is also trustee)
     b So-called trust account     The actual owner(1)
       that is not a legal or
       valid trust under state
       law
 8.  Sole proprietorship account   The owner(4)
 9.  A valid trust, estate or      The legal entity (Do
     pension trust                 not furnish the
                                   identifying number of
                                   the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself is
                                   not designated in the
                                   account title.)(5)
10.  Corporate account             The corporation
11.  Religious, charitable, or     The organization
     educational organization
     account
12.  Partnership account held in   The partnership
     the name of the business
13.  Association, club, or other   The organization
     tax-exempt organization
14.  A broker or registered        The broker or nominee
     nominee
15.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments

---------------------------------------------------------
                       ---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.
(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 - A corporation.

 - A financial institution.

 - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

 - The United States or any agency or instrumentality thereof.

 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 - An international organization or any agency, or instrumentality thereof.

 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under section 584(a) of the Code.

 - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

 - A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made by certain foreign organizations.

 - Payments made to an appropriate nominee.

 - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals.

 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

 - Payments described in section 6049(b)(5) to nonresident aliens.

 - Payments on tax-free covenant bonds under section 1451 of the Code.

 - Payments made by certain foreign organizations.

 - Payments of mortgage interest to you.

 - Payments made to an appropriate nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE

                    The Information Agent for the offer is:

                     River Oaks Partnership Services, Inc.

                                    By Mail:
                                 P.O. Box 2065
                         S. Hackensack, N.J. 07606-2065

                             By Overnight Courier:
                               111 Commerce Road
                             Carlstadt, N.J. 07072
                          Attn.: Reorganization Dept.

                                    By Hand:
                               111 Commerce Road
                             Carlstadt, N.J. 07072
                          Attn.: Reorganization Dept.

                                 By Telephone:
                            Toll Free (818) 349-2005
                                       or
                                 (201) 896-1900

                                    By Fax:
                                 (201) 460-2881

                                On the Internet:
                               www.clc-online.com

                     [LETTERHEAD OF AIMCO PROPERTIES, L.P.]

Dear Limited Partner:

     We are offering to acquire your units of limited partnership interest in
               . Our offer presents you with the following four options, which you are free to accept or reject in any combination you like:

          1. You may tender each of your units in exchange for      of our
          % Partnership Preferred Units. Generally, this exchange may be made without recognizing any taxable gain on your units. After one year, you may redeem your Preferred Units for cash or, at our option, Preferred Stock or Class A Common Stock of Apartment Investment and Management Company, ("AIMCO"). AIMCO is a real estate investment trust. We are the partnership through which AIMCO conducts substantially all of its operations. The Class A Common Stock is listed, and the Preferred Stock is expected to be listed, on the New York Stock Exchange.

          2. You may tender each of your units in exchange for      of our
     Partnership Common Units. Generally, this exchange may also be made without recognizing any taxable gain on your units. After one year, you may redeem your Common Units for cash or, at our option, shares of Class A Common Stock of AIMCO.

          3. You may tender each of your units in exchange for $          in
     cash, in which case you may recognize a gain or loss for federal income tax purposes.

          4. You may retain any or all of your units. If you choose to retain any or all of your units, your rights as a holder of units will remain unchanged. You will continue to participate in gains and losses of your partnership, and you will receive distributions, if any, payable in respect of your units.

     We are offering to acquire no more than      % of all outstanding units in
your partnership. You will not be required to pay any commissions or fees in connection with any disposition of your units pursuant to our offer.

     There are advantages and disadvantages to you of accepting or declining our offer. The terms of the offer are more fully described in the enclosed materials. These documents describe the material risks and opportunities associated with the offer, including certain tax considerations. Please review these documents carefully. The general partner of your partnership, which is an affiliate of ours, has substantial conflicts of interest with respect to the offer. Accordingly, the general partner of your partnership makes no recommendation to you as to whether you should tender or refrain from tendering your units in the offer. We have retained Robert A. Stanger & Co. to render an opinion as to the fairness of the offer consideration from a financial point of view. A copy of such opinion is enclosed as Appendix A to the enclosed Prospectus Supplement.


     If you desire to tender any of your units in response to our offer, you should complete and sign the enclosed letter of transmittal in accordance with the enclosed instructions and mail or deliver the signed letter of transmittal and any other required documents to River Oaks Partnership Services, Inc., which is acting as the Information Agent in connection with our offer, at the address set forth on the back cover of the enclosed Prospectus Supplement. The offer
will expire at 5:00 p.m. Denver, Colorado time on                1999, unless
extended. If you have questions or require further information, please call the Information Agent, toll free, at (888) 349-2005.


                                            Very truly yours,

                                            AIMCO PROPERTIES, L.P.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

AIMCO

     AIMCO's Charter limits the liability of AIMCO's directors and officers to AIMCO and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of AIMCO or its stockholders to obtain other relief, such as an injunction or rescission.

     AIMCO's Charter and Bylaws require AIMCO to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     AIMCO has entered into agreements with certain of its officers, pursuant to which AIMCO has agreed to indemnify such officers to the fullest extent permitted by applicable law.

THE AIMCO OPERATING PARTNERSHIP

     The AIMCO Operating Partnership Agreement requires the AIMCO Operating Partnership to indemnify its directors and officers (each an "Indemnitee") to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the AIMCO Operating Partnership. Such indemnification continues after the Indemnitee ceases to be a director or officer. The right to indemnification includes the right to be paid by the AIMCO Operating Partnership the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if a final judicial decision is rendered that such Indemnitee did not meet the standard of conduct permitting indemnification under the AIMCO Operating Partnership Agreement or applicable law.

     The Partnership maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the AIMCO Operating Partnership Agreement or applicable law.

ITEM 21. EXHIBITS.

     (a)


        4.1    (1)          Specimen certificate for Class A Common Stock.
        4.2    (1)          Specimen certificate for Common OP Unit.
        5.1    (2)          Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
        5.2    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
        8.1    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
       12.1    (4)          Calculation of ratio of earnings to fixed charges.
       12.2    (4)          Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
       23.1    (4)          Consent of Ernst & Young LLP, Dallas, Texas.
       23.2    (5)          Consent of Ernst & Young LLP, Chicago, Illinois.
       23.3    (5)          Consent of Ernst & Young LLP, Greenville, South Carolina.
       23.4    (5)          Consent of Ernst & Young LLP, Indianapolis, Indiana.
       23.5    (5)          Consent of Arthur Andersen LLP.
       23.6    (2)          Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
       23.7    (2)          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
       23.8                 Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
       23.8.1  (5)          -- Baywood Partners, Ltd.
       23.8.2  (5)          -- Burgundy Court Associates, L.P.
       23.8.3  (5)          -- Catawba Club Associates, L.P.
       23.8.4  (5)          -- Georgetown of Columbus Associates, L.P.
       23.8.5  (5)          -- La Colina Partners, Ltd.
       23.8.6  (5)          -- Lake Eden Associates, L.P.
       23.8.7  (5)          -- Landmark Associates, Ltd.
       23.8.8  (5)          -- Northbrook Apartments, Ltd.
       23.8.9  (5)          -- Shaker Square, L.P.
       23.8.10 (5)          -- Thurber Manor Associates, Limited Partnership.
       23.8.11 (5)          -- Quail Run Associates, L.P.
       23.8.12 (5)          -- Sycamore Creek Associates, L.P.
       23.9    (5)          Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
       23.10                Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
       23.10.1 (5)          -- Rivercreek Apartments Limited Partnership.
       23.10.2 (5)          -- Calmark Heritage Park II Ltd.
       23.10.3 (5)          -- Yorktown Towers Associates.
       23.10.4 (4)          -- Shannon Manor Apartments, a Limited Partnership.
       23.10.5 (5)          -- Woodmere Associates, L.P.
       23.10.6 (5)          -- Salem Arms of Augusta Limited Partnership.

       23.10.7 (5)          -- Coastal Commons Limited Partnership.
       23.10.8 (5)          -- Snowden Village Associates, L.P.
       23.10.9 (5)          -- Sharon Woods, L.P.
       23.10.10(5)          -- Rivercrest Apartments, Limited.
       23.10.11(5)          -- Angeles Income Properties, Ltd. II.
       23.10.12(5)          -- Angeles Income Properties, Ltd. III.
       23.10.13(5)          -- Angeles Income Properties, Ltd. IV.
       23.10.14(5)          -- Angeles Income Properties, Ltd. 6.
       23.10.15(5)          -- Angeles Opportunity Properties, Ltd.
       23.10.16(5)          -- Angeles Partners VII.
       23.10.17(5)          -- Angeles Partners VIII.
       23.10.18(5)          -- Angeles Partners IX.
       23.10.19(5)          -- Angeles Partners X.
       23.10.20(5)          -- Angeles Partners XI.
       23.10.21(5)          -- Angeles Partners XII.
       23.10.22(5)          -- Angeles Partners XIV.
       23.10.23(5)          -- Consolidated Capital Institutional Properties/2.
       23.10.24(5)          -- Consolidated Capital Institutional Properties/3.
       23.10.25(5)          -- Consolidated Capital Properties III.
       23.10.26(5)          -- Consolidated Capital Properties IV.
       23.10.27(5)          -- Consolidated Capital Properties V.
       23.10.28(5)          -- Consolidated Capital Properties VI.
       23.10.29(5)          -- Davidson Diversified Real Estate I, L.P.
       23.10.30(5)          -- Davidson Diversified Real Estate II, L.P.
       23.10.31(5)          -- Davidson Diversified Real Estate III, L.P.
       23.10.32(5)          -- Davidson Growth Plus, L.P.
       23.10.33(5)          -- Davidson Income Real Estate, L.P.
       23.10.34(5)          -- Investors First-Staged Equity.
       23.10.35(5)          -- Johnstown/Consolidated Income Partners.
       23.10.36(5)          -- Multi-Benefit Realty Fund '87-1.
       23.10.37(5)          -- Shelter Properties III.
       23.10.38(5)          -- Shelter Properties VI.
       23.10.39(5)          -- Shelter Properties VII Limited Partnership.
       23.10.40(5)          -- U.S. Realty Partners Limited Partnership.
       23.10.41(4)          -- Shelter Properties IV
       23.11   (5)          Consents of Deloitte & Touche (Cedar-Tree Investors Limited
                               Partnership and Wingfield Investors Limited Partnership).
       23.11.1 (5)          -- HCW Pension Real Estate Fund Limited Partnership.
       23.11.2 (5)          -- United Investors Growth Properties.
       23.11.3 (5)          -- United Investors Growth Properties II.
       23.11.4 (5)          -- United Investors Income Properties.
       23.12   (5)          Consents of Reznick Fedder & Silverman (Burnsville
                               Apartments, LP (Minneapolis Associates II Limited
                               Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership, Park Towne Place
                               Associates Limited Partnership and Texas Residential
                               Investors Limited Partnership, Winthrop Apartment
                               Investors Limited Partnership).
       23.12.1 (5)          -- Riverside Park Associates L.P.
       23.12.2 (5)          -- Springhill Lake Investors Limited Partnership.

       23.13   (5)          Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership).
       23.14                Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
       23.14.1 (5)          -- Winthrop Apartment Investors Limited Partnership.
       23.14.2 (5)          -- Winrock -- Houston Limited Partnership.
       23.14.3 (5)          -- Century Properties Fund XVI.
       23.14.4 (5)          -- Century Properties Fund XVIII.
       23.14.5 (5)          -- Century Properties Fund XIX.
       23.14.6 (5)          -- Century Properties Growth Fund XXII.
       23.14.7              -- [Reserved].
       23.14.8 (5)          -- Fox Strategic Housing Income Partners.
       23.14.9 (5)          -- National Property Investors 8.
       23.14.10(5)          -- Winthrop Growth Investors 1 Limited Partnership.
       23.15.1 (5)          Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II).
       23.16   (5)          Consent of Beers & Cutler PLLC
       24.1    (5)          Power of Attorney for Apartment Investment and Management
                               Company.
       24.2    (5)          Power of Attorney for AIMCO Properties, L.P.


---------------

(1) Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

(2)  To be filed by amendment.

(3)  Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

(4)  Filed herewith.

(5)  Previously filed.

   (b) Financial Statement Schedules
       Not Applicable.

   (c) Report, opinion or appraisal
       To be included in Prospectus Supplement, as applicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


     (f) The undersigned registrants hereby undertake to not issue securities under this registration statement in order to effect any "roll-up transaction" (as such term is defined paragraph (c) of Item 901 of Regulation S-K). Furthermore, the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning an offer to purchase partnership interests in exchange for securities issued under this registration statement, prior to commencing such an offer, if pursuant to the provisions of subparagraph (iv), (vii) or (viii) of paragraph (c)(2) of Item 901 of Regulation S-K, such transaction would be excluded from the definition of a "roll-up transaction."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Amendment No. 6 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of January, 1999.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY


                                            By:     /s/ TERRY CONSIDINE

                                              ----------------------------------
                                                       Terry Considine,
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ TERRY CONSIDINE                   Chairman and Chief Executive    January 18, 1999
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ*                 Vice Chairman and President     January 18, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and       January 18, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                        January 18, 1999
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                        January 18, 1999
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                        January 18, 1999
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                        January 18, 1999
-----------------------------------------------------
                    John D. Smith

               *By:/s/ TERRY CONSIDINE
  ------------------------------------------------
        Terry Considine, as Attorney-in-Fact
          for each of the persons indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Amendment No. 6 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of January, 1999.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                              its General Partner


                                            By:     /s/ TERRY CONSIDINE

                                              ----------------------------------
                                                       Terry Considine,
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ TERRY CONSIDINE                   Chairman and Chief              January 18, 1999
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ*                 Vice Chairman and President     January 18, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and       January 18, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               *By:/s/ TERRY CONSIDINE
  ------------------------------------------------
      Terry Considine, as Attorney-in-Fact for
            each of the persons indicated

                               INDEX TO EXHIBITS


         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
        4.1    (1)          Specimen certificate for Class A Common Stock.
        4.2    (1)          Specimen certificate for Common OP Unit.
        5.1    (2)          Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
        5.2    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
        8.1    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
       12.1    (4)          Calculation of ratio of earnings to fixed charges.
       12.2    (4)          Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
       23.1    (4)          Consent of Ernst & Young LLP, Dallas, Texas.
       23.2    (4)          Consent of Ernst & Young LLP, Chicago, Illinois.
       23.3    (4)          Consent of Ernst & Young LLP, Greenville, South Carolina.
       23.4    (5)          Consent of Ernst & Young LLP, Indianapolis, Indiana.
       23.5    (5)          Consent of Arthur Andersen LLP.
       23.6    (2)          Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
       23.7    (2)          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
       23.8                 Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
       23.8.1  (5)          -- Baywood Partners, Ltd.
       23.8.2  (5)          -- Burgundy Court Associates, L.P.
       23.8.3  (5)          -- Catawba Club Associates, L.P.
       23.8.4  (5)          -- Georgetown of Columbus Associates, L.P.
       23.8.5  (5)          -- La Colina Partners, Ltd.
       23.8.6  (5)          -- Lake Eden Associates, L.P.
       23.8.7  (5)          -- Landmark Associates, Ltd.
       23.8.8  (5)          -- Northbrook Apartments, Ltd.
       23.8.9  (5)          -- Shaker Square, L.P.
       23.8.10 (5)          -- Thurber Manor Associates, Limited Partnership.
       23.8.11 (5)          -- Quail Run Associates, L.P.
       23.8.12 (5)          -- Sycamore Creek Associates, L.P.
       23.9    (5)          Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
       23.10                Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
       23.10.1 (5)          -- Rivercreek Apartments Limited Partnership.
       23.10.2 (5)          -- Calmark Heritage Park II Ltd.
       23.10.3 (5)          -- Yorktown Towers Associates.
       23.10.4 (4)          -- Shannon Manor Apartments, a Limited Partnership.
       23.10.5 (5)          -- Woodmere Associates, L.P.
       23.10.6 (5)          -- Salem Arms of Augusta Limited Partnership.
       23.10.7 (5)          -- Coastal Commons Limited Partnership.

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
       23.10.8 (5)          -- Snowden Village Associates, L.P.
       23.10.9 (5)          -- Sharon Woods, L.P.
       23.10.10(5)          -- Rivercrest Apartments, Limited.
       23.10.11(5)          -- Angeles Income Properties, Ltd. II.
       23.10.12(5)          -- Angeles Income Properties, Ltd. III.
       23.10.13(5)          -- Angeles Income Properties, Ltd. IV.
       23.10.14(5)          -- Angeles Income Properties, Ltd. 6.
       23.10.15(5)          -- Angeles Opportunity Properties, Ltd.
       23.10.16(5)          -- Angeles Partners VII.
       23.10.17(5)          -- Angeles Partners VIII.
       23.10.18(5)          -- Angeles Partners IX.
       23.10.19(5)          -- Angeles Partners X.
       23.10.20(5)          -- Angeles Partners XI.
       23.10.21(5)          -- Angeles Partners XII.
       23.10.22(5)          -- Angeles Partners XIV.
       23.10.23(5)          -- Consolidated Capital Institutional Properties/2.
       23.10.24(5)          -- Consolidated Capital Institutional Properties/3.
       23.10.25(5)          -- Consolidated Capital Properties III.
       23.10.26(5)          -- Consolidated Capital Properties IV.
       23.10.27(5)          -- Consolidated Capital Properties V.
       23.10.28(5)          -- Consolidated Capital Properties VI.
       23.10.29(5)          -- Davidson Diversified Real Estate I, L.P.
       23.10.30(5)          -- Davidson Diversified Real Estate II, L.P.
       23.10.31(5)          -- Davidson Diversified Real Estate III, L.P.
       23.10.32(5)          -- Davidson Growth Plus, L.P.
       23.10.33(5)          -- Davidson Income Real Estate, L.P.
       23.10.34(5)          -- Investors First-Staged Equity.
       23.10.35(5)          -- Johnstown/Consolidated Income Partners.
       23.10.36(5)          -- Multi-Benefit Realty Fund '87-1.
       23.10.37(5)          -- Shelter Properties III.
       23.10.38(5)          -- Shelter Properties VI.
       23.10.39(5)          -- Shelter Properties VII Limited Partnership.
       23.10.40(5)          -- U.S. Realty Partners Limited Partnership.
       23.10.41(4)          -- Shelter Properties IV
       23.11   (5)          Consents of Deloitte & Touche (Cedar-Tree Investors Limited
                               Partnership and Wingfield Investors Limited Partnership).
       23.11.1 (5)          -- HCW Pension Real Estate Fund Limited Partnership.
       23.11.2 (5)          -- United Investors Growth Properties.
       23.11.3 (5)          -- United Investors Growth Properties II.
       23.11.4 (5)          -- United Investors Income Properties.

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
       23.12   (5)          Consents of Reznick Fedder & Silverman (Burnsville
                               Apartments, LP (Minneapolis Associates II Limited
                               Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership, Park Towne Place
                               Associates Limited Partnership and Texas Residential
                               Investors Limited Partnership, Winthrop Apartment
                               Investors Limited Partnership).
       23.12.1 (5)          -- Riverside Park Associates L.P.
       23.12.2 (5)          -- Springhill Lake Investors Limited Partnership.
       23.13   (5)          Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership).
       23.14                Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
       23.14.1 (5)          -- Winthrop Apartment Investors Limited Partnership.
       23.14.2 (5)          -- Winrock -- Houston Limited Partnership.
       23.14.3 (5)          -- Century Properties Fund XVI.
       23.14.4 (5)          -- Century Properties Fund XVIII.
       23.14.5 (5)          -- Century Properties Fund XIX.
       23.14.6 (5)          -- Century Properties Growth Fund XXII.
       23.14.7              -- [Reserved].
       23.14.8 (5)          -- Fox Strategic Housing Income Partners.
       23.14.9 (5)          -- National Property Investors 8.
       23.14.10(5)          -- Winthrop Growth Investors 1 Limited Partnership.
       23.15.1 (5)          Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II).
       23.16   (4)          Consent of Beers & Cutler PLLC.
       23.17   (4)          Ernst & Young, LLP, Denver, Colorado.
       23.18   (4)          Ernst & Young, LLP, Indianapolis, Indiana.
       24.1    (5)          Power of Attorney for Apartment Investment and Management
                               Company.
       24.2    (5)          Power of Attorney for AIMCO Properties, L.P.


---------------

(1) Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

(2)    To be filed by amendment.

(3)    Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

(4)    Filed herewith.

(5)    Previously filed.

   (b) Financial Statement Schedules
       Not Applicable.

   (c) Report, opinion or appraisal
       To be included in Prospectus Supplement, as applicable.